                                             Filed Pursuant to Rule 424(b)5
                                             Registration File No.: 33-49370-06


PROSPECTUS SUPPLEMENT DATED OCTOBER 24, 1997
(TO PROSPECTUS DATED OCTOBER 24, 1997)

                                                          [NOMURA CAPITAL LOGO]

                          $1,610,665,222 (APPROXIMATE)

                  ASSET SECURITIZATION CORPORATION, DEPOSITOR
             NOMURA ASSET CAPITAL CORPORATION, MORTGAGE LOAN SELLER

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1997-D5

   The Commercial Mortgage Pass-Through Certificates, Series 1997-D5 (the "Certificates") will represent beneficial ownership interests in a trust fund (the "Trust Fund") to be created by Asset Securitization Corporation (the "Depositor"). The Trust Fund will consist primarily of a pool (the "Mortgage Pool") of 156 fixed-rate mortgage loans (which will include one participation interest) with original terms to maturity of generally not more than thirty years (the "Mortgage Loans") secured by first liens on 219, and a first and second lien on one, commercial and multifamily residential properties (the "Mortgaged Properties"). The Mortgaged Properties consist of anchored and unanchored retail properties, office buildings, full and limited service hotels, multifamily residential housing, industrial properties, mobile home parks and healthcare facilities. The characteristics of the Mortgage Loans and the Mortgaged Properties are more fully described herein under "Description of the Mortgage Pool." The Mortgage Loans were either purchased or originated by Nomura Asset Capital Corporation (the "Mortgage Loan Seller") and will be sold to the Depositor on or prior to the date of initial issuance of the Certificates.

                                                        (cover page continued)
                            ----------------------

                 INITIAL CLASS
                  CERTIFICATE     PASS-THROUGH
                  BALANCE (1)         RATE         DESCRIPTION
                --------------- --------------  -----------------
Class A-1A(2) .   $165,018,148      6.50000%        Fixed Rate
Class A-1B(2) .    172,648,684      6.66000%        Fixed Rate
Class A-1C(2) .    712,971,079      6.75000%        Fixed Rate
Class A-1D(2) .    229,793,503      6.85000%        Fixed Rate
Class
 A-CS1(2)......        (3)          1.83408%(4)  Variable Rate IO
Class PS-1(2) .        (3)          1.36707%(4)  Variable Rate IO
Class A-1E ....     52,620,469      6.93000%        Fixed Rate
Class A-2......     87,700,781      6.81408%(4)   Variable Rate
Class A-3......     52,620,469      6.86408%(4)   Variable Rate
Class A-4......     26,310,234      6.91408%(4)   Variable Rate
Class A-5......     39,465,351      6.93408%(4)   Variable Rate
Class A-6......     43,850,390      7.18408%(4)   Variable Rate
Class A-7......     21,925,195      7.42408%(4)   Variable Rate
Class A-8Z.....      5,740,919       10.115%(5) Fixed Rate Accrual

--------------
(1)     Approximate, subject to adjustment as described herein.
(2) In addition to distributions of principal and interest, holders of certain Classes of the Offered Certificates will be entitled to receive a portion of the Prepayment Premiums received from the borrowers. See "Description of the Offered Certificates -- Distributions" herein.
(3) The Class A-CS1 and Class PS-1 Certificates will not have a Certificate Balance and will not be entitled to receive distributions of principal. Interest will accrue on such Classes of Certificates at the Pass-Through Rates thereof on the Notional Balances thereof (subject to adjustment in certain limited circumstances described herein with respect to the Class PS-1 Certificates). The Notional Balance of the Class PS-1 Certificates is initially $1,754,015,636, which is equal to the aggregate principal balance of the Mortgage Loans (other than the Comsat Junior Loan and the SC Junior Portion of the Saul Centers Retail Pool Loan) as of the Cut-off Date. The Notional Balance of the Class A-CS1 Certificates is initially $165,018,148, which is equal to the initial Certificate Balance of the Class A-1A Certificates. See "Description of the Offered Certificates" herein.
(4) The Pass-Through Rates shown on the table above for the Class A-CS1, PS-1, A-2, A-3, A-4, A-5, A-6 and A-7 Certificates are the rates for the Distribution Date occurring in November 1997. The Pass-Through Rates for such Classes for each subsequent Distribution Date will be calculated as provided herein. See "Summary of Prospectus Supplement -- Pass-Through Rates" herein.
(5) The Class A-8Z Certificates will not be entitled (assuming no prepayments or defaults with respect to the Comsat Junior Loan) to receive distributions of interest or principal until the Class A-8Z Scheduled Distribution Date. Instead, on each Distribution Date prior to the Class A-8Z Scheduled Distribution Date, an amount equal to the accrued and unpaid interest on the Class A-8Z Certificates will be added to the principal thereof. On the Class A-8Z Scheduled Distribution Date, the entire outstanding principal balance of the Class A-8Z Certificates will be paid in full, to the extent of funds available therefor as provided herein. See "Description of the
        Offered Certificates -- Distributions" herein.
                            -----------------------
     THE CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE MORTGAGE LOAN SELLER, THE ORIGINATOR, THE SERVICER, THE
  SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING MORTGAGE LOANS ARE
      INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.
                            -----------------------
 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
   ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   The Offered Certificates will be purchased by Nomura Securities International, Inc. (the "Underwriter") from the Depositor and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately 112.48% of the initial aggregate principal balance thereof as of the date on which the Certificates are issued plus accrued interest from such date as described herein before deducting expenses payable by the Depositor.

   There is currently no secondary market for the Offered Certificates. The Underwriter currently expects to make a secondary market in the Offered Certificates, but has no obligation to do so. There can be no assurance that such a market will develop or, if it does develop, that it will continue. See "Method of Distribution" herein.

   The Offered Certificates are offered by the Underwriter subject to prior sale, when, as and if issued, delivered to and accepted by the Underwriter. It is expected that delivery of the Offered Certificates will be made through the facilities of The Depository Trust Company ("DTC") in the United States and Centrale de Livraison de Valeurs Mobiliers S.A. ("CEDEL") and The Euroclear System ("Euroclear") in Europe, on or about October 24, 1997.

                     NOMURA SECURITIES INTERNATIONAL, INC.

                                    ANNEX E
                       ASSET SECURITIZATION CORPORATION
                       COMMERCIAL MORTGAGE PASS-THROUGH
                        CERTIFICATES, SERIES 1997 - D5

     The following graphic material is included in the paper and electronic versions of this Prospectus Supplement.

     A. The inside front cover contains a map of the contiguous United States and the British West Indies showing the concentration of the Mortgaged Properties in the pool by state or country as follows:

                           NUMBER OF                   PERCENTAGE
          STATE           PROPERTIES       VALUE        OF TOTAL
-----------------------  ------------ --------------  ------------
Alabama                        3        $ 71,729,934       4.1%
Arkansas                       1        $  3,865,000       0.2%
Arizona                        5        $ 24,825,648       1.4%
California                    19        $ 99,641,390       5.7%
Colorado                       3        $ 19,366,767       1.1%
Connecticut                    2        $ 12,556,691       0.7%
Delaware                       2        $ 14,590,484       0.8%
Florida                       11        $ 45,879,661       2.6%
Georgia                        3        $ 80,501,075       4.6%
Illinois                       4        $ 60,997,252       3.5%
Indiana                        2        $  9,046,136       0.5%
Kansas                         1        $  2,196,838       0.1%
Kentucky                       3        $ 21,624,879       1.2%
Maine                          1        $  2,392,170       0.1%
Maryland                      15        $177,827,466      10.1%
Massachusetts                 12        $ 65,511,181       3.7%
Michigan                      10        $ 41,047,548       2.3%
Minnesota                      2        $ 11,634,857       0.7%
Mississippi                    1        $  2,000,000       0.1%
Missouri                       1        $ 23,832,128       1.4%
Montana                        2        $  3,870,617       0.2%
Nebraska                       1        $  2,500,000       0.1%
New Hampshire                  1        $  1,479,009       0.1%
New Jersey                    19        $183,844,113      10.5%
New York                      10        $113,973,430       6.5%
North Carolina                 7        $ 48,937,821       2.8%
Ohio                          25        $181,936,742      10.4%
Oregon                         1        $ 10,880,000       0.6%
Pennsylvania                  10        $ 28,155,727       1.6%
Rhode Island                   1        $ 14,400,000       0.8%
South Carolina                 3        $ 15,869,450       0.9%
Tennessee                      2        $  8,136,485       0.5%
Texas                         25        $166,436,070       9.5%
Virginia                       9        $126,795,808       7.2%
Washington                     2        $  5,876,126       0.3%

                           NUMBER OF                   PERCENTAGE
OTHER                     PROPERTIES       VALUE        OF TOTAL
-----------------------  ------------ --------------  ------------
British Cayman Islands,
 British West Indies           1        $ 49,857,134       2.8%

     B. The inside front cover contains a chart showing the percentage of allocated loan amounts by property type as follows.

ALLOCATED LOAN AMOUNT BY PROPERTY TYPE
Retail ............ 29%
Office ............ 29%
Multifamily ....... 19%
Hotel ............. 14%
Healthcare ........  3%
Industrial ........  3%
Mobile Home Park ..  2%

   C. There are photographs of certain of the Mortgaged Properties(1) contained on the inside front cover as follows:

AmSouth Building: Birmingham, AL. The photograph shows the high-rise office building.

Westin Peachtree: Atlanta, GA. The photograph shows the modern high-rise, full-service hotel overlooking the surrounding buildings and city streets.

Saul Centers - Seven Corners Center: Falls Church, VA. The photograph shows a portion of the suburban outdoor retail mall and a portion of the parking lot in front of Best Buy, one of the four anchor tenants.

3 Penn Plaza: Newark, NJ. The photograph shows the sixteen-story office building as well as a portion of the surrounding city street.

Dayton Mall: Dayton, OH. The photograph shows a portion of the enclosed mall with the storefront for tenant McAlpins.

The Century Building: Crystal City, VA. The photograph shows a portion of the office building, including its entrance.

The Comsat Building: Clarksburg, MD. The photograph shows the office building and a portion of the parking area.

West Casuarina Resort: Grand Cayman, British West Indies. The photograph shows the full-service, luxury hotel and a portion of the surrounding beachfront.

------------
(1) The photographs of the Mortgaged Properties included in this Prospectus Supplement are not representative of all of the Mortgaged Properties included in any pool loan or of any particular type of Mortgaged Property.

   There are photographs of certain of the Mortgaged Properties(2) contained on the inside back cover as follows:

Market Square Shopping Center: Wilmington, DE. The photograph shows a portion of the shopping center, including tenant T.J. Maxx, and a portion of the parking area.

Oceana Suites Hotel: Santa Monica, CA. The photograph shows the entrance to the full-service hotel.

The Wales Hotel: New York, NY. The photograph shows the full-service hotel overlooking a surrounding city street.

Swiss Bank Tower: New York, NY. The photograph shows the 32-story corporate office building overlooking surrounding buildings.

Wells Fargo Building: Oakland, CA. The photograph shows the office building and surrounding trees.

Best Western-Colorado River Inn: Needles, CA. The photograph shows a portion of the front of the full-service hotel.

Comfort Inn: Olive Branch, MS. The photograph shows a portion of the limited-service hotel.

Avanti Business Center: Cerritos, CA. The photograph shows a portion of the office building and surrounding landscaped area.

330 Clematis: West Palm Beach, FL. The photograph shows a portion of the retail property, including an adjacent city street.

Springhouse Apartments: Lexington, KY. The photograph shows a portion of the three story apartment complex, including the balconies located off some of the rooms.

Bellair Congregate Care: Riverview, MI. The photograph shows a portion of the congregate care facility, including a portion of a surrounding fence.

Pine Grove MHP: Melbourne, FL. The photograph shows a portion of the mobile home park and surrounding grass area.

Autumn Woods: Hoover, AL. The photograph shows a portion of the two-story apartment complex, including a small grass area in front of the apartments.

30 Oak Hollow: Southfield, MI. The photograph shows a portion of the office building and its parking lot.

Main Street Galleria: Newark, DE. The photograph shows an entrance to the shopping center and a portion of the parking lot.

The Village at Townridge: Raleigh, NC. The photograph shows the outdoor retail shopping center and a portion of the parking lot.

The Hybridon: Cambridge, MA. The photograph shows an aerial view of the office building, including a portion of the parking lot, and the surrounding city streets.

Lakeview Apartments: Prescott, AZ. The photograph shows a portion of the two-story apartment complex and the parking lot.

Cressona Mall: Pottsville, PA. The photograph shows a portion of the low-rise outdoor retail mall and a portion of the parking lot.

North Main Market: Summerville, SC. The photograph shows a portion of the outdoor retail mall, including tenant Wal-Mart, and a portion of the surrounding parking lot.

Pointe O' Woods: Grand Rapids, MI. The photograph shows a portion of the red brick, three-story apartment complex and a portion of the parking lot.

Cliffside Apartments: Sunderland, MA. The photograph shows a portion of the three-story apartment complex and its landscaped entrance.

------------
(2) The photographs of the Mortgaged Properties included in this Prospectus Supplement are not representative of all of the Mortgaged Properties included in any pool loan or of any particular type of Mortgaged Property.

(continuation of cover page)

   The Certificates will consist of twenty-seven classes (each, a "Class"), designated as the Class A-1A Certificates, Class A-1B Certificates, Class A-1C Certificates, Class A-1D Certificates, Class A-CS1 Certificates, Class PS-1 Certificates, Class A-1E Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8Z Certificates, Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-3SC Certificates, Class B-4 Certificates, Class B-5 Certificates, Class B-6 Certificates, Class B-7 Certificates, Class B-7H Certificates, Class V-1 Certificates, Class V-2 Certificates, Class LR Certificates and Class R Certificates. Only the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1, Class PS-1, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class A-8Z Certificates (collectively, the "Offered Certificates") are offered hereby; the Class B-1, Class B-2, Class B-3, Class B-3SC, Class B-4, Class B-5, Class B-6, Class B-7, Class B-7H, Class V-1, Class V-2, Class R, and Class LR Certificates (collectively, the "Private Certificates") are not offered hereby.

   PROSPECTIVE INVESTORS SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTIONS "RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS" HEREIN COMMENCING ON PAGE S-34 AND "SPECIAL CONSIDERATIONS" IN THE PROSPECTUS COMMENCING ON PAGE 13.

   Distributions on the Offered Certificates will be made, to the extent of Available Funds, on the 14th day of each month, or, if any such 14th day is not a business day, on the next succeeding business day, beginning on November 14, 1997 (each, a "Distribution Date"); provided, however, the Distribution Date will be no earlier than the third business day following the 11th day of each month and, provided, further, that if the 11th day of any month is not a business day, the Distribution Date will be the fourth business day following the 11th day of such month. Distributions allocable to interest on the Offered Certificates on each Distribution Date will be based on the pass-through rate for the respective Class as described herein (the "Pass-Through Rate") and the aggregate principal balance (the "Certificate Balance") or notional balance (the "Notional Balance") as applicable of such Class outstanding immediately prior to such Distribution Date. Distributions in respect of principal of the Offered Certificates will be made as described herein under "Description of the Offered Certificates -- Distributions -- Payment Priorities."

   THE YIELD TO INVESTORS, IN PARTICULAR INVESTORS IN SUBORDINATE CLASSES, WILL BE SENSITIVE TO THE TIMING OF PREPAYMENTS, REPURCHASES OR PURCHASES OF MORTGAGE LOANS, AND THE MAGNITUDE OF LOSSES ON THE MORTGAGE LOANS DUE TO LIQUIDATIONS. NO REPRESENTATION IS MADE AS TO THE RATE OF PREPAYMENTS ON, OR RATE OR AMOUNT OF LIQUIDATIONS OF, THE MORTGAGE LOANS OR AS TO THE ANTICIPATED YIELD TO MATURITY OF ANY OFFERED CERTIFICATE. THE YIELD TO MATURITY ON EACH CLASS OF THE OFFERED CERTIFICATES WILL BE SENSITIVE TO, AND THE YIELD TO MATURITY OF THE CLASS A-CS1 AND CLASS PS-1 CERTIFICATES WILL BE EXTREMELY SENSITIVE TO, THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING BOTH VOLUNTARY AND INVOLUNTARY PREPAYMENTS, DEFAULTS AND LIQUIDATIONS) ON THE MORTGAGE LOANS AND PAYMENTS WITH RESPECT TO REPURCHASES THEREOF THAT ARE APPLIED IN REDUCTION OF THE CERTIFICATE BALANCE OR NOTIONAL BALANCE OF SUCH CLASS. A RAPID RATE OF SUCH PRINCIPAL PAYMENTS COULD RESULT IN THE FAILURE OF INVESTORS IN THE CLASS A-CS1 OR CLASS PS-1 CERTIFICATES TO RECOVER THEIR INITIAL INVESTMENT. SEE "PREPAYMENT AND YIELD CONSIDERATIONS" HEREIN.

   AMRESCO Services, L.P. will act as servicer of the Mortgage Loans (the "Servicer"). The obligations of the Servicer with respect to the Certificates will be limited to its contractual servicing obligations and the obligation under certain circumstances to make Advances in respect of the Mortgage Loans. In certain limited circumstances, AMRESCO Management, Inc., in its capacity as the initial special servicer (the "Special Servicer"), may be required to make Property Advances. If the Servicer is not the Special Servicer and the Special Servicer fails to make the required Advance, the Servicer, subject to a recoverability determination, will be required to make the Advance. The Servicer will not act as an insurer or credit enhancer of the Mortgage Pool. If the Servicer fails to make a required Advance, LaSalle National Bank (the "Trustee"), subject to a recoverability determination, will be required to make such Advance. If the Trustee fails to make a required Advance, ABN AMRO Bank N.V., as the fiscal agent of the Trustee (the "Fiscal Agent"), subject to a recoverability determination, will be required to make the Advance. See "The Pooling and Servicing Agreement -- Advances" herein.

   It is a condition to the issuance of the Offered Certificates that (i) the Class A-1A, Class A-1B, Class A-1C and Class A-1D Certificates be rated "AAA" by each of Standard & Poor's Rating Services ("S&P") and Fitch Investors Service, L.P. ("Fitch") and "Aaa" by Moody's Investors Service, Inc. ("Moody's," and together with S&P and Fitch, the "Rating Agencies"), (ii) the Class A-CS1 and Class PS-1 Certificates be rated "AAA" by Fitch and be rated "Aaa" by Moody's, (iii) the Class A-1E Certificates be rated "AAA" by Fitch, "AA+" by S&P and "Aa1" by Moody's, (iv) the Class A-2 Certificates be rated "AA" by Fitch, "A+" by S&P and "A1" by Moody's, (v) the Class A-3 Certificates be rated "A+" by Fitch and "A-" by S&P, (vi) the Class A-4 Certificates be rated "A" by Fitch and "BBB+" by S&P, (vii) the Class A-5 Certificates be rated "BBB+" by Fitch and "BBB" by S&P, (viii) the Class A-6 Certificates be rated "BBB-" by each of Fitch and S&P, (ix) the Class A-7 Certificates be rated "BBB-" by Fitch and (x) the Class A-8Z Certificates be rated "BBB-" by S&P. For a description of the limitations of the ratings of the Offered Certificates, see "Rating" herein. The Rated Final Distribution Date of each Class of Offered Certificates is February 14, 2043.

   Elections will be made to treat designated portions of the Trust Fund (other than the Excess Interest and the Default Interest (each as defined herein)) (such portions of the Trust Fund, the "Trust REMICs") as two separate "real estate mortgage investment conduits" (each a "REMIC" or, alternatively, the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively) for federal income tax purposes. The Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1, Class PS-1, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8Z, Class B-1, Class B-2, Class B-3, Class B-3SC, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-7H Certificates will constitute "regular interests" in the Upper-Tier REMIC, and the Class R and Class LR Certificates will constitute the sole Class of "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively. The Offered Certificates, together with the Class B-1, Class B-2, Class B-3, Class B-3SC, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-7H Certificates, are sometimes collectively referred to herein as the "Regular Certificates." The Class V-1 Certificates will represent the right to receive Net Default Interest and the Class V-2 Certificates will represent the right to receive Excess Interest, which portions of the Trust Fund will be treated as a grantor trust for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein and "Federal Income Tax Consequences" in the Prospectus.

                            (cover page continued)

(continuation of cover page)

   THE OFFERED CERTIFICATES OFFERED BY THIS PROSPECTUS SUPPLEMENT CONSTITUTE PART OF A SEPARATE SERIES OF CERTIFICATES ISSUED BY THE DEPOSITOR AND ARE BEING OFFERED PURSUANT TO ITS PROSPECTUS DATED OCTOBER 24, 1997, OF WHICH THIS PROSPECTUS SUPPLEMENT IS A PART AND WHICH ACCOMPANIES THIS PROSPECTUS SUPPLEMENT. THE PROSPECTUS CONTAINS IMPORTANT INFORMATION REGARDING THIS OFFERING WHICH IS NOT CONTAINED HEREIN, AND PROSPECTIVE INVESTORS ARE URGED TO READ THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT IN FULL. SALES OF THE OFFERED CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

   UNTIL NINETY DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND THE PROSPECTUS TO WHICH IT RELATES. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

   The distribution of this Prospectus Supplement and the Prospectus dated October 24, 1997, and the offer or sale of the Offered Certificates may be restricted by law in certain jurisdictions. Persons into whose possession this Prospectus Supplement and the Prospectus or any Offered Certificates come must inform themselves about, and observe, any such restrictions. In particular, there are restrictions on the distribution of this Prospectus Supplement and the Prospectus and the offer or sale of the Offered Certificates in the United Kingdom (see "Method of Distribution" herein).

   The Depositor does not intend to register the Offered Certificates under the Securities and Exchange Law of Japan (the "SEL"). Accordingly, the Certificates may not be offered or sold directly or indirectly in Japan, and this Prospectus Supplement and the Prospectus may not be distributed or circulated in Japan, except in circumstances that do not constitute an offer to the public within the meaning of the SEL.

                               EXECUTIVE SUMMARY

   Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus relating to the Offered Certificates in making their investment decision. The following Executive Summary does not include all relevant information relating to the securities and collateral described herein, particularly with respect to the risks and special considerations involved with an investment in such securities, and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and the Prospectus. Prior to making an investment decision, a prospective investor should carefully review this Prospectus Supplement and the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in this Prospectus Supplement and the Prospectus. See "Index of Significant Definitions" in this Prospectus Supplement and "Index of Principal Definitions" in the Prospectus.

APPROXIMATE  APPROXIMATE
PERCENT OF   CREDIT
TOTAL*       SUPPORT     CERTIFICATE SUMMARY

                     CLASS PS-1    $1,754,015,636   (AAA/nr/Aaa)
                                      (approx.)
                                     (Notional)
-------------------------------------------------------------------------------
   9.4%    27.00%    CLASS A-1A    $  165,018,148   (AAA/AAA/Aaa)   CLASS A-CS1
                                                                   $165,018,148
                                                                    (Notional)
                                                                   (AAA/nr/Aaa)
-------------------------------------------------------------------------------
   9.8%    27.00%    CLASS A-1B    $  172,648,684   (AAA/AAA/Aaa)
-------------------------------------------------------------------------------
  40.6%    27.00%    CLASS A-1C    $  712,971,079   (AAA/AAA/Aaa)
-------------------------------------------------------------------------------
  13.1%    27.00%    CLASS A-1D    $  229,793,503   (AAA/AAA/Aaa)
-------------------------------------------------------------------------------
     3%    24.00%    CLASS A-1E    $   52,620,469   (AAA/AA+/Aa1)
-------------------------------------------------------------------------------
     5%    19.00%    CLASS A-2     $   87,700,781    (AA/A+/A1)
-------------------------------------------------------------------------------
     3%    16.00%    CLASS A-3     $   52,620,469    (A+/A-/nr)
-------------------------------------------------------------------------------
   1.5%    14.50%    CLASS A-4     $   26,310,234   (A/BBB+/nr)
-------------------------------------------------------------------------------
  2.25%    12.25%    CLASS A-5     $   39,465,351   (BBB+/BBB/nr)
-------------------------------------------------------------------------------
   2.5%     9.75%    CLASS A-6     $   43,850,390   (BBB-/BBB-/nr)
-------------------------------------------------------------------------------
  1.25%     8.50%    CLASS A-7     $   21,925,195   (BBB-/nr/nr)
-------------------------------------------------------------------------------
  2.25%     6.25%    CLASS B-1 $       39,465,351    (BB+/BB+/nr)
-------------------------------------------------------------------------------
  2.25%     4.00%    CLASS B-2 $       39,465,351    (BB/nr/nr)
-------------------------------------------------------------------------------
   0.5%     3.50%    CLASS B-3 $        8,770,078    (BB-/nr/nr)
-------------------------------------------------------------------------------
  0.75%     2.75%    CLASS B-4 $       13,155,117    (B+/nr/nr)
-------------------------------------------------------------------------------
  0.75%     2.00%    CLASS B-5 $       13,155,117     (B/nr/nr)
-------------------------------------------------------------------------------
  1.25%     0.75%    CLASS B-6 $       21,925,195    (B-/nr/nr)
-------------------------------------------------------------------------------
  0.75%     n/a      CLASS B-7 AND $   13,155,124     (unrated)
                     CLASS B-7H       (approx.)
-------------------------------------------------------------------------------

              Offered Certificates     Rating Agencies: (Fitch, S&P, Moody's)

              Certificates Not Offered Hereby

              Class A-8Z and Class B-3SC are not shown here.

* Total does not include the Class A-8Z Certificates or the Class B-3SC Certificates.

                                                                                                        WEIGHTED
                            INITIAL AGGREGATE                                           PASS-THROUGH      AVG.
                         CERTIFICATE PRINCIPAL OR    % OF                                 RATE AS        LIFE**      PRINCIPAL
 CLASS       RATINGS         NOTIONAL AMOUNT        TOTAL*          DESCRIPTION       OF CUT-OFF DATE    (YRS.)       WINDOW*
---------------------------------------------------------------------------------------------------------------------------------
Offered Certificates (Investment Grade Certificates)
---------------------------------------------------------------------------------------------------------------------------------
A-1A     (AAA/AAA/Aaa)      $     165,018,148         9.4%          Fixed Rate             6.50000%       3.47      11/97  -1/04
---------------------------------------------------------------------------------------------------------------------------------
A-1B     (AAA/AAA/Aaa)      $     172,648,684         9.8%          Fixed Rate             6.66000%       7.83       1/04  -4/07
---------------------------------------------------------------------------------------------------------------------------------
A-1C     (AAA/AAA/Aaa)      $     712,971,079        40.6%          Fixed Rate             6.75000%       9.96       4/07  -3/09
---------------------------------------------------------------------------------------------------------------------------------
A-1D     (AAA/AAA/Aaa)      $     229,793,503        13.1%          Fixed Rate             6.85000%      12.20       3/09 -12/11
---------------------------------------------------------------------------------------------------------------------------------
A-1E     (AAA/AA+/Aa1)      $      52,620,469           3%          Fixed Rate             6.93000%      14.36      12/11  -4/12
---------------------------------------------------------------------------------------------------------------------------------
                                                                 Weighted Average
A-2      (AA/A+/A1)         $      87,700,781           5%            Coupon               6.81408%      14.66       4/12  -7/12
---------------------------------------------------------------------------------------------------------------------------------
                                                                 Weighted Average
A-3      (A+/A-/nr)         $      52,620,469           3%            Coupon               6.86408%      14.81       7/12  -9/12
---------------------------------------------------------------------------------------------------------------------------------
                                                                 Weighted Average
A-4      (A/BBB+/nr)        $      26,310,234         1.5%            Coupon               6.91408%      14.95       9/12 -10/12
---------------------------------------------------------------------------------------------------------------------------------
                                                                 Weighted Average
A-5      (BBB+/BBB/nr)      $      39,465,351        2.25%            Coupon               6.93408%      14.97      10/12 -10/12
---------------------------------------------------------------------------------------------------------------------------------
                                                                 Weighted Average
A-6      (BBB-/BBB-/nr)     $      43,850,390         2.5%            Coupon               7.18408%      14.97      10/12 -10/12
---------------------------------------------------------------------------------------------------------------------------------
                                                                 Weighted Average
A-7      (BBB-/nr/nr)       $      21,925,195        1.25%            Coupon               7.42408%      14.97      10/12 -10/12
---------------------------------------------------------------------------------------------------------------------------------
A-8Z     (nr/BBB-/nr)       $    5,740,918.77***       na       Fixed Rate; Accrual       10.11500%       9.89       9/07  -9/07
---------------------------------------------------------------------------------------------------------------------------------
                                                              Interest Only: Weighted
A-CS1    (AAA/nr/Aaa)       $     165,018,148          na         Average Coupon           1.83408%      2.25****        na
---------------------------------------------------------------------------------------------------------------------------------
                                                              Interest Only: Weighted
PS-1     (AAA/nr/Aaa)       $1,754,015,636.33          na         Average Coupon           1.36707%      6.11****        na
---------------------------------------------------------------------------------------------------------------------------------
Non-Offered Private Certificates***** (Non-Investment Grade Certificates)
---------------------------------------------------------------------------------------------------------------------------------
B-1      (BB+/BB+/nr)       $      39,465,351        2.25%          Fixed Rate             6.93000%      15.00      10/12 -12/12
---------------------------------------------------------------------------------------------------------------------------------
B-2      (BB/nr/nr)         $      39,465,351        2.25%          Fixed Rate             6.93000%      15.46      12/12  -3/14
---------------------------------------------------------------------------------------------------------------------------------
B-3      (BB-/nr/nr)        $       8,770,078         0.5%          Fixed Rate             6.93000%      16.75       3/14 -11/14
---------------------------------------------------------------------------------------------------------------------------------
B-3SC    (pr/nr/nr)         $      26,000,000***       na         Principal Only           0.00000%       6.78      11/97  -5/11
---------------------------------------------------------------------------------------------------------------------------------
B-4      (B+/nr/nr)         $      13,155,117        0.75%          Fixed Rate             6.93000%      17.53      11/14 -10/15
---------------------------------------------------------------------------------------------------------------------------------
B-5      (B/nr/nr)          $      13,155,117        0.75%          Fixed Rate             6.93000%      18.39      10/15  -8/16
---------------------------------------------------------------------------------------------------------------------------------
B-6      (B-/nr/nr)         $      21,925,195        1.25%          Fixed Rate             6.93000%      19.43       8/16 -10/17
---------------------------------------------------------------------------------------------------------------------------------
B-7 and                                                          Weighted Average
B-7H     Unrated            $   13,155,124.33        0.75%            Coupon               8.33408%      20.98      10/17  -3/20
---------------------------------------------------------------------------------------------------------------------------------


Rating Agencies (Fitch, S&P, Moody's)

*        Total does not include the Class A-8Z or the B-3SC Certificates.
** Based on 0% CPR with all ARD Loans prepaying on the related Anticipated Repayment Date. See "Prepayment and Yield Considerations" herein.
*** The principal balances of the Comsat Junior Loan and the SC Junior Portion of the Saul Centers Retail Pool Loan which support the Class A-8Z and Class B-3SC Certificates, respectively, are not part of the Initial Pool Balance.
**** Calculated on a cash flow basis. Average life data is for illustrative purposes only, as the Class A-CS1 and Class PS-1 Certificates are not entitled to any distributions of principal and do not have average lives.
*****    Not offered hereby.
pr       Private Rating.

OVERVIEW OF THE OFFERED CERTIFICATES:

DISTRIBUTION DATE .............  The 14th day of each month, or if such 14th day is not a business day, the business day immediately following such 14th day, commencing on November 14, 1997; provided, that the Distribution Date will be no earlier than the third business day following the 11th day of each month; provided, further that if the 11th day of any month is not a business day, the Distribution Date will be the fourth business day following the 11th day of such month.

SCHEDULED FINAL DISTRIBUTION
DATE ..........................  February 14, 2041.

RATED FINAL DISTRIBUTION DATE .  As to each Class of Offered Certificates,
                                 February 14, 2043.

OPTIONAL TERMINATION ..........  The Trust Fund is subject to early termination if less than 1% of the Initial
                                 Pool Balance remains outstanding, or if the outstanding Mortgage Loans in the Mortgage Pool consist only of the Swiss Bank Tower Loan, the Kmart Loans and/or the Circuit City Loans. See "The Pooling and Servicing Agreement -- Optional Termination" herein.

FEDERAL TAX STATUS ............  Elections will be made to treat designated portions of the Trust Fund, exclusive of the Reserve Accounts, Lock Box Accounts, Cash Collateral Accounts, the Excess Interest (as defined herein) and the Default Interest (as defined herein), as two separate "real estate mortgage investment conduits" (each a "REMIC"). The Offered Certificates will be "regular interests" in the Upper-Tier REMIC and generally will be taxed in the same manner as debt instruments. Those portions of the Trust Fund consisting of Excess Interest and Default Interest will be treated as a grantor trust for federal income tax purposes.

ERISA .........................  The Underwriter believes that the purchase and holding of the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1 and Class PS-1 Certificates will generally meet the applicable conditions to qualify for relief from certain of the prohibited transaction provisions of ERISA and the Code pursuant to an individual prohibited transaction exemption issued to the Underwriter. The other Classes of Offered Certificates should not be acquired by, or with the assets of, employee benefit plans or other retirement arrangements subject to Title I of ERISA, Section 4975 of the Code or any Similar Law (as defined herein), unless, subject to certain conditions described herein, the source of funds used to purchase such Certificates is an "insurance company general account." See "ERISA Considerations" and "Description of the Offered Certificates -- Transfer Restrictions" herein and "ERISA Considerations" in the Prospectus.

SMMEA .........................  Any Class of Certificates rated in the category of "AAA" or "AA" (or the
                                 equivalent) by at least one Rating Agency will constitute "mortgage related securities" pursuant to the Secondary Mortgage Market Enhancement Act of 1984 so long as the Mortgage Loans are secured by liens on real estate. See "Legal Investment" herein.

CLOSING DATE ..................  On or about October 24, 1997.

CUT-OFF DATE ..................  October 24, 1997.

STRUCTURAL SUMMARY:

INTEREST PAYMENTS .............  On each Distribution Date, each Class of
                                 Offered Certificates (other than for the Class A-8Z and Class B-3SC Certificates) will be entitled to receive the Interest

                                 Distribution Amount for such Class and such Distribution Date, together with any unpaid Interest Shortfalls previously allocated to such Class, in each case to the extent of Available Funds remaining after making distributions of principal and interest to each outstanding Class of Sequential Certificates more senior to such Class. See "Description of the Offered Certificates -- Distributions" herein.

PRINCIPAL PAYMENTS ............  The Principal Distribution Amount for each
                                 Distribution Date will be distributed
                                 sequentially, first, to the Class A-1A
                                 Certificates, second, to the Class A-1B
                                 Certificates, third, to the Class A-1C
                                 Certificates, and fourth, to the Class A-1D
                                 Certificates, in each case until the
                                 Certificate Balance thereof has been reduced to zero, and then sequentially to the other Classes of Offered Certificates (other than the Class A-CS1, Class PS-1, Class A-8Z and Class B-3SC Certificates) until their respective Certificate Balances are reduced to zero, in each case to the extent of Available Funds remaining after making distributions to each outstanding Class of Certificates more senior to such Class. The Classes of Regular Certificates other than the Class A-8Z and Class B-3SC Certificates are referred to herein as the "Sequential Classes". Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, the Principal Distribution Amount will be distributed to the Class A-1A, Class A-1B, Class A-1C and Class A-1D Certificates pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero. The "Crossover Date" is the Distribution Date on which the Certificate Balance of each Class of Certificates other than the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-8Z and Class B-3SC Certificates has been reduced to zero. See "Description of the Offered Certificates -- Distributions" herein.

CREDIT ENHANCEMENT ............  The Class A-1A, Class A-1B, Class A-1C,
                                 Class A-1D, Class A-CS1 and Class PS-1
                                 Certificates are credit enhanced by the
                                 Classes of subordinate Certificates, which consist of the Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates and certain of the Private Certificates. Each other Class of Sequential Certificates will likewise be protected by the subordination offered by the other Classes of Sequential Certificates that bear a later sequential designation. See "Description of the Offered Certificates --Subordination" herein.

                                 The Class A-8Z Certificates will be entitled solely to payments received on the Comsat Junior Loan, and the Class B-3SC Certificates will be entitled solely to payments received on the Saul Centers Retail Pool Loan to the extent remaining after distribution of the Senior SC Distribution Amount. Neither the Class A-8Z Certificates nor the Class B-3SC Certificates will be senior or subordinate to any other Class of Certificates. However, the Comsat Junior Loan, which is the sole source of distributions on the Class A-8Z Certificates, is subordinate to the Comsat Senior Loan. See "Description of the Mortgage Pool -- Significant Mortgage Loans -- The Comsat Loan and Property" herein. In addition, the Class B-3SC Certificates, the sole source of distributions on which is the Saul Centers Retail Pool Loan, are subordinate with respect to the other Classes of Certificates in that they are entitled to receive distributions on any Distribution Date only after the Senior SC Distribution Amount has been distributed in full. See "Description of the Mortgage Pool -- Significant Mortgage Loans --The Saul Centers Retail Pool Loan and Property" and "Description of the Offered Certificates -- Distributions" herein.

P&I ADVANCES ..................  Subject to the limitations described herein, the Servicer is required to make advances
                                 (each such amount, a "P&I Advance") in
                                 respect of delinquent Monthly Payments (but not Balloon Payments) on the Mortgage Loans. The Servicer will make only one P&I Advance with respect to each Mortgage Loan for the benefit of the most subordinate Class of Sequential Certificates then outstanding (unless the related defaulted Monthly Payment is received prior to the following Due Date). If the Servicer fails to make an Advance required to be made, the Trustee shall then be required to make such Advance. If both the Servicer and the Trustee fail to make such Advance, the Fiscal Agent shall be required to make such Advance. See "The Pooling and Servicing Agreement -- Advances" herein.

COLLATERAL OVERVIEW:
THE MORTGAGE POOL .............  The following tables set forth certain summary information regarding the Mortgage
                                 Loans, excluding the Comsat Junior Loan and the SC Junior Portion of the Saul Centers Retail Pool Loan. The Mortgage Pool described in such tables consists of 155 Mortgage Loans evidenced by 159 Notes. Two of such Mortgage Loans are evidenced by multiple Notes. The Mortgage Loan known as the McBride Portfolio is evidenced by four Notes. The Mortgage Loan known as GSS Investments is evidenced by two mortgage Notes. In addition, the Comsat Loan is evidenced by one Note for the Comsat Senior Loan, and another for the Comsat Junior Loan, and the Saul Centers Retail Pool Loan is deemed to consist of two portions, the SC Senior Portion and the SC Junior Portion. See "Description of the Mortgage Pool" herein for certain additional information regarding the Mortgage Loans and the Notes. See Annex A and Annex B hereto for certain characteristics of Mortgage Loans, the Notes and Mortgaged Properties on a property-by-property basis. All percentages of Initial Pool Balances used herein are based upon the Cut-off Date Principal Balance of the related Mortgage Loan or, with respect to Mortgage Loans secured by more than one Mortgaged Property (each, a "Pool Loan"), are based upon the Allocated Loan Amount (as defined herein) of the related Mortgaged Property. All weighted average information regarding the Mortgage Loans reflects weighting of the Mortgage Loans by their Cut-off Date Principal Balances or, with respect to Pool Loans, Allocated Loan Amounts, with the exception of Weighted Average DSCR for which the 20 Credit Lease Loans were excluded, the "Cut-off Date Principal Balance" of each Mortgage Loan is equal to the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. The Initial Pool Balance does not include the principal balances of the Comsat Junior Loan and the SC Junior Portion of the Saul Centers Retail Pool Loan, and the characteristics thereof are not reflected in the following tables or the other statistical information in this Prospectus Supplement. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. Certain statistical information set forth herein may change prior to the date of issuance of the Certificates due to changes in the composition of the Mortgage Pool prior to the Closing Date. No Mortgage Loan represents more than 7% of the entire pool of Mortgage Loans. See "Description of the Mortgage Pool -- Changes in Mortgage Pool Characteristics" herein.

DEAL INFORMATION/ANALYTICS ....  It is anticipated that certain Mortgage Loan and certificate information will be
                                 available from the following services:
                                 Bloomberg, L.P., Intex Solutions, Inc.,
                                 Charter Research Corporation (www.cmbs.com),
                                 Wall Street Analytics, Inc., the Trepp Group and through the Servicer's website at www.amresco.com.

GENERAL CHARACTERISTICS
Initial Pool Balance (1) ................................................ $1,754,015,636
Number of Mortgage Loans ................................................            155
Number of Mortgaged Properties ..........................................            220
Average Mortgage Loan Balance ...........................................     11,316,230
Weighted Average Mortgage Rate ..........................................          8.372%
Weighted Average Remaining Term to the Earlier of Maturity or
 Anticipated Repayment Date .............................................            153 Mos.
Weighted Average DSCR (2) ...............................................           1.43
ARD Loans (3) ...........................................................             86%
Fully Amortizing Loans (other than ARD Loans) ...........................             13%
Balloon Loans ...........................................................              0%

--------------
(1) Subject to a permitted variance of plus or minus 5%. This amount does not include the principal balance of the Comsat Junior Loan or the SC Junior Portion of the Saul Centers Retail Pool Loan.
(2) Debt Service Coverage Ratio ("DSCR") for any Mortgage Loan is equal to the Net Cash Flow from the related Mortgaged Property divided by the Annual Debt Service for such Mortgaged Property (as such terms are defined under "Description of the Mortgage Pool -- Additional Mortgage Loan Information"). Weighted Average DSCR excludes the 20 Credit Lease Loans.
(3) "ARD Loans" are Mortgage Loans that substantially fully amortize by their respective maturity dates but provide for an "Anticipated Repayment Date" on which a substantial amount of principal will be due if the borrower elects to prepay the Mortgage Loan in full on such date. An ARD Loan provides for the imposition of a lock box if one is not already in place, the application of all cash flow not used to pay scheduled amounts due on the Mortgage Loan and operating expenses to reduce the principal balance of the Mortgage Loan and an increased interest rate after the Anticipated Repayment Date. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans" herein.

                       CUT-OFF DATE PRINCIPAL BALANCES

                                                        NUMBER OF
                                      % OF INITIAL      MORTGAGE
  CUT-OFF DATE PRINCIPAL BALANCE      POOL BALANCE        LOANS
  ------------------------------      ------------        -----
$ less than 1,000,000 .............         0%              5
$1,000,000-4,999,999 ..............        14%             81
$5,000,000-9,999,999 ..............        12%             29
$10,000,000-14,999,999 ............        10%             14
$15,000,000-19,999,999 ............         8%              8
$20,000,000-24,999,999 ............         3%              2
$35,000,000-39,999,999 ............         8%              4
$40,000,000-44,999,999 ............         2%              1
$45,000,000-49,999,999 ............        11%              4
$50,000,000-54,999,999 ............         3%              1
$55,000,000-59,999,999 ............         3%              1
$60,000,000-64,999,999 ............         4%              1
$70,000,000-74,999,999.............         4%              1
$85,000,000-89,999,999 ............         5%              1
$100,000,000-124,999,999 (1) ......        13%              2

--------------
(1) Although the Saul Centers Retail Pool Loan has a Cut-off Date principal balance of $147,000,000, only the payments in respect of the SC Senior Portion thereof (which has an assigned Cut-off Date principal balance of $121,000,000) are available for distributions on the Classes of Certificates other than the Class B-3SC Certificates. Distributions on the Class B-3SC Certificates may only be made on any Distribution Date from payments in respect of the SC Junior Portion thereof (which has an assigned Cut-off Date principal balance of $26,000,000), and only after the Senior SC Distribution Amount has been distributed in full.

               GEOGRAPHICAL CONCENTRATION OF MORTGAGED PROPERTIES

                                NUMBER OF
                % OF INITIAL    MORTGAGED
     STATE      POOL BALANCE    PROPERTIES
     -----      ------------    ----------
New Jersey  ..       10%            19
Ohio .........       10%            15
Maryland .....       10%            25
Texas ........        9%            25
Virginia .....        7%             9
New York .....        6%            10
California....        6%            19

                       DEBT SERVICE COVERAGE RATIOS (1)

                                                               NUMBER OF
                                             % OF INITIAL      MORTGAGE
  RANGE OF DEBT SERVICE COVERAGE RATIOS      POOL BALANCE        LOANS
  -------------------------------------      ------------        -----
Credit Leases.............................        10%             20
1.1-1.199 ................................         1%              2
1.2-1.299 ................................        30%             38
1.3-1.399 ................................        22%             32
1.4-1.499 ................................        10%             29
1.5-1.599 ................................        13%             18
1.6-1.699 ................................         6%              9
1.7-1.799 ................................         3%              2
1.8-1.899 ................................         3%              1
1.9-1.999 ................................         0%              1
2.0-2.099 ................................         0%              1
2.1-2.199 ................................         3%              2

------------
(1) Debt Service Coverage Ratio ("DSCR") for any Mortgage Loan is equal to the Net Cash Flow from the related Mortgaged Property divided by the Annual Debt Service for such Mortgaged Property (as such terms are defined under "Description of the Mortgage Pool -- Additional Mortgage Loan Information").

                           LOAN-TO-VALUE RATIOS (1)

                                                       NUMBER OF
                                     % OF INITIAL      MORTGAGE
  RANGE OF LOAN TO VALUE RATIOS      POOL BALANCE        LOANS
  -----------------------------      ------------        -----
45%-49.99% .......................         3%              4
50%-54.99% .......................        10%             10
55%-59.99% .......................        12%             11
60%-64.99% .......................         5%             15
65%-69.99% .......................        15%             28
70%-74.99% .......................        19%             36
75%-79.99% .......................        22%             25
80%-84.99% .......................         3%              5
85%-89.99% .......................         2%              2
greater than 95% .................         7%             19

------------
(1) Excludes Credit Lease Loans. The "Loan-to-Value Ratio" for any Mortgage Loan is determined as set forth in "Description of the Mortgage Pool -- Additional Mortgage Loan Information" herein.

                                PROPERTY TYPES

                                        NUMBER OF
                        % OF INITIAL    MORTGAGED
    PROPERTY TYPES      POOL BALANCE    PROPERTIES
    --------------      ------------    ----------
Retail ...............       29%            62
Office ...............       29%            37
Multifamily ..........       19%            59
Hotel ................       14%            27
Healthcare
 Facilities...........        3%             6
Industrial ...........        3%            13
Mobile Home ..........        2%            16

                       ANTICIPATED REPAYMENT BY YEAR(1)

                               NUMBER OF
             % OF INITIAL      MORTGAGE
   YEAR      POOL BALANCE        NOTES
   ----      ------------        -----
2002 .....         0%              1
2004 .....         2%              6
2006 .....         0%              2
2007 .....        41%             71
2008 .....         4%             10
2009 .....        10%             10
2011 .....         0%              1
2012 .....        30%             29
2013 .....         2%              6
2017 .....         6%             12
2018 .....         0%              1
2019 .....         4%              9
2020......         0%              1

------------
(1) For any Mortgage Loan, the year shown is the related Maturity Date or, if the Mortgage Loan is an ARD Loan, the year in which the related Anticipated Repayment Date occurs.

                  DELINQUENCY STATUS AS OF THE CUT-OFF DATE

                                    NUMBER OF
                    % OF INITIAL    MORTGAGE
      STATUS        POOL BALANCE      LOANS
      ------        ------------      -----
NO DELINQUENCIES         100%          155

                             PROSPECTUS SUPPLEMENT

                               TABLE OF CONTENTS

                                                                                         PAGE
                                                                                         ----
Executive Summary....................................................................... S-4
Summary of Prospectus Supplement........................................................ S-15
Risk Factors and Other Special Considerations........................................... S-34
 The Mortgage Loans..................................................................... S-34
 Certain Considerations With Respect to the Westin Casuarina Resort Loan and Property .. S-40
 The Certificates....................................................................... S-50
Description of the Mortgage Pool........................................................ S-55
 General................................................................................ S-55
 Security for the Mortgage Loans........................................................ S-56
 The Mortgage Loan Program--Underwriting Standards...................................... S-56
 Credit Lease Loans .................................................................... S-58
 Significant Mortgage Loans............................................................. S-60
  The Saul Centers Retail Pool Loan and Properties...................................... S-60
  The Three Penn Plaza Loan and Property................................................ S-63
  The Fath Pool Loan and Properties..................................................... S-64
  The Westin Peachtree Hotel Loan and Property.......................................... S-66
  The Dayton Mall Loan and Property..................................................... S-67
  The Am South Loan and Properties...................................................... S-67
  The Westin Casuarina Resort Loan Participation and Property........................... S-68
  The Comsat Loan and Property.......................................................... S-69
  The Swiss Bank Tower Loan and Property................................................ S-70
 Certain Terms and Conditions of the Mortgage Loans..................................... S-72
 Additional Mortgage Loan Information................................................... S-76
 Changes in Mortgage Pool Characteristics............................................... S-87
Description of the Offered Certificates................................................. S-88
 General................................................................................ S-88
 Distributions.......................................................................... S-89
 Realized Losses........................................................................ S-101
 Delinquency Reduction Amounts and Appraisal Reduction Amounts.......................... S-102
 Prepayment Interest Shortfalls......................................................... S-103
 Subordination.......................................................................... S-103
 Appraisal Reductions................................................................... S-104
 Delivery, Form and Denomination........................................................ S-104
 Book-Entry Registration................................................................ S-105
 Definitive Certificates................................................................ S-107
 Transfer Restrictions.................................................................. S-107
Prepayment and Yield Considerations..................................................... S-109
 Yield.................................................................................. S-109
 Yield on the Class A-CS1 and Class PS-1 Certificates................................... S-110
 Rated Final Distribution Date.......................................................... S-112
 Weighted Average Life of Offered Certificates.......................................... S-112
The Pooling and Servicing Agreement..................................................... S-119
 General................................................................................ S-119
 Assignment of the Mortgage Loans....................................................... S-119
 Representations and Warranties; Repurchase............................................. S-119
 Servicing of the Mortgage Loans; Collection of Payments................................ S-125

                                      S-12

                                                                                         PAGE
                                                                                         ----
 Advances............................................................................... S-126
 Accounts............................................................................... S-128
 Withdrawals from the Collection Account................................................ S-130
 Enforcement of "Due-on-Sale" and "Due-on-Encumbrance" Clauses.......................... S-130
 Inspections............................................................................ S-131
 Insurance Policies..................................................................... S-131
 Evidence as to Compliance.............................................................. S-132
 Certain Matters Regarding the Depositor, the Servicer and the Special Servicer ........ S-133
 Events of Default...................................................................... S-134
 Rights Upon Event of Default........................................................... S-134
 Amendment.............................................................................. S-135
 Voting Rights.......................................................................... S-135
 Realization Upon Mortgage Loans........................................................ S-136
 Modifications.......................................................................... S-141
 Optional Termination................................................................... S-142
 The Trustee............................................................................ S-143
 Duties of the Trustee.................................................................. S-144
 The Fiscal Agent....................................................................... S-144
 Duties of the Fiscal Agent............................................................. S-144
 The Servicer........................................................................... S-145
 Servicing Compensation and Payment of Expenses......................................... S-145
 Special Servicing...................................................................... S-145
 Servicer and Special Servicer Permitted to Buy Certificates............................ S-147
 Reports to Certificateholders; Available Information................................... S-147
 Trustee Reports........................................................................ S-147
 Servicer Reports....................................................................... S-148
 Other Information...................................................................... S-149
Use of Proceeds......................................................................... S-149
Certain Federal Income Tax Consequences................................................. S-150
 General................................................................................ S-150
ERISA Considerations.................................................................... S-151
Legal Investment........................................................................ S-154
Method of Distribution.................................................................. S-154
Legal Matters........................................................................... S-155
Rating.................................................................................. S-155
Annex A--Characteristics of Mortgage Loans in Pool...................................... A-1
Annex B--Characteristics of Mortgaged Properties in Pool ............................... B-1
Annex C--Global Clearance, Settlement and Tax Documentation Procedures ................. C-1
Annex D--Schedule of Weighted Average Net Mortgage Pass-Through Rates................... D-1

                                INDEX OF TABLES

                                                                                        PAGE
                                                                                        ----
Range of Debt Service Coverage......................................................... S-80
Range of Loan-to-Value Ratios.......................................................... S-80
Range of Loan-to-Value Ratios at Earlier of Anticipated Repayment Dates or Maturity ... S-81
Mortgaged Properties By State.......................................................... S-81
Range of Year Built.................................................................... S-82
Cut-off Date Loan Amount By Property Type.............................................. S-83
Range of Loan Amounts or Loan Balances................................................. S-84
Range of Anticipated Remaining Term in Months.......................................... S-84
Range of Remaining Term in Months...................................................... S-85
Anticipated Repayment By Year.......................................................... S-85
Range of Mortgage Rates................................................................ S-86
Range of Remaining Lock-Out Period in Months........................................... S-86

                        SUMMARY OF PROSPECTUS SUPPLEMENT

   Prospective investors are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. The following Summary of Prospectus Supplement does not include all relevant information relating to the securities and collateral described herein, particularly with respect to the risks and special considerations involved with an investment in such securities, and is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the Prospectus. Prior to making an investment decision, a prospective investor should carefully review this Prospectus Supplement and the Prospectus. Capitalized terms used and not otherwise defined herein have the respective meanings assigned to them in this Prospectus Supplement and in the Prospectus. See "Index of Significant Definitions" in this Prospectus and Prospectus Supplement.

TITLE OF CERTIFICATES .........  Asset Securitization Corporation, Commercial
                                 Mortgage Pass-Through Certificates, Series
                                 1997-D5 (the "Certificates").

CERTIFICATE BALANCE AND
 NOTIONAL BALANCE .............  Each Class of Offered Certificates has the
                                 approximate aggregate initial Certificate
                                 Balance or Notional Balance set forth on the cover page of this Prospectus Supplement, subject to a permitted variance of plus or minus 5%. The Offered Certificates and the Private Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of October 24, 1997 (the "Pooling and Servicing Agreement") among the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent.

DEPOSITOR .....................  Asset Securitization Corporation, a Delaware
                                 corporation and a wholly owned subsidiary of Nomura Asset Capital Corporation (the "Mortgage Loan Seller"), and an affiliate of Nomura Securities International, Inc. (the "Underwriter"). See "The Depositor" in the Prospectus.

SERVICER ......................  AMRESCO Services, L.P., a Delaware limited partnership (the "Servicer"). See "The
                                 Pooling and Servicing Agreement -- The
                                 Servicer" herein and "Description of the Agreements -- Subservicers" in the Prospectus. The Servicer will be permitted to purchase any Class of Certificates. See "Risk Factors and Other Special Considerations -- The Certificates -- Servicer or Special Servicer May Purchase Certificates" herein.

SPECIAL SERVICER ..............  AMRESCO Management, Inc., a Texas
                                 corporation (in such capacity, the "Special
                                 Servicer"). The Special Servicer will be responsible for servicing Mortgage Loans that, in general, are in default or as to which default is imminent and administering any REO Property (as defined herein). The holders of greater than 50% of the Percentage Interests of the most subordinate Class of Sequential Certificates then outstanding (provided, however, that for purposes of determining the most subordinate Sequential Class, the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1 and Class PS-1 Certificates collectively and the Class B-7 and Class B-7H Certificates together will, in each case, be treated as one class and the Class A-8Z and Class B-3SC Certificates will be disregarded and will not be entitled to remove or appoint a Special Servicer) will be entitled to remove the Special Servicer as Special Servicer of the Mortgage Loans, and appoint a successor Special Servicer with respect to such Mortgage Loans, provided that each Rating Agency confirms in writing that such removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. The Special Servicer will be permitted to purchase any Class of Certificates. See

                                 "Risk Factors and Other Special
                                 Considerations --The Certificates --
                                 Servicer or Special Servicer May Purchase
                                 Certificates" herein.

TRUSTEE .......................  LaSalle National Bank, a nationally chartered bank (the "Trustee"). See "The
                                 Pooling and Servicing Agreement -- The
                                 Trustee" herein.

FISCAL AGENT ..................  ABN AMRO Bank N.V., a Netherlands banking corporation (the "Fiscal Agent") and the corporate parent of the Trustee.

REPORTS TO CERTIFICATEHOLDERS .  On each Distribution Date, the Trustee will be required to prepare and forward to each Certificateholder, the Depositor, the Servicer, the Special Servicer, each Rating Agency and, if requested, any potential investors in the Certificates a Distribution Date Statement as described under "The Pooling and Servicing Agreement -- Reports to Certificateholders; Available Information -- Trustee Reports." In addition, the Servicer will be required to deliver to the Trustee and the Trustee will be required to deliver to each Certificateholder, the Depositor, each Rating Agency and, if requested, any potential investor in the Certificates, on each Distribution Date, a Comparative Financial Status Report, a Delinquent Loan Status Report, a Historical Loan Modification Report, a Historical Loss Estimate Report, an REO Status Report and a Watch List, each as described under "The Pooling and Servicing Agreement -- Reports to Certificateholders; Available Information -- Servicer Reports." Commencing in January 1998, subject to the receipt of necessary information from any subservicer, such loan-by-loan listing will be made available electronically in the form of the standard CSSA loan file and CSSA property file; provided, however, the Trustee will provide Certificateholders with a written copy of such report upon request. The Trustee will also be required to make available at its offices, during normal business hours, for review by any Holder of a Certificate, the Depositor, the Special Servicer, the Servicer, any Rating Agency, any potential investor in the Certificates or any other Person to whom the Depositor believes such disclosure is appropriate, among other things, the following items: Mortgaged Property operating statements, rent rolls, retail sales information, Mortgaged Property inspection reports and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer or the Special Servicer. See "The Pooling and Servicing Agreement -- Reports to Certificateholders; Available Information -- Other Information."

                                 A Current Report on Form 8-K (the "Form
                                 8-K") will be filed by the Depositor,
                                 together with the Pooling and Servicing
                                 Agreement, with the Securities and Exchange
                                 Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Mortgage Pool, such removal will be noted in the Form 8-K. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

MORTGAGE LOAN SELLER ..........  Nomura Asset Capital Corporation, a Delaware
                                 corporation, the parent of the Depositor and an affiliate of the Underwriter.

ORIGINATORS ...................  Nomura Asset Capital Corporation, a Delaware
                                 corporation (the "Mortgage Loan Seller"),
                                 Bloomfield Acceptance Company, LLC, a
                                 Michigan limited liability company
                                 ("Bloomfield"), Bostonia America Lending
                                 Group-I ("Bostonia") and Credit Suisse First
                                 Boston Mortgage Capital LLC, a Delaware
                                 limited liability company ("CSFB", and
                                 together with Bloomfield, Bostonia and the Mortgage Loan Seller, the "Originators").

                                  All of the Mortgage Loans were originated
                                 by the Mortgage Loan Seller, Bloomfield,
                                 Bostonia or CSFB as shown in the following table during the period commencing June 27, 1996, and ending on the Cut-off Date:

                                     ORIGINATORS OF THE MORTGAGE LOANS (1)

                                                     % OF
                                                   INITIAL    NUMBER OF
                                                     POOL     MORTGAGE
ORIGINATOR                                         BALANCE      LOANS
----------                                         -------      -----
Nomura Asset Capital Corporation ................     94%        135
Bloomfield Acceptance Company, LLC ..............      2%         14
Bostonia America Lending Group-I.................      3%          5
Credit Suisse First Boston Mortgage Capital LLC        1%          1

                                 (1) All statistical information set forth in
                                     this and the following tables in the
                                     Summary regarding the "% of Initial Pool
                                     Balance" is based on the Cut-off Date
                                     Principal Balance of the related
                                     Mortgage Loan or Loans.

CUT-OFF DATE ..................  October 24, 1997.

CLOSING DATE ..................  On or about October 24, 1997.

DISTRIBUTION DATE .............  The 14th day of each month, or if such 14th day is not a business day, the business day immediately following such 14th day, commencing on November 14, 1997; provided, however, that the Distribution Date will be no earlier than the third business day following the 11th day of each month; provided, further, that if the 11th day of any month is not a business day, the Distribution Date will be the fourth business day following the 11th day of such month. A business day is any day other than a Saturday, a Sunday or any day on which banking institutions in the States of Georgia, Illinois or New York are authorized or obligated by law, executive order or governmental decree to close.

RECORD DATE ...................  With respect to each Distribution Date, the close of business on the 10th day of the month in which such Distribution Date occurs, or if such day is not a business day, the preceding business day; the Record Date for the Distribution Date occurring in November 1997 for all purposes other than the receipt of distributions is the Closing Date.

INTEREST ACCRUAL PERIOD .......  With respect to any Distribution Date other than the Distribution Date occurring on
                                 November 14, 1997, the period commencing on and including the 11th day of the month preceding the month in which such Distribution Date occurs and ending on and including the 10th day of the month in which such Distribution Date occurs; the Interest Accrual Period with respect to the Distribution Date occurring on November 14, 1997 is assumed to consist of 17 days. Each Interest Accrual Period other than the Interest Accrual Period with respect to the Distribution Date occurring on November 14, 1997 is assumed to consist of 30 days.

SCHEDULED FINAL DISTRIBUTION
 DATE .........................  As to each Class of Offered Certificates,
                                 February 14, 2041, the next Distribution
                                 Date occurring after the latest maturity date of any Mortgage Loan.

RATED FINAL DISTRIBUTION DATE .  As to each Class of Offered Certificates,
                                 February 14, 2043, the Distribution Date occurring two years after the latest Assumed Maturity Date of any of the Mortgage Loans. The "Assumed Maturity Date" of (a) any Mortgage Loan that is not a Balloon Loan is the maturity date of such Mortgage Loan and
                                 (b) any

                                 Balloon Loan is the date on which such
                                 Mortgage Loan would be deemed to mature in accordance with its original amortization schedule absent its Balloon Payment.

COLLECTION PERIOD .............  With respect to a Distribution Date, the period beginning on the day after the
                                 preceding Collection Period (or, with
                                 respect to the first Distribution Date, the day after the Cut-off Date) and ending at the close of business on the 11th day in the month in which such Distribution Date occurs (or, if such day is not a Business Day, the following Business Day).

DUE DATE ......................  With respect to any Distribution Date and/or any Mortgage Loan, as the case may be, the 11th day of the month in which such Distribution Date occurs, or with respect to the Mortgage Loans known as the Circuit City Loans, the 25th day of the prior month (or in the case of certain of the Mortgage Loans, if such 11th or 25th day is not a business day, either the next business day or the first preceding business day).

DENOMINATIONS .................  The Offered Certificates will be issuable in registered form, in minimum denominations of Certificate Balance or Notional Balance, as applicable, of $50,000 and multiples of $1 in excess thereof.

CLEARANCE AND SETTLEMENT ......  Holders of Offered Certificates may elect to hold their Certificates through any of The
                                 Depository Trust Company ("DTC") (in the
                                 United States) or Centrale de Livraison de
                                 Valeurs Mobiliers S.A. ("CEDEL") or The
                                 Euroclear System ("Euroclear") (in Europe).
                                 Transfers within DTC, CEDEL or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. Crossmarket transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through CEDEL or Euroclear, on the other, will be effected in DTC through the relevant Depositaries of CEDEL or Euroclear. The Depositor may elect to terminate the book-entry system through DTC with respect to all or any portion of any Class of the Offered Certificates. See "Description of the Offered Certificates -- Delivery, Form and Denomination," "--Book-Entry Registration" and
                                 "--Definitive Certificates" herein and
                                 "Description of the Certificates --
                                 Book-Entry Registration and Definitive
                                 Certificates" in the Prospectus.

THE MORTGAGE LOANS ............  The Mortgage Loan Seller will sell the
                                 Mortgage Loans to the Depositor and, in
                                 connection therewith, will make certain
                                 representations and warranties, as more
                                 fully described herein. The Depositor will assign the Mortgage Loans, together with its rights and remedies in respect of breaches of the Mortgage Loan Seller's representations and warranties to the Trustee for the benefit of
                                 Certificateholders. With respect to Mortgage
                                 Loans acquired by the Mortgage Loan Seller from Bloomfield and CSFB, the Mortgage Loan Seller will also assign to the Depositor and the Depositor will assign to the Trustee for the benefit of the Certificateholders, any rights and remedies in respect of breaches of representations or warranties made by such third party. See "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase" herein.

                                  Security for the Mortgage Loans

                                 Each Mortgage Loan is secured by one or more first priority mortgages, deeds of trust, or other similar security instruments (or with respect to the Comsat Junior Loan, a second priority mortgage) on the borrower's interest (as set forth below) in certain land used for commercial or multifamily residential purposes, all buildings and improvements thereon and certain personal property located thereon (each a "Mortgaged Property").

      INTEREST OF       % OF INITIAL    NUMBER OF
       BORROWER             POOL        MORTGAGED
      ENCUMBERED         BALANCE (1)    PROPERTIES
      ----------         -----------    ----------
Fee Simple Estate(2)         91%           213
Leasehold Estate(3)  .        9%             7

                                 (1) Based on the principal balance of the
                                     Mortgage Loan or, for any Pool Loan,
                                     Allocated Loan Amount of the related
                                     Mortgaged Property.

                                 (2) For any Mortgaged Property where the
                                     ground lessee and ground lessor are both parties to the Mortgage, the Mortgaged Property was categorized as a Fee Simple Estate.

                                 (3) Includes any Mortgaged Property where a
                                     material portion of such property is
                                     subject to a ground lease and the ground lessor is not a party to the Mortgage.

                                 Certain of the Mortgage Loans, as described in the table contained in the section entitled "Description of the Mortgage Loans -- Credit Lease Loans", representing 10% of the Initial Pool Balance of the Mortgage Loans, are backed by net lease obligations (a "Credit Lease") of a tenant (each, a "Tenant", collectively, the "Tenants"), or net lease obligations guaranteed by an entity (each, a "Guarantor", collectively, the "Guarantors"), that is rated or internally classified "BB-" (or the equivalent) or higher by one or more of the Rating Agencies (each, a "Credit Lease Loan", collectively, the "Credit Lease Loans"). Scheduled monthly payments (the "Monthly Rental Payments") under the Credit Leases by the Tenants under such Credit Lease Loans are sufficient to pay in full, and on a timely basis, all interest and principal and other sums scheduled to be paid with respect to the related Credit Lease Loan.

                                 All of the Credit Lease Loans are secured by assignments of leases and rents (the "Credit Lease Assignments") on properties (the "Credit Lease Properties") triple net-leased to the Tenants pursuant to the Credit Leases. The Credit Lease Loans generally provide that the Tenant is responsible for all costs and expenses incurred in connection with the maintenance and operation of the related Mortgaged Property and that, in the event of a casualty or condemnation of the related Mortgaged Property, either (i) the Tenant is obligated to continue making payments or must offer to purchase the Mortgaged Property for at least the full principal balance of the Mortgage Loan plus accrued interest thereon, or (ii) the Tenant may terminate the lease or abate rent. In the latter case, the Trustee on behalf of the Certificateholders will in each case have the benefit of certain non-cancelable credit lease enhancement insurance policies (the "Lease Enhancement Policies") obtained to cover certain casualty and/or condemnation risks resulting from any such rent abatement or termination rights that a Tenant under a Credit Lease may have. See "Description of the Mortgage Pool --Credit Lease Loans" herein.

                                 Payment Terms

                                 All of the Mortgage Loans provide for
                                 scheduled payments of principal and interest
                                 ("Monthly Payments") to be due on the 11th or 25th day of each month (other than the Comsat Junior Loan which requires no payments of principal or interest until its Maturity Date). Each Mortgage Loan accrues interest at the per annum rate set forth for such Mortgage Loan on Annex A (the "Mortgage Rate") that is fixed for the entire term of such loan, except that certain of the Mortgage Loans (as set forth on the table below) accrue interest at a higher rate during a specified period ending at maturity (the beginning of such period referred to herein as the "Anticipated Repayment Date"). As used herein, the term "Mortgage Rate" does not include the portion of the interest rate attributable to the rate increase; the excess of interest at such higher rate over interest at the Mortgage Rate (together with interest thereon) is referred to herein as "Excess Interest". As described below, all of the Mortgage Loans that provide for Excess Interest permit the related borrower to prepay the related Mortgage Loan without payment of a Prepayment Premium for a period beginning on or, in the case of certain of these Mortgage Loans one to six months prior to, the Anticipated Repayment Date and ending on the related maturity date. The Mortgage Loans that accrue Excess Interest are referred to herein as ARD Loans. Such Mortgage Loans require that on, or up to three months prior to, the date on which Excess Interest begins to accrue on such loans (the "Anticipated Repayment Date") all Excess Cash Flow (as defined herein) is used to repay principal. The Anticipated Repayment Date for each ARD Loan is set forth on Annex A. The ARD Loans substantially fully amortize over their stated terms, which are at least 51 months longer than the term to their related Anticipated Repayment Dates. If the related borrower elects to prepay an ARD Loan in full on the related Anticipated Repayment Date, a substantial amount of principal will be due. With respect to any ARD Loan, payment of Excess Interest will be deferred until the principal of such Mortgage Loan has been paid in full. All of the ARD Loans for which a Lock Box is not already established provide that a Lock Box be established generally three months to one year prior to the applicable Anticipated Repayment Date. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans --Excess Interest" herein.

                                 Certain of the Mortgage Loans (as set forth on the following table) provide for Monthly Payments based on amortization schedules at least 84 months longer than the remaining stated terms of such Mortgage Loans (such Mortgage Loans, the "Balloon Loans"), such that substantial amounts of principal are due and payable on the respective maturity dates (each such amount, after application of all constant Monthly Payments due on or prior to the respective maturity date, a "Balloon Payment"), unless prepaid prior thereto.

                                 AMORTIZATION CHARACTERISTICS OF THE MORTGAGE
                                                     LOANS

                            % OF
                          INITIAL    NUMBER OF
                            POOL     MORTGAGE
      TYPE OF LOAN        BALANCE      LOANS
      ------------        -------      -----
ARD Loans ..............     86%        125
Fully Amortizing Loans
 (other than ARD Loans)      13%         26
Balloon Loans ..........      0%          4

                                 Lock-Out Characteristics of the Mortgage
                                 Loans

                                 All of the Mortgage Loans prohibit voluntary prepayment during a period (each, a "Lock-out Period") commencing on the date of origination and ending on the date that is generally up to three months (or for certain of the Mortgage Loans, up to six months) prior to its Anticipated Repayment Date or maturity date, as applicable.

                                          OVERVIEW OF LOCK-OUT PERIODS

Minimum Remaining Lock-out Period..............    58 months
Maximum Remaining Lock-out Period..............   265 months
Weighted Average Remaining Lock-out Period ....   150 months


                                 From and after the expiration of the related
                                 Lock-out Period, no Mortgage Loan requires the payment of a premium or fee (a "Prepayment Premium") upon the voluntary prepayment of such Mortgage Loan. Prepayment Premiums may be due in connection with certain involuntary prepayments as described herein. See "Risk Factors and Other Special Considerations -- The Certificates --Special Prepayment and Yield Considerations" and "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" and "--Property Releases" herein.

                                 All of the Mortgage Loans provide that after a specified period (a "Defeasance Lock-out Period"), the applicable borrower may obtain the release of the related Mortgaged Property or, in the case of any Pool Loan, one or more of the related Mortgaged Properties from the lien of the related Mortgages (a "Defeasance Option") upon the pledge to the Trustee of noncallable U.S. government obligations which provide payments on or prior to all successive scheduled payment dates upon which interest and principal payments are due under the related Note (or portion thereof in connection with a Pool Loan) and in amounts due on such dates, and upon satisfaction of certain other conditions. The Servicer will purchase such U.S. government obligations on behalf of a borrower exercising a Defeasance Option. The Pool Loans generally require that prior to a release of less than all of the Mortgaged Properties a specified percentage (generally 125%) of the Allocated Loan Amount be defeased for each Mortgaged Property released and that certain DSCR tests be satisfied. The related borrower will be required to (or in the case of certain of the Mortgage Loans, the related borrowers may) transfer the pledged U.S. government obligations together with the related Note or portion thereof to a successor limited purpose borrower and such successor borrower will assume the obligations under the Mortgage Loan or portion thereof.

                                 The Comsat Junior Loan also provides that the related borrower may obtain the release of undeveloped portions of the related Mortgaged Property from the lien of such Mortgage Loan upon the establishment of certain specified reserve funds.

                                 The characteristics of each of the Mortgage
                                 Loans are more particularly described in Annex A.

                                 None of the Mortgage Loans are insured or guaranteed by the United States, any governmental agency or instrumentality or any private mortgage insurer. See "Description of the Mortgage Pool -- General" herein.

                                 THE UNDERWRITER HAS MADE AVAILABLE AN
                                 ELECTRONIC VERSION OF THIS PROSPECTUS ON THE
                                 WORLD WIDE WEB AT "HTTP://
                                 WWW.NOMURANY.COM". THE PASSWORD FOR ACCESS
                                 TO SUCH WEB SITE IS "CMBS". CERTAIN
                                 STATISTICAL INFORMATION INCLUDED IN THIS
                                 PROSPECTUS SUPPLEMENT CAN BE DOWNLOADED FROM
                                 SUCH WEB SITE.

THE OFFERED CERTIFICATES ......  The Class A-1A Certificates will have an initial Certificate Balance of $165,018,148.

                                 The Class A-1B Certificates will have an initial Certificate Balance of $172,648,684.

                                 The Class A-1C Certificates will have an initial Certificate Balance of $712,971,079.

                                 The Class A-1D Certificates will have an initial Certificate Balance of $229,793,503.

                                 The Class A-CS1 Certificates will have an initial Notional Balance of $165,018,148.

                                 The Notional Balance of the Class A-CS1
                                 Certificates will at all times be equal to the Certificate Balance of the Class A-1A Certificates.

                                 The Class PS-1 Certificates will have an initial Notional Balance of
                                 $1,754,015,636.33, which is equal to the
                                 aggregate Stated Principal Balance of the Mortgage Loans (excluding the Comsat Junior Loan and the SC Junior Portion of the Saul Centers Retail Pool Loan) as of the Cut-off Date. With respect to any Distribution Date, the Notional Balance of the Class PS-1 Certificates will be equal to the aggregate Stated Principal Balance of such Mortgage Loans as of the first day of the related Interest Accrual Period.

                                 The Class A-1E Certificates will have an initial Certificate Balance of $52,620,469.

                                 The Class A-2 Certificates will have an
                                 initial Certificate Balance of $87,700,781.

                                 The Class A-3 Certificates will have an
                                 initial Certificate Balance of $52,620,469.

                                 The Class A-4 Certificates will have an
                                 initial Certificate Balance of $26,310,234.

                                 The Class A-5 Certificates will have an
                                 initial Certificate Balance of $39,465,351.

                                 The Class A-6 Certificates will have an
                                 initial Certificate Balance of $43,850,390.

                                 The Class A-7 Certificates will have an
                                 initial Certificate Balance of $21,925,195.

                                 The Class A-8Z Certificates will have an initial Certificate Balance of
                                 $5,740,918.77.

THE PRIVATE CERTIFICATES
 (NOT OFFERED HEREBY) .........  The Class B-1 Certificates will have an initial Certificate Balance of $39,465,351.

                                 The Class B-2 Certificates will have an
                                 initial Certificate Balance of $39,465,351.

                                 The Class B-3 Certificates will have an
                                 initial Certificate Balance of $8,770,078.

                                 The Class B-3SC Certificates will have an initial Certificate Balance of $26,000,000.

                                 The Class B-4 Certificates will have an
                                 initial Certificate Balance of $13,155,117.

                                 The Class B-5 Certificates will have an
                                 initial Certificate Balance of $13,155,117.

                                 The Class B-6 Certificates will have an
                                 initial Certificate Balance of $21,925,195.

                                 The Class B-7 and Class B-7H Certificates will, in the aggregate, have initial Certificate Balances of approximately $13,155,124.

                                 The Class V-1, Class V-2, Class R and Class
                                 LR Certificates will not have a Certificate
                                 Balance or a Notional Balance.

                                 The Class B-1, Class B-2, Class B-3, Class
                                 B-3SC, Class B-4, Class B-5, Class B-6,
                                 Class B-7, Class B-7H, Class V-1, Class V-2,
                                 Class R and Class LR Certificates are not offered hereby.

SUBORDINATION .................  Except as described below, as a means of providing protection to the holders of the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1 and Class PS-1 Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates and certain of the Private Certificates to receive distributions of interest and principal with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1 and Class PS-1 Certificates (other than with respect to Reduction Interest Distribution Amounts and Reduction Interest Shortfalls). The Class A-1E Certificates will likewise be protected by the subordination of the Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates and certain of the Private Certificates. The Class A-2 Certificates will be likewise protected by the subordination of the Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates and certain of the Private Certificates. The Class A-3 Certificates will be likewise protected by the subordination of the Class A-4, Class A-5, Class A-6 and Class A-7 Certificates and certain of the Private Certificates. The Class A-4 Certificates will likewise be protected by the subordination of the Class A-5, Class A-6 and Class A-7 Certificates and certain of the Private Certificates. The Class A-5 Certificates will likewise be protected by the subordination of the Class A-6 and Class A-7 Certificates and certain of the Private Certificates. The Class A-6 Certificates will likewise be protected by the subordination of the Class A-7 Certificates and certain of the Private Certificates. The Class A-7 Certificates will likewise be protected by the subordination of certain of the Private Certificates. This subordination will be effected in two ways: (i) by the preferential right of holders of a Class of Certificates to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Certificates, on such date (except as described herein in respect of the Class PS-1 Certificates and Reduction Interest Distribution Amounts and Reduction Interest Shortfalls) prior to any distribution being made on such Distribution Date in respect of any Classes of Certificates subordinate thereto and (ii) by the allocation of Realized Losses (as defined herein), first, to certain of the Private Certificates, second, to the Class A-7 Certificates, third, to the Class A-6 Certificates, fourth, to the Class A-5 Certificates, fifth, to the Class A-4 Certificates, sixth, to the Class A-3 Certificates, seventh, to the Class A-2 Certificates, eighth, to the Class A-1E Certificates, and finally, to the Class A-1A, Class A-1B, Class A-1C and Class A-1D Certificates, pro rata, based on their respective outstanding Certificate Balances.

                                 For purposes of the foregoing, neither the Class A-8Z nor the Class B-3SC Certificates will be considered senior or subordinate to any other class. However, the Comsat Junior Loan, which is the sole source of distributions on the Class A-8Z Certificates, is subordinate to the Comsat Senior Loan. See "Description of the Mortgage Pool -- Significant Mortgage Loans -- The Comsat Loan and Property" herein. In addition, the SC Junior Portion of the Saul Centers Retail Pool Loan is subordinate to the SC Senior Portion thereof, and accordingly the Class B-3SC Certificates, the sole source of distributions on which is the SC Junior Portion of the Saul Centers Retail Pool Loan, may be viewed as effectively subordinate to the other Classes of Certificates in that they are entitled to receive distributions on any Distribution Date only after the Senior SC Distribution Amount has been distributed in full, but only with respect to payments on the Saul Centers Retail Pool Loan. See "Description of the Mortgage Pool -- Significant Mortgage Loans -- The Saul Centers Retail Pool

                                 Loan and Property" and "Description of the Offered Certificates -- Distributions" herein.

                                 No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates. See "Description of the Offered Certificates" herein.

                                 Shortfalls in Available Funds resulting from Servicing Compensation other than the Servicing Fee, interest on Advances (to the extent not covered by Default Interest), extraordinary expenses of the Trust Fund (other than indemnification expenses), a reduction on the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers, a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under "The Pooling and Servicing Agreement -- Modifications" or otherwise will be allocated in the same manner as Realized Losses. Shortfalls in Available Funds resulting from (i) indemnification expenses of the Trust Fund required to be paid pursuant to the Pooling and Servicing Agreement and (ii) Prepayment Interest Shortfalls in excess of the sum of (x) the Servicing Fee with respect to the Mortgage Loan being prepaid (not including the portion of the Servicing Fee attributable to the Trustee Fee) and (y) investment income on the related Principal Prepayment for the period such amount is held in the Collection Account during the related Interest Accrual Period, will be allocated to, and be deemed distributed to, each Class of Certificates, pro rata, based upon amounts distributable to each such Class and, in the case of unanticipated indemnification expenses, will be allocated, first, in respect of interest and, second, in respect of principal. See "Description of the Offered Certificates -- Distributions -- Payment Priorities" herein.

PASS-THROUGH RATES ............  The per annum rate at which interest accrues
                                 (the "Pass-Through Rate") on the Class A-1A,
                                 Class A-1B, Class A-1C, Class A-1D and Class
                                 A-1E Certificates during any Interest
                                 Accrual Period will be equal to 6.50000%, 6.66000%, 6.75000%, 6.85000% and 6.93000%,
                                 respectively.

                                 The Pass-Through Rate on the Class A-CS1
                                 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 6.50000%.

                                 The Pass-Through Rate on the Class PS-1
                                 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus the Weighted Average Pass-Through Rate.

                                 The Pass-Through Rate on the Class A-2
                                 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 1.52000%.

                                 The Pass-Through Rate on the Class A-3
                                 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 1.47000%.

                                 The Pass-Through Rate on the Class A-4
                                 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 1.42000%.

                                 The Pass-Through Rate on the Class A-5
                                 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 1.40000%.

                                 The Pass-Through Rate on the Class A-6
                                 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 1.15000%.

                                 The Pass-Through Rate on the Class A-7
                                 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 0.91000%.

                                 The Pass-Through Rate on the Class A-8Z
                                 Certificates is a per annum rate equal to the Mortgage Pass-Through Rate of the Comsat Junior Loan.

                                 The Pass-Through Rates on the Class B-1,
                                 Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will be equal to 6.93000%.

                                 The Pass-Through Rate on the Class B-7 and
                                 Class B-7H Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate.

                                 Each of the Class B-3SC, Class V-1, Class
                                 V-2, Class R and Class LR Certificates will not have a Pass-Through Rate.

                                 The "Weighted Average Pass-Through Rate" for purposes of calculating the Pass-Through Rate on the Class PS-1 Certificates, with respect to any Interest Accrual Period, is the amount (expressed as a percentage), the numerator of which is the sum of (i) the sum of the products of (A) the Pass-Through Rate with respect to each class of Certificates having a Pass-Through Rate (other than the Coupon Strip Certificates, the Class A-8Z Certificates and the Class B-3SC Certificates) and (B) the Certificate Balance of such class as of the first day of such Interest Accrual Period and (ii) the product of (A) the Pass-Through Rate on the Class A-CS1 Certificates and (B) the Notional Balance of such class as of such date, and the denominator of which is the sum of the Certificate Balances of each class included in clause (i)(A) above as of such date (provided, in each case, that any reductions in Certificate Balance or Notional Balance, as applicable, as a result of distributions or allocations of Realized Losses to such Class or the related Class, respectively, occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period).

                                 The "Weighted Average Net Mortgage
                                 Pass-Through Rate" with respect to any
                                 Distribution Date is the amount (expressed as a percentage) (i) the numerator of which is the sum for all Mortgage Loans other than the Comsat Junior Loan and the SC Junior Portion of the Saul Centers Retail Pool Loan of the products of (a) the Net Mortgage Pass-Through Rate of each such Mortgage Loan and (b) the Stated Principal Balance of such Mortgage Loan and (ii) the denominator of which is the sum of the Stated Principal Balances of all such Mortgage Loans as of their respective Due Date preceding the prior Distribution Date.

                                 The "Net Mortgage Pass-Through Rate" with respect to any Mortgage Loan and any Interest Accrual Period is a per annum rate equal to the Mortgage Pass-Through Rate (as such term is defined below) for such Mortgage Loan minus, for any Mortgage Loan other than the Comsat Junior Loan and the SC Junior Portion of the Saul Centers Retail Pool Loan, the aggregate of the applicable Servicing Fee Rate (as such term is defined herein). No Servicing Fee Rate applies to the Comsat Junior Loan or the SC Junior Portion of the Saul Centers Retail Pool Loan.

                                 The "Mortgage Pass-Through Rate" with
                                 respect to the Mortgage Loans that provide for calculations of interest based on twelve months of 30 days each for any Interest Accrual Period is equal to the Mortgage Rate thereof.

                                 The "Mortgage Pass-Through Rate" with
                                 respect to the Mortgage Loans (other than the Mortgage Loan known as the Swiss Bank Tower Loan) that provide for interest based on a 360-day year and the actual number of days elapsed for an

                                 Interest Accrual Period is equal to the
                                 Mortgage Rate thereof multiplied by a
                                 fraction, the numerator of which is the
                                 actual number of days in such Interest
                                 Accrual Period and the denominator of which is 30.

                                 The "Mortgage Pass-Through Rate" with
                                 respect to the Mortgage Loan known as the Swiss Bank Tower Loan for (a) any Interest Accrual Period commencing in any January, February, April, June, September and November, and any December occurring in a year immediately preceding any year which is not a leap year, is the Mortgage Rate thereof, and (b) any Interest Accrual Period commencing in March, May, July, August and October (other than October 1997) and any December occurring in a year immediately preceding any year which is a leap year, is equal to the Mortgage Rate thereof multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30.

                                 Notwithstanding the foregoing, the Mortgage
                                 Pass-Through Rate with respect to each
                                 Mortgage Loan for the first Interest Accrual
                                 Period is the Mortgage Rate thereof.

                                 The Mortgage Rate for purposes of
                                 calculating the Weighted Average Net
                                 Mortgage Pass-Through Rate will be the
                                 Mortgage Rate of such Mortgage Loan without taking into account any Excess Interest, any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or any reduction in the interest rate resulting from a work-out as described herein under "The Pooling and Servicing Agreement -- Modifications."

DISTRIBUTIONS .................  On each Distribution Date, each class of
                                 Offered Certificates (other than the Class
                                 A-8Z Certificates) will be entitled to
                                 receive interest distributions in an amount equal to the Interest Distribution Amount (and in the case of the Class PS-1 Certificates, the Reduction Interest Distribution Amount, if applicable) for such class and Distribution Date, together with any Interest Shortfalls (and Reduction Interest Shortfalls, if applicable) remaining from prior Distribution Dates, in each case to the extent of Available Funds (which excludes Class A-8Z Available Funds and Class B-3SC Available Funds (as defined herein)), if any, remaining after (i) payment of the Interest Distribution Amounts, Interest Shortfalls, Reduction Interest Distribution Amounts and Reduction Interest Shortfalls for each outstanding class of Sequential Certificates, if any, bearing an earlier sequential designation than such class, and (ii), if applicable, payment of the Principal Distribution Amount for such Distribution Date and an amount equal to the aggregate unreimbursed Realized Losses previously allocated to any such outstanding classes of Sequential Certificates having an earlier sequential designation. The Class A-8Z Certificates will not be entitled (assuming no prepayments or defaults with respect to the Comsat Junior Loan) to receive distributions of interest or principal until the Class A-8Z Scheduled Distribution Date. Instead, on each Distribution Date, an amount equal to the Interest Accrual Amount on the Class A-8Z Certificates will be added to the principal balance thereof. References herein to the earlier (or later) sequential designation of these classes of Sequential Certificates means such classes in alphabetical (and, among Classes with the same alphabetical designation, numerical) order (or such classes in reverse alphabetical and numerical order) (except in respect of the Class A-CS1, Class PS-1 (except with respect to Reduction Interest Distribution Amounts and Reduction Interest Shortfalls), Class A-1A, Class

                                 A-1B, Class A-1C and Class A-1D Certificates which will have the same priority under the circumstances described herein.

                                 The Trust Fund will include two separate real estate mortgage investment conduits (each, a "REMIC"). Collections on the Mortgage Loans (other than Excess Interest, Net Default Interest and Servicer and Trustee Fees) will be used to make payments of principal and interest on interests (the "Lower-Tier Interests") in a REMIC (the "Lower-Tier REMIC"). Those payments in turn will be used to make distributions on the Certificates (other than the Class LR, Class V-1 and Class V-2 Certificates), which represent interests in a second REMIC (the "Upper-Tier REMIC"). The Notional Balances of the Class A-CS1 and Class PS-1 Certificates represent the principal balance of the regular interest in the Lower-Tier REMIC corresponding to the Class A-1A Certificates and the aggregate of the principal balances of Classes of regular interests in the Lower-Tier REMIC (other than the regular interests in the Lower-Tier REMIC corresponding to the Class A-8Z and Class B-3SC Certificates), respectively. For purposes of simplicity, distributions will generally be described herein as if made directly from collections on the Mortgage Loans to the holders of the Certificates.

                                 The "Interest Distribution Amount" with
                                 respect to any Distribution Date and any class of Offered Certificates (other than the Class A-8Z Certificates) is equal to interest accrued during the related Interest Accrual Period at the Pass-Through Rate for such class on the Certificate Balance or Notional Balance, as applicable, of such class (except that with respect to the Class PS-1 Certificates, such amount shall be reduced by the aggregate Reduction Interest Distribution Amounts for such Distribution
                                 Date).

                                 For purposes of calculating the Interest
                                 Distribution Amount for any class of Offered
                                 Certificates and any Distribution Date, any distributions in reduction of Certificate Balance or Notional Balance, as applicable, and reductions in Certificate Balance or Notional Balance, as applicable, as a result of allocations of Realized Losses, Appraisal Reduction Amounts or Delinquency Amounts (if applicable) on the Distribution Date occurring in the related Interest Accrual Period shall be deemed to have been made on the first day of such Interest Accrual Period.

                                 The Principal Distribution Amount for each
                                 Distribution Date (prior to the Crossover
                                 Date) will be distributed first, to the
                                 Class A-1A Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance of such Class is reduced to zero, second, to the Class A-1B Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance thereof is reduced to zero, third, to the Class A-1C Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance thereof is reduced to zero, fourth, to the Class A-1D Certificates, in reduction of the Certificate Balance thereof until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-1E Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance thereof is reduced to zero, sixth, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance thereof is reduced to zero, seventh, to the Class A-3 Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance is reduced to zero, eighth, to the Class A-4 Certificates, in reduction of the Certificate Balance thereof, until the Certificate Balance thereof is reduced to zero, ninth, to the Class A-5 Certificates in reduction of the Certificate Balance thereof, until the Certificate Balance thereof is reduced to zero, tenth, to the Class A-6 Certifi-cates, in reduction of the Certificate Balance thereof, until the Certificate Balance is reduced to zero, eleventh, to the Class A-7 Certificates in reduction of the Certificate Balance thereof, until the Certificate Balance thereof is reduced to zero, and twelfth, to certain of the Private Certificates in accordance with the Pooling and Servicing Agreement, in each case to the extent of Available Funds remaining after required distributions of interest to such Class and after making principal distributions to any more senior Class of Certificates.

                                 On each Distribution Date occurring on and after the Crossover Date, an amount equal to the Principal Distribution Amount will be distributed to the Class A-1A, Class A-1B, Class A-1C and Class A-1D Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero. The "Crossover Date" is the Distribution Date on which the Certificate Balance of each Class of Certificates other than the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-8Z and Class B-3SC Certificates have been reduced to zero.

                                 The Class A-CS1 and Class PS-1 Certificates will not be entitled to any distributions of principal.

                                 The "Principal Distribution Amount" for any
                                 Distribution Date is equal to the sum, for all Mortgage Loans (exclusive of the Class A-8Z Principal Distribution Amount and the Class B-3SC Principal Distribution Amount), of (i) the principal component of all scheduled Monthly Payments (other than Balloon Payments) due on the Mortgage Loans on or before the related Due Date (if received or advanced); (ii) the principal component of all Assumed Scheduled Payments or Minimum Defaulted Monthly Payments, as applicable, due on or before the related Due Date with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment; (iii) the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust Fund in connection with the breach of a representation or warranty or purchased from the Trust Fund as described herein under "The Pooling and Servicing Agreement -- Optional Termination"; (iv) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period; (v) all Balloon Payments and, to the extent not included in the preceding clauses, any other principal payment on any Mortgage Loan received on or after the Maturity Date thereof, to the extent received during the related Collection Period; (vi) to the extent not included in the preceding clauses (iii) or (iv), all other Principal Prepayments received in the related Collection Period; and (vii) to the extent not included in the preceding clauses, any other full or partial recoveries in respect of principal, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received in the related Collection Period (in the case of (i) through (vii), net of any related outstanding P&I Advances allocable to principal and excluding any amounts representing recoveries of Subordinate Class Advance Amounts). The Class A-8Z Principal Distribution Amount for any Distribution Date is equal to the sum of the above amounts attributable solely to the Comsat Junior Note. The Class B-3SC Principal Distribution Amount for any Distribution Date is equal to the sum of the above amounts attributable solely to the Saul Centers Retail Pool Loan, but only to the extent of such amounts in excess of the Senior SC Distribution Amount (as defined herein).

                                 The Class A-8Z Certificates will evidence an interest in the portion of the Trust Fund consisting of the Comsat Junior Loan. The Class A-8Z Certificates will not be entitled (assuming no prepayments or defaults on the Comsat Junior Loan) to receive any distributions of principal or interest until the Distribution Date occurring in September 2007 (the "Class A-8Z Scheduled Distribution Date"), which is the Distribution Date immediately after the maturity date of the Comsat Junior Loan. Instead, on each Distribution Date prior to the Class A-8Z Distribution Date, an amount equal to the accrued and unpaid interest on the Class A-8Z Certificates will be added to the principal balance thereof. On the Class A-8Z Distribution Date, the entire principal balance of the Class A-8Z Certificates will be distributed in full to the extent of Class A-8Z Available Funds. See "Description of the Mortgage Pool -- Significant Mortgage loans -- The Comsat Loan and Property" and "Description of the Offered Certificates -- Distributions" herein.

                                 Except as described in the next sentence, the holders of the Class V-1, Class V-2, Class R and Class LR Certificates will not be entitled to distributions of interest or principal. The Class V-1 Certificates will be entitled to distributions of Net Default Interest and the Class V-2 Certificates will be entitled to distributions of Excess Interest, in each case, to the extent set forth in the Pooling and Servicing Agreement. The holders of the Class R Certificates will be entitled to receive any Available Funds remaining in the Upper-Tier Distribution Account on any Distribution Date after the distribution to the holders of the Regular Certificates of all amounts which they are entitled to receive on such Distribution Date. The Class LR Certificateholders will be entitled to receive any funds remaining in the Distribution Account on any Distribution Date after all distributions to which the regular interests in the Lower-Tier REMIC are entitled on such Distribution Date have been made and the proceeds of the remaining assets in the Trust Fund, if any, after the Certificate Balances of the Regular Certificates have been reduced to zero and the holders of the Regular Certificates have received all other distributions to which they are entitled. It is not anticipated that there will be any assets remaining in the Trust Fund on such date. In addition, the holders of 100% of the Percentage Interest in the Class LR Certificates will have the limited right to purchase ARD Loans under the circumstances described under "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans."

ADVANCES ......................  The Servicer is required to make advances
                                 ("P&I Advances") with respect to delinquent
                                 Monthly Payments on the Mortgage Loans,
                                 subject to the limitations described herein.
                                 P&I Advances will generally equal the
                                 delinquent portion of the Monthly Payment as specified in the related Note. If a borrower defaults on its obligation to pay amounts due on the maturity date of the related Mortgage Loan, the Servicer will be required on such date and thereafter until final liquidation thereof, to advance only an amount equal to the interest and principal portion of the constant Monthly Payment due immediately prior to the maturity date, with interest adjusted to the Mortgage Pass-Through Rate, to the extent not received. The Servicer will not be required or permitted to advance Default Interest or Excess Interest. The amount required to be advanced in respect of delinquent Monthly Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount required to be advanced by the Servicer without giving effect to the related Appraisal Reduction Amount and (b) a fraction, the numerator of which is (i) the Stated Principal Balance (as of the last day of the related Collection Period) of such Mortgage Loan minus (ii) any Appraisal Reduction Amount thereof and the denominator of which is the Stated Principal Balance thereof (as of the last day of the related Collection Period). In addition, and without duplication, the Servicer will (i) make only one P&I Advance with respect to each Mortgage Loan for the benefit of the most subordinate Class of Certificates then outstanding (unless the related delinquent Monthly Payment is received prior to the following Due Date) and (ii) not make any P&I Advance in respect of Reduction Interest Distribution Amounts and Reduction Interest Shortfalls. For purposes of determining the most subordinate Class, (i) the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1 and Class PS-1 Certificates collectively and (ii) the Class B-7 and Class B-7H Certificates together will, in each case, be treated as one Class. Also for such purposes, neither the Class A-8Z Certificates nor the Class B-3SC Certificates will be considered subordinate. See "The Pooling and Servicing Agreement -- Advances" herein and "Description of the Certificates -- Advances in Respect of Delinquencies" in the Prospectus. If the Servicer fails to make a required P&I Advance, the Trustee will be required to make the P&I Advance, and if the Trustee fails to make a required P&I Advance, the Fiscal Agent will be required to make such P&I Advance, in each case subject to a determination of recoverability. See "The Pooling and Servicing Agreement -- Advances" herein.

OPTIONAL TERMINATION ..........  The Depositor, and if the Depositor does not exercise the option, the Servicer and, if neither the Servicer nor the Depositor exercises the option, the holders of the Class LR Certificates representing greater than a 50% Percentage Interest of the Class LR Certificates, will have the option to purchase, at the purchase price specified herein, all of the Mortgage Loans and all property acquired through exercise of remedies in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the Initial Pool Balance or if the outstanding Mortgage Loans in the Mortgage Pool consist only of the Swiss Bank Tower Loan, the Kmart Loans and/or the Circuit City Loans. Additionally, the holders of the Class LR Certificates representing 100% of the Percentage Interest of the Class LR Certificates, and if the holder of the Class LR Certificates does not exercise its option, the holders of the most subordinate Class of Certificates (not including the Class B-7H Certificates), will have the option to purchase at the purchase price specified herein any Mortgage Loan on its Anticipated Repayment Date. See "The Pooling and Servicing Agreement -- Optional Termination" herein and "Description of the Certificates -- Termination" in the Prospectus.

CERTAIN FEDERAL INCOME TAX
 CONSEQUENCES .................  Elections will be made to treat the Trust
                                 REMICs, and the Trust REMICs will qualify, as two separate real estate mortgage investment conduits (each, a "REMIC" or, in the alternative, the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively) for federal income tax purposes. The Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1, Class PS-1, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8Z, Class B-1, Class B-2, Class B-3, Class B-3SC, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-7H Certificates (collectively, the "Regular Certificates") will constitute "regular interests" in the Upper-Tier REMIC, and the Class R and Class LR Certificates (collectively the "Residual Certificates") will be designated as the sole Classes of "residual interests" in the Upper-Tier REMIC and Lower-Tier REMIC, respectively. The Class V-1 Certificates will represent the right to receive Default Interest, subject to the obligation to reimburse the Servicer, the Trustee or the Fiscal Agent, as applicable, for interest on Advances, and the Class V-2 Certificates will represent the right to receive Excess Interest, which portions of the Trust Fund will be treated as a grantor trust for federal income tax purposes.

                                 The Offered Certificates will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income thereon in accordance with the accrual method of accounting. The Class A-8Z Certificates will be issued with original issue discount for federal income tax purposes in an amount equal to the excess of the initial Certificate Balance thereof and all interest expected to accrue thereon over their issue price (including accrued interest). It is anticipated that the Class A-CS1 and Class PS-1 Certificates will be treated as issued with original issue discount in an amount equal to all distributions of interest expected to be received thereon over their respective issue prices (including accrued interest). It is also anticipated that the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates will not be issued with original issue discount for federal income tax purposes. See "Certain Federal Income Tax Consequences" herein and "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates" in the Prospectus. Although not free from doubt, it is anticipated that any Prepayment Premiums allocable to the Offered Certificates will be ordinary income to a Certificateholder as such amounts accrue. See "Description of the Offered Certificates -- Distributions" herein.

ERISA CONSIDERATIONS ..........  The United States Department of Labor has
                                 issued to the Underwriter an individual
                                 prohibited transaction exemption, Prohibited
                                 Transaction Exemption 93-32 (the
                                 "Exemption"), which generally exempts from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, as amended (the "Code"), and the civil penalties imposed by 502(i) of ERISA, transactions relating to (i) the purchase, sale and holding of pass-through certificates such as the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1 and Class PS-1 Certificates (the "Senior Offered Certificates") by employee benefit plans and certain other retirement arrangements, including individual retirement accounts and Keogh plans, which are subject to Title I of ERISA or Section 4975 of the Code (all of which are hereinafter referred to as "Plans"), collective investment funds in which such Plans are invested, and insurance companies using assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA to include assets of Plans) to acquire such Certificates and (ii) the servicing and operation of mortgage pools such as the Mortgage Pool, provided that certain conditions are satisfied. See "ERISA Considerations" herein and in the Prospectus.

                                 The Underwriter believes that the conditions to the applicability of the Exemption will generally be met with respect to the Senior Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the Underwriter or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Class of Certificates. However, before purchasing a Senior Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other exemption and whether the conditions of any such exemption will be applicable to the Senior Offered Certificates.

                                 THE CLASS A-1E, CLASS A-2, CLASS A-3, CLASS
                                 A-4, CLASS A-5, CLASS A-6, CLASS A-7 AND
                                 CLASS A-8Z CERTIFICATES (THE "SUBORDINATED
                                 OFFERED CERTIFICATES") ARE SUBORDINATE TO
                                 ONE OR MORE OTHER CLASSES OF CERTIFICATES
                                 AND, ACCORDINGLY, NO TRANSFER OF A
                                 SUBORDINATED OFFERED CERTIFICATE THAT IS A
                                 DEFINITIVE CERTIFICATE MAY BE MADE UNLESS
                                 THE PROSPECTIVE TRANSFEREE HAS (A) DELIVERED
                                 TO THE DEPOSITOR, THE CERTIFICATE REGISTRAR
                                 AND THE TRUSTEE A REPRESENTATION LETTER
                                 STATING THAT THE TRANSFEREE IS NOT A PLAN
                                 (INCLUDING FOR PURPOSES OF THIS PARAGRAPH, A
                                 GOVERNMENTAL PLAN SUBJECT TO ANY SIMILAR
                                 LAW) OR A PERSON ACTING ON BEHALF OF OR
                                 INVESTING THE ASSETS OF A PLAN, OTHER THAN
                                 AN INSURANCE COMPANY INVESTING THE ASSETS OF
                                 ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES
                                 WHEREBY THE PURCHASE AND SUBSEQUENT HOLDING
                                 OF THE OFFERED CERTIFICATE WOULD BE EXEMPT
                                 FROM THE PROHIBITED TRANSACTION RESTRICTIONS
                                 OF ERISA AND THE CODE UNDER SECTIONS I AND
                                 III OF PROHIBITED TRANSACTION CLASS
                                 EXEMPTION ("PTE") 95-60 OR (B) PROVIDED AN
                                 OPINION OF COUNSEL AND SUCH OTHER
                                 DOCUMENTATION AS DESCRIBED UNDER "ERISA
                                 CONSIDERATIONS". THE TRANSFEREE OF A
                                 BENEFICIAL INTEREST IN A SUBORDINATED
                                 OFFERED CERTIFICATE THAT IS NOT A DEFINITIVE
                                 CERTIFICATE SHALL BE DEEMED TO REPRESENT
                                 THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE
                                 (A) ABOVE. SEE "DESCRIPTION OF THE OFFERED
                                 CERTIFICATES -- TRANSFER RESTRICTIONS" AND
                                 "ERISA CONSIDERATIONS" HEREIN AND "ERISA
                                 CONSIDERATIONS" IN THE PROSPECTUS.

RATINGS .......................  It is a condition to the issuance of the
                                 Offered Certificates that (i) the Class
                                 A-1A, Class A-1B, Class A-1C and Class A-1D
                                 Certificates be rated "AAA" by each of
                                 Standard & Poor's Rating Services ("S&P") and Fitch Investors Service, L.P. ("Fitch") and "Aaa" by Moody's Investors Service, Inc. ("Moody's", and together with S&P and Fitch, the "Rating Agencies"), (ii) the Class A-CS1 and Class PS-1 Certificates be rated "AAA" by Fitch and be rated "Aaa" by Moody's,
                                 (iii) the Class A-1E Certificates be rated
                                 "AAA" by Fitch, "AA+" by S&P and "Aa1" by
                                 Moody's, (iv) the Class A-2 Certificates be rated "AA" by Fitch, "A+" by S&P and "A1" by Moody's, (v) the Class A-3 Certificates be rated "A+" by Fitch and "A-" by S&P, (vi) the Class A-4 Certificates be rated "A" by Fitch and "BBB+" by S&P, (vii) the Class A-5 Certificates be rated "BBB+" by Fitch and "BBB" by S&P, (viii) the Class A-6 Certificates be rated "BBB-" by each of Fitch and S&P, (ix) the Class A-7 Certificates be rated "BBB-" by Fitch and
                                 (x) the Class A-8Z Certificates be rated
                                 "BBB-" by S&P. For a description of the
                                 limitations of the ratings of the Offered
                                 Certificates, see "Rating" herein. The Rated
                                 Final Distribution Date of each Class of
                                 Offered Certificates is February 14, 2043. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Any such revision, if negative, or withdrawal of a rating could have a material adverse effect on the affected Class of Certificates. The Rating Agencies' ratings on the Offered Certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. A security rating does not address the frequency of prepayments (both voluntary and involuntary) or the possibility that Certificateholders might suffer a lower than anticipated yield, nor does a security rating address the likelihood of receipt of Prepayment Premiums, Net Default Interest or Excess Interest. A security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class A-CS1 and Class PS-1 Certificates might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). As described herein, the amounts payable with respect to the Class A-CS1 and Class PS-1 Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class A-CS1 and Class PS-1 Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such holders will nevertheless have been paid, and such result is consistent with the rating received on each of the Class A-CS1 and Class PS-1 Certificates. Accordingly, the ratings of the Class A-CS1 and Class PS-1 Certificates should be evaluated independently from similar ratings on other types of securities. The ratings do not address the fact that the Pass-Through Rates of the Offered Certificates to the extent that they are based on the Weighted Average Net Mortgage Pass-Through Rate will be affected by changes therein. See "Risk Factors and Other Special Considerations" and "Rating" herein and "Yield Considerations" in the Prospectus.

LEGAL INVESTMENT ..............  The appropriate characterization of the
                                 Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, may be subject to significant interpretative uncertainties. Any Class of Certificates rated in the category of "AAA" or "AA" (or the equivalent) by at least one Rating Agency will constitute "mortgage related securities" within the meaning of the Secondary Mortgage Market Enhancement Act of 1984, as amended, for so long as the Mortgage Loans are secured by liens on real property. Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the Prospectus.

RISK FACTORS ..................  See "Risk Factors and Other Special
                                 Considerations" immediately following this
                                 Summary of Prospectus Supplement for a
                                 discussion of certain factors that should be considered in connection with the purchase of the Offered Certificates.

                 RISK FACTORS AND OTHER SPECIAL CONSIDERATIONS

   Prospective holders of Offered Certificates should consider, among other things, the following factors in connection with the purchase of the Offered Certificates.

THE MORTGAGE LOANS

   Risks Associated with Commercial and Multifamily Lending Generally. The Mortgage Loans are secured by anchored and unanchored retail properties (as defined below), office buildings, full and limited service hotels, multifamily residential housing, nursing homes, industrial properties, mobile home parks and healthcare facilities. Mortgage Loans secured by commercial and multifamily properties are markedly different from one-to-four family residential mortgage loans. Commercial and multifamily lending is generally viewed as exposing a lender to a greater risk of loss than one-to-four-family residential lending. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of the related real estate project, the businesses operated by the tenants and the creditworthiness of such tenants, i.e., the ability of the applicable property to produce cash flow. Even the liquidation value of a commercial or multifamily residential property is determined more by capitalization of the property's cash flow than any absolute value of buildings and improvements thereon. Lenders typically look to the debt service coverage ratio (that is the ratio of net cash flow to debt service) of a loan secured by income-producing property as an important measure of the risk of default on such a loan. Commercial and multifamily lending also typically involves larger loans to a single obligor than one-to-four-family residential lending.

   Volatility. Cash flows on commercial and multifamily properties are subject to volatility and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time. The volatility of cash flows available to cover debt service and the property values (which would affect the ability to refinance the property and proceeds available upon foreclosure) depend upon a number of factors, including (i) the volatility of property revenue, and (ii) the property's "operating leverage," which generally refers to (a) the percentage of total property operating expenses in relation to property revenue, (b) the breakdown of property operating expenses between those that are fixed and those that vary with revenue and (c) the level of capital expenditures required to maintain the property and retain or replace tenants. The net operating income and value of the Mortgaged Properties may be adversely affected by a number of factors, including but not limited to, national, regional and local economic conditions (which may be adversely impacted by plant closings, industry slowdowns and other factors); local real estate conditions (such as an oversupply of housing, retail space, office space or hotel rooms); changes or continued weakness in specific industry segments; changes in applicable healthcare regulations, including reimbursement requirements; perceptions by prospective tenants and, in the case of retail properties, retailers and shoppers, of the safety, convenience, services and attractiveness of the property; the willingness and ability of the property's owner to provide capable management and adequate maintenance; demographic factors; retroactive changes to building or similar codes; increases in operating expenses (such as energy costs); the number of tenants or, if applicable, the diversity of types of business operated by such tenants; and laws regulating the maximum rental permitted to be charged to a residential tenant. Properties with short-term, less creditworthy revenue sources and/or relatively high operating leverage, such as health care related facilities, hotels and motels can be expected to have more volatile cash flows than properties with medium to long-term tenant commitments from creditworthy tenants and/or relatively low operating leverage. A decline in the real estate market, in the financial condition of a major tenant or a general decline in the local or national economy will tend to have a more immediate effect on the net operating income of such properties and may lead to higher rates of delinquency or defaults. Historical operating results of the Mortgaged Properties may not be comparable to future operating results. In addition, other factors may adversely affect the Mortgaged Properties' value without affecting their current net operating income, including changes in governmental regulations, zoning or tax laws; potential environmental or other legal liabilities; the availability of refinancing; and changes in interest rate levels.

   The age, construction quality and design of a particular property may affect the occupancy level as well as the rents that may be charged for individual leases. The negative effects of poor construction quality or design will increase over time in the form of increased maintenance and the need for capital improvements. Even good construction will deteriorate over time if the property managers do not schedule and perform adequate maintenance in a timely fashion. If, during the terms of the Mortgage Loans, competing properties of a similar type are built in the areas where the Mortgaged Properties are located or similar properties in the vicinity of the Mortgaged Properties are substantially updated and refurbished, the value and net operating income of such Mortgaged Properties could be reduced. There is no assurance that the value of any Mortgaged Property during the term of the related Mortgage Loan will equal or exceed the appraised value determined in connection with the origination of such Mortgage Loan. However, the Mortgage Loans generally provide for deferred maintenance reserves in an amount sufficient to remediate any deficiencies raised by the engineering report issued in connection with the origination of the related Mortgage Loan. In addition, most of the Mortgage Loans contain ongoing capital expenditure reserve requirements. Such reserves will be funded by, and therefore are dependent upon, available cash flow before any excess cash is released to the related Borrower.

   Additionally, some of the Mortgaged Properties may not readily be converted to alternative uses if such Mortgaged Properties were to become unprofitable due to competition, age of the improvements, decreased demand or other factors. The conversion of healthcare facilities or hotels to alternative uses would generally require substantial capital expenditures. Thus, if the operation of any such Mortgaged Properties becomes unprofitable such that the borrower becomes unable to meet its obligations on the related loan, the liquidation value of any such property may be substantially less, relative to the amount owing on the related loan, than would be the case if such property were readily adaptable to other uses.

   Other multifamily residences, hotels, retail properties, office buildings, mobile home parks, healthcare facilities and industrial properties located in the areas of the Mortgaged Properties compete with the Mortgaged Properties of such types to attract residents, retailers, customers, patients and tenants. Increased competition frequently leads to lowering of rents in a market and could adversely affect income from and market value of the Mortgaged Properties.

   Borrower Default; Nonrecourse Mortgage Loans. The Mortgage Loans are not insured or guaranteed by any governmental entity, by any private mortgage insurer, or by the Depositor, the Mortgage Loan Seller, the Servicer, the Special Servicer, Bloomfield, the Trustee, the Fiscal Agent or any of their respective affiliates.

   Each Mortgage Loan is generally a nonrecourse loan as to which, in the event of a default under such Mortgage Loan, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the Mortgage Loan. See "Description of the Mortgage Pool" herein. Consequently, payment on each Mortgage Loan prior to maturity is dependent primarily on the sufficiency of the net operating income of the related Mortgaged Property, and at maturity (whether at scheduled maturity or, in the event of a default under the related Mortgage Loan, upon the acceleration of such maturity), upon the then market value of the related Mortgaged Property (taking into account any adverse effect of a foreclosure proceeding on the market value of the Mortgaged Property) or the ability of the related borrower to refinance the Mortgaged Property. All of the Mortgage Loans were originated within 16 months prior to the Cut-off Date. Consequently, the Mortgage Loans do not have as long standing a payment history as mortgage loans originated on earlier dates.

   Property Management. The successful operation of a real estate project is also dependent on the performance and viability of the property manager of such project. Different property types vary in the extent to which the property manager is involved in property marketing, leasing and operations on a daily basis. Properties deriving revenues primarily from short-term sources (such as hotels) are generally more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is responsible for responding to changes in the local market, planning and implementing the rental structure, including establishing levels of rent payments, operating the properties and providing building services, managing operating expenses and advising the borrowers so that maintenance and capital improvements can be carried out in a timely fashion. There can be no assurance that the property managers will at all times be in a financial condition to continue to fulfill their management responsibilities under the related management agreements throughout the terms thereof. The property managers are operating companies and unlike limited purpose entities, may not be restricted from incurring debt and other liabilities in the ordinary course of business or otherwise. Moreover, a majority of the properties secured by the Mortgage Loans are managed by affiliates of the applicable borrower. Such relationship could raise additional difficulties in connection with a Mortgage Loan in default or undergoing special servicing and a dispute between the partners or members of a borrower could disrupt the management of the underlying property which may cause an adverse effect on cash flow. However, many of the Mortgage Loans permit the lender to remove the manager upon the occurrence of an event of default, a decline in cash flow below specified levels or other specified triggers.

   Retail Properties. 29% of the Mortgage Loans, based on Initial Pool Balance, are secured by retail properties. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Cut-off Date Loan Amount by Property Type" herein. Significant factors determining the value of retail properties are the quality of the tenants as well as fundamental aspects of real estate such as location and market demographics. The correlation between the success of tenant businesses and property value is more direct with respect to retail properties than other types of commercial property because a significant component of the total rent paid by retail tenants is often tied to a percentage of gross sales. Whether a retail property is "anchored" or "unanchored" is also an important distinction. Retail properties that are anchored have traditionally been perceived to be less risky. While there is no strict definition of an anchor, it is generally understood that a retail anchor tenant is proportionately large in size and is vital in attracting customers to the property. 28%, based on Initial Pool Balance, of the Mortgage Loans secured by retail properties, are "anchored" and 1% are "unanchored." Furthermore, the correlation between the success of tenant businesses and property value is increased when the property is a single tenant property. 5%, based on Initial Pool Balance, of the Mortgage Loans, are secured by single tenant properties. 95% of the single tenant retail properties secure Credit Lease Loans. See "Description of the Mortgage Pool -- Credit Lease Loans" herein.

   Unlike office or hotel properties, retail properties also face competition from sources outside a given real estate market. Catalogue retailers, home shopping networks, shopping through electronic media, telemarketing and outlet centers all compete with more traditional retail properties for consumer dollars. Continued growth of these alternative retail outlets (which are often characterized by lower operating costs) could adversely affect the rents collectible at the retail properties included in the Mortgage Pool.

   Office Properties. 29% of the Mortgage Loans, based on Initial Pool Balance, are secured by office properties. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Cut-off Date Loan Amount by Property Type" herein. Significant factors determining the value of office properties are the quality of the tenants in the building, the physical attributes of the building in relation to competing buildings and the strength and stability of the market area as a desirable business location. Office properties may be adversely affected if there is an economic decline in the business operated by the tenants. The risk of such an adverse effect is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry. 13%, based on Initial Pool Balance, of the Mortgage Loans are secured by single tenant office properties. 26% of the single tenant office properties secure Credit Lease Loans. See "Description of the Mortgage Pool -- Credit Lease Loans" herein.

   Office properties are also subject to competition with other office properties in the same market. Competition is affected by a property's age, condition, design (e.g. floor sizes and layout), access to transportation and ability or inability to offer certain amenities to its tenants, including sophisticated building systems (such as fiberoptic cables, satellite communications or other base building technological features).

   The success of an office property also depends on the local economy. A company's decision to locate office headquarters in a given area, for example, may be affected by such factors as labor cost and quality, tax environment and quality of life issues such as schools and cultural amenities. A central business district may have an economy which is markedly different from that of a suburb. The local economy will impact on an office property's ability to attract stable tenants on a consistent basis. In addition, the cost of refitting office space for a new tenant is often more costly than for other property types.

   Hotel Properties. 14% of the Mortgage Loans, based on Initial Pool Balance, are secured by full service hotels or limited service hotels. These hotels are comprised of hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Cut-off Date Loan Amount by Property Type" herein for certain statistical information on the Hotel Properties and Hotel Loans.

   Various factors, including location, quality and franchise affiliation affect the economic performance of a hotel. Adverse economic conditions, either local, regional or national, may limit the amount that can be charged for a room and may result in a reduction in occupancy levels. The construction of competing hotels can have similar effects. To meet competition in the industry and to maintain economic values, continuing expenditures must be made for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives. In connection with such concerns, in certain of the Hotel Loans, the related borrower is required to fund FF&E reserves. Because hotel rooms generally are rented for short periods of time, hotels tend to respond more quickly to adverse economic conditions and competition than do other commercial properties. Furthermore, the financial strength and capabilities of the owner and operator of a hotel is likely to have a substantial impact on such hotel's quality of service and economic performance. Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. In connection with such concerns, in the case of certain of Hotel Loans, the related borrower is required to fund seasonal reserves. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

    Certain of the Hotel Properties are franchisees of national or regional hotel chains. The viability of any such Hotel Property depends in large part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise license agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on any such Hotel Property, the mortgagee may not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a Hotel Property, it is unlikely that the Trustee (or Servicer or Special Servicer) or purchaser of such Hotel Property would be entitled to the rights under any liquor license for such Hotel Property and such party would be required to apply in its own right for such license or licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

   Many of the Hotel Properties have liquor licenses. The liquor licenses for some of such properties may be held by the property manager rather than by the related borrower. In addition, some states and the Cayman Islands do not permit liquor licenses to be held other than by a natural person and, consequently, liquor licenses for hotel properties located in such jurisdictions are held by an individual affiliated with the related borrower or manager. Furthermore, the applicable laws and regulations relating to such licenses (including Cayman Islands law) generally prohibit the transfer of such licenses to any person without the prior approval of the relevant licensing authority. In the event of a foreclosure of a Hotel Property, or, in the case of the Westin Casuarina Resort Property, an exercise of a power of sale, it is unlikely that the Trustee (or Servicer or Special Servicer) or purchaser in any such sale would be entitled to the rights under the liquor license for such hotel property and such party would be required to apply in its own right for such a license. There can be no assurance that a new liquor license could be obtained. See "Certain Considerations With Respect to the Westin Casuarina Resort Loan" and "Description of the Mortgage Pool -- Significant Mortgage Loans -- Westin Casuarina Resort Loan Participation and Property" herein.

   Multifamily Properties. 19% of the Mortgage Loans, based on Initial Pool Balance, are secured by multifamily apartment buildings. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Cut-off Date Loan Amount by Property Type" herein.

   Significant factors determining the value and successful operation of a multifamily property are the location of the property, the number of competing residential developments in the local market (such as apartment buildings, manufactured housing communities and site-built single family homes), the physical attributes of the multifamily apartment building (such as its age and appearance) and state and local regulations affecting such property. In addition, the successful operation of an apartment building will depend upon other factors, such as its reputation, the ability of management to provide adequate maintenance and insurance, and the types of services it provides.

   Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

   In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. In many cases, the rent control laws do not permit vacancy decontrol. Local authority to impose rent control is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its Mortgage Loan from its net operating income or the proceeds of a sale or refinancing of the related Mortgaged Property.

   Adverse economic conditions, either local or national, may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy levels. Occupancy and rent levels may also be affected by construction of additional housing units, local military base or factory closings and national and local politics, including current or future rent stabilization and rent control laws and agreements. In addition, the level of mortgage interest rates may encourage tenants to purchase single-family housing. The location and construction quality of a particular building may affect the occupancy level as well as the rents that may be charged for individual units. The characteristics of a neighborhood may change over time or in relation to newer developments.

   Industrial Properties. 3% of the Mortgage Loans, based on Initial Pool Balance, are secured by industrial properties. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Types of Mortgaged Property" herein. Significant factors determining the value of industrial properties are the quality of tenants, building design and adaptability and the location of the property. Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties are more frequently dependent on a single tenant.

   Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics which are valuable to an industrial property include clear heights, column spacing, number of bays and bay depths, divisibility, truck turning radius and overall functionality and accessibility.

   Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

   Healthcare Properties. 3% of the Mortgaged Properties, based on the Initial Pool Balance, are operated as healthcare properties, including nursing homes, a congregate care facility and a hospital. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Cut-off Date Loan Amount by Property Type" herein for certain statistical information on such loans. Significant factors determining the value of nursing homes, congregate care facility and hospital properties include federal and state laws, competition with similar properties on a local and regional basis and the continued availability of revenue from government reimbursement programs, primarily Medicaid and Medicare.

   Hospitals and providers of long-term nursing care and other medical services are subject to federal and state laws that relate to the adequacy of medical care, distribution of pharmaceuticals, rate setting, equipment, personnel, operating policies and additions to facilities and services and, to the extent dependent on patients whose fees are reimbursed by private insurers, to the reimbursement policies of such insurers. In addition, facilities where such care or other medical services are provided are subject to periodic inspection by governmental authorities to determine compliance with various standards necessary for continued licensing under state law and continued participation in the Medicaid and Medicare reimbursement programs. The failure of any of such borrowers to maintain or renew any required license or regulatory approval could prevent it from continuing operations at a Mortgaged Property (in which case no revenues would be received from such property or portion thereof requiring licensing) or, if applicable, bar it from participation in government reimbursement programs. Furthermore, in the event of foreclosure, there can be no assurance that the Trustee (or Servicer or Special Servicer) or purchaser in a foreclosure sale would be entitled to the rights under such licenses and such party may have to apply in its own right for such a license. There can be no assurance that a new license could be obtained.

   Under applicable federal and state laws and regulations, Medicare and Medicaid, only the provider who actually furnished the related medical goods and services generally may sue for or enforce its rights to reimbursement. Accordingly, in the event of foreclosure, none of the Trustee, the Servicer, the Special Servicer or a subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the respective properties prior to such foreclosure.

   The operators of such hospitals, nursing homes and other healthcare facilities are likely to compete on a local and regional basis with others that operate similar facilities, some of which competitors may be better capitalized, may offer services not offered by such operators or may be owned by non-profit organizations or government agencies supported by endowments, charitable contributions, tax revenues and other sources not available to such operators. The successful operation of a Mortgaged Property that is a hospital, nursing home or other healthcare facility will generally depend upon the number of competing facilities in the local market, as well as upon other factors such as its age, appearance, reputation and management, the types of services it provides and the quality of care and the cost of that care.

   Hospitals, nursing home facilities and other healthcare facilities may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to statutory and regulatory changes, retroactive rate adjustments, administrative rulings, policy interpretations, delays by fiscal intermediaries and government funding restrictions. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers, and there are currently under consideration various proposals for national health care reform that could further limit those payments. Accordingly, there can be no assurance that payments under government reimbursement programs will, in the future, be sufficient to fully reimburse the cost of caring for program beneficiaries. If not, net operating income of the Mortgaged Properties that receive revenues from those sources, and consequently the ability of the related borrowers to meet their Mortgage Loan obligations, could be adversely affected.

   Hospitals and nursing homes also receive a substantial portion of their revenues from other third-party payors such as private health insurance plans. There can be no assurance that third-party reimbursement will continue to be available for hospital and nursing home services, or at what such rate it will be available. Congress and certain state legislatures are considering reforms in the health care industry that may affect current reimbursement practices. Further, the development of managed care programs in which the providers contract to provide comprehensive health care to a patient population at a fixed cost per person has given rise to similar pressures on health care providers to lower costs.

   Mobile Home Park Properties. 2% of the Mortgaged Properties, based on Initial Pool Balance, are operated as mobile home parks. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Cut-off Date Loan Amount by Property Type" herein, for certain statistical information on such loans.

   Significant factors determining the value of mobile home park properties are generally similar to the factors affecting the value of multifamily residential properties. In addition, the mobile home park properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. In fact, certain states also regulate changes in mobile home park use and require that the landlord give written notice to its tenants a substantial period of time prior to the projected change. Consequently, if the operation of any of the mobile home park properties becomes unprofitable due to competition, age of the improvement or other factors such that the borrower becomes unable to meet its obligation on the related Mortgage Loan, the liquidation value of that mobile home park property may be substantially less, relative to the amount owing on the Mortgage Loan, than would be the case if the mobile home park property were readily adaptable to other uses.

   Credit Lease Properties. 10% of the Mortgage Loans, based on Initial Pool Balance, are secured by properties backed by net lease obligations ("Credit Leases") of a tenant (each, a "Tenant", collectively the "Tenants"), or net lease obligations guaranteed by an entity (each, a "Guarantor", collectively, the "Guarantors"), that is rated or internally classified "BB-" (or the equivalent) or higher by one or more of the Rating Agencies (each, a "Credit Lease Loan", collectively, the "Credit Lease Loans").

   Any rating assigned to the Tenant or Guarantor, as applicable, by a Rating Agency will reflect only such Rating Agency's assessment of the long-term unsecured debt obligation. Such rating does not imply an assessment of the likelihood that the Credit Leases will not be terminated or the Credit Lease Loans prepaid, that Principal Prepayments on the Credit Lease Loans will be made by the related Borrowers, or that any Prepayment Premium will be paid or, if paid, will be sufficient to provide the anticipated yield. As a result, such rating will not address the possibility that a prepayment of a Mortgage Loan may cause a Certificateholder to experience a lower than anticipated yield. See "Prepayment and Yield considerations" herein. See "Description of the Mortgage Pool -- Additional Mortgage Loan Information -- Cut-off Date Loan Amount by Property Type" herein, for certain statistical information on such Loans.

   Tenant Credit Risk. Income from and the market value of retail, office and industrial Mortgaged Properties would be adversely affected if space in the Mortgaged Properties could not be leased, if tenants were unable to meet their lease obligations, if a significant tenant were to become a debtor in a bankruptcy case under the United States Bankruptcy Code or if for any other reason rental payments could not be collected. If tenant sales in the Mortgaged Properties that contain retail space were to decline, rents based upon such sales would decline and tenants may be unable to pay their rent or other occupancy costs. Upon the occurrence of an event of default by a tenant, delays and costs in enforcing the lessor's rights could be experienced. Repayment of the Mortgage Loans will be affected by the expiration of space leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, could be substantial and could reduce cash flow from the Mortgaged Properties.

   In the case of retail properties, the failure of an anchor tenant to renew its lease, the termination of an anchor tenant's lease, the bankruptcy or economic decline of an anchor tenant, or the cessation of the business of an anchor (notwithstanding its continued payment of rent) can have a particularly negative effect on the economic performance of a shopping center property given the importance of anchor tenants in attracting traffic to other stores. In addition, the failure of any anchor tenant to operate from its premises may give certain tenants the right to terminate or reduce rents under their leases.

    Credit Quality of Tenants and Guarantors. With respect to each Mortgage Loan that is a Credit Lease Loan, interest and principal payments are dependent principally on the payment by each Tenant or Guarantor, if any, under such Credit Lease, of monthly rent paid under the related Credit Lease by or on behalf of the Tenant (the "Monthly Rental Payment") and other payments due under the terms of its Credit Lease. A downgrade in the credit rating of any of the Tenants and/or the Guarantors may have a related adverse effect on the rating of the Offered Certificates.

   If a Tenant or Guarantor defaults on its obligation to make Monthly Rental Payments under a Credit Lease or the related guarantee, as the case may be, the borrower under a Credit Lease Loan may not have the ability to make required payments on such Credit Lease Loan. If a payment default on the Credit Lease Loan occurs, the Special Servicer may be entitled to foreclose upon or otherwise realize upon the related Credit Lease Property to recover amounts due under the Credit Lease Loan, and will also be entitled to pursue any available remedies against the defaulting Tenant and any Guarantor, which may include rights to all future Monthly Rental Payments. If the default occurs before significant amortization of the Credit Lease Loan has occurred and no recovery is available from the related borrower, the Tenant or any Guarantor, it is unlikely in most cases that the Special Servicer will be able to recover in full the amounts then due under the Credit Lease Loan. See "Description of the Mortgage Loans --Credit Lease Pool" herein.

   Terms of the Credit Leases; Factors Affecting Lease Enhancement Policy Proceeds. With respect to each Credit Lease Loan which is not secured by the assignment of a "Bondable Lease," the Trustee is the beneficiary of a non-cancelable insurance policy (a "Lease Enhancement Policy") obtained to cover certain lease termination and rent abatement events arising out of a casualty to, or condemnation of, a Credit Lease Property. A "Bondable Lease" generally means that the related Tenant has no rights under the terms of the related Credit Lease to terminate the Credit Leases or abate rent due under the Credit Lease, including by reason of the occurrence of certain casualty and condemnation events or the failure of the related Mortgagor, as lessor, to perform required maintenance, repairs or replacement. The Credit Leases with respect to the Mortgage Loans known as the Kmart Loans, the Cablevision Loan and the Comsat Senior Loan, each have a Lease Enhancement Policy. The Lease Enhancement Policies insuring the Kmart Leases, the Cablevision Lease and the Comsat Leases, were issued by (i) Chubb Insurance Company, which, as of the Cut-off Date, is rated "AAA" by S&P, (ii) Lexington Insurance Company, a subsidiary of American International Group Inc., which as of the Cut-off Date is rated "AAA" by S&P, and (iii) Chubb Custom Insurance Company, which, as of the Cut-off Date is rated "AAA" by S&P, respectively. The Lease Enhancement Policies issued by the Lease Enhancement Insurer for the Kmart Leases and the Comsat Leases are subject to certain limited exclusions and do not insure interest on Credit Lease Loans for a period of greater than 75 days past the date of the occurrence of a Casualty or Condemnation Event. The Lease Enhancement Policy for the Cablevision Lease permits payment in a lump sum (limited to principal plus accrued interest on the Mortgage Loan through the date of payment) or payment over time. The Lease Enhancement Insurers are also not required to pay amounts due under the related Credit Lease Loans other than principal and, subject to the limitation above, accrued interest, and therefore, are not required to pay any Prepayment Premium or Yield Maintenance Charge due thereunder or any amounts the related borrower is obligated to pay thereunder to reimburse the Servicer or the Trustee for outstanding Servicing Advances.

   Certificateholders may be adversely affected by any failure by a Lease Enhancement Insurer to pay under the terms of the Lease Enhancement Policies, and any downgrade of the credit rating of the Lease Enhancement Insurer may adversely affect the ratings of the Offered Certificates. See "Description of the Mortgage Pool -- Credit Lease Loans" herein.

 Certain Considerations With Respect to the Westin Casuarina Resort Loan and Property

   The Hotel Property known as Westin Casuarina Resort is located in Grand Cayman, British West Indies. There are certain unique risks associated with mortgaged property located outside of the United States.

   Considerations Relating to Cayman Islands law. The Westin Casuarina Resort Borrower's right to operate the Westin Casuarina Resort Property is subject to the continuing effectiveness of a Local Companies (Control) Law license granted by the Cayman Islands government (the "Operating License"). The current Operating License expires in 2006 and under the Westin Casuarina Resort Loan, the Westin Casuarina Resort Borrower is required, in good faith, to diligently pursue obtaining a new Operating License at least one year prior to the expiration of the existing Operating License (except that under certain circumstances the Westin Casuarina Resort Borrower may have an additional 90 days to obtain such Operating License). No assurance can be provided that such new or extended Operating License will be obtained. The Trustee and/or the Servicer may under certain circumstances be required to obtain an Operating License (and any costs related to obtaining such license will be a Property Advance), register as a foreign company and/or obtain licenses under the Banks and Trust Companies Law and the Insurance Law of the Cayman Islands, respectively. There can be no assurance that the Trustee, Servicer, or owner of the property would be able to obtain an Operating License or such other licenses.

   The Companies Law of the Cayman Islands provides various mechanism for the liquidation and winding-up of Cayman Islands companies, whether or not insolvent. Although the commencement of winding-up proceedings need not generally impair the ability of a secured lender to exercise its power of sale in respect of Cayman Islands real property securing its loan, the lender cannot bring an action against the borrower without court approval. Judicial approval may also be required for a secured lender to rely on certain terms of the security documents.

   The loan agreement relating to the Westin Casuarina Resort Loan provides that such loan agreement is governed by New York law. However, a borrower has a statutory right under the Cayman Islands Registered Land Law (the "RLL") with respect to a loan secured by Cayman Islands real property to redeem the encumbered real property at any time prior to its sale under the lender's power of sale upon payment of all money due and owing under the charge. In addition, creditors of the borrower, sureties for the borrower, and other persons with an interest in the land may require the lender to transfer its security interest in the property to them upon payment of the same amount the borrower would be required to pay in order to effect a redemption. Accordingly, the prohibition against prepayment, and any prohibitions on or conditions to releases of collateral provided in the Westin Casuarina Resort Loan are subject to such borrower's statutory right to redeem under the RLL and the Cayman Islands court's approval.

   Under Cayman Islands law, a lender is not permitted to foreclose against the real property encumbered by its security interest unless permitted by court approval, which is rarely given. Instead, it may (i) appoint a receiver to collect the revenues of the encumbered property, (ii) sell the encumbered property or (iii) sue the borrower for all amounts due under the loan. Under the RLL in order to exercise any of these remedies the lender must first give timely written notice and allow a required cure period, generally three months. The lender's right to sell a Cayman Islands property would normally be exercised at public auction. This requirement may be varied by agreement, but such variation is valid only with court approval. Further, in any sale, the lender is required to act in good faith and have regard to the interests of the borrower, and is under a duty to use reasonable endeavors to obtain the best price reasonably available under the circumstances at the date of sale. Accordingly, an extensive, and therefore costly, marketing effort may be required in order for the court to be satisfied that the Trust Fund has obtained the best price reasonably available in compliance with Cayman Islands law.

   Under Cayman Islands law, a security interest in real property is subject to certain unrecorded or unregistered interests, including, without limitation, leases or agreements for leases for a term not exceeding two years, periodic tenancies, the rights of persons in actual occupation of the land (unless such persons do not disclose their rights upon inquiry), and various utility, air, light and water rights. Title insurance is not customarily obtained for properties in the Cayman Islands. The loan documents for the Westin Casuarina Resort Loan are filed and registered with the Registrar of Lands (an officer of the Cayman Islands government) who records the charge in the appropriate land register. Also under Cayman Islands law, in certain circumstances the obligations of a Cayman Islands company such as the Westin Casuarina Resort Borrower to pay health insurance, pension contributions and employees' severance pay (up to a maximum of twelve weeks basic pay per employee) will be given priority over all debts of such company, secured and unsecured.

   A debenture creating a floating charge over the business and assets of Westin Casuarina Resort Borrower (except the Cayman Islands Property and hotel built on it, which are secured by a statutory fixed legal charge) has been registered in the Westin Casuarina Resort Borrower's Register of Mortgages and Charges and at the Cayman Islands Public Record Office pursuant to the Bills of Sales and Public Recorder Laws. Such registration does not give the Trustee priority over a subsequent fixed charge over these assets if the subsequent charge does not have notice of the prohibition on subsequent charges contained in the debenture. The Depositor has been advised that there is no Cayman Islands authority on what constitutes notice in such circumstances, although a prudent subsequent chargee's searches will reveal the debentures and its terms. Moreover, English authority (which would be of persuasive effect in the Cayman Islands courts) indicates that a subsequent chargee who deliberately fails to undertake such searches (including a search at the Public Record Office, in the Westin Casuarina Resort Borrower's Register of Mortgages and Charges and at the Land Registry) should be held to have constructive notice of the Debenture and is terms. However, there can be no assurance that a Cayman Islands Court would so hold.

   Sovereign Risk. The landlord under the ground lease relating to the Westin Casuarina Resort Loan is the government of the Cayman Islands. A foreign state has the ability to influence a transaction in many ways, including, but not limited to, the imposition of exchange controls that limit the export of local or foreign currency, declaration of a moratorium on payments on external debt, diversion of debt service payments or expropriation of property. In addition, there is the risk that a country's existing social structure will be subject to violent upheaval or other crisis. Because the Westin Casuarina Resort Property is in Grand Cayman, British West Indies, the Westin Casuarina Resort Loan is subject to these risks, collectively known as "sovereign risk."

          CUT-OFF DATE BALANCES AND CONCENTRATION OF MORTGAGE LOANS

                                                              CUT-OFF DATE     % OF INITIAL
LOAN NAME                                                   PRINCIPAL BALANCE  POOL BALANCE
---------                                                   -----------------  ------------
Saul Centers Pool Properties (SC Senior Portion only)          121,000,000           7%
Three Penn Plaza Property..............................        110,000,000           6%
Fath Pool Properties...................................         86,043,583           5%
Westin Peachtree Hotel Property........................         74,745,084           4%
Dayton Mall Property...................................         61,410,564           4%
Am South Property......................................         57,170,900           3%

   The six largest Mortgage Loans have Cut-off Date Principal Balances that represent, in the aggregate, approximately 29% of the Initial Pool Balance. See "Description of the Mortgage Pool -- Significant Mortgage Loans" herein for a description of the six largest Mortgage Loans based on Cut-off Date Principal Balance.

   The following table sets forth Mortgage Loans secured by more than one Mortgaged Property.

          MORTGAGE LOANS SECURED BY MORE THAN ONE MORTGAGED PROPERTY

                                           NUMBER OF      NUMBER OF     % OF INITIAL
LOAN NAME                                 PROPERTIES       STATES       POOL BALANCE
---------                                 ----------       ------       ------------
Amherst ...............................        2              1               1%
Banzhoff MHP...........................        4              1               0%
Charter One Pool ......................        4              1               1%
Clematis Corridor Portfolio ...........        2              1               0%
Fath ..................................       17              3               5%
FG Hotels .............................       10              6               2%
Hermalin Portfolio ....................        3              1               1%
JRK Crossed Multifamily ...............        5              3               2%
Keegan & Willow Shopping Centers*  ....        2              1               0%
GSS Investments .......................        3              1               0%
McBride Portfolio* ....................       10              1               3%
PHP Properties ........................        6              1               1%
San Malls .............................        2              1               2%
Saul Centers (SC Senior Portion)  .....        9              3               7%

------------
* Loans entered into with multiple borrowers. See "--Limitations on the Enforceability of Cross-Collateralization" below and "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Cross-Collateralization and Cross-Default of Certain Mortgage Loans" herein.

   In addition there are seven pairs and six groups of three to eight Mortgage Loans comprising 14% of the Initial Pool Balance that were made to affiliated borrowers which are not cross-collateralized or cross-defaulted, no one of which represents more than 3% of the Initial Pool Balance and 7% of the Initial Pool Balance of which are Credit Lease Loans.

   In general, concentrations in a mortgage pool in which one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in such pool can result in losses that are more severe, relative to the size of the pool, than would be the case if the aggregate balance of such pool were more evenly distributed among the mortgage loans in such pool. Concentrations of Mortgage Loans with the same borrower or related borrowers can also pose increased risks. For example, if a person that owns or controls several Mortgaged Properties experiences financial difficulty at one Mortgaged Property, it could defer maintenance at one Mortgaged Property in order to satisfy current expenses with respect to another Mortgaged Property, or it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting Monthly Payments (subject to the Servicer's obligation to make Advances) for an indefinite period on all of the related Mortgage Loans.

   Limitations on Enforceability of Cross-Collateralization. Fourteen of the Mortgage Loans representing approximately 25% of the Initial Pool Balance and having Cut-off Date Principal Balances ranging from approximately $3.2 million to approximately $147 million are secured by more than one Mortgaged Property. These arrangements seek to reduce the risk that the inability of a Mortgaged Property securing each such Mortgage Loan to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

   Cross-collateralization arrangements involving more than one borrower (as indicated on the chart entitled "Mortgage Loans Secured by More Than One Mortgaged Property" above) could be challenged as a fraudulent conveyance by creditors of a borrower or by the representative of the bankruptcy estate of a borrower, if a borrower were to become a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or
(iii) intended to, or believed that it would, incur debts that would be beyond the person's ability to pay as such debts matured. Accordingly, a lien granted by a borrower to secure repayment of another borrower's Mortgage Loan could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its Mortgaged Property to be encumbered by a lien securing the entire indebtedness represented by the other Mortgage Loan, receive fair consideration or reasonably equivalent value for pledging such Mortgaged Property for the equal benefit of the other borrower.

   Other Financing. The Mortgage Loans generally prohibit incurring any debt that is secured by the related Mortgaged Property. The Mortgage Loans do, however, generally permit the related borrower to incur secured indebtedness in limited circumstances for the purchase of certain items used in the ordinary course of business, such as equipment and in the case of certain of the Mortgage Loans, limited amounts of unsecured debt is permitted for other purposes. The existence of such other indebtedness could adversely affect the financial viability of the related borrowers or the security interest of the lender in the equipment or other assets acquired through such financings or could complicate bankruptcy proceedings and delay foreclosure on the Mortgaged Property. See "Certain Legal Aspects of the Mortgage Loans -- Subordinate Financing" in the Prospectus. Additionally, the Mortgage Loan Seller has made loans to parents of certain of the borrowers ("Mezzanine Debt") as set forth on the following table:

                                MEZZANINE DEBT

                            MORTGAGE       MEZZANINE     DEBT IN PARENT
MORTGAGE LOAN            LOAN BALANCE(1) DEBT BALANCE(2)  OR BORROWER    FORECLOSEABLE  SECURED(4)  COMBINED LTV(3)
-------------            -------------------------------  -----------    -------------  ----------  ---------------
Brittany Place .........   $18,560,433    $ 1,416,000       Parent            Yes           Yes           83%
College Plaza ..........   $ 2,439,083    $   155,276       Parent             No            No           74%
Longwood Village .......   $ 4,080,905    $   259,798       Parent             No            No           82%
Triangle East ..........   $ 4,240,000    $   269,926       Parent             No            No           64%
Westin Peachtree Hotel     $74,745,084    $15,000,000       Parent             No            No           65%

------------
(1)    As of the Cut-off Date.
(2)    Initial principal balance.
(3) "Combined LTV" means "LTV" as defined herein, but adding the original principal balance of the Mezzanine Debt to the numerator.
(4) As used above, secured means by a pledge of a partnership or other such interest, rather than an interest in the Mortgaged Property.

   With respect to the Mortgage Loan secured by the Mortgaged Property known as 14 Walkup Drive (the "First Mortgage"), an affiliate of the borrower continues to hold a subordinate note from the borrower in the amount of $9,140,000 secured by a second mortgage on the 14 Walkup Property (the "Second Mortgage"). The Second Mortgage is completely subordinate to the First Mortgage, has no foreclosure rights and has been pledged to the Trust Fund as additional security for the First Mortgage.

    Preferred Equity Investments by the Mortgage Loan Seller and/or its Affiliates. The Mortgage Loan Seller and/or its affiliates (the "Preferred Interest Holder") has acquired a preferred equity interest in 9 borrowers or their affiliates, which are the borrowers (or affiliates) with respect to Mortgage Loans representing approximately 9% of the Initial Pool Balance as set forth in the following table:

    PREFERRED EQUITY (APPROXIMATE) INVESTMENTS IN BORROWERS AND AFFILIATES

                                                  APPROXIMATE AMOUNT
                                  MORTGAGE LOAN   OF PREFERRED EQUITY INTEREST IN BORROWER
MORTGAGE LOAN                       BALANCE(1)       INVESTMENT(2)      OR ITS AFFILIATE
-------------                       ----------       -------------      ----------------
The Century Building ...........   $50,775,000        $10,225,000            Borrower
Sheraton Ocean City ............   $16,473,961        $ 2,000,000            Borrower
Roseburg Valley Mall ...........   $10,880,000        $   520,000            Borrower
Mediterranean Apartments  ......   $10,052,010        $   500,000            Borrower
Argossy Apartments .............   $ 8,800,000        $   450,000            Borrower
5 & 7 East 17th Street .........   $ 4,686,855        $   725,000            Borrower
Canterbury Townhouses ..........   $ 4,122,500        $   295,000            Borrower
Milford Plaza ..................   $ 2,591,331        $   173,000           Affiliate
Best Western--Old Hickory Inn  .   $ 2,541,934        $   450,000            Borrower

------------
(1) As of the Cut-off Date, the total Initial Pool Balance of all Mortgage Loans in which the Preferred Interest Holder has a preferred equity interest is approximately $110,923,591.
(2)    Initial amount of investment.

   In general, with respect to each such borrower, the Preferred Interest Holder is entitled to receive certain preferred distributions prior to distributions being made to the other partners or members. No monthly distribution to the Preferred Interest Holder is permitted to be made until all required monthly debt service payments, reserve payments, other payments under the related Mortgage Loan ("Monthly Mortgage Loan Payments") and any obligations to other creditors have been made when due and all monthly operating expenses with respect to the related Mortgaged Property ("Monthly Operating Expenses") have been paid. After payment of such amounts, the Preferred Interest Holder is entitled to receive a distribution of a preferred yield and a monthly return of capital equal to either (i) a scheduled minimum payment or (ii) the greater of a scheduled minimum payment and specified percentage of certain remaining cash flow from the Mortgaged Property or Properties, after payment of Monthly Mortgage Loan Payments, Monthly Operating Expenses and the monthly preferred yield to the Preferred Interest Holder (or, in each case, if certain breaches have occurred, 100% of such remaining cash flow).

   Under the related partnership agreement, operating agreement or similar agreement, the Preferred Interest Holder has certain specified rights, including, in most cases, the right to terminate and replace the manager of the related Mortgaged Property or Properties upon the occurrence of certain specified breaches or in some cases, if the DSCR as of certain dates falls below certain levels generally equal to the DSCR at the time of the origination of the related Mortgage Loan. However, the right of the Preferred Interest Holder to terminate any manager is expressly subordinate to the right of the Servicer to terminate and replace such manager. If the Preferred Interest Holder is entitled to terminate a manager at a time when the Servicer does not have such a right, then prior to termination, the Preferred Interest Holder must receive written confirmation from each of the Rating Agencies that such termination would not cause such Rating Agency to withdraw, qualify or downgrade any of its then-current ratings on the Certificates. Other than the increase in the percentage of the cash flow used to calculate the monthly return of capital and the right to terminate the manager as described above, the Preferred Interest Holder has no further remedies under the relevant partnership, operating or similar agreement in the event of nonpayment of its monthly preferred yield and return of capital.

   In general, the Preferred Interest Holder has the right to approve the annual budget for the Mortgaged Properties, which right is subject to any right that the Servicer may have to approve such budgets. The Preferred Interest Holder also has the right to approve certain actions of the related borrowers, including certain transactions with affiliates, prepayment or refinancing of the related Mortgage Loan, transfer of the related Mortgaged Property, entry into or modification of substantial leases or improvement of the related Mortgaged Properties to a materially higher standard than comparable properties in the vicinity of such Mortgaged Properties (unless approved by the Servicer as described below), and the dissolution, liquidation or the taking of certain bankruptcy actions with respect to the borrower. With respect to the making of any capital improvements in addition to those reserved for under the related Mortgage Loan, the Servicer alone may approve such improvements without the consent of the Preferred Interest Holder. In such event, the expenditure of amounts to make such additional capital improvements, rather than to make the monthly distribution to the Preferred Interest Holder, will not cause a breach which gives rise to a right to terminate the related manager.

   The Loeb-Riverview Center borrower has an option for approximately 24 months to require the Mortgage Loan Seller to make a preferred equity investment in such borrower of up to $5,000,000.

   Other Equity Investments by the Mortgage Loan Seller and/or its Affiliates. An affiliate of the Mortgage Loan Seller owns a 50% equity ownership interest in the borrower with respect to the Mortgage Loan known as the Dayton Mall Loan. Pursuant to the terms of the borrower's operating agreement, payments made to such affiliate will be prior to the other members and such affiliate will have certain other preferential rights that are substantially similar to those described above for the Preferred Interest Holder.

   An affiliate of the Mortgage Loan Seller owns a 100% common equity ownership interest in the borrower with respect to the Mortgaged Properties known as San Malls.

   An affiliate of the Mortgage Loan Seller owns a 70% ownership interest in the borrower with respect to the Mortgaged Property known as Security Square Mall and is currently negotiating the sale of 7.5% of such interest to the current 30% interest holder. An additional equity investment in the amount of $5,000,000 has been provided to such borrower by another affiliate of the Mortgage Loan Seller. Pursuant to the terms of the related borrower's limited partnership agreement, payments made to such affiliate of the Mortgage Loan Seller will be paid prior to the other partners and such affiliate will have certain other preferential rights substantially similar to those described above for holders of preferred equity. In addition, the borrower has an option for approximately 12 months to require such affiliate of the Mortgage Loan Seller to make an additional investment in the borrower of up to $1,000,000.

   The Mortgage Loan Seller owns a 27% membership interest in Westin Hotel LLC ("Westin"), the owner of Westin Hotels and Resorts Worldwide, Inc. ("Westin Resorts"). Westin Resorts indirectly owns the manager and an interest in the borrower with respect to the Mortgaged Property known as the Westin Peachtree Hotel Property. Starwood Lodging Trust and Starwood Lodging Corporation (collectively, "Starwood") have entered into an agreement to acquire Westin Resorts (the "Merger"). Starwood is a paired-share hotel real estate investment trust traded on the New York Stock Exchange. The Merger is scheduled to close by January 31, 1998. After the Merger, the Mortgage Loan Seller will own less than 10% of the equity in Starwood. The Mortgage Loan Seller's membership interests in Westin are non-voting interests.

   The four borrowers described above in which the Mortgage Loan Seller and/or its affiliates have an equity interest represent approximately 11% of the Initial Pool Balance. Other than with respect to the Mortgaged Properties known as San Malls, the Mortgage Loan Seller does not actively manage or control the day-to-day operations of such borrowers.

   Tax Considerations Related to Foreclosure. If the Trust Fund were to acquire a Mortgaged Property subsequent to a default on the related Mortgage Loan pursuant to a foreclosure or deed in lieu of foreclosure, the Special Servicer would be required to retain an independent contractor to operate and manage the Mortgaged Property. Any net income from such operation and management, other than qualifying "rents from real property," or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the Lower-Tier REMIC to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to Certificateholders. See "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxes That May Be Imposed on the REMIC Pool -- Net Income From Foreclosure Property" in the Prospectus.

   Risk of Different Timing of Mortgage Loan Amortization. As set forth on the table below, the different types of Mortgaged Properties securing the Mortgage Loans have varying weighted average terms to maturity. If and as principal payments or prepayments are made on a Mortgage Loan, the remaining Mortgage Pool will be subject to more concentrated risk with respect to the diversity of properties, types of properties, geographic concentration (see "--Geographic Concentration" below) and with respect to the number of borrowers. Because principal on the Certificates is payable in sequential order, and no Class entitled to distributions of principal receives principal until the Certificate Balance of the preceding Class or Classes so entitled has been reduced to zero, Classes that have a later sequential designation are more likely to be exposed to the risk of concentration discussed in the preceding sentence than Classes with higher sequential priority.

    WEIGHTED AVERAGE REMAINING TERM TO MATURITY FOR VARIOUS PROPERTY TYPES

                                                     WEIGHTED AVERAGE
                                                     REMAINING TERM TO
                                                        EARLIER OF
                                                        MATURITY OR
                                                        ANTICIPATED
                                                      REPAYMENT DATE
PROPERTY TYPE             % OF INITIAL POOL BALANCE   (IF APPLICABLE)
-------------             -------------------------   ---------------
Office ..................             29%                   136
Retail (Anchored) .......             28%                   175
Multifamily .............             19%                   128
Hotel (Full Service)  ...             13%                   173
Industrial ..............              3%                   175
Healthcare Facility......              3%                   178
Mobile Home..............              2%                   127
Retail (Unanchored)  ....              1%                   133
Hotel (Limited Service)                0%                   149
Hotel (Extended Stay)  ..              0%                   144

   Geographic Concentration. The Mortgaged Properties are located in 35 states and the British West Indies. The tables below set forth the states in which a significant percentage of the Mortgaged Properties are located. See the table entitled "Geographic Distribution of the Mortgaged Properties" for a description of geographic location of the Mortgaged Properties. Except as set forth below, no state contains more than 5% (by Cut-off Date Principal Balance or Allocated Loan Amount) of the Mortgaged Properties.

         SIGNIFICANT GEOGRAPHIC CONCENTRATION OF MORTGAGED PROPERTIES

                                              NUMBER OF
STATE         % OF INITIAL POOL BALANCE  MORTGAGED PROPERTIES
-----         -------------------------  --------------------
New Jersey ..             10%                     19
Ohio.........             10%                     25
Maryland.....             10%                     15
Texas........              9%                     25
Virginia.....              7%                      9
New York.....              6%                     10
California ..              6%                     19

   Repayments by borrowers and the market value of the Mortgaged Properties could be adversely affected by economic conditions generally or in regions where the borrowers and the Mortgaged Properties are located, conditions in the real estate markets where the Mortgaged Properties are located, changes in governmental rules and fiscal policies, acts of nature (which may result in uninsured losses), and other factors which are beyond the control of the borrowers.

   The economy of any state or region in which a Mortgaged Property is located may be adversely affected to a greater degree than that of other areas of the country by certain developments affecting industries concentrated in such state or region. Moreover, in recent periods, several regions of the United States have experienced significant downturns in the market value of real estate. To the extent that general economic or other relevant conditions in states or regions in which concentrations of Mortgaged Properties securing significant portions of the aggregate principal balance of the Mortgage Loans are located decline and result in a decrease in commercial property, housing or consumer demand in the region, the income from and market value of the Mortgaged Properties may be adversely affected.

   Exercise of Remedies. The Mortgage Loans generally contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. All of the Mortgage Loans also include a debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults of the mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust or permit the acceleration of the indebtedness as a result of a default deemed to be immaterial or if the exercise of such remedies would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

   Each of the Mortgage Loans is secured by an assignment of leases and rents pursuant to which the related mortgagor assigned its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect rents. In some cases, such assignments may not be perfected as security interests prior to actual possession of the cash flow. In some cases, state law may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans -- Leases and Rents" in the Prospectus.

   Environmental Law Considerations. Under various federal, state and local environmental laws, ordinances and regulations, a current or previous owner or operator of real property may be liable for the costs of removal or remediation of hazardous or toxic substances on, under, adjacent to, or in such property. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. The cost of any required remediation and the owner's liability therefor is generally not limited under such circumstances and could exceed the value of the property and/or the aggregate assets of the owner. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In some such states this lien has priority over the lien of an existing mortgage against such property. In addition, the presence of hazardous or toxic substances, or the failure to properly remediate such property, may adversely affect the owner's or operator's ability to refinance using such property as collateral. Persons who arrange for the disposal or treatment of hazardous or toxic substances may also be liable for the costs of removal or remediation of such substances at the disposal or treatment facility. Certain laws impose liability for release of asbestos containing materials ("ACMs") into the air or require the removal or containment of ACMs and third parties may seek recovery from owners or operators of real properties for personal injury associated with ACMs or other exposure to chemicals or other hazardous substances. For all of these reasons, the presence of, or contamination by, hazardous substances at, on, under, adjacent to, or in a property can materially adversely affect the value of the property.

   Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended ("CERCLA"), as well as certain state laws, a secured lender (such as the Trust Fund) may be liable, as an "owner" or "operator," for the costs of responding to a release or threat of a release of hazardous substances on or from a borrower's property regardless of whether the borrower or a previous owner caused the environmental damage, if (i) agents or employees of a lender are deemed to have participated in the management of the borrower or (ii) the Trust Fund actually takes possession of a borrower's property or control of its day-to-day operations, as for example, through the appointment of a receiver or foreclosure. Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under CERCLA and similar federal laws, such legislation has no applicability to state environmental law. See "Certain Legal Aspects of the Mortgage Loans -- Environmental Legislation" in the Prospectus.

   All of the Mortgaged Properties have been subject to environmental site assessments or studies within the eighteen months preceding the Cut-off Date. There can be no assurance that any such assessment or study revealed all possible environmental hazards. No assessment or study revealed any environmental condition or circumstance that the Depositor believes will have a material adverse impact on the value of the related Mortgaged Property or the borrower's ability to pay its debt. In the cases where the environmental assessments revealed the existence of friable and non-friable ACMs and lead-based paint, the borrowers agreed to establish and maintain operations and maintenance or abatement programs and/or environmental reserves. The environmental studies and assessments revealed that a large portion of the Mortgaged Properties, based on Initial Pool Balance, contained ACMs.

   The environmental site assessment of the Mortgaged Property known as the Avalon Center revealed potential soil and ground water contamination caused by a gas station owned by Mobil Oil Corporation, located near the Avalon Center Property. Mobil Oil Corporation, which is rated "Aa2" by Moody's and "AA" by S&P, has indemnified the related borrower with respect to any losses resulting from this contamination.

   In the case of the Mortgage Loan secured by the Circle Marina Shopping Center, three underground storage tanks were discovered. The related borrower has commenced remediation and funds in the amount of $306,600 have been reserved by the lender for such remediation.

    In the case of the Mortgage Loan secured by the Gateway Center Property, such property is located within a Super Fund site as designated by the Environmental Protection Agency ("EPA"). It has been determined, however, that the Gateway Center Property is not responsible for the contamination; rather, it has been determined that such contamination was caused by Occidental Corporation, an entity rated "BBB" by S&P, which has committed to pay to the EPA approximately $18,000,000 to cover costs related to remediation at this Super Fund site.

   Certain of the Mortgaged Properties have off-site leaking underground storage tank sites located nearby which the environmental consultant has advised are not likely to contaminate the related Mortgaged Properties but will require future monitoring. The environmental assessments revealed other adverse environmental conditions such as the existence of storage tanks needing replacement or removal, PCBs in equipment on-site and elevated radon levels, in connection with which environmental reserves have been established and/or removal or monitoring programs have been implemented. There can be no assurance that all environmental conditions and risks have been identified in such environmental assessments or studies, as applicable, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property.

   Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint. In addition, every contract for the purchase and sale of any interest in residential housing constructed prior to 1978 must contain a "Lead Warning Statement" that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint. The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure. Property owners can be held liable for injuries to their tenants resulting from exposure to lead-based paint under various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint. The environmental assessments revealed the existence of lead-based paint at certain of the multifamily residential properties. In these cases the borrowers have either implemented operations and maintenance programs or are in the process of removing the lead-based paint. Additionally, the environmental assessments revealed the existence of lead in mini-blinds in certain of the multifamily residential properties. In these cases, the borrowers have planned to replace the blinds during normal repair and maintenance operations or at tenant turnover. Based on information received from the environmental consultant, the Depositor believes that the presence of lead-based paint or mini-blinds containing lead at the Mortgaged Properties will not have a material adverse effect on the value of the related Mortgaged Property or ability of the related borrowers to repay their loans.

   The Pooling and Servicing Agreement requires that the Special Servicer obtain an environmental site assessment of a Mortgaged Property prior to acquiring title thereto on behalf of the Trust Fund or assuming its operation. Such requirement may effectively preclude enforcement of the security for the related Note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the Trust Fund will become liable under any environmental law. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Trust Fund from potential liability under environmental laws. See "The Pooling and Servicing Agreement -- Realization Upon Mortgage Loans -- Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans" herein and "Certain Legal Aspects of Mortgage Loans -- Environmental Legislation" in the Prospectus.

   Balloon Payments. Five of the Mortgage Loans are Balloon Loans which will have substantial payments of principal ("Balloon Payments") due at their stated maturities unless previously prepaid. One of such Mortgage Loans, the Comsat Junior Loan, requires no payments of principal or interest prior to its maturity date; the loan negatively amortizes and is payable in full on its maturity date. One hundred twenty-five of the Mortgage Loans have Anticipated Repayment Dates, and have substantial scheduled principal balances as of such date. Loans that require Balloon Payments involve a greater risk to the lender than fully amortizing loans because the ability of a borrower to make a Balloon Payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property at a price sufficient to permit the borrower to make the Balloon Payment. Similarly, the ability of a borrower to repay a loan on the Anticipated Repayment Date will depend on its ability to either refinance the Mortgage Loan or to sell the related Mortgaged Property. The ability of a borrower to accomplish either of these goals will be affected by all of the factors described above affecting property value and cash flow, as well as a number of other factors at the time of attempted sale or refinancing, including the level of available mortgage rates, prevailing economic conditions and the availability of credit for multifamily or commercial properties (as the case may be) generally.

               AMORTIZATION CHARACTERISTICS OF THE MORTGAGE LOANS

                                                     % OF INITIAL     NUMBER OF
TYPE OF LOAN                                         POOL BALANCE   MORTGAGE LOANS
------------                                         ------------   --------------
ARD Loans .........................................       86%            125
Fully Amortizing Loans (other than the ARD Loans)         13%             26
Balloon Mortgage Loans ............................        0%              4

   One Action Considerations. Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the Pooling and Servicing Agreement will require the Servicer to obtain advice of counsel prior to enforcing any of the Trust Fund's rights under any of the Mortgage Loans that include properties where the rule could be applicable. In addition, in the case of a Pool Loan secured by Mortgaged Properties located in multiple states, the Servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. See "Certain Legal Aspects of Mortgage Loans --Foreclosure" in the Prospectus.

   Limitations of Appraisals and Market Studies. In general, appraisals represent the analysis and opinion of the respective appraisers at or before the time made and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and same method of appraising the property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. Information regarding the values of the Mortgaged Properties as of the Cut-off Date is presented under "Description of the Mortgage Pool" herein for illustrative purposes only.

   Conflicts of Interest. A substantial number of the Mortgaged Properties are managed by property managers affiliated with the respective borrowers. These property managers may also manage and/or franchise additional properties, including properties that may compete with the Mortgaged Properties. Moreover, affiliates of the managers, or the managers themselves, may also own other properties, including competing properties. Accordingly, the managers of the Mortgaged Properties may experience conflicts of interest in the management of such properties.

   Additionally, as described above under "The Mortgage Loans -- Other Financing," "--Preferred Equity Investments by the Mortgage Loan Seller and/or its Affiliates," and "--Other Equity Investments by the Mortgage Loan Seller and/or its Affiliates," the Mortgage Loan Seller and/or an affiliate has acquired a preferred equity interest in certain of the borrowers or their affiliates, which are the borrowers (or affiliates) with respect to Mortgage Loans representing approximately 9% of the Initial Pool Balance and has an obligation to fund preferred equity on one additional Loan. In addition, the Mortgage Loan Seller or an affiliate has an equity interest in the borrower with respect to the Mortgaged Properties known as the San Malls, Security Square Mall, Dayton Mall and Westin Peachtree Hotel; such Mortgage Loans represent approximately 11% of the Initial Pool Balance. In addition, the Mortgage Loan Seller or an affiliate may have other financing arrangements with affiliates of the borrowers and may enter into additional financing relationships in the future. Certain officers and directors of the Depositor and its affiliates may own equity interests in affiliates of the borrowers.

   Conflicts Between the Servicer and the Trust Fund. The Trust Fund has been advised by the Servicer that it and its affiliates intend to continue to service existing and new loans for third parties, including portfolios of loans similar to the Mortgage Loans, in the ordinary course of their business. These mortgage loans may be in the same markets or have common owners, obligors and/or property managers as certain of the Mortgage Loans and the Mortgaged Properties securing the Mortgage Loans. Certain personnel of the Servicer and its affiliates may, on behalf of the Servicer, perform services with respect to the Mortgage Loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties in the same markets as the Mortgaged Properties securing the Mortgage Loans. In such a case, the interests of the Servicer and its affiliates and their other clients may differ from and compete with the interests of the Trust Fund and such activities may adversely affect the amount and timing of collections on the Mortgage Loans.

   Ground Leases. Seven of the Mortgaged Properties, representing security for approximately 9% of the Initial Pool Balance, are leasehold interests where a material portion of the Mortgaged Property contains a ground lease and the ground Lessor is not a party to the Mortgage. For any Mortgaged Property where the ground Lessee and ground Lessor are both parties to the Mortgage, the Mortgaged Property has been categorized as a Fee Simple Estate. Each of the Mortgage Loans secured by mortgages on leasehold estates were underwritten taking into account payment of the ground lease rent, except in cases where the Mortgage Loan has a lien on both the ground lessor's and ground lessee's interest in the Mortgaged Property. Except with respect to the Westin Casuarina Resort Loan, the following provisions generally apply:
On the bankruptcy of a lessor or a lessee under a ground lease, the debtor entity has the right to assume (continue) or reject (terminate) the ground lease. Pursuant to Section 365(h) of the Bankruptcy Code, as it is presently in effect, a ground lessee whose ground lease is rejected by a debtor ground lessor has the right to remain in possession of its leased premises under the rent reserved in the lease for the term (including renewals) of the ground lease but is not entitled to enforce the obligation of the ground lessor to provide any services required under the ground lease. In the event a ground lessee/borrower in bankruptcy rejects any or all of its ground leases, the leasehold mortgagee may have the right to succeed to the ground lessee/borrower's position under the lease only if the ground lessor had specifically granted the mortgagee such right.

   In the event of concurrent bankruptcy proceedings involving the ground lessor and the ground lessee/borrower, the Trustee may be unable to enforce the bankrupt ground lessee/borrower's obligation to refuse to treat a ground lease rejected by a bankrupt ground lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.

   Zoning Compliance; Inspections. Due to changes in applicable building and zoning ordinances and codes ("Zoning Laws") affecting certain of the Mortgaged Properties which have come into effect after the construction of improvements on such Mortgaged Properties and to other reasons, certain improvements may not comply fully with current Zoning Laws, including density, use, parking and set back requirements, but qualify as permitted non-conforming uses. Such changes may limit the ability of the borrower to rebuild the premises "as is" in the event of a substantial casualty loss with respect thereto and may adversely affect the ability of the borrower to meet its Mortgage Loan obligations from cash flow. While it is expected that insurance proceeds would be available for application to the related Mortgage Loan if a substantial casualty were to occur, no assurance can be given that such proceeds would be sufficient to pay off such Mortgage Loan in full or that, if the Mortgaged Property were to be repaired or restored in conformity with current law, what its value would be relative to the remaining balance on the related Mortgage Loan, whether the property would have a value equal to that before the casualty, or what its revenue-producing potential would be.

   Inspections of the Mortgaged Properties were conducted in connection with the origination of the Mortgage Loans by licensed engineers to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the Mortgaged Properties. There can be no assurance that all conditions requiring repair or replacement have been identified in such inspections.

   Costs of Compliance with Americans with Disabilities Act. Under the Americans with Disabilities Act of 1990 (the "ADA"), all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the Mortgaged Properties do not comply with the ADA, the borrowers may to incur costs of complying with the ADA. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.

   Litigation. There may be legal proceedings pending and, from time to time, threatened against the borrowers and their affiliates relating to the business of or arising out of the ordinary course of business of the borrowers and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to Certificateholders.

   Obligor Default. In order to maximize recoveries on defaulted Mortgage Loans, the Special Servicer may, under certain limited circumstances, extend and/or modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable, including in particular with respect to Balloon Payments. While the Special Servicer will have a duty to determine that any such extension or modification is likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications will increase the present value of receipts from or proceeds of Mortgage Loans that are in default or as to which a default is reasonably foreseeable.

THE CERTIFICATES

   Limited Assets. If the Trust Fund is insufficient to make payments on the Offered Certificates, no other assets will be available for payment of the deficiency.

    Special Prepayment and Yield Considerations. The yield to maturity on the Offered Certificates will depend on, among other things, the rate and timing of principal payments (including both voluntary prepayments, in the case of the Mortgage Loans that permit voluntary prepayment, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations) on the Mortgage Loans and the allocation thereof to reduce the Certificate Balances of the Offered Certificates entitled to distributions of principal. In addition, in the event of any repurchase of a Mortgage Loan from the Trust Fund by the Mortgage Loan Seller or the Depositor under the circumstances described under "The Pooling and Servicing Agreement --Representations and Warranties -- Repurchase" herein or the purchase of the Mortgage Loans by the holders of the Class LR Certificates or the most subordinate Class of Certificates then outstanding under the circumstances described under "The Pooling and Servicing Agreement -- Optional Termination" herein, the repurchase or purchase price paid would be passed through to the holders of the Certificates with the same effect as if such Mortgage Loan had been prepaid in full (except that no Prepayment Premium would be payable with respect to any such repurchase). No representation is made as to the anticipated rate of prepayments (voluntary or involuntary) on the Mortgage Loans or as to the anticipated yield to maturity of any Certificate. See "Prepayment and Yield Considerations" herein.

   In general, if an Offered Certificate is purchased at a premium and principal distributions thereon occur at a rate faster than anticipated at the time of purchase, to the extent that the required Prepayment Premiums are not received, the investor's actual yield to maturity may be lower than that assumed at the time of purchase. Conversely, if an Offered Certificate is purchased at a discount and principal distributions thereon occur at a rate slower than that assumed at the time of purchase, the investor's actual yield to maturity may be lower than assumed at the time of purchase.

   The investment performance of the Offered Certificates may vary materially and adversely from the investment expectations of investors due to prepayments on the Mortgage Loans that are higher or lower than anticipated by investors. The actual yield to the holder of an Offered Certificate may not be equal to the yield anticipated at the time of purchase of the Offered Certificate or, notwithstanding that the actual yield is equal to the yield anticipated at that time, the total return on investment expected by the investor or the expected weighted average life of the Offered Certificate may not be realized. IN DECIDING WHETHER TO PURCHASE ANY OFFERED CERTIFICATES, AN INVESTOR SHOULD MAKE AN INDEPENDENT DECISION AS TO THE APPROPRIATE PREPAYMENT ASSUMPTIONS TO BE USED. See "Prepayment and Yield Considerations" herein.

   All of the Mortgage Loans provide for a Lock-out Period during which voluntary prepayment is prohibited. The table below sets forth certain information regarding the Lock-out Periods. For further statistical information on a loan-by-loan basis, see Annex A hereto.


                  OVERVIEW OF LOCK-OUT PERIODS
Minimum Remaining Lock-out Period .............. 58 months
Maximum Remaining Lock-out Period .............. 265 months
Weighted Average Remaining Lock-out Period  .... 150 months


   The following table sets forth the number of, and percentages of the Initial Pool Balance represented by, Mortgage Loans with respect to which the related Lock-out Period expires (i) on or one to six months prior to their respective Anticipated Repayment Dates or (ii) no earlier than the last six months of their loan term. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" and "--Property Releases" herein.

            LOCK-OUT PERIOD CHARACTERISTICS OF THE MORTGAGE LOANS

                                                                   % OF INITIAL     NUMBER OF
TYPE OF LOAN                                                       POOL BALANCE   MORTGAGE LOANS
------------                                                       ------------   --------------
Lock-out Period Ending on/or close to Anticipated Repayment Date         86%           125
Lock-out Period Ending on/or close to Maturity Date  ............        14%            30
                                                                        ---            ---
TOTAL:                                                                  100%           155

   The rate at which voluntary prepayments occur on the Mortgage Pool will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates as compared to the applicable Mortgage rate, the availability of mortgage credit and economic, demographic, tax, legal and other factors. In general, however, if prevailing interest rates remain at or above the rates borne by such Mortgage Loans, such Mortgage Loans may be the subject of lower principal prepayments than if prevailing rates fall significantly below the mortgage rates of the Mortgage Loans. The rate of principal payments on the Offered Certificates may be affected by the rate of principal payments on the Mortgage Loans and is likely to be affected by the Lock-out Periods and Prepayment Premium provisions applicable to the Mortgage Loans and by the extent to which a Servicer is able to enforce such provisions. Mortgage Loans with a Lock-out Period or Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical mortgage loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

   All of the Mortgage Loans provide that after the applicable Defeasance Lock-out Period, the borrower may obtain the release of the related Mortgaged Property from the lien of the related Mortgage upon the pledge to the Trustee of noncallable U.S. Treasury or other noncallable U.S. government obligations which provide payments on or prior to all successive payment dates through maturity (or, in the case of the ARD Loans, through the Anticipated Repayment
Date) in the amounts due on such dates (plus, in the case of ARD Loans, the amount outstanding on the related Anticipated Repayment Date), and upon the satisfaction of certain other conditions. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Property Releases" herein.

   Provisions requiring Prepayment Premiums may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, no assurance can be given that the obligation to pay a Prepayment Premium will be enforceable under applicable state or federal law or, if enforceable, that the foreclosure proceeds will be sufficient to pay such Prepayment Premium. Additionally, although the collateral substitution provisions related to defeasance are not intended to be, and do not have the same effect on the Certificateholders as, prepayment, there can be no assurance that a court would not interpret such provisions as requiring a yield maintenance charge or Prepayment Premium and thus not enforceable under applicable law or as being usurious.

   See "Prepayment and Yield Considerations" and "Certain Federal Income Tax Consequences" herein and "Yield Considerations" and "Federal Income Tax Consequences" in the Prospectus.

   Effect of Mortgagor Defaults. The aggregate amount of distributions on the Offered Certificates, the yield to maturity of the Offered Certificates, the rate of principal payments on the Offered Certificates and the weighted average life of the Offered Certificates will be affected by the rate and the timing of delinquencies and defaults on the Mortgage Loans. Delinquencies on the Mortgage Loans, unless advanced, may result in shortfalls in distributions of interest and/or principal to the Offered Certificates for the current month. See "--Limitations on Advancing" below. Any late payments received on or in respect of the Mortgage Loans will be distributed to the Certificates in the priorities described more fully herein, but no interest will accrue on such shortfall during the period of time such payment is delinquent. Thus, because the Offered Certificates will not accrue interest on shortfalls, delinquencies may result in losses and shortfalls being allocated to the Offered Certificates, which will reduce the amounts distributable to the Offered Certificates and thereby adversely affect the yield to maturity of such Certificates.

   If a purchaser of an Offered Certificate of any Class calculates its anticipated yield based on an assumed rate of default and amount of losses on the Mortgage Loans that is lower than the default rate and amount of losses actually experienced and such losses are allocable to such Class of Certificates, such purchaser's actual yield to maturity will be lower than that so calculated and could, under certain scenarios, be negative. The timing of any loss on a liquidated Mortgage Loan will also affect the actual yield to maturity of the Offered Certificates to which all or a portion of such loss is allocable, even if the rate of defaults and severity of losses are consistent with an investor's expectations. In general, the earlier a loss borne by an investor occurs, the greater is the effect on such investor's yield to maturity. Mortgage Loans with higher interest rates may be more likely to default or result in borrower bankruptcies. See "Prepayment and Yield Considerations" herein.

   As and to the extent described herein, the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to receive interest on unreimbursed Advances and unreimbursed servicing expenses that
(a) are recovered out of amounts received on the Mortgage Loan as to which such Advances were made or such servicing expenses were incurred, which amounts are in the form of reimbursement from the related borrower, late payments, liquidation proceeds, insurance proceeds, condemnation proceeds or amounts paid in connection with the purchase of such Mortgage Loan out of the Trust Fund or (b) are determined to be nonrecoverable Advances. Such interest will accrue from (and including) the date on which the related Advance is made or the related expense incurred to (but excluding) the date on which (x) in the case of clause (a) above, such amounts are recovered and (y) in the case of clause (b) above, a determination of non-recoverability is made to the extent that there are funds available in the Collection Account for reimbursement of such Advance. The Servicer's, the Special Servicer's, the Trustee's or the Fiscal Agent's right, as applicable, to receive such payments of interest is prior to the rights of Certificateholders to receive distributions on the Offered Certificates and, consequently, may result in losses being allocated to the Offered Certificates that would not otherwise have resulted absent the accrual of such interest. In addition, certain circumstances, including delinquencies in the payment of principal and interest, may result in a Mortgage Loan being specially serviced. The Special Servicer is entitled to additional compensation for special servicing activities which may result in losses being allocated to the Offered Certificates that would not otherwise have resulted absent such compensation. See "The Pooling and Servicing Agreement -- Special Servicing" herein.

   Even if losses on the Mortgage Loans are not borne by an investor in a particular Class of Offered Certificates, such losses may affect the weighted average life and yield to maturity of such investor's Certificates. Losses on the Mortgage Loans, to the extent not allocated to such Class of Offered Certificates, may result in a higher percentage ownership interest evidenced by such Certificates than would otherwise have resulted absent such loss. The consequent effect on the weighted average life and yield to maturity of the Offered Certificates will depend upon the characteristics of the remaining Mortgage Loans.

   Regardless of whether losses ultimately result, delinquencies and defaults on the Mortgage Loans may significantly delay the receipt of payments by the holder of an Offered Certificate, to the extent that Advances or the subordination of another Class of Certificates does not fully offset the effects of any such delinquency or default. The Available Funds generally consist of, as more fully described herein, principal and interest on the Mortgage Loans actually collected or advanced.

   As described under "Description of the Offered Certificates -- Distributions" herein, if the portion of Available Funds distributable in respect of interest on the Offered Certificates on any Distribution Date is less than the Interest Distribution Amount then payable for such class, the shortfall will be distributable without interest on such shortfall to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of Available Funds.

   Servicer or Special Servicer May Purchase Certificates; Conflict of Interest. The Servicer or Special Servicer or an affiliate thereof will be permitted to purchase any Class of Certificates. It is anticipated that the Special Servicer or an affiliate of the Special Servicer will purchase all or a majority of the Class B-7 Certificates. However, there can be no assurance that the Special Servicer or an affiliate of the Special Servicer will purchase such Certificates. Following any such purchase of Certificates, the Servicer or Special Servicer will have rights as a holder of Certificates, including certain Voting Rights, which are in addition to such entity's rights as Servicer or Special Servicer under the Pooling and Servicing Agreement. Consequently, any purchase of Certificates by the Servicer or Special Servicer, as the case may be, could cause a conflict between such entity's duties pursuant to the Pooling and Servicing Agreement and its interest as a holder of a Certificate, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. Following a default on a Mortgage Loan at the maturity thereof and upon the satisfaction of certain conditions contained in the Pooling and Servicing Agreement, the Special Servicer may, if directed to do so by the holders (including Special Servicer or an affiliate thereof) of greater than 50% of the Percentage Interests of the most subordinate Class or Classes of Certificates then outstanding (which Class will initially be certain of the Private Certificates) having an aggregate initial Certificate Balance representing a minimum of 1.0% of the aggregate initial Certificate Balances of all Classes of Certificates (or if the Certificate Balance of such Class or Classes has been reduced to less than 40% of the initial Certificate Balances thereof, the holders of such Class or Classes together with the holders of the next most subordinate Class), elect to extend such Mortgage Loan. See "The Pooling and Servicing Agreement -- Realization Upon Mortgage Loans -- Defaulted Balloon Payments; Foreclosure Proceedings; Action of Directing Holders." In addition to the foregoing, the holders of greater than 50% of the Percentage Interests of the most subordinate Class of Certificates then outstanding (initially certain of the Private Certificates) will be entitled, at their option, to remove the Special Servicer with or without cause, and appoint a successor Special Servicer, provided that each Rating Agency confirms in writing that such removal and appointment, in and of itself, would not cause a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates. The Pooling and Servicing Agreement provides that the Mortgage Loans shall be administered in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by the Servicer, Special Servicer, or any affiliate thereof. See also "The Pooling and Servicing Agreement -- Amendment" herein.

   Consents. Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of the outstanding Certificates will be required to direct, and will be sufficient to bind all Certificateholders to, certain actions, including amending the Pooling and Servicing Agreement in certain circumstances. See "The Pooling and Servicing Agreement -- Amendment" herein.

    Book-Entry Registration. Each Class of Offered Certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in the names of the related holders of Certificates or their nominees. As a result, holders of Offered Certificates will not be recognized as "Certificateholders" for certain purposes. Hence, those beneficial owners will be able to exercise the rights of holders of Certificates only indirectly through DTC, Centrale de Livraison de Valeurs Mobiliers S.A. ("CEDEL") or The Euroclear System ("Euroclear") and their participating organizations. A beneficial owner holding a certificate through the book-entry system will be entitled to receive the reports described under "The Pooling and Servicing Agreement-Reports to Certificateholders; Available Information" herein and notices only through the facilities of DTC, CEDEL and Euroclear and their respective participants or from the Trustee (if the Depositor has provided the name of such beneficial owner to the Certificate Registrar). For additional information on the book-entry system, see "Description of the Offered Certificates -- Delivery, Form and Denomination" and "--Book-Entry Registration" herein and "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the Prospectus. Beneficial owners can also receive copies of information made available on the monthly reports to Certificateholders via facsimile through LaSalle National Bank's ASAP System by calling (312) 904-2200, and requesting statement number 289.

   Limited Liquidity and Market Value. There is currently no secondary market for the Offered Certificates. While the Underwriter has advised that it currently intends to make a secondary market in the Offered Certificates, it is under no obligation to do so. Accordingly, there can be no assurance that a secondary market for the Offered Certificates will develop. Moreover, if a secondary market does develop, there can be no assurance that it will provide holders of Offered Certificates with liquidity of investment or that it will continue for the life of the Offered Certificates. The Offered Certificates will not be listed on any securities exchange. Lack of liquidity could result in a precipitous drop in the market value of the Offered Certificates. In addition, market value of the Offered Certificates at any time may be affected by many factors, including then prevailing interest rates, and no representation is made by any person or entity as to the market value of any Offered Certificate at any time.

   Pass-Through Rate Considerations. The Pass-Through Rates on the Class A-CS1, Class PS-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates are based on the Weighted Average Net Mortgage Pass-Through Rates of the Mortgage Loans. Because certain Mortgage Loans will amortize their principal more quickly than others, such rate will fluctuate over the lives of the Class A-CS1, Class PS-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates. The weighted average of the Net Mortgage Pass-Through Rates for each Distribution Date, assuming that each Mortgage Loan with an Anticipated Repayment Date prepays on such date and that each other Mortgage Loan does not prepay, is set forth in Annex C hereto. See "Prepayment and Yield Considerations -- Yield" herein.

   Certain Risks Associated with the Class A-8Z Certificates and Class B-3SC Certificates. The Comsat Junior Loan is the sole source of distributions on the Class A-8Z Certificates. The Comsat Junior Loan is subordinated in all respects to the Comsat Senior Loan. No foreclosure or other exercise of remedies will be undertaken in the event of a default under the Comsat Junior Loan unless the Comsat Senior Loan is also in default, and the holders of the Class A-8Z Certificates will have no vote with respect to extension of, or otherwise with respect to, the Comsat Senior Loan or any other Mortgage Loan.

   The Saul Centers Retail Pool Loan is the sole source of distributions on the Class B-3SC Certificates, and the Class B-3SC Certificates are only entitled to receive such distributions on any Distribution Date to the extent that payments in respect of such Mortgage Loan exceed the applicable Senior SC Distribution Amount on such date. No foreclosure or other exercise of remedies will be undertaken in the event of a default in the payment of any amount with respect to the SC Junior Portion of the Saul Centers Retail Pool Loan, to which the Class B-3SC Certificates correspond, unless there has also been a default in the payment of amounts in respect of the SC Senior Portion of such Mortgage Loan. The Class B-3SC Certificates will have no vote with respect to extension of, or otherwise with respect to, the Saul Centers Retail Pool Loan or any other Mortgage Loan.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

   The Mortgage Pool will consist of 156 fixed-rate mortgage loans, which will include a participation interest in a fixed-rate mortgage loan (the "Mortgage Loans") secured by first liens on 219 multifamily and commercial properties (the "Mortgaged Properties") and a first and second lien on 1 Mortgaged Property. The Mortgage Pool (excluding the Comsat Junior Loan and the SC Junior Portion) has an aggregate principal balance as of the Cut-off Date of approximately $1,754,015,636 (the "Initial Pool Balance"), subject to a variance of plus or minus 5%. The Comsat Junior Loan and the SC Junior Portion of the Saul Centers Retail Pool Loan have principal balances as of the Cut-off Date of $5,740,919 and $26,000,000, respectively. "Mortgage Loan" with respect to a participation means the related percentage interest in the underlying mortgage loan. All numerical information provided herein with respect to the Mortgage Loans is provided on an approximate basis. All percentages of the Mortgage Pool, or of any specified sub-group thereof, referred to herein without further description are approximate percentages by aggregate Cut-off Date Principal Balance. Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

   Each Mortgage Loan is evidenced by one or more promissory notes (each, a "Note") and secured by one or more mortgages, deeds of trust or other similar security instruments (a "Mortgage"). Each of the Mortgages create a first lien (or, in the case of one Mortgaged Property as to which the first lien is in the Trust Fund, a second lien) on the interests of the related borrower in the related Mortgaged Property, as set forth on the following table:

                       SECURITY FOR THE MORTGAGE LOANS

                                      % OF       NUMBER OF
                                  INITIAL POOL    MORTGAGED
INTEREST OF BORROWER ENCUMBERED    BALANCE (1)    PROPERTIES
-------------------------------    -----------    ----------
Fee Simple Estate (2) .........        91%          213
Leasehold (3) .................         9%            7
                                      ---           ---
TOTAL .........................       100%          220

------------
(1)    Based on the Allocated Loan Amount of the related Mortgaged Property.
(2) For any Mortgaged Property where the ground lessee and ground lessor are both parties to the Mortgage, the Mortgaged Property was categorized as a Fee Simple Estate.
(3) Includes any Mortgaged Property where a material portion of such property is subject to a ground lease and the ground lessor is not a party to the Mortgage.

   Each Mortgaged Property consists of land improved by (i) a retail property (a "Retail Property," and any Mortgage Loan secured thereby, a "Retail Loan"), (ii) an office building (an "Office Property," and any Mortgage Loan secured thereby, an "Office Loan"), (iii) a full or limited service or extended stay hotel property (a "Hotel Property," and any Mortgage Loan secured thereby, a "Hotel Loan"), (iv) an apartment building or complex consisting of five or more rental units (a "Multifamily Property," and any Mortgage Loan secured thereby, a "Multifamily Loan"), (v) a hospital, a nursing home or a congregate care facility (each, a "Healthcare Property," and any Mortgage Loan secured thereby, a "Healthcare Loan"), (vi) an industrial property (an "Industrial Property," and any Mortgage Loan secured thereby, an "Industrial Loan"), or (vii) a mobile home community (a "Mobile Home Property," and any Mortgage Loan secured thereby, a "Mobile Home Loan"). Certain statistical information relating to the various types of Mortgaged Properties is set forth under "--Additional Mortgage Information -- Cut-off Date Loan Amount by Property Type" herein.

   15 of the Mortgage Loans are secured by two or more Mortgaged Properties, either pursuant to cross-collateralization with other Mortgage Loans in the Mortgage Pool or pursuant to a single Note by a single borrower secured by multiple Mortgaged Properties, or both. One Loan is secured by a first and second lien, on the same Mortgaged Property. See "Risk Factors and Other Special Considerations -- Cut-off Date Balances and Concentration of Mortgage Loans" and "--Mortgage Loans Secured by More than One Mortgaged Property" herein.

   None of the Mortgage Loans are insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, the Mortgage Loan Seller, the Originators, the Servicer, the Special Servicer, the Trustee or the Fiscal Agent or any of their respective affiliates. All of the Mortgage Loans are non-recourse loans so that, in the event of a borrower default on any Mortgage Loan, recourse may generally be had only against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as have been pledged to secure such Mortgage Loan, and not against the borrower's other assets. However, generally, the Mortgage Loans may become recourse upon the occurrence of certain events of default under the Mortgage Loans, including, in most cases, the transfer or voluntary encumbrance of the Mortgaged Property without the consent of the mortgagee.

   The Mortgage Loans were generally underwritten in accordance with the underwriting criteria described under "The Mortgage Loan Program -- Underwriting Standards." The Depositor will purchase the Mortgage Loans to be included in the Mortgage Pool on or before the Closing Date from the Mortgage Loan Seller pursuant to a Mortgage Loan Purchase and Sale Agreement (the "Mortgage Loan Purchase and Sale Agreement") to be dated as of the Cut-off Date between the Mortgage Loan Seller and the Depositor. The Mortgage Loan Seller will be obligated under the Mortgage Loan Purchase and Sale Agreement to repurchase a Mortgage Loan in the event of a breach of a representation or warranty of the Mortgage Loan Seller with respect to such Mortgage Loan as described under "The Pooling and Servicing Agreement -- Representations and Warranties -- Repurchase" herein. The Depositor will assign the Mortgage Loans in the Mortgage Pool, together with the Depositor's rights and remedies against the Mortgage Loan Seller in respect of breaches of representations or warranties regarding the Mortgage Loans, to LaSalle National Bank, as Trustee, for the benefit of the Certificateholders, pursuant to the Pooling and Servicing Agreement. AMRESCO Services, L.P., in its capacity as Servicer, will service the Mortgage Loans pursuant to the Pooling and Servicing Agreement. The Depositor will make no representations or warranties with respect to the Mortgage Loans and will have no obligation to repurchase or substitute for Mortgage Loans with deficient documentation or which are otherwise defective. The Mortgage Loan Seller, as seller of the Mortgage Loans to the Depositor, is selling such Mortgage Loans without recourse, and, accordingly, in such capacity, will have no obligations with respect to the Certificates other than pursuant to the limited representations, warranties and covenants made by it to the Depositor and assigned by the Depositor to the Trustee for the benefit of the Certificateholders. See "The Pooling and Servicing Agreement -- Assignment of the Mortgage Loans" herein and "Description of the Agreements -- Representations and Warranties; Repurchases" in the Prospectus.

   The Mortgage Loan Seller or an affiliate has acquired a preferred equity interest in 9 borrowers or groups of borrowers, which are the borrowers with respect to Mortgage Loans representing approximately 9% of the Initial Pool Balance and has committed to fund preferred equity on 1 additional loan representing approximately 1% of the Initial Pool Balance. The Mortgage Loan Seller or an affiliate also has equity interests in 4 borrowers representing approximately 11% of the Initial Pool Balance. See "Risk Factors and Other Special Considerations -- The Mortgage Loans -- Preferred Equity Investments by the Mortgage Loan Seller and/or its Affiliates," "--Other Equity Investments by the Mortgage Loan Seller and/or its Affiliates" and "--Conflicts of Interest" herein.

SECURITY FOR THE MORTGAGE LOANS

   Each Mortgage Loan is generally non-recourse and is secured by one or more Mortgages encumbering the related borrower's interest in the applicable Mortgaged Property or Properties. Each Mortgage Loan is also secured by an assignment of the related borrower's interest in the leases, rents, issues and profits of the related Mortgaged Properties. In certain instances, additional collateral exists in the nature of partial indemnities or guaranties, or the establishment and pledge of one or more reserve or escrow accounts for, among other things, necessary repairs, replacements and environmental remediation, real estate taxes and insurance premiums, deferred maintenance and/or scheduled capital improvements, re-leasing reserves and seasonal working capital reserves (such accounts, "Reserve Accounts"). Certain Credit Lease Loans have the benefit of Lease Enhancement Policies. The Mortgage Loans generally provide for the indemnification of the mortgagee by the borrower for the presence of any hazardous substances affecting the Mortgaged Property. Each Mortgage constitutes a first lien on a Mortgaged Property, subject generally only to (i) liens for real estate and other taxes and special assessments not yet due and payable, (ii) covenants, conditions, restrictions, rights of way, easements and other encumbrances whether or not of public record as of the date of recording of the related Mortgage, such exceptions having been acceptable to the Mortgage Loan Seller in connection with the purchase or origination of the related Mortgage Loan, and (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Escrows", herein.

THE MORTGAGE LOAN PROGRAM -- UNDERWRITING STANDARDS

   Each Mortgage Loan was originated by the Mortgage Loan Seller, Bloomfield, Bostonia or CSFB, as set forth above under "Summary of Prospectus Supplement -- Originators", and is generally consistent with the underwriting standards applied by the Mortgage Loan Seller in connection with the purchase or origination of each of the Mortgage Loans.

    The Mortgage Loan Seller purchased the Mortgage Loans that it did not originate pursuant to a purchase and sale agreement with Bloomfield during a period commencing on January 3, 1997 and ending on the Cut-off Date and acquired the Mortgage Loans originated by Bostonia and CSFB shortly prior to the Closing Date.

   The Mortgage Loan Seller's underwriting process involves calculations of Net Cash Flow reflecting certain adjustments. This Net Cash Flow calculation is used to determine DSCR. "Net Cash Flow" with respect to a given Mortgage Loan or Mortgaged Property means cash flow available for debt service, as determined by the Mortgage Loan Seller based upon borrower supplied information for a recent period that is generally the twelve months prior to the origination of such Mortgage Loan, adjusted for stabilization. Net Cash Flow does not reflect debt service, subordinated ground rent, or non-cash items such as depreciation or amortization, and does not reflect actual capital expenditures, and may have been adjusted by, among other things, (i) in the case of the Multifamily Properties and Mobile Home Properties, rental revenue shown on a recent rent roll was annualized before applying a vacancy factor without further regard to the terms (including expiration dates) of the leases shown thereon, (ii) in the case of certain Office Properties, Industrial Properties and Retail Properties, determining current revenues from leases in place, (iii) assuming the occupancy rate for the Mortgaged Property or pool of Mortgaged Properties was less than the actual occupancy rate, including in the case of certain of the Hotel Properties, to adjust an above-market occupancy rate or to reflect new construction in the market,
(iv) in the case of the Retail Properties, excluding certain percentage rent,
(v) excluding certain non-recurring income and/or expenses, (vi) assuming that a management fee of 3% to 5% of revenue and a franchise fee of 3.5% to 6% of room revenue (for Hotel Properties only) was payable with respect to the Mortgaged Property, (vii) to take into account new tax assessments and utility savings from the installation of new energy efficient equipment,
(viii) in certain cases, assuming that operating and/or capital expenses with respect to the Mortgaged Property were greater than actual expenses, (ix) subtracting from net operating income replacement or capital expenditure reserves and (x) in the case of the Retail Properties and Office Properties, (other than such properties securing a Credit Lease Loan) subtracting from net operating income an assumed allowance for tenant improvements, leasing commissions and free rent and (xi) in the case of the Credit Lease Loans, assuming the Net Cash Flow is equal to the rental obligations of the tenants under the Credit Leases for the time of the Credit Lease Loan.

   "Net Cash Flow" reflects the calculations and adjustments used by the Mortgage Loan Seller for its underwriting process and may or may not reflect the amounts calculated and adjusted by the Rating Agencies for their own analysis. In addition, "Net Cash Flow" and the DSCRs derived therefrom are not a substitute for cash flow as determined in accordance with generally accepted accounting principles as a measure of the results of the property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity.

   Reletting costs and capital expenditures are crucial to the operation of commercial and multifamily properties. Each investor should make its own assessment of the level of reletting costs and capital expenditures of the Mortgaged Properties, and the consequent effect of such costs and expenditures on the actual net operating income, Net Cash Flow and debt service coverage ratios of the Mortgage Loans.

   If and when the words "expects," "intends," "anticipates," "estimates," and analogous expressions are used herein, such statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, and various other events, conditions and circumstances, many of which are beyond the control of the Depositor and the Underwriter, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer and the Originators. Any forward-looking statements speak only as of their date. The Depositor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in events, conditions or circumstances on which any such statement is based.

   No representation is made as to the future net cash flow of the properties, nor is "Net Cash Flow" set forth in this Prospectus intended to represent such future net cash flow.

   In underwriting each Mortgage Loan in connection with the origination or acquisition thereof, income information provided by the related borrower was examined by the Mortgage Loan Seller. In addition, the operating history of the property, industry data regarding the local real estate market and the appraiser's analysis were reviewed and, if conditions warranted, net operating income with respect to the related Mortgaged Property was adjusted for purposes of determining whether the Mortgaged Property satisfied the debt service coverage ratio required by the Mortgage Loan Seller's underwriting guidelines. In accordance with the underwriting guidelines, net operating income of any Mortgaged Property may have been adjusted by, among other things, the adjustments listed in the definition of "Net Cash Flow" described under "--Additional Loan Information." In connection with the underwriting, net operating income was based upon information provided by the borrower and neither the Depositor nor the Mortgage Loan Seller makes any representation as to the accuracy of such information; provided, however, that, with respect to certain of the Mortgage Loans, the Mortgage Loan Seller or the borrower engaged independent accountants to review or perform certain procedures to verify such information.

   Each Originator was required to cause each Mortgaged Property to be inspected to determine whether it was in acceptable physical condition. The inspection included a review of ongoing maintenance programs, common area upkeep, mechanical systems and grounds maintenance. In addition, an engineering study and an environmental review were prepared by appropriate consultants. With respect to environmental matters, a Phase I environmental assessment (and, where appropriate, a Phase II environmental assessment) was conducted for each Mortgaged Property. A credit investigation was completed for all prospective borrowers, in connection with which a credit report generally not more than 30 days old as of the date of the loan application and current financial statements were obtained. The borrowers with respect to 17 of the Mortgage Loans representing, in the aggregate, 42% of the Initial Pool Balance, provided audited financial statements, agreed upon procedures or statements certified by an independent accountant. The cash flow and NOI information presented in Annex B may not correspond to the comparable information included in the accountants' reports because of adjustments made by the Mortgage Loan Seller as part of its underwriting procedures.

CREDIT LEASE LOANS

   10% of the Mortgage Loans, based on Initial Pool Balance, are backed by net lease obligations (a "Credit Lease") of a tenant (each, a "Tenant", collectively, the "Tenants"), or net lease obligations guaranteed by an entity (each, a "Guarantor", collectively, the "Guarantors") that is rated or internally classified "BB-" (or the equivalent) or higher by one or more of the Rating Agencies (each, a "Credit Lease Loan", collectively, the "Credit Lease Loans"). Scheduled monthly payments ("Monthly Rental Payments") under the Credit Lease Loans are sufficient to pay in full and on a timely basis, all interest and principal and other sums scheduled to be paid with respect to the related Credit Lease Loan.

                                        CUT-OFF DATE                                       TENANT/LEASE
 LOAN                                    PRINCIPAL               TENANT/LEASE               GUARANTOR
  NO.           PROPERTY NAME             BALANCE                  GUARANTOR                RATING (1)     LEASE TYPE
  ---           -------------             -------                  ---------                ----------     ----------
   36   Cablevision Net Lease(2)        $11,437,915    Cablevision Systems Corp.              BB+(S&P)    Triple Net
   80   Circuit City--CA                $ 4,238,872    Circuit City Stores, Inc.              NAIC2       Bondable
   71   Circuit City--MI                $ 4,913,238    Circuit City Stores, Inc.              NAIC2       Bondable
   81   Circuit City--PA                $ 4,238,872    Circuit City Stores, Inc.              NAIC2       Bondable
   66   Circuit City--TN                $ 5,587,604    Circuit City Stores, Inc.              NAIC2       Bondable
   10   Comsat                          $47,662,933(3) Comsat Corporation                     A-(S&P)     Triple Net (4)
   43   Builders Square--Daytona        $ 9,630,924    Kmart Corporation                      BB-(S&P)    Triple Net
   48   Builders Square--El Paso        $ 8,638,513    Kmart Corporation                      BB-(S&P)    Triple Net
   54   Builders Square--Midland        $ 7,654,927    Kmart Corporation                      BB-(S&P)    Triple Net
   51   Builders Square--San Antonio    $ 8,393,222    Kmart Corporation                      BB-(S&P)    Triple Net
   38   Super Kmart--San Antonio        $11,126,629    Kmart Corporation                      BB-(S&P)    Triple Net
   44   Builders Square--New Jersey     $ 9,410,131    Kmart Corporation                      BB-(S&P)    Triple Net (5)
   26   Value City--2560 Valueway       $16,291,287    Value City Department Stores, Inc.     NAIC1       Bondable
  146   Value City--3140 Westerville    $ 1,184,944    Value City Department Stores, Inc.     NAIC1       Bondable
  127   Value City--Alliance            $ 2,389,429    Value City Department Stores, Inc.     NAIC1       Bondable
   49   Value City--Bay Rd.             $ 8,545,353    Value City Department Stores, Inc.     NAIC1       Bondable
   68   Value City--Carol Stream        $ 5,460,858    Value City Department Stores, Inc.     NAIC1       Bondable
  117   Value City--Euclid              $ 2,706,277    Value City Department Stores, Inc.     NAIC1       Bondable
   87   Value City--Gurnee              $ 4,055,107    Value City Department Stores, Inc.     NAIC1       Bondable
   95   Value City--Indianapolis        $ 3,746,136    Value City Department Stores, Inc.     NAIC1       Bondable

------------
(1) National Association of Insurance Commissioners ("NAIC") Rating or long-term credit rating by S&P.
(2) The related Borrower has obtained a Lease Enhancement Insurance Policy to cover the occurrence of certain rent abatement or termination rights of the Tenant.
(3) The Cut-off Date Principal Balance of the Comsat Loan is $47,662,933; only $41,922,013 (the "Comsat Senior Loan") of that amount is secured by the Comsat Credit Leases.
(4) The Comsat Master Lease and the Comsat Facilities Lease (the "Comsat Leases") are Triple Net Leases; under each, the tenant has the right to terminate (i) in the last two years of the lease in the event of a casualty, but such risk is covered by a business interruption insurance policy; and (ii) in the event of a condemnation, but such risk is covered by a lease enhancement policy.
(5) With respect to the Kmart Loan known as Builders Square -- New Jersey, the related borrower/landlord has an ongoing maintenance obligation to maintain a sewer system and has put up reserves to cover such obligation.

    All of the Credit Leases in the Mortgage Pool, with the exception of the Credit Lease having Cablevision as the Tenant (the "Cablevision Lease"), the Credit Leases having Comsat as the Tenant (the "Comsat Leases") and the Credit Leases having Kmart or Builder Square as the Tenant (the "Kmart Leases"), are "Bondable" leases, meaning generally that the related Tenant has no rights to terminate or abate rent due under the Credit Lease, including by reason of the occurrence of certain casualty and condemnation events or the failure of the related Mortgagor, as lessor, to perform required maintenance, repairs or replacements, other than termination by the Tenant in connection with certain condemnation events so long as the notice of termination is accompanied by an offer to purchase the related Mortgaged Property for not less than the outstanding principal balance of the Mortgage Loan plus accrued interest. Certain of the Credit Leases, however, provide that the Tenant thereunder may terminate its Credit Lease and/or abate rent in the event of an environmental condition which existed prior to the commencement of the Credit Lease or which is not caused by the Tenant. In all such cases an environmental report was prepared in connection with the origination of the Credit Lease which indicated no significant environmental condition.

   The Tenants under the Cablevision Lease, the Comsat Leases and the Kmart Leases have the right to terminate and/or abate rent if certain casualty or condemnation events occur. With respect to such termination and abatement rights, the related Mortgagor has obtained an insurance policy (an "Enhancement Policy") which will make payments to the Servicer on behalf of the Trustee in certain cases where such Credit Lease Property has been subjected to property damage on account of a casualty or condemnation event such that the Tenant is permitted to terminate the Credit Lease or abate rent thereunder. The insurers issuing the Enhancement Policies for the the Cablevision Lease, the Kmart Leases and the Comsat Leases are rated "AAA" by S&P. The full premium relating to each of the Enhancement Policies was fully paid at the time of issuance of such policy, and such policy is non-cancelable. The Trustee is a named insured of such Enhancement Policies.

   The Enhancement Policies with respect to the Kmart Leases and the Comsat Leases cover (i) in the event of lease termination, the principal balance of the Mortgage Loan, (ii) in the event of rent abatement, all abated rent, and
(iii) accrued interest on the Mortgage Loan, subject to a limit of 75 days (measured from the date of abatement or termination). The Enhancement Policy for the Cablevision Lease covers all lost rent due to Credit Lease termination or rent abatement, subject to a right to pay such amount in a lump sum with a maximum amount equal to the principal balance of this Mortgage Loan plus accrued interest through the date of payment. The Enhancement Policies do not cover any Prepayment Premium or yield maintenance charge due under the related Credit Lease Loan or any amounts the Mortgagor is obligated to pay thereunder to reimburse the Servicer or the Trustee for outstanding Property Advances. The Enhancement Policies may also contain certain exclusions to coverage, including loss arising from damage or destruction directly or indirectly caused by war, insurrection, rebellion, revolution, usurped power, pollutants or radioactive matter, or from a taking (other than by condemnation).

   Each Credit Lease has a primary lease term (the "Primary Term") that expires on or after the scheduled final maturity date of the related Credit Lease Loan. The Credit Lease Loans are scheduled to be fully repaid from any payment of rent under the related Credit Lease by or on behalf of the Tenant with respect to any Mortgaged Property secured by a Credit Lease (the "Monthly Rental Payments") made over the Primary Term of the related Credit Lease. Certain of the Credit Leases give the Tenant the right to extend the term of the Credit Lease by one or more renewal periods after the end of the Primary Term, but such an extension will not result in an extension on the related Mortgage Loan. Each borrower under a Credit Lease Loan is a single-purpose, bankruptcy-remote entity.

   Generally, each Credit Lease Loan provides that if the Tenant defaults beyond applicable notice and grace periods in the performance of any covenant or agreement of such Credit Lease (a "Credit Lease Default"), then the Servicer or Special Servicer on behalf of the Trust may exercise rights under the related Credit Lease Assignment to require the Mortgagor either (i) to terminate such Credit Lease or (ii) not to terminate such Credit Lease and exercise any of its rights thereunder. A default under a Credit Lease will constitute a default under the related Credit Lease Loan.

   Pursuant to the terms of each Credit Lease Assignment, the related Mortgagor has assigned to the mortgagee of the related Credit Lease Loan, as security for such Mortgagor's obligations thereunder, such Mortgagor's rights under the Credit Leases and its rights to all income and profits to be derived from the operation and leasing of the related Credit Lease Property, including, but not limited to, an assignment of any guarantee of the Tenant's obligations under the Credit Lease and an assignment of the right to receive all Monthly Rental Payments due under the Credit Leases. Pursuant to the terms of the Credit Lease Assignments, each Tenant is obligated under the Credit Leases to make all Monthly Rental Payments directly to the Servicer. Repayment of the Credit Lease Loans and other obligations of the Mortgagors will be funded from such Monthly Rental Payments. Notwithstanding the foregoing, the Mortgagors will remain liable for all obligations under the Credit Lease Loans (subject to the non-recourse provisions thereof).

    Each Credit Lease generally provides that the related Tenant must pay all real property taxes and assessments levied or assessed against the related Credit Lease Property, and all charges for utility services, insurance and other operating expenses incurred in connection with the operation of the related Credit Lease Property (except, in the case of one of the Kmart Mortgage Loans, in which the related borrower has obligations to maintain a sewer, for which a reserve has been established under the related loan documents). While each Credit Lease requires the Tenant to fulfill its payment and maintenance obligations during the term of the Credit Lease, in some cases the Tenant has not covenanted to operate the related Credit Lease Property for the term of the Credit Lease, and the Tenant may at any time cease actual operations at the Credit Lease Property, but it remains obligated to continue to meet all of its obligations under the Credit Lease.

   Several of the Credit Leases permit the Tenant, at its own expense, and generally with the consent of the Mortgagor, to make such alterations and construct additional buildings or improvements on the Credit Lease Property as the Tenant may deem necessary or desirable, and the Tenant may demolish any part of a building, provided that the Tenant restores the building to a structure whose value is equal to or greater than that of the original building. Such actions, if undertaken by the Tenant, will not affect the Tenant's obligations under the Credit Lease.

   At the end of the term of the Credit Lease, the Tenants are generally obligated to surrender the Credit Lease Property in good order and in its original condition received by the Tenant, except for ordinary wear and tear and repairs required to be performed by the Mortgagor.

SIGNIFICANT MORTGAGE LOANS

   In connection with the origination of each of the Mortgage Loans listed below (other than the Dayton Mall Loan and the Comsat Loan), the Mortgage Loan Seller, in addition to its ordinary underwriting procedures, obtained audited financials or agreed upon procedures for a recent 12 months period with respect to the related Mortgaged Properties and obtained market rental analysis for the Office Properties.

 The Saul Centers Retail Pool Loan and Properties

   The Loan. The largest Mortgage Loan in the Mortgage Pool is the Mortgage Loan secured by the Mortgaged Properties known as the Saul Centers Retail Pool Properties (the "Saul Centers Retail Pool Loan"). Such loan had an original principal balance and a Cut-off Date principal balance of $147,000,000. Such loan is secured by nine fee mortgages (the "Saul Centers Mortgages") encumbering nine retail properties located in Maryland, North Carolina and Virginia. All of the Saul Centers Mortgages are cross-collateralized and cross-defaulted. The Saul Centers Retail Pool Loan was originated by the Mortgage Loan Seller on October 1, 1997. The Saul Centers Retail Pool Loan will require payments as described in the following paragraphs. After the Anticipated Repayment Date, the Saul Centers Senior Loan will amortize as described under "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Excess Interest." Additional payment and prepayment terms for the Saul Centers Retail Pool Loan are set forth on Annex A and described under "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Property Releases" herein.

   For purposes of calculating amounts available for distributions on the Certificates and otherwise under the Pooling and Servicing Agreement, the Saul Centers Retail Pool Loan will be considered effectively as two separate loans, a senior loan with a Cut-off Date Principal Balance of $121,000,000 (the "SC Senior Portion"), which represents 7% of the Initial Pool Balance and a junior loan with a Cut-off Date Principal Balance of $26,000,000 (the "SC Junior Portion"). Interest will accrue on the SC Senior Portion at an effective fixed rate equal to 8.640227% per annum. No interest will accrue on the SC Junior Portion. The SC Senior Portion has an Anticipated Repayment Date of October 11, 2012 and a maturity date of October 11, 2027. The SC Junior Portion is scheduled to be paid in full on May 11, 2011. The Class B-3SC Certificates represent an interest in the Trust Fund corresponding to the SC Junior Portion, and will likewise pay in full on the Distribution Date in May 2011, to the extent of Class B-3SC Available Funds on such Distribution Date. See "Description of the Offered Certificates--Distributions" herein.

   Under the SC Senior Portion, the Saul Centers Borrower is scheduled to make monthly payments of $942,436.78 until April 11, 2011, a payment of $1,052,932.45 on May 11, 2011, and payments of $1,102,623.87 from June 11,
2011 until the SC Senior Portion is paid in full. The Servicer will not, however, call an event of default under the SC Senior Portion provided the Saul Centers Borrower makes a payment of $942,436.78 each month under the SC Senior Portion. The Servicer will, however, be permitted to capture excess cash flow under such loan, in the event the Saul Centers Borrower fails to pay the increased monthly payments. The Anticipated Repayment Date of the Saul Centers Loan is October 11,

2012 (which is 17 months after the date the SC Junior Portion is scheduled to be paid in full). As of the Anticipated Repayment Date, the principal balance of the Saul Centers Loan will be approximately $96,300,160.

   With respect to the SC Junior Portion, the Saul Centers Borrower is scheduled to make monthly payments of $160,187.09 until April 11, 2011. On the payment date in May 2011, the Saul Centers Borrower is scheduled to make a final payment of $49,691.42, which represents payment in full of the SC Junior Portion. The SC Junior Portion is the sole source of distributions on the Class B-3SC Certificates, and the Class B-3SC Certificates will be entitled on any Distribution Date solely to payments received on the Saul Centers Retail Pool Loan to the extent remaining after distribution of the Senior SC Distribution Amount on such Distribution Date. The Class B-3SC Certificates will have no voting rights with respect to the extension of, or otherwise with respect to, the Saul Centers Retail Pool Loan or any other Mortgage Loan.

   The Saul Centers Loan was made to Saul Subsidiary I Limited Partnership (the "Saul Centers Borrower"), a single bankruptcy remote, special purpose entity controlled by Saul Centers, Inc., a self-managed and self-administered public REIT that is publicly traded on the New York Stock Exchange. The sole general partner of the Saul Centers Borrower is Saul QRS, Inc., a special purpose corporation that is wholly owned by Saul Centers Inc. Saul QRS, Inc. has an independent director whose vote is required to approve any voluntary bankruptcy filing or any dissolution of the Saul Centers Borrower. Saul Centers, Inc. and its predecessor affiliates and through its partnerships has owned and managed the Saul Centers Pool Properties since 1972-1974 and has significantly renovated or redeveloped most of the properties. Saul Centers, Inc., through its partnerships, owns and manages 33 commercial properties totaling approximately 5.8 million square feet of gross leaseable area ("GLA"), 80% of which is located in the Washington, D.C. and Baltimore, Maryland markets. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Mortgage Provisions Relating to Servicer's Right to Termination of Management Agreement" herein.

   Lock Box; Reserve Accounts. The Saul Centers Borrower has entered into a lock box agreement whereby all rent is sent directly by the tenants to a Lock Box Account controlled by the Servicer. The Saul Centers Borrower has also established an ongoing tax and insurance reserve account, an ongoing capital expenditure reserve account, an ongoing leasing reserve account and an up-front environmental reserve account. See "The Pooling and Servicing Agreement -- Accounts -- Lock Box Accounts" "Description of the Mortgage Pool --Certain Terms and Conditions of the Mortgage Loans -- Escrows" and "Risk Factors and Other Special Considerations -- The Mortgage Loans -- Environmental Law Considerations" herein. Additionally, the Mortgage Loan Seller has established for the benefit of the Trust Fund a reserve in the amount of $10,000,000 intended to cover risks associated with certain recently signed leases with rated tenants. Such reserves will be released when such tenants have been in occupancy and paying rent for a period of three months.

   The Properties. The Saul Centers Retail Pool Properties consist of a mixture of nine neighborhood and community shopping centers, predominately anchored by grocery tenants, that are located in three different states and seven different sub-markets.

                              ANCHOR TENANT SALES

                                    ANNUAL SALES PER GLA
                                   ----------------------
PROPERTY/ANCHOR             GLA      1994   1995    1996
---------------             ---      ----   ----    ----
THRUWAY SHOPPING CENTER
 Stein Mart.............   40,633    $199   $215    $234
 Fresh Market, Inc. ....   16,700    $352   $375    $419
 Reading China..........   28,000    $ 39*  $156    $149
 Eckerd Corporation ....    8,900    $404   $414    $481
SOUTHSIDE PLAZA
 Nicks-Comm Pride.......   38,526           $150    $173
 CVS Drug...............   12,750    $223   $230    $252
GREAT EASTERN PLAZA
 Giant Food.............   55,500    $476   $478    $484
 Caldor.................  113,275
SEVEN CORNERS
 Home Depot.............  127,208      na     na      na
 Shoppers Food
  Warehouse.............   69,227      na     na      na
 Best Buy...............   49,122      na     na      na
 Barnes & Noble.........   33,268      na     na      na
HAMPSHIRE-LANGLEY S.C.
 Safeway................   40,564    $351   $353    $357
WHITE OAK S.C.
 Sears..................  321,538    $140   $150    $162
 Giant Food.............   55,000    $556   $572    $575
GIANT S.C.
 Giant Food.............   58,000    $372   $373    $361
BELVEDERE GARDENS S.C.
 Giant Food.............   32,402    $297   $294    $280
RAVENWOOD S.C.
 Giant Food.............   58,000    $598   $641    $618

------------
* Includes only two months of sales.
na Not Available

   Seven Corners Shopping Center. This shopping center, located in a suburb of Washington, D.C., within seven miles of the White House, was redeveloped from an enclosed mall into an open air center. The center was completely redeveloped between 1994 and 1997. The shopping center contains approximately 546,000 GLA, including four detached buildings. The anchor tenants are The Home Depot (127,208 GLA), Shoppers Food Warehouse (69,227 GLA), Best Buy (49,122 GLA), Barnes and Noble (33,268 GLA) and Ross Dress For Less (25,736
GLA). Other tenants include Blockbuster Video, GNC, Jenny Craig, Jo-Ann Fabrics, Starbucks and Payless Shoes. As of August 25, 1997, the shopping center was 93.5% leased and the appraised value was $62,300,000.

   Thruway Shopping Center. This shopping center, located in an affluent residential area in Winston-Salem, North Carolina, contains two main buildings and six free standing buildings, with a total of 339,564 GLA. The shopping center, constructed in 1955 and expanded in 1965, is currently undergoing a comprehensive facade renovation. The anchor tenants are Stein Mart (40,633 GLA), Reading China (28,000 GLA) and Harris Teeter (34,395 GLA) and national tenants include Eckerds Drugs, Houlihan's, Kinko's, Blockbuster Video, GNC and McDonalds. As of August 27, 1997, the shopping center was 95% leased and the appraised value was $36,100,000.

   White Oak Shopping Center. This shopping center, located in the northern suburbs of Washington, D.C., is a one-story strip center, containing a total of 480,156 GLA, including two detached buildings housing a two-story Sears Department Store and a Sears Automotive Store (together 321,538 GLA). The shopping center, constructed in 1959, was expanded twice and substantially renovated in 1993. Sears performed significant interior and exterior renovation in 1994 and 1997. The anchor tenants are Sears and Giant Food Store (55,000 GLA) and national tenants include Rite Aid Drug Store, Hallmark, Pearl Vision Center, Radio Shack, Starbucks and Jenny Craig. As of August 25, 1997, the shopping center was 99% leased and the appraised value was $35,200,000.

   Southside Plaza. This shopping center, located in South Richmond, Virginia, contains a one story U-shaped building, four free standing buildings and a separate strip center, containing a total of 352,516 GLA. The anchor tenants are Nick's Supermarket (38,526 GLA), Virginia ARC Thrift (26,620 GLA) and CVS Drug Store (12,750 GLA). As of August 25, 1997, the shopping center was 77% leased and the appraised value was $17,700,000.

   Great Eastern Plaza. This shopping center, located in the southeast suburbs of Washington, D.C., is a one-story strip center with three free standing buildings containing a total of 255,448 GLA. The shopping center was constructed in 1958 and renovated in 1996. The anchor tenants are Caldor (113,275 GLA), Giant Food Store (55,500 GLA) and Pep Boys (21,945 GLA). Caldor, although in bankruptcy, has affirmed this lease. As of August 26, 1997, the shopping center was 89% leased and the appraised value was $16,000,000.

   Hampshire Langley Shopping Center. This shopping center, located in the northeast suburbs of Washington, D.C., is a one-story strip center with a free standing building containing a total of 134,425 GLA. The shopping center was constructed in 1960 and had extensive interior and exterior renovations completed in 1986. The anchor tenants are Safeway Stores (40,564 GLA) and McCrory Department Store (18,000 GLA) and national tenants include Radio Shack and Casual Male. McCrory Department Store, although in bankruptcy, has a below market rate lease. As of August 26, 1997, the shopping center was 100% leased and the appraised value was $15,600,000.

   Ravenwood Shopping Center. This shopping center, located in a northeast suburb of Baltimore, Maryland, is a strip center with two free standing buildings containing a total of 87,750 GLA. The shopping center was constructed in 1959 and exterior renovations were completed in 1995 and 1997. The anchor tenant, Giant Food Store (58,000 GLA), substantially renovated its interior in 1994. As of August 27, 1997, the shopping center was 100% leased and the appraised value was $10,900,000.

   Giant Shopping Center. This shopping center, located in a northwest suburb of Baltimore, Maryland, is a strip center with a free standing bank building containing a total of 70,040 GLA. The shopping center was constructed in 1959 and exterior renovations were completed in 1995. The anchor tenant, Giant Food Store, (58,000 GLA), renovated its entire store in 1995. As of August 27, 1997, the shopping center was 100% leased and the appraised value was $4,000,000.

   Belvedere Gardens Shopping Center. This shopping center, located north of downtown Baltimore, Maryland, is a one-story strip center with a total of 54,941 GLA. The shopping center was constructed in 1958. The anchor tenants are Giant Food Store (32,400 GLA) and Rite Aid Drug Store (7,945 GLA). As of August 27, 1997, the shopping center was 100% leased and the appraised value was $4,600,000.

   See "Risk Factors and Other Special Considerations -- The Mortgage Loans -- Risks Associated with Commercial and Multifamily Lending Generally" and "--Retail Properties" herein for a discussion of certain matters associated with retail properties.

 The Three Penn Plaza Loan and Property

   The Loan. The second largest Mortgage Loan in the Mortgage Pool is the Mortgage Loan secured by the Mortgaged Property known as Three Penn Plaza (the "Three Penn Plaza Loan"). The Three Penn Plaza Loan was originated by the Mortgage Loan Seller on September 30, 1997. It had an original principal balance of $110,000,000, and has a Cut-off Date Principal Balance of $110,000,000, which represents approximately 6% of the Initial Pool Balance. It is secured by a fee and leasehold mortgage (the "Three Penn Plaza Mortgage") encumbering a sixteen-story office building located in Newark, New Jersey (the "Three Penn Plaza Property").

   The Three Penn Plaza Loan was made to Hartz Enterprises II Urban Renewal Associates, L.P. ("Hartz Urban") and Hartz RB II Limited Partnership ("Hartz RB II") (collectively, the "Three Penn Plaza Borrower"), each a bankruptcy remote New Jersey limited partnership, the general partner each of which is a bankruptcy remote corporation with an independent director, the stock of which is wholly owned by a subsidiary of Hartz Mountain Industries, Inc. The Three Penn Plaza Property has been leased, in its entirety, by Hartz Urban, to Hartz RB II. Both Hartz Urban and Hartz RB II are parties to the Three Penn Plaza Mortgage.

   The interest rate on the Three Penn Plaza Loan is 7.704% per annum. The Mortgage Loan requires Monthly Payments of $890,079 through April 11, 2002, at which point the Monthly Payments step up to $968,039, which amount is due each month until April 11, 2007, at which point the Monthly Payments step up to $1,071,710 which amount shall be due each month until the maturity date of the Mortgage Loan. The Anticipated Repayment Date is the payment date in the 173rd month, at which time, the principal balance of the Three Penn Plaza Loan will be $32,998,446. Additional payment and prepayment terms and reserve requirements for the Three Penn Plaza Loan are as set forth on Annex A hereto.

   Lock Box; Reserve Accounts. The Three Penn Plaza Borrower has established a Lock Box Account with respect to the Three Penn Plaza Property and is required to cause Blue Cross (as defined herein) to pay all rents under the Blue Cross Lease (as defined herein) directly into a Lock Box Account controlled by the Servicer. The Three Penn Plaza Borrower has also established reserve accounts, including a rollover reserve and an on-going capital expenditures reserve account. The rollover reserve will capture excess cash flow of the Penn Plaza Borrower in the amount of $225,000 per month during the last five years of the loan (for a total of $13,500,000). See "The Pooling and Servicing Agreement -- Accounts -- Lock Box Accounts" and "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Escrows" herein.

   The Property. The Three Penn Plaza Property is a sixteen-story office building located in Newark, New Jersey that was constructed in 1992 as a built-to-suit headquarters for Blue Cross and Blue Shield of New Jersey ("Blue Cross"). It contains 781,627 square feet of GLA of which 777,195 GLA or 99% of the total GLA is office space, occupied by Blue Cross and 4,432 GLA of which is retail space. Amenities of the building include a complete health club, a cafeteria and private dining rooms. As of August 1, 1997, the Three Penn Plaza Property was approximately 100% occupied, and the appraised value was $140,000,000.

   The Net Lease. The lease between the Three Penn Plaza Borrower and Blue Cross is a long-term triple net lease that expires twenty days after the Anticipated Repayment Date of the Three Penn Plaza Loan (the "Blue Cross Lease"), at which time the outstanding principal balance of the Three Penn Plaza Loan will be $32,998,446, although Blue Cross has the right to renew for two five-year renewal terms. The Blue Cross Lease requires the Three Penn Plaza Borrower to make certain structural repairs and provides for the termination of the lease or abatement of rent by Blue Cross only upon the occurrence of certain casualty or condemnation events. The Blue Cross Lease provides for two rent increases during its term and the amortization schedule for the Three Penn Plaza Loan captures such increase by requiring a corresponding increase in principal payments due under the Three Penn Plaza Loan. In addition, Blue Cross has a purchase option under the Blue Cross Lease between the fifteenth and sixteenth years exercisable at a price which may not be less than the outstanding principal balance of the Three Penn Plaza Loan plus yield maintenance. See "Description of the Mortgage Pool -- Credit Lease Loans" for a discussion of net leases. See "Risk Factors and Other Special Considerations -- The Mortgage Loans -- Risks Associated With Commercial and Multifamily Lending Generally" and "--Office Properties" herein for a discussion of certain matters associated with office properties.

 The Fath Pool Loan and Properties

   The Loan. The third largest Mortgage Loan in the Mortgage Pool is the Mortgage Loan secured by the Mortgaged Properties known as the Fath Pool Properties (the "Fath Pool Loan"). The Fath Pool Loan was originated by the Mortgage Loan Seller on October 8, 1997. It had an original principal balance and has a Cut-off Date Principal Balance of $86,043,583, which represents approximately 5% of the Initial Pool Balance. It is secured by fee Mortgages (the "Fath Pool Mortgages") encumbering seventeen multi-family properties located in Ohio, Kentucky and Texas (each, a "Fath Pool Property", and, collectively, the "Fath Pool Properties"). The Fath Pool Mortgages are cross-collateralized and cross-defaulted.

   The Fath Pool Loan was made to Fath Properties Limited Partnership (the "Fath Borrower"), a special purpose Georgia limited partnership, the general partner of which is a special purpose bankruptcy remote corporation, the stock of which is 100% owned by Harry Fath. The majority limited partnership interest in the Fath Borrower is owned by Fath Family Limited Partnership, an entity owned by Harry and Linda Fath.

   The interest rate on the Fath Pool Loan is 8.00% per annum. The amount of each Monthly Payment is approximately $631,338 which amount is based on a 360-month amortization schedule. The Anticipated Repayment Date is the payment date in the 120th month of the loan and the principal balance as of that date will be approximately $76,939,940. Additional payment and prepayment terms for the Fath Pool Loan are as set forth on Annex A hereto and as described under "Certain Terms and Conditions of the Mortgage Loans -- Property Releases."

   Lock Box; Reserve Accounts. The Fath Borrower has entered into a lock box agreement whereby all revenue is required to be deposited upon collection by the property manager for the Fath Borrower into a Lock Box account controlled by the Servicer. The Fath Borrower has also established reserve accounts, including an on-going tax and insurance reserve account, an on-going capital expenditure reserve account, an up-front deferred maintenance reserve account and an up-front environmental reserve account. See "The Pooling and Servicing Agreement -- Accounts -- Lock Box Accounts" and "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Escrows" herein.

   The Properties. The Fath Pool Properties consist of seventeen multi-family properties, totaling 4,029 units. The manager of the Fath Properties is Fath Management Company, an affiliate of the Fath Borrower. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Mortgage Provisions Relating to Servicer's Right to Termination of Management Agreement" herein.

 PROPERTY NAME/                                                                                    % OCCUPIED/
  CONSTRUCTED/                         # OF                                                      APPRAISED VALUE
LATEST RENOVATED       LOCATION        UNITS      TYPE OF UNITS               AMENITIES           (AS OF 8/1/97)
----------------       --------        -----      -------------               ---------           --------------
Aspen Village     Cincinnati, Ohio      922   28 buildings--garden  clubhouse, fitness center,    90%/
 Apartments/                                  apts.                 hair salon, convenience       $21,200,000
 1965/1996                                                          store, 3 swimming pools, 5
                                                                    tennis courts, 2
                                                                    recreational areas
The Biltmore      Dallas, Texas         584   82 garden and         clubhouse, new exercise       88%/
 Apartments/                                  town-house style      facility, 3 swimming pools    $13,740,000
 1973/1996                                    buildings
Montana Valley    Cincinnati, Ohio      319   33 garden-style       clubhouse, swimming pool      98%/
 Apartments/                                  buildings                                           $11,000,000
 1968/1995-96
Lake of Woods     Mt. Healthy, Ohio     263   19 garden and         2 swimming pools,             99%/
 Apartments/                                  town-house style      recreation area               $9,500,000
 1966/1995-96                                 buildings
Blue Grass        Erlanger, Kentucky    246   12 garden-style       n/a                           98%/
 Apartments/                                  buildings                                           $7,700,000
 1966/1996
Lindsay Lane      Cincinnati, Ohio      263   23 garden-style       swimming pool                 99%/
 Apartments/                                  buildings                                           $6,725,000
 1969/1995-96
Park Lane         Cincinnati, Ohio      150   9-story building      fitness center, swimming      95%/
 Apartments/                                                        pool                          $5,850,000
 1960/1995
Compton Lake      Mt. Healthy, Ohio     163   12 garden-style       clubhouse, recreation area,   97%/
 Apartments/                                  buildings             swimming pool                 $5,800,000
 1972/1996
Preston Park      Dallas, Texas         144   19 garden and         n/a                           98%/
 Apartments/                                  town-house style                                    $4,875,000
 1971/1995                                    buildings
Lisa Ridge        Cincinnati, Ohio      216   18 garden-style       n/a                           89%/
 Apartments/                                  buildings                                           $4,880,000
 1970/1995-96
Colonial Ridge    Pleasant Ridge,       142   12 garden-style       n/a                           93%/
 Apartments/      Ohio                        buildings                                           $4,235,000
 1963/1996
Wyoming Hills     Dayton, Ohio          114   4 garden-style        swimming pool                 96%/
 Apartments/                                  buildings                                           $3,350,000
 1972/1993-94
Romaine Court     Oakley, Ohio           96   3 garden-style        n/a                           98%/
 Apartments/                                  buildings                                           $3,250,000
 1966/1986
College Woods     Cincinnati, Ohio      135   9 garden-style        central clubhouse, swimming   99%/
 Apartments/                                  buildings             pool                          $3,130,000
 1965/1996
Sun Valley        Cincinnati, Ohio      116   2 garden-style        clubhouse                     92%/
 Apartments/                                  buildings; 20                                       $2,700,000
 1968/1996                                    townhouses
Slopes of Aspen   Cincinnati, Ohio       96   7 garden-style        swimming pool                 93%/
 Apartments/                                  buildings                                           $2,270,000
 1968-69/1994
Beecher Street    Walnut Hills, Ohio     60   4 garden-style        n/a                           97%/
 Apartments/                                  buildings                                           $1,700,000
 1969/1996

    See "Risk Factors and Other Special Considerations -- The Mortgage Loans -- Risks Associated with Commercial and Multifamily Lending Generally -- Multi-family Properties" herein for a discussion of certain matters associated with multi-family properties.

 The Westin Peachtree Hotel Loan and Property

   The Loan. The fourth largest Mortgage Loan in the Mortgage Pool is the Mortgage Loan secured by the Mortgaged Property known as Westin Peachtree Plaza (the "Westin Peachtree Loan"). The Westin Peachtree Loan was made to Westin Portman Peachtree II L.L.C., a Delaware limited liability company (the "Westin Peachtree Borrower"). The Westin Peachtree Loan was originated by the Mortgage Loan Seller on June 30, 1997. The loan had an original principal balance of $75,000,000 and has a Cut-off-Date Principal Balance of approximately $74,745,084, which represents approximately 4% of the Initial Pool Balance, and is secured by a Mortgage encumbering a ground leasehold interest in a hotel in Atlanta, Georgia (the "Westin Peachtree").

   The Westin Peachtree Borrower is a special purpose entity, all of the equity membership interests in which are owned by Westin Portman Peachtree I, L.L.C. ("WPPI"). The Westin Peachtree Borrower is managed by an affiliated non-member manager, the equity in which is owned by W&S Atlanta Corp. ("W&S Atlanta"). The equity interests in WPPI are owned 90% by The Peachtree Hotel Company ("Portman Peachtree"), and 10% by Westin Peachtree, Inc., which is also the managing member of WPPI. Westin Peachtree Inc. is owned by W&S Atlanta. Portman Peachtree is owned by affiliates of John Portman. Portman Peachtree will not participate in the management of the Western Peachtree Property. W&S Atlanta is indirectly owned by Westin Resorts. See "Risk Factors and Other Special Considerations -- Other Equity Investments by the Mortgage Loan Seller and/or its Affiliates" herein for a discussion of the interests of the Mortgage Loan Seller and its affiliates in Westin Resorts.

   The interest of WPPI in the Westin Peachtree Borrower also secures certain related indebtedness held by affiliates of the Mortgage Loan Seller and Westin Resorts. WPPI is the obligor on a $15,000,000 note (the "WPPI A2 Note") to the Mortgage Loan Seller, on a separate $25,000,000 note (the "WPPI B Note") to Westin Peachtree, Inc., and on a separate approximately $31,324,000 note (the "WPPI C Note") to Westin Atlanta L.L.C. All of the equity membership interests in Westin Atlanta L.L.C. are held by Westin Peachtree, Inc. It is expected that after an initial 10-year period, Westin Atlanta L.L.C. will exchange the WPPI C Note for a 99% membership interest on WPPI, with the remaining 1% interest in WPPI owned by Portman Peachtree. WPPI is not expected to have any cash available for distribution during such 10-year period due as payments on the WPPI A2 Note and WPPI B Notes.

   The interest rate on the Westin Peachtree Hotel Loan is 8.56% per annum. The amount of each Monthly Payment is approximately $606,956, which amount is based on a 300-month amortization schedule. The Anticipated Repayment Date is the payment date in the 180th month of the loan and the principal balance as of that date will be approximately $51,410,410. Additional payment and prepayment terms and reserve requirements of the Westin Peachtree Loan are as set forth in Annex A hereto.

   Lock Box/Reserve Accounts. The Westin Peachtree Borrower has entered into a lock box agreement whereby all revenues are required to be deposited directly into the Lock Box Account controlled by the Servicer. See "The Pooling and Servicing Agreement -- Accounts -- Lock Box Accounts" and "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Escrows" herein. The Westin Peachtree Borrower has also established reserve accounts, including an on-going tax and insurance reserve account, a ground lease reserve account, a capital expenditure and funiture, fixtures and equipment reserve account, an up-front deferred maintenance account and a seasonality reserve account.

   The Property. The Westin Peachtree Property, located on two parcels of land measuring a total of 1.3 acres in downtown Atlanta, Georgia, is a 1,068 room, full-service convention hotel containing three restaurants, two lounges, a free-standing quick-service coffee and pastry kiosk, approximately 55,000 square feet of meeting space, an indoor/outdoor swimming pool and spa, a fitness center, and other amenities. The loan documents require that the property undergo a two year, $15,000,000 renovation, which commenced in the summer of 1997, to improve the hotel's guest rooms, public space, and mechanical systems. The completion of the renovation has been guaranteed by Westin Hotel Company and such guaranty will be assumed by Starwood in connection with the Merger. See "Risk Factors and Other Special Considerations -- Other Equity Investments by the Mortgage Loan Seller and/or its Affiliates." The average occupancy rate for the year ended December 31, 1996, was 69.8% and the average daily room rate for the year ended December 31, 1996, was $126.70. The appraised value of the hotel was $138,800,000 as of June 1, 1997.

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    See "Risk Factors and Other Special Considerations -- The Mortgage Loans
-- Risks Associated with Commercial and Multifamily Lending Generally," "--Hotel Properties" and " -- Ground Leases" herein for a discussion of certain matters associated with hotel properties.

 The Dayton Mall Loan and Property

   The Loan. The fifth largest Mortgage Loan in the Mortgage Pool is the Mortgage Loan secured by the Mortgaged Property known as Dayton Mall (the "Dayton Mall Loan"). The Dayton Mall Loan was made to Dayton Mall Venture, LLC, a Delaware limited liability company (the "Dayton Mall Borrower"). The Dayton Mall Loan was originated by the Mortgage Loan Seller on July 1, 1997. The loan had an original principal balance of $61,500,000 and has a Cut-off-Date Principal Balance of approximately $61,410,564, which represents approximately 4% of the Initial Pool Balance, and is secured by a fee mortgage encumbering a shopping mall located in Dayton, Ohio (the "Dayton Mall Property").

   The Dayton Mall Borrower is a special purpose entity in which Glimcher Dayton Mall, Inc., the managing member, owns a 1% equity membership interest, Glimcher Properties Limited Partnership ("GPLP") owns a 49% equity membership interest and an affiliate of the Mortgage Loan Seller owns a 50% equity membership interest. The 86% limited partner of GPLP, Glimcher Realty Trust, is publicly traded on the New York Stock Exchange. See "Risk Factors and Other Special Considerations -- The Mortgage Loans -- Other Equity Investments by the Mortgage Loan Seller and/or its Affiliates" herein for a discussion of preferred equity interests of the Mortgage Loan Seller and its affiliates.

   The interest rate on the Dayton Mall Loan is 8.27% per annum. The amount of each Monthly Payment is approximately $462,894, which amount is based on a 300-month amortization schedule. The Anticipated Repayment Date is the payment date in the 180th month of the loan and the principal balance as of that date will be approximately $49,744,720. Additional payment and prepayment terms and reserve requirements of the Dayton Mall Loan are as set forth in Annex A hereto.

   Lock Box/Reserve Accounts. The Dayton Mall Borrower has entered into a lock box agreement whereby all rent is required to be sent by the tenants directly to a Lock Box Account controlled by the Servicer. See "The Pooling and Servicing Agreement -- Accounts -- Lock Box Accounts" and "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Escrows" herein. The Dayton Mall Borrower has also established reserve accounts, including an ongoing capital expenditure reserve account and a deferred maintenance reserve account.

   The Property. The Dayton Mall Property, located in Dayton, Ohio, was built in 1969 and most recently renovated in 1995. The single-and two-level enclosed mall, located on approximately 115 acres, consists of approximately 1,329,500 square feet of GLA, of which 663,386 GLA is subject to the lien of the related mortgage. The anchor tenants, all of which are separately owned except J.C. Penney, include J.C. Penney (178,686 GLA), McAlpins (211,406
SFL), Lazarus (268,943 GLA), and Sears (185,790 GLA). National tenants include B. Dalton Bookstores, Firestone, Eddie Bauer, Kay Bee Toys, Kay Jewelers, Gymboree, Lens Crafters, Radio Shack, The Disney Store, The Gap and The Limited. As of June 20, 1997, the entire Dayton Mall Property was approximately 92% occupied (including the unowned anchors), and the appraised value was $93,000,000.

   See "Risk Factors and Other Special Considerations -- The Mortgage Loans -- Risks Associated with Commercial and Multifamily Lending Generally" and "--Retail Properties" herein for a discussion of certain matters associated with retail properties.

 The AmSouth Loan and Properties

   The Loan. The sixth largest Mortgage Loan in the Mortgage Pool is the Mortgage Loan secured by Mortgaged Property known as AmSouth/Harbert Plaza (the "AmSouth Loan"). The AmSouth Loan was made to MarRay-ASH Plaza, Inc. (The "AmSouth Borrower"). The AmSouth Loan was originated on August 29, 1997. It had an original principal balance of $57,205,555 and has a Cut-off Date Principal Balance of approximately $57,170,900, which represents approximately 3% of the Initial Pool Balance, and is secured by a 32-story office building and an attached two-story retail center in Birmingham, Alabama (the "Am-South Property").

   The AmSouth Borrower is a special purpose entity wholly owned by MarRay
Corp.

   The interest rate on the AmSouth Loan is 8.5% per annum. The amount of each Monthly Payment is approximately $439,861, which amount is based on a 360-month amortization schedule. The Anticipated Repayment Date is the payment

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date in the 120th month of the loan and the principal balance as of that date is approximately $51,741,613. Additional payment and prepayment terms of the AmSouth Loan are as set forth in Annex A, hereto and as described below under "--Certain Terms and Conditions of the Mortgage Loans -- Property Releases."

   Lock Box; Reserve Accounts. The AmSouth Borrower has entered into a lock box agreement whereby all rent is required to be deposited directly into the Lock Box Account controlled by the Servicer. See "The Pooling and Servicing Agreement -- Accounts -- Lock Box Accounts" and "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Escrows" herein. The AmSouth Borrower has also established reserve accounts, including ongoing accounts for capital and tenant improvements.

   The Property. The AmSouth Property consists of a thirty-two story office building containing 569,845 rentable square feet, an attached two story retail facility of 43,919 square feet, a dining club located atop the office tower, and a three-level underground parking garage for 517 cars. The AmSouth Property is located at 1901 6th Avenue North, Birmingham, Alabama. The largest tenant in the AmSouth Property is AmSouth Bank, which is rated "A" by S&P, and which occupies 613,764 square feet representing 33% of the GLA. The AmSouth Bank Lease expires in 2004. A significant rollover reserve of approximately $3.4 million will be available to mitigate retenanting costs at such expiration. The appraised value of the AmSouth Property was $84,500,000.

   See "Risk Factors and Other Special Considerations -- The Mortgage Loans -- Office Properties" and "--Retail Properties" herein for discussion on certain matters associated with office and retail properties.

 The Westin Casuarina Resort Loan Participation and Property

   The Participation. The Trust Fund includes a participation interest (the "Westin Casuarina Resort Loan Participation") in a mortgage loan (the "Westin Casuarina Resort Loan") secured by a Mortgage encumbering a ground leasehold interest in a hotel located in Grand Cayman, Cayman Islands, British West Indies (the "Westin Casuarina Resort"). The original principal balance of the Westin Casuarina Resort Loan was $50,000,000 (the "Initial Amount"). As of the Cut-off Date, the principal balance of the Westin Casuarina Resort Loan is $49,857,134, which represents approximately 3% of the Initial Pool Balance. The Westin Casuarina Loan was originated by the Mortgage Loan Seller on August 7, 1997. The Westin Casuarina Resort Loan was made to Galleon Beach Resort Ltd. (The "Westin Casuarina Resort Borrower"), a bankruptcy remote Cayman Islands company. The Westin Casuarina Resort Loan provides for a future advance (at the request of the Westin Casuarina Resort Borrower) of up to $20,000,000 (the "Advance Amount"), subject to compliance with certain conditions. The future advance will be sized based on a re-underwriting to be performed upon Borrower's request for such advance and based on the same DSCR threshold as the original funding. The future funding commitment expires on August 7, 1999. The Advance Amount will bear interest at a fixed rate (the "Advance Amount Rate"), which may or may not be a rate of 8.75%, the interest rate applicable to the outstanding principal balance of the Westin Casuarina Resort Loan as of the Cut-off Date, but in no event will such interest rate exceed 9.45%.

   Pursuant to a participation agreement (the "Participation Agreement"), the Mortgage Loan Seller (the "Other Participant") has agreed to make the future advance required under the Westin Casuarina Resort Loan and, upon the making of the future advance, will be entitled to a participation interest (the "Other Westin Casuarina Resort Participation") that is pari passu in debt service payments received on the Westin Casuarina Resort Loan, with respect to interest, generally based on the ratio of the amount of interest due on the Advance Amount at the Advance Amount Rate to the aggregate amount of interest due on the entire Westin Casuarina Resort Loan and, with respect to principal, generally based on the ratio of the original amount of the Advance Amount to the sum of such original Advance Amount and the Initial Amount. The Mortgage Loan Seller will post collateral sufficient to satisfy the Rating Agencies that it will be able to fulfill its obligations for the future advance.

   The Trustee, at the direction of the Servicer or the Special Servicer, as applicable, and as successor to the Mortgage Loan Seller under the Participation Agreement, has the sole right, subject to applicable REMIC and other legal requirements and the provisions of the Pooling and Servicing Agreement, to (a) modify or waive any of their terms of the loan documents with respect to the Westin Casuarina Resort Loan (the "Westin Casuarina Resort Loan Documents"), (b) consent to any action or failure to act by the Borrower or any party to the Westin Casuarina Loan Documents, (c) exercise or refrain from exercising any powers or rights which lender may have under the Westin Casuarina Resort Loan Documents, including, without limitation, the right at any time to accelerate, or refrain from accelerating, the Westin Casuarina Resort Loan, to foreclose and sell and otherwise deal with the related Mortgaged Property, or refrain from

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foreclosing, selling or otherwise dealing with the Mortgaged Property, and to enforce or refrain from enforcing the Westin Casuarina Resort Loan Documents. Although the Trustee is required to provide the Other Participant with written notice of any such matters, the prior consent of the Other
Participant is not required in order to take any of such actions.

   The Westin Casuarina Resort Borrower is indirectly controlled by William
J. Yung, who is also its chief executive officer. Mr. Yung founded Columbia Sussex Corporation, a Kentucky corporation ("Columbia Sussex"). Mr. Yung and a trust for the benefit of his family own 100% of the outstanding capital stock of Columbia Sussex. Columbia Sussex presently provides and will continue to provide certain accounting and other services to the Westin Casuarina Resort Borrower.

   Lock Box; Reserve Accounts. The Westin Casuarina Resort Borrower has established Lock Box Accounts with respect to the Westin Casuarina Resort and is required to cause each of the credit card companies with whom the Westin Casuarina Resort is affiliated to pay all amounts payable to the Westin Casuarina Resort Borrower directly into such Lock Box Account. The Westin Casuarina Resort Borrower has established reserve accounts, including an on-going account for replacements and capital expenditures and an on-going seasonality reserve account. See "The Pooling and Servicing Agreement -- Lock Box Accounts" and "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Escrows" herein.

   The interest rate on the Westin Casuarina Loan Participation is 8.75% per annum. The amount of each Monthly Payment is approximately $441,855, which loan shall fully amortize in the 240th month. Additional Payment and prepayment terms for the Westin Casuarina Loan Participation are as set forth in Annex A hereto.

   The Property. The Westin Casuarina Resort Property is a luxury hotel located on 7.8 acres in the Seven Mile Beach area of the west coast of Grand Cayman, Cayman Islands. The Westin Casuarina Resort Property opened in mid December, 1995, and contains 341 guest rooms, two restaurants, three bars, a pool area, and a retail arcade. The hotel has the largest beachfront, approximately 700 feet, of any hotel on the Seven Mile Beach. The average occupancy rate for the year ended December 31, 1996, was 67.60% and the average daily room rate for the year ended December 31, 1996, was $211.58. As of January 28, 1997, the appraised value of the hotel was $120,000,000. See "Risk Factors and Other Special Considerations -- The Mortgage Loans -- Risks Associated with Commercial and Multifamily Lending Generally" and "--Hotel Properties" for a discussion of certain other matters associated with hotel properties and "Risk Factors and Other Special Considerations -- The Mortgage Loans -- Certain Considerations With Respect to the Westin Casuarina Resort Loan and Property" herein.

   The lessor under the ground lease is the government of the Cayman Islands (the "GCI"), and the ground lease does not contain any obligations on the part of GCI to enable the protection of the lender's rights. See "Risk Factors and Other Special Considerations -- The Mortgage Loans -- Ground Leases." However, in connection with the origination of the Westin Casuarina Resort Loan, the Westin Casuarina Resort Borrower obtained an estoppel certificate from the GCI to the effect that all payments due under the ground lease have been made to the date of expiration and no additional amount is payable by the Westin Casuarina Resort Borrower, and that as of the date of such estoppel certificate, such borrower had complied with all of its obligations as the tenant under such ground lease. The GCI also consented to the charge on the Westin Casuarina Resort Property in favor of the Mortgage Loan Seller, and to the transfer of such charge by the Mortgage Loan Seller to the Trustee.

   Cayman Islands Considerations. See "Risk Factors and Other Special Considerations -- The Mortgage Loans -- Certain Considerations with Respect to the Westin Casuarina Resort Loan and Property" for a discussion of various considerations relating to the Cayman Islands and the Westin Casuarina Resort Loan Participation.

 The Comsat Loan and Property

   The Loan. The Mortgage Pool includes two Mortgage Loans secured by the Mortgaged Property known as the Comsat Research and Development Campus (the "Comsat Loans"). The Comsat Loans were originated by the Mortgage Loan Seller on September 12, 1997, and made to LCOR Clarksburg, LLC (the "Comsat Borrower"). The Comsat loans had a total original principal balance of $47,800,000 and have a Cut-off Date Principal Balance of approximately $47,662,933, which represents approximately 3% of the Initial Pool Balance. The Comsat Loans are in the form of two notes (the "Comsat Senior Loan" and the "Comsat Junior Loan"). The Comsat Senior Loan had an original principal balance of approximately $42,107,068 and has a Cut-off Date Principal Balance of approximately $41,922,013, which represents 2% of the Initial Pool Balance, and is secured by a first fee mortgage encumbering the five buildings located on approximately 227 acres of land (the "Comsat Property") and the monthly rental payments under two triple net leases (as

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defined below). The Comsat Senior Loan has an interest rate of 7.515% per annum, fully amortizes over a ten year period and all money from the lease payments are used to pay the Comsat Senior Loan. The monthly payments begin at $448,750 and step up each year until monthly payments are $572,850 in the tenth year. The Comsat Junior Loan had an original principal balance of approximately $5,692,932 and has a Cut-off Date Principal Balance of $5,740,919, which represents less than 1% of the Initial Pool Balance, and is secured by a second fee mortgage encumbering the Comsat Property. The Comsat Junior Loan is negatively amortizing and accrues interest at 10.115%. No monthly payments are required until the maturity date, at which time the principal balance will be $15,587,763. The Comsat Borrower is permitted to sell certain undeveloped parcels of land during the term of the loan with all sales proceeds, less transaction costs, required to be placed in a reserve to be applied to repay the Comsat Junior Loan. Additional payment and prepayment terms for the Comsat Loan are as set forth on Annex A and as described under "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Property Releases" herein.

   The Comsat Borrower is a bankruptcy remote single purpose entity and the lessor of two triple net leases (the "Comsat Master Lease" and the "Comsat Facilities Lease," together, the "Comsat Leases") (described below) with Comsat Corporation. The managing member, Clarksburg Management Inc. ("Clarksburg") is a single purpose entity controlled by LCOR, Inc. which owns a 99% equity interest in the Comsat Borrower. LCOR Incorporated owns the other 1% equity interest in the Comsat Borrower. The stock of Clarksburg is held as follows: Eric Eichler 55%, Peter Dilullo 30%, Patrick Armstrong 10%, and Kurt Eichler 5%. Comsat Corporation, the lessee, has owned and managed the Comsat Property since 1969 and will continue to be responsible for all aspects of property management for the term of the Comsat Master Lease. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Mortgage Provisions Relating to Servicer's Right to Termination of Management Agreement."

   Lock Box; Reserve Accounts. The Comsat Borrower has entered into a lock box agreement whereby all rent is sent directly by Comsat Corporation to a Lock Box Account controlled by the Servicer. See "The Pooling and Servicing Agreement -- Accounts -- Lock Box Accounts" and "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Escrows."

   The Property. The Comsat Property consists of five buildings totaling approximately 532,000 square feet of GLA on approximately 227 acres of land of which 183.8 acres is vacated and undeveloped. The main building is an office/research and development building consisting of 438,613 GLA, which contains general offices and special use facilities such as laboratories, computer rooms, light assembly, a three hundred seat cafeteria, a 117 seat auditorium with an adjoining training center and a 4,500 square foot fitness center. The Spectra building, which is located immediately east of the main building, is an office/research and development building containing a total of 57,856 GLA. The three auxiliary buildings are communication facilities that have a combined total of approximately 36,000 GLA. There are five subleases in place at the Comsat Property; however, under the Comsat Master Lease, Comsat Corporation will be responsible for the entire property for a term of ten years. As of July 16, 1997, the appraised value of the buildings was $56,200,000 and the appraised value of the excess land was $20,500,000 (approximately $111,535 per acre). As of September 12, 1997, the Comsat Property was 100% occupied.

   The Net Lease. The Comsat Leases are each triple net leases, the payments of which are backed fully by the rental obligations of Comsat Corporation, an entity that carries an "A"-rating from S&P. The Comsat Leases provide that the tenant shall not cancel the lease or abate rent, except in connection with a condemnation during the lease term or a casualty that occurs during the last two years of the lease term. However, these items are covered by lease enhancement policies in effect for the term of the Comsat Leases that cover any condemnation risk and a business interruption insurance policy that covers the tenant's right to cancel the Comsat Leases during the two years of the lease term and/or rent loss. The Comsat Master Lease provides for a net rental rate beginning at $10 per square foot for the main building and the Spectra Building, or $4,960,000 per annum. This amount will be increased by 2.75% per annum, beginning in year two. The Comsat Facilities Lease provides that the three special purpose facilities buildings have an annual rental payment of $425,000, which amount also increases by 2.75% beginning in year two. See "Description of the Mortgage Loans -- Credit Lease Loans" herein for a discussion of net leases.

   See "Risk Factors and Other Special Considerations -- Risks Assocated with Commercial and Multifamily Lending Generally," and "--Office Properties" herein for a discussion on certain matters associated with office properties.

 The Swiss Bank Tower Loan and Property

   The Loan. The Mortgage Pool includes a Mortgage Loan secured by a fee mortgage on a condominium interest comprising all of the air rights (the "Air Rights") located above the Saks Fifth Avenue department store in New York City

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and certain other rights discussed below (the "Swiss Bank Tower Loan"). The
Swiss Bank Tower Loan was originated by the Mortgage Loan Seller on October 1, 1997. It had an original principal balance of $45,000,000 and has a Cut-off Date Principal Balance of $45,000,000, which represents approximately 3% of the Initial Pool Balance. The Swiss Bank Tower Loan is also secured by any other rights otherwise possessed by SB Tower Operating Company, Inc. (the "Swiss Bank Tower Borrower") relating to the office building occupying the Air Rights (the "Swiss Bank Tower"), including the rights of the Swiss Bank Tower Borrower under the related air rights lease (the "Air Rights Lease"), and by an irrevocable demand letter of credit (the "Swiss Bank Tower LOC"). The Air Rights, together with such additional rights relating to the Swiss Bank Tower and the Swiss Bank Tower LOC, are hereafter referred to as the "Swiss Bank Tower Property Rights."

   The Swiss Bank Tower Loan was made to the Swiss Bank Tower Borrower, a bankruptcy remote, single purpose corporation with an independent director. The majority of the stock of the Swiss Bank Tower Borrower is owned by SB Tower Holdings, Inc., which is indirectly owned by Investcorp Bank E.C., an exempt joint stock company of Bahrain.

   The Swiss Bank Tower Borrower has entered into a purchase and sale agreement with 10 East 50th Street Building Company LLC (the "Cohen Buyer") whereby the Cohen Buyer would purchase the Swiss Bank Tower. The Cohen Buyer is an entity controlled by Sherman and Charles Cohen and managed by Cohen Brothers Realty. Prior to the purchase, the Cohen Buyer will be required to obtain confirmation from the Rating Agencies that the ownership structure of the Cohen Buyer will not cause a qualification, withdrawal or downgrade of the Certificates.

   The Swiss Bank Tower Loan requires payments of interest only until April 11, 2009 (such date, the "Swiss Bank Tower ARD"); thereafter, the Monthly Payments will step up to approximately $302,273.20 so that the loan fully amortizes within 386 months of the Swiss Bank Tower ARD, with a final maturity date of February 11, 2041. Additional payment and prepayment terms of the Swiss Bank Tower Loan are as set forth in Annex A, hereto and as described below under "--Certain Terms and Conditions of the Mortgage Loans -- Excess Interest" and "--Property Releases" herein.

   Lock Box; Reserve Accounts. The Swiss Bank Tower Borrower has entered into a lock box agreement whereby all rent is required to be deposited directly into the Lock Box Account controlled by the Servicer. See "The Pooling and Servicing Agreement -- Accounts -- Lock Box Accounts" and "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Escrows" herein.

   The Property Rights. The Air Rights were leased to Swiss Bank Corporation (the "Air Rights Tenant") in 1986 pursuant to the Air Rights Lease. The annual base rent payable under the Air Rights Lease is currently approximately $2,420,000, which will be adjusted (upward only) to market every 20 years. The first such adjustment will occur on January 1, 2009. Based upon an appraisal prepared in connection with the origination of the Swiss Bank Loan, the base rent would reset to approximately $4.9 million/year in January, 2009. In addition to annual base rent, the Air Rights Tenant is obligated to pay percentage rent in an amount equal to 20% of the Swiss Bank Towers "NOI" (as defined in the Air Rights Lease). The Air Rights Lease has a remaining term of approximately 89 years and expires on December 31, 2086. The Air Rights Tenant is currently rated "AA" by S&P and "Aa2" by Moody's. The Air Rights Tenant's interest in the Air Rights Lease is assignable by the Air Rights Tenant at any time to an entity of "superior repute and financial soundness" which meets certain standards for management experience set forth in the Air Rights Lease. In the event that the Swiss Bank Tower Borrower defaults on the Swiss Bank Tower Loan, the lender will have the right to foreclose on the Swiss Bank Tower Property Rights. In the event the Air Rights Tenant defaults under the Air Rights Lease, the Swiss Bank Tower Borrower will have the right to foreclose on the Swiss Bank Tower. The Swiss Bank Tower is a 29 story corporate office building located at 10 East 50th Street in New York City. The building contains 314,375 square feet of leaseable space and is constructed above the Saks Fifth Avenue flagship store via the Air Rights Lease. As of July 31, 1997, the appraised value of the property was $97,000,000 and the appraised value of the Air Rights Lease was $53,800,000.

   The Swiss Bank Tower LOC is intended to assure the collection of percentage rents at current levels until the Swiss Bank Tower ARD, and is in an initial amount equal to $12,004,312. Such amount will decline each year thereafter on a pro rata basis. Draws under the Swiss Bank Tower LOC will be limited monthly to the positive difference (if any) between 1/12 of $1,067,050 and the actual annual amount of percentage rent received by the lender in such month and will be made only for the payment of amounts due under the Swiss Bank Tower Loan to the extent not paid by the Swiss Bank Tower Borrower when due.

   See "Risk Factors and Other Special Considerations -- The Mortgage Loans -- Risks Associated with Commercial and Multifamily Lending Generally," and "--Office Properties" herein for a discussion on certain matters associated with office properties.

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CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS

   Annex A. For a detailed presentation of the characteristics of the Mortgage Loans, on a loan-by-loan basis, see Annex A hereto.

   Due Dates. All of the Mortgage Loans provide for scheduled payments of principal and/or interest ("Monthly Payments") to be due on the eleventh day of each month or, if the eleventh day is not a business day, on the next business day or the first preceding business day (except with respect to the Mortgage Loans known as the Circuit City Loans, which provide for Monthly Payments on the twenty-fifth day of the prior month).

   Mortgage Rates; Calculations of Interest. Each of the Mortgage Loans accrues interest on the basis of a 360-day year consisting of twelve 30-day months or on the basis of the actual number of days elapsed and a 360 day year. Each of the Mortgage Loans accrues interest at the Mortgage Rate, which is fixed for the entire remaining term of such Mortgage Loan; provided, however, as described below under "--Excess Interest", certain of the Mortgage Loans accrue interest at a higher rate after their respective Anticipated Repayment Dates. As used herein, the term "Mortgage Rate" does not include the Excess Rate.

   Excess Interest. 125 of the Mortgage Loans, representing approximately 86% of the Initial Pool Balance, are ARD Loans which bear interest at their respective Mortgage Rates until on or within 3 months after their respective Anticipated Repayment Date. Commencing within three months of the respective Anticipated Repayment Date, each such Mortgage Loan generally will bear interest at a fixed rate (the "Revised Rate") per annum equal to, for so long as such Mortgage Loan is in the Mortgage Pool, the Mortgage Rate plus 2%. Until the principal balance of each such Mortgage Loan has been reduced to zero, such Mortgage Loan will only be required to pay interest at the Mortgage Rate and the interest accrued at the excess of the related Revised Rate over the related Mortgage Rate will be deferred (such accrued and deferred interest and interest thereon, if any, is "Excess Interest"). Except where limited by applicable law, Excess Interest so accrued will earn interest at the Revised Rate. Prior to the Anticipated Repayment Date, borrowers under ARD Loans will be required to enter into a Lock Box agreement whereby all revenue will be deposited directly into a Lock Box Account controlled by the Servicer. From and after the Anticipated Repayment Date, in addition to paying interest (at the Mortgage Rate) and principal (based on the amortization schedule) (together, the "Monthly Debt Service Payment"), the related borrower generally will be required to apply all monthly cash flow from the related Mortgaged Property or Properties to pay the following amounts in the following order of priority: (i) required payments to the tax and insurance escrow fund and any ground lease escrow fund, (ii) payment of Monthly Debt Service, (iii) payments to any other required escrow funds, (iv) payment of operating expenses pursuant to the terms of an annual budget approved by the Servicer, (v) payment of approved extraordinary operating expenses or capital expenses not set forth in the approved annual budget or allotted for in any escrow fund, (vi) principal on the Mortgage Loan until such principal is paid in full and (vii) to Excess Interest. The cash flow from the Mortgaged Property or Properties securing an ARD Loan after payments of items (i) through (v) above is referred to herein as "Excess Cash Flow". As described below, ARD Loans generally provide that the related borrower is prohibited from prepaying the Mortgage Loan until the one to six months prior to the Anticipated Repayment Date but, upon the commencement of such period, may prepay the loan, in whole or in part, without payment of a Prepayment Premium. The Anticipated Repayment Date for each ARD Loan is listed in Annex A.

   The holders of 100% of the Percentage Interests in the Class LR Certificates, and if the holder of the Class LR Certificates does not exercise its option, the holder of 100% of the Percentage Interests in the most subordinate Class of Certificates then outstanding (not including the Class B-7H Certificates), will have the option for up to two months after the Anticipated Repayment Date for any ARD Loan to purchase such ARD Loan at a price equal to its outstanding principal balance plus accrued and unpaid interest, unreimbursed Property Advances and accrued and unpaid interest on Advances. As a condition to such purchase, such holders will be required to deliver an opinion of counsel to the effect that such purchase would not (i) result in a gain which would be subject to the tax on net income derived from prohibited transactions imposed by Code Section 860F(a)(1) or otherwise result in the imposition of any other tax on the Lower-Tier REMIC or Upper-Tier REMIC under the REMIC provisions of the Code or (ii) cause either of the Lower-Tier REMIC or Upper-Tier REMIC to fail to qualify as a REMIC.

   Amortization of Principal. As set forth in the following table, certain Mortgage Loans (the "Balloon Loans") provide for monthly payments of principal based on amortization schedules at least 51 months longer than their original terms thereby leaving substantial principal amounts due and payable (each such payment, a "Balloon Payment") on their respective maturity dates, unless previously prepaid. The remaining Mortgage Loans have remaining amortization terms that are generally the same as their respective remaining terms to maturity.

              AMORTIZATION CHARACTERISTICS OF THE MORTGAGE LOANS

                                                   % OF
                                                 INITIAL
                                                   POOL     NUMBER OF
TYPE OF LOAN                                     BALANCE      NOTES
------------                                     -------      -----
ARD Loans .....................................     86%        128
Fully Amortizing Loans (other than ARD Loans)       13%         27
Balloon Mortgage Loans (1) ....................      0%          4

------------
(1) Includes the Comsat Junior Note which requires no payments of interest or principal until its maturity date.

   Prepayment Provisions. All of the Mortgage Loans prohibit voluntary prepayment during a period (each, a "Lock-out Period") remaining from the Cut-off Date ranging from approximately 58 months to 265 months. The weighted average Lock-out Period remaining from the Cut-off Date for the Mortgage Loans is approximately 150 months. None of the Mortgage Loans require the payment of a premium or fee (a "Prepayment Premium") upon the voluntary prepayment of such Mortgage Loans on or after the expiration of the related Lock-out Period. The Lock-out Periods for the ARD Loans all expire on or one to six months prior to their respective Anticipated Repayment Dates and the Lock-out Periods for the Balloon and fully amortizing Mortgage Loans (other than ARD Loans) all expire no earlier than the last one to six months prior to their respective maturities. Certain of the prepayment terms of each of the Mortgage Loans are more particularly described in Annex A.

   The Mortgage Loans provide generally that in the event of a condemnation or casualty, the mortgagee may apply the condemnation award or insurance proceeds to the repayment of debt, which, in the case of some of the Mortgage Loans, will require payment of any applicable Prepayment Premium. However, in the case of most of the Mortgage Loans, if the award or loss is less than a specified percentage of the original principal balance of the Mortgage Loan and if in the reasonable judgment of the mortgagee (i) the Mortgaged Property can be restored within six months prior to the maturity of the related Note to a property no less valuable or useful than it was prior to the condemnation or casualty, (ii) after a restoration the Mortgaged Property would adequately secure the outstanding balance of the Note and (iii) no event of default has occurred or is continuing, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property. In general, in the event that a condemnation award or insurance proceeds are used to prepay a Mortgage Loan, the constant monthly payment due under the related note shall be reamortized based on the remaining amortization term and the applicable interest rate. The Pooling and Servicing Agreement provides that if a Mortgage Loan provides that the mortgagee may in its discretion apply certain amounts to a prepayment of principal (e.g., by applying casualty or condemnation proceeds or funds escrowed for improvements not completed by the required date) prior to the expiration of the related Lock-out Period, the Special Servicer cannot apply such funds to such a prepayment unless the Special Servicer has first received the consent of the Servicer (if the Special Servicer is not the Servicer) or the holders of 66 2/3% of the Voting Rights of the Certificates responding within 20 business days to a solicitation of their consent. If such consent is not obtained, such funds will be made available to the related borrowers for their prescribed use.

   Certain Mortgage Loans provide that if casualty or condemnation proceeds are above a specified amount, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance of the Mortgage Loan. In such event, no Prepayment Premium would be required to be paid.

   Neither the Depositor nor the Mortgage Loan Seller makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium, or of the collectability of any Prepayment Premium. See "Risk Factors and Other Special Considerations -- The Certificates -- Special Prepayment and Yield Considerations" herein and "Certain Legal Aspects of Mortgage Loans -- Default Interest, Prepayment Charges and Prepayments" in the Prospectus.

   Property Releases. All of the Mortgage Loans permit the applicable borrower at any time after a specified period (the "Defeasance Lock-out Period"), which is generally the greater of approximately three years from the date of origination and two years from the Closing Date, provided no event of default exists, to obtain a release of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance Option"), provided that, among other conditions, the borrower (a) pays on any Due Date (the "Release Date") (i) all interest accrued and unpaid on the principal balance of the Note to and including the Release Date, (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all other loan documents executed in connection therewith, (iii) an amount (the "Collateral Substitution Deposit") that will be sufficient to purchase direct non-callable obligations of the United States of America providing payments
(1) on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date, assuming, in the case of an ARD Loan, that such loan prepays on the related Anticipated Repayment Date and (2) in amounts equal to the scheduled payments due on such dates under the Mortgage Loan or the defeased amount thereof in the case of a partial defeasance, and (z) any costs and expenses incurred in connection with the purchase of such U.S. government obligations and (b) delivers a security agreement granting the Trust Fund a first priority lien on the Collateral Substitution Deposit and the U.S. government obligations purchased with the Collateral Substitution Deposit and an opinion of counsel to such effect. The Pool Loans generally require that (i) prior to the release of a related Mortgaged Property, a specified percentage (generally 125%) of the Allocated Loan Amount for such Mortgaged Property be defeased and (ii) that the DSCR with respect to the remaining Mortgaged Properties after the defeasance be no less than the greater of (x) the DSCR at origination and (y) the DSCR immediately prior to such defeasance. The Servicer will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Any amount in excess of the amount necessary to purchase such U.S. government obligations will be returned to the borrower. Simultaneously with such actions, the related Mortgaged Property will be released from the lien of the Mortgage Loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial defeasance) will be substituted as the collateral securing the Mortgage Loan.

   In general, a successor borrower established or designated by the Mortgage Loan Seller will assume all of the defeased obligations of a borrower exercising a Defeasance Option under a Mortgage Loan and the borrower will be relieved of all of the defeased obligations thereunder. If a Mortgage Loan is partially defeased, the related Note will be split and only the defeased portion of the borrower's obligations will be transferred to the successor borrower.

   The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See "Risk Factors and Other Special Considerations -- The Certificates -- Special Prepayment and Yield Considerations" herein.

   The Comsat Junior Loan also permits the release of undeveloped portions of the related Mortgaged Property from the lien of the related Mortgage Loan upon the establishment of certain reserves.

   Escrows. Generally, all of the Mortgage Loans, other than the Credit Lease Loans, provide for monthly escrows to cover property taxes. Generally, all of the Mortgage Loans, other than the Credit Lease Loans, provide for monthly escrows to cover insurance premiums on the Mortgaged Properties (except in cases where three months to one year of insurance premiums are escrowed). The Mortgage Loans secured by leasehold interests also provide for escrows to make ground lease payments. Most of the Mortgage Loans, (excluding Credit Lease Loans and Mobile Home Loans) require monthly escrows to cover ongoing replacements and capital repairs. See Annex B for property-by-property detail.

   "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The Mortgage Loans generally contain "due-on-sale" and "due-on-encumbrance" clauses that in each case permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the mortgagee. The Special Servicer will determine, in a manner consistent with the Servicing Standard, whether to exercise any right the mortgagee may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. Certain of the Mortgage Loans provide that the mortgagee may condition an assumption of the loan on the receipt of an assumption fee, which is in some cases equal to one percent of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption. Certain of the Mortgages provide that such consent may not be unreasonably withheld provided that (i) no event of default has occurred, (ii) the proposed transferee is creditworthy and has sufficient experience in the ownership and management of properties similar to the Mortgaged Property, (iii) the Rating Agencies have confirmed in writing that such transfer or further encumbrance will not result in a qualification, reduction or withdrawal of the then current rating of the Certificates, (iv) the transferee has executed and delivered an assumption agreement evidencing its agreement to abide by the terms of the Mortgage Loan together with legal opinions and title insurance endorsements and (v) the assumption fee has been received (which assumption fee will be paid to the Servicer and the Special Servicer, as provided in the Pooling and Servicing Agreement, and will not be paid to the Certificateholders). See "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance" in the Prospectus and "Risk Factors and Other Special Considerations -- The Mortgage Loans -- Exercise of Remedies" herein. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

   Mortgage Provisions Relating to Servicer's Right to Terminate Management Agreements. Certain of the Mortgage Loans permit the Special Servicer to cause the related borrowers to terminate the related management agreements upon the occurrence of certain events. Generally, each Mortgage Loan with a Cut-off Date Principal Balance in excess of $19,000,000 and certain other Mortgage Loans, where an affiliate of the borrower manages the related Mortgaged Property or Properties provides that if the Debt Service Coverage Ratio for such Mortgage Loan falls below a certain level, the Special Servicer will have the right to cause the termination of the related management agreement and replace the manager with a manager acceptable to the Special Servicer. The Mortgage Loans generally allow the Special Servicer to terminate the related management agreements upon the occurrence of certain events of default under the related loan agreements or mortgage documents. In addition, the Special Servicer is generally permitted to cause the termination of a management agreement if the manager breaches certain provisions of the management agreement which would permit the termination of such agreement thereunder.

   Cross-Collateralization and Cross-Default of Certain Mortgage
Loans. Fourteen of the Mortgage Loans (the "Pool Loans") with Cut-off Date Principal Balances ranging from $3,240,000 to $124,270,089 and comprising 26% of the Mortgage Pool by Cut-off Date Principal Balance are secured by more than one Mortgaged Property. However, because certain states require the payment of a mortgage recording or documentary stamp tax based upon the principal amount of debt secured by a mortgage, the Mortgages recorded with respect to certain Mortgaged Properties secure only 150% of the Allocated Loan Amount of such Mortgaged Properties (rather than the entire initial principal balance of the related Notes). See "Risk Factors and Other Special Considerations -- The Mortgage Loans -- Limitations on Enforceability of Cross-Collateralization" herein and "Loan Characteristics" in Annex A.

   Hazard, Liability and Other Insurance. The Mortgage Loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount equal to the greatest of (i) the full replacement cost of the improvements and equipment without deduction for physical depreciation, (ii) the outstanding principal balance of the Mortgage Loan (or, with respect to certain Pool Loans, the full insurable value of the Mortgaged Property) and
(iii) such amount that the insurer would not deem the borrower a co-insurer, or in an amount satisfying other similar standards and by a flood insurance policy if any part of the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and for which flood insurance has been made available under the National Flood Insurance Program in an amount at least equal to the outstanding principal amount of the Mortgage Loan (or with respect to certain Pool Loans, the full insurable value of the Mortgaged Property) or the maximum limit of coverage available, whichever is less, or in an amount satisfying other similar standards. With respect to Mortgaged Properties located in earthquake risk areas, certain of the related Mortgaged Properties are insured by earthquake insurance, and certain of such insured Mortgaged Properties may be insured in amounts less than the outstanding principal balance of such Mortgage Loans. With respect to Mortgaged Properties located in areas having special hurricane hazards, certain of the related Mortgaged Properties are insured by hurricane insurance in amounts less than the outstanding principal balance of such Mortgage Loans. The hazard insurance policy is required to cover loss or damage by fire and lightning or other risks and hazards covered by a standard extended coverage insurance policy including, but not limited to, riot and civil commotion, vandalism, malicious mischief, burglary and theft. Mobile Home Properties located in earthquake risk areas or areas having special hurricane hazards are not insured against earthquake or hurricane damage.

   The Mortgage Loans also generally require that the borrower obtain and maintain during the entire term of the Mortgage Loan (i) comprehensive public liability insurance, including broad form property damage, blanket contractual and personal injuries coverages and containing minimum limits per occurrence as specified in the related Mortgage, (ii) rent loss and/or business interruption insurance in an amount equal to the greater of (x) estimated annual (or a specified longer period) gross revenues from the operations of the Mortgaged Property and (y) projected annual (or a specified longer period) operating expense (including debt service) for the maintenance and operation of the Mortgaged Property, or in an amount satisfying other similar standards, (iii) except with respect to certain of the Mobile Home Loans, insurance against loss or damage from leakage of sprinkler systems and explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, and pressure vessels, (iv) if the Mortgaged Property is a commercial property, worker's compensation insurance, (v) during any period of repair or restoration, builders "all risk" insurance, and (vi) such other insurance as may from time to time be reasonably required by the mortgagee in order to protect its interests.

ADDITIONAL MORTGAGE LOAN INFORMATION

                    GENERAL MORTGAGE LOAN CHARACTERISTICS
               (AS OF CUT-OFF DATE, UNLESS OTHERWISE INDICATED)

Initial Pool Balance (1) ...................................................................$1,754,015,636
Number of Mortgage Loans ................................................................... 155
Number of Notes ............................................................................ 159
Number of Mortgaged Properties ............................................................. 220
Average Mortgage Loan Balance .............................................................. $11,316,230
Weighted Average Mortgage Rate ............................................................. 8.372%
Range of Mortgage Rates .................................................................... 7.28%-10.13%
Weighted Average Remaining Term to the Earlier of Maturity or Anticipated Repayment Date ... 153 months
Range of Remaining Term to the Earlier of Maturity or Anticipated Repayment Date  .......... 62-269 months
Weighted Average Original Amortization Term (2) ............................................ 325 months
Range of Original Amortization ............................................................. 84-386 months
Weighted Average Net Cash Flow DSCR (3) .................................................... 1.43
Range of Net Cash Flow DSCR (3) ............................................................ 1.00-2.13
Weighted Average NOI DSCR (4) .............................................................. 1.53
Range of NOI DSCR (4) ...................................................................... 1.00-2.43
Weighted Average LTV (5) ................................................................... 69%
Range of LTV (5) ........................................................................... 45%-104%
Weighted Average LTV at Earlier of Anticipated Repayment Date or Maturity (6)  ............. 47%
Percentage of Initial Pool Balance made up of:
 ARD Loans ................................................................................. 86%
 Fully Amortizing Loans (other than ARD Loans) ............................................. 13%
 Balloon Loans ............................................................................. 0%
Delinquent as of Cut-off Date .............................................................. 0%

------------
(1)    Subject to a permitted variance of plus or minus 5%.
(2) "Weighted Average Original Amortization Term" reflects the fact that certain Mortgage Loans provide for Monthly Payments based on amortization schedules at least 51 months longer than the remaining stated terms of such Mortgage Loans. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Amortization of Principal" herein.
(3) "Net Cash Flow DSCR" for any Mortgage Loan is equal to the Net Cash Flow from the related Mortgaged Property divided by the Annual Debt Service for such Mortgage Loan (as defined below). Weighted Average Net Cash Flow DSCR is calculated excluding the Credit Lease Loans. Unless otherwise specified herein, "DSCR" means Net Cash Flow DSCR. "Annual Debt Service" means the Monthly Payment (as defined herein) multiplied by twelve.
(4) "NOI DSCR" for any Mortgage Loan is equal to the NOI from the related Mortgaged Property divided by the Annual Debt Service for such Mortgage Loan. Weighted Average NOI DSCR is calculated excluding the Credit Lease Loans.
(5) "LTV" or "Loan-to-Value Ratio" means, with respect to any Mortgage Loan, the principal balance of such Mortgage Loan as of the Cut-off Date divided by the appraised value of the Mortgaged Property or Properties securing such Mortgage Loan. Weighted Average LTV is calculated excluding the Credit Lease Loans.
(6) "LTV at Earlier of Anticipated Repayment Date or Maturity" for any Mortgage Loan is calculated in the same manner as LTV as of the Cut-off Date, except that the Mortgage Loan Cut-off Date Principal Balance used to calculate the LTV as of the Cut-off Date has been adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date or, in the case of a Mortgage Loan that has an Anticipated Repayment Date, as of its Anticipated Repayment Date. Such calculation thus assumes that the appraised value of the Mortgaged Property or Properties securing a Mortgage Loan on the maturity date or Anticipated Repayment Date, as applicable, is the same as the appraised value as of the Cut-off Date. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the appraised value.

   The following tables, Annex A and Annex B set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. The statistics in the following tables, Annex A and Annex B were primarily derived from information provided to the Depositor by Bloomfield, CSFB or the Mortgage Loan Seller, which information may have been obtained from the borrowers without independent verification except as noted. For purposes of the tables, Annex A and Annex B:

   (1) "Net Cash Flow" with respect to a given Mortgage Loan or Mortgaged Property means cash flow available for debt service, as determined by the Mortgage Loan Seller based upon borrower supplied information for a recent period that is generally the twelve months prior to the origination of such Mortgage Loan, adjusted for stabilization and, in the case of certain Mortgage Loans, may have been updated to reflect a more recent operating period. Net Cash Flow does not reflect debt service, subordinated ground rent, non-cash items such as depreciation or amortization, and does not reflect actual capital expenditures and may have been adjusted by, among other things, (i) in the case of the Multifamily Properties and Mobile Home Properties, rental revenue shown on a recent rent roll was annualized before applying a vacancy factor without further regard to the terms (including expiration dates) of the leases shown thereon, (ii) in the case of certain Office Properties, Industrial Properties and Retail Properties, determining current revenues from leases in place, (iii) assuming the occupancy rate for the Mortgaged Property was less than the actual occupancy rate, (iv) in the case of the Retail Properties, excluding certain percentage rent, (v) excluding certain non-recurring income and/or expenses, (vi) assuming that a management fee of 3% to 5% of revenue and a franchise fee of 3.5% to 6% of room revenue (for Hotel Properties only) was payable with respect to the Mortgaged Property, (vii) taking into account new tax assessments and utility savings from the installation of new energy efficient equipment, (viii) in certain cases, assuming that operating expenses with respect to the Mortgaged Property were greater than actual expenses, (ix) subtracting from net operating income replacement or capital expenditure reserves and, (x) in the case of the Retail Properties and Office Properties, subtracting from net operating income an assumed allowance for tenant improvements, leasing commissions and free rent.

   Net Cash Flow reflects the calculations and adjustments used by the Mortgage Loan Seller for its underwriting process and may or may not reflect the amounts calculated and adjusted by the Rating Agencies for their own analysis. In addition, "Net Cash Flow" and the DSCR derived therefrom are not a substitute for cash flow as determined in accordance with generally accepted accounting principles as a measure of the results of the property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity.

   Reletting costs and capital expenditures are crucial to the operation of commercial and multifamily properties. Each investor should make its own assessment of the level of reletting costs and capital expenditures of the Mortgaged Properties, and the consequent effect of such costs and expenditures on the actual net operating income, Net Cash Flow and DSCRs of the Mortgage Loans.

   No representation is made as to the future net cash flow of the properties, nor is "Net Cash Flow" set forth herein intended to represent such future net cash flow.

   (2) "NOI" means Net Cash Flow before deducting for capital expenditures, tenant improvements and leasing commissions.

   (3) "1995 NOI", "1996 NOI" and "1997 NOI" (which is for the period ending as of the date specified in Annex B) is the net operating income for a Mortgaged Property as established by information provided by the borrowers, except that in certain cases such net operating income has been adjusted by removing certain non-recurring expenses and revenue or by certain other normalizations. 1995 NOI, 1996 NOI and 1997 NOI do not necessarily reflect accrual of certain costs such as taxes and capital expenditures and do not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures may have been treated by a borrower as an expense or expenses treated as capital expenditures. The Depositor has not made any attempt to verify the accuracy of any information provided by each borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by each borrower for the related Mortgaged Property. 1995 NOI, 1996 NOI and 1997 NOI were not necessarily determined in accordance with generally accepted accounting principles. Moreover, 1995 NOI, 1996 NOI and 1997 NOI are not a substitute for net income determined in accordance with generally accepted accounting principles as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with generally accepted accounting principles as a measure of liquidity and in certain cases may reflect partial-year annualizations.

    For purposes of determining 1997 NOI as set forth on Annex B:

   "Ann." means an annualized NOI calculated for the period indicated; and

   "TTM" means NOI calculated for the trailing twelve months ending on the date indicated.

   "Imp TTM" means less than 12-months operating results were available and an imputed TTM was calculated from available information.

   (4) "Allocated Loan Amount" means, for each Mortgaged Property, the portion of the principal amount of the related Mortgage Loan allocated to such Mortgaged Property for certain purposes (including, without limitation, determining the release prices of properties, if the Mortgage Loan permits such releases) under such Mortgage Loan. The Allocated Loan Amount for each Mortgaged Property securing a Mortgage Loan was determined generally based on the ratio of the Net Cash Flow or net operating income (calculated as provided in the related Mortgage Loan) or appraised value, or some combination thereof, of such Mortgaged Property to the aggregate Net Cash Flow or appraised value, or some combination thereof, of all the Mortgaged Properties securing such Mortgage Loan. The Allocated Loan Amount for each Mortgaged Property may be adjusted upon the payment of principal of the related Mortgage Loan, whether upon amortization, prepayment, or otherwise. "Cut-off Date Allocated Loan Amount" means for each Mortgaged Property the Allocated Loan Amount of such property as of the Cut-off Date. There can be no assurance, and it is unlikely, that the Allocated Loan Amounts represent the current values of individual Mortgaged Properties, the price at which an individual Mortgaged Property could be sold in the future to a willing buyer or the replacement cost of the Mortgaged Properties.

   (5) "Original Loan Balance" means the principal balance of the Mortgage Loan as of the date of origination.

   (6) "Cut-off Date Principal Balance" means the principal balance of the Mortgage Loan as of the Cut-off Date.

   (7) "Cut-off Date Principal Balance/Unit" means the principal balance per unit of measure as of the Cut-off Date.

   (8) "Monthly Payment" means for any Mortgage Loan the current monthly debt service payable commencing on November 11, 1997 on the related Mortgage Loan, or with respect to the Circuit City Loans, the current monthly debt service payable on October 25, 1997. The Monthly Payment for each Mortgage Loan other than the Swiss Bank Loan, the Comsat Senior Loan, the Comsat Junior Loan, the Three Penn Plaza Loan, the Cablevision Loan and the Kmart Loans (the "Special Amortization Loans") is a constant payment throughout the term of each such Mortgage Loan. The Special Amortization Loans, other than the Comsat Junior Loan, have fixed Monthly Payments based upon a stated amortization schedule. The Comsat Junior Loan does not require Monthly Payments.

   (9) "Net Cash Flow DSCR" and NOI DSCR are as defined in the notes following the table "General Mortgage Loan Characteristics."

   (10) "Stated Maturity Date" means the maturity date of the Mortgage Loan as stated in the related Note or Loan Agreement.

   (11) "Anticipated Repayment Date" means for ARD Mortgage Loans, the date on which excess cash flow is retained pursuant to the related Lock-box Agreements to application to payment of principal and with respect to certain of the ARD Loans the date on which Excess Interest begins to accrue.

   (12) "Anticipated Remaining Term" means the term of the Mortgage Loan from the Cut-off Date to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

   (13) "Remaining Lock-out" means the period of the term of the related Mortgage Loan from the Cut-off Date during which the Mortgage Loan may not be prepaid.

   (14) "Value" means for each of the Mortgaged Properties, the appraised value of such property as determined by an appraisal thereof prepared by an MAI appraiser made not more than 18 months prior to the origination date of the related Mortgage Loan.

   (15) "Balloon/Anticipated Repayment Date LTV" for any Mortgage Loan is calculated in the same manner as Cut-off Date LTV, except that the Mortgage Loan Cut-off Date Principal Balance used to calculate the Cut-off Date LTV has been adjusted to give effect to the amortization of the applicable Mortgage Loan as of its maturity date or, in the case of a Mortgage Loan that has an Anticipated Repayment Date, as of its Anticipated Repayment Date. Such calculation thus assumes that the appraised value of the Mortgaged Property or Properties securing a Mortgage Loan on the maturity date or Anticipated Repayment Date, as applicable, is the same as the appraised value as of the Cut-off Date. There can be no assurance that the value of any particular Mortgaged Property will not have declined from the appraised value.

    (16) "Amortization" means, except with respect to the Comsat Senior Loan, the Comsat Junior Loan, Three Penn Plaza Loan, the Cablevision Loan and the Kmart Loans, the number of months, based on the constant Monthly Payment as stated in the related Note or Loan Agreement, that would be necessary to reduce the principal balance of the related Note to zero if interest on such Note was calculated based on twelve 30-day months and a 360-day year. With respect to the Comsat Senior Loan, the Comsat Junior Loan, the Three Penn Plaza Loan, the Cablevision Loan and the Kmart Loans, amortization means the number of months necessary to fully amortize the respective Mortgage Loan on the unlevel amortization schedules described herein.

   (17) "Year Built/Renovated" means the year in which the respective Mortgaged Property was built and/or renovated.

   (18) "Units" and "Type" mean the number of units in the respective Mortgaged Property and the type of such Units.

   (19) "Occupancy" means the percentage of gross leaseable area, rooms, units, beds or sites of the property that are leased. Occupancy rates are calculated within a recent period and in certain cases reflect the average occupancy rate over a period of time.

   (20) "U/W Occupancy" means the occupancy rate used in determining Net Cash Flow.

   (21) "Tenant 1" "Tenant 2" and Tenant 3" (each a "Tenant") mean, with respect to the Office Properties, Retail Properties, respectively the largest, second and third largest tenants, if any. With respect to the Retail Properties such Tenants may be viewed as anchor tenants. An asterisk next to a Tenant means that the space occupied by such tenant is not owned by the related borrower.

   (22) "   % of Total SF" means the square feet leased to Tenant as a percentage of the total square feet of the Mortgaged Property.

   (23) "Lease Expiration Date" means the year in which a Tenant's lease is schedule to expire.

   (24) "Audit/Agreed Upon Procedures Upfront" indicates Mortgaged Properties for which independent accountants performed audits, reviews or specified procedures upon financial information provided by the borrower at the request of the Mortgage Loan Seller or the borrower. The cash flow and NOI information presented in Annex B may not correspond to the comparable information included in the accountants' reports because of adjustments made by the Mortgage Loan Seller as part of its underwriting procedures.

   (25) "Audit/Agreed Upon Procedures Forward" indicates Mortgaged Properties for which annual independent accountant audits as specified procedures are required throughout the term of the Mortgage Loan.

   (26) "Actual On-going Capital Reserve" means the annual reserves, as indicated, per unit of measure or as a percentage of gross revenue and escrowed on a monthly basis.

   (27) "Underwritten On-going Capital Reserves" means the annual reserve per Unit or as a percentage of gross revenue deducted from NOI for purposes of calculating Net Cash Flow.

   (28) "GLA" means the square footage of the gross leaseable area of each Mortgaged Property.
Due to rounding, percentages in the following tables may not add to 100% and amounts may not add to indicated total or subtotal.

   Mortgaged Properties secured, or partially secured, by a leasehold estate are indicated on Annex B under the heading "Property Name" with an asterisk. Mortgage Loans accruing interest on the basis of the actual number of days elapsed and a 360-day year are indicated on Annex A under the heading "Mortgage Rate" with an asterisk.

   The tables below set forth certain summary information regarding the Mortgage Loans. See Annex A hereto for certain characteristics of Mortgage Loans on a loan-by-loan basis. All percentages of Initial Pool Balances used herein and in Annex A are based upon the Cut-off Date Principal Balance of the related Mortgage Loan or, with respect to Mortgage Loans secured by more than one Mortgaged Property (each, a "Pool Loan"), are based upon the Allocated Loan Amount of the related Mortgaged Property. All weighted average information regarding the Mortgage Loans reflects weighting of the Mortgage Loans by their Cut-off Date Principal Balances or, with respect to Pool Loans, Allocated Loan Amounts. The "Cut-off Date Principal Balance" of each Mortgage Loan is equal to the unpaid principal balance thereof as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received. All numerical information provided herein and in Annex A and Annex B with respect to the Mortgage Loans is provided on an approximate basis. Certain statistical information set forth herein may change prior to the date of issuance of the Certificates due to changes in the composition of the Mortgage Pool prior to the Closing Date. No Mortgage Loan represents more than 7% of the entire pool of Mortgage Loans. See "Description of the Mortgage Pool -- Changes in Mortgage Pool Characteristics" herein.

    The information set forth in the following tables, Annex A and Annex B with respect to: (a) Weighted Average DSCR, Weighted Average Net Cash Flow DSCR, Weighted Average NOI DSCR or Weighted Average LTV, is calculated excluding the Credit Lease Loans, (b) the Weighted Average Amortization is calculated excluding the Three Penn Plaza Loan, the Comsat Loan, the Cablevision Loan and the Builder's Square-New Jersey Loan and (c) the Balloon/ARD Balances with respect to the Mortgage Loans secured by Southwinds Apartments and the Saul Centers Properties is calculated assuming that all scheduled prepayments are made. Additionally, the NOI for the Swiss Bank Tower Loan shown and used in calculations is determined from the net operating income with respect to the related property and not limited to net operating income with respect to the Air Rights Lease.

                        RANGE OF DEBT SERVICE COVERAGE

                                                      PERCENT BY
                                                       AGGREGATE
                                                        CUT-OFF     WEIGHTED
                          NUMBER OF    CUT-OFF DATE      DATE       AVERAGE
   CUT-OFF DATE DEBT     LOANS/LOAN     PRINCIPAL      PRINCIPAL    MORTGAGE
SERVICE COVERAGE RATIO      POOLS        BALANCE        BALANCE       RATE
----------------------  ------------ --------------  ------------ ----------
1.0-1.099..............       20      $  171,595,846      9.8%       8.051%
1.1-1.199..............        2          11,391,331      0.6        8.332
1.2-1.299..............       38         524,049,294     29.9        8.184
1.3-1.399..............       32         379,725,439     21.6        8.396
1.4-1.499..............       29         175,255,374     10.0        8.594
1.5-1.599..............       18         222,027,303     12.7        8.545
1.6-1.699..............        9         110,464,813      6.3        8.680
1.7-1.799..............        2          49,243,035      2.8        7.331
1.8-1.899..............        1          49,857,134      2.8        8.750
1.9-1.999..............        1           3,495,179      0.2        8.714
2.0-2.099..............        1           2,745,493      0.2        7.870
2.1-2.199..............        2          54,165,394      3.1        9.592
                        ------------ --------------  ------------ ----------
Total/Wtd. Avg ........      155      $1,754,015,636      100%       8.372%
                        ============ ==============  ============ ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                           WEIGHTED
                           AVERAGE        WEIGHTED
                         ANTICIPATED      AVERAGE      WEIGHTED    WEIGHTED
   CUT-OFF DATE DEBT      REMAINING     AMORTIZATION    AVERAGE    AVERAGE
SERVICE COVERAGE RATIO       TERM           TERM         DSCR        LTV
----------------------  ------------- --------------  ---------- ----------
1.0-1.099..............      220            255           N/A        N/A
1.1-1.199..............      135            355          1.19         76%
1.2-1.299..............      138            346          1.27         76
1.3-1.399..............      136            344          1.33         70
1.4-1.499..............      133            313          1.45         66
1.5-1.599..............      159            339          1.52         64
1.6-1.699..............      160            297          1.64         56
1.7-1.799..............      133            384          1.76         47
1.8-1.899..............      238            240          1.83         58
1.9-1.999..............      172            180          1.97         66
2.0-2.099..............       81            360          2.02         50
2.1-2.199..............      178            234          2.12         72
                        ------------- --------------  ---------- ----------
Total/Wtd. Avg ........      153            325          1.43         69%
                        ============= ==============  ========== ==========

                        RANGE OF LOAN-TO-VALUE RATIOS

                                                   PERCENT BY
                                                    AGGREGATE                 WEIGHTED
                                                     CUT-OFF     WEIGHTED     AVERAGE
                       NUMBER OF    CUT-OFF DATE      DATE       AVERAGE    ANTICIPATED
                      LOANS/LOAN     PRINCIPAL      PRINCIPAL    MORTGAGE    REMAINING
LOAN TO VALUE RATIO      POOLS        BALANCE        BALANCE       RATE         TERM
-------------------  ------------ --------------  ------------ ----------  -------------
45%-49.99%..........        4      $   52,092,220      3.0%       7.539%        138
50%-54.99%..........       10         180,934,385     10.3        8.431         141
55%-59.99%..........       11         208,858,680     11.9        8.635         188
60%-64.99%..........       15          96,121,439      5.5        8.856         125
65%-69.99%..........       28         271,298,576     15.5        8.290         141
70%-74.99%..........       36         336,648,623     19.2        8.581         136
75%-79.99%..........       25         391,025,449     22.3        8.166         143
80%-84.99%..........        5          48,123,723      2.7        7.863         151
85%-89.99%..........        2          39,238,709      2.2        8.554         125
GREATER THAN 95% ...       19         129,673,833      7.4        8.225         252
                     ------------ --------------  ------------ ----------  -------------
TOTAL/WTD. AVG .....      155      $1,754,015,636      100%       8.372%        153
                     ============ ==============  ============ ==========  =============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                         WEIGHTED
                         AVERAGE      WEIGHTED    WEIGHTED
                       AMORTIZATION    AVERAGE    AVERAGE        MINIMUM   MAXIMUM
LOAN TO VALUE RATIO        TERM         DSCR        LTV           DSCR       DSCR
-------------------  --------------  ---------- ----------     ---------  ---------
45%-49.99%..........       377          1.76         47%          1.59       2.02
50%-54.99%..........       298          1.58         53           1.28       2.13
55%-59.99%..........       320          1.59         59           1.30       1.83
60%-64.99%..........       321          1.41         64           1.27       1.66
65%-69.99%..........       330          1.37         67           1.20       1.97
70%-74.99%..........       317          1.46         73           1.21       2.12
75%-79.99%..........       354          1.30         78           1.19       1.69
80%-84.99%..........       360          1.30         81           1.25       1.38
85%-89.99%..........       360          1.21         85           1.20       1.29
GREATER THAN 95% ...       255           N/A        N/A            N/A        N/A
                     --------------  ---------- ----------     ---------  ---------
TOTAL/WTD. AVG .....       325          1.43         69%          1.19       2.13
                     ==============  ========== ==========     =========  =========

            RANGE OF LOAN-TO-VALUE RATIOS AT EARLIER OF ANTICIPATED
                           REPAYMENT DATES OR MATURITY

    RANGE OF                                   PERCENT BY                  WEIGHTED
 LOAN-TO-VALUE                                  AGGREGATE     WEIGHTED     AVERAGE
     RATIOS       NUMBER OF    CUT-OFF DATE   CUT-OFF DATE    AVERAGE    ANTICIPATED
   AT ARD OR     LOANS/LOAN     PRINCIPAL       PRINCIPAL     MORTGAGE    REMAINING
    MATURITY        POOLS        BALANCE         BALANCE        RATE         TERM
--------------  ------------ --------------  -------------- ----------  -------------
LESS THAN 30% .       29      $  357,607,472      20.4%        8.075%        206
30%-34.99%.....        5          23,895,817       1.4         9.252         157
35%-39.99%.....        3         131,176,370       7.5         8.987         177
40%-44.99%.....        7          30,652,981       1.7         8.677         141
45%-49.99%.....       13         231,811,523      13.2         8.449         155
50%-54.99%.....       18         138,651,903       7.9         8.463         150
55%-59.99%.....       24         218,331,954      12.4         8.367         129
60%-64.99%.....       26         177,917,623      10.1         8.299         131
65%-69.99%.....       19         339,747,144      19.4         8.303         126
70%-74.99%.....       10          68,224,139       3.9         8.336         122
75%-79.99%.....        1          35,998,709       2.1         8.500         120
                 ------------ --------------  -------------- ----------  -------------
TOTAL/WTD.
 AVG...........      155      $1,754,015,636       100%        8.372%        153
                 ============ ==============  ============== ==========  =============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

    RANGE OF
 LOAN-TO-VALUE      WEIGHTED
     RATIOS         AVERAGE      WEIGHTED    WEIGHTED
   AT ARD OR      AMORTIZATION    AVERAGE    AVERAGE     MINIMUM   MAXIMUM
    MATURITY          TERM         DSCR        LTV        DSCR       DSCR
--------------  --------------  ---------- ----------  ---------  ---------
LESS THAN 30% .       246          1.47         71%       1.26       2.13
30%-34.99%.....       223          1.34         67        1.23       1.63
35%-39.99%.....       277          1.81         61        1.40       2.12
40%-44.99%.....       296          1.49         57        1.41       1.64
45%-49.99%.....       350          1.56         56        1.28       2.02
50%-54.99%.....       331          1.40         65        1.20       1.77
55%-59.99%.....       321          1.40         69        1.23       1.63
60%-64.99%.....       343          1.33         73        1.23       1.69
65%-69.99%.....       358          1.30         76        1.21       1.50
70%-74.99%.....       360          1.33         80        1.19       1.52
75%-79.99%.....       360          1.20         85        1.20       1.20
                --------------  ---------- ----------  ---------  ---------
TOTAL/WTD.
 AVG...........       325          1.43         69%       1.19       2.13
                ==============  ========== ==========  =========  =========

                        MORTGAGED PROPERTIES BY STATE

                                              PERCENT BY
                                               AGGREGATE
                                                CUT-OFF     WEIGHTED
                               CUT-OFF DATE      DATE       AVERAGE
                  NUMBER OF     PRINCIPAL      PRINCIPAL    MORTGAGE
     STATE       PROPERTIES      BALANCE        BALANCE       RATE
--------------  ------------ --------------  ------------ ----------
NJ.............       19         183,844,113     10.5%       7.892%
OH.............       25         181,936,742     10.4        8.087
MD.............       15         177,827,466     10.1        8.487
TX.............       25         166,436,070      9.5        8.264
VA.............        9         126,795,808      7.2        8.418
NY.............       10         113,973,430      6.5        8.163
CA.............       19          99,641,390      5.7        9.010
GA.............        3          80,501,075      4.6        8.579
AL.............        3          71,729,934      4.1        8.468
MA.............       12          65,511,181      3.7        8.549
IL.............        4          60,997,252      3.5        9.265
BWI............        1          49,857,134      2.8        8.750
NC.............        7          48,937,821      2.8        8.396
FL.............       11          45,879,661      2.6        8.427
MI.............       10          41,047,548      2.3        8.158
PA.............       10          28,155,727      1.6        8.802
AZ.............        5          24,825,648      1.4        7.889
MO.............        1          23,832,128      1.4        8.670
KY.............        3          21,624,879      1.2        8.148
CO.............        3          19,366,767      1.1        8.270
SC.............        3          15,869,450      0.9        8.159
DE.............        2          14,590,484      0.8        8.148
RI.............        1          14,400,000      0.8        8.090
CT.............        2          12,556,691      0.7        8.540
MN.............        2          11,634,857      0.7        8.619
OR.............        1          10,880,000      0.6        8.040
IN.............        2           9,046,136      0.5        7.469
TN.............        2           8,136,485      0.5        9.180
WA.............        2           5,876,126      0.3        8.090
MT.............        2           3,870,617      0.2        8.858
AR.............        1           3,865,000      0.2        7.810
NE.............        1           2,500,000      0.1        8.080
ME.............        1           2,392,170      0.1        8.760
KS.............        1           2,196,838      0.1        8.290
MS.............        1           2,000,000      0.1        8.880
NH.............        1           1,479,009      0.1        8.580
                ------------ --------------  ------------ ----------
Total/Wtd.
 Avg...........      220      $1,754,015,636      100%       8.372%
                ============ ==============  ============ ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                   WEIGHTED
                   AVERAGE
                 ANTICIPATED      WEIGHTED     WEIGHTED    WEIGHTED
                  REMAINING       AVERAGE       AVERAGE    AVERAGE
     STATE           TERM       AMORTIZATION     DSCR        LTV
--------------  ------------- --------------  ---------- ----------
NJ.............      161            275          1.30         75%
OH.............      152            338          1.34         71
MD.............      153            347          1.44         69
TX.............      160            336          1.29         79
VA.............      146            350          1.39         68
NY.............      120            344          1.58         54
CA.............      134            303          1.43         65
GA.............      175            299          1.63         55
AL.............      125            351          1.33         68
MA.............      123            335          1.32         69
IL.............      190            240          2.10         73
BWI............      238            240          1.83         58
NC.............      177            331          1.47         62
FL.............      158            317          1.41         72
MI.............      173            310          1.39         73
PA.............      162            298          1.38         69
AZ.............      120            358          1.47         68
MO.............      138            360          1.29         79
KY.............      120            360          1.33         79
CO.............      115            357          1.35         72
SC.............      136            322          1.30         72
DE.............      140            360          1.38         72
RI.............      123            360          1.27         65
CT.............      229            300          1.57         75
MN.............      137            300          1.51         74
OR.............      121            360          1.33         78
IN.............      169            310          1.26         80
TN.............      216            258          1.63         76
WA.............      179            360          1.26         74
MT.............      155            216          1.32         67
AR.............      123            300          1.69         80
NE.............      243            324          1.26         74
ME.............      116            300          1.29         75
KS.............      118            324          1.47         73
MS.............      123            300          1.51         63
NH.............      118            324          1.30         80
                ------------- --------------  ---------- ----------
Total/Wtd.
 Avg...........      153            325          1.43         69%
                ============= ==============  ========== ==========

                              RANGE OF YEAR BUILT

                                                   PERCENT BY
                                                    AGGREGATE
                                                     CUT-OFF     WEIGHTED
                                    CUT-OFF DATE      DATE       AVERAGE
                       NUMBER OF     PRINCIPAL      PRINCIPAL    MORTGAGE
RANGE OF YEAR BUILT   PROPERTIES      BALANCE        BALANCE       RATE
-------------------  ------------ --------------  ------------ ----------
Prior to 1900.......        3      $    6,349,766      0.4%       9.202%
1900-1909...........        3          45,516,324      2.6        8.606
1910-1919...........        3          58,698,199      3.3        9.422
1920-1929...........        6          33,958,549      1.9        8.915
1950-1959...........       16         145,964,339      8.3        8.584
1960-1969...........       43         305,506,305     17.4        8.232
1970-1979...........       58         443,069,463     25.3        8.497
1980-1989...........       60         365,252,127     20.8        8.271
1990-1997...........       28         349,700,564     19.9        8.079
                     ------------ --------------  ------------ ----------
Total/Wtd. Avg......      220      $1,754,015,636      100%       8.372%
                     ============ ==============  ============ ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                        WEIGHTED
                        AVERAGE        WEIGHTED
                      ANTICIPATED      AVERAGE      WEIGHTED    WEIGHTED
                       REMAINING     AMORTIZATION    AVERAGE    AVERAGE
RANGE OF YEAR BUILT       TERM           TERM         DSCR        LTV
-------------------  ------------- --------------  ---------- ----------
Prior to 1900.......      151            306          1.49         65%
1900-1909...........      121            343          1.37         60
1910-1919...........      172            247          2.01         72
1920-1929...........      109            300          1.47         61
1950-1959...........      167            346          1.51         61
1960-1969...........      140            340          1.34         72
1970-1979...........      138            335          1.40         69
1980-1989...........      133            334          1.36         71
1990-1997...........      205            279          1.50         67
                     ------------- --------------  ---------- ----------
Total/Wtd. Avg......      153            325          1.43         69%
                     ============= ==============  ========== ==========

                  CUT-OFF DATE LOAN AMOUNT BY PROPERTY TYPE

                                             PERCENT BY
                                              AGGREGATE
                                 CUT-OFF       CUT-OFF                       WEIGHTED  WEIGHTED
                                   DATE         DATE                CUT-OFF  AVERAGE   AVERAGE     WEIGHTED
                   NUMBER OF    PRINCIPAL     PRINCIPAL  NUMBER OF BALANCE/  MORTGAGE REMAINING    AVERAGE
  PROPERTY TYPE   PROPERTIES     BALANCE       BALANCE     UNITS     UNIT      RATE      TERM    AMORTIZATION
----------------  ---------- --------------  ---------- ---------  -------- --------  --------- ------------
Retail
Anchored.........      56     $  494,658,828    28.2%    8,591,006       58   8.486%     175         334
Unanchored.......       6         14,043,025     0.8       238,984       59   8.804      133         300
                  ---------- --------------  ---------- ---------  -------- --------  --------- ------------
Total Retail.....      62        508,701,854    29.0     8,829,990       58   8.495      174         333

Office
Office...........      29        436,461,985    24.9     5,554,410       79   8.191      136         337
Air Rights.......       1         45,000,000     2.6       314,375      143   7.280      138         386
Medical Office ..       7         29,399,843     1.7       192,843      152   8.788      133         245
                  ---------- --------------  ---------- ---------  -------- --------  --------- ------------
Total Office.....      37        510,861,828    29.1     6,061,628       84   8.145      136         336

Multifamily......      59        339,628,078    19.4        13,184   25,761   8.131      128         355

Hotel
Full Service.....      21        227,851,483    13.0         4,009   56,835   8.756      173         283
Ltd. Service.....       5          8,742,041     0.5           434   20,143   9.221      149         277
Extended Stay ...       1          3,378,700     0.2            70   48,267   8.764      144         300
                  ---------- --------------  ---------- ---------  -------- --------  --------- ------------
Total Hotel......      27        239,972,224    13.7         4,513   53,174   8.773      171         283

Healthcare
Hospital.........       1         49,931,286     2.8           241  207,184   9.670      179         240
Nursing..........       4          7,729,287     0.4           356   21,711   8.690      172         168
Congegrate Care .       1          3,477,631     0.2            85   40,913   9.230      174         264
                  ---------- --------------  ---------- ---------  -------- --------  --------- ------------
Total
 Healthcare......       6         61,138,205     3.5           682   89,645   9.521      178         232

Industrial
Warehouse........       5         35,912,534     2.0     1,546,748       23   7.800      213         257
Industrial.......       8         24,858,970     1.4       673,588       37   7.890      119         300
                  ---------- --------------  ---------- ---------  -------- --------  --------- ------------
Total
 Industrial......      13         60,771,504     3.5     2,220,336       27   7.837      175         275

Mobile Home
 Park............      16         32,941,943     1.9         2,488   13,240   8.411      127         348
                  ---------- --------------  ---------- ---------  -------- --------  --------- ------------
Total/Wtd. Avg. .     220     $1,754,015,636     100%                         8.372%     153         325
                  ========== ==============  ========== =========  ======== ========  ========= ============

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                                                   WEIGHTED
                                                   AVERAGE
                                                     LTV
                                                  AS OF THE               WEIGHTED                WEIGHTED
                             WEIGHTED  WEIGHTED  ANTICIPATED   WEIGHTED   AVERAGE   WEIGHTED       AVERAGE
                   MIN  MAX   AVERAGE  AVERAGE    REPAYMENT     AVERAGE  NUMBER OF   AVERAGE        YEAR
  PROPERTY TYPE   DSCR  DSCR   DSCR      LTV    DATE/MATURITY  OCCUPANCY   UNITS    LOAN/UNIT  BUILT/RENOVATED
----------------  ---- ----  -------- --------  ------------- ---------  --------- ---------  ---------------
Retail
Anchored......... 1.20  1.69   1.39       69%         46%          93%    283,378         75        1988
Unanchored....... 1.31  1.49   1.41       68          55           94      45,355         60        1989
                  ---- ----  -------- --------  ------------- ---------  --------- ---------  ---------------
Total Retail..... 1.20  1.69   1.39       69          46           93     276,807         75        1988

Office
Office........... 1.26  1.61   1.33       70          42           96     446,723        106        1990
Air Rights....... 1.76  1.76   1.76       46          46          100     314,375        143        1990
Medical Office .. 1.23  1.41   1.31       72          44           95      58,834        164        1994
                  ---- ----  -------- --------  ------------- ---------  --------- ---------  ---------------
Total Office..... 1.23  1.76   1.37       68          43           96     412,742        113        1990

Multifamily...... 1.19  1.64   1.31       76          66           95         348     28,185        1992

Hotel
Full Service..... 1.39  1.83   1.62       59          35           70         494     87,177        1986
Ltd. Service..... 1.50  1.63   1.56       62          44           71          83     27,467        1994
Extended Stay ... 1.50  1.50   1.50       73          58           83          70     48,267        1997
                  ---- ----  -------- --------  ------------- ---------  --------- ---------  ---------------
Total Hotel...... 1.39  1.83   1.61       60          36           70         473     84,454        1987

Healthcare
Hospital......... 2.12  2.12   2.12       73          36           68         241    207,184        1983
Nursing.......... 1.97  2.13   2.06       58           1           93          99     23,718        1968
Congegrate Care . 1.42  1.42   1.42       68          40          100          85     40,913        1995
                  ---- ----  -------- --------  ------------- ---------  --------- ---------  ---------------
Total
 Healthcare...... 1.42  2.13   2.07       71          32           73         214    174,532        1982

Industrial
Warehouse........ 1.30  1.40   1.37       58          12           96     379,623         36        1990
Industrial....... 1.32  1.38   1.36       67          55           96     107,930         41        1981
                  ---- ----  -------- --------  ------------- ---------  --------- ---------  ---------------
Total
 Industrial...... 1.30  1.40   1.36       65          30           96     268,485         38        1986

Mobile Home
 Park............ 1.24  2.02   1.43       71          61           95         209     13,896        1981
                  ---- ----  -------- --------  ------------- ---------  --------- ---------  ---------------
Total/Wtd. Avg. . 1.19  2.13   1.43       69%         47%          91%                              1989
                  ==== ====  ======== ========  ============= =========  ========= =========  ===============

                    RANGE OF LOAN AMOUNTS OR LOAN BALANCES

                                                       PERCENT BY
                                                        AGGREGATE
                                                         CUT-OFF     WEIGHTED
                           NUMBER OF    CUT-OFF DATE      DATE       AVERAGE
 RANGE OF CUT-OFF DATE    LOANS/LOAN     PRINCIPAL      PRINCIPAL    MORTGAGE
      LOAN AMOUNTS           POOLS        BALANCE        BALANCE       RATE
-----------------------  ------------ --------------  ------------ ----------
less than $1,000,000 ...        5      $    4,249,648      0.2%       8.916%
1,000,000-4,999,999 ....       81         239,549,130     13.7        8.450
5,000,000-9,999,999 ....       29         213,956,888     12.2        8.283
10,000,000-14,999,999 ..       14         168,074,392      9.6        8.689
15,000,000-19,999,999 ..        8         139,340,365      7.9        8.356
20,000,000-24,999,999 ..        2          48,332,128      2.8        8.275
35,000,000-39,999,999 ..        4         147,657,522      8.4        8.675
40,000,000-44,999,999 ..        1          41,922,013      2.4        7.515
45,000,000-49,999,999 ..        4         189,788,420     10.8        8.397
50,000,000-54,999,999 ..        1          50,775,000      2.9        8.380
55,000,000-59,999,999 ..        1          57,170,900      3.3        8.500
60,000,000-64,999,999 ..        1          61,410,564      3.5        8.270
70,000,000-74,999,999 ..        1          74,745,084      4.3        8.560
85,000,000-89,999,999 ..        1          86,043,583      4.9        8.000
100,000,000-124,999,999         2         231,000,000     13.2        8.194
                         ------------ --------------  ------------ ----------
Total/Wtd. Avg..........      155      $1,754,015,636      100%       8.372%
                         ============ ==============  ============ ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                            WEIGHTED       WEIGHTED
                            AVERAGE        AVERAGE
                          ANTICIPATED    ANTICIPATED    WEIGHTED    WEIGHTED
 RANGE OF CUT-OFF DATE     REMAINING     AMORTIZATION    AVERAGE    AVERAGE
      LOAN AMOUNTS            TERM           TERM         DSCR        LTV
-----------------------  ------------- --------------  ---------- ----------
less than $1,000,000 ...      144            324          1.35         69%
1,000,000-4,999,999 ....      149            304          1.43         69
5,000,000-9,999,999 ....      171            311          1.38         71
10,000,000-14,999,999 ..      134            321          1.39         64
15,000,000-19,999,999 ..      138            320          1.36         71
20,000,000-24,999,999 ..      159            360          1.27         80
35,000,000-39,999,999 ..      140            344          1.35         77
40,000,000-44,999,999 ..      119            N/A           N/A        N/A
45,000,000-49,999,999 ..      171            289          1.78         62
50,000,000-54,999,999 ..      120            360          1.26         73
55,000,000-59,999,999 ..      119            360          1.31         68
60,000,000-64,999,999 ..      177            360          1.31         66
70,000,000-74,999,999 ..      176            300          1.64         54
85,000,000-89,999,999 ..      120            360          1.29         77
100,000,000-124,999,999       177            360          1.41         69
                         ------------- --------------  ---------- ----------
Total/Wtd. Avg..........      153            325          1.43         69%
                         ============= ==============  ========== ==========

                RANGE OF ANTICIPATED REMAINING TERM IN MONTHS

                                                   PERCENT BY
                                                    AGGREGATE                 WEIGHTED
                                                     CUT-OFF     WEIGHTED     AVERAGE        WEIGHTED
                                    CUT-OFF DATE      DATE       AVERAGE    ANTICIPATED      AVERAGE      WEIGHTED    WEIGHTED
RANGE OF ANTICIPATED   NUMBER OF     PRINCIPAL      PRINCIPAL    MORTGAGE    REMAINING     AMORTIZATION    AVERAGE    AVERAGE
    REMAINING TERM       NOTES        BALANCE        BALANCE       RATE         TERM           TERM         DSCR        LTV
--------------------  ----------- --------------  ------------ ----------  ------------- --------------  ---------- ----------
less than 72.........       1      $    2,797,127      0.2%       8.150%         62            300          1.37         58%
72-83.9 .............       5          18,810,188      1.1        8.289          79            336          1.61         61
84-95.9 .............       1          14,573,490      0.8        9.010          84            300          1.46         51
108-119.9............      42         350,506,001     20.0        8.446         117            336          1.36         69
120-131.9............      41         439,356,119     25.0        8.176         121            345          1.33         73
132-143.9............       6         103,309,952      5.9        7.993         139            357          1.55         61
144-155.9............       4          64,596,320      3.7        8.749         145            280          1.40         73
168-179.9............      21         340,109,709     19.4        8.441         175            298          1.52         68
180-191.9............      15         233,943,032     13.3        8.566         180            351          1.43         67
228-239.9............      11          98,219,258      5.6        8.128         238            239          1.81         58
240-251.9............       2          13,937,915      0.8        8.520         241            324          1.26         74
252-263.9............       8          56,791,469      3.2        8.608         261            265           N/A        N/A
264-275.9............       2          17,065,058      1.0        8.806         266            272           N/A        N/A
                      ----------- --------------  ------------ ----------  ------------- --------------  ---------- ----------
Total/Wtd. Avg.......     159      $1,754,015,636      100%       8.372%        153            325          1.43         69%
                      =========== ==============  ============ ==========  ============= ==============  ========== ==========

                       RANGE OF REMAINING TERM IN MONTHS

                                                 PERCENT BY
                                                  AGGREGATE
                                                   CUT-OFF     WEIGHTED
                                  CUT-OFF DATE      DATE       AVERAGE
RANGE OF REMAINING   NUMBER OF     PRINCIPAL      PRINCIPAL    MORTGAGE
        TERM           NOTES        BALANCE        BALANCE       RATE
------------------  ----------- --------------  ------------ ----------
108-119.9..........       2      $   43,200,158      2.5%       7.567%
168-179.9..........       7          15,693,050      0.9        8.788
192-203.9..........       1          15,964,536      0.9        8.980
228-239.9..........      16         155,876,711      8.9        8.691
240-251.9..........       3          21,895,059      1.2        8.570
252-263.9..........       8          56,791,469      3.2        8.608
264-275.9..........       2          17,065,058      1.0        8.806
288-299.9..........      43         373,826,565     21.3        8.361
300-311.9..........      15         143,854,660      8.2        8.424
312-323.9..........       5          21,196,559      1.2        8.884
324-335.9..........       3           8,910,184      0.5        8.719
336-347.9..........       2          18,134,596      1.0        9.045
348-359.9..........      28         334,238,806     19.1        8.294
360-361.9..........      23         482,368,224     27.5        8.350
greater than 362 ..       1          45,000,000      2.6        7.280
                    ----------- --------------  ------------ ----------
Total/Wtd. Avg. ...     159      $1,754,015,636      100%       8.372%
                    =========== ==============  ============ ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                       WEIGHTED       WEIGHTED
                       AVERAGE        AVERAGE
                     ANTICIPATED    ANTICIPATED    WEIGHTED    WEIGHTED
RANGE OF REMAINING    REMAINING     AMORTIZATION    AVERAGE    AVERAGE
        TERM             TERM           TERM         DSCR        LTV
------------------  ------------- --------------  ---------- ----------
108-119.9..........      119            300          1.41         71%
168-179.9..........      173            206          1.70         63
192-203.9..........      146            198          1.23         72
228-239.9..........      214            240          1.93         66
240-251.9..........      209            241          1.43         59
252-263.9..........      261            265           N/A        N/A
264-275.9..........      266            272           N/A        N/A
288-299.9..........      149            300          1.43         67
300-311.9..........      127            300          1.44         66
312-323.9..........      115            324          1.33         61
324-335.9..........      169            333          1.28         70
336-347.9..........      127            352          1.30         67
348-359.9..........      132            360          1.33         72
360-361.9..........      146            360          1.36         72
greater than 362 ..      138            386          1.76         46
                    ------------- --------------  ---------- ----------
Total/Wtd. Avg. ...      153            325          1.43         69%
                    ============= ==============  ========== ==========

                        ANTICIPATED REPAYMENT BY YEAR

                                                PERCENT BY
                                                 AGGREGATE
                                                  CUT-OFF     WEIGHTED
                                                   DATE       AVERAGE
                 NUMBER OF     CUT-OFF DATE      PRINCIPAL    MORTGAGE
      YEAR         NOTES     PRINCIPAL BALANCE    BALANCE       RATE
--------------  ----------- -----------------  ------------ ----------
2002...........       1       $    2,797,127        0.2%       8.150%
2004...........       6           33,383,678        1.9        8.604
2006...........       2            6,542,696        0.4        8.708
2007...........      71          719,322,328       41.0        8.288
2008...........      10           63,997,096        3.6        8.343
2009...........      10          167,906,272        9.6        8.284
2011...........       1            8,334,034        0.5        8.710
2012...........      29          532,278,706       30.3        8.499
2013...........       6           33,440,000        1.9        8.331
2017...........      12          109,657,173        6.3        8.179
2018...........       1            2,500,000        0.1        8.080
2019...........       9           66,201,599        3.8        8.638
2020...........       1            7,654,927        0.4        8.792
                ----------- -----------------  ------------ ----------
Total/Wtd.
 Avg...........     159       $1,754,015,636        100%       8.372%
                =========== =================  ============ ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

                   WEIGHTED
                   AVERAGE        WEIGHTED
                 ANTICIPATED      AVERAGE      WEIGHTED    WEIGHTED
                  REMAINING     AMORTIZATION    AVERAGE    AVERAGE
      YEAR           TERM           TERM         DSCR        LTV
--------------  ------------- --------------  ---------- ----------
2002...........       62            300          1.37         58%
2004...........       81            321          1.54         57
2006...........      110            300          1.52         60
2007...........      119            341          1.34         72
2008...........      124            343          1.31         70
2009...........      141            328          1.49         66
2011...........      170            300          1.50         66
2012...........      177            327          1.49         68
2013...........      183            307          1.44         66
2017...........      238            239          1.81         58
2018...........      243            324          1.26         74
2019...........      262            265           N/A        N/A
2020...........      269            272           N/A        N/A
                ------------- --------------  ---------- ----------
Total/Wtd.
 Avg...........      153            325          1.43         69%
                ============= ==============  ========== ==========

                            RANGE OF MORTGAGE RATES

                                                      PERCENT BY
                                                       AGGREGATE                 WEIGHTED
                                                        CUT-OFF     WEIGHTED     AVERAGE        WEIGHTED
                                       CUT-OFF DATE      DATE       AVERAGE    ANTICIPATED      AVERAGE      WEIGHTED    WEIGHTED
                          NUMBER OF     PRINCIPAL      PRINCIPAL    MORTGAGE    REMAINING     AMORTIZATION    AVERAGE    AVERAGE
RANGE OF MORTGAGE RATES     NOTES        BALANCE        BALANCE       RATE         TERM           TERM         DSCR        LTV
-----------------------  ----------- --------------  ------------ ----------  ------------- --------------  ---------- ----------

less than 7.5% .........       9      $   89,379,390      5.1%        7.345%       188            313          1.76         46%
7.5%-7.7499% ...........      16         249,941,437     14.2         7.649        146            330          1.34         75
7.75%-7.9999% ..........      20         144,414,706      8.2         7.921        145            342          1.35         73
8.0%-8.2499% ...........      18         194,105,749     11.1         8.074        131            345          1.31         75
8.25%-8.4999% ..........      15         204,116,097     11.6         8.326        139            350          1.33         70
8.5%-8.7499% ...........      31         441,553,384     25.2         8.596        154            334          1.46         65
8.75%-8.9999% ..........      23         212,418,104     12.1         8.820        181            277          1.52         66
9.0%-9.2499% ...........      16         126,059,017      7.2         9.115        156            322          1.36         69
9.25%-9.4999% ..........       3           6,372,577      0.4         9.392        116            298          1.44         67
9.5%-9.7499% ...........       5          79,521,186      4.5         9.634        161            269          1.88         68
10.0%-10.2499%  ........       3           6,133,989      0.3        10.045        178            283          1.54         52
                         ----------- --------------  ------------ ----------  ------------- --------------  ---------- ----------

Total/Wtd. Avg .........     159      $1,754,015,636      100%        8.372%       153            325          1.43         69%
                         =========== ==============  ============ ==========  ============= ==============  ========== ==========


                    DELINQUENCY STATUS AS OF MARCH 1, 1997

                                    STATUS
                                    ------
                               No Delinquencies




                 RANGE OF REMAINING LOCK-OUT PERIOD IN MONTHS

                                                PERCENT BY                   WEIGHTED
                                                 AGGREGATE     WEIGHTED      AVERAGE        WEIGHTED     WEIGHTED
    REMAINING                   CUT-OFF DATE   CUT-OFF DATE     AVERAGE    ANTICIPATED      AVERAGE       AVERAGE    WEIGHTED
     LOCK-OUT      NUMBER OF     PRINCIPAL       PRINCIPAL     REMAINING    REMAINING     AMORTIZATION   MORTGAGE    AVERAGE
      PERIOD         NOTES        BALANCE         BALANCE       LOCKOUT        TERM           TERM         RATE        DSCR
----------------  ----------- --------------  -------------- -----------  ------------- --------------  ---------- ----------
less than 60.....       1      $    2,797,127       0.2%           58           62            300          8.150%      1.37
60-71.9..........       1           4,686,855       0.3            71           75            300          8.620       1.55
72-83.9..........       5          28,696,823       1.6            78           82            324          8.601       1.54
96-107.9.........       6          17,220,682       1.0           107          111            319          8.724       1.39
108-119.9........      76         760,731,842      43.4           115          119            341          8.265       1.34
120-131.9........       2          19,051,613       1.1           127          131            335          9.093       1.46
132-143.9........       9         160,764,254       9.2           138          141            329          8.291       1.48
156-167.9........       5          18,014,746       1.0           166          172            287          8.879       1.42
168-179.9........      31         556,037,994      31.7           174          178            326          8.479       1.49
216-227.9........       1           1,550,000       0.1           224          231            231          7.600       1.52
228-239.9........      12         110,607,173       6.3           237          238            242          8.184       1.79
252-263.9........       9          66,201,599       3.8           259          262            265          8.638        N/A
264-275.9........       1           7,654,927       0.4           265          269            272          8.792        N/A
                  ----------- --------------  -------------- -----------  ------------- --------------  ---------- ----------
Total/Wtd. Avg.       159      $1,754,015,636       100%          150          153            325          8.372%      1.43
                  =========== ==============  ============== ===========  ============= ==============  ========== ==========

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)


    REMAINING        WEIGHTED
     LOCK-OUT        AVERAGE
      PERIOD           LTV
----------------    ----------
less than 60.....      58%
60-71.9..........      63
72-83.9..........      56
96-107.9.........      66
108-119.9........      72
120-131.9........      63
132-143.9........      66
156-167.9........      65
168-179.9........      68
216-227.9........      57
228-239.9........      59
252-263.9........      N/A
264-275.9........      N/A
                   ----------
Total/Wtd. Avg.        69%
                   ==========


CHANGES IN MORTGAGE POOL CHARACTERISTICS

   The description in this Prospectus Supplement of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the Offered Certificates, a Mortgage Loan may be removed from the Mortgage Pool if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described herein.

   A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement with the Securities and Exchange Commission within fifteen days after the initial issuance of the Offered Certificates. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form 8-K. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

                   DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

   The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of twenty-seven Classes to be designated as the Class A-1A Certificates, the Class A-1B Certificates, the Class A-1C Certificates, the Class A-1D Certificates, the Class A-CS1 Certificates, the Class PS-1 Certificates, the Class A-1E Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates, the Class A-8Z Certificates, the Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-3SC Certificates, the Class B-4 Certificates, the Class B-5 Certificates, the Class B-6 Certificates, the Class B-7 Certificates, the Class B-7H Certificates, the Class V-1 Certificates, the Class V-2 Certificates, the Class R Certificates and the Class LR Certificates. Only the Class A-1A Certificates, the Class A-1B Certificates, the Class A-1C Certificates, the Class A-1D Certificates, the Class A-CS1 Certificates, the Class PS-1 Certificates, the Class A-1E Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates and the Class A-8Z Certificates (the "Offered Certificates") are offered hereby. The Class B-1 Certificates, the Class B-2 Certificates, the Class B-3 Certificates, the Class B-3SC Certificates, the Class B-4 Certificates, the Class B-5 Certificates, the Class B-6 Certificates, the Class B-7 Certificates, the Class B-7H Certificates, the Class V-1 Certificates, the Class V-2 Certificates, the Class R Certificates and Class LR Certificates (the "Private Certificates") are not offered hereby. The Class A-CS1 and Class PS-1 Certificates are sometimes referred to herein as the "Coupon Strip Certificates." The Classes of Certificates other than the Class A-8Z, Class B-3SC, Class V-1, Class V-2, Class R and Class LR Certificates are sometimes referred to herein as the "Sequential Certificates."

   The Certificates represent in the aggregate the entire beneficial ownership interest in a Trust Fund consisting of: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date (other than, with respect to the first Due Date for each Mortgage Loan following the Cut-off Date, interest for the period preceding a date 17 days prior to such Due Date); (ii) any Mortgaged Property acquired by the Special Servicer on behalf of the Trust Fund through foreclosure or deed in lieu of foreclosure (upon acquisition, an "REO Property") such funds or assets as from time to time are deposited in the Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account, the Default Interest Distribution Account and any account established in connection with REO Properties (an "REO Account"); (iii) the rights of the mortgagee under all insurance policies with respect to the Mortgage Loans; (iv) the Depositor's rights and remedies under the Mortgage Loan Purchase and Sale Agreement, Bloomfield Purchase Agreement and the CSFB Purchase Agreement; and (v) all of the mortgagee's right, title and interest in the Reserve Accounts, the Cash Collateral Accounts and Lock Box Accounts.

   The Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7 and Class A-8Z Certificates will have initial Certificate Balances of $165,018,148, $172,648,684, $712,971,079, $229,793,503, $52,620,469, $87,700,781,
$52,620,469, $26,310,234, $39,465,351, $43,850,390, $21,925,195 and
$5,740,918.77, respectively. The Class B-1, Class B-2, Class B-3, Class B-3SC, Class B-4, Class B-5 and Class B-6 Certificates will have initial Certificate Balances of $39,465,351, $39,465,351, $8,770,078, $26,000,000,
$13,155,117, $13,155,117 and $21,925,195, respectively. The Class B-7 and
Class B-7H Certificates will have initial Certificate Balances, in the aggregate, of approximately $13,155,124. The Class A-CS1 Certificates will have an initial Notional Balance equal to $165,018,148, which is equal to the Certificate Balance of the Class A-1A Certificates. The Class PS-1 Certificates will have an initial Notional Balance equal to $1,754,015,636.33, which is equal to the aggregate Stated Principal Balance of the Mortgage Loans (other than the Comsat Junior Loan and the SC Junior Portion of the Saul Centers Retail Pool Loan) as of the Cut-off Date.

   The initial Certificate Balance of each of the Class R, Class LR, Class V-1 and Class V-2 Certificates will be zero. Additionally, the Class R, Class LR, Class V-1 and Class V-2 Certificates will not have a Notional Balance.

   The Certificate Balance of any Class of Certificates outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal (other than increases in the principal balance of the Class A-8Z Certificates resulting from the capitalization of interest accrued thereon) from the cash flow on the Mortgage Loans and the other assets in the Trust Fund; provided, however, that in the event that Realized Losses previously allocated to a Class of Certificates in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance of such Class to zero, such Class may receive distributions in respect of such recoveries in accordance with the priorities set forth under "--Distributions -- Priorities" herein.

    The respective Certificate Balance of each Class of Certificates (other than the Coupon Strip Certificates, the Class V-1, Class V-2, Class R and Class LR Certificates) will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses (as defined herein) allocated to such Class of Certificates. The Notional Balance of the Class A-CS1 Certificates will at all times equal the Certificate Balance of the Class A-1A Certificates. The Notional Balance of the Class PS-1 Certificates will for purposes of distributions on each Distribution Date equal the aggregate Stated Principal Balance of the Mortgage Loans (other than the Comsat Junior Loan and the SC Junior Portion of the Saul Centers Retail Pool Loan) as of the first day of the related Interest Accrual Period. The Notional Balance of the Class PS-1 Certificates will be reduced to the extent of all reductions in the aggregate Stated Principal Balance of such Mortgage Loans.

DISTRIBUTIONS

   Method, Timing and Amount. Distributions on the Certificates will be made on the 14th day of each month or, if such 14th day is not a business day, then on the next succeeding business day, commencing in November 1997 (each, a "Distribution Date"); provided, however, that in any month, the Distribution Date will be no earlier than the third business day following the 11th day of each month; provided, further, that if the 11th day of a month is not a business day, then the Distribution Date shall be the fourth business day following such 11th day. All distributions (other than the final distribution on any Certificate) will be made by the Trustee to the persons in whose names the Certificates are registered at the close of business on the 10th day of the month in which the related Distribution Date occurs, or if such day is not a business day, the preceding business day (the "Record Date"); the Record Date for the Distribution Date occurring on November 14, 1997 for all purposes other than the receipt of distributions is the Closing Date. Such distributions will be made (a) by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Trustee with wiring instructions no less than five business days prior to the related Record Date and is the registered owner of Certificates the aggregate Certificate Balance or Notional Balance, as applicable, of which is at least $5,000,000, or otherwise (b) by check mailed to such Certificateholder. The final distribution on any Offered Certificates will be made in like manner, but only upon presentment or surrender (for notation that the Certificate Balance thereof has been reduced to zero) of such Certificate at the location specified in the notice to the holder thereof of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of such Class based on their respective Percentage Interests. The "Percentage Interest" evidenced by any Offered Certificate is equal to the initial denomination thereof as of the Closing Date divided by the initial Certificate Balance or Notional Balance, as applicable, of the related Class.

   The aggregate distribution to be made with respect to the Certificates (other than the Class A-8Z Certificates and the Class B-3SC Certificates) on any Distribution Date will equal the Available Funds. The "Available Funds" for a Distribution Date will be the sum of all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any) received by the Servicer in the related Collection Period, plus (i) all P&I Advances (except Subordinate Class Advance Amounts) made by the Servicer, the Trustee or the Fiscal Agent, as applicable, in respect of such Distribution Date, (ii) for the Distribution Date occurring in each March, the "Withheld Amounts" as described under "--The Pooling and Servicing Agreement -- Accounts -- Interest Reserve Account" and required to be deposited in the Distribution Account pursuant to the Pooling and Servicing Agreement, (iii) all other amounts required to be deposited in the Collection Account by the Servicer pursuant to the Pooling and Servicing Agreement allocable to the Mortgage Loans, (iv) any late payments of Monthly Payments received after the end of the Collection Period relating to such Distribution Date but prior to the related Servicer Remittance Date and (v) any Servicer Prepayment Interest Shortfalls remitted by the Servicer to the Collection Account (as described under "--Prepayment Interest Shortfalls"), but excluding the following:

     (a) amounts permitted to be used to reimburse the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for previously unreimbursed Advances and interest thereon as described herein under "The Pooling and Servicing Agreement -- Advances";

     (b) the aggregate amount of the Servicing Fee (which includes the fees for both the Trustee and the Servicer) and the other Servicing Compensation (e.g., late fees, loan modification fees, extension fees, loan service transaction fees, demand fees, beneficiary statement charges, and similar fees) payable to the Servicer and the Special Servicing Fee, (and other amounts payable to the Special Servicer described under "The Pooling and Servicing Agreement --

    Special Servicing" herein), and reinvestment earnings on payments received with respect to the Mortgage Loans which the Servicer or Special Servicer is entitled to receive as additional servicing compensation, in each case in respect of such Distribution Date;

     (c) all amounts representing scheduled Monthly Payments due after the related Due Date;

     (d) to the extent permitted by the Pooling and Servicing Agreement, that portion of liquidation proceeds, insurance proceeds and condemnation proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee and special servicing compensation together with interest thereon as described herein, to which the Servicer, the Special Servicer and the Trustee are entitled;

     (e) all amounts representing certain expenses reimbursable or payable to the Servicer, the Special Servicer, the Trustee or the Fiscal Agent and other amounts permitted to be retained by the Servicer or withdrawn pursuant to the Pooling and Servicing Agreement in respect of various items, including interest thereon as provided in the Pooling and Servicing Agreement;

     (f) Prepayment Premiums;

     (g) Default Interest;

     (h) Excess Interest;

     (i) with respect to the Mortgage Loan known as the Swiss Bank Tower Loan, and any Distribution Date relating to each Interest Accrual Period ending in each February or any January occurring in a year which is not a leap year, an amount equal to one day of interest on the Stated Principal Balance of each such Mortgage Loan as of the Due Date occurring in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rate to the extent such amounts are to be deposited in the Interest Reserve Account and held for future distribution;

     (j) all amounts received with respect to each Mortgage Loan previously purchased or repurchased pursuant to the Pooling and Servicing Agreement during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined;

     (k) the amount reasonably determined by the Trustee to be necessary to pay any applicable federal, state or local taxes imposed on the Upper-Tier REMIC or the Lower-Tier REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement;

     (l) the Class A-8Z Available Funds; and

     (m) the Class B-3SC Available Funds.

   The "Class A-8Z Available Funds" for any Distribution Date is the portion of Available Funds attributable solely to the Comsat Junior Loan.

   The "Class B-3SC Available Funds" is equal to the Available SC Funds minus the Senior SC Distribution Amount.

   The "Available SC Funds" for any Distribution Date is the portion of Available Funds attributable solely to the Saul Centers Retail Pool Loan.

   The "Senior SC Distribution Amount" for any Distribution Date is equal to the sum of (x) interest accrued during the preceding Interest Accrual Period at the Net Mortgage Pass-Through Rate for the SC Senior Portion of the Saul Centers Retail Pool Loan and any previously unpaid Interest Shortfalls plus
(y) all scheduled principal due on the preceding Due Date on the Senior Portion of the Saul Centers Retail Pool Loan and all Unscheduled Payments of principal (up to the remaining principal balance of the SC Senior Portion of the Saul Centers Retail Pool Loan) received during the preceding Collection Period.

   The "Monthly Payment" with respect to any Mortgage Loan (other than any REO Mortgage Loan) and any Due Date is the scheduled monthly payment of principal (if any) and interest at the Mortgage Rate, excluding any Balloon Payment (but not excluding any constant Monthly Payment), which is payable by the related borrower on the related Due Date. The Monthly Payment with respect to an REO Mortgage Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement.

   "Unscheduled Payments" are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by the Mortgage Loan Seller or Bloomfield due to a breach of a representation or warranty made by them or the purchase price paid by the parties described under "The Pooling and Servicing Agreement -- Optional Termination", and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments, but excluding Prepayment Premiums.

   "Net REO Proceeds" with respect to any REO Property and any related REO Mortgage Loan (as defined herein) are all revenues received by the Special Servicer with respect to such REO Property or REO Mortgage Loan net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

   "Principal Prepayments" are payments of principal made by a borrower on a Mortgage Loan which are received in advance of the scheduled Due Date for such payments and which are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, other than any amount paid in connection with the release of the related Mortgaged Property through defeasance.

   The "Collection Period" with respect to a Distribution Date is the period beginning on the day after the preceding Collection Period (or, with respect to the first Distribution Date, the day after the Cut-off Date) and ending on the 11th day in the month in which such Distribution Date occurs (or, if such day is not a Business Day, the following Business Day).

   "Net Default Interest" with respect to any Mortgage Loan is any Default Interest accrued on such Mortgage Loan less amounts required to pay the Servicer, the Trustee or Fiscal Agent, as applicable, interest on Advances at the Advance Rate.

   "Default Interest" with respect to any Mortgage Loan is interest accrued on such Mortgage Loan at the excess of (i) the related Default Rate over (ii) the sum of the related Mortgage Rate and, if applicable, the related Excess Rate.

   The "Default Rate" with respect to any Mortgage Loan is the per annum rate at which interest accrues on such Mortgage Loan following any event of default on such Mortgage Loan including a default in the payment of a Monthly Payment or a Balloon Payment.

   "Excess Interest" with respect to each of the Mortgage Loans that has a Revised Rate, interest accrued on such Mortgage Loan allocable to the Excess Rate.

   "Excess Rate" with respect to each of the Mortgage Loans that has a Revised Rate, the difference between (a) the applicable Revised Rate and (b) the applicable Mortgage Rate.

   Payment Priorities. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings.

   The "Interest Accrual Amount" with respect to any Distribution Date and any Class of Certificates (other than the Class A-CS1, Class PS-1, Class B-3SC, Class V-1, Class V-2, Class R and Class LR Certificates), is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class on the related Certificate Balance or Notional Balance, as applicable (provided, that for interest accrual purposes any distributions in reduction of Certificate Balance or reductions in Certificate Balance as a result of allocations of Realized Losses on the Distribution Date occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period). The "Interest Accrual Amount" with respect to any Distribution Date and the Class A-CS1 Certificates is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such class for such Interest Accrual Period on the Notional Balance of such class (provided, that any reductions in the Notional Balance of such class as a result of distributions in reduction of the Certificate Balance of the Class A-1A Certificates or allocations of Realized Losses to the Certificate Balance of the Class A-1A Certificates on the Distribution Date occurring in an Interest Accrual Period, will be deemed to have occurred on the first day of such Interest Accrual Period). The "Interest Accrual Amount" with respect to any Distribution Date and the Class PS-1 Certificates is equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such class for such Interest Accrual Period on the Notional Balance of such class. Calculations of interest (except in respect of the Interest Accrual Period beginning in October 1997) due in respect of the Certificates will be made on the basis of a 360-day year consisting of twelve 30-day months.

   The "Interest Distribution Amount" with respect to any Distribution Date and the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-7H Certificates will equal the Interest Accrual Amount thereof for such Distribution Date.

    The "Interest Distribution Amount" with respect to any Distribution Date and the Class PS-1 Certificates is the Interest Accrual Amounts for such Distribution Date minus the aggregate Reduction Interest Distribution Amounts in respect of such Distribution Date.

   The "Reduction Interest Distribution Amount" for the Class PS-1 Certificates with respect to any Distribution Date and each of clauses Eighth, Twelfth, Sixteenth, Twentieth, Twenty-fourth, Twenty-eighth, Thirty-second, Thirty-sixth, Fortieth, Forty-fourth, Forty-eighth, Fifty-second and Fifty-sixth under "Distribution of Available Funds" is the amount of interest accrued for the Interest Accrual Period at the applicable Reduction Interest Pass-Through Rate for such Interest Accrual Period on the aggregate amount of Appraisal Reduction Amounts and Delinquency Reduction Amounts notionally allocated to the related classes referred to in subclause
(B) of each such clause as of such Distribution Date, as described below under "--Delinquency Reduction Amounts and Appraisal Reduction Amounts."

   The "Reduction Interest Pass-Through Rate" with respect to any Distribution Date is (i) when the Class B-6 Certificates are the most subordinate class outstanding, the Weighted Average Net Mortgage Pass-Through Rate minus 6.93000%, (ii) when the Class B-5 Certificates are the most subordinate class outstanding, the Weighted Average Net Mortgage Pass-Through Rate minus 6.93000%, (iii) when the Class B-4 Certificates are the most subordinate class outstanding, the Weighted Average Net Mortgage Pass-Through Rate minus 6.93000%, (iv) when the Class B-3 Certificates are the most subordinate class outstanding, the Weighted Average Net Mortgage Pass-Through Rate minus 6.93000%, (v) when the Class B-2 Certificates are the most subordinate class outstanding, the Weighted Average Net Mortgage Pass-Through Rate minus 6.93000%, (vi) when the Class B-1 Certificates are the most subordinate class outstanding, the Weighted Average Net Mortgage Pass-Through Rate minus 6.93000%, (vii) when the Class A-7 Certificates are the most subordinate class outstanding, 0.91000%, (viii) when the Class A-6 Certificates are the most subordinate class outstanding, 1.15000%, (ix) when the Class A-5 Certificates are the most subordinate class outstanding, 1.40000%, (x) when the Class A-4 Certificates are the most subordinate class outstanding, 1.42000%, (xi) when the Class A-3 Certificates are the most subordinate class outstanding, 1.47000%, (xii) when the Class A-2 Certificates are the most subordinate class outstanding, 1.52000% and (xiii) when the Class A-1E Certificates are the most subordinate class outstanding, the Weighted Average Net Mortgage Pass-Through Rate minus 6.93000%.

   The "Reduction Interest Shortfalls" with respect to any Distribution Date and each of the clauses Eighth, Twelfth, Sixteenth, Twentieth, Twenty-fourth, Twenty-eighth, Thirty-second, Thirty-sixth, Fortieth, Forty-fourth, Forty-eighth, Fifty-second and Fifty-sixth under "Distribution of Available Funds" is any shortfall in the Reduction Interest Distribution Amount required to be distributed to the Class PS-1 Certificates pursuant to such clause on such Distribution Date.

   "Appraisal Reduction Amount" is the amount described under "--Appraisal Reductions."

   "Delinquency Reduction Amount" is in connection with a Delinquency an amount equal to the scheduled payment due on the related Due Date (adjusted to the applicable Net Mortgage Pass-Through Rate with respect to the interest portion) and not received from a borrower under any Mortgage Loan.

   "Delinquency" means any failure of the borrower to make a scheduled payment on a Due Date.

   The "Interest Accrual Period" with respect to any Distribution Date commences on the eleventh day of the month preceding the month in which such Distribution Date occurs and ends on the tenth day of the month in which such Distribution Date occurs provided that the first Interest Accrual Period is assumed to consist of 17 days. Except for the first Interest Accrual Period, each Interest Accrual Period is assumed to consist of 30 days.

   An "Interest Shortfall" with respect to any Distribution Date for any Class of Offered Certificates is any shortfall in the amount of interest required to be distributed on such Class on such Distribution Date. No interest accrues on Interest Shortfalls.

   The "Prepayment Interest Shortfall" with respect to any Distribution Date is equal to the amount of any shortfall in collections of interest (adjusted to the applicable Net Mortgage Pass-Through Rate) resulting from a Principal Prepayment on such Mortgage Loan during the related Collection Period and prior to the related Due Date. Such shortfall may result because interest on a Principal Prepayment in full is paid by the related borrower only to the date of prepayment.

   The "Pass-Through Rate" for any Class of Offered Certificates is the per annum rate at which interest accrues on the Certificates of such Class during any Interest Accrual Period. The Pass-Through Rate on the Class A-1A, Class A-1B, Class A-1C, Class A-1D and Class A-1E Certificates is a per annum rate equal to 6.50000%, 6.66000%, 6.75000%, 6.85000% and 6.93000%, respectively.
The Pass-Through Rate on the Class A-CS1 Certificates is a per annum rate equal to the

Weighted Average Net Mortgage Pass-Through Rate minus 6.5000%. The Pass-Through Rate on the Class PS-1 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus the Weighted Average Pass-Through Rate. The Pass-Through Rate on the Class A-2 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 1.52000%. The Pass-Through Rate on the Class A-3 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 1.47000%. The Pass-Through Rate on the Class A-4 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 1.42000%. The Pass-Through Rate on the Class A-5 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 1.40000%. The Pass-Through Rate on the Class A-6 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 1.15000%. The Pass-Through Rate on the Class A-7 Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate minus 0.91000%. The Pass-Through Rate on the Class A-8Z Certificates is a per annum rate equal to the Mortgage Pass-Through Rate of the Comsat Junior Loan. The Pass-Through Rate on the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates is a per annum rate equal to 6.93000%. The Pass-Through Rate on the Class B-7 and Class B-7H Certificates is a per annum rate equal to the Weighted Average Net Mortgage Pass-Through Rate. The Class B-3SC, Class V-1, Class V-2, Class R and Class LR Certificates do not have a Pass-Through Rate.

   The "Weighted Average Pass-Through Rate" for purposes of calculating the Pass-Through Rate on the Class PS-1 Certificates, with respect to any Interest Accrual Period, is the amount (expressed as a percentage), the numerator of which is the sum of (i) the sum of the products of (A) the Pass-Through Rate with respect to each class of Certificates having a Pass-Through Rate (other than the Coupon Strip Certificates and the Class A-8Z Certificates) and (B) the Certificate Balance of such class as of the first day of such Interest Accrual Period and (ii) the product of (A) the Pass-Through Rate on the Class A-CS1 Certificates and (B) the Notional Balance of such class as of such date and the denominator of which is the sum of the Certificate Balances of each class included in clause (i)(A) above as of such date (provided in each case, any reductions in Certificate Balance or Notional Balance, as applicable, as a result of distributions or allocations of Realized Losses to such class or the related class, respectively, occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period).

   The "Weighted Average Net Mortgage Pass-Through Rate" for any Distribution Date is the amount (expressed as a percentage) the numerator of which is the sum for all Mortgage Loans other than the Comsat Junior Loan and the SC Junior Portion of the Saul Centers Retail Pool Loan, of the products of (i) the Net Mortgage Pass-Through Rate of each such Mortgage Loan and (ii) the Stated Principal Balance of each such Mortgage Loan and the denominator of which is the sum of the Stated Principal Balances of all such Mortgage Loans as of their respective Due Date preceding the prior Distribution Date.

   The "Net Mortgage Pass-Through Rate" with respect to any Mortgage Loan other than the Comsat Junior Loan and the SC Junior Portion of the Saul Centers Retail Pool Loan and any Distribution Date is the Mortgage Pass-Through Rate for such Mortgage Loan for the related Interest Accrual Period minus the Servicing Fee Rate. No Servicing Fee Rate applies to the Comsat Junior Loan and the SC Junior Portion of the Saul Centers Retail Pool Loan.

   The "Mortgage Pass-Through Rate" with respect to the Mortgage Loans that provide for calculations of interest based on twelve months of 30 days each is equal to the Mortgage Rate thereof.

   The "Mortgage Pass-Through Rate" with respect to the Mortgage Loans (other than the Mortgage Loan known as the Swiss Bank Tower Loan) that provide for interest based on a 360-day year and the actual number of days elapsed for any Interest Accrual Period, is equal to the Mortgage Rate thereof multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30.

   The "Mortgage Pass-Through Rate" with respect to the Swiss Bank Tower Loan for any Interest Accrual Period commencing in any (a) January, February, April, June, September and November and any December occurring in a year immediately preceding any year which is not a leap year, is the Mortgage Rate thereof, or (b) March, May, July, August and October (other than October
1997) and any December occurring in a year immediately preceding a year which is a leap year, is equal to the Mortgage Rate thereof multiplied by a fraction the numerator of which is the actual number of days in such Interest Accrual Period and the denominator of which is 30.

   Notwithstanding the foregoing, the Mortgage Pass-Through Rate with respect to each Mortgage Loan for the first Interest Accrual Period is the Mortgage Rate thereof.

    The "Mortgage Rate" with respect to each Mortgage Loan and any Interest Accrual Period is the annual rate, not including any Excess Rate, at which interest accrues on such Mortgage Loan during such period (in the absence of a default), as set forth in the related Note and on Annex A. The Mortgage Rate for purposes of calculating the Weighted Average Net Mortgage Pass-Through Rate will be the Mortgage Rate of such Mortgage Loan without taking into account any reduction in the interest rate by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers or a reduction on interest or principal due to a modification as described under "The Pooling and Servicing Agreement -- Modifications".

   The "Principal Distribution Amount" for any Distribution Date will be equal to the sum (exclusive of the Class A-8Z Principal Distribution Amount and the Class B-3SC Principal Distribution Amount) of:

   (i) the principal component of all scheduled Monthly Payments (other than Balloon Payments) due on the Mortgage Loans on or before the related Due Date (if received or advanced);

   (ii) the principal component of all Assumed Scheduled Payments or Minimum Defaulted Monthly Payments, as applicable, due on or before the related Due Date (if received or advanced) with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment;

   (iii) the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Trust Fund in connection with the breach of a representation or warranty or purchased from the Trust Fund as described herein under "The Pooling and Servicing Agreement -- Optional Termination";

   (iv) the portion of Unscheduled Payments allocable to principal of any Mortgage Loan which was liquidated during the related Collection Period;

   (v) all Balloon Payments and, to the extent not included in the preceding clauses, any other principal payment on any Mortgage Loan received on or after the Maturity Date thereof, to the extent received during the related Collection Period;

   (vi) to the extent not included in the preceding clause (iii) or (iv), all other Principal Prepayments received in the related Collection Period; and

   (vii) to the extent not included in the preceding clauses, any other full or partial recoveries in respect of principal, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received in the related Collection Period (in the case of clauses (i) through (vii) net of any related outstanding P&I Advances allocable to principal and excluding any amounts representing recoveries of Subordinate Class Advance Amounts).

   The "Assumed Scheduled Payment" with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Mortgage Loan as to which the Balloon Payment would have been past due) is an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment has not become due after giving effect to any modification, and (b) interest at the applicable Net Mortgage Pass-Through Rate.

   The "Class A-8Z Principal Distribution Amount" for any Distribution Date is equal to the sum of the amounts referred to in the definition of "Principal Distribution Amount" which are attributable solely to the Comsat Junior Loan.

   The "Class B-3SC Principal Distribution Amount" for any Distribution Date is equal to the Available SC Funds minus the Senior SC Distribution Amount (as defined herein).

   An "REO Mortgage Loan" is any Mortgage Loan as to which the related Mortgaged Property has become an REO Property.

   Distribution of Available Funds. On each Distribution Date, prior to the Crossover Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

   (i) First, pro rata, in respect of interest, to the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1 and Class PS-1 Certificates, up to an amount equal to the aggregate Interest Distribution Amounts of such Classes;

   (ii) Second, pro rata, to the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1 and Class PS-1 Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Classes;

   (iii) Third, to the Class A-1A Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount until the Certificate Balance thereof is reduced to zero;

   (iv) Fourth, to the Class A-1B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance thereof is reduced to zero;

   (v) Fifth, to the Class A-1C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance thereof is reduced to zero;

   (vi) Sixth, to the Class A-1D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance is reduced to zero;

   (vii) Seventh, to the Class A-1E Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

   (viii) Eighth, pro rata, (A) to the Class A-1E Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class A-1E Certificates as described under "--Delinquency Reduction Amounts and Appraisal Reduction Amounts," up to an amount equal to the aggregate Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under Clause (B);

   (ix) Ninth, to the Class A-1E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

   (x) Tenth, to the Class A-1E Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

   (xi) Eleventh, to the Class A-2 Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

   (xii) Twelfth, pro rata, (A) to the Class A-2 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class A-2 Certificates as described under "--Delinquency Reduction Amounts and Appraisal Reduction Amounts," up to an amount equal to the aggregate Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under Clause (B);

   (xiii) Thirteenth, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

   (xiv) Fourteenth, to the Class A-2 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

   (xv) Fifteenth, to the Class A-3 Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

   (xvi) Sixteenth, pro rata, (A) to the Class A-3 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class A-3 Certificates as described under "--Delinquency Reduction Amounts and Appraisal Reduction Amounts," up to an amount equal to the aggregate Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under Clause (B);

   (xvii) Seventeenth, to the Class A-3 Certificates in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, less the amount of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

   (xviii) Eighteenth, to the Class A-3 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

   (xix) Nineteenth, to the Class A-4 Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

   (xx) Twentieth, pro rata, (A) to the Class A-4 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class A-4 Certificates as described under "--Delinquency Reduction Amounts and Appraisal Reduction Amounts," up to an amount equal to the aggregate Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under Clause (B);

   (xxi) Twenty-first, to the Class A-4 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

   (xxii) Twenty-second, to the Class A-4 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

   (xxiii) Twenty-third, to the Class A-5 Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

   (xxiv) Twenty-fourth, pro rata, (A) to the Class A-5 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class A-5 Certificates as described under "--Delinquency Reduction Amounts and Appraisal Reduction Amounts," up to an amount equal to the aggregate Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under Clause
(B);

   (xxv) Twenty-fifth, to the Class A-5 Certificates in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, less the amount of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

   (xxvi) Twenty-sixth, to the Class A-5 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

   (xxvii) Twenty-seventh, to the Class A-6 Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

   (xxviii) Twenty-eighth, pro rata, (A) to the Class A-6 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class A-6 Certificates as described under "--Delinquency Reduction Amounts and Appraisal Reduction Amounts," up to an amount equal to the aggregate Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under Clause
(B);

    (xxix) Twenty-ninth, to the Class A-6 Certificates in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, less the amount of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

   (xxx) Thirtieth, to the Class A-6 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

   (xxxi) Thirty-first, to the Class A-7 Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

   (xxxii) Thirty-second, pro rata, (A) to the Class A-7 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class A-7 Certificates as described under "--Delinquency Reduction Amounts and Appraisal Reduction Amounts," up to an amount equal to the aggregate Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under Clause
(B);

   (xxxiii) Thirty-third, to the Class A-7 Certificates in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, less the amount of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

   (xxxiv) Thirty-fourth, to the Class A-7 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

   (xxxv) Thirty-fifth, to the Class B-1 Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

   (xxxvi) Thirty-sixth, pro rata, (A) to the Class B-1 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-1 Certificates as described under "--Delinquency Reduction Amounts and Appraisal Reduction Amounts," up to an amount equal to the aggregate Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under Clause
(B);

   (xxxvii) Thirty-seventh, to the Class B-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal
Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

   (xxxviii) Thirty-eighth, to the Class B-1 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

   (xxxix) Thirty-ninth, to the Class B-2 Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

   (xl) Fortieth, pro rata, (A) to the Class B-2 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-2 Certificates as described under "--Delinquency Reduction Amounts and Appraisal Reduction Amounts," up to an amount equal to the aggregate Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under Clause (B);

   (xli) Forty-first, to the Class B-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to prior clauses, until the Certificate Balance of such Class is reduced to zero;

    (xlii) Forty-second, to the Class B-2 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

   (xliii) Forty-third, to the Class B-3 Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

   (xliv) Forty-fourth, pro rata, (A) to the Class B-3 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-3 Certificates as described under "--Delinquency Reduction Amounts and Appraisal Reduction Amounts," up to an amount equal to the aggregate Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under Clause
(B);

   (xlv) Forty-fifth, to the Class B-3 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

   (xlvi) Forty-sixth, to the Class B-3 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

   (xlvii) Forty-seventh, to the Class B-4 Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

   (xlviii) Forty-eighth, pro rata, (A) to the Class B-4 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-4 Certificates as described under "--Delinquency Reduction Amounts and Appraisal Reduction Amounts," up to an amount equal to the aggregate Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under Clause
(B);

   (xlix) Forty-ninth, to the Class B-4 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

   (l) Fiftieth, to the Class B-4 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

   (li) Fifty-first, to the Class B-5 Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

   (lii) Fifty-second, pro rata, (A) to the Class B-5 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-5 Certificates as described under "--Delinquency Reduction Amounts and Appraisal Reduction Amounts," up to an amount equal to the aggregate Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under Clause
(B);

   (liii) Fifty-third, to the Class B-5 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

   (liv) Fifty-fourth, to the Class B-5 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

    (lv) Fifty-fifth, to the Class B-6 Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount of such Class;

   (lvi) Fifty-sixth, pro rata, (A) to the Class B-6 Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class, (B) to the Class PS-1 Certificates in respect of the Reduction Interest Distribution Amount attributable to the notional reduction in the Certificate Balance of the Class B-6 Certificates as described under "--Delinquency Reduction Amounts and Appraisal Reduction Amounts," up to an amount equal to the aggregate Reduction Interest Distribution Amount so attributable and (C) to the Class PS-1 Certificates, up to an amount equal to the aggregate unpaid Reduction Interest Shortfalls previously allocated to the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts distributable under Clause
(B);

   (lvii) Fifty-seventh, to the Class B-6 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

   (lviii) Fifty-eighth, to the Class B-6 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

   (lix) Fifty-ninth, pro rata, to the Class B-7 and Class B-7H Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amounts of such classes;

   (lx) Sixtieth, pro rata, to the Class B-7 and Class B-7H Certificates in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such classes;

   (lxi) Sixty-first, pro rata, based on Certificate Balance to the Class B-7 and Class B-7H Certificates in reduction of the Certificate Balances thereof, an amount equal to the Principal Distribution Amount less amounts of the Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of each such class is reduced to zero;

   (lxii) Sixty-second, pro rata, to the Class B-7 and Class B-7H
Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such classes; and

   (lxiii) Sixty-third, to the Class R and Class LR Certificates.

   All references to "pro rata" in the preceding clauses unless otherwise specified mean pro rata based upon the amount distributable pursuant to such clause.

   Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, the Principal Distribution Amount will be distributed to the Class A-1A, Class A-1B, Class A-1C and Class A-1D Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero, and any unreimbursed amounts of Realized Losses previously allocated to such classes, if available, will be distributed pro rata based on their respective Certificate Balances. The "Crossover Date" is the Distribution Date on which the Certificate Balance of each Class of Certificates other than the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-8Z and Class B-3SC Certificates have been reduced to zero. The Class A-CS1 and Class PS-1 Certificates will not be entitled to any distribution of principal.

   Distribution of Class A-8Z Available Funds. On the Class A-8Z Scheduled Distribution Date (assuming no prepayments or defaults with respect to the Comsat Junior Loan), the Class A-8Z Available Funds will be distributed solely in reduction of the Certificate Balance thereof, until the Certificate Balance thereof is reduced to zero. Any amount remaining from such funds after such distribution will be distributed to the Class LR Certificates.

   Distribution of Class B-3SC Available Funds. The Class B-3SC Available Funds will be distributed solely to the Class B-3SC Certificates in accordance with the Pooling and Servicing Agreement.

   Prepayment Premiums. On each Distribution Date, Prepayment Premiums with respect to any Unscheduled Payments (including voluntary and involuntary prepayments) received in the related Collection Period shall be distributed to the holders of the Offered Certificates outstanding on such Distribution Date (and will not be applied to reduce the outstanding Certificate Balance of such Class), in the following amounts and order of priority, with respect to the Certificates of each Class in each case to the extent remaining amounts of Prepayment Premiums are available therefor:

   (i) First, to the Class A-CS1 Certificates, an amount equal to (A) the present value (discounted at the Discount Rate (as defined below) for the Class A-CS1 Certificates plus the Spread Rate (as defined below) for the Class A-CS1

Certificates) of the aggregate interest that would have been paid in respect of the Class A-CS1 Certificates from the Distribution Date occurring in the following month until the Notional Balance of the Class A-CS1 Certificates would have been reduced to zero had the related prepayment not occurred, minus (B) the present value (discounted at the Discount Rate for the Class A-CS1 Certificates plus the Spread Rate for the Class A-CS1 Certificates) of the aggregate interest that will be paid in respect of Class A-CS1 Certificates from the Distribution Date occurring in the following month until the Notional Balance of the Class A-CS1 Certificates is reduced to zero following such prepayment (in each case assuming no further prepayments are made except that all Mortgage Loans prepay on Anticipated Repayment Dates where applicable);

   (ii) Second, to the Class PS-1 Certificates, an amount equal to (A) the present value (discounted at the Discount Rate for the Class PS-1 Certificates plus the Spread Rate for the Class PS-1 Certificates) of the aggregate interest that would have been paid in respect of the Class PS-1 Certificates from the Distribution Date occurring in the following month until the Notional Balance of the Class PS-1 Certificates would have been reduced to zero had the related prepayment not occurred, minus (B) the present value (discounted at the Discount Rate for the Class PS-1 Certificates plus the Spread Rate for the Class PS-1 Certificates) of the aggregate interest that will be paid in respect of Class PS-1 Certificates from the Distribution Date occurring in the following month until the Notional Balance of the Class PS-1 Certificates is reduced to zero following such prepayment (in each case assuming no further prepayments are made except that all Mortgage Loans prepay on Anticipated Repayment Dates where applicable);

   (iii) Third, to the Class A-1A Certificates, an amount equal to (A) the present value (discounted at the Discount Rate for the Class A-1A Certificates plus the Spread Rate for the Class A-1A Certificates) of the aggregate principal and interest that would have been paid in respect of the Class A-1A Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1A Certificates would have been reduced to zero had the related prepayment not occurred, minus (B) the sum of (i) the amount of such prepayment distributed in respect of the Class A-1A Certificates and (ii) the present value (discounted at the Discount Rate for the Class A-1A Certificates plus the Spread Rate for the Class A-1A Certificates) of the aggregate principal and interest that will be paid in respect of the Class A-1A Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1A Certificates is reduced to zero following such prepayment (in each case assuming no further prepayments are made except that all Mortgage Loans prepay on Anticipated Repayment Dates where applicable);

   (iv) Fourth, to the Class A-1B Certificates, an amount equal to (A) the present value (discounted at the Discount Rate for the Class A-1B Certificates plus the Spread Rate for the Class A-1B Certificates) of the aggregate principal and interest that would have been paid in respect of the Class A-1B Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1B Certificates would have been reduced to zero had the related prepayment not occurred, minus (B) the sum of (i) the amount of such prepayment distributed in respect of the Class A-1B Certificates and (ii) the present value (discounted at the Discount Rate for the Class A-1B Certificates plus the Spread Rate for the Class A-1B Certificates) of the aggregate principal and interest that will be paid in respect of the Class A-1B Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1B Certificates is reduced to zero following such prepayment (in each case assuming no further prepayments are made except that all Mortgage Loans prepay on Anticipated Repayment Dates where applicable);

   (v) Fifth, to the Class A-1C Certificates, an amount equal to (A) the present value (discounted at the Discount Rate for the Class A-1C Certificates plus the Spread Rate for the Class A-1C Certificates) of the aggregate principal and interest that would have been paid in respect of the Class A-1C Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1C Certificates would have been reduced to zero had the related prepayment not occurred, minus (B) the sum of (i) the amount of such prepayment distributed in respect of the Class A-1C Certificates and (ii) the present value (discounted at the Discount Rate for the Class A-1C Certificates plus the Spread Rate for the Class A-1C Certificates) of the aggregate principal and interest that will be paid in respect of the Class A-1C Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1C Certificates is reduced to zero following such prepayment (in each case assuming no further prepayments are made except that all Mortgage Loans prepay on Anticipated Repayment Dates where applicable); and

   (vi) Sixth, to the Class A-1D Certificates, an amount equal to (A) the present value (discounted at the Discount Rate for the Class A-1D Certificates plus the Spread Rate for the Class A-1D Certificates) of the aggregate principal and interest that would have been paid in respect of the Class A-1D Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1D Certificates would have been reduced to zero had the related prepayment not occurred, minus (B) the sum of (i) the amount of such prepayment distributed in respect of the

Class A-1D Certificates and (ii) the present value (discounted at the Discount Rate for the Class A-1D Certificates plus the Spread Rate for the Class A-1D Certificates) of the aggregate principal and interest that will be paid in respect of the Class A-1D Certificates from the Distribution Date occurring in the following month until the Certificate Balance of the Class A-1D Certificates is reduced to zero following such prepayment (in each case assuming no further prepayments are made except that all Mortgage Loans prepay on Anticipated Repayment Dates where applicable).

   In all clauses above, Prepayment Premiums will only be distributed on a Distribution Date (i) if the respective Certificate Balance or Notional Balance of the related Class is greater than zero on the last business day of the Interest Accrual Period ending immediately prior to such Distribution Date and (ii) if the amount computed pursuant to the related clause above is greater than zero. Any Prepayment Premiums remaining following the distributions described in the preceding clauses (i) through (vi) shall be distributed to holders of the Private Certificates in accordance with the Pooling and Servicing Agreement.

   The "Discount Rate" with respect to any Class of Certificates is the rate determined by the Trustee, in its good faith, to be the yield (interpolated and rounded to the nearest one-thousandth of a percent, if necessary) in the secondary market on United States Treasury securities with a maturity closest to the then computed weighted average life (or, in the case of the Class A-CS1 and Class PS-1 Certificates, the weighted average life of the interest payments) of such Class (rounded to the nearest month) (without taking into account the related prepayment).

   The "Spread Rate" for the Class A-CS1 Certificates is 3.000% per annum, the Class PS-1 Certificates is 2.000% per annum, the Class A-1A Certificates is 0.500% per annum, the Class A-1B Certificates is 0.640% per annum, the Class A-1C Certificates is 0.720% per annum and the Class A-1D Certificates, is 0.800% per annum.

   Default Interest and Excess Interest. On each Distribution Date, Net Default Interest and Excess Interest received in the related Collection Period with respect to a default on a Mortgage Loan will be distributed solely to the Class V-1 and Class V-2 Certificates, respectively, to the extent set forth in the Pooling and Servicing Agreement, and will not be available for distribution to holders of the Offered Certificates. The Class V-1 and Class V-2 Certificates are not entitled to any other distributions of interest, principal or Prepayment Premiums.

   The holders of a majority Percentage Interest of the Class LR Certificates or the most subordinate Class of Certificates outstanding (other than the Class B-7H Certificates) will have the limited right to purchase the ARD Loans on their related Anticipated Repayment Dates under the circumstances described under "The Pooling and Servicing Agreement -- Optional Termination" herein.

REALIZED LOSSES

   The Certificate Balance of the Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any Realized Loss allocated to the applicable Class of Certificates with respect to such Distribution Date. As referred to herein, the "Realized Loss" with respect to any Distribution Date shall mean the amount, if any, by which the aggregate Certificate Balance of the Sequential Certificates after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (other than the Comsat Junior Loan and the SC Junior Portion of the Saul Centers Retail Pool Loan) as of the Due Date occurring in the month in which such Distribution Date occurs. Except as described in the next sentence, any such Realized Losses will be applied to the Classes of Certificates in the following order, until the Certificate Balance of each is reduced to zero: first, to certain of the Private Certificates, second, to the Class A-7 Certificates, third, to the Class A-6 Certificates, fourth, to the Class A-5 Certificates, fifth, to the Class A-4 Certificates, sixth, to the Class A-3 Certificates, seventh, to the Class A-2 Certificates, eighth, to the Class A-1E Certificates, and finally, pro rata, to the Class A-1A, Class A-1B, Class A-1C and Class A-1D Certificates based on their respective outstanding balances. Any amounts recovered in respect of any such amounts previously written-off as Realized Losses will be distributed to the Classes of Sequential Certificates in reverse order of allocation of such Realized Losses thereto. Realized Losses with respect to the Comsat Junior Loan will be allocated entirely to the Class A-8Z Certificates. Realized Losses with respect to the Saul Centers Retail Pool Loan will be attributed first to the SC Junior Portion of such Mortgage Loan and will thereby be allocated first to the Class B-3SC Certificates; following the reduction of the Certificate Balance of the Class B-3SC Certificates to zero. Realized Losses with respect to the Saul Centers Retail Pool Loan will be allocated to the SC Senior Portion of the Saul Centers Retail Pool Loan and allocated to the Classes of Sequential Certificates as described above. Shortfalls in Available Funds resulting from Servicing Compensation (other than the Servicing Fee), interest on Advances to the extent not covered by Default Interest, extraordinary expenses of the Trust Fund (other than indemnification expenses), a reduction on the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers, a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under "The Pooling and Servicing Agreement -- Modifications," herein or otherwise, will be allocated in the same manner as Realized Losses. Shortfalls in Available Funds resulting from (i) unanticipated indemnification expenses of the Trust Fund required to be paid pursuant to the Pooling and Servicing Agreement and (ii) Prepayment Interest Shortfalls in excess of the sum of (x) the Servicing Fee attributable to the Mortgage Loan being prepaid (not including the portion of the Servicing fee attributable to the Trustee) and (y) investment income on the related Principal Prepayment for the period such amount is held in the Collection Account during the related Interest Accrual Period, will be allocated to, and be deemed distributed to, each Class of Certificates, pro rata, based upon amounts distributable to each such Class and, in the case of indemnification expenses, will be allocated, first, in respect of interest and, second, in respect of principal. The Notional Balance of the Class A-CS1 Certificates will be reduced to reflect reductions in the Certificate Balance of the Class A-1A Certificates resulting from allocations of Realized Losses; the Notional Balance of the Class PS-1 Certificates will be reduced to reflect reductions in the Stated Principal Balances of the Mortgage Loans (other than the Comsat Junior Loan and the SC Junior Portion of the Saul Centers Retail Pool Loan) as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.

   The "Stated Principal Balance" of any Mortgage Loan (other than the Comsat Junior Loan and the SC Junior Portion of the Saul Centers Retail Pool Loan) at any date of determination will equal (a) the principal balance as of the Cut-off Date of such Mortgage Loan, minus (b) the sum of (i) the principal portion of each Monthly Payment, Minimum Defaulted Monthly Payment or Assumed Schedule Payment due on such Mortgage Loan after the Cut-off Date and prior to such date of determination, (ii) all voluntary and involuntary principal prepayments and other unscheduled collections of principal received with respect to such Mortgage Loan, to the extent distributed to holders of the Certificates or applied to other payments required under the Pooling and Servicing Agreement before such date of determination and (iii) any principal forgiven by the Special Servicer or Interest Shortfalls resulting from reductions or deferrals of interest, each as described herein under "The Pooling and Servicing Agreement -- Modifications." The Stated Principal Balance of a Mortgage Loan with respect to which title to the related Mortgaged Property has been acquired by the Trust Fund is equal to the principal balance thereof outstanding on the date on which such title is acquired less any Net REO Proceeds allocated to principal on such Mortgage Loan. The Stated Principal Balance of a Specially Serviced Mortgage Loan with respect to which the Servicer or Special Servicer has determined that it has received all payments and recoveries which the Servicer or the Special Servicer, as applicable, expects to be finally recoverable on such Mortgage Loan is zero.

DELINQUENCY REDUCTION AMOUNTS AND APPRAISAL REDUCTION AMOUNTS

   On or after any Distribution Date on which the Class B-6 Certificates are the most subordinate class of Certificates outstanding, the Certificate Balances of the Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates will be notionally reduced (solely for purposes of determining the payment priority of interest on the Class PS-1 Certificates in respect of Reduction Interest Distribution Amounts) on any Distribution Date to the extent of any Delinquency Reduction Amounts or Appraisal Reduction Amounts with respect to such Distribution Date; provided that (i) if a Delinquency and an Appraisal Reduction Event occur with respect to the same Distribution Date and the same Mortgage Loan, the reduction will equal the Appraisal Reduction Amount, (ii) following the occurrence of an Appraisal Reduction Event with respect to any Mortgage Loan, no further Delinquency Reduction Amounts will be applied with respect to such Mortgage Loan and any Delinquency Reduction Amounts previously applied will be reversed and (iii) for any Distribution Date, the aggregate of the Appraisal Reduction Amounts and Delinquency Reduction Amounts may not exceed the Certificate Balance (as adjusted by any notional reductions) of the most subordinate class of Certificates outstanding among the Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates (and to the extent the aggregate of the Appraisal Reduction Amounts and Delinquency Reduction Amounts exceeds such Certificate Balance, such excess will be applied notionally to the next most subordinate Class of Certificates on the next Distribution Date). Any such reductions will be applied notionally, first, to the Class B-6 Certificates, second, to the Class B-5 Certificates, third, to the Class B-4 Certificates, fourth, to the Class B-3 Certificates, fifth, to the Class B-2 Certificates, sixth, to the Class B-1 Certificates, seventh, to the Class A-7 Certificates, eighth, to the Class A-6 Certificates, ninth, to the Class A-5 Certificates, tenth, to the Class A-4 Certificates, eleventh, to the Class A-3 Certificates, twelfth, to the Class A-2 Certificates and finally, to the Class A-1E Certificates (provided in each case that no Certificate Balance in respect of any such class may be notionally reduced below zero). Any notional reduction of the Certificate Balance of such Certificates as a result of any Delinquency or Appraisal Reduction Event will be reversed to the extent there is a recovery of any or all of the Delinquency Amounts or a Realized Loss. Additionally, a reversal or additional reduction will occur to the extent that the Servicer's Appraisal Estimate is less than or greater than the Appraisal Reduction as adjusted to take into account a subsequent independent MAI appraisal. For purposes of calculating Interest Accrual Amounts, any such reversal or additional reductions made on the Distribution Date occurring in an Interest Accrual Period will be deemed to have been made on the first day of such Interest Accrual Period. See "Description of the Offered Certificates -- Distribution -- Payment Priorities" herein.

PREPAYMENT INTEREST SHORTFALLS

   The Servicer will deposit from its own funds any Prepayment Interest Shortfalls into the Collection Account on the Servicer Remittance Date to the extent such Prepayment Interest Shortfalls do not exceed the aggregate of the Servicing Fee attributable to the Mortgage Loan being prepaid due the Servicer and the investment income accruing on the related Principal Prepayment for the related Collection Period. Any Prepayment Interest Shortfalls in excess of the Servicing Fee attributable to the Mortgage Loan being prepaid and the investment income accruing on the related Principal Prepayment due to the Servicer for such period will be allocated to each class of Certificates, pro rata, based on amounts distributable to each such class. Any interest that accrues on a prepayment on a Mortgage Loan after the Due Date and before the following Servicer Remittance Date will be paid to the Servicer.

SUBORDINATION

   As a means of providing a certain amount of protection to the holders of the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1 and Class PS-1 Certificates (except as set forth below) against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates and certain of the Private Certificates to receive distributions of interest and principal with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1 and Class PS-1 Certificates. The Class A-1E Certificates will be likewise protected by the subordination of the Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates and certain of the Private Certificates. The Class A-2 Certificates will be likewise protected by the subordination of the Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates and certain of the Private Certificates. The Class A-3 Certificates will be likewise protected by the subordination of the Class A-4, Class A-5, Class A-6 and Class A-7 Certificates and certain of the Private Certificates. The Class A-4 Certificates will be likewise protected by the subordination of the Class A-5, Class A-6 and Class A-7 Certificates and certain of the Private Certificates. The Class A-5 Certificates will be likewise protected by the subordination of the Class A-6 and Class A-7 Certificates and certain of the Private Certificates. The Class A-6 Certificates will be likewise protected by the subordination of the Class A-7 Certificates and certain of the Private Certificates. The Class A-7 Certificates will be likewise protected by the subordination of certain of the Private Certificates. This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Sequential Certificates to receive on any Distribution Date the amounts of interest and principal, distributable in respect of such Sequential Certificates on such date prior to any distribution being made on such Distribution Date in respect of any Classes of Sequential Certificates subordinate thereto, and (ii) by the allocation of Realized Losses (as defined herein), first, to certain of the Private Certificates, second, to the Class A-7 Certificates, third, to the Class A-6 Certificates, fourth, to the Class A-5 Certificates, fifth, to the Class A-4 Certificates, sixth, to the Class A-3 Certificates, seventh to the Class A-2 Certificates, eighth, to the Class A-1E Certificates, and finally, pro rata, to the Class A-1A, Class A-1B, Class A-1C and Class A-1D Certificates based on their respective Certificate Balances. Neither the Class A-8Z nor the Class B-3SC Certificates will be considered senior or subordinate to any other Class of Certificates. However, the Comsat Junior Loan, which is the sole source of distribution on the Class A-8Z Certificates, is subordinate to the Comsat Senior Loan. See "Description of the Mortgage Pool -- Significant Mortgage Loans -- The Comsat Loan and Property" herein. In addition, the Class B-3SC Certificates, the sole source of distributions on which is the Saul Centers Retail Pool Loan, are subordinate to the other Classes of Certificates in that they are entitled to receive distributions on any Distribution Date only after the Senior SC Distribution Amount has been distributed in full. See "Description of the Mortgage Pool -- Significant Mortgage Loans -- The Saul Centers Retail Pool Loan and Property" and "Description of the Offered Certificates -- Distributions" herein.

   No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates. However, with respect to the Class PS-1 Certificates, the protection against reductions due to Appraisal Reduction and Delinquencies will only be afforded to the extent described under "Delinquency Reduction Amounts and Appraisal Reduction Amounts."

APPRAISAL REDUCTIONS

   With respect to the first Distribution Date following the earliest of (i) the third anniversary of the date on which an extension of the maturity date of a Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, which extension does not change the amount of Monthly Payments on the Mortgage Loan, (ii) 30 days after an uncured delinquency occurs in respect of a Mortgage Loan, (iii) immediately after the date on which a reduction in the amount of Monthly Payments on a Mortgage Loan, or a change in any other material economic term of the Mortgage Loan, becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (iv) immediately after a receiver has been appointed, (v) immediately after a borrower declares bankruptcy, (vi) immediately after a Mortgage Loan becomes an REO Mortgage Loan, (vii) upon a default in the payment of a Balloon Payment, (viii) immediately after an occurrence of an event for which a Property Advance would be required to be made by the Servicer or (ix) any other event which, in the discretion of the Servicer and of which the Servicer becomes aware in performing its obligations in accordance with the Servicing Standard would materially and adversely impair the value of the Mortgaged Property and security for the related Mortgage Loan (any of (i), (ii), (iii), (iv), (v), (vi), (vii),
(viii) and (ix), an "Appraisal Reduction Event"), an Appraisal Reduction Amount will be calculated. The "Appraisal Reduction Amount" for any Distribution Date and for any Mortgage Loan as to which any Appraisal Reduction Event has occurred will be an amount equal to the excess of (a) the outstanding Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) 90% of the sum of the appraised values of the related Mortgaged Properties as determined by independent MAI appraisals (the costs of which shall be paid by the Servicer as an Advance) over (ii) the sum of (A) all unpaid interest on such Mortgage Loan at a per annum rate equal to the Mortgage Rate, (B) all unreimbursed Property Advances, the principal portion of all unreimbursed P&I Advances and all unpaid interest on Advances at the Advance Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums and all other amounts due and unpaid under the Mortgage Loan (which tax, premiums and other amounts have not been the subject of an Advance by the Servicer). If no independent MAI appraisal has been obtained within twelve months prior to the first Distribution Date on or after an Appraisal Reduction Event has occurred, the Servicer will be required to estimate the value of the related Mortgaged Properties (the "Servicer's Appraisal Estimate") and such estimate will be used for purposes of the Appraisal Reduction Amount. Within 30 days after the Appraisal Reduction Event, the Servicer will be required to obtain an independent MAI appraisal. On the first Distribution Date occurring on or after the delivery of such independent MAI appraisal, the Servicer will be required to adjust the Appraisal Reduction Amount to take into account such appraisal (regardless of whether the independent MAI appraisal is higher or lower than the Servicer's Appraisal Estimate). Appraisal Reduction Amounts will be recalculated annually based on Updated Appraisals.

DELIVERY, FORM AND DENOMINATION

   The Offered Certificates will be issued, maintained and transferred in the book-entry form only in denominations of $50,000 initial Certificate Balance and in multiples of $1 Certificate Balance or Notional Balance, as applicable, in excess thereof.

   The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a "Definitive Certificate") representing its interest in such Class, except under the limited circumstances described in the Prospectus under "Description of the Certificates -- Book Entry Registration." Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with CEDEL and Euroclear participating organizations, the "Participants", and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent that the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

   Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Trustee will initially serve as certificate registrar (in such capacity, the "Certificate Registrar") for purposes of recording and otherwise providing for the registration of the Offered Certificates.

    A "Certificateholder" under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate registered in the name of the Depositor, the Servicer, the Special Servicer, the Trustee (in its individual capacity), a manager of a Mortgaged Property, a Mortgagor or any person affiliated with the Depositor, the Servicer, the Special Servicer, the Trustee, such manager or a Mortgagor will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Servicer or Special Servicer or an affiliate will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Servicer or Special Servicer or otherwise benefit the Servicer or the Special Servicer in any material respect; and, provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Servicer or an affiliate will be deemed to be outstanding, provided that, the Special Servicer is not the Servicer. Notwithstanding the foregoing, solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee). The Percentage Interest of any Class of Offered Certificate will be equal to the percentage obtained by dividing the denomination of such Certificate by the aggregate initial Certificate Balance of such Class of Certificates. See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates" in the Prospectus.

BOOK-ENTRY REGISTRATION

   Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants and the Euroclear Participants, respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

   Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

   Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

   Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC. For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex C hereto.

   The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Trustee through the Participants who in turn will receive them from DTC. Similarly, reports distributed to Certificateholders pursuant to the Pooling and Servicing Agreement and requests for the consent of Certificateholders will be delivered to beneficial owners only through DTC, Euroclear, CEDEL and their respective participants. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Trustee to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, CEDEL, Euroclear or holders of Offered Certificates, as applicable.

   Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

   Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

   DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

   Except as required by law, neither the Depositor, the Servicer, the Fiscal Agent nor the Trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriter. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

   Euroclear was created in 1968 to hold securities for participants of the Euroclear system ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear system on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriter. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

   The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

   The information herein concerning DTC, CEDEL and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness thereof.

DEFINITIVE CERTIFICATES

   Definitive Certificates will be delivered to beneficial owners of the Offered Certificates ("Certificate Owners") (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and the Trustee is unable to locate a qualified successor, (ii) the Depositor or the Trustee, at its sole option, elects to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates, or (iii) after the occurrence of an Event of Default under the Pooling and Servicing Agreement, Certificate Owners representing a majority in principal amount of the Book-Entry Certificates then outstanding advise DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of Certificate Owners.

   Upon the occurrence of any of the events described in clauses (i) through
(iii) in the immediately preceding paragraph, the Trustee is required to notify all affected Certificateholders (through DTC and related DTC Participants) of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, Certificate Registrar, and Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement ("Holders"). Distributions of principal and interest on the Definitive Certificates will be made by the Trustee directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and the Pooling and Servicing Agreement.

   Upon the occurrence of any of the events described in clauses (i) through
(iii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder's legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested. The Trustee will be appointed as the initial Certificate Registrar.

TRANSFER RESTRICTIONS

   In the event that holders of the Subordinated Offered Certificates become entitled to receive Definitive Certificates under the circumstances described under "--Definitive Certificates", each prospective transferee of a Subordinated Offered Certificate that is a Definitive Certificate will be required to (i) deliver to the Depositor, the Certificate Registrar and the Trustee a representation letter substantially in the form set forth as an exhibit to the Pooling and Servicing

Agreement stating that such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or a person acting on behalf of or investing the assets of a Plan, other than an insurance company investing the assets of its general account under circumstances whereby the purchase and subsequent holding of a Subordinated Offered Certificate would be exempt from the prohibited transaction restrictions of ERISA and the Code under Sections I and III of PTE 95-60, or (ii) provide an opinion of counsel and such other documentation as described under "ERISA Considerations" herein. The purchaser or transferee of any interest in a Subordinated Offered Certificate that is not a Definitive Certificate shall be deemed to represent that it is not a person described in clause (i) above.

   The Subordinated Offered Certificates will contain a legend describing such restrictions on transfer and the Pooling and Servicing Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

                      PREPAYMENT AND YIELD CONSIDERATIONS

YIELD

   The yield to maturity on the Offered Certificates will depend upon the price paid by the Certificateholder, the rate and timing of the distributions in reduction of Certificate Balance or Notional Balance of such Certificates, the rate, timing and severity of losses on the Mortgage Loans and the extent to which such losses are allocable in reduction of the Certificate Balance of such Certificates, and the extent to which Prepayment Premiums are received in connection with voluntary prepayments, liquidations on default, or other early returns of principal, as well as prevailing interest rates at the time of prepayment or default.

   The rate of distributions in reduction of the Certificate Balance of any Class of Offered Certificates, the aggregate amount of distributions on any Class of Offered Certificates and the yield to maturity of any Class of Offered Certificates will be directly related to the rate of payments of principal (both scheduled and unscheduled) on the Mortgage Loans and the amount and timing of borrower defaults. In addition, such distributions in reduction of Certificate Balance may result from repurchases by the Mortgage Loan Seller due to missing or defective documentation or breaches of representations and warranties with respect to the Mortgage Loans as described herein under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase," purchases of the Mortgage Loans in the manner described under "The Pooling and Servicing Agreement -- Optional Termination" or purchases of ARD Loans by Class LR Certificateholders as described under "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans." The yield on the Class A-8Z Certificates depends entirely on the payment of the Comsat Junior Loan, which is the sole source of distributions on the Class A-8Z Certificates.

   Disproportionate principal payments (whether resulting from differences in amortization terms, prepayments following expirations of the respective Lock-out Periods or otherwise) on the Mortgage Loans having Net Mortgage Pass-Through Rates that are higher or lower than the Weighted Average Net Mortgage Pass-Through Rate will affect the Weighted Average Net Mortgage Pass-Through Rate and accordingly the Pass-Through Rate of the Class A-CS1, Class PS-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates for future periods and therefore the yield on such Classes. The weighted average of the Net Mortgage Pass-Through Rates for each Distribution Date, assuming that each Mortgage Loan with an Anticipated Repayment Date prepays on such date and that each other Mortgage Loan does not prepay, is set forth on Annex C hereto.

   The Certificate Balance of any Class of Offered Certificates may be reduced without distributions thereon as a result of the allocation of Realized Losses to such Class (or the related Classes), reducing the maximum amount distributable to such Class in respect of Certificate Balance, as well as the amount of interest from that which would have accrued thereon in the absence of such reduction. In general, a Realized Loss occurs when the aggregate principal balance of a Mortgage Loan is reduced without an equal distribution to Certificateholders in reduction of the Certificate Balances of the Certificates. Realized Losses are likely to occur only in connection with a default on a Mortgage Loan and the liquidation of the related Mortgaged Properties or a reduction in the principal balance of a Mortgage Loan by a bankruptcy court.

   Because the ability of a borrower to make a Balloon Payment will depend upon its ability either to refinance the Mortgage Loan or to sell the related Mortgaged Property, there is a risk that a borrower may default at the maturity date. In connection with a default on the Balloon Payment, the Special Servicer may agree to extend the maturity date thereof as described under "The Pooling and Servicing Agreement -- Realization Upon Mortgage Loans". In the case of any such default, recovery of proceeds may be delayed by and until, among other things, work-outs are negotiated, foreclosures are completed or bankruptcy proceedings are resolved. In addition, the Directing Holders (as defined below) may instruct the Special Servicer to delay the commencement of any foreclosure proceedings under certain conditions described herein. Certificateholders are not entitled to receive distributions of Monthly Payments or the Balloon Payment when due except to the extent they are either covered by an Advance or actually received. Consequently, any defaulted Monthly Payment for which no such Advance is made and a defaulted Balloon Payment will tend to extend the weighted average lives of the Certificates, whether or not a permitted extension of the due date of the related Mortgage Loan has been effected.

   The rate of payments (including voluntary and involuntary prepayments) on pools of Mortgage Loans is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors, including the level of mortgage interest rates and the rate at which borrowers default on their mortgage loans.

    The timing of changes in the rate of prepayment on the Mortgage Loans may significantly affect the actual yield to maturity experienced by an investor even if the average rate of principal payments experienced over time is consistent with such investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans is applied in reduction of the Certificate Balance of a Class of Offered Certificates, the greater the effect on such investor's yield to maturity.

   All of the Mortgage Loans have Lock-out Periods ranging from 58 months to 265 months following the Cut-off Date. The weighted average Lock-out Period for the Mortgage Loans is approximately 150 months. All Mortgage Loans are locked out until no earlier than three months preceding their Anticipated Repayment Date or maturity date, as applicable. See "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Prepayment Provisions" herein. Nevertheless, any such Mortgage Loan may be prepaid prior to the expiration of any such Lock-out Period in connection with certain events of casualty or condemnation. In addition, investors may receive early return of principal in connection with defaults, repurchases for breach of representations and warranties, and optional redemption.

   No representation is made as to the rate of principal payments on the Mortgage Loans or as to the yield to maturity of any Class of Offered Certificates. In addition, although Excess Cash Flow is applied to reduce the principal of the ARD Loans after their respective Anticipated Repayment Dates, there can be no assurance that any of such Mortgage Loans will be prepaid on that date or any date prior to maturity. An investor is urged to make an investment decision with respect to any Class of Offered Certificates based on the anticipated yield to maturity of such Class of Offered Certificates resulting from its purchase price and such investor's own determination as to anticipated Mortgage Loan prepayment rates under a variety of scenarios. The extent to which any Class of Offered Certificates is purchased at a discount or a premium and the degree to which the timing of payments on such Class of Offered Certificates is sensitive to prepayments will determine the extent to which the yield to maturity of such Class of Offered Certificates may vary from the anticipated yield. An investor should carefully consider the associated risks, including, in the case of any Offered Certificates purchased at a discount, the risk that a slower than anticipated rate of principal payments on the Mortgage Loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Offered Certificates purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to such investor that is lower than the anticipated yield.

   An investor should consider the risk that rapid rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of the principal balance of the Offered Certificates entitled to distributions of principal may coincide with periods of low prevailing interest rates. During such periods, the effective interest rates on securities in which an investor may choose to reinvest amounts distributed in reduction of the principal balance of such investor's Offered Certificate may be lower than the Pass-Through Rate. Conversely, slower rates of prepayments on the Mortgage Loans, and therefore of amounts distributable in reduction of principal balance of the Offered Certificates entitled to distributions of principal, may coincide with periods of high prevailing interest rates. During such periods, the amount of principal distributions resulting from prepayments available to an investor in such Certificates for reinvestment at such high prevailing interest rates may be relatively small.

   The effective yield to holders of Offered Certificates will be lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase prices because while interest is required to be paid by the Borrower on the eleventh day of each month, the distribution of such interest will not be made until the Distribution Date occurring in such month, and principal paid on any Distribution Date will not bear interest during the period after the related Due Date and before the Distribution Date occurs. Additionally, as described under "Description of the Offered Certificates -- Distributions" herein, if the portion of the Available Funds distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the amount of interest required to be paid to the holders of such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of Available Funds on such Distribution Dates. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

YIELD ON THE CLASS A-CS1 AND CLASS PS-1 CERTIFICATES

   Because distributions on the Class A-CS1 and Class PS-1 Certificates consist only of a portion of the interest received on the Mortgage Loans, the yield to maturity of such Certificates will be extremely sensitive to the rate and timing of principal payments (including voluntary and involuntary prepayments), any repurchase of a Mortgage Loan by the Mortgage Loan Seller, delinquencies and liquidations on such Mortgage Loans. Furthermore, delinquencies and other defaults under a Mortgage Loan could result in the Appraisal Reduction Amounts and Delinquency Reduction Amounts, in which case the right of the Class PS-1 Certificates to receive a portion of its interest would be reduced in priority.

Investors should fully consider the associated risks, including the risk that a rapid rate of principal payments on and liquidations or repurchases of the Mortgage Loans could result in the failure of investors in the Class A-CS1 and Class PS-1 Certificates to fully recoup their initial investments.

   Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in the following table, the column headed "0% CPR" assumes that none of the Mortgage Loans is prepaid before the related Anticipated Repayment Date or maturity date, as applicable. The columns headed "10% CPR", "25% CPR" and "50% CPR" assume that prepayments on the Mortgage Loans are made at those levels of CPR following the expiration of any Lock-out Period until the related Anticipated Repayment Date or maturity date, as applicable. All columns in the following table assume that all of the ARD Loans are fully prepaid on their related Anticipated Repayment Date and all of the other Mortgage Loans are paid in full on their maturity date. There is no assurance, however, that prepayments of the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the levels of CPR shown or at any other prepayment rate. The foregoing assumptions are referred to herein as the "Prepayment Assumptions."

   The following tables indicate the assumed purchase price (including accrued interest) and the pre-tax yield on the Class A-CS1 and Class PS-1 Certificates to maturity, stated on a corporate bond equivalent basis. For purposes of preparing the tables, it was assumed that each of the Mortgage Loans has the following characteristics: (i) each Mortgage Loan will pay principal and interest in accordance with its terms and scheduled payments will be timely received on the 11th day of each month (or, with respect to the Circuit City Loans, the 25th day of the prior month); (ii) the Mortgage Loan Seller does not repurchase any Mortgage Loan as described under "The Pooling and Servicing Agreement -- Representations and Warranties -- Repurchase"; (iii) none of the Depositor, Servicer, or the Class LR Certificateholders exercise the right to cause early termination of the Trust Fund; (iv) the Servicing Fee Rate for each Distribution Date is an aggregate amount equal to a per annum rate of 0.038% on the Stated Principal Balance of the Mortgage Loans as of the preceding Due Date; and (v) the date of determination of weighted average life is October 24, 1997. These assumptions are collectively referred to as the "Mortgage Loan Assumptions".

    SENSITIVITY TO PRINCIPAL PREPAYMENTS OF THE PRE-TAX YIELD TO MATURITY

                                 CLASS A-CS1

 ASSUMED PURCHASE PRICE  0% CPR    10% CPR   25% CPR    50% CPR
----------------------  -------- ---------  --------- ---------
       $8,886,231         10.59%    10.59%    10.59%     10.58%
       $9,505,049          7.18%     7.17%     7.17%      7.16%

                                  CLASS PS-1

 ASSUMED PURCHASE PRICE  0% CPR    10% CPR   25% CPR    50% CPR
----------------------  -------- ---------  --------- ---------
      $181,744,207        8.80%     8.80%      8.79%     8.77%
      $195,995,584        7.24%     7.24%      7.23%     7.21%

   The pre-tax yields to maturity set forth in the preceding tables were calculated by determining the monthly discount rate that, when applied to the assumed stream of cash flows to be paid on the Class A-CS1 and Class PS-1 Certificates, would cause the discounted present value of such assumed cash flows to equal the assumed purchase price thereof, and by converting such monthly rates to corporate bond equivalent rates. Such calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on the Class A-CS1 and Class PS-1 Certificates and consequently do not purport to reflect the return on any investment in the Class A-CS1 and Class PS-1 Certificates when such reinvestment rates are considered.

   There can be no assurance that the Mortgage Loans will prepay at any of the times assumed for purposes of calculating the yields shown in the tables or at any other particular time, that the pre-tax yields on the Class A-CS1 and Class PS-1 Certificates will correspond to any of the pre-tax yields shown herein or that the aggregate purchase prices of either Class of the Class A-CS1 and Class PS-1 Certificates will be as assumed. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class A-CS1 and Class PS-1 Certificates.

RATED FINAL DISTRIBUTION DATE

   The "Rated Final Distribution Date," February, 2043, is the Distribution Date occurring two years after the latest Assumed Maturity Date of any of the Mortgage Loans. Because certain of the Mortgage Loans have maturity dates that occur earlier than the latest maturity date, and because certain of the Mortgage Loans may be prepaid prior to maturity, it is possible that the Certificate Balance of each Class of Offered Certificates will be reduced to zero significantly earlier than the Rated Final Distribution Date.

WEIGHTED AVERAGE LIFE OF OFFERED CERTIFICATES

   Weighted average life refers to the average amount of time that will elapse from the date of determination to the date of distribution or allocation to the investor of each dollar in reduction of Certificate Balance that is distributed or allocated, respectively. The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid, which may occur as a result of scheduled amortization, Balloon Payments, voluntary or involuntary prepayments or liquidations.

   The weighted average lives of the Offered Certificates may also be affected to the extent that additional distributions in reduction of the Certificate Balance of such Certificates occur as a result of the repurchase or purchase of Mortgage Loans from the Trust Fund as described under "The Pooling and Servicing Agreement -- Representations and Warranties; Repurchase" or "--Optional Termination" herein. Such a repurchase or purchase from the Trust Fund will have the same effect on distributions to the holders of Certificates as if the related Mortgage Loans had prepaid in full, except that no Prepayment Premiums are made in respect thereof.

   The tables of "Percentages of Initial Certificate Balance Outstanding for the Offered Certificates" set forth below indicate the weighted average life of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of such Offered Certificates that would be outstanding after each of the dates shown at the various CPRs and based on the Prepayment Assumptions. The tables have also been prepared on the basis of the Mortgage Loan Assumptions. The Mortgage Loan Assumptions made in preparing the previous and following tables are expected to vary from the actual performance of the Mortgage Loans. It is highly unlikely that principal of the Mortgage Loans will be repaid consistent with assumptions underlying any one of the scenarios. Investors are urged to conduct their own analysis concerning the likelihood that the Mortgage Loans may pay or prepay on any particular date.

   Based on the Mortgage Loan Assumptions, the Prepayment Assumptions and the various CPRs, the tables indicate the weighted average life of the Offered Certificates and set forth the percentages of the initial Certificate Balance of the Offered Certificates that would be outstanding after the Distribution Date in November of each of the years indicated, at the indicated CPRs.

        PERCENTAGE OF INITIAL CERTIFICATE BALANCE OR NOTIONAL BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                  CLASS A-1A AND CLASS A-CS1
                                       ------------------------------------------------
DISTRIBUTION DATE(1)                     0% CPR      10% CPR     25% CPR      50% CPR
-------------------------------------  ---------- -----------  ----------- -----------
Initial Percentage ...................     100%        100%         100%        100%
October 14, 1998 .....................      88          88           88          88
October 14, 1999 .....................      74          74           74          74
October 14, 2000 .....................      60          60           60          60
October 14, 2001 .....................      44          44           44          44
October 14, 2002 .....................      26          26           26          26
October 14, 2003 .....................       5           5            5           5
October 14, 2004 .....................       0           0            0           0
Weighted Average Life (years)(2)  ....    3.47%       3.47%        3.47%       3.46%

------------
(1) Assuming that the 14th day of each of the months indicated is the Distribution Date occurring in such month.
(2) The weighted average life of the Class A-1A and A-CS1 Certificates is determined by (i) multiplying the amount of each distribution or allocation in reduction of Certificate Balance or Notional Balance, respectively, of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions or allocations in reduction of Certificate Balance or Notional Balance, as applicable, referred to in clause (i). The weighted average life data presented above for the Class A-CS1 Certificates is for illustrative purposes only, as the Class A-CS1 Certificates are not entitled to distributions of principal and have no weighted average life.

                    PERCENTAGE OF INITIAL NOTIONAL BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                          CLASS PS-1
                                       ------------------------------------------------
DISTRIBUTION DATE(1)                     0% CPR      10% CPR     25% CPR      50% CPR
-------------------------------------  ---------- -----------  ----------- -----------
Initial Percentage ...................      100%        100%        100%         100%
October 14, 1998......................       99          99          99           99
October 14, 1999 .....................       98          98          98           98
October 14, 2000 .....................       96          96          96           96
October 14, 2001 .....................       95          95          95           95
October 14, 2002 .....................       93          93          93           93
October 14, 2003......................       91          91          91           91
October 14, 2004 .....................       87          87          87           87
October 14, 2005 .....................       85          85          85           85
October 14, 2006 .....................       83          83          83           83
October 14, 2007 .....................       49          49          49           48
October 14, 2008 .....................       41          41          41           41
October 14, 2009 .....................       32          32          32           32
October 14, 2010 .....................       30          30          30           30
October 14, 2011 .....................       28          28          28           27
October 14, 2012 .....................        7           7           6            6
October 14, 2013 .....................        4           4           4            4
October 14, 2014 .....................        4           4           4            4
October 14, 2015 .....................        3           3           3            3
October 14, 2016 .....................        2           2           2            2
October 14, 2017 .....................        1           1           1            1
October 14, 2018 .....................        0           0           0            0
Weighted Average Life (years)(2)  ....    10.91%      10.91%      10.90%       10.89%

------------
(1) Assuming that the 14th day of each of the months indicated is the Distribution Date occurring in such month.
(2) The weighted average life of the Class PS-1 Certificates is determined by (i) multiplying the amount of each allocation in reduction of Notional Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate allocations in reduction of Notional Balance referred to in clause (i). The weighted average life data presented above for the Class PS-1 Certificates is for illustrative purposes only, as the Class PS-1 Certificates are not entitled to distributions of principal and have no weighted average life.

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                  CLASS A-1B
                                   ----------------------------------------
DISTRIBUTION DATE(1)                0% CPR    10% CPR   25% CPR    50% CPR
---------------------------------  -------- ---------  --------- ---------
Initial Percentage ...............    100%      100%       100%      100%
October 14, 1998 .................    100       100        100       100
October 14, 1999 .................    100       100        100       100
October 14, 2000 .................    100       100        100       100
October 14, 2001 .................    100       100        100       100
October 14, 2002 .................    100       100        100       100
October 14, 2003 .................    100       100        100       100
October 14, 2004 .................     66        66         66        66
October 14, 2005..................     44        44         44        44
October 14, 2006..................     20        20         20        19
October 14, 2007..................      0         0          0         0
Weighted Average Life (years)(2)     7.83%     7.82%      7.82%     7.81%

------------
(1) Assuming that the 14th day of each of the months indicated is the Distribution Date occurring in such month.
(2) The weighted average life of the Class A-1B Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                  PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                  CLASS A-1C
                                   ----------------------------------------
DISTRIBUTION DATE(1)                0% CPR    10% CPR   25% CPR    50% CPR
---------------------------------  -------- ---------  --------- ---------
Initial Percentage ...............    100%      100%       100%      100%
October 14, 1998 .................    100       100        100       100
October 14, 1999 .................    100       100        100       100
October 14, 2000 .................    100       100        100       100
October 14, 2001 .................    100       100        100       100
October 14, 2002 .................    100       100        100       100
October 14, 2003 .................    100       100        100       100
October 14, 2004 .................    100       100        100       100
October 14, 2005 .................    100       100        100       100
October 14, 2006..................    100       100        100       100
October 14, 2007..................     22        22         21        19
October 14, 2008..................      2         2          2         2
October 14, 2009..................      0         0          0         0
Weighted Average Life (years)(2)     9.96%     9.95%      9.94%     9.92%

------------
(1) Assuming that the 14th day of each of the months indicated is the Distribution Date occurring in such month.
(2) The weighted average life of the Class A-1C Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                  CLASS A-1D
                                   ----------------------------------------
DISTRIBUTION DATE(1)                0% CPR    10% CPR   25% CPR    50% CPR
---------------------------------  -------- ---------  --------- ---------
Initial Percentage ...............     100%      100%      100%       100%
October 14, 1998 .................     100       100       100        100
October 14, 1999 .................     100       100       100        100
October 14, 2000 .................     100       100       100        100
October 14, 2001 .................     100       100       100        100
October 14, 2002 .................     100       100       100        100
October 14, 2003 .................     100       100       100        100
October 14, 2004 .................     100       100       100        100
October 14, 2005 .................     100       100       100        100
October 14, 2006..................     100       100       100        100
October 14, 2007..................     100       100       100        100
October 14, 2008..................     100       100       100        100
October 14, 2009..................      39        39        38         37
October 14, 2010..................      19        19        19         19
October 14, 2011..................       4         4         4          4
October 14, 2012..................       0         0         0          0
Weighted Average Life (years)(2)     12.20%    12.19%    12.19%     12.18%

------------
(1) Assuming that the 14th day of each of the months indicated is the Distribution Date occurring in such month.
(2) The weighted average life of the Class A-1D Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                  PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                  CLASS A-1E
                                   ----------------------------------------
DISTRIBUTION DATE(1)                0% CPR    10% CPR   25% CPR    50% CPR
---------------------------------  -------- ---------  --------- ---------
Initial Percentage ...............     100%      100%      100%       100%
October 14, 1998 .................     100       100       100        100
October 14, 1999 .................     100       100       100        100
October 14, 2000 .................     100       100       100        100
October 14, 2001 .................     100       100       100        100
October 14, 2002 .................     100       100       100        100
October 14, 2003 .................     100       100       100        100
October 14, 2004 .................     100       100       100        100
October 14, 2005 .................     100       100       100        100
October 14, 2006..................     100       100       100        100
October 14, 2007..................     100       100       100        100
October 14, 2008..................     100       100       100        100
October 14, 2009..................     100       100       100        100
October 14, 2010..................     100       100       100        100
October 14, 2011..................     100       100       100        100
October 14, 2012..................       0         0         0          0
Weighted Average Life (years)(2)     14.36%    14.36%    14.36%     14.36%

------------
(1) Assuming that the 14th day of each of the months indicated is the Distribution Date occurring in such month.
(2) The weighted average life of the Class A-1E Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                  CLASS A-2
                                   ----------------------------------------
DISTRIBUTION DATE(1)                0% CPR    10% CPR   25% CPR    50% CPR
---------------------------------  -------- ---------  --------- ---------
Initial Percentage ...............     100%      100%      100%       100%
October 14, 1998 .................     100       100       100        100
October 14, 1999 .................     100       100       100        100
October 14, 2000 .................     100       100       100        100
October 14, 2001 .................     100       100       100        100
October 14, 2002 .................     100       100       100        100
October 14, 2003 .................     100       100       100        100
October 14, 2004 .................     100       100       100        100
October 14, 2005 .................     100       100       100        100
October 14, 2006..................     100       100       100        100
October 14, 2007..................     100       100       100        100
October 14, 2008..................     100       100       100        100
October 14, 2009..................     100       100       100        100
October 14, 2010..................     100       100       100        100
October 14, 2011..................     100       100       100        100
October 14, 2012..................       0         0         0          0
Weighted Average Life (years)(2)     14.66%    14.66%    14.65%     14.65%

------------
(1) Assuming that the 14th day of each of the months indicated is the Distribution Date occurring in such month.
(2) The weighted average life of the Class A-2 Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                  PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                  CLASS A-3
                                   ----------------------------------------
DISTRIBUTION DATE(1)                0% CPR    10% CPR   25% CPR    50% CPR
---------------------------------  -------- ---------  --------- ---------
Initial Percentage ...............     100%      100%      100%       100%
October 14, 1998 .................     100       100       100        100
October 14, 1999 .................     100       100       100        100
October 14, 2000 .................     100       100       100        100
October 14, 2001 .................     100       100       100        100
October 14, 2002 .................     100       100       100        100
October 14, 2003 .................     100       100       100        100
October 14, 2004 .................     100       100       100        100
October 14, 2005 .................     100       100       100        100
October 14, 2006..................     100       100       100        100
October 14, 2007..................     100       100       100        100
October 14, 2008..................     100       100       100        100
October 14, 2009..................     100       100       100        100
October 14, 2010..................     100       100       100        100
October 14, 2011..................     100       100       100        100
October 14, 2012..................       0         0         0          0
Weighted Average Life (years)(2)     14.81%    14.80%    14.79%     14.77%

------------
(1) Assuming that the 14th day of each of the months indicated is the Distribution Date occurring in such month.
(2) The weighted average life of the Class A-3 Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                  CLASS A-4
                                   ----------------------------------------
DISTRIBUTION DATE(1)                0% CPR    10% CPR   25% CPR    50% CPR
---------------------------------  -------- ---------  --------- ---------
Initial Percentage ...............     100%      100%      100%       100%
October 14, 1998 .................     100       100       100        100
October 14, 1999 .................     100       100       100        100
October 14, 2000 .................     100       100       100        100
October 14, 2001 .................     100       100       100        100
October 14, 2002 .................     100       100       100        100
October 14, 2003 .................     100       100       100        100
October 14, 2004 .................     100       100       100        100
October 14, 2005 .................     100       100       100        100
October 14, 2006..................     100       100       100        100
October 14, 2007..................     100       100       100        100
October 14, 2008..................     100       100       100        100
October 14, 2009..................     100       100       100        100
October 14, 2010..................     100       100       100        100
October 14, 2011..................     100       100       100        100
October 14, 2012..................       0         0         0          0
Weighted Average Life (years)(2)     14.95%    14.93%    14.91%     14.89%

------------
(1) Assuming that the 14th day of each of the months indicated is the Distribution Date occurring in such month.
(2) The weighted average life of the Class A-4 Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                  PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                  CLASS A-5
                                   ----------------------------------------
DISTRIBUTION DATE(1)                0% CPR    10% CPR   25% CPR    50% CPR
---------------------------------  -------- ---------  --------- ---------
Initial Percentage ...............     100%      100%      100%       100%
October 14, 1998 .................     100       100       100        100
October 14, 1999 .................     100       100       100        100
October 14, 2000 .................     100       100       100        100
October 14, 2001 .................     100       100       100        100
October 14, 2002 .................     100       100       100        100
October 14, 2003 .................     100       100       100        100
October 14, 2004 .................     100       100       100        100
October 14, 2005 .................     100       100       100        100
October 14, 2006..................     100       100       100        100
October 14, 2007..................     100       100       100        100
October 14, 2008..................     100       100       100        100
October 14, 2009..................     100       100       100        100
October 14, 2010..................     100       100       100        100
October 14, 2011..................     100       100       100        100
October 14, 2012..................       0         0         0          0
Weighted Average Life (years)(2)     14.97%    14.97%    14.97%     14.96%

------------
(1) Assuming that the 14th day of each of the months indicated is the Distribution Date occurring in such month.
(2) The weighted average life of the Class A-5 Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                   PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                  CLASS A-6
                                   ----------------------------------------
DISTRIBUTION DATE(1)                0% CPR    10% CPR   25% CPR    50% CPR
---------------------------------  -------- ---------  --------- ---------
Initial Percentage ...............     100%      100%      100%       100%
October 14, 1998 .................     100       100       100        100
October 14, 1999 .................     100       100       100        100
October 14, 2000 .................     100       100       100        100
October 14, 2001 .................     100       100       100        100
October 14, 2002 .................     100       100       100        100
October 14, 2003 .................     100       100       100        100
October 14, 2004 .................     100       100       100        100
October 14, 2005 .................     100       100       100        100
October 14, 2006..................     100       100       100        100
October 14, 2007..................     100       100       100        100
October 14, 2008..................     100       100       100        100
October 14, 2009..................     100       100       100        100
October 14, 2010..................     100       100       100        100
October 14, 2011..................     100       100       100        100
October 14, 2012..................       0         0         0          0
Weighted Average Life (years)(2)     14.97%    14.97%    14.97%     14.97%

------------
(1) Assuming that the 14th day of each of the months indicated is the Distribution Date occurring in such month.
(2) The weighted average life of the Class A-6 Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                  PERCENTAGE OF INITIAL CERTIFICATE BALANCE
              OUTSTANDING AT THE RESPECTIVE CPRS SET FORTH BELOW

                                                  CLASS A-7
                                   ----------------------------------------
DISTRIBUTION DATE(1)                0% CPR    10% CPR   25% CPR    50% CPR
---------------------------------  -------- ---------  --------- ---------
Initial Percentage ...............     100%      100%      100%       100%
October 14, 1998 .................     100       100       100        100
October 14, 1999 .................     100       100       100        100
October 14, 2000 .................     100       100       100        100
October 14, 2001 .................     100       100       100        100
October 14, 2002 .................     100       100       100        100
October 14, 2003 .................     100       100       100        100
October 14, 2004 .................     100       100       100        100
October 14, 2005 .................     100       100       100        100
October 14, 2006..................     100       100       100        100
October 14, 2007..................     100       100       100        100
October 14, 2008..................     100       100       100        100
October 14, 2009..................     100       100       100        100
October 14, 2010..................     100       100       100        100
October 14, 2011..................     100       100       100        100
October 14, 2012..................       0         0         0          0
Weighted Average Life (years)(2)     14.97%    14.97%    14.97%     14.97%

------------
(1) Assuming that the 14th day of each of the months indicated is the Distribution Date occurring in such month.
(2) The weighted average life of the Class A-7 Certificates is determined by (i) multiplying the amount of each distribution in reduction of Certificate Balance of such Class by the number of years from the date of determination to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the aggregate distributions in reduction of Certificate Balance referred to in clause (i).

                     THE POOLING AND SERVICING AGREEMENT

GENERAL

   The Certificates will be issued pursuant to a Pooling and Servicing Agreement to be dated as of October 24, 1997 (the "Pooling and Servicing Agreement"), by and among the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent.

   Reference is made to the Prospectus for important information in addition to that set forth herein regarding the terms of the Pooling and Servicing Agreement and terms and conditions of the Offered Certificates. The Depositor will provide to a prospective or actual holder of an Offered Certificate without charge, upon written request, a copy (without exhibits) of the Pooling and Servicing Agreement. Requests should be addressed to Asset Securitization Corporation, 2 World Financial Center, Building B, New York, New York 10281-1198.

ASSIGNMENT OF THE MORTGAGE LOANS

   On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans (including all payments due thereon after the Cut-off Date but excluding interest accrued prior to the 17th day preceding the first Due Date following the Cut-off
Date), without recourse, to the Trustee for the benefit of the holders of Certificates. On or prior to the Closing Date, the Depositor will deliver to the Trustee, with respect to each Mortgage Loan, certain documents and instruments including, among other things, the following: (i) the original Mortgage Note endorsed in blank and delivered to the Trustee, (ii) the original mortgage or counterpart thereof; (iii) the assignment of the mortgage in recordable form in favor of the Trustee; (iv) if applicable, preceding assignments of mortgages; (v) the related security agreement, if applicable, (vi) to the extent not contained in the Mortgages, the original assignments of leases and rents or counterpart thereof; (vii) if applicable, the original assignments of assignments of leases and rents to the Trustee;
(viii) if applicable, preceding assignments of assignments of leases and rents; (ix) where applicable, a certified copy of the UCC-1 Financing Statements, if any, including UCC-3 continuation statements and UCC-3 assignments; (x) the original loan agreements; and (xi) the original lender's title insurance policy (or marked commitments to insure). The Trustee will hold such documents in trust for the benefit of the holders of Certificates. The Trustee is obligated to review such documents for each Mortgage Loan within 45 days after the later of delivery or the Closing Date and report any missing documents or certain types of defects therein to the Depositor.

REPRESENTATIONS AND WARRANTIES; REPURCHASE

   In the Pooling and Servicing Agreement, the Depositor will assign the representations and warranties made by the Mortgage Loan Seller to the Depositor in the Mortgage Loan Purchase and Sale Agreement to the Trustee for the benefit of Certificateholders. In the Mortgage Loan Purchase and Sale Agreement, the Mortgage Loan Seller will represent and warrant, among other things, that (subject to certain exceptions specified in the Mortgage Loan Purchase and Sale Agreement), as of the Closing Date (unless otherwise specified):

     (i) immediately prior to the sale, transfer and assignment to the Depositor, each related Note and Mortgage were not subject to an assignment or pledge, and the Mortgage Loan Seller has good title to, and is the sole owner of, each Mortgage Loan;

     (ii) the Mortgage Loan Seller has full right and the authority to sell, assign and transfer such Mortgage Loan;

     (iii) the Mortgage Loan Seller is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan;

     (iv) each related Note, Mortgage, Assignment of Leases and Rents (if any) and other agreement executed in connection with such Mortgage Loan are legal, valid and binding obligations of the related borrower, enforceable in accordance with their terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors rights generally, or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim, or right of recision available to the related Borrower with respect to such Note, Mortgage and other agreements;

     (v) each related Assignment of Leases and Rents, if any, creates a valid, collateral or first priority assignment of, or a valid first priority security interest in, certain rights under the related leases, subject only to a license granted to the related borrower to exercise certain rights and to perform certain obligations of the lessor under such leases, including the right to operate the related Mortgaged Property; no person other than the related borrower owns any interest in any payments due under such leases that is superior to or of equal priority with the mortgagee's interest therein;

     (vi) each related assignment of Mortgage from the Mortgage Loan Seller to the Depositor, and any related Reassignment of Assignment of Leases and Rents, if any, or assignment of any other agreement executed in connection with such Mortgage Loan, from the Mortgage Loan Seller to the Depositor constitutes the legal, valid and binding assignment from the Mortgage Loan Seller to the Depositor except as such enforcement may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or other laws relating to or affecting creditor's rights generally, or by general principles or equity (regardless of whether such enforcement is considered in a proceeding in equity or law);

     (vii) since origination, and except as set forth in the related mortgage file, such Mortgage Loan has not been waived, modified, altered, satisfied, canceled, subordinated or rescinded and, each related Mortgaged Property has not been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage;

     (viii) each related Mortgage is a valid and enforceable first lien on the related Mortgaged Property, except with respect to the Comsat Junior Loan which is a second lien on the related Mortgaged Property, and such Mortgaged Property (subject to the matters discussed in clause (xi) below) is free and clear of any mechanics' and materialmen's liens which are prior to or equal with the lien of the related Mortgage, except those which are insured against by a lender's title insurance policy (as set forth in the Mortgage Loan Purchase and Sale Agreement);

     (ix) the Mortgage Loan Seller has not taken any action that would cause the representations and warranties made by each related borrower in the Mortgage Loan not to be true;

     (x) the Mortgage Loan Seller has no knowledge that the representations and warranties made by each related borrower in such Mortgage Loan are not true in any material respect;

     (xi) except with respect to the Mortgage Loan secured by the Mortgaged Property known as the Westin Casuarina Resort Property, which has a Certificate of Title from the Grand Cayman Island government, the lien of each related Mortgage is insured by an ALTA lender's title insurance policy (or a binding commitment therefor), or its equivalent as adopted in the applicable jurisdiction, insuring the Mortgage Loan Seller, its successors and assigns, as to a valid and perfected first priority security interest in the related Mortgaged Property and the first priority lien of the Mortgage in the original principal amount of such Mortgage Loan (as set forth on the Mortgage Loan Schedule which is an exhibit to the Pooling and Servicing Agreement) after all advances of principal, subject only to (a) the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record, none of which, individually or in the aggregate, materially interferes with the current use of the Mortgaged Property or the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property and (c) the exceptions (general and specific) set forth in such lender's title insurance policy, none of which, individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage or with the borrower's ability to pay its obligations when they become due or the value of the Mortgaged Property; the Mortgage Loan Seller or its successors or assigns is the sole named insured of such policy; such policy is assignable to the Depositor without the consent of or any notification to the insurer, and is in full force and effect upon the consummation of the transactions contemplated by the Mortgage Loan Purchase and Sale Agreement; no claims have been made under such policy and the Mortgage Loan Seller has not done anything, by act or omission, and the Mortgage Loan Seller has no knowledge of any matter, which would impair or diminish the coverage of such policy; to the extent required by applicable law the insurer issuing such policy is qualified to do business in the jurisdiction in which the related Mortgaged Properties are located;

     (xii) except with respect to the mortgage loan that includes the Westin Casuarina Resort Property Participation, the proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder and it covenants that it will not make any future advances under the Mortgage Loan to the related borrower;

      (xiii) each related Mortgaged Property is free of any material damage that would affect materially and adversely the value of such Mortgaged Property as security for the Mortgage Loan and is in good repair and there is no proceeding pending for the total or, except with respect to the Kmart Credit Lease Loan secured by the Mortgaged Property located in Monroe Township, New Jersey, partial condemnation of such Mortgaged Property;

     (xiv) each of the related borrowers (and in the case of certain loans, each of the operators of the healthcare facilities) is in possession of all material licenses, permits and other authorizations necessary and required by all applicable laws for the conduct of its business; all such licenses, permits and authorizations are valid and in full force and effect; and if a related Mortgaged Property is improved by a healthcare facility, the most recent inspection or survey by governmental authorities having jurisdiction in connection with such licenses, permits and authorizations did not cite such Mortgaged Property for material violations (which shall include only "Level A" violations or the equivalent, in the case of skilled nursing facilities, that have not been cured);

     (xv) the Mortgage Loan Seller or, to the best of the Mortgage Loan Seller's knowledge, Bloomfield and CSFB, has inspected or caused to be inspected each related Mortgaged Property within the past twelve months preceding the Cut-off Date or within one month of origination of the Mortgage Loan;

     (xvi) such Mortgage Loan does not have a shared appreciation feature, other contingent interest feature or, except with respect to the Comsat Junior Loan, negative amortization;

     (xvii) except with respect to the Westin Casuarina Resort Participation, such Mortgage Loan is a whole loan and no other party holds a participation interest in the Mortgage Loan;

     (xviii) (A) the Mortgage Rate (exclusive of any default interest or yield maintenance charges) of such Mortgage Loan complied as of the date of origination with, or is exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury; any and all other requirements of any federal, state or local laws, including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to such Mortgage Loan have been complied with as of the date of origination of such Mortgage Loan or (B) the Mortgage Loan Seller has received an opinion to such effect;

     (xix) (A) with respect to each Mortgage Loan originated by the Mortgage Loan Seller, no fraudulent acts were committed by the Mortgage Loan Seller during the origination process of such Mortgage Loan and the origination, servicing and collection of each Mortgage Loan is in all respects legal, proper and prudent in accordance with customary industry standards and (B) with respect to each Mortgage Loan originated by Bloomfield, Bostonia or CSFB, to the best of the Mortgage Loan Seller's knowledge, no fraudulent acts were committed by Bloomfield, Bostonia or CSFB during the origination process of such Mortgage Loan and to the best of the Mortgage Loan Seller's knowledge, the origination, servicing and collection of each Mortgage Loan is in all respects legal, proper and prudent in accordance with customary industry standards;

     (xx) all taxes and governmental assessments that prior to the Closing Date became due and owing in respect of each related Mortgaged Property have been paid, or an escrow of funds in an amount sufficient to cover such payments has been established;

     (xxi) all escrow deposits and payments required pursuant to the Mortgage Loan are in the possession, or under the control, of the Mortgage Loan Seller or its agent and there are no deficiencies in connection therewith;

     (xxii) to the extent required under applicable law, as of the Cut-off Date, the Mortgage Loan Seller was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located at all times when it held the Mortgage Loan;

     (xxiii) except with respect to the Mortgaged Properties known as the Builders Square Properties, the Super Kmart Property, the Kmart Plaza Shopping Center Property and the Walgreens Property, which are self-insured by the related tenant, each related Mortgaged Property is insured by a fire and extended perils insurance policy, issued by an insurer meeting the requirements of the Mortgage Loans, in an amount not less than the replacement cost and the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property; each related Mortgaged Property is also covered by business interruption insurance and comprehensive general liability insurance in amounts generally required by institutional lenders for similar properties; all premiums on such insurance policies required to be paid as of the date hereof have been paid; such insurance policies require prior notice to the insured of termination or cancellation, and no such notice has been received; each related Mortgage obligates the related borrower to maintain all such insurance and, at such borrower's failure to do so, authorizes the mortgagee to maintain such insurance at the borrower's cost and expense and to seek reimbursement therefor from such borrower;

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     (xxiv) there is no default, breach, violation or event of acceleration existing under the related Mortgage or the related Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would and does constitute a default, breach, violation or event of acceleration;

     (xxv) such Mortgage Loan has not been 30 or more days delinquent since origination and as of the Cut-off Date was not delinquent;

     (xxvi) each related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial or, if applicable, non-judicial foreclosure, and there is no exemption available to the borrower which would interfere with such right to foreclose;

     (xxvii) in each related Mortgage or Loan Agreement, the related borrower represents and warrants that it has not used, caused or permitted to exist and will not use, cause or permit to exist on the related Mortgaged Property any Hazardous Materials in any manner which violates federal, state or local laws, ordinances, regulations, orders, directives or policies governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials; the related borrower agrees to indemnify, defend and hold the mortgagee and its successors and assigns harmless from and against any and all losses, liabilities, damages, injuries, penalties, fines, expenses, and claims of any kind whatsoever (including attorneys' fees and costs) paid, incurred or suffered by, or asserted against, any such party resulting from a breach of any representation, warranty or covenant given by the borrower in such Mortgage or Loan Agreement. A Phase I environmental report was conducted by a reputable environmental engineer in connection with such Mortgage Loan, which report, except as otherwise disclosed herein did not indicate any material non-compliance or material existence of Hazardous Materials. To the best of the Mortgage Loan Seller's knowledge, each related Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to environmental hazards, and no notice of violation of such laws has been issued by any governmental agency or authority; the Mortgage Loan Seller has not taken any action which would cause the related Mortgaged Property not to be in compliance with all federal, state and local laws pertaining to environmental hazards;

     (xxviii) each related Mortgage or Loan Agreement contains provisions for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the prior written consent of the mortgagee or the satisfaction of certain conditions, the related Mortgaged Property, or any interest therein, is directly or indirectly transferred or sold, or encumbered in connection with subordinate financing;

     (xxix) (1) the Mortgage Loan is directly secured by a Mortgage on commercial real property or multifamily residential real property, and (2) the fair market value of such real property, as evidenced by an MAI appraisal conducted within 12 months of the origination of the Mortgage Loan, was at least equal to 80% of the principal amount of the Mortgage Loan (a) at origination (or if the Mortgage Loan has been modified in a manner that constituted a deemed exchange under Section 1001 of the Code at a time when the Mortgage Loan was not in default or default with respect thereto was not reasonably foreseeable, the date of the last such modification) or (b) at the Closing Date; provided that the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan (unless such senior lien also secures a Mortgage Loan, in which event the computation described in (a) and (b) shall be made on an aggregated basis) and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in (a) and (b) shall be made on an aggregate basis);

     (xxx) except with respect to the Mortgage Loans secured by the Mortgaged Properties known as Loeb-Riverview Center and Security Square Mall neither the Mortgage Loan Seller nor any affiliate thereof has any obligation or right to make any capital contribution to any borrower under a Mortgage Loan, other than contributions made on or prior to the Closing Date; and

     (xxxi) with respect to each Mortgaged Property where a material portion of the estate of the related borrower therein is a leasehold estate and the fee interest of the ground lessor is not subject and subordinate to the related Mortgage, that

        (A) The ground lease or a memorandum regarding it has been duly recorded. The ground lease permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related

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       Mortgaged Property by such lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage. There has been no material change in the terms of such ground lease since its recordation, except by written instruments, all of which are included in the related Mortgage File;

        (B) Except with respect to the Mortgaged Property known as the Westin Casuarina Resort Property, the lessor under such ground lease has agreed in writing and included in the related Mortgage File that the ground lease may not be amended, modified, canceled or terminated without the prior written consent of the mortgagee and that any such action without such consent is not binding on the mortgagee, its successors or assigns;

        (C) The ground lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by the mortgagee) that extends not less than 10 years beyond the stated maturity of the related Mortgage Loan;

        (D) The ground lease is prior to any mortgage or other lien upon the related fee interest and the landlord has not entered into an agreement to subordinate the ground lease to future mortgages or liens on the fee interest;

        (E) Except with respect to the Mortgaged Property known as Roseburg Valley Mall Property, which requires landlord's consent, the ground lease is assignable to the mortgagee under the leasehold estate and its assigns (subject, in some cases, to a requirement that any such assign be an institutional lender) without the consent of the lessor thereunder;

        (F) As of the date of execution and delivery, the ground lease is in full force and effect and no default has occurred, nor is there any existing condition which, but for the passage of time or giving of notice, would result in a default under the terms of the ground lease;

        (G) Except with respect to the Mortgaged Property known as the Westin Casuarina Resort Property, the ground lease or ancillary agreement between the lessor and the lessee requires the lessor to give notice of any default by the lessee to the mortgagee;

        (H) Except with respect to the Mortgaged Property known as the Westin Casuarina Resort Property, a mortgagee is permitted a reasonable opportunity to cure any default under the ground lease which is curable after the receipt of notice of any default before the lessor may terminate the ground lease. All rights of the mortgagee under the ground lease and the related Mortgage (insofar as it relates to the ground lease) may be exercised by or on behalf of the mortgagee;

        (I) The ground lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by an institutional investor. The lessor is not permitted to disturb the possession, interest or quiet enjoyment of any subtenant of the lessee in the relevant portion of the Mortgaged Property subject to the ground lease for any reason, or in any manner, which would adversely affect the security provided by the related Mortgage;

        (J) Any related insurance proceeds or condemnation award (other than in respect of a total or substantially total loss or taking) will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or, if permitted by the related ground lease, to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest, except that in the case of condemnation awards, the ground lessor is entitled to an amount of such award generally based on the value of the unimproved land taken;

        (K) Under the terms of the ground lease and the related Mortgage, any related insurance proceeds, or condemnation award in respect of a total or substantially total loss or taking of the related Mortgaged Property will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest (except where contrary to applicable law or in cases where a different allocation would not be viewed as commercially unreasonable by any institutional investor, taking into account the relative duration of the ground lease and the related Mortgage and the ratio of the market value of the related Mortgage property to the outstanding principal balance of such Mortgage Loan, and except that certain ground leases may require insurance proceeds to be applied to the restoration of the property in respect of casualties occurring prior to a specified time before the expiration of the ground lease). Until the principal balance and accrued interest rate are paid in full, neither the lessee nor the lessor under the ground lease will have the option to terminate or modify the ground lease without prior written consent of the mortgagee as a result of any casualty or partial condemnation, except to provide for an abatement of the rent;

        (xxxii) with respect to each Mortgage Loan originated by Bloomfield that

        (A) such Mortgage Loan was underwritten in accordance with standards established by the Mortgage Loan Seller, using application forms and related credit documents approved by the Mortgage Loan Seller;

        (B) the Mortgage Loan Seller approved each application and related credit documents before a commitment by Bloomfield was issued, and no such commitment was issued until the Mortgage Loan Seller agreed to fund such loan;

        (C) the closing documents for such Mortgage Loan were prepared on forms approved by the Mortgage Loan Seller, and reflect the Mortgage Loan Seller as the successor and assign to Bloomfield; and

        (D) such loan was actually funded by the Mortgage Loan Seller, and was assigned to the Mortgage Loan Seller at the closing;

     (xxxiii) With respect to each Mortgage Loan secured by a Credit Lease:

        (A) The rental payments under the Credit Lease are equal to or greater than the payments due under the loan documents, and are payable without notice or demand, and without setoff, counterclaim, recoupment, abatement, reduction or defense.

        (B) Except with respect to the Cablevision Credit Lease, the Comsat Credit Leases and the Kmart Credit Leases, the obligations of Tenant under the Credit Lease, including, but not limited to, the obligation of Tenant to pay fixed and additional rent, are not affected by reason of any damage to or destruction of any portion of the leased property; any taking of the leased property or any part thereof by condemnation or otherwise; or any prohibition, limitation, interruption, cessation, restriction, prevention or interference of Tenant's use, occupancy or enjoyment of the leased property, except that the Credit Lease may permit a lease termination in any such event if notice by Tenant of such termination is accompanied by the exercise of an option to purchase the Mortgaged Property for at least the principal balance of the Mortgage Loan plus accrued interest.

        (C) Landlord does not have any monetary obligations under the Lease, and every monetary obligation associated with managing, owning, developing and operating the leased property, including, but not limited to, the costs associated with utilities, taxes, insurance, maintenance and repairs is an obligation of Tenant.

        (D) Except with respect to the Kmart Credit Lease Loan secured by the Mortgaged Property located in Monroe Township, New Jersey, the Landlord does not have any continuing nonmonetary obligations under the Credit Lease, the performance of which would involve a material expediture of funds.

        (E) Landlord has not made any false representation or warranty under the Credit Lease that would impose any material monetary obligation upon Landlord or result in the termination of the Credit Lease.

        (F) Tenant cannot terminate the Credit Lease for any reason, prior to the payment in full of or the payment of funds sufficient to pay in full: (a) the principal balance of the loan; (b) all accrued and unpaid interest on the loan; and (c) any other sums due and payable under the loan, as of the termination date, except for a default by Landlord under the Credit Lease.

        (G) In the event Tenant assigns or sublets the leased property, Tenant remains primarily obligated under the Credit Lease.

        (H) Tenant has agreed to indemnify Landlord from any claims of any nature arising as a result of any hazardous material affecting the leased property caused by Tenant and arising after commencement of the Credit Lease.

     (xxxiv) With respect to each Mortgaged Property improved by a hotel (except with respect to the Hotel Property known as the Westin Casuarina Resort Property) or a healthcare facility, the Seller has, filed and/or recorded (or sent for filing and/or recording on the closing date of the related Mortgage Loan), Uniform Commercial Code financing statements on all furniture, fixtures, equipment and all other personal property used in the operation of the hotel;

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      (xxxv) The Mortgage Loan documents for each Mortgage Loan having a
    Cut-off Date Principal Balance in excess of $25,000,000 requires that the Board of Directors of the borrower, its corporate general partner, or managing member, as applicable, include an independent director; and

     (xxxvi) The rent due under the ground lease for the Westin Casuarina Resort Property has been fully paid for the full term of the lease.

   The Pooling and Servicing Agreement requires that the Servicer, the Special Servicer or the Trustee notify the Mortgage Loan Seller and the Depositor upon its becoming aware of (a) any breach of any representation or warranty contained in clauses (i), (ii), (iii), (iv), (v), (vi), (vii),
(viii), (ix), (xi), (xii), (xv), (xvi), (xvii), (xviii), (xix), (xx), (xxiv) or (xxix) and (b) any breach of any representation or warranty contained in clauses (x), (xiii), (xiv), (xxi), (xxii), (xxiii), (xxv), (xxvi), (xxvii), (xxviii), (xxx), (xxxi), (xxxii), (xxxiii), (xxxiv), (xxxv) or (xxxvi) that materially and adversely affects the value of such Mortgage Loan or the interests of the holders of the Certificates therein. The Mortgage Loan Purchase and Sale Agreement provides that, with respect to any such Mortgage Loan, within 90 days after notice from the Servicer, the Special Servicer or the Trustee, the Mortgage Loan Seller shall either (a) repurchase such Mortgage Loan at an amount equal to (i) the outstanding principal balance of the Mortgage Loan as of the Due Date as to which a payment was last made by the borrower (less any P&I Advances previously made on account of principal),
(ii) accrued interest up to the Due Date in the month following the month in which such repurchase occurs (less P&I Advances previously made on account of interest), (iii) the amount of any unreimbursed Advances (with interest thereon) and any unreimbursed servicing compensation relating to such Mortgage Loan and (iv) any expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation (such price the "Repurchase Price") or (b) promptly cure such breach in all material respects, provided, however, that in the event that such breach is capable of being cured, as determined by the Servicer, but not within such 90-day period and the Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such breach, the Mortgage Loan Seller will have an additional 90 days to complete such cure; provided, further, that with respect to such additional 90-day period the Mortgage Loan Seller shall have delivered an officer's certificate to the Trustee and the Servicer setting forth the reason such breach is not capable of being cured within the initial 90-day period and what actions the Mortgage Loan Seller is pursuing in connection with the cure thereof and stating that the Mortgage Loan Seller anticipates that such breach will be cured within the additional 90-day period; and, provided, further, that in the event the Mortgage Loan Seller fails to cure such breach within such additional 90-day period, the Repurchase Price shall include interest on any Advances made in respect of the related Mortgage Loan during such period.

   Notwithstanding the foregoing, upon discovery by the Trustee, any custodian for the Trustee, the Servicer or Special Servicer of a breach of a representation or warranty that causes any Mortgage Loan not to be a "qualified mortgage" within the meaning of the REMIC provisions of the Code, such person shall give prompt notice thereof to the Depositor and within 90 days after such discovery, if such breach cannot be cured within such period, the Depositor shall purchase, or cause the Mortgage Loan Seller to purchase, such Mortgage Loan from the Trust Fund at the Repurchase Price.

   The obligations of the Mortgage Loan Seller to repurchase or cure constitute the sole remedies available to holders of Certificates or the Trustee for a breach of a representation or warranty by the Mortgage Loan Seller with respect to a Mortgage Loan. None of the Depositor (except as described in the previous paragraph), the Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be obligated to purchase a Mortgage Loan if the Mortgage Loan Seller defaults on its obligation to repurchase or cure, and no assurance can be given that the Mortgage Loan Seller will fulfill such obligations. No assurance can be given that the Depositor will perform any obligation to cure or repurchase a Mortgage Loan for a breach of any representation referred to in the second preceding paragraph. If such obligation is not met, as to a Mortgage Loan that is not a "qualified mortgage," the Upper-Tier REMIC and Lower-Tier REMIC may be disqualified. However, with respect to the Mortgage Loans acquired by the Mortgage Loan Seller from Bloomfield, the Mortgage Loan Seller will also assign to the Depositor, and the Depositor will further assign to the Trustee, the Mortgage Loan Seller's rights and remedies against Bloomfield in respect of the representations and warranties made by Bloomfield in its purchase and sale agreement with the Mortgage Loan Seller (the "Bloomfield Purchase Agreement"), except that the Trustee will be required to reassign such rights and remedies to the Mortgage Loan Seller as to individual Mortgage Loans repurchased by the Mortgage Loan Seller.

SERVICING OF THE MORTGAGE LOANS; COLLECTION OF PAYMENTS

   The Pooling and Servicing Agreement requires the Servicer and Special Servicer to service and administer the Mortgage Loans on behalf of the Trust Fund solely in the best interests of and for the benefit of all of the holders of

Certificates (as determined by the Servicer or Special Servicer in the exercise of its reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the Mortgage Loans and to the extent not inconsistent with the foregoing, in the same manner in which, and with the same care, skill, prudence and diligence with which, it (a) services and administers similar mortgage loans comparable to the Mortgage Loans and held for other third party portfolios or (b) administers mortgage loans for its own account, whichever standard is higher, but without regard to (i) any known relationship that the Servicer or Special Servicer, or an affiliate of the Servicer or Special Servicer, may have with the borrowers or any other party to the Pooling and Servicing Agreement; (ii) the ownership of any Certificate by the Servicer or Special Servicer or any affiliate of the Servicer or Special Servicer, as applicable; (iii) the Servicer's or Special Servicer's obligation to make Advances or to incur servicing expenses with respect to the Mortgage Loans; (iv) the Servicer's or Special Servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction; or (v) the ownership, or servicing or management for others, by the Servicer or Special Servicer of any other mortgage loans or property (the "Servicing Standard"). The Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys. The Pooling and Servicing Agreement provides, however, that neither the Servicer, the Special Servicer nor any of their respective directors, officers, employees or agents shall have any liability to the Trust Fund or the Certificateholders for taking any action or refraining from taking an action in good faith, or for errors in judgment. The foregoing provision would not protect the Servicer or the Special Servicer for the breach of its representations or warranties in the Pooling and Servicing Agreement, the breach of certain specified covenants therein or any liability by reason of willful misconduct, bad faith, fraud or negligence in the performance of its duties or by reason of its reckless disregard of obligations or duties under the Pooling and Servicing Agreement.

   The Pooling and Servicing Agreement requires the Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans. Consistent with the above, the Servicer or Special Servicer may, in its discretion, waive any late payment charge in connection with any delinquent Monthly Payment or Balloon Payment with respect to any Mortgage Loan. With respect to the ARD Loans, the Servicer and Special Servicer will be directed in the Pooling and Servicing Agreement not to take any enforcement action with respect to payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment prior to the final maturity date. The Pooling and Servicing Agreement provides that if a Mortgage Loan provides that the lender may in its discretion apply certain amounts to a prepayment of principal (e.g., by applying casualty or condemnation proceeds or funds escrowed improvements not completed by the required date) prior to the expiration of the related Lock-out Period, the Special Servicer cannot consent to such a prepayment unless the Special Servicer has first received the consent of the Servicer or the holders of 66 2/3% of the Voting Rights of the Certificates responding to a solicitation of their consent. With respect to any Specially Serviced Mortgage Loan, subject to the restrictions set forth below under "--Realization Upon Mortgage Loans," the Special Servicer will be entitled to pursue any of the remedies set forth in the related Mortgage, including the right to acquire, through foreclosure, all or any of the Mortgaged Properties securing such Mortgage Loan. The Servicer or Special Servicer may elect to extend a Mortgage Loan (subject to conditions described herein) notwithstanding its decision to foreclose on certain of the Mortgaged Properties.

ADVANCES

   The Servicer will be obligated to advance, on the business day immediately preceding a Distribution Date (the "Servicer Remittance Date") an amount (each such amount, a "P&I Advance") equal to the amount not received in respect of the Monthly Payment, Assumed Monthly Payment or Minimum Defaulted Monthly Payment on a Mortgage Loan (with interest at the Mortgage Pass-Through Rate) that was delinquent as of the close of business on the immediately preceding Due Date (and which delinquent payment has not been cured as of the Servicer Remittance Date), or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Monthly Payment or portion thereof not received that was due prior to the maturity date provided, however, the Servicer will not be required to make an Advance to the extent it determines that such advance would not be ultimately recoverable from late payments, net insurance proceeds, net liquidation proceeds and other collections with respect to the related Mortgage Loan. P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled thereto, rather than to guarantee or insure against losses. The Servicer will not be required or permitted to make a P&I Advance for Excess Interest or Default Interest. The amount required to be advanced in respect of delinquent Monthly Payments, Assumed Scheduled Payments or Minimum Defaulted Monthly

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Payments on a Mortgage Loan that has been subject to an Appraisal Reduction
Event will equal the product of (a) the amount that would be required to be advanced by the Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan (as of the last day of the related Collection Period) less any Appraisal Reduction Amounts thereof and the denominator of which is the Stated Principal Balance (as of the last day of the related Collection Period). In addition, and without duplication, the Servicer will
(i) make only one P&I Advance in respect of each Mortgage Loan for the benefit of the most subordinate Sequential Class of Certificates then outstanding unless the related defaulted Monthly Payment is cured prior to the following Due Date on any Mortgage Loan and (ii) not make any P&I Advance in respect of Reduction Interest Distribution Amounts or Reduction Interest Shortfalls. The amount to be advanced by the Servicer, Trustee or Fiscal Agent in respect of any Mortgage Loan on any Distribution Date will be reduced by the greater of the reduction in respect of any Appraisal Reduction Amount and the reduction described in the preceding sentence. On any Servicer Remittance Date on which the Servicer is not required to make a P&I Advance to the most subordinate Class of Certificates (as described in the preceding sentence), the Servicer will initially make such P&I Advance (for accounting purposes only) but will be required, immediately subsequent to the making of such P&I Advance, to reimburse itself (without interest) for such P&I Advance from and up to all amounts with respect to such Mortgage Loan that would be distributed to the most subordinate Class on the related Distribution Date then outstanding if such Mortgage Loan was not in default (such amount of reimbursement, the "Subordinate Class Advance Amount"). No interest will accrue on, or be payable with respect to, any outstanding Subordinate Class Advance Amount.

   The Trustee will provide to the Servicer written statements prior to the Servicer Remittance Date listing (i) the aggregate Reduction Interest Distribution Amounts and Reduction Interest Shortfalls for such Distribution Date and (ii) the distribution due to the Holders of the most subordinate Class of Sequential Certificates. For purposes of determining the most subordinate Sequential Class, (i) the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1 and Class PS-1 Certificates collectively and (ii) the Class B-7 and Class B-7H Certificates together will, in each case, be treated as one Class. Also, for such purposes, neither the Class A-8Z Certificates nor the Class B-3SC Certificates will be considered subordinate.

   In addition to P&I Advances, the Servicer (and in limited circumstances, the Special Servicer) will also be obligated (subject to the limitations described herein) to make cash advances ("Property Advances," and together with P&I Advances, "Advances") to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan or to maintain such Mortgaged Property.

   To the extent the Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a determination of recoverability, will make such required Advance or, in the event the Trustee fails to make such Advance, the Fiscal Agent, subject to a determination of recoverability, will make such Advance, in each case pursuant to the terms of the Pooling and Servicing Agreement. To the extent the Special Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Servicer, subject to a determination of recoverability, will make such an Advance. Both the Trustee and the Fiscal Agent will be entitled to rely conclusively on any non-recoverability determination of the Servicer or the Special Servicer, as the case may be. See "--Trustee" and "--Fiscal Agent" below.

   The Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance and interest accrued thereon at the Advance Rate (i) from late payments on the Mortgage Loan by the Mortgagor, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds from the sale of the Specially Serviced Mortgage Loan or the related Mortgaged Property or other collections relating to the Mortgage Loan or
(iii) upon determining in good faith that such Advance or interest is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.

   The Servicer, the Special Servicer, the Trustee and the Fiscal Agent will each be entitled to receive interest on Advances at a per annum rate equal to the sum of (i) the Prime Rate (as defined herein) plus (ii) 1% (the "Advance Rate"), compounded monthly, as of each Servicer Remittance Date and the Servicer will be authorized to pay itself, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, such interest monthly from general collections with respect to all of the Mortgage Loans prior to any payment to holders of Certificates. To the extent that the payment of such interest at the Advance Rate results in a shortfall in amounts otherwise payable on one or more Classes of Certificates on the next

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Distribution Date, the Servicer, the Trustee or the Fiscal Agent, as
applicable, will be obligated to make a cash advance to cover such shortfall, but only to the extent the Servicer, the Trustee or the Fiscal Agent, as applicable, concludes that, with respect to each such Advance, such Advance can be recovered from amounts payable on or in respect of the Mortgage Loan to which the Advance is related. If the interest on such Advance is not recovered from Default Interest on such Mortgage Loan, a shortfall will result which will have the same effect as a Realized Loss. The "Prime Rate" is the rate, for any day, set forth as such in the "Money Rates" section of The Wall Street Journal, Eastern Edition.

   The obligation of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or related Mortgaged Properties. P&I Advances are intended to provide a limited amount of liquidity, not to guarantee or insure against losses. None of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent will be required to make any Advance that it determines in its good faith business judgment will not be recoverable by the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, out of related late payments, insurance proceeds, liquidation proceeds and other collections with respect to the Mortgage Loan as to which such Advances were made. In addition, if the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, determines in its good faith business judgment that any Advance previously made will not be recoverable from the foregoing sources, then the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to reimburse itself for such Advance, plus interest thereon, out of amounts payable on or in respect of all of the Mortgage Loans prior to distributions on the Certificates. Any such judgment or determination with respect to the recoverability of Advances must be evidenced by an officers' certificate delivered to the Trustee, Fiscal Agent and Depositor in the case of the Servicer, the Servicer, in the case of the Special Servicer, the Depositor, in the case of the Trustee or the Fiscal Agent, and the Trustee in the case of the Fiscal Agent, setting forth such judgment or determination of nonrecoverability and the considerations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, forming the basis of such determination (including but not limited to information selected by the person making such determination in its good faith discretion such as related income and expense statements, rent rolls, occupancy status, property inspections, inquiries by the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, and an independent appraisal performed in accordance with MAI standards conducted within the past twelve months on the applicable Mortgaged Property).

ACCOUNTS

   Lock Box Accounts. With respect to 59 Mortgage Loans, which represent in the aggregate 77% of the Initial Pool Balance, one or more accounts in the name of the related borrower (the "Lock Box Accounts") have been established into which rents or other revenues from the related Mortgaged Properties are deposited by the related tenants or manager. Any Lock Box which does not require the related borrower to instruct tenants to deposit rents directly into such account will instead require the borrower or the related property manager to deposit rents and other revenues in the related Lock Box Account. Agreements governing the Lock Box Accounts provide that the borrower has no withdrawal or transfer rights with respect thereto and that all funds on deposit in the Lock Box Accounts are periodically swept into the Cash Collateral Accounts (as defined below). Additionally, the Mortgage Loans that have Anticipated Repayment Dates require that a Lock Box Account be established prior to their respective Anticipated Repayment Dates. The Lock Box Accounts will not be an asset of the Trust REMICs.

   Cash Collateral Accounts. With respect to certain of the Mortgage Loans that have a Lock Box Account, one or more accounts in the name of the Servicer (the "Cash Collateral Accounts") have been established into which funds in the related Lock Box Accounts will be swept on a regular basis; with respect to certain other of the Mortgage Loans that have a Lock Box Account, such Lock Box Account will be swept into one or more of the Cash Collateral Accounts only in the event of a default by the related Borrower. The Reserve Accounts generally will be sub-accounts of the Cash Collateral Accounts. Any excess over the amount necessary to fund the Monthly Payment, the Reserve Accounts and any other amounts due under the Mortgage Loans will be returned to or retained by the related borrower provided no event of default of which the Servicer is aware of has occurred and is continuing with respect to such Mortgage Loan. However, as described under "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans -- Excess Interest," after the respective Anticipated Repayment Date, if applicable, all amounts in the related Cash Collateral Account in excess of the amount necessary to fund the Monthly Payment and Reserve Accounts will be applied to (i) operating and capital expenses, (ii) the reduction of the principal balance of the related Mortgage Loan until such principal is paid in full and (iii) Excess Interest, in that order. The Cash Collateral Accounts will not be an asset of the Trust REMICs.

    Collection Account. The Servicer will establish and maintain a segregated account (the "Collection Account") pursuant to the Pooling and Servicing Agreement, and on each Due Date withdraw from each Cash Collateral Account an amount equal to the Monthly Payment on the related Mortgage Loan and deposit such amount into the Collection Account for application towards the Monthly Payment (including Servicing Fees) due on the related Mortgage Loan. The Servicer shall also deposit into the Collection Account within one business day of receipt all other payments in respect of the Mortgage Loans, other than amounts to be deposited into any Reserve Account.

   Distribution Accounts. The Trustee will establish and maintain one or more segregated accounts (the "Distribution Account") in the name of the Trustee for the benefit of the holders of Certificates. With respect to each Distribution Date, the Servicer will deposit in the Distribution Account, to the extent of funds on deposit in the Collection Account, on the Servicer Remittance Date an aggregate amount of immediately available funds equal to the sum of (i) the Available Funds and (ii) the portion of the Servicing Fee representing the Trustee's Fee. The Servicer will deposit all P&I Advances into the Distribution Account on the related Servicer Remittance Date. To the extent the Servicer fails to do so, the Trustee or the Fiscal Agent will deposit all P&I Advances into the Distribution Account as described herein. See "Description of the Offered Certificates -- Distributions" herein.

   Interest Reserve Account. The Servicer will establish and maintain an Interest Reserve Account ("Interest Reserve Account") in the name of the Trustee for the benefit of the holders of the Certificates. On each Servicer Remittance Date relating to an Interest Accrual Period ending in any February and on any Servicer Remittance Date relating to an Interest Accrual Period ending in any January which occurs in a year which is not a leap year, the Servicer will be required to deposit, in respect of the Mortgage Loan known as the Swiss Bank Tower Loan, into the Interest Reserve Account, an amount equal to one day's interest collected on the Stated Principal Balance of such Mortgage Loan as of the Due Date occurring in the month preceding the month in which such Servicer Remittance Date occurs at the related Mortgage Rate, to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive January and February, "Withheld Amounts"). On each Servicer Remittance Date occurring in March, the Servicer will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January and February, if any, and deposit such amount into the Distribution Account.

   The Trustee will also establish and maintain one or more segregated accounts for each of the "Upper-Tier Distribution Account", the "Default Interest Distribution Account" and the "Excess Interest Distribution Account", each in the name of the Trustee for the benefit of the holders of the Certificates.

   The Cash Collateral Accounts, Collection Account, the Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Default Interest Distribution Account will be held in the name of the Trustee (or the Servicer on behalf of the Trustee) on behalf of the holders of Certificates and the Servicer will be authorized to make withdrawals from the Cash Collateral Accounts, the Collection Account and the Interest Reserve Account. Each of the Cash Collateral Account, Collection Account, any REO Account, the Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Excess Interest Distribution Account and the Default Interest Distribution Account will be either (i) (A) an account or accounts maintained with a depository institution or trust company the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by S&P, P-1 by Moody's and F-1+ by Fitch in the case of accounts in which funds are held for 30 days or less (or, in the case of accounts in which funds are held for more than 30 days, the long term unsecured debt obligations of which are rated at least "AA" by Fitch and S&P and "Aaa" by Moody's) or (B) as to which the Trustee has received written confirmation from each of the Rating Agencies that holding funds in such account would not cause any Rating Agency to qualify, withdraw or downgrade any of its ratings on the Certificates or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution, is subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), having in either case a combined capital surplus of at least $50,000,000 and subject to supervision or examination by federal and state authority, or any other account that, as evidenced by a written confirmation from each Rating Agency that such account would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates, which may be an account maintained with the Trustee or the Servicer (an "Eligible Bank"). Amounts on deposit in the Collection Account, Cash Collateral Account, any REO Account and the Interest Reserve Account may be invested in certain United States government securities and other high-quality investments specified in the Pooling and Servicing Agreement ("Permitted Investments"). Interest or other income earned on funds in the Collection Account (other than interest on payments received on Circuit City Loans which accrues prior to the 11th day of the month in which such payments are distributed to Certificateholders) and Cash Collateral Accounts will be paid to the Servicer (except to

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the extent required to be paid to the related borrower) as additional servicing compensation and interest or other income earned on funds in any REO Account will be payable to the Special Servicer. Interest or other income earned on funds in the Interest Reserve Account, and interest or other income on funds in the Collection Account to the extent not payable to the Servicer, will be paid to the Mortgage Loan Seller as compensation for arranging for on-going monitoring and surveillance of the Offered Certificates by the Rating Agencies.

WITHDRAWALS FROM THE COLLECTION ACCOUNT

   The Servicer may make withdrawals from the Collection Account for the following purposes, to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement: (i) to remit on or before each Servicer Remittance Date (A) to the Distribution Account an amount equal to the sum of
(I) Available Funds and any Prepayment Premiums and (II) the Trustee Fee for such Distribution Date, (B) to the Default Interest Distribution Account an amount equal to the Net Default Interest received in the related Collection Period, (C) to the Excess Interest Distribution Account an amount equal to the Excess Interest received in the related Collection Period, if any, and
(D) to the Interest Reserve Account an amount required to be withheld as described under "--Accounts -- Interest Reserve Account"; (ii) to pay or reimburse the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, for Advances made by any of them and, if applicable, interest on Advances (provided, that the Trustee and Fiscal Agent will have priority with respect to such payment or reimbursement), the Servicer's right to reimbursement for items described in this clause (ii) being limited as described herein under "--Advances"; (iii) to pay on or before each Servicer Remittance Date to the Servicer and the Special Servicer as compensation, the aggregate unpaid Servicing Compensation (not including the portion of the Servicing Fee representing the Trustee's Fee), Special Servicing Fee, Principal Recovery Fee, and any other servicing or special servicing compensation in respect of the immediately preceding calendar month and to pay to the Mortgage Loan Seller its monitoring and surveillance fee payable from the Collection Account; (iv) to pay on or before each Distribution Date to the Depositor, Mortgage Loan Seller or Bloomfield with respect to each Mortgage Loan or REO Property that has previously been purchased or repurchased by it pursuant to the Pooling and Servicing Agreement, all amounts received thereon during the related Collection Period and subsequent to the date as of which the amount required to effect such purchase or repurchase was determined; (v) to the extent not reimbursed or paid pursuant to any of the above clauses, to reimburse or pay the Servicer, the Special Servicer, the Trustee, the Fiscal Agent and/or the Depositor for unpaid servicing compensation (in the case of the Servicer, the Special Servicer or the Trustee) and certain other unreimbursed expenses incurred by such persons pursuant to and to the extent reimbursable under the Pooling and Servicing Agreement and to satisfy any indemnification obligations of the Trust Fund under the Pooling and Servicing Agreement; (vi) to pay to the Trustee amounts requested by it to pay taxes on certain net income with respect to REO Properties; (vii) to withdraw any amount deposited into the Collection Account that was not required to be deposited therein; and (viii) to clear and terminate the Collection Account pursuant to a plan for termination and liquidation of the Trust Fund.

ENFORCEMENT OF "DUE-ON-SALE" AND "DUE-ON-ENCUMBRANCE" CLAUSES

   The Mortgage Loans contain provisions in the nature of "due-on-sale" clauses, which by their terms (a) provide that the Mortgage Loans shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or (b) provide that the Mortgage Loans may not be assumed without the consent of the related mortgagee in connection with any such sale or other transfer. The Servicer or the Special Servicer, as applicable, will not be required to enforce such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or such provision is reasonably likely to result in meritorious legal action by the borrower or (y) the Servicer or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate), than would enforcement of such clause. If the Servicer or the Special Servicer, as applicable, determines that granting such consent would be likely to result in a greater recovery, the Servicer or the Special Servicer, as applicable, is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon provided that (a) the credit status of the prospective transferee is in compliance with the Servicer's or Special Servicer's, as applicable, regular commercial mortgage origination or servicing standards and criteria and the terms of the related Mortgage and
(b) the Servicer or the Special Servicer, as applicable, has received written confirmation from each of Fitch, Moody's and S&P that such assumption or substitution would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to the Certificates. No assumption agreement may contain any terms that are different from any term of any Mortgage or related Note, except pursuant to the provisions described under "--Realization Upon Mortgage Loans" and "--Modifications," herein.

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    The Mortgage Loans contain provisions in the nature of a
"due-on-encumbrance" clause which by their terms (a) provide that the Mortgage Loans shall (or may at the mortgagee's option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property, or (b) require the consent of the related mortgagee to the creation of any such lien or other encumbrance on the related Mortgaged Property. The Servicer or the Special Servicer, as applicable, will not be required to enforce such due-on-encumbrance clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if the Servicer or the Special Servicer, as applicable, (x) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Trust Fund and (y) receives prior written confirmation from each of Fitch, Moody's and S&P that granting such consent would not, in and of itself, cause a downgrade, qualification or withdrawal of any of the then current ratings assigned to the Certificates. See "Certain Legal Aspects of the Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance" in the Prospectus.

INSPECTIONS

   The Servicer (or with respect to any Specially Serviced Mortgage Loan, the Special Servicer) is required to inspect each Mortgaged Property at such times and in such manner as are consistent with the Servicing Standards described herein, but in any event (i) is required to inspect each Mortgaged Property securing a Note, with a Stated Principal Balance (or in the case of a Note secured by more than one Mortgaged Property, having an Allocated Loan Amount) of (a) $2,000,000 or more at least once every twelve months and (b) less than $2,000,000 at least once every 24 months, in each case commencing in December 1998 (or at such lesser frequency, provided each Rating Agency has confirmed in writing to the Servicer that such schedule will not result in the withdrawal, downgrading or qualification of the then-current ratings assigned to the Certificates) and (ii) if the Mortgage Loan (a) becomes a "Specially Serviced Mortgage Loan," (b) is delinquent for 60 days or (c) has a debt service coverage ratio of less than 1.0, the Special Servicer is required to inspect the related Mortgaged Properties as soon as practicable and thereafter at least every twelve months.

INSURANCE POLICIES

   The Pooling and Servicing Agreement requires the Servicer (or the Special Servicer in the case of an REO Property) to obtain or cause the mortgagor on each Mortgage Loan to maintain fire and hazard insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the lesser of (A) one hundred percent (100%) of the then "full replacement cost" of the improvements and equipment, without deduction for physical depreciation, and (B) the outstanding principal balance of the related Mortgage Loan, or such greater amount as is necessary to prevent any reduction, by reason of the application of co-insurance and to prevent the Trustee thereunder from being deemed a co-insurer and provided such policy shall include a "replacement cost" rider. The Pooling and Servicing Agreement also requires the Servicer (or the Special Servicer in the case of an REO Property) to obtain or cause the mortgagor on each Mortgaged Property to maintain insurance providing coverage against at least 18 months of rent interruptions (24 months with respect to an REO Property) and any other insurance as is required in the related Mortgage Loan. In the case of an REO Property, if the Special Servicer fails to maintain fire and hazard insurance as described above or flood insurance as described below, the Servicer shall maintain such insurance, and if the Servicer does not maintain such insurance, the Trustee shall maintain such insurance and if the Trustee does not maintain such insurance, the Fiscal Agent shall do so, subject to the provisions concerning nonrecoverable Advances. Any cost incurred by the Servicer, Special Servicer, Trustee or Fiscal Agent in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. Notwithstanding the foregoing insurance requirements, and in lieu thereof, the Pooling and Servicing Agreement permits the Servicer to allow Tenants with respect to certain of the Credit Lease Loans to self-insure with respect to such risks in accordance with the terms of the related Credit Lease.

   In general, the standard form of fire and hazard extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to certain conditions and exclusions in each policy. Although the policies relating to the Mortgage Loans will be underwritten by different insurers in different states and therefore will not contain identical terms and conditions, most such policies will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks. Nonetheless, certain of the Mortgage Loans require insurance coverage for floods and other water-related causes and earth movement. When a Mortgaged Property is located in a federally

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designated flood area, the Pooling and Servicing Agreement requires the
Servicer to use its best efforts to cause the related borrower to maintain, or if not maintained, to itself obtain (subject to the provisions concerning nonrecoverable Advances) flood insurance. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid principal balance of the related Mortgage Loan and (ii) the maximum amount of such insurance required by the terms of the related Mortgage and as is available for the related property under the national flood insurance program, if available. If an REO Property
(i) is located in a federally designated special flood hazard area or (ii) is related to a Mortgage Loan pursuant to which earthquake insurance was in place at the time of origination and continues to be available at commercially reasonable rates, the Pooling and Servicing Agreement requires that the Special Servicer obtain (subject to the issues concerning nonrecoverable Advances) flood insurance and/or earthquake insurance. If a recovery due to a flood or earthquake is not available for an REO Property but would have been available if such insurance were maintained, the Special Servicer will be required (subject to the provisions concerning nonrecoverable Advances) to (i) immediately deposit into the Collection Account from its own funds the amount that would have been recovered or (ii) apply to the restoration and repair of the property from its own funds the amount that would have been recovered, if such application is consistent with the Servicing Standard; provided, however, that the Special Servicer shall not be responsible for any shortfall in insurance proceeds resulting from an insurer's refusal or inability to pay a claim.

   The Servicer or the Special Servicer may obtain and maintain a blanket insurance policy insuring against fire and hazard losses on all of the Mortgaged Properties (other than REO Properties) as to which the related borrower has not maintained insurance to satisfy its obligations concerning the maintenance of insurance coverage. Any such blanket insurance policy shall be maintained with an insurer qualified under the terms of the Pooling and Servicing Agreement. Additionally, the Servicer or the Special Servicer may obtain a master force placed insurance policy, as long as such policy is issued by an insurer qualified under the terms of the Pooling and Servicing Agreement and provides no less coverage in scope and amount than otherwise required to be maintained as described in the preceding paragraphs.

   The ability of the Servicer to assure that fire and hazard, flood or earthquake insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under such policy, or upon the extent to which information in this regard is furnished by mortgagors.

   Under the terms of the Mortgage Loans, the borrowers will be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Servicer or Special Servicer, as applicable, on behalf of itself, the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Mortgage Loans. However, the ability of the Servicer or Special Servicer, as applicable, to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Servicer or Special Servicer, as applicable, by the borrowers.

   All insurance policies required shall name the Trustee or the Servicer or the Special Servicer, on behalf of the Trustee as the mortgagee, as loss payee.

EVIDENCE AS TO COMPLIANCE

   The Pooling and Servicing Agreement requires the Servicer to cause a nationally recognized firm of independent public accountants, which is a member of the American Institute of Certified Public Accountants, to furnish to the Trustee, the Depositor and the Rating Agencies on or before March 15 of each year, beginning March 15, 1998, a statement to the effect that such firm has examined certain documents and records relating to the servicing of similar mortgage loans for the preceding twelve months and that on the basis of their examination, conducted substantially in compliance with generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such servicing has been conducted in compliance with similar agreements except for such significant exceptions or errors in records that, in the opinion of such firm, generally accepted auditing standards and the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC require it to report, in which case such exceptions and errors shall be so reported.

   The Pooling and Servicing Agreement also requires the Servicer to deliver to the Trustee, the Depositor and the Rating Agencies on or before March 15 of each year, beginning March 15, 1998, an officer's certificate of the Servicer stating that, to the best of such officer's knowledge, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the preceding year or, if there has been a default, specifying each default known to such officer and the action proposed to be taken with respect thereto.

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CERTAIN MATTERS REGARDING THE DEPOSITOR, THE SERVICER AND THE SPECIAL SERVICER

   Each of the Servicer and Special Servicer may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing or asset management portfolio, provided that certain conditions are satisfied including obtaining the consent of the Trustee and written confirmation of each Rating Agency that such assignment or delegation will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates. The Pooling and Servicing Agreement provides that the Servicer or Special Servicer may not otherwise resign from its obligations and duties as Servicer or Special Servicer thereunder, except upon the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee. No such resignation may become effective until the Trustee or a successor Servicer or Special Servicer has assumed the obligations of the Servicer or Special Servicer under the Pooling and Servicing Agreement. The Trustee or any other successor Servicer or Special Servicer assuming the obligations of the Servicer or Special Servicer under the Pooling and Servicing Agreement will be entitled to the compensation to which the Servicer or Special Servicer would have been entitled. If no successor Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Servicer or Special Servicer will be treated as Realized Losses. In addition, the Pooling and Servicing Agreement provides that the Depositor, upon paying the Servicer a negotiated fee, is permitted to remove the Servicer at any time without cause provided that (i) each Rating Agency has confirmed in writing that such removal will not result in a downgrade, qualification or withdrawal of the then current rating of any Class of Certificates and (ii) the successor Servicer shall be a servicing company that (x) is an affiliate of the Depositor or (y) was acquired by an affiliate of the Depositor, provided that such successor Servicer will not directly service or specially service any Mortgage Loan in which an affiliate of the Depositor has an equity interest.

   The Pooling and Servicing Agreement also provides that neither the Depositor, the Servicer, the Special Servicer, nor any director, officer, employee or agent of the Depositor, the Servicer or the Special Servicer will be under any liability to the Trust Fund or the holders of Certificates for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment; provided, however, that neither the Depositor, the Servicer, the Special Servicer nor any such person will be protected against any breach of its representations and warranties made in the Pooling and Servicing Agreement or any liability which would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Servicer, by reason of any specific liability imposed for a breach of the Servicing Standard) in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. The Pooling and Servicing Agreement further provides that the Depositor, the Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Servicer and the Special Servicer will be entitled to indemnification by the Trust Fund for any loss, liability or expense incurred in connection with any legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (i) incurred by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Servicer, by reason of any specific liability imposed for a breach of the Servicing Standard) in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder or
(ii) imposed by any taxing authority if such loss, liability or expense is not specifically reimbursable pursuant to the terms of the Pooling and Servicing Agreement.

   In addition, the Pooling and Servicing Agreement provides that neither the Depositor, the Servicer, nor the Special Servicer will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability. The Depositor, the Servicer or the Special Servicer may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties thereto and the interests of the holders of Certificates thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer and the Special Servicer will be entitled to be reimbursed therefor and to charge the Collection Account.

   The Depositor is not obligated to monitor or supervise the performance of the Servicer, the Special Servicer or the Trustee under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Servicer or the Special Servicer or exercise any right of the Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed by the Trust Fund from the Collection Account to the extent not recoverable from the Servicer or Special Servicer as applicable. Any such action by the Depositor will not relieve the Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

    Any person into which the Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor of the Servicer under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Servicer under the Pooling and Servicing Agreement if each of the Rating Agencies has confirmed in writing that such merger or consolidation or transfer of assets or succession, in and of itself, will not cause a downgrade, qualification or withdrawal of the then current ratings assigned by such Rating Agency for any Class of Certificates.

EVENTS OF DEFAULT

   Events of default of the Servicer (each, an "Event of Default") under the Pooling and Servicing Agreement consist, among other things, of (i) any failure by the Servicer to remit to the Collection Account or any failure by the Servicer to remit to the Trustee for deposit into the Upper-Tier Distribution Account, Distribution Account, Excess Interest Distribution Account, Interest Reserve Account or Default Interest Distribution Account any amount required to be so remitted pursuant to the Pooling and Servicing Agreement or (ii) any failure by the Servicer duly to observe or perform in any material respect any of its other covenants or agreements or the breach of its representations or warranties under the Pooling and Servicing Agreement which continues unremedied for thirty (30) days after the giving of written notice of such failure to the Servicer by the Depositor or the Trustee, or to the Servicer and to the Depositor and the Trustee by the holders of Certificates evidencing Percentage Interests of at least 25% of any affected Class; or (iii) any failure by the Servicer to make any Advances as required pursuant to the Pooling and Servicing Agreement; or (iv) confirmation in writing by any Rating Agency that not terminating the Servicer would, in and of itself, cause the then-current rating assigned to any Class of Certificates to be qualified, withdrawn or downgraded; (v) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by, on behalf of or against the Servicer indicating its insolvency or inability to pay its obligations or (vi) the Servicer shall no longer be an "approved" servicer by each of the Rating Agencies for mortgage pools similar to the Trust Fund.

   Events of Default of the Special Servicer under the Pooling and Servicing Agreement include the items specified in clauses (i) through (vi) above with respect to, and to the extent applicable to, the Special Servicer.

RIGHTS UPON EVENT OF DEFAULT

   If an Event of Default with respect to the Servicer or Special Servicer occurs, then the Trustee may, and at the direction of the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders, the Trustee will, terminate all of the rights and obligations of the Servicer or Special Servicer as servicer or special servicer under the Pooling and Servicing Agreement and in and to the Trust Fund. Notwithstanding the foregoing, upon any termination of the Servicer under the Pooling and Servicing Agreement the Servicer will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus all Advances and interest thereon as provided in the Pooling and Servicing Agreement. In the event that the Servicer is also the Special Servicer and the Servicer is terminated, the Servicer will also be terminated as Special Servicer.

   On and after the date of termination following an Event of Default by the Servicer, the Trustee will succeed to all authority and power of the Servicer (and the Special Servicer if the Special Servicer is also the Servicer) under the Pooling and Servicing Agreement and will be entitled to the compensation arrangements to which the Servicer (and the Special Servicer if the Servicer is also the Special Servicer) would have been entitled. If the Trustee is unwilling or unable so to act, or if the holders of Certificates evidencing at least 25% of the aggregate Voting Rights of all Certificateholders so request, or if the long-term unsecured debt rating of the Trustee or the Fiscal Agent is not at least "AA" by S&P and Fitch and "Aa2" by Moody's or if the Rating Agencies do not provide written confirmation that the succession of the Trustee as Servicer, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to the Certificates, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution the appointment of which will not result in the downgrading, qualification or withdrawal of the rating or ratings then assigned to any Class of Certificates as evidenced in writing by each Rating Agency to act as successor to the Servicer under the Pooling and Servicing Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid.

   If the Special Servicer is not the Servicer and an Event of Default with respect to the Special Servicer occurs, the Trustee will terminate the Special Servicer and the Servicer will succeed to all the power and authority of the Special Servicer under the Pooling and Servicing Agreement (provided that such termination would not result in the downgrading, qualification or withdrawal of the rating or ratings assigned to any Class of Certificates as evidenced in writing by each Rating Agency) and will be entitled to the compensation to which the Special Servicer would have been entitled.

   No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder previously shall have given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless also the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class shall have made written request of the Trustee to institute such proceeding in its own name as Trustee under the Pooling and Servicing Agreement and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute such proceeding.

   The Trustee will have no obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

   The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent without the consent of any of the holders of Certificates (i) to cure any ambiguity; (ii) to correct or supplement any provisions therein which may be defective or inconsistent with any other provisions therein; (iii) to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings assigned to each Class of Certificates; (iv) to amend or supplement a provision which will not adversely affect in any material respect the interests of any Certificateholder not consenting thereto, as evidenced in writing by an opinion of counsel or confirmation in writing from each Rating Agency that such amendment will not result in a qualification, withdrawal or downgrading of the then current ratings assigned to the Certificates; and (v) to amend or supplement any provisions therein to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement and will not result in a downgrade, qualification or withdrawal of the then current ratings assigned to any Class of Certificates as confirmed in writing by each Rating Agency. The Pooling Agreement provides that no such amendment shall cause the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC.

   The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent with the consent of the holders of Certificates evidencing at least 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans which are required to be distributed on any Certificate; (ii) alter the obligations of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent to make a P&I Advance or Property Advance or alter the servicing standards set forth in the Pooling and Servicing Agreement; (iii) change the percentages of Voting Rights of holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement; or (iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, in each case, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby.

VOTING RIGHTS

   The "Voting Rights" assigned to each Class shall be (a) 0% in the case of the Class A-8Z, Class B-3SC, Class V-1, Class V-2, Class R and Class LR Certificates, (b) 0.17% in the case of the Class A-CS1 Certificates, 5.19% in the case of the Class PS-1 Certificates (the sum of such percentages for each such Class outstanding is the "Fixed Voting Rights Percentage"), provided that the Voting Rights of the (i) Class A-CS1 Certificates will be reduced to zero upon the reduction of the Notional Balance of such Class to zero and
(ii) Class PS-1 Certificates will be reduced to zero on the Distribution Date on which no Classes other than the Class A-8Z, Class B-3SC, Class B-7 and Class B-7H Certificates are outstanding, (c) in the case of the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-7H

Certificates, a percentage equal to the product of (x) 100% minus the Fixed Voting Rights Percentage multiplied by (y) a fraction, the numerator of which is equal to the aggregate outstanding Certificate Balance of any such Class and the denominator of which is equal to the aggregate outstanding Certificate Balances of all Classes of Certificates. The Coupon Strip Certificates will not be entitled to vote with respect to proposed extensions of a Specially Serviced Mortgage Loan. The Voting Rights of any Class of Certificates shall be allocated among holders of Certificates of such Class in proportion to their respective Percentage Interests, except that any Certificate beneficially owned by the Depositor, the Servicer, the Special Servicer, any mortgagor, the Trustee, a manager, or any of their respective affiliates will be deemed not to be outstanding; provided, however, that for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Servicer or Special Servicer or an affiliate thereof will be deemed to be outstanding, provided that such amendment does not relate to compensation of the Servicer, Special Servicer or otherwise benefit such entity or an affiliate (other than solely in its capacity as Certificateholder); and, provided, further, that for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Mortgage Loan, any Certificates beneficially owned by the Servicer or an affiliate will be deemed to be outstanding if the Special Servicer is not the Servicer or any affiliate. The Certificates beneficially owned by the Special Servicer or an affiliate thereof shall be deemed outstanding for purposes of determining who the Directing Holders (as defined below) are and for purposes of issuing Instructions (as defined below). The Voting Rights of each Class of Certificates will be deemed to be reduced on any day on which an Appraisal Reduction Amount is allocated to such Class. The Fixed Voting Right Percentage of the Class A-CS1 and Class PS-1 Certificates will be proportionally reduced upon the allocation of Appraisal Reduction Amounts with respect to any component of such Classes based on the amount of such reduction.

REALIZATION UPON MORTGAGE LOANS

   Specially Serviced Mortgage Loans; Appraisals; Extensions. Contemporaneously with the earliest of (i) the effective date of any modification of the Mortgage Rate, principal balance or amortization terms of any Mortgage Loan, any extension of the Maturity Date of a Mortgage Loan or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage, (ii) the occurrence of an Appraisal Reduction Event, (iii) a default in the payment of a Balloon Payment, or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, requests an Updated Appraisal (as defined below), the Servicer (after consultation with the Special Servicer) will obtain an appraisal (or a letter update from an existing appraisal which is less than two years old) of the Mortgaged Property, or REO Property, as the case may be, from an independent appraiser who is a member of the American Institute of Real Estate Appraisers (an "Updated Appraisal") provided, that, the Servicer will not be required to obtain an Updated Appraisal of any Mortgaged Property with respect to which there exists an appraisal which is less than twelve months old.

   Following a default on a Mortgage Loan at maturity, the Special Servicer may either foreclose or elect to grant a one-year extension of the Specially Serviced Mortgage Loan; provided that the Special Servicer may only extend such Mortgage Loan if (i) immediately prior to the default on the Balloon Payment the related borrower had made twelve consecutive Monthly Payments on or prior to their Due Dates, (ii) the Special Servicer determines in its reasonable judgment that such borrower has attempted in good faith to refinance such Mortgage Loan or Mortgaged Property, (iii) the Special Servicer determines that (A) extension of such Mortgage Loan is consistent with the Servicing Standard and (B) extension of such Mortgage Loan is likely to result in a recovery which on a net present value basis would be greater than the recovery that would result from a foreclosure, (iv) such extension requires that all cash flow on all related Mortgage Properties in excess of amounts required to operate and maintain such Mortgaged Properties be applied to payments of principal and interest on such Mortgage Loan and (v) the Special Servicer terminates the related Manager unless the Special Servicer determines that retaining such Manager is conducive to maintaining the value of such Mortgaged Properties; provided, further, that, if, after notice to all Certificateholders, holders of Certificates evidencing at least 66 2/3% of the Voting Rights of each Class of Certificates entitled to vote direct the Special Servicer not to extend, the Special Servicer will not extend; provided, further, that, if the Special Servicer is not the Servicer and the Servicer would not elect to extend, holders of Certificates evidencing greater than (a) 50% of the aggregate Voting Rights of all Certificateholders entitled to vote and (b) 66 2/3% of the aggregate Voting Rights of all Certificateholders entitled to vote who respond to such notice, may direct the Special Servicer not to extend. Notwithstanding the foregoing, the Special Servicer may extend pursuant to the Instructions of the Directing Holders (as described and defined below). The holders of the Class A-CS1, Class PS-1, Class A-8Z and Class B-3SC Certificates will not be entitled to vote with respect to proposed extensions of a Specially Serviced Mortgage Loan. The Servicer will not foreclose or otherwise exercise any of its remedies under the Comsat Junior Loan in the event of a default thereunder unless the Comsat Senior Loan is also in default, in which case the interest of the holders of the Class A-8Z Certificates in such Mortgage Loan will be subordinate in all respects to the interest of the holders of the other Classes of Certificates in the Comsat Senior Loan. The Servicer will not foreclose or otherwise exercise any of its remedies under the Saul Centers Retail Pool Loan for any non-payment with respect to the SC Junior Portion of such Mortgage Loan, so long as payments received are sufficient to pay an amount equal to the initial Senior SC Distribution Amount on any Distribution Date, until the maturity date of the Saul Centers Retail Pool Loan.

   The Special Servicer may, after presenting a proposal to and consulting with the Servicer (if the Special Servicer is not the Servicer), and taking into account the LTV of a Specially Serviced Mortgage Loan as indicated in the Updated Appraisal, grant subsequent one-year extensions of such Specially Serviced Mortgage Loan if (i) the related borrower has made twelve consecutive monthly payments in an amount equal to or greater than the Minimum Defaulted Monthly Payments and (ii) the requirements set forth in clauses (ii)-(iv) of the preceding paragraph are satisfied; provided, however, that, if, after notice to all Certificateholders, holders of Certificates evidencing at least 66 2/3% of the aggregate Percentage Interests of each Class of Certificates direct the Special Servicer not to extend, the Special Servicer will not extend; provided, further, that, if the Special Servicer is not the Servicer and the Servicer would not elect to extend, holders of Certificates evidencing greater than (a) 50% of the aggregate Voting Rights of all Certificateholders and (b) 66 2/3% of the aggregate Voting Rights of all Certificateholders who respond to such notice, may direct the Special Servicer not to extend. Notwithstanding the foregoing, the Special Servicer may extend pursuant to the Instructions of the Directing Holders. The Special Servicer will not agree to any extension of a Mortgage Loan beyond two years prior to the Rated Final Distribution Date. If such borrower fails to make a Minimum Defaulted Monthly Payment more than once during an extension period, no further extensions will be granted (provided, however, that the Special Servicer may grant such extension if the borrower has been delinquent on no more than one such Minimum Defaulted Monthly Payment within a 24-month period and the requirements set forth in clauses
(ii) through (iv) of the preceding paragraph are satisfied).

   Any extension pursuant to the two preceding paragraphs will require monthly payments in an amount equal to or greater than the Minimum Defaulted Monthly Payment.

   The "Minimum Defaulted Monthly Payment" with respect to any extension of a Mortgage Loan that is delinquent in respect of its Balloon Payment is equal to (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the original amortization schedule thereof (or, if there is no amortization schedule, the principal portion of the constant Monthly Payment that would have been due), assuming such Balloon Payment had not become due, after giving effect to any modification, and (b) interest at the applicable Default Rate; provided, however, that the Special Servicer may agree that the Minimum Defaulted Monthly Payments may include interest at a rate lower than the related Default Rate (but in no event lower than the related Mortgage Rate) (the "Lower Rate") provided that if, after notice to all Certificateholders, holders of Certificates evidencing at least 66 2/3% of the Voting Rights of each Class direct (or, in the event that the Special Servicer is not the Servicer and the Servicer would not agree to the Lower Rate, Certificateholders representing greater than (a) 50% of the aggregate Voting Rights of all Certificateholders and (b) 66 2/3% of the aggregate Voting Rights of all Certificateholders who respond to such notice) the Special Servicer not to agree to permit payments to include interest at the Lower Rate, the Special Servicer shall not agree to payments with interest at the Lower Rate; provided, further, that if the Minimum Defaulted Monthly Payment is to include interest at the Lower Rate, the Special Servicer may agree that interest on such Mortgage Loan accrues at the Lower Rate; and provided that if, after notice to all Certificateholders, holders of Certificates evidencing at least 66 2/3% of the Voting Rights of each Class direct the Special Servicer that such Mortgage Loan shall accrue interest at the related Default Rate, then such Mortgage Loan will continue to accrue interest at the Default Rate thereof and the excess of interest accrued on such Mortgage Loan over the amount included in the Minimum Defaulted Monthly Payments (i.e., interest at the Lower Rate) will be added to the outstanding principal balance of such Mortgage Loan. Notwithstanding the foregoing, if the Directing Holders have given Instructions to the Special Servicer to extend, the Special Servicer will be required to follow the Directing Holders' Instructions with respect to interest so long as the Minimum Defaulted Monthly Payment is at least equal to the Lower Rate.

   The Special Servicer will only be permitted to extend pursuant to the preceding paragraphs or pursuant to instructions from Directing Holders.

   Under certain circumstances the Special Servicer may modify the terms of Specially Serviced Mortgage Loans as described below under "--Modifications."

    Defaulted Balloon Payments; Foreclosure Proceedings; Action of Directing Holders. The Special Servicer may be given revocable instructions ("Instructions") to extend a Specially Serviced Mortgage Loan serviced by it that has defaulted on the Balloon Payment (which extension will be restricted to the actions that the Special Servicer could have otherwise taken with respect to such Mortgage Loan except that (a) the actions of the Directing Holders will not be subject to the rejection of the holders of the Certificates and (b) the related borrower will not have had to make twelve consecutive Monthly Payments on or prior to their Due Dates) by the holders of a majority in Percentage Interest of the most subordinate Class of Sequential Certificates then outstanding (determined as provided below) having an aggregate initial Certificate Balance representing a minimum of 1.0% of the aggregate initial Certificate Balances of all Classes of Certificates (or if the Certificate Balance of such Class or Classes has been reduced to less than 40% of the initial Certificate Balances thereof, the holders of such Class or Classes together with the holders of the next most subordinate Sequential Class) (the "Directing Holders") under the following circumstance: if the Special Servicer has determined to commence foreclosure or acquisition proceedings, the Special Servicer will notify the Trustee (who will, in turn, notify the Directing Holders), the Servicer and the Depositor of its proposed action. If the Special Servicer receives contrary Instructions within seven days from the Directing Holders, the Special Servicer will delay such proceedings, and the procedures described below shall apply to the servicing of such Mortgage Loan. In the event that the Special Servicer does not receive such Instructions within such seven-day period, the Special Servicer may proceed with the foreclosure or acquisition. If the Directing Holders revoke their Instructions to extend the Mortgage Loan, the Special Servicer will service the Mortgage Loan without regard to such original Instructions; provided, however, that the Directing Holders will be required to maintain the Collateral Account (as described below) unless and until the Mortgage Loan is no longer a Specially Serviced Mortgage Loan for nine consecutive months or has been liquidated. For purposes of determining the Directing Holders with respect to any Mortgage Loan, the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1 and Class PS-1 Certificates collectively, and the Class B-7 and Class B-7H Certificates together, will, in each case, be treated as one class.

   Deposits by Directing Holders. If the Special Servicer receives Instructions and the Servicer has not otherwise been required to obtain an Updated Appraisal as described above, the Servicer (after consultation with the Special Servicer) will obtain an Updated Appraisal as soon as reasonably practicable to determine the fair market value of each related Mortgaged Property, after accounting for the estimated liquidation and carrying costs (the "Fair Market Value" of such Mortgaged Property). Within two Business Days after the Special Servicer's receipt of Instructions, the Directing Holders are required to deposit (in proportion to their respective Percentage Interests) into a segregated account (the "Collateral Account") established by the Servicer an amount equal to the lesser of (a) 125% of the Fair Market Value of the related Mortgaged Property and (b) the outstanding principal balance of the Mortgage Loan plus unreimbursed Advances (with interest thereon) and unpaid accrued interest (the "Deposit"). If no Updated Appraisal has yet been obtained, the amount of the Deposit will be determined based on the Special Servicer's (or if the Special Servicer is a Directing Holder, the Servicer's) estimate of the Fair Market Value of the Mortgaged Property, in which case, upon the Special Servicer's receipt of such Updated Appraisal, the Special Servicer (or if the Special Servicer is a Directing Holder, the Servicer) will remit any excess deposit to the Directing Holders, or the Directing Holders will deposit in the Collateral Account any shortfall, as the case may be. In the event that the Directing Holders do not make the required deposit within two business days of the Special Servicer's receipt of Instructions, the Special Servicer will disregard such Instructions. The Directing Holders will be deemed to have granted to the Special Servicer (or the Servicer, if applicable) for the benefit of Certificateholders a first priority security interest in the Collateral Account, as security for the obligations of the Directing Holders.

   If the Special Servicer is acting pursuant to Instructions, the Special Servicer or the Servicer, as applicable, shall withdraw from the Collateral Account and remit to the Servicer for deposit into the Collection Account on or prior to the Business Day preceding each Servicer Remittance Date a sum equal to the P&I Advances and Property Advances for the related Mortgage Loan which in the absence of Instructions would be made by the Servicer (and the obligation to make such advances shall not be subject to a non-recoverability standard) and the Directing Holders shall, upon request therefor by the Special Servicer (or if the Special Servicer is a Directing Holder, the Servicer), deposit from their own funds into the Collateral Account the amount of such P&I Advances or Property Advances. If the Directing Holders fail to make such Deposit within one Business Day after receipt of the Special Servicer's or Servicer's, as applicable, request, the Special Servicer will no longer be required to follow such Instructions and will specially service such Mortgage Loan as though no Instructions had been given; provided, however, that the Directing Holders will be required to maintain the Collateral Account unless and until the related Mortgage Loan is no longer a Specially Serviced Mortgage Loan for nine consecutive months or has been liquidated. The Special Servicer or Servicer, as applicable, will invest amounts on deposit in the Collateral Account in Permitted Investments upon direction by the Directing Holders. Directing Holders will be entitled to reinvestment income as received, and will reimburse the Collateral Account for any losses incurred.

    Settlement. If a Balloon Loan or the related Mortgaged Property which, subject to Instructions, is liquidated or disposed of, the Servicer will withdraw from the Collateral Account, and deposit into the Collection Account as additional liquidation proceeds for distribution to Certificateholders in accordance with the priorities described herein, the lesser of (a) the amount by which 125% of the Fair Market Value (determined at the time of the Deposit) exceeds the net sales proceeds, and (b) the amount by which the outstanding principal balance of the related Mortgage Loan plus unreimbursed Advances (with interest thereon) and unpaid accrued interest exceeds the net sales proceeds, provided that in no event may such additional liquidation proceeds exceed the unpaid principal balance, accrued and unpaid interest (including Default Interest), unpaid Advances made by the Servicer, Special Servicer, Trustee or Fiscal Agent and interest thereon, and any expenses paid by the Trust Fund with respect to such Mortgage Loan.

   If the amount realized upon disposition of the Mortgage Loan or Mortgaged Property exceeds 125% of the Fair Market Value, the Servicer shall deposit the excess in the Collection Account to the extent not required by applicable law to be paid to the related borrower. If the Mortgage Loan has not been realized upon on or before the third anniversary of the Instructions (or such earlier date so that the Trust Fund owns the Mortgaged Property for no more than two years), the Directing Holders will be required to purchase the Mortgage Loan for a purchase price equal to the Fair Market Value (determined at the time of the Deposit). Amounts on deposit in the Collateral Account will be applied toward the purchase price.

   If at any time following the establishment of a Collateral Account and prior to the disposition of a Specially Serviced Mortgage Loan or Mortgaged Property, the Mortgaged Property suffers a hazard loss that results in the Mortgaged Property not being rebuilt and payments to the Trustee are made under the related hazard insurance policy, the Special Servicer or Servicer, as applicable, will pay all amounts on deposit in the Collateral Account to the Directing Holders. In addition, after amounts required to be deposited in the Collection Account have been withdrawn from the Collateral Account, as described above, following foreclosure, liquidation, disposition, purchase by Directing Holders or, if the related Mortgage Loan is no longer a Specially Serviced Mortgage Loan for nine consecutive months, any related remaining amounts in the Collateral Account will be released to the Directing Holders.

   No Advances. Until the disposition of the Specially Serviced Mortgage Loan or Mortgaged Property, as to which Directing Holders have provided Instructions, or the cure of such default, no P&I Advances will be made in respect of amounts distributable to the Class of the Directing Holders in respect of such Mortgage Loan.

   Material Defaults; Foreclosure. Upon the occurrence of a material default under a Specially Serviced Mortgage Loan, the Special Servicer may, consistent with servicing standards, accelerate such Specially Serviced Mortgage Loan and commence a foreclosure or other acquisition with respect to the related Mortgaged Property or Properties, provided, that the Special Servicer determines that such acceleration and foreclosure are more likely to produce a greater recovery to Certificateholders on a present value basis (discounting at the related Mortgage Rate) than would a waiver of such default or an extension or modification in accordance with the provisions described above or under "--Modifications." In connection with any foreclosure or other acquisition as to which the Special Servicer is not required to act under Instructions from the Directing Holders, the Servicer is required to pay the costs and expenses in any such proceedings as an Advance unless the Servicer determines, in its good faith judgment, that such Advance would constitute a Nonrecoverable Advance. The Servicer will be entitled to reimbursement of Advances (with interest at the Advance Rate) made as described in the preceding sentence. If the Special Servicer is acting pursuant to Instructions, the cost and expenses in any such proceeding will be required to be paid by the Directing Certificateholders or the Special Servicer, without reimbursement therefor by the Trust Fund.

   Standards for Conduct Generally in Effecting Foreclosure or the Sale of Defaulted Loans. In connection with any foreclosure or other acquisition, the cost and expenses of any such proceeding shall be paid by the Special Servicer as a Property Advance.

   If the Special Servicer elects to proceed with a non-judicial foreclosure in accordance with the laws of the state where the Mortgaged Property is located, the Special Servicer shall not be required to pursue a deficiency judgment against the related Mortgagor, if available, or any other liable party if the laws of the state do not permit such a deficiency judgment after a non-judicial foreclosure or if the Special Servicer determines, in its best judgment, that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment and such determination is evidenced by an officers' certificate delivered to the Trustee.

   Notwithstanding any provision to the contrary, the Special Servicer shall not, on behalf of the Trust Fund, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property if, as a result of any such action, the Trustee, for the Trust Fund or the holders of Certificates, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of, such Mortgaged Property within the meaning of CERCLA or any comparable law, unless the Special Servicer has previously determined, based on an environmental assessment report prepared by an independent person who regularly conducts environmental audits, that: (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring such Mortgaged Property in compliance therewith and (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

   In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of holders of Certificates. Notwithstanding any such acquisition of title and cancellation of the related Mortgage Loan, such Mortgage Loan shall be considered to be an REO Mortgage Loan held in the Trust Fund until such time as the related REO Property shall be sold by the Trust Fund and shall be reduced only by collections net of expenses.

   If the Trust Fund acquires a Mortgaged Property by foreclosure or deed-in-lieu of foreclosure upon a default of a Mortgage Loan, the Pooling and Servicing Agreement provides that the Trustee (or the Special Servicer, on behalf of the Trustee), must administer such Mortgaged Property so that it qualifies at all times as "foreclosure property" within the meaning of Code
Section 860G(a)(8). The Pooling and Servicing Agreement also requires that any such Mortgaged Property be managed and operated by an "independent contractor," within the meaning of applicable Treasury regulations, who furnishes or renders services to the tenants of such Mortgaged Property. Generally, the Trust REMICs will not be taxable on income received with respect to the Mortgaged Property to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations thereunder. "Rents from real property" do not include the portion of any rental based on the net income or gain of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. "Rents from real property" include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings which are of similar Class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the Trust Fund, presumably allocated based on the value of any non-qualifying services, would not constitute "rents from real property." In addition to the foregoing, any net income from a trade or business operated or managed by an independent contractor on a Mortgaged Property owned by the Lower-Tier REMIC, including but not limited to a hotel or skilled nursing care business, will not constitute "rents from real property." Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. Any such taxes would be chargeable against the related income for purposes of determining the Net REO Proceeds available for distribution to holders of Certificates. Under the Pooling and Servicing Agreement, the Special Servicer is required to determine whether the earning of such income taxable to the Lower-Tier REMIC would result in a greater recovery to Certificateholders on a net after-tax basis than a different method of operation of such property. See "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool -- Net Income from Foreclosure Property" in the Prospectus.

   If title to any Mortgaged Property is acquired by the Trust Fund, the Special Servicer, pursuant to the Pooling and Servicing Agreement and on behalf of the Trust Fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year of acquisition, unless the Trustee receives (i) an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to the close of such period will not result in the imposition of a tax on the Trust REMICs or cause the Trust Fund to fail to qualify as REMICs under the Code at any time that any Certificate is outstanding or (ii) an extension from the Internal Revenue Service.

    The limitations imposed by the Pooling and Servicing Agreement and the REMIC provisions of the Code on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure" in the Prospectus.

   The Special Servicer may offer to sell to any person any Specially Serviced Mortgage Loan or any REO Property, or may offer to purchase any Specially Serviced Mortgage Loan or any REO Property (in each case at the repurchase price set forth in the Pooling and Servicing Agreement, which includes unpaid principal and interest thereon), if and when the Special Servicer determines, consistent with the Servicing Standard set forth in the Pooling and Servicing Agreement, that no satisfactory arrangements can be made for collection of delinquent payments thereon and such a sale would be in the best economic interests of the Trust Fund, but shall, in any event, so offer to sell any REO Property no later than the time determined by the Special Servicer to be sufficient to result in the sale of such REO Property within the period specified in the Pooling and Servicing Agreement, including extensions thereof. The Special Servicer shall give the Trustee not less than ten days' prior written notice of its intention to sell any Specially Serviced Mortgage Loan or REO Property, in which case the Special Servicer shall accept the highest offer received from any person for any Specially Serviced Mortgage Loan or any REO Property in an amount at least equal to the Repurchase Price or, at its option, if it has received no offer at least equal to the Repurchase Price therefor, purchase the Specially Serviced Mortgage Loan or REO Property at such Repurchase Price.

   In the absence of any such offer (or purchase by the Special Servicer), the Special Servicer shall accept the highest offer received from any person that is determined by the Special Servicer to be a fair price for such Specially Serviced Mortgage Loan or REO Property, if the highest offeror is a person not affiliated with the Special Servicer, the Servicer or the Depositor or is determined to be a fair price by the Trustee (after consultation with an independent appraiser if the highest offeror is an interested party). Notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may make an offer for or purchase any Specially Serviced Mortgage Loan or any REO Property.

   The Special Servicer shall not be obligated by either of the foregoing paragraphs or otherwise to accept the highest offer if the Special Servicer determines, in accordance with the Servicing Standard, that rejection of such offer would be in the best interests of the holders of Certificates. In addition, the Special Servicer may accept a lower offer if it determines, in accordance with the Servicing Standard, that acceptance of such offer would be in the best interests of the holders of Certificates (for example, if the prospective buyer making the lower offer is more likely to perform its obligations, or the terms offered by the prospective buyer making the lower offer are more favorable), provided that the offeror is not a person affiliated with the Special Servicer. The Special Servicer is required to use its best efforts to sell all Specially Serviced Mortgage Loans and REO Property prior to the Rated Final Distribution Date.

MODIFICATIONS

   The Special Servicer may, consistent with the Servicing Standard, agree to any modification, waiver or amendment of any term of, forgive or defer interest on and principal of, and/or add collateral for, any Mortgage Loan with the consent of Certificateholders representing 100% of the Percentage Interests of the most subordinate Class of Sequential Certificates then outstanding determined as provided below, subject, however, to each of the following limitations, conditions and restrictions: (i) a material default on such Mortgage Loan has occurred or, in the Special Servicer's reasonable and good faith judgment, a default in respect of payment on such Mortgage Loan is reasonably foreseeable, and such modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders will be done at the related Mortgage Rate), than would liquidation; (ii) the Special Servicer may not extend the date on which any Balloon Payment is scheduled to be due on any Specially Serviced Mortgage Loan except as described under "Realization Upon Mortgage Loans"; (iii) no reduction of any scheduled monthly payment of principal and/or interest on any Specially Serviced Mortgage Loan may result in a debt service coverage ratio for such Mortgage Loan of greater than 1.10 to 1, and the Special Servicer may only agree to reductions lasting a period of no more than twelve months and, in the aggregate, no more than three consecutive reductions of twelve months or less each; (iv) the Special Servicer may not release or substitute collateral or release mortgagors or guarantors except in accordance with the provisions of the related Loan Documents; (v) the Special Servicer may not forgive an aggregate amount of principal of the Mortgage Loans in excess of the Certificate Balance of most the subordinate Class of Sequential Certificates then outstanding minus the aggregate of the greater of (A) any Appraisal Reduction Amounts and (B) Delinquency Reduction

Amounts of each Mortgage Loan that, in each case, have not resulted in a Realized Loss; (vi) the Special Servicer will not permit any borrower to add any collateral unless the Special Servicer has first determined in accordance with the Servicing Standard, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that such additional collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations; and (vii) the Special Servicer may waive or reduce a Lock-out Period or any Prepayment Premiums only if the commencement of a foreclosure proceeding with respect to the related Mortgage Loan is imminent and the Special Servicer first receives written notification from the Servicer that such action in the opinion of the Servicer, consistent with the Servicing Standard and based solely upon information furnished by the Special Servicer without independent investigation of the Servicer thereof, is likely to produce a greater recovery, on a present value basis, than would a foreclosure. For purposes of obtaining the consent of the most subordinate Class of Sequential Certificates outstanding to any modification described above, (i) the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1, and Class PS-1 Certificates collectively and (ii) the Class B-7 and Class B-7H Certificates together, will, in each case, be treated as one class. For purposes of determining the amount of principal which the Special Servicer may forgive pursuant to clause (vi) above, the most subordinate Class will include the next subordinate Class (determined as provided in the preceding sentence) provided that Certificateholders evidencing 100% of the Percentage Interests of such Class consent to such forgiveness. Notwithstanding the foregoing, the Special Servicer will not be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if in its reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar.

   Any payment of interest, which is deferred as described herein will not, for purposes, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit or that such interest may actually be capitalized.

   Following the execution of any modification, waiver or amendment agreed to by the Special Servicer pursuant to clause (i) above, the Special Servicer must deliver to the Trustee an officer's certificate setting forth in reasonable detail the basis of the determination made by it pursuant to clause (i) above.

   Except as otherwise provided above and under "Realization Upon Mortgage Loans", the Special Servicer or the Servicer may not modify any term of a Mortgage Loan unless such modification (i) would not be "significant" as such term is defined in Code Section 1001 or Treasury Regulation Sections 1.860G-2(b)(3) and (ii) would be in accordance with the servicing standard set forth in the Pooling and Servicing Agreement. The Pooling and Servicing Agreement will require the Servicer or Special Servicer, as applicable, to provide copies of any modifications or extensions to each Rating Agency.

   In the event that the Special Servicer is unable to obtain consent from 100% of the Percentage Interests of the most subordinate class of Certificates, the Special Servicer will continue to retain the options described under "Realization Upon Mortgage Loans", including foreclosure or extension.

OPTIONAL TERMINATION

   The Depositor or the Servicer and, if neither the Depositor nor the Servicer exercises its option, the holders of the Class LR Certificates representing greater than 50% of the Percentage Interest of the Class LR Certificates will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Trust Fund is less than 1% of the aggregate principal balance of such Mortgage Loans as of the Cut-off Date, or if the outstanding Mortgage Loans in the Mortgage Pool consist solely of the Swiss Bank Tower Loan, Kmart Loans and/or Circuit City Loans. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the greater of (i) the sum of (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Trust Fund as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the Trust Fund as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on such principal balance of each such Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate (plus the Excess Rate, to the extent applicable) to the last day of the month preceding such

Distribution Date (less any P&I Advances previously made on account of principal), and (D) unreimbursed Advances (with interest thereon) and unpaid Trust Fund expenses and (ii) the aggregate fair market value of the Mortgage Loans and all other property acquired in respect of any Mortgage Loan in the Trust Fund, on the last day of the month preceding such Distribution Date, as determined by an independent appraiser acceptable to the Servicer, together with one month's interest thereon at the Mortgage Rate. The holders of 100% of the Percentage Interest in the Class LR Certificates may purchase any Mortgage Loan on its Anticipated Repayment Date at a price equal to the sum of the following: (i) 100% of the outstanding principal balance of such Mortgage Loan on such Anticipated Repayment Date (less any P&I Advances previously made on account of principal); (ii) all unpaid interest accrued on such principal balance of such Mortgage Loan at the Mortgage Rate thereof, to the last day of the Interest Accrual Period preceding such Anticipated Repayment Date (less any P&I Advances previously made on account of interest); (iii) the aggregate amount of all unreimbursed Advances with respect to such Mortgage Loan, with interest thereon at the Advance Rate, and all unpaid Special Servicing Fees, Servicing Fees and any other compensation due to the Servicer or Special Servicer, Trustee Fees and Trust Fund expenses; and (iv) the amount of any liquidation expenses incurred by the Trust Fund in connection with such purchase. Notwithstanding the foregoing, such Mortgage Loan may not be purchased if the fair market value of the Mortgage Loan is greater than 100% of the outstanding principal balance of such Mortgage Loan.

   The Holder of 100% of the most subordinate Class of Sequential Certificates (provided that the Class 7H Certificates shall not be considered a Class for such purposes) may purchase any Mortgage Loan on or after its Anticipated Repayment Date under the same terms and conditions hereunder as in the case of a purchase by the Holder of the Class LR Certificates if the Holder of the Class LR Certificates either (i) notifies the Holder of the most subordinate Class of Sequential Certificates that it will not purchase such Mortgage Loan or (ii) does not, in fact, purchase such Mortgage Loan on its Anticipated Repayment Date. See "Description of the Certificates -- Termination" in the Prospectus.

THE TRUSTEE

   LaSalle National Bank, a nationally chartered bank with its principal offices in Chicago, Illinois, will act as Trustee pursuant to the Pooling and Servicing Agreement. The Trustee's corporate trust office is located at 135 South LaSalle Street, Suite 1600, Chicago, Illinois 60603, Attention: Asset Backed Securities Trust Services, Nomura-D5.

   The Trustee may resign at any time by giving written notice to the Depositor, the Servicer, Special Servicer and the Rating Agencies, provided that no such resignation shall be effective until a successor has been appointed. Upon such notice, the Servicer will appoint a successor trustee. If no successor trustee is appointed within one month after the giving of such notice of resignation, the resigning Trustee may petition the court for appointment of a successor trustee.

   The Servicer or the Depositor may remove the Trustee and the Fiscal Agent if, among other things, the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if at any time the Trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the Trustee or its property is appointed or any public officer takes charge or control of the Trustee or of its property. The holders of Certificates evidencing aggregate Voting Rights of at least 50% of all Certificateholders may remove the Trustee and the Fiscal Agent upon written notice to the Depositor, the Servicer, the Trustee and the Fiscal Agent. Any resignation or removal of the Trustee and the Fiscal Agent and appointment of a successor trustee and, if such trustee is not rated at least "AA" by each Rating Agency, fiscal agent, will not become effective until acceptance of the appointment by the successor trustee and, if necessary, fiscal agent. Notwithstanding the foregoing, upon any termination of the Trustee and Fiscal Agent under the Pooling and Servicing Agreement, the Trustee and Fiscal Agent will continue to be entitled to receive all accrued and unpaid compensation through the date of termination plus all Advances and interest thereon as provided in the Pooling and Servicing Agreement. Any successor trustee must have a combined capital and surplus of at least $50,000,000 and such appointment must not result in the downgrade, qualification or withdrawal of the then-current ratings assigned to the Certificates, as evidenced in writing by the Rating Agencies.

   Pursuant to the Pooling and Servicing Agreement, the Trustee will be entitled to withdraw from the Distribution Account a monthly fee (the "Trustee Fee"), which constitutes a portion of the Servicing Fee.

   The Trust Fund will indemnify the Trustee and the Fiscal Agent against any and all losses, liabilities, damages, claims or unanticipated expenses (including reasonable attorneys' fees) arising in respect of the Pooling and Servicing Agreement or the Certificates other than those resulting from the negligence, bad faith or willful misconduct of the Trustee or the Fiscal Agent, as applicable. Neither the Trustee nor the Fiscal Agent will be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties under the Pooling and Servicing Agreement, or in the exercise of any of its rights or powers, if in the Trustee's or the Fiscal Agent's opinion, as applicable, the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Each of the Servicer, the Special Servicer, the Depositor, the Paying Agent, the Certificate Registrar and the Custodian will indemnify the Trustee, the Fiscal Agent, and certain related parties for similar losses incurred related to the willful misconduct, bad faith, fraud and/or negligence in the performance of each such party's respective duties under the Pooling and Servicing Agreement or by reason of reckless disregard of its obligations and duties under the Pooling and Servicing Agreement.

   At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same is located, the Depositor and the Trustee acting jointly will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Trustee) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement.

DUTIES OF THE TRUSTEE

   The Trustee (except for the information under the first paragraph of "--The Trustee") and Servicer (except for the information under "--The Servicer") will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates or the Mortgage Loans, this Prospectus or related documents. The Trustee will not be accountable for the use or application by the Depositor, the Servicer or the Special Servicer of any Certificates issued to it or of the proceeds of such Certificates, or for the use of or application of any funds paid to the Depositor, the Servicer or the Special Servicer in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Lock Box Accounts, Cash Collateral Accounts, Reserve Accounts, Collection Account, Excess Interest Distribution Account, Interest Reserve Account and Default Interest Distribution Account or any other account maintained by or on behalf of the Servicer or Special Servicer, nor will the Trustee be required to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer or Special Servicer under the Pooling and Servicing Agreement.

   In the event that the Servicer fails to make a required Advance, the Trustee will make such Advance, provided that the Trustee shall not be obligated to make any Advance it deems to be nonrecoverable. The Trustee shall be entitled to rely conclusively on any determination by the Servicer or the Special Servicer that an Advance, if made, would not be recoverable. The Trustee will be entitled to reimbursement for each Advance, with interest, made by it in the same manner and to same extent as the Servicer or the Special Servicer.

   If no Event of Default has occurred, and after the curing of all Events of Default which may have occurred, the Trustee is required to perform only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform on their face to the requirements of the Pooling and Servicing Agreement.

THE FISCAL AGENT

   ABN AMRO Bank N.V., a banking corporation organized under the laws of The Netherlands, will act as Fiscal Agent pursuant to the Pooling and Servicing Agreement. The Fiscal Agent's office is located at 135 South LaSalle Street, Chicago, Illinois 60603. The Fiscal Agent will be deemed to have been removed in the event of the resignation or removal of the Trustee.

DUTIES OF THE FISCAL AGENT

   The Fiscal Agent will make no representation as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the Mortgage Loan, this Prospectus Supplement (except for the information above, see "--The Fiscal Agent") or related documents. The duties and obligations of the Fiscal Agent consist only of making Advances as described below and in "--Advances" above; the Fiscal Agent shall not be liable except for the performance of such duties and obligations.

   In the event that the Servicer and the Trustee fail to make a required Advance, the Fiscal Agent will make such Advance, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be nonrecoverable.

The Fiscal Agent shall be entitled to rely conclusively on any determination by the Servicer or the Trustee, as applicable, that an Advance, if made, would not be recoverable. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as the Trustee and the Servicer.

THE SERVICER

   AMRESCO Services, L.P., a Delaware limited partnership, will be the Servicer and in such capacity will be responsible for servicing the Mortgage Loans. AMRESCO Services, L.P. ("ASLP") is a wholly owned subsidiary of AMRESCO, INC. ("AMRESCO"), a publicly traded (NASDAQ) company. The principal offices of ASLP are located at 235 Peachtree Street, NE, Suite 900, Atlanta, Georgia 30303.

   As of August 31, 1997, AMRESCO's portfolio consists of approximately 9,432 loans with an aggregate principal balance of approximately $19.3 billion. The portfolio is significantly diversified both geographically and by product type. ASLP will provide servicing for this portfolio as well as other securitized transactions under full, primary, sub and master servicing contracts for both public and private placement transactions representing both single and multi-borrower mortgage pools.

   The information concerning the Servicer set forth herein has been provided by the Servicer, and none of the Mortgage Loan Seller, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or the Underwriter makes any representation or warranty as to the accuracy thereof.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   Pursuant to the Pooling and Servicing Agreement, the Servicer will be entitled to withdraw monthly from the Collection Account its portion of the Servicing Fee. The monthly servicing fee with respect to any Mortgage Loan other than the Comsat Junior Loan and the SC Junior Portion of the Saul Centers Retail Pool Loan (the "Servicing Fee") for any Distribution Date is an amount per Interest Accrual Period equal to the product of (i) a per annum rate of 0.038% (the "Servicing Fee Rate") and (ii) the Stated Principal Balance of such Mortgage Loan as of the Due Date and includes the compensation payable to the Servicer and the Trustee Fee. No servicing fee will be payable with respect to the Comsat Junior Loan or the SC Junior Portion of the Saul Centers Retail Pool Loan. The Servicer's portion of the Servicing Fee relating to each Mortgage Loan will be retained by the Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of such Mortgage Loan. The Servicer will also be entitled to retain as additional servicing compensation (together with the Servicer's portion of the Servicing Fee, "Servicing Compensation") (i) all investment income earned on amounts on deposit in the Collection Account and certain Reserve Accounts (to the extent consistent with the related Mortgage Loan) and (ii) to the extent permitted by applicable law and the related Mortgage Loans, any late payment charges, one-half of any loan modification or extension fees (payable in connection with a modification for which review by the Servicer is required), loan service transaction fees, beneficiary statement changes, or similar items (but not including Prepayment Premiums). If a review by the Servicer is not required, the Special Servicer will be entitled to the full amount of any modification or extension fees.

   If the Servicer accepts a voluntary prepayment on a Mortgage Loan after the related Lock-out Period with respect to such loan which results in a Prepayment Interest Shortfall, the Servicer will be obligated to reduce its Servicing Compensation as provided above under "Description of the Offered Certificates -- Distributions -- Prepayment Interest Shortfalls."

   The Servicer will pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described herein), including all fees of any subservicers retained by it. The Trustee will withdraw monthly from the Distribution Account the portion of the Servicing Fee representing the Trustee Fee.

SPECIAL SERVICING

   AMRESCO Management, Inc. ("AMI") will initially be appointed as special servicer (the "Special Servicer") to, among other things, oversee the resolution of non-performing Mortgage Loans and act as disposition manager of REO Properties. The Pooling and Servicing Agreement will provide that more than one Special Servicer may be appointed, but only one Special Servicer may specially service any Mortgage Loan.

   In addition to its loan servicing capabilities, AMI has expertise in all areas of asset management including loan workouts, asset valuation, environmental reviews, and REO management and disposition and is an active purchaser of unrated and sub-investment grade interests in commercial mortgage backed securities. The principal task of AMI's asset management division is the management, turnaround, and capital recovery of distressed and underperforming real estate loans and foreclosed real estate assets. The asset management division of AMI is also responsible for the valuation of portfolios in connection with the purchase of commercial mortgage backed securities.

   The Pooling and Servicing Agreement provides that holders of Certificates evidencing greater than 50% of the Percentage Interests of the most subordinate Class of Sequential Certificates then outstanding (provided, however, that for purposes of determining the most subordinate Class, the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1 and Class PS-1 Certificates collectively, and the Class B-7 and Class B-7H Certificates together, will, in each case, be treated as one Class) may replace the Special Servicer, provided that each Rating Agency confirms to the Trustee in writing that such replacement, in and of itself, will not cause a qualification, withdrawal or downgrading of the then-current ratings assigned to any Class of Certificates.

   The duties of the Special Servicer relate to Specially Serviced Mortgage Loans and to any REO Property. The Pooling and Servicing Agreement will define a "Specially Serviced Mortgage Loan" to include any Mortgage Loan with respect to which: (i) the related borrower has not made two consecutive Monthly Payments (and has not cured at least one such delinquency by the next due date under the related Mortgage Loan) or (ii) the Servicer, the Trustee and/or the Fiscal Agent has made four consecutive P&I Advances (regardless of whether such P&I Advances have been reimbursed); (iii) the borrower has expressed to the Servicer an inability to pay or a hardship in paying the Mortgage Loan in accordance with its terms; (iv) the Servicer has received notice that the borrower has become the subject of any bankruptcy, insolvency or similar proceeding, admitted in writing the inability to pay its debts as they come due or made an assignment for the benefit of creditors; (v) the Servicer has received notice of a foreclosure or threatened foreclosure of any lien on the Mortgaged Property securing the Mortgage Loan; (vi) a default of which the Servicer has notice (other than a failure by the borrower to pay principal or interest) and which materially and adversely affects the interests of the Certificateholders has occurred and remained unremedied for the applicable grace period specified in the Mortgage Loan (or, if no grace period is specified, 60 days); provided, that a default requiring a Property Advance will be deemed to materially and adversely affect the interests of Certificateholders; (vii) the Special Servicer proposes to commence foreclosure or other workout arrangements; or (viii) such borrower has failed to make a Balloon Payment as and when due; provided, however, that a Mortgage Loan will cease to be a Specially Serviced Mortgage Loan (i) with respect to the circumstances described in clauses (i), (ii), and (viii) above, when the borrower thereunder has brought the Mortgage Loan current (or, with respect to the circumstances described in clause (viii), pursuant to a work-out implemented by the Special Servicer) and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout of the Mortgage Loan, (ii) with respect to the circumstances described in clause
(iii), (iv), (v) and (vii) above, when such circumstances cease to exist in the good faith judgment of the Servicer, or (iii) with respect to the circumstances described in clause (vi) above, when such default is cured; provided, in either case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan to continue to be characterized as a Specially Serviced Mortgage Loan.

   Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees including a special servicing fee, payable with respect to each Interest Accrual Period, equal to 1/12 of 0.50% of the Stated Principal Balance of each related Specially Serviced Mortgage Loan (the "Special Servicing Fee"). The Special Servicer will be entitled, in addition to the Special Servicing Fee, to a "Principal Recovery Fee" with respect to each Specially Serviced Mortgage Loan or REO Property which Principal Recovery Fee will be in an amount equal to 1% of all amounts received in respect thereof and allocable as a recovery of principal which will be payable when the Mortgage Loan or REO Property is sold or liquidated or when the Specially Serviced Mortgage Loan ceases to be a Specially Serviced Mortgage Loan. However, no Principal Recovery Fee will be payable in connection with, or out of Liquidation Proceeds resulting from, the purchase of any Specially Serviced Mortgage Loan or REO Property (i) by the Mortgage Loan Seller, Bloomfield or CSFB as described herein under "Pooling and Servicing Agreement-Representations and Warranties; Repurchase"; (ii) by the Servicer, the Depositor or the Certificateholders as described herein under "The Pooling and Servicing Agreement -- Optional Termination" or (iii) in certain other limited circumstances. In addition, the Special Servicer will be entitled to receive (i) any (or if the Servicer's consent is required, 50% of) assumption fees and certain loan modification fees related to the Specially Serviced Mortgage Loans and (ii) any income earned on deposits in the REO Accounts. Notwithstanding the foregoing, in the event that the Special Servicer is, or is an affiliate of, the holder of Certificates representing greater than 50% of the Percentage Interests of the most subordinate Class of Sequential Certificates then outstanding (determined as provided below), the Special Servicer will be entitled to receive a Special Servicing Fee for each Interest Accrual Period equal to 1/12 of 0.25% of the Stated Principal Balance of each Specially Serviced Mortgage Loan and one-half of the Principal Recovery Fee it would otherwise be entitled to.

    For purposes of determining whether the Special Servicer is entitled to full compensation, with respect to any Mortgage Loan, the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1 and Class PS-1 Certificates collectively, and the Class B-7 and Class B-7H Certificates together, will in each case, be treated as one class.

SERVICER AND SPECIAL SERVICER PERMITTED TO BUY CERTIFICATES

   The Servicer and Special Servicer will be permitted to purchase any Class of Certificates. Such a purchase by the Servicer or Special Servicer could cause a conflict relating to the Servicer's or Special Servicer's duties pursuant to the Pooling and Servicing Agreement and the Servicer's or Special Servicer's interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling and Servicing Agreement provides that the Servicer or Special Servicer shall administer the Mortgage Loans in accordance with the servicing standard set forth therein without regard to ownership of any Certificate by the Servicer or Special Servicer or any affiliate thereof.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

  Trustee Reports

   Based on information provided in monthly reports prepared by the Servicer and the Special Servicer and delivered to the Trustee, the Trustee will prepare and forward on each Distribution Date to each Certificateholder, the Depositor, the Servicer, the Special Servicer, each Underwriter, each Rating Agency and, if requested, any potential investors in the Certificates:

     1. A statement (a "Distribution Date Statement") setting forth, among other things: (i) the amount of distributions, if any, made on such Distribution Date to the Holders of each Class of Certificates applied to reduce the respective Certificate Balances thereof; (ii) the amount of distributions, if any, made on such Distribution Date to Holders of each Class of Certificates allocable to (A) the Interest Accrual Amount less any Prepayment Interest Shortfalls (not absorbed by the Servicer) and/or
    (B) Prepayment Premiums and/or Reduction Interest Distribution Amounts;
    (iii) the number of outstanding Mortgage Loans, the aggregate unpaid principal balance of the Mortgage Loans at the close of business on the related Due Date; (iv) the number and aggregate unpaid principal balance of Mortgage Loans (A) delinquent one Collection Period, (B) delinquent two Collection Periods, (C) delinquent three or more Collection Periods, (D) that are Specially Serviced Mortgage Loans that are not delinquent, or (E) as to which foreclosure proceedings have been commenced; (v) with respect to any Mortgage Loan as to which the related Mortgaged Property became a REO Property during the preceding calendar month, the Stated Principal Balance and unpaid principal balance of such Mortgage Loan as of the date such Mortgaged Property became an REO Property; (vi) as to any Mortgage Loan repurchased by the Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, the loan number thereof and the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date; (vii) with respect to any REO Property included in the Trust Fund as of the close of business on the related Due Date, the loan number of the related Mortgage Loan, the value of such REO Property based on the most recent appraisal or valuation and the amount of any other income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date; (viii) with respect to any REO Property sold or otherwise disposed of during the related Collection Period, (A) the loan number of the related Mortgage Loan and the amount of sale proceeds and other amounts, if any, received in respect of such REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date and (B) the date of the related determination by the Special Servicer that it has recovered all payments which it expects to be finally recoverable (the "Final Recovery Determination"); (ix) the aggregate Certificate Balance of each Class of Certificates before and after giving effect to the distributions made on such Distribution Date, separately identifying any reduction in the aggregate Certificate Balance of each such Class due to Realized Losses and/or Trust fund expenses; (x) the aggregate amount of Principal Prepayments made during the related Collection Period and the aggregate amount of any Prepayment Interest Shortfalls (not absorbed by the Servicer) for such Distribution Date; (xi) the Pass-Through Rate and the Reduction Interest Pass-Through Rate, if any, applicable to each Class of Certificates for such Distribution Date;
    (xii) the aggregate amount of the Servicing Fee, Special Servicing Fee, Principal Recovery Fee and any other servicing or special servicing compensation retained by or paid to the Servicer and the Special Servicer during the related Collection Period; (xiii) the amount of Realized Losses, Trust Fund expenses, Interest Shortfalls and Reduction Interest Shortfalls, if any, incurred with respect to the Mortgage Loans during the related Collection Period and in the aggregate for all prior Collection Periods (except to the extent reimbursed or paid); (xiv) the aggregate amount of Property Advances and P&I Advances outstanding which have been made by the Servicer, the Special Servicer, the Trustee and the Fiscal Agent; (xv) the amount of any Appraisal Reduction Amounts allocated during the related

    Collection Period on a loan-by-loan basis and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis. In the case of information furnished pursuant to subclauses (i), (ii) and
    (ix) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per single Certificate of a specified minimum denomination.

     2. A report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in this Prospectus Supplement in the tables under the caption "Description of the Mortgage Pool -- Certain Terms and Conditions of the Mortgage Loans" (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Servicer or the Special Servicer and by the Servicer or the Special Servicer, as the case may be, to the Trustee) and such information shall be presented in a tabular format substantially similar to the format utilized in this Prospectus under such caption and a loan-by-loan listing (in descending balance order) showing loan name, property type, location, unpaid principal balance, Mortgage Rate, paid through date, maturity date, net interest portion of the Monthly Payment, principal portion of the Monthly Payment and any Prepayment Premiums received. Such loan-by-loan listing will be made available electronically; provided, however, the Trustee will provide Certificateholder with a written copy of such report upon request.

   Certain information made available in the Distribution Date Statements referred to in item (1) above may be obtained by calling LaSalle National Bank's ASAP System at (312) 904-2200 and requesting statement number 289 or such other mechanism as the Trustee may have in place from time-to-time.

 Servicer Reports

   The Servicer is required to deliver to the Trustee prior to each Distribution Date, and the Trustee is to deliver to each Certificateholder, the Depositor, each Underwriter, each Rating Agency and, if requested, any potential investor in the Certificates, on each Distribution Date, the following six reports:

     (a) A "Comparative Financial Status Report" setting forth, to the extent such information is provided by the related borrowers, among other things, the occupancy, revenue, net operating income and DSCR for the Mortgage Loans as of the current Due Date for each of the following three periods;
    (i) the most current available year-to-date, (ii) the previous two full fiscal years, and (iii) the "base year" (representing the original underwriting information used as of the Cut-off Date).

     (b) A "Delinquent Loan Status Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the Due Date immediately preceding the preparation of such report, were delinquent one Collection Period, delinquent two Collection Periods, delinquent three or more Collection Periods, current but specially serviced, or in foreclosure but not REO Property.

     (c) An "Historical Loan Modification Report" setting forth, among other things, those Mortgage Loans which, as of the close of business on the Due Date immediately preceding the preparation of such report, have been modified pursuant to the Pooling and Servicing Agreement (i) during the related Collection Period and (ii) since the Cut-off Date, showing the original and the revised terms thereof.

     (d) An "Historical Loss Estimate Report" setting forth, among other things, as of the close of business on the Due Date immediately preceding the preparation of such report, (i) the aggregate amount of liquidation proceeds and liquidation expenses, both for the current period and historically, and (ii) the amount of Realized Losses occurring during the related Collection Period, set forth on a Mortgage Loan-by-Mortgage Loan basis.

     (e) An "REO Status Report" setting forth, among other things, with respect to each REO Property that was included in the Trust Fund as of the close of business on the Due Date immediately preceding the preparation of such report, (i) the acquisition date of such REO Property, (ii) the amount of income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Collection Period and (iii) the value of the REO Property based on the most recent appraisal or other valuation thereof available to the Servicer as of such date of determination (including any prepared internally by the Special Servicer).

     (f) A "Watch List" setting forth, among other things, any Mortgage Loan that is in jeopardy of becoming a Specially Serviced Mortgage Loan.

   Commencing in January 1998, subject to the receipt of necessary information from any subservicer, such loan-by-loan listing will be made available electronically in the form of the standard CSSA loan file and CSSA property file; provided, however, the Trustee will provide Certificateholders with a written copy of such report upon request. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Servicer at least one business day prior to the Servicer Remittance Date. Absent manifest error, none of the Servicer, the Special Servicer or the Trustee shall be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Servicer, the Special Servicer or the Trustee, as applicable.

   The Servicer is also required to deliver to the Trustee the following materials:

     (a) Annually, on or before June 30 or each year, commencing with June 30, 1998, with respect to each Mortgaged Property and REO Property, an "Operating Statement Analysis" together with copies of the operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or otherwise agrees to provide such information) for such Mortgaged Property or REO Property as of the end of the preceding calendar year. The Servicer (or the Special Servicer in the case of Specially Serviced Mortgage Loans and REO Properties) is required to use its best reasonable efforts to obtain said annual operating statements and rent rolls.

     (b) Within thirty days of receipt by the Servicer (or within ten days of receipt by the Special Servicer with respect to any Specially Serviced Mortgage Loan or REO Property) of annual operating statements, if any, with respect to any Mortgaged Property or REO Property, an "NOI Adjustment Worksheet" for such Mortgaged Property (with the annual operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to "normalize" the full year net operating income and debt service coverage numbers used by the Servicer in the other reports referenced above.

   The Trustee is to deliver a copy of each Operating Statement Analysis report and NOI Adjustment Worksheet that it receives from the Servicer to the Depositor, each Underwriter and each Rating Agency promptly after its receipt thereof. Upon request, the Trustee will make such reports available to the Certificateholders and the Special Servicer. Any Certificateholder and any potential investor in the Certificates may obtain a copy of any NOI Adjustment Worksheet for a Mortgaged Property or REO Property in the possession of the Trustee upon request.

   In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) the items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be required to enable such Certificateholders to prepare their federal income tax returns. Such information is to include the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Trust Fund.

 Other Information

   The Pooling and Servicing Agreement requires that the Trustee make available at its offices, during normal business hours, for review by any Holder of a Certificate, the Depositor, the Special Servicer, the Servicer, any Rating Agency, any potential investor in the Certificates or any other Person to whom the Depositor believes such disclosure is appropriate, originals or copies of, among other things, the following items (except to the extent not permitted by applicable law or under any of the Mortgage Loan documents): (i) the Pooling and Servicing Agreement and any amendments thereto, (ii) all Distribution Date Statements delivered to holders of the relevant Class of Offered Certificates since the Closing Date, (iii) all annual officers' certificates and accountants' reports delivered by the Servicer and Special Servicer to the Trustee since the Closing Date regarding compliance with the relevant agreements, (iv) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property, (v) the most recent annual operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and retail "sales information", if any, collected by or on behalf of the Servicer or the Special Servicer with respect to each Mortgaged Property, (vi) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer and/or the Special Servicer, and (vii) any and all officers' certificates and other evidence delivered to or by the Trustee to support the Servicer's, the Trustee's or the Fiscal Agent's, as the case may be, determination that any Advance, if made, would not be recoverable and (viii) any other materials provided to a requesting Certificateholder as provided in the Pooling and Servicing Agreement in situations where such requesting Certificateholder declined to enter into a confidentiality agreement with the Servicer. Copies of any and all of the foregoing items will be available from the Trustee upon request; however, the Trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

                               USE OF PROCEEDS

   The net proceeds from the sale of Offered Certificates will be used by the Depositor to pay part of the purchase price of the Mortgage Loans.

                   CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

   The following summary and the discussion in the Prospectus under the heading "Certain Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates" are a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates and are based on the advice of Cadwalader, Wickersham & Taft. The summary below and such discussion in the Prospectus do not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. In addition, such summary and such discussion do not address state, local or foreign tax issues with respect to the acquisition, ownership or disposition of the Offered Certificates. The authorities on which such summary and such discussion are based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. Such summary and such discussion reflect the applicable provisions of the Code, as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of the Treasury. Investors should consult their own tax advisors in determining the federal, state, local, foreign or any other tax consequences to them of the purchase, ownership and disposition of Certificates.

   Elections will be made to treat the Trust Fund, exclusive of the Reserve Accounts, the Lock Box Accounts, the Cash Collateral Accounts, the Excess Interest and the Default Interest in respect of the Mortgage Loans (such portion of the Trust Fund, the "Trust REMICs"), as two separate REMICs (the "Upper-Tier REMIC" and the "Lower-Tier REMIC," respectively) within the meaning of Code Section 860D. The Reserve Accounts, the Lock Box Accounts and the Cash Collateral Accounts will be treated as beneficially owned by the respective borrowers for federal income tax purposes. The Lower-Tier REMIC will hold the Mortgage Loans (exclusive of the Excess Interest and Default Interest) proceeds therefrom, the Collection Account, the Distribution Account and any REO Property, and will issue (i) certain uncertificated classes of regular interests (the "Lower-Tier Regular Interests") to the Upper-Tier REMIC and (ii) the Class LR Certificates, which will represent the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and the Upper-Tier Distribution Account in which distributions thereon will be deposited, and will issue the Class A-1A, Class A-1B, Class A-1C, Class A-1D, Class A-CS1, Class PS-1, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8Z, Class B-1, Class B-2, Class B-3, Class B-3SC, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-7H Certificates (the "Regular Certificates") as classes of regular interests and the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable temporary or final regulations of the United States Department of the Treasury ("Treasury Regulations") thereunder, in the opinion of Cadwalader, Wickersham & Taft, the Trust Fund will qualify as two separate REMICs. References in this discussion to the "REMIC" will, unless the context dictates otherwise, refer to each of the Upper-Tier REMIC and the Lower-Tier REMIC. The Class V-1 and Class V-2 Certificates will represent pro rata undivided beneficial interests in the portion of the Trust Fund consisting of Excess Interest and Default Interest in respect of the Mortgage Loans, respectively, and such portions will be treated as a grantor trust for federal income tax purposes.

   The Offered Certificates will be treated as "loans . . . secured by an interest in real property which is . . . residential real property" or "loans secured by an interest in . . . health . . . institutions or facilities, including structures designed or used primarily for residential purposes for
 . . . persons under care" for domestic building and loan associations (but only to the extent of the allocable portion of the Mortgage Loans secured by multifamily properties and mobile home community properties, or nursing homes and congregate care facilities, respectively) and "real estate assets" for real estate investment trusts, to the extent described in the Prospectus. As of the Cut-off Date, multifamily loans, mobile home community loans and loans secured by nursing homes or congregate care facilities represent approximately 19%, 2% and less than 1%, respectively, of the Mortgage Loans by unpaid principal balance. Mortgage Loans which have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments.

   The Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Beneficial owners of the Offered Certificates will be required to report income on such regular interests in accordance with the accrual method of accounting. The Class A-8Z Certificate will be issued with original issue discount for federal income tax purposes in an amount equal to the excess of the Initial Certificate Balance thereof and all interest expected to accrue thereon over their issue price (including accrued interest). It is anticipated that the Class A-1A, Class

A-1B, Class A1-C, Class A-1D, Class A-1E, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates will not be issued with original issue discount for federal income tax purposes. See "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates --Taxation of Regular Certificates -- Premium" in the Prospectus.

   Although unclear for federal income tax purposes, it is anticipated that the Class A-CS1 and Class PS-1 Certificates will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon (assuming the Weighted Average Net Mortgage Pass-Through Rate changes in accordance with the Prepayment Assumption (as described below)), over their respective issue prices (including accrued interest, if any). Any "negative" amounts of original issue discount on the Coupon Strip Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently, but may be offset against future positive accruals of original issue discount, if any. Finally, a holder of a Coupon Strip Certificate may be entitled to a loss deduction to the extent it becomes certain that such holder will not recover a portion of its basis in such Certificate, assuming no further prepayments. In the alternative, it is possible that rules similar to the "noncontingent bond method" of the OID Regulations, as amended on June 12, 1996, may be promulgated with respect to the Certificates. See "Federal Income Tax Consequences -- Federal Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Original Issue Discount" in the Prospectus. Under the noncontingent bond method, if the interest payable for any period is greater or less than the amount projected, the amount of income included for that period would be either increased or decreased accordingly. Any reduction in the income accrual for a period below zero (a "Negative Adjustment") would be treated by a Certificateholder as ordinary loss to the extent of prior income accruals and may be carried forward to offset future interest accruals. At maturity, any remaining Negative Adjustment would be treated as a loss on retirement of the Certificate. The legislative history of relevant Code provisions indicates, however, that negative amount of original issue discount on an instrument such as a REMIC regular interest may not give rise to taxable losses in any accrual period prior to the instrument's disposition or retirement. Thus, it is not clear whether any losses resulting from a Negative Adjustment would be recognized currently or be carried forward until disposition or retirement of the debt obligation.

   For purposes of accruing original issue discount, determining whether such original issue discount is de minimis and amortizing any premium, the Prepayment Assumption will be 0% CPR, with all ARD Loans prepaying on their related Anticipated Repayment Dates. See "Prepayment and Yield Considerations -- Yield on the Class A-CS1 and Class PS-1 Certificates" herein. No representation is made as to the rate, if any, at which the Mortgage Loans will prepay.

   Although not free from doubt, it is anticipated that any prepayment premiums will be treated as ordinary income to the extent allocable to beneficial owners of the Offered Certificates as such amounts become due to such beneficial owners.

   For a discussion of the tax consequences of the ownership of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof or is a foreign estate or trust, see "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Certain Foreign Investors -- Regular Certificates" in the Prospectus.

                             ERISA CONSIDERATIONS

   The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other Persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Subordinated Offered Certificates is restricted. See "Description of the Offered Certificates -- Transfer Restrictions" herein. Accordingly, except as specifically referenced herein, the following discussion does not purport to discuss the considerations under ERISA, Section 4975 of the Code or Similar Law with respect to the purchase, holding or disposition of the Subordinated Offered Certificates and for purposes of the following discussion all references to the Offered Certificates are deemed to exclude the Subordinated Offered Certificates.

   As described in the Prospectus under "ERISA Considerations," ERISA and the Code impose certain duties and restrictions on Plans and certain persons who perform services for Plans. For example, unless exempted, investment by a

Plan in the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code. There are certain exemptions issued by the United States Department of Labor (the "Department") that may be applicable to an investment by a Plan in the Offered Certificates. The Department has granted to the Underwriter an administrative exemption (Prohibited Transaction Exemption 93-32, 58 Fed. Reg. 28,623 (May 14, 1993)), referred to herein as the "Exemption," for certain mortgage-backed and asset backed certificates underwritten in whole or in part by the Underwriter. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, underwritten by the Underwriter, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations, provided that the conditions and requirements of the Exemption are satisfied. The loans described in the Exemption include mortgage loans such as the Mortgage Loans. However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

   Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Offered Certificates are the following:

   (1) The acquisition of Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm's length transaction with an unrelated party;

   (2) The rights and interests evidenced by Offered Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by the other Certificates of the Trust Fund;

   (3) The Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from any of S&P, Moody's, Fitch or Duff & Phelps Credit Rating Co. ("DCR");

   (4) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below);

   (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Trust Fund represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Servicer and any other servicer represents not more than reasonable compensation for such person's services under the Pooling and Servicing Agreement and reimbursement of such person's reasonable expenses in connection therewith; and

   (6) The Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

   The Trust Fund must also meet the following requirements:

   (a) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

   (b) certificates in such other investment pools must have been rated in one of the three highest rating categories of S&P, Moody's, Fitch or DCR for at least one year prior to the Plan's acquisition of the Offered Certificates pursuant to the Exemption; and

   (c) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of the Offered Certificates pursuant to the Exemption.

   If all of the conditions of the Exemption are met, whether or not a Plan's assets would be deemed to include an ownership interest in the Mortgage Loans in the Mortgage Pool, the acquisition, holding and resale of the Offered Certificates by Plans would be exempt from the prohibited transaction provisions of ERISA and the Code.

   Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables, loans or obligations held in the trust, provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (c) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisitions; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or served by the same entity.

   The Exemption does not apply to the purchasing or holding of Offered Certificates by Plans sponsored by the Depositor, the Underwriter, the Trustee, the Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

   The Underwriter believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the Underwriter or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Certificates. However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided by the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Offered Certificates. As noted above, the Department, in granting the Exemption may not have considered interests in pools of the exact nature as some of the Offered Certificates. A fiduciary of a Plan that is a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law. See "Description of the Offered Certificates -- Transfer Restrictions" herein.

   Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and the Code to such investment. See "ERISA Considerations" in the Prospectus.

   BECAUSE THE SUBORDINATED OFFERED CERTIFICATES ARE SUBORDINATE TO ONE OR MORE CLASSES OF CERTIFICATES, THE PURCHASE AND HOLDING OF THE SUBORDINATED OFFERED CERTIFICATES BY OR ON BEHALF OF A PLAN MAY RESULT IN "PROHIBITED TRANSACTIONS" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW. ACCORDINGLY, EACH PROSPECTIVE TRANSFEREE OF A SUBORDINATED OFFERED CERTIFICATE THAT IS A DEFINITIVE CERTIFICATE WILL BE REQUIRED TO (A) DELIVER TO THE DEPOSITOR, THE CERTIFICATE REGISTRAR AND THE TRUSTEE A REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM SET FORTH AS AN EXHIBIT TO THE POOLING AND SERVICING AGREEMENT STATING THAT SUCH TRANSFEREE IS NOT A PLAN OR A PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN, OTHER THAN AN INSURANCE COMPANY INVESTING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND SUBSEQUENT HOLDING OF THE OFFERED CERTIFICATE WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE UNDER SECTIONS I AND III OF PTE 95-60, OR (B) PROVIDE (I) AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR THAT THE PURCHASE OF THE SUBORDINATED OFFERED CERTIFICATE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA, THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE DEPOSITOR, THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, OR THE FISCAL AGENT TO ANY OBLIGATION IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT AND (II) SUCH OTHER OPINIONS OF COUNSEL, OFFICERS' CERTIFICATES AND AGREEMENTS AS THE CERTIFICATE REGISTRAR MAY REQUIRE IN CONNECTION WITH SUCH TRANSFER. THE PURCHASER OR TRANSFEREE OF ANY INTEREST IN A SUBORDINATED OFFERED CERTIFICATE THAT IS NOT A DEFINITIVE CERTIFICATE SHALL BE DEEMED TO REPRESENT THAT IT IS NOT A PERSON DESCRIBED IN CLAUSE (A) ABOVE. THE SUBORDINATED OFFERED CERTIFICATES WILL CONTAIN A LEGEND DESCRIBING SUCH RESTRICTIONS ON TRANSFER AND THE POOLING AND SERVICING AGREEMENT WILL PROVIDE THAT ANY ATTEMPTED OR PURPORTED TRANSFER IN VIOLATION OF THESE TRANSFER RESTRICTIONS WILL BE NULL AND VOID AB INITIO.

   The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

                               LEGAL INVESTMENT

   Any Class of Certificates rated in the category of "AAA" or "AA" (or the equivalent) by at least one Rating Agency will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, for so long as the Mortgage Loans are secured by liens on real estate.

   Except as to the status of certain Classes of Offered Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Offered Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of the Offered Certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute a legal investment or are subject to investment, capital or other restrictions.

   See "Legal Investment" in the Prospectus.

                            METHOD OF DISTRIBUTION

   Subject to the terms and conditions set forth in the Underwriting Agreement between the Depositor and the Underwriter, the Offered Certificates will be purchased from the Depositor by the Underwriter, an affiliate of the Depositor, upon issuance. The Underwriter has agreed to reimburse the Issuer for up to $3,000,000 of its expenses incurred in connection with the Offering out of the Underwriter's profits. Distribution of the Offered Certificates will be made by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be approximately 112.48% of the initial principal balance thereof as of the Cut-off Date, plus accrued interest from the Cut-off Date, before deducting expenses payable by the Depositor.

   In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts. The Mortgage Loan Seller and the Underwriter are wholly owned subsidiaries of Nomura Holding America Inc. The Depositor is a wholly owned subsidiary of the Mortgage Loan Seller. The Mortgage Loan Seller or an affiliate has acquired a preferred equity interest in 9 of the borrowers or their affiliates, which are the borrowers (or affiliates) with respect to Mortgage Loans representing approximately 9% of the Initial Pool Balance. In addition, the Mortgage Loan Seller or an affiliate has an equity interest in the borrower with respect to the Dayton Mall, the San Malls, the Security Square Mall and the Westin Peachtree Hotel and has an equity interest in the parent of the borrower with respect to the Westin Peachtree Hotel Loan and an equity interest in the parent of the property manager with respect to the Westin Peachtree Hotel Loan; such Mortgage Loans represent 11% of the Initial Pool Balance. See "Risk Factors and Other Special Considerations -- Other Financing," "--Equity Investments by the Mortgage Loan Seller and/or its Affiliates" and "--Conflicts of Interest" herein. In addition, the Mortgage Loan Seller or an affiliate may have other financing arrangements with affiliates of the borrowers and may enter into additional financing relationships in the future. Certain officers and directors of the Depositor and its affiliates may own equity interests in affiliates of the borrowers.

   The Depositor also has been advised by the Underwriter that it currently expects to make a market in the Offered Certificates, however, it has no obligation to do so. Any market making may be discontinued at any time, and there can be no assurance that an active public market for the Offered Certificates will develop.

   The Depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, certain liabilities, including liabilities under the Securities Act of 1933.

   This Prospectus Supplement dated October 24, 1997 and the Prospectus dated October 24, 1997 may only be issued or passed on in the United Kingdom to a person who is of a kind described in Article 9(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1988 or is a person to whom this Prospectus Supplement and the Prospectus may otherwise lawfully be issued or passed on.

   The Trust Fund described in this Prospectus Supplement may only be promoted (whether by the issuing or passing on of documents as referred to in the foregoing restriction or otherwise) by an authorized person under Chapter III of the Financial Services Act 1986 of the United Kingdom ("FSA") to a person in the United Kingdom if that person is of a kind described in section 76(2) of the FSA or as permitted by the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

                                 LEGAL MATTERS

   Certain legal matters will be passed upon for the Depositor and for the Underwriter by Cadwalader, Wickersham & Taft, New York, New York.

                                    RATING

   It is a condition to the issuance of the Offered Certificates that (i) the Class A-1A, Class A-1B, Class A-1C and Class A-1D Certificates be rated "AAA" by each of Standard & Poor's Rating Services ("S&P") and Fitch Investors Service, L.P. ("Fitch") and "Aaa" by Moody's Investors Service, Inc. ("Moody's", and together with S&P and Fitch, the "Rating Agencies"), (ii) the Class A-CS1 and Class PS-1 Certificates be rated "AAA" by Fitch and "Aaa" by Moody's, (iii) the Class A-1E Certificates be rated "AAA" by Fitch, "AA+" by S&P and "Aa1" by Moody's, (iv) the Class A-2 Certificates be rated "AA" by Fitch, "A+" by S&P and "A1" by Moody's, (v) the Class A-3 Certificates be rated "A+" by Fitch and "A-" by S&P, (vi) the Class A-4 Certificates be rated "A" by Fitch and "BBB+" by S&P, (vii) the Class A-5 Certificates be rated "BBB+" by Fitch and "BBB" by S&P, (viii) the Class A-6 Certificates be rated "BBB-" by each of Fitch and S&P, (ix) the Class A-7 Certificates be rated "BBB-" by Fitch and (x) the Class A-8Z Certificates be rated "BBB-" by S&P. For a description of the limitations of the ratings of the Offered Certificates, see "Rating" herein. The Rated Final Distribution Date of each Class of Offered Certificates is February 14, 2043.

   The Rating Agencies' ratings on mortgage pass-through certificates address the likelihood of the timely payment of interest and the ultimate repayment of principal by the Rated Final Distribution Date. The Rating Agencies' ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the Certificates, and the extent to which the payment stream in the Mortgage Pool is adequate to make payments required under the Certificates. Ratings on mortgage pass-through certificates do not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (both voluntary and involuntary) by mortgagors, or the degree to which such prepayments might differ from those originally anticipated. The security ratings do not address the possibility that Certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood of receipt of Prepayment Premiums, Net Default Interest or Excess Interest or the timing or frequency of the receipt thereof. In general, the ratings thus address credit risk and not prepayment risk. Also, a security rating does not represent any assessment of the yield to maturity that investors may experience or the possibility that the holders of the Class A-CS1 or Class PS-1 Certificates might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the Mortgage Loans (including both voluntary and involuntary prepayments). As described herein, the amounts payable with respect to the Class A-CS1 and Class PS-1 Certificates consist only of interest. If the entire pool were to prepay in the initial month, with the result that the Class A-CS1 and PS-1 Certificateholders receive only a single month's interest and thus suffer a nearly complete loss of their investment, all amounts "due" to such holders will nevertheless have been paid, and such result is consistent with the rating received on the Class A-CS1 and Class PS-1 Certificates. Accordingly, the ratings of the Class A-CS1 and Class PS-1 Certificates should be evaluated independently from similar ratings on other types of securities. The ratings do not address the fact that the Pass-Through Rates of the Offered Certificates to the extent that they are based on the Weighted Average Net Mortgage Pass-Through Rate may be affected by changes thereon.

   There can be no assurance as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating and, if so, what such rating would be. A rating assigned to the Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned by the Rating Agencies pursuant to the Depositor's request.

   The rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.

                       INDEX OF SIGNIFICANT DEFINITIONS

A
AA ..........................................................  S-129
Aaa .........................................................  S-129
ACMs ........................................................   S-47
ADA .........................................................   S-50
Advance Amount ..............................................   S-68
Advance Rate ................................................  S-127
Advances ....................................................  S-127
Air Rights ..................................................   S-70
Air Rights Lease ............................................   S-71
Air Rights Tenant ...........................................   S-71
AMRESCO .....................................................  S-145
AmSouth Borrower ............................................   S-67
AmSouth Loan ................................................   S-67
Am-South Property ...........................................   S-67
ASLP ........................................................  S-145
Available Funds .............................................   S-89
B
Balloon Loans .........................................   S-20, S-72
Balloon Payment .......................................   S-20, S-73
Balloon Payments ............................................   S-48
Bloomfield Purchase Agreement ...............................  S-125
Blue Cross Lease ............................................   S-64
C
Cablevision Lease ...........................................   S-59
Cash Collateral Accounts ....................................  S-128
CEDEL ..............................................   1, S-18, S-54
CEDEL Participants ..........................................  S-106
CERCLA ......................................................   S-47
Certificate Balance .........................................    S-2
Certificate Owners ..........................................  S-107
Certificate Registrar .......................................  S-104
Certificates .............................................   1, S-15
Clarksburg ..................................................   S-70
Class .......................................................    S-2
Code .................................................   S-31, S-108
Collateral Account ..........................................  S-138
Collateral Substitution Deposit .............................   S-74
Collection Account ..........................................  S-129
Columbia Sussex .............................................   S-69
Comsat Borrower .............................................   S-69
Comsat Facilities Lease .....................................   S-70
Comsat Junior Loan ..........................................   S-69
Comsat Leases ...............................................   S-70
Comsat Loans ................................................   S-69
Comsat Master Lease .........................................   S-70
Comsat Property .............................................   S-69
Comsat Senior Loan ..........................................   S-69
Cooperative .................................................  S-107
Credit Lease ..........................................   S-19, S-58
Credit Lease Assignments ....................................   S-19
Credit Lease Default ........................................   S-59
Credit Lease Loan ...............................   S-19, S-39, S-58

                                     S-156

Credit Lease Loans .................................   S-19, S-39, S-58
Credit Lease Properties ......................................     S-19
Credit Leases ................................................     S-39
Crossover Date ...............................................     S-28
D
Dayton Mall Borrower .........................................     S-67
Dayton Mall Loan .............................................     S-67
Dayton Mall Property .........................................     S-67
Defeasance Lock-out Period ...................................     S-21
Defeasance Option ........................................   S-21, S-74
Definitive Certificate .......................................    S-104
Department ...................................................    S-152
Deposit ......................................................    S-138
Depositaries .................................................    S-105
Depositor ....................................................        1
Directing Holders ............................................    S-138
Distribution Account .........................................    S-129
Distribution Date .........................................   S-2, S-89
DSCR ......................................................   S-9, S-10
DTC ....................................................   1, S-18, C-1
E
Eligible Bank .................................................   S-129
Enhancement Policy ............................................    S-59
EPA ...........................................................    S-48
ERISA ............................................   S-31, S-108, S-151
Euroclear ............................................    1, S-18, S-54
Euroclear Operator ............................................   S-107
Euroclear Participants ........................................   S-106
Event of Default ..............................................   S-134
Excess Interest ...............................................    S-72
Exemption .....................................................    S-31
F
Fair Market Value .............................................   S-138
Fath Borrower .................................................    S-64
Fath Pool Loan ................................................    S-64
Fath Pool Mortgages ...........................................    S-64
Fath Pool Properties ..........................................    S-64
Fath Pool Property ............................................    S-64
Final Recovery Determination ..................................   S-147
Fiscal Agent ..............................................   S-2, S-16
Fitch .............................................    S-2, S-32, S-155
Fixed Voting Rights Percentage .................................  S-135
Form 8-K .......................................................   S-16
FSA ............................................................  S-154
G
GCI ............................................................   S-69
Global Securities ..............................................    C-1
GPLP ...........................................................   S-67
Guarantor ..........................................   S-19, S-39, S-58
Guarantors .........................................   S-19, S-39, S-58

                                     S-157

H
Hartz RB II ................................................    S-63
Hartz Urban ................................................    S-63
Healthcare Loan ............................................    S-55
Healthcare Property ........................................    S-55
Holders ....................................................   S-107
Hotel Loan .................................................    S-55
Hotel Property .............................................    S-55
I
Indirect Participants ......................................   S-105
Industrial Loan ............................................    S-55
Industrial Property ........................................    S-55
Initial Pool Balance .......................................    S-55
Instructions ...............................................   S-138
Interest Reserve Account ...................................   S-129
L
Lease Enhancement Policies .................................    S-19
Lease Enhancement Policy ...................................    S-40
Level A ....................................................   S-121
Lock Box Accounts ..........................................   S-128
Lock-out Period ............................................    S-20
Lower Rate .................................................   S-137
Lower-Tier Interests .......................................    S-27
Lower-Tier REMIC ...........................................    S-27
M
Method of Distribution .....................................     S-3
Mezzanine Debt .............................................    S-43
Mobile Home Loan ...........................................    S-55
Mobile Home Property .......................................    S-55
Monthly Debt Service Payment ...............................    S-72
Monthly Mortgage Loan Payments .............................    S-44
Monthly Operating Expenses .................................    S-44
Monthly Payments ...................................      S-19, S-72
Monthly Rental Payment .....................................    S-40
Monthly Rental Payments ........................... S-19, S-58, S-59
Mortgage ...................................................    S-55
Mortgage Loan Purchase and Sale Agreement ..................    S-56
Mortgage Loan Seller ..............................    1, S-15, S-16
Mortgage Loans ...........................................   1, S-55
Mortgage Loans Secured by More Than One Mortgaged Property ...  S-43
Mortgage Pool ................................................     1
Mortgage Rate ................................................  S-20
Mortgaged Properties .........................................     1
Mortgaged Property ...........................................  S-19
Multifamily Loan .............................................  S-55
Multifamily Property .........................................  S-55
N
Negative Adjustment .......................................... S-151
Note .........................................................  S-55
Notional Balance .............................................   S-2
O
Offered Certificates ...................................   S-2, S-88
Office Loan ..................................................  S-55
Office Property ..............................................  S-55
Operating License ............................................  S-40

                                     S-158

Originators ....................................................   S-16
P
Participants ...................................................  S-104
Permitted Investments ..........................................  S-129
P&I Advance ..............................................   S-8, S-126
P&I Advances ...................................................   S-29
Plan ..................................................... S-108, S-151
Plans ..........................................................   S-31
Pool Loan ................................................    S-8, S-79
Pool Loans .....................................................   S-75
Pooling and Servicing Agreement ..........................  S-15, S-119
Preferred Interest Holder ......................................   S-44
Prepayment Premium .......................................   S-21, S-73
Primary Term ...................................................   S-59
Principal Distribution Amount ..................................   S-28
Private Certificates .....................................    S-2, S-88
Property Advances ..............................................  S-127
PTE ............................................................   S-32
R
Rating Agencies ....................................   S-2, S-32, S-155
Record Date ....................................................   S-89
Regular Certificates ...................................    S-30, S-150
Release Date ...................................................   S-74
REMIC ..........................................   S-2, S-6, S-27, S-30
REMIC Regulations ..............................................  S-150
REO Account ....................................................   S-88
REO Property ...................................................   S-88
Repurchase Price ...............................................  S-125
Reserve Accounts ...............................................   S-56
Residual Certificates ..........................................   S-30
Restricted Group ...............................................  S-153
Retail Loan ....................................................   S-55
Retail Property ................................................   S-55
Revised Rate ...................................................   S-72
RLL ............................................................   S-41
Rules ..........................................................  S-106
S
Saul Centers Borrower ..........................................   S-61
Saul Centers Mortgages .........................................   S-60
Saul Centers Retail Pool Loan ..................................   S-60
SEL ............................................................    S-3
Servicer .................................................    S-2, S-15
Servicer Remittance Date .......................................  S-126
Servicing Compensation .........................................  S-145
Servicing Fee ..................................................  S-145
Servicing Fee Rate .............................................  S-145
Servicing Standard .............................................  S-126
Similar Law ....................................................  S-151
S&P ...............................................    S-2, S-32, S-155
Special Servicer ..................................    S-2, S-15, S-145
Special Servicing Fee ..........................................  S-146
Subordinate Class Advance Amount ...............................  S-127
Swiss Bank Tower ...............................................   S-71
Swiss Bank Tower ARD ...........................................   S-71
Swiss Bank Tower Borrower ......................................   S-71

                                     S-159

Swiss Bank Tower Loan ......................................    S-71
Swiss Bank Tower LOC .......................................    S-71
T
Tenant ........................................     S-19, S-39, S-58
Tenants .......................................     S-19, S-39, S-58
Terms and Conditions .......................................   S-107
Three Penn Plaza Borrower ..................................    S-63
Three Penn Plaza Loan ......................................    S-63
Three Penn Plaza Mortgage ..................................    S-63
Three Penn Plaza Property ..................................    S-63
Treasury Regulations .......................................   S-150
Trust Fund .................................................       1
Trust REMICs ..........................................   S-2, S-150
Trustee ...............................................    S-2, S-16
Trustee Fee ................................................   S-143
U
Underwriter ................................................ 1, S-15
Updated Appraisal ..........................................   S-136
Upper-Tier REMIC ...........................................    S-30
W
Westin .....................................................    S-45
Westin Casuarina Resort ....................................    S-68
Westin Casuarina Resort Borrower ...........................    S-68
Westin Casuarina Resort Loan ...............................    S-68
Westin Casuarina Resort Loan Documents .....................    S-68
Westin Casuarina Resort Loan Participation .................    S-68
Westin Peachtree ...........................................    S-66
Westin Peachtree Borrower ..................................    S-66
Westin Peachtree Loan ......................................    S-66
Westin Resorts .............................................    S-45
Withheld Amounts ...........................................   S-129
Z
Zoning Laws ................................................    S-50

                     [THIS PAGE INTENTIONALLY LEFT BLANK]

         ANNEX A: CHARACTERISTICS OF THE MORTGAGE LOANS IN POOL

                                                                                                         CUT-OFF DATE
 LOAN                                                                                          LOAN        PRINCIPAL       MONTHLY
   #             LOAN NAME                           BORROWER LEGAL NAME                       TYPE         BALANCE        PAYMENT
   -             ---------                           -------------------                       ----         -------        -------
   1     Saul Centers Retail-Senior (1)       Saul Subsidiary I L.P.                          hyper     $  121,000,000   $942,436.78
   1     Saul Centers Retail-Junior           Saul Subsidiary I L.P.                          hyper     $   26,000,000   $160,187.09
   2     3 Penn Plaza                         Hartz Entp. II Urban Renewal Assoc., L.P        hyper     $  110,000,000   $890,079.00
   3     Fath                                 Fath Properties, L.P.                           hyper     $   86,043,583   $631,357.33
   4     Westin Peachtree Hotel               The Peachtree Hotel Company                     hyper     $   74,745,084   $606,955.84
   5     Dayton Mall                          Dayton Mall Venture, LLC                        hyper     $   61,410,564   $462,893.95
   6     Am South                             Marray-Ash Plaza, Inc.                          hyper     $   57,170,900   $439,861.22
   7     The Century Building                 Crystal Partners, LP                            hyper     $   50,775,000   $386,105.90
   8     Healthcare @ Hyde Park               HPCH, LLC                                       hyper     $   49,931,286   $471,630.19
   9     Westin - G.C.                        Galleon Beach Resort LTD.                       fully     $   49,857,134   $441,855.35
   10    Comsat - Senior Note                 LCOR Clarksburg, LLC                            fully     $   41,922,013   $448,750.00
   10    Comsat - Junior Note                 LCOR Clarksburg, LLC                           bullet     $    5,740,919   $         -
   11    Swissbank Tower                      SB Tower Opoerating Company, Inc.               hyper     $   45,000,000   $302,273.20
   12    McBride Portfolio                    MBP/BRE, L.L.C.                                 hyper     $   24,615,000   $185,278.23
   12    McBride Portfolio                    FLIP/BRE, Inc.                                  hyper     $   12,616,000   $ 94,961.22
   12    McBride Portfolio                    OIP/BRE, L.L.C.                                 hyper     $    1,467,000   $ 11,042.18
   12    McBride Portfolio                    NJA/BRE, L.L.C.                                 hyper     $    6,302,000   $ 47,435.44
   13    F G Hotels                           Assorted                                        hyper     $   39,250,000   $323,064.80
   14    Security Square Mall                 MDC Investment Property LLC                     hyper     $   36,500,000   $298,083.71
   15    San Malls                            San Mall, LLC                                   hyper     $   35,998,709   $276,798.93
   16    JRK Crossed Multis                   JRK - Orlando Partners, LP                      hyper     $   35,908,813   $270,506.59
   17    Hermalin Portfolio                   MG-MLP Texas Limited Partnership                hyper     $   24,500,000   $177,897.15
   18    Pavillion Apartments                 Pavilion Apartments, L.L.C.                     hyper     $   23,832,128   $186,657.48
   19    Southern Meadows                     Gotham Real Estate L.P.                         hyper     $   19,770,886   $148,528.13
   20    Brittany Place                       Brae Brooke Village Associates                  hyper     $   18,560,433   $145,537.26
   21    Hybridon Office                      Charles River Building L.P.                     hyper     $   18,000,000   $146,453.94
   22    Amherst                              Amherst Portfolio Limited Partnership           hyper     $   17,979,261   $130,862.49
   23    Sheraton Ocean City                  L.P.B Hotel Corp.                               hyper     $   16,473,961   $137,114.06
   24    The Borgata                          TWC Borgata Holding LLC                         hyper     $   16,300,000   $114,754.28
   25    Value City - 2560 Valueway           MRSLV Columbus - Valueway L.L.C                 fully     $   16,291,287   $130,825.67
   26    PHP Properties                       GL/PHP, LLC                                     hyper     $   15,964,536   $155,197.14
   27    Riverview Center                     Riverview Center Associates LP                  hyper     $   14,573,490   $122,400.01
   28    The Foundry Building                 Foundry Parcel Fifteen Associates, LLC          hyper     $   14,400,000   $106,566.96
   29    Brainard Medical Building            Brainard Medical Campus, Ltd.                   hyper     $   13,435,307   $108,912.16
   30    Hotel Wales                          Carnegie Hill Hotel, Corp.                      hyper     $   13,116,324   $105,365.63
   31    AVCO Center Corp.                    Avco Center Corporation                         hyper     $   12,551,790   $102,570.28
   32    Tampa Plaza Shopping Plaza           Elsinore Developers                             hyper     $   11,909,596   $102,394.25
   33    Charter One Pool                     Servus Hotel Group, Inc.                        hyper     $   11,650,220   $101,787.58
   34    JRK Oceana Hotel                     CH Partners, LP                                 hyper     $   11,456,607   $ 96,428.84
   35    Cablevision Net Lease                CVNC Trust , Limited                            fully     $   11,437,915   $ 82,710.20
   36    Circle Marina Shopping Center        KJM Long Beach Investments L.P.                 hyper     $   11,241,394   $ 96,090.67
   37    Super Kmart - San Antonio            Buffalo Investors, LLC                          fully     $   11,126,629   $ 91,056.21
   38    Roseburg Valley Mall                 RVM Associates                                  hyper     $   10,880,000   $ 80,137.18
   39    Market Square S.C.                   Brandywine Realty Development, Inc.             hyper     $   10,243,108   $ 75,139.43
   40    Mediterranean Apartments             The Countywide Mediterranean Apartments, L.P.   hyper     $   10,052,010   $ 78,183.18
   41    30 Oak Hollow                        Rome, L.L.C.                                    hyper     $    9,968,239   $ 72,845.63
   42    Builders Square - Daytona            Square I-1, LLC                                 fully     $    9,630,924   $ 79,964.75
   43    Builders Square - NJ                 Williamstown Trust                              fully     $    9,410,131   $ 81,261.09
   44    Atlantic Beach Sheraton              Atlantic Beach Hotel Limited Partnership        hyper     $    9,350,000   $ 81,141.47
   45    Argosy Apartments                    Argosy, Ltd.                                    hyper     $    8,800,000   $ 65,493.84
   46    Walnut Hills I & II                  W/M Investors I, L.P.                           hyper     $    8,736,155   $ 64,143.41
   47    Builders Square - El Paso            Paso Builder Company, L.C.                      fully     $    8,638,513   $ 74,115.00
   48    Value City - Bay Road Crossing       MRSLV Saginaw L.L.C.                            fully     $    8,545,353   $ 68,622.67
   49    Steeplechase Apartments              Infinity Steeplechase L.L.C.                    hyper     $    8,447,000   $ 64,233.12
   50    Builders Square - San Antonio        San Builder Company L.C.                        fully     $    8,393,222   $ 72,010.50
   51    First National Bank Building         Mobile Tower L.P., an IL LP                     hyper     $    8,334,034   $ 68,889.29
   52    MIT - Jackson Building               Forest City Cambridge, Inc.                     hyper     $    7,800,000   $ 59,840.42
   53    Builders Square - Midland            Mid Builder Company L.C.                        fully     $    7,654,927   $ 65,239.50
   54    Cumberland Office Building           Eleven Inkster, L.L.C                           hyper     $    7,600,000   $ 55,026.17
   55    Plaza de Ville I&II                  W/M Plaza I, L.P.                               hyper     $    7,176,723   $ 50,463.71
   56    Springhouse                          Fayette-Oxford Associates L.P.                  hyper     $    7,151,444   $ 52,475.80
   57    The Plaza Shopping Center            Lynchburg Realty LLC                            hyper     $    7,142,017   $ 56,275.49
   58    Cressona Mall                        Cressona Associates, L.P.                       hyper     $    6,533,067   $ 55,503.68
   59    Gateway Center                       BCW Associates, Ltd.                            hyper     $    6,500,000   $ 52,998.43
   60    Port Royal Plaza                     Sandhill Venture Group                          hyper     $    6,487,667   $ 50,038.95
   61    Wells Fargo Building                 Austiaj Limited Partnership                     hyper     $    6,484,453   $ 52,822.47
   62    Autumn Woods                         Hoover Properties, L.L.P                        hyper     $    6,225,000   $ 45,848.81
   63    Keegan and Willow                    Houston Triangle I, LLC                         hyper     $    5,981,710   $ 45,795.06
   64    Lancers Center                       Cobblestone, LLC                                hyper     $    5,935,244   $ 44,784.84
   65    Circuit City - Tennessee             Bond-Circuit VIII Delaware Business Trust       fully     $    5,594,550   $ 48,961.67
   66    Westchester Key Apartments           High Point 85 Assoc. L. P.                      hyper     $    5,500,000   $ 38,796.32
   67    Value City - Carol Stream            MRSLV Carol Stream L.L.C.                       fully     $    5,460,858   $ 43,852.92
   68    Wind Drift                           Wind Drift-Oxford Associates, L.P.              hyper     $    5,300,000   $ 37,094.67
   69    Huntington Atrium                    Huntington Atrium Development, Inc.             hyper     $    5,175,655   $ 43,673.83
   70    Circuit City - Michigan              Bond-Circuit X Delaware Business Trust          fully     $    4,919,346   $ 43,052.50
   71    Western Palms                        Western Palms Investors, L.P.                   hyper     $    4,794,458   $ 38,022.28
   72    5 & 7 East 17th Street               5-7 East 17th, LLC                              hyper     $    4,686,855   $ 38,429.83
   73    Quioccasin Station Shopping Ctr.     QRS Limited Partnership                         hyper     $    4,591,568   $ 35,946.53
   74    Avanti Business Center               Avanti Business Center, LLC                     hyper     $    4,500,000   $ 35,992.94
   75    Park East Apartments                 PEA, LLP                                        hyper     $    4,350,000   $ 31,073.80
   76    Main Street Galleria                 Main Street Galleria, LLC                       hyper     $    4,347,376   $ 33,509.41
   77    West Ridge Green MHP                 West Ridge Green LTD.                           hyper     $    4,243,035   $ 30,800.70
   78    Triangle East                        Triangle East Shopping Centre                   hyper     $    4,240,000   $ 31,022.99
   79    Circuit City - California            Bond-Circuit XI Delaware Business Trust         fully     $    4,244,142   $ 37,143.33
   80    Circuit City - Pennsylvania          Bond-Circuit IX Delaware Business Trust         fully     $    4,244,142   $ 37,143.33
   81    GSS Investments - Short              GSS Investments LP                              fully     $      928,703   $ 15,846.54
   81    GSS Investments - Long               GSS Investments LP                              fully     $    3,305,405   $ 33,699.58
   82    Amberson Plaza                       Amberson Plaza Associates                       hyper     $    4,192,186   $ 32,611.28
   83    Mayhew Tech Center                   R. B. Tech Center                               hyper     $    4,190,306   $ 34,587.12
   84    Canterbury Townhouses                Canterbury Townhouses, L.C.                     hyper     $    4,122,500   $ 29,962.55
   85    Longwood Village                     Longwood Village Shopping Center                hyper     $    4,080,905   $ 29,858.93
   86    Value City - Gurnee                  MRSLV Gurnee Mills L.L.C                        fully     $    4,055,107   $ 32,564.17
   87    Westland Square                      Westland Square Associates, LTD.                hyper     $    4,039,769   $ 32,230.49
   88    Alderman Plaza                       Alderman Plaza Associates                       hyper     $    3,997,114   $ 28,353.04
   89    K-Mart Plaza Shopping Ctr.           Annandale Associates, Ltd.                      hyper     $    3,968,090   $ 31,767.05
   90    Coral Hills Apartments               Houston Beverly Hollow Associates, LTD.         hyper     $    3,947,184   $ 28,161.93
   91    Hungarybrook  Shopping Ctr           Hungarybrook Limited Company                    hyper     $    3,892,701   $ 30,204.25
   92    Cloverleaf Plaza                     Cloverleaf Plaza LLC                            hyper     $    3,865,000   $ 29,345.87
   93    St. Gregory Office Building          St. Gregory Properties Venture, LLC             hyper     $    3,818,853   $ 31,153.14
   94    Value City - Indianapolis            MRSLV Indianapolis L.L.C.                       fully     $    3,746,136   $ 30,083.00
   95    Pine Grove MHP                       Pine Grove Investors II L.P.                    hyper     $    3,743,854   $ 27,177.09
   96    Burlington Convalescent              Burlington Convalescent Investments LP          fully     $    3,495,179   $ 35,634.38
   97    Crystal Park Plaza                   CPARK, INC.                                     hyper     $    3,494,752   $ 29,878.23
   98    Clematis Corridor Portfolio          230 Clematis Street L.P.                        hyper     $    3,488,149   $ 30,666.75
   99    The Bellaire                         Retirement Assoc. LLC                          balloon    $    3,477,631   $ 31,024.81
  100    The Diamondhead Building             Diamondhead Assoc., L.P.                        hyper     $    3,469,446   $ 28,608.76
  101    14 Walkup Drive                      Westborough L.P.                                hyper     $    3,452,583   $ 28,610.60
  102    North Main Market                    Summerville Development Company                 hyper     $    3,446,540   $ 27,293.81
  103    One Enterprise Road                  DIV Enterprise, LLC                             hyper     $    3,390,950   $ 28,622.12
  104    101 Lucas Valley Road                One Lucas Valley Associates, LLC                hyper     $    3,249,307   $ 27,797.13
  105    Banzhoff Mobile Home Park            Sandy Hill Estates Partnership, Banzhoff        hyper     $    3,240,000   $ 26,443.64
  106    The Village at Townridge             Zeisler Morgan Industries, LLC                  hyper     $    3,226,987   $ 26,511.36
  107    San Jacinto Plaza                    San Jacinto Choice Group, Ltd.                  hyper     $    3,150,000   $ 24,124.71
  108    160 State Street                     160 State Street Associates                     hyper     $    3,119,555   $ 25,520.78
  109    Creekside Business Mall Office Bldg  Creekside Business Mall, LLC                    hyper     $    3,073,251   $ 25,465.39
  110    Blaisdell Apartments                 Blaisell Avenue Corp.                           hyper     $    2,992,157   $ 23,553.35
  111    Cherry Hill MHP                      Santiago Estates Cherry Hill LP                 hyper     $    2,978,037   $ 22,053.44
  112    Sunset Estates MHP                   Santiago Sunset Estates                         hyper     $    2,898,089   $ 21,461.40
  113    Avalon Center                        Avalon Center Investment Company                hyper     $    2,825,257   $ 22,959.82
  114    The Prestridge                       City Line Joint Venture LLP                     hyper     $    2,797,127   $ 21,889.82
  115    Harbourtown MHP                      Harbourtown LTD.                                hyper     $    2,745,493   $ 19,929.87
  116    Value City - Euclid                  Value City - Euclid                             fully     $    2,706,277   $ 21,732.50
  117    Westlodge Apartments                 W.L. Apartments                                 hyper     $    2,700,000   $ 18,915.78
  118    K-Mart Store                         KMT Stores Limited Partnership                  fully     $    2,592,472   $ 26,270.03
  119    Milford Plaza                        GP-Milford Realty Trust                         hyper     $    2,591,331   $ 21,132.02
  120    Best Western - Old Hickory Inn       Tennessee Hospitality L.P.                      hyper     $    2,541,934   $ 23,899.44
  121    Southwind Apartments (2)             Southwind Apartments, LLC                       hyper     $    2,500,000   $ 18,992.58
  122    Queen Anne Hotel                     Gokel Corporation                               hyper     $    2,448,157   $ 22,280.44
  123    College Plaza                        College Plaza Shopping Centre                   hyper     $    2,439,083   $ 17,846.14
  124    Steward Towers                       Steward Towers Limited Partnership              fully     $    2,432,733   $ 21,729.14
  125    Pinetree Mobile Home Park            Pine Tree Estates                               hyper     $    2,392,170   $ 19,747.76
  126    Value City - Alliance                MRSLV Alliance L.L.C                            fully     $    2,389,429   $ 19,188.08
  127    Lakeview Apartments                  Willow Creek Apartments, L.L.C.                 hyper     $    2,198,403   $ 15,548.77
  128    Broadway Shopping Center             Wichita Associates Limited Partnership          hyper     $    2,196,838   $ 17,028.25
  129    Westpointe Plaza Shopping Center     Westpointe Plaza, LLC                           hyper     $    2,175,000   $ 17,881.62
  130    Pointe O' Woods Apartments           Eenhoorn-PointO'Woods, L.P.                     hyper     $    2,110,307   $ 16,548.16
  131    Comfort Inn - Olive Branch           People Business, Inc.                           hyper     $    2,000,000   $ 16,619.89
  132    Days Inn - Monterey                  Mila Enterprises, Inc.                          hyper     $    1,898,570   $ 17,278.71
  133    Bridgeport Suite Apartments          Bridgeport Suites Associates, L.P.              hyper     $    1,846,652   $ 14,536.91
  134    LazyLand Mobile Home                 Lazyland Associates, LTD.                       hyper     $    1,837,667   $ 14,409.63
  135    Knights Inn - Atlanta                Durga Corp.                                     hyper     $    1,797,291   $ 16,148.79
  136    Best Western Needles                 Pashard Needles, Inc.                           hyper     $    1,787,262   $ 17,525.71
  137    Northland Square Apartments          Northland Square Investments, Inc.              hyper     $    1,652,937   $ 13,312.57
  138    Knights Inn - Bridgeville            Moonlight Hospitality, Inc.                     hyper     $    1,599,680   $ 14,923.30
  139    Benstein Business Center             Benstein Associates LP                          hyper     $    1,598,387   $ 12,625.90
  140    Carlton Place                        Tantilla Villas LLC                             hyper     $    1,598,377   $ 12,583.14
  141    Walgreens                            Rochester-Wal Company, L.L.C.                   fully     $    1,550,000   $ 12,792.30
  142    Emerson Mills Apts.                  Clipper Capital LLC                             hyper     $    1,479,009   $ 11,758.20
  143    Mission Terrace Office Park          Mission Terrace, L.P.                           hyper     $    1,474,170   $ 12,066.83
  144    Forest Park MHP                      Forest Park Partners, LLC                      balloon    $    1,278,145   $ 10,988.20
  145    Value City - 3140 Westerville        MRSLV Columbus - 3140 L.L.C                     fully     $    1,184,944   $  9,515.58
  146    Holland MHP                          Holland Mobile Home Park, Inc.                 balloon    $    1,138,881   $  9,118.21
  147    Sherwood Commons                     Sherwood Commons LLC                            hyper     $    1,118,776   $  8,467.04
  148    Mission Pointe                       Far East Enterprises, Inc.                      hyper     $    1,113,120   $  9,023.41
  149    Oakland Corners                      Oakland Associates Ltd.                         hyper     $    1,107,144   $  9,595.59
  150    Crescent Manor Apartments            Crescent Manor Apartments, L.L.C.               hyper     $    1,008,760   $  8,185.51
  151    University Village Apartments II     University Village Assoc. L.P.                  hyper     $      925,919   $  7,593.58
  152    Seminole Mobile Home Park            Seminole Mobile Home Park                       hyper     $      897,335   $  7,688.81
  153    Kingsbrooke Townhomes                Kingsmen Realty, L.L.C.                         hyper     $      893,607   $  7,132.19
  154    Los Arcos Apartments                 Ten To the Sixth, Inc.                          hyper     $      778,008   $  6,292.90
  155    Wagon Wheel Mobile Home Park         Wagon Wheel Community L.L.C                    balloon    $      754,779   $  6,225.68
                                                                                                        --------------
                                                                                                        $1,754,015,636

(1) The Saul Centers Retail Loan - Senior Note provides for additional amortization such that it will be paid in full in 300 months.
(2) The Southwind Apartments Loan provides for additonal amortization such that it will be paid in full in 240 months.


  BALLOON/
ANTICIPATED                                                                                                                BALLOON/
 REPAYMENT     ANTICIPATED                                                     ANTICIPATED                      CUT-OFF  ANTICIPATED
   DATE         REPAYMENT     MATURITY                              MONTHS      REMAINING    REMAINING           DATE     REPAYMENT
  BALANCE         DATE          DATE       RATE     AMORTIZATION   SEASONING      TERM        LOCKOUT    DSCR     LTV     DATE LTV
  -------         ----          ----       ----     ------------   ---------      ----        -------    ----     ---     --------
$96,300,160     10/11/12     10/11/27    8.640%   *     360           0           180           173      1.52     60%        48%
$         -                                       *  not level        0           163           162      1.20     73%         0%
$32,998,447      3/11/12      3/11/22    7.704%   *  not level        0           173           172      1.28     79%        24%
$76,939,940     10/11/07     10/11/27    8.000%   *     360           0           120           119      1.29     77%        69%
$51,410,410      6/11/12      6/11/22    8.560%   *     300           4           176           175      1.64     54%        37%
$49,744,720      7/11/12      7/11/27    8.270%   *     360           3           177           176      1.31     66%        53%
$51,741,613      9/11/07      9/11/27    8.500%   *     360           1           119           117      1.31     68%        61%
$45,807,575     10/11/07     10/11/27    8.380%   *     360           0           120           113      1.26     73%        65%
$24,374,192      9/11/12      9/11/17    9.670%   *     240           1           179           178      2.12     73%        36%
$ 2,681,181                   8/11/17    8.750%   *     240           2           238           237      1.83     58%         3%
$       (0)                   9/11/07    7.515%      not level        1           119           118      1.00     55%         0%
$15,587,763                   9/11/07   10.115%      not level        1           119           118      1.00     62%        20%
$44,891,099      4/11/09      2/11/41    7.280%   *     386           0           138           134      1.76     46%        46%
$20,115,526     10/11/07     10/11/22    7.710%   *     300           0           120           116      1.36     68%        56%
$10,309,869     10/11/07     10/11/22    7.710%   *     300           0           120           116      1.36     68%        56%
$ 1,198,841     10/11/07     10/11/22    7.710%   *     300           0           120           116      1.36     68%        56%
$ 5,150,033     10/11/07     10/11/22    7.710%   *     300           0           120           116      1.36     68%        56%
$31,003,566     10/11/09     10/11/22    8.764%   *     300           0           144           140      1.50     73%        58%
$30,591,594     10/11/12     10/11/27    9.167%   *     360           0           180           176      1.32     78%        65%
$32,565,652     10/11/07     10/11/27    8.500%   *     360           0           120           116      1.20     85%        77%
$32,391,896      5/11/07      5/11/27    8.252%   *     360           5           115           114      1.35     72%        65%
$19,492,817     10/11/12     10/11/27    7.890%   *     360           0           180           176      1.25     81%        65%
$20,990,149      4/11/09      4/11/27    8.670%   *     360           6           138           137      1.29     79%        69%
$17,807,282      7/11/07      7/11/27    8.234%   *     360           3           117           116      1.29     76%        68%
$16,891,794      7/11/07      7/11/27    8.700%   *     360           3           117           110      1.45     77%        70%
$16,507,684     10/11/07     10/11/27    9.125%   *     360           0           120           119      1.37     64%        59%
$16,058,918      8/11/07      8/11/27    7.903%   *     360           2           118           114      1.21     74%        66%
$13,087,148      8/11/09      8/11/22    8.880%   *     300           2           142           141      1.43     68%        54%
$14,423,466     10/11/07     10/11/27    7.570%   *     360           0           120           116      1.54     65%        58%
$         -                   8/11/17    7.410%         239           1           238           237      1.00     97%         0%
$ 6,933,674     12/11/09      3/11/14    8.980%   *     198           1           146           139      1.23     72%        31%
$13,241,431     10/11/04     10/11/22    9.010%   *     300           0            84            83      1.46     51%        46%
$12,850,663      1/11/08     10/11/27    8.090%   *     360           0           123           116      1.27     65%        58%
$11,268,063      8/11/07      8/11/22    8.560%   *     300           2           118           111      1.41     71%        59%
$10,959,708      9/11/07      9/11/22    8.460%   *     300           1           119           118      1.49     50%        42%
$11,036,722      4/11/07      4/11/24    8.870%   *     324           6           114           110      1.28     54%        48%
$10,462,091      7/11/08      7/11/26    9.670%         360          15           129           125      1.34     63%        55%
$10,000,263     10/11/07     10/11/22    9.500%   *     300           0           120           119      1.62     53%        46%
$ 9,744,680      5/11/07      5/11/22    8.990%   *     300           5           115           114      1.49     64%        54%
$       (0)                  10/11/17    8.616%      not level        1           240           239      1.00    104%         0%
$ 9,602,080      6/11/07      6/11/22    9.190%   *     300           4           116           109      1.29     75%        64%
$         -                   5/11/19    7.985%   *     261           2           259           255      1.00     96%         0%
$ 9,725,405     11/11/07     10/11/27    8.040%   *     360           0           121           114      1.33     78%        69%
$ 9,121,369     12/11/07      9/11/27    7.990%   *     360           1           122           115      1.45     72%        64%
$ 9,137,626      5/11/07      5/11/27    8.600%   *     360           5           115           111      1.21     80%        73%
$ 8,572,056      9/11/09      9/11/27    7.950%   *     360           1           143           142      1.32     74%        63%
$         0                   8/11/19    8.221%   *     263           1           262           258      1.00     98%         0%
$         1                  10/11/19    8.818%      not level        3           264           260      1.00     96%         0%
$ 4,094,952      1/11/13     10/11/17    8.500%   *     240           0           183           176      1.43     59%        26%
$ 7,864,654      1/11/08     10/11/27    8.150%   *     360           0           123           116      1.19     79%        70%
$ 7,791,309     10/11/07      7/11/27    7.990%   *     360           3           120           113      1.31     75%        67%
$         -                   9/11/19    8.783%         266           3           263           259      1.00     96%         0%
$         -                   8/11/17    7.410%         239           1           238           237      1.00     97%         0%
$ 7,620,612     10/11/07     10/11/27    8.380%   *     360           0           120           113      1.38     81%        73%
$         0                   9/11/19    8.783%         266           3           263           259      1.00     96%         0%
$ 5,800,463     12/11/11     12/11/21    8.710%   *     300          10           170           166      1.50     66%        46%
$ 6,364,013      2/11/08     11/11/22    7.930%   *     300          -1           124           117      1.30     69%        56%
$         -                   3/11/20    8.792%         272           3           269           265      1.00     97%         0%
$ 6,773,103     10/11/07     10/11/27    7.860%   *     360           0           120           113      1.43     74%        66%
$ 6,320,810     12/11/07      9/11/27    7.550%   *     360           1           122           115      1.37     82%        73%
$ 6,394,611     10/11/07     10/11/27    8.000%   *     360           0           120           113      1.29     77%        69%
$ 5,553,066      1/11/09      1/11/22    8.130%   *     292           1           135           131      1.66     64%        50%
$ 5,567,275      7/11/07      7/11/22    9.125%   *     300           3           117           110      1.26     78%        66%
$ 4,413,767      1/11/13     10/11/22    8.650%   *     300           0           183           176      1.40     58%        39%
$ 5,311,137     11/11/07      8/11/22    7.970%   *     300           2           121           114      1.36     69%        57%
$ 5,451,132      7/11/07      7/11/22    8.610%   *     300           3           117           110      1.50     65%        55%
$ 5,366,952      1/11/08     10/11/25    7.850%   *     336           0           123           116      1.23     75%        65%
$ 5,418,733      4/11/07      4/11/27    8.420%   *     360           6           114           110      1.46     73%        66%
$ 5,129,747     12/11/09      9/11/27    8.290%   *     360           1           146           139      1.23     74%        64%
$         -                   6/25/19    9.012%         266           5           261           260      1.00     96%         0%
$ 4,286,949      1/11/13     10/11/27    7.590%   *     360           0           183           176      1.56     69%        54%
$         -                   8/11/17    7.410%         239           1           238           237      1.00     97%         0%
$ 4,682,806     10/11/07     10/11/27    7.510%   *     360           0           120           113      1.26     80%        71%
$ 4,407,710      4/11/07      4/11/22    9.010%   *     300           6           114           110      1.61     55%        47%
$         -                   6/25/19    9.012%         266           5           261           260      1.00     96%         0%
$ 4,293,267      1/11/07      1/11/27    8.780%         360           9           111           107      1.25     74%        66%
$ 4,262,555      1/11/04      1/11/22    8.620%   *     300           9            75            71      1.55     63%        58%
$ 3,778,182     11/11/07      8/11/22    8.145%   *     300           2           121           114      1.40     74%        61%
$ 3,020,063      1/11/13     10/11/22    8.420%   *     300           0           183           176      1.46     66%        45%
$ 3,410,238      1/11/13     10/11/27    7.720%   *     360           0           183           176      1.44     75%        59%
$ 3,527,530     12/11/12      9/11/27    8.520%   *     360           1           182           175      1.23     72%        59%
$ 3,968,089      7/11/04      7/11/27    7.870%   *     360           3            81            74      1.77     57%        53%
$ 3,384,933     10/11/12     10/11/27    7.970%   *     360           0           180           173      1.33     60%        48%
$         3                   6/25/19    9.012%         266           5           261           260      1.00     96%         0%
$         3                   6/25/19    9.012%         266           5           261           260      1.00     96%         0%
$         -                   2/11/12    8.520%   *     84            8           172           171      2.13     52%         1%
$    89,598                   2/11/12    8.714%   *     180           8           172           171      2.13     52%         1%
$ 3,442,021     11/11/07      8/11/22    8.070%   *     300           2           121           114      1.39     70%        57%
$ 3,537,701      7/11/07      7/11/22    8.770%   *     300           3           117           110      1.35     74%        62%
$ 3,661,763      1/11/08     10/11/27    7.900%   *     360           0           123           116      1.26     77%        68%
$ 3,257,924     10/11/12     10/11/27    7.970%   *     360           0           180           173      1.29     77%        61%
$         -                   8/11/17    7.410%         239           1           238           237      1.00     97%         0%
$ 3,348,185     10/11/07      7/11/22    8.360%   *     300           3           120           113      1.31     78%        64%
$ 3,528,491     12/11/07      9/11/27    7.640%   *     360           1           122           115      1.30     71%        63%
$ 3,290,130     11/11/07      8/11/22    8.410%   *     300           2           121           114      1.28     79%        66%
$ 3,489,705     12/11/07      9/11/27    7.700%   *     360           1           122           115      1.50     79%        70%
$ 3,193,322     11/11/07      8/11/22    8.040%   *     300           2           121           114      1.36     75%        61%
$ 3,142,801      1/11/08     10/11/22    7.810%   *     300           0           123           116      1.69     80%        65%
$ 3,408,298      8/11/07      8/11/25    8.980%   *     336           2           118           111      1.36     69%        62%
$         -                   8/11/17    7.410%         239           1           238           237      1.00     97%         0%
$ 3,501,255      7/11/04      7/11/27    7.870%   *     360           3            81            74      1.47     73%        69%
$    94,745                   2/11/12    8.714%   *     180           8           172           171      1.97     66%         2%
$ 3,110,999      5/11/07      5/11/24    9.420%   *     324           5           115           108      1.37     67%        59%
$ 2,512,077      2/11/12      2/11/22    9.500%   *     300           8           172           165      1.49     60%        43%
$ 2,049,241                   4/11/12    9.230%   *     264           6           174           170      1.42     68%        40%
$ 2,939,498     12/11/06     12/11/21    8.680%   *     300          10           110           106      1.51     53%        45%
$ 2,927,503      1/11/07      1/11/22    8.750%   *     300           9           111           107      1.32     62%        52%
$ 2,653,138     12/11/09      9/11/22    8.290%   *     300           1           146           139      1.29     73%        56%
$ 3,130,614      6/11/04      6/11/23    9.160%   *     312           4            80            73      1.30     59%        55%
$ 2,776,176      6/11/07      6/11/22    9.200%   *     300           4           116           109      1.35     61%        52%
$ 2,698,881      1/11/13     10/11/27    9.160%   *     360           0           183           176      1.29     87%        72%
$ 2,703,421     11/11/07      9/11/22    8.730%   *     300           1           121           114      1.43     65%        54%
$ 2,589,282     10/11/07     10/11/22    7.910%   *     300           0           120           113      1.36     74%        60%
$ 2,627,304      6/11/07      6/11/22    8.650%   *     300           4           116           109      1.29     69%        58%
$ 2,607,804     12/11/06     12/11/21    8.740%   *     300          10           110           106      1.54     68%        58%
$ 2,487,255      7/11/07      7/11/22    8.200%   *     300           3           117           110      1.53     74%        62%
$ 2,390,345      9/11/12      9/11/27    8.090%   *     360           1           179           172      1.27     73%        59%
$ 2,326,175      9/11/12      9/11/27    8.090%   *     360           1           179           172      1.24     74%        60%
$ 2,371,449      8/11/07      8/11/22    8.590%   *     300           2           118           111      1.53     54%        45%
$ 2,595,531     12/11/02      9/11/22    8.150%   *     300           1            62            58      1.37     58%        54%
$ 2,567,587      7/11/04      7/11/27    7.870%   *     360           3            81            74      2.02     50%        47%
$         2                   8/11/17    7.410%         239           1           238           237      1.00     97%         0%
$ 2,375,219      1/11/08     10/11/27    7.520%   *     360           0           123           116      1.30     80%        70%
$    65,656                   3/11/12    8.650%   *     174           1           173           166      1.28     65%         2%
$ 2,044,967      4/11/12      4/11/25    8.950%   *     336           6           174           167      1.20     67%        53%
$ 1,896,941      6/11/07      6/11/17    9.550%   *     240           4           116           109      1.63     76%        57%
$    49,552      1/11/18     10/11/24    8.080%   *     324           0           243           236      1.26     74%         1%
$ 1,798,845      9/11/12      9/11/22   10.010%   *     300           1           179           172      1.59     47%        35%
$ 1,947,203     10/11/12     10/11/27    7.970%   *     360           0           180           173      1.31     70%        56%
$   135,575                   5/11/17    8.800%   *     240           5           235           231      1.42     61%         3%
$ 2,020,591      6/11/07      6/11/22    8.760%   *     300           4           116           109      1.29     75%        63%
$         4                   8/11/17    7.410%         239           1           238           237      1.00     97%         0%
$ 1,948,408      9/11/07      9/11/27    7.610%   *     360           1           119           112      1.44     73%        65%
$ 1,898,687      8/11/07      8/11/24    8.290%   *     324           2           118           111      1.47     73%        63%
$ 1,817,639      1/11/08     10/11/22    8.750%   *     300           0           123           116      1.44     68%        57%
$ 1,922,083      5/11/07      5/11/27    8.690%   *     360           5           115           108      1.52     78%        71%
$ 1,677,467      1/11/08     10/11/22    8.880%   *     300           0           123           116      1.51     63%        52%
$ 1,395,022      9/11/12      9/11/22   10.010%   *     300           1           179           172      1.63     45%        33%
$ 1,522,387     11/11/07      8/11/22    8.210%   *     300           2           121           114      1.64     54%        45%
$ 1,672,455      7/11/07      7/11/27    8.700%   *     360           3           117           110      1.29     80%        73%
$   810,843     12/11/12      9/11/17    8.960%   *     240           1           182           175      1.56     69%        31%
$   903,696      4/11/12      4/11/17   10.130%   *     240           6           174           170      1.39     66%        33%
$ 1,387,864      3/11/07      3/11/22    8.430%   *     300           7           113           106      1.46     74%        62%
$ 1,190,818      5/11/07      5/11/17    9.420%   *     240           5           115           108      1.61     64%        48%
$ 1,317,964     12/11/07      9/11/22    8.260%   *     300           1           122           115      1.38     67%        55%
$ 1,062,100     12/11/12      9/11/22    8.220%   *     300           1           182           175      1.25     80%        53%
$    54,976                   1/11/17    7.600%   *     231           0           231           224      1.52     57%         2%
$ 1,287,724      8/11/07      8/11/24    8.580%   *     324           2           118           111      1.30     80%        70%
$ 1,294,327      8/11/07      8/11/24    8.920%   *     324           2           118           111      1.54     69%        60%
$ 1,092,577                   8/11/07    9.280%   *     300           2           118           111      1.41     71%        61%
$         1                   8/11/17    7.410%         239           1           238           237      1.00     97%         0%
$   775,484                   9/11/12    8.420%   *     300           1           179           172      1.30     74%        51%
$   909,001     12/11/07      9/11/22    7.760%   *     300           1           122           115      1.57     75%        61%
$   933,563      8/11/07      8/11/22    8.560%   *     300           2           118           111      1.45     71%        59%
$   834,071      8/11/07      8/11/18    8.690%   *     252           2           118           111      1.43     65%        49%
$   694,119      4/11/12      4/11/22    8.530%   *     300           6           174           167      1.40     67%        46%
$   780,437      6/11/07      6/11/22    8.680%   *     300           4           116           109      1.44     74%        62%
$   637,152      6/11/12      6/11/22    9.220%   *     300           4           176           169      1.29     75%        53%
$   791,631      4/11/09      4/11/27    8.880%   *     360           6           138           134      1.27     66%        59%
$   714,006      4/11/07      4/11/27    9.030%   *     360           6           114           107      1.32     69%        63%
$   523,551                   8/11/12    8.770%   *     300           2           178           171      1.41     60%        42%
                                         ------                                   ---           ---
                                         8.372%                                   153           150

              ANNEX B: CHARACTERISTICS OF MORTGAGED PROPERTIES IN POOL

 LOAN  ASSET
  #      #          PROPERTY NAME                      ADDRESS                         CITY          STATE    ZIP
  -      -          -------------                      -------                         ----          -----    ---

       SAUL CENTERS RETAIL POOL
       ------------------------

   1     1    Seven Corners                  6201 Arlington Blvd.                  Falls Church        VA    22044
   1     2    Thruway Shopping Center        300 S. Stratford Rd                   Winston Salem       NC    27103
   1     3    White Oak Shopping Center      112010-112039 New Hampshire Ave.      Silver Spring       MD    20904
   1     4    Great Eastern Plaza            Marlboro Pike                         District Heights    MD    20028
   1     5    Hampshire Langley              New Hampshire & University Ave.       Langley Park        MD    20783
   1     6    Southside Plaza                Hull St & Belt Blvd                   Richmond            VA    23224
   1     7    Ravenwood                      Loch Raven & Goucher Blvd             Baltimore           MD    21204
   1     8    Giant Shopping Center          Liberty & Milford Rd                  Baltimore           MD    21207
   1     9    Belvedere Gardens              Hillen Ave/Sherwood Rd                Baltimore City      MD    21239

   2     1    3 Penn Plaza                   3 Penn Plaza                          Newark              NJ    07102

       FATH MULTIFAMILY POOL
       ---------------------

   3     1    Aspen Village                  2703 Erlene Drive                     Cincinnati          OH    45238
   3     2    Montana Valley                 2678 Montana Avenue                   Cincinnati          OH    45211
   3     3    The Biltmore                   6551 Melody Lane                      Dallas              TX    75231
   3     4    Lake of Woods                  7235 Hamilton Avenue                  Mt. Healthy         OH    45231
   3     5    Blue Grass                     3904 Lori Drive                       Erlanger            KY    41018
   3     6    Lindsay Lane                   4300 Duck Creek Road                  Cincinnati          OH    45227
   3     7    Compton Lake                   7777 Compton Lake Drive               Mt. Healthy         OH    45231
   3     8    Park Lane                      4201 Victory Parkway                  Cincinnati          OH    45229
   3     9    Lisa Ridge                     2496 Queen City Avenue                Cincinnati          OH    45238
   3     10   Preston Park                   5757 Preston View                     Dallas              TX    75240
   3     11   Colonial Ridge                 2919 Colonial Ridge Court             Pleasant Ridge      OH    45212
   3     12   Wyoming Hills                  2466 Wyoming Street                   Dayton              OH    45410
   3     13   Romaine Court                  4210 Romaine Court                    Oakley              OH    45209
   3     14   College Woods                  1165 Hillcrest Road                   Cincinnati          OH    45224
   3     15   Sun Valley                     5469 Kirby Road                       Cincinnati          OH    45223
   3     16   Slopes of Aspen                2720 Queen City Avenue                Cincinnati          OH    45238
   3     17   Beecher Street                 838 Beecher Street                    Walnut Hills        OH    45206

   4     1    *Westin Peachtree Plaza        210 Peachtree Street                  Atlanta             GA    30343
   5     1    Dayton Mall                    2700 Route 725                        Dayton              OH    45459
   6     1    Am South                       1901 Sixth Avenue                     Birmingham          AL    35203
   7     1    The Century Building           2341 Jefferson Davis Hwy              Crystal City        VA    22202
   8     1    Healthcare @ Hyde Park         5800 South Stoney Island Ave          Chicago             IL    60637
   9     1    *Westin Casuarina Resort       Seven Mile Beach                      Grand Cayman        BWI
  10     1    Comsat                         22300 Comsat Drive                    Clarksburg          MD    20871
  11     1    Swissbank Tower                10 East 50th Street                   New York            NY    10022

       MCBRIDE INDUSTRIAL OFFICE POOL
       ------------------------------

  12     1    1655 Valley Rd.                1655 Valley Rd.                       Wayne               NJ    07470
  12     2    40 Potash Rd.                  40 Potash Rd.                         Oakland             NJ    07436
  12     3    5 Thornton Rd.                 5 Thornton Rd.                        Oakland             NJ    07436
  12     4    1900 Pollitt Dr.               1900 Pollitt Dr.                      Fair Lawn           NJ    07410
  12     5    1905 Nevins Rd.                1905 Nevins Rd.                       Fair Lawn           NJ    07410
  12     6    1701 Pollitt Dr.               1701 Pollitt Dr.                      Fair Lawn           NJ    07410
  12     7    16-00 Route 208                16-00 Route 208                       Fair Lawn           NJ    07410
  12     8    1500 Pollitt Dr.               1500 Pollitt Dr.                      Fair Lawn           NJ    07410
  12     9    99 Bauer Drive                 99 Bauer Drive                        Oakland             NJ    07436
  12     10   95 Bauer Drive                 95 Bauer Drive                        Oakland             NJ    07436

       FG HOTEL PORTFOLIO
       ------------------

  13     1    Ramada - Minnetonka            12201 Ridgedale Dr.                   Minnetonka          MN    55305
  13     2    *Holiday Inn - La Concha       430 Duval Street                      Key West            FL    33040
  13     3    Ramada Inn - Rockland          929 Hingham Street                    Rockland            MA    02370
  13     4    Ramada - Warner Robbins        2725 Watson Boulevard                 Warner Robbins      GA    31093
  13     5    Holiday Inn Coral Gables       2051 Le Jeune Road                    Coral Gables        FL    33134
  13     6    Residence Inn - N. Central     13636 Goldmark Drive                  Dallas              TX    75240
  13     7    Historic Inns of Annapolis     58 State Circle                       Annapolis           MD    21401
  13     8    Gull Wing Suites               22 Main St., Rte 28                   South Yarmouth      MA    02664
  13     9    Ramada Regency - Hyannis       1127 Route 132                        Hyannis             MA    02601
  13     10   Ramada Falmouth                40 North Main Street                  Falmouth            MA    02540

  14     1    Security Square Mall           6901Security Square Blvd              Baltimore           MD    21207

       SAN MALLS RETAIL POOL
       ---------------------

  15     1    Northwest Mall                 555 Northwest Mall                    Houston             TX    77092
  15     2    Almeda Mall                    555 Almeda Mall                       Houston             TX    77075

       JRK MULTIFAMILY POOL
       --------------------

  16     1    Cliffs at Sixth Avenue         12 South Holman Way                   Golden              CO    80401
  16     2    The Waterways Apartments       4937 Waterways Court                  Orlando             FL    32839
  16     3    The Cliffs of Lakewood         1388 Garrison Street                  Lakewood            CO    80215
  16     4    Lake Fairway Apartments        1642 Lomaland                         El Paso             TX    79935
  16     5    La Privada Apartments          9030 Betel                            El Paso             TX    79907

       HERMALIN MULTIFAMILY POOL
       -------------------------

  17     1    Pecan Ridge                    2736 Lake Shore Drive                 Waco                TX    76708
  17     2    River Crest                    66 Daughtry Avenue                    Waco                TX    76706
  17     3    Woodhollow                     4502 Lake Shore Drive                 Waco                TX    76710

  18     1    Pavilion Apartments            2207 Summerhouse Dr                   Maryland Heights    MO    63146
  19     1    Southern Meadows               100 Terrace Road                      Bayport             NY    11705
  20     1    Brittany Place                 8501 Green Belt Rd.                   Greenbelt           MD    20770
  21     1    Hybridon Office                620 Memorial Drive                    Cambridge           MA    02139

       AMHERST MULTIFAMILY POOL
       ------------------------

  22     1    Boulders                       188 East Hadley Road                  Amherst             MA    01002
  22     2    Cliffside                      248 Amherst Road                      Sunderland          MA    01375

  23     1    Sheraton Fontainebleau         10100 Coastal Highway                 Ocean City          MD    21842
  24     1    The Borgata                    6166 North Scottsdale Road            Scottsdale          AZ    85253
  25     1    Value City - 2560 Valueway     2560 ValueWay                         Columbus            OH    43224

       PHP MEDICAL OFFICE POOL
       -----------------------

  26     1    Cranford                       16 Commerce Drive                     Cranford            NJ    07016
  26     2    Eatontown                      274 Highway 35                        Eatontown           NJ    07724
  26     3    Hamilton                       4622 Black Horse Pike                 Hamilton            NJ    08609
  26     4    Burlington                     2103 Mount Holly Road                 Burlington          NJ    08016
  26     5    Paramus                        80 Eisenhouwer Drive                  Paramus             NJ    07652
  26     6    Mount Laurel                   150 Century Parkway                   Mount Laurel        NJ    08054

  27     1    Riverview Center               150 Broadway                          Menands             NY    12204
  28     1    The Foundry Building           Promenade Street                      Providence          RI    02908
  29     1    Brainard Medical Building      29001 Cedar Road                      Lyndhurst           OH    44124
  30     1    Hotel Wales                    1295 Madison Avenue                   New York            NY    10128
  31     1    AVCO Center                    10850 Wilshire Blvd.                  Westwood            CA    90024
  32     1    Tampa Plaza Shopping Ctr.      8951 Tampa Avenue                     Los Angeles         CA    91324

       CHARTER ONE POOL
       ----------------

  33     1    Holiday Inn - Waterloo         2468 NYS Rt. 414                      Waterloo            NY    13165
  33     2    Holiday Inn - Oneonta          Rt. 23                                Oneonta             NY    13820
  33     3    Holiday Inn - Auburn           75 North Street                       Auburn              NY    13021
  33     4    Best Western - Cobleskill      Campus Drive Extension                Cobleskill          NY    12043

  34     1    JRK Oceana Hotel               849 Ocean Avenue                      Santa Monica        CA    90403
  35     1    Cablevision Net Lease          28 Cross Street                       Norwalk             CT    06851
  36     1    Circle Marina Shop Center      4542 PCH Hwy                          Long Beach          CA    90804
  37     1    Super Kmart - San Antonio      IH-410 & Westpond Road                San Antonio         TX    78217
  38     1    *Roseburg Valley Mall          1444 Garden Valley                    Roseburg            OR    97470
  39     1    Market Square S.C.             Route 202/Concord Pike                Wilmington          DE    19803
  40     1    Mediterranean Apartments       11555 S. Santa Gertrudes              Whittier            CA    90604
  41     1    30 Oak Hollow                  30 Oak Hollow Drive                   Southfield          MI    48034
  42     1    Builders Square - Daytona      2400 W. International Speedway Blvd.  Daytona             FL
  43     1    Builders Square - NJ           2080 North Black Horse Pike           Williamstown        NJ
  44     1    Atlantic Beach Sheraton        Highway 58                            Atlantic Beach      NC    28512
  45     1    Argosy Apartments              1003 Justin Lane                      Austin              TX    78757
  46     1    Walnut Hills I & II            2626 Babcock Road                     San Antonio         TX    78229
  47     1    Builders Square - El Paso      11751 Gateway West Blvd.              El Paso             TX    79936
  48     1    Value City - Bay Road Crossing 3828 Bay Road                         Saginaw             MI    48605
  49     1    Steeplechase Apts              305 Lindenhurst Dr                    Lexington           KY    40509
  50     1    Builders Square - San Antonio  6001 Northwest Loop 410               San Antonio         TX    78238
  51     1    First National Bank Bldg.      107 St Francis St.                    Mobile              AL    36601
  52     1    *MIT - Jackson Building        26 Landsdowne Street                  Cambridge           MA    02139
  53     1    Builders Square - Midland      5407 Andrews Highway                  Midland             TX    79703
  54     1    Cumberland Office Building     27301 - 27345 W. 11 Mile Road         Southfield          MI    48034
  55     1    Plaza de Ville I&II            5903 Eckhert Road                     San Antonio         TX    78240
  56     1    Springhouse                    3851 Belleau Wood                     Lexington           KY    40517
  57     1    The Plaza Shopping Center      Memorial Ave. & SW Lakeside Dr.       Lynchburg           VA    24501
  58     1    Cressona Mall                  Route 61                              Pottsville          PA    17901
  59     1    Gateway Center                 Armond Hammond Boulevard              Pottstown           PA
  60     1    Port Royal Plaza               95 Matthews Drive                     Hilton Head         SC    29926
  61     1    Wells Fargo Building           333 Hegenberger Road                  Oakland             CA    94621
  62     1    Autumn Woods                   1000 Autumn Wood Drive                Hoover              AL    35216

       KEEGAN AND WILLOW RETAIL POOL
       -----------------------------

  63     1    Keegan's Village Shopping Ctr. 11873 Bissonnet Drive                 Houston             TX    77099
  63     2    Willow Park Shopping Center    14147 Northwest Freeway               Houston             TX    77040

  64     1    Lancers Center                 SC Highway 9 Bypass                   Lancaster           SC    29720
  65     1    Circuit City - Tennessee       2206 Hamilton Place Blvd.             Chattanooga         TN    37421
  66     1    Westchester Key Apartments     706 Westchester Drive                 High Point          NC    27262
  67     1    Value City - Carol Stream      1175 N. Gary Avenue                   Carol Stream        IL    60188
  68     1    Wind Drift                     3833 Wind Drift Drive                 Indianapolis        IN    46254
  69     1    Huntington Atrium              775 Park Avenue                       Huntington          NY    11743
  70     1    Circuit City - Michigan        14105 Hall Rd.                        Shelby Township     MI    48315
  71     1    Western Palms MH Community     500 North 67th Ave.                   Phoenix             AZ    85043
  72     1    5 & 7 East 17th Street         5 & 7 East 17th Street                New York            NY    10003
  73     1    Quioccasin Station             Quioccasin Road & Sterling Dr.        Richmond            VA    23229
  74     1    Avanti Business Center         17215 & 17315 Studebaker Rd.          Cerritos            CA    90703
  75     1    Park East Apartments           2022 Kelbourne Rd.                    Baltimore           MD    21237
  76     1    Main Street Galleria           45 East Main Street                   Newark              DE    19715
  77     1    West Ridge Green MHP           9235 West Ridge Rd                    Elyria              OH    44146
  78     1    Triangle East                  114 Wakelon Street                    Zebulon             NC    27597
  79     1    Circuit City - California      905 Playa Ave.                        Sand City           CA    93955
  80     1    Circuit City - Pennsylvania    5800 Carlisle Place                   Hampden Township    PA    17109

       GSS INVESTMENTS HEALTHCARE POOL
       -------------------------------

  81     1    Sunnyview Conv.                2000 W. Washington Blvd               Los Angeles         CA    90018
  81     2    Shea Convalescent              7716 S. Pickering Ave                 Whittier            CA    90602
  81     3    Green Acres Lodge              8101 E. Hill Drive                    Rosemead            CA    91770

  82     1    Amberson Plaza                 5030 Centre Avenue                    Pittsburgh          PA    15213
  83     1    Mayhew Tech Center             9323 Tech Center Dr                   Sacramento          CA    91106
  84     1    Canterbury Townhouses          510 Nottingham Court                  Hopewell            VA    23860
  85     1    Longwood Village               1506 South Main Street                Farmville           VA    23901
  86     1    Value City - Gurnee            6116 Grand Avenue                     Gurnee              IL    60031
  87     1    Westland Square                4788 West Broad St.                   Columbus            OH    43228
  88     1    Alderman Plaza                 3533 Highway 19N                      Palm Harbor         FL    34684
  89     1    K-Mart Plaza Shopping Ctr.     4221 John Marr Dr.                    Annandale           VA    22003
  90     1    Coral Hills Apartments         6363 Beverly Hill                     Houston             TX    77057
  91     1    Hungarybrook  Shopping Ctr     Brook Rd at Parham Rd                 Richmond            VA    23227
  92     1    Cloverleaf Plaza               Highway 64-71 & I-540                 Van Buren           AR    72957
  93     1    St. Gregory Office Building    1101&1111 St. Gregory                 Cincinnati          OH    45202
  94     1    Value City - Indianapolis      6002 E. 38th Street                   Indianapolis        IN    46226
  95     1    Pine Grove MHP                 1100 John Rodes Blvd                  Melbourne           FL    32934
  96     1    Burlington Convalescent        845 S. Burlington Ave.                Los Angeles         CA    90057
  97     1    Crystal Park Plaza             2700 Highway 6 East                   College Station     TX    77845

       CLEMATIS POOL
       -------------

  98     1    330 Clematis                   330 Clematis Street                   West Palm Beach     FL    33401
  98     1    218-230 Clematis               218-230 Clematis Street               Palm Beach          FL    33401

  99     1    The Bellaire                   12621 Hale Street                     Riverview           MI    48192
 100     1    The Diamondhead Building       200 Sheffield Street                  Mountainside        NJ    07092
 101     1    14 Walkup Drive                14 Walkup Drive                       Westborough         MA    05181
 102     1    *North Main Market             1317 North Main St.                   Summerville         SC    29483
 103     1    One Enterprise Road            One Enterprise Road                   Billerica           MA    01821
 104     1    101 Lucas Valley Road          101 Lucas Valley Road                 San Rafael          CA    94903

       BANZHOFF MHP POOL
       -----------------

 105     1    Sandy Hills Estates            Sandy Hill Rd.                        Valencia            PA    16059
 105     2    Shawnee & Scotia Village       Columbus Ave.                         Corry               PA    16407
 105     3    Mahoning Manor                 Linda Street                          Punxsutawney        PA    15767
 105     4    Parsons Mobile Home Court      13945 Doolittle Road                  Wattsburg           PA    16442

 106     1    Village at Townridge           4112 Pleasant Valley Road             Raleigh             NC    27612
 107     1    San Jacinto Plaza              5607 Uvalde Road                      Houston             TX    77049
 108     1    160 State Street               160 State Street                      Boston              MA    02109
 109     1    Creekside Business Mall        1475 Bascom Avenue                    Campbell            CA    95008
 110     1    2200 Blaisdell Apartments      2200 Blaisdell Road                   Minneapolis         MN    55404
 111     1    Cherry Hill MHP                2917 West 19th Avenue                 Kennewick           WA    99337
 112     1    Sunset Estates MHP             2102 N. Steptoe                       Kennewick           WA    99336
 113     1    Avalon Center                  20220 Avalon Blvd                     Carson              CA    90746
 114     1    The Prestridge                 3901 Suitland Road                    Suitland            MD    20746
 115     1    Harbourtown MHP                6320 Poorman Road                     Vermillion Township OH    44128
 116     1    Value City - Euclid            22400 Shore Center Drive              Euclid              OH    44123
 117     1    Westlodge Apartments           4219 Baker Road                       Baytown             TX    77521
 118     1    K-Mart Store                   2376 Main St.                         Billings            MT    59105
 119     1    *Milford Plaza                 Nemway Drive                          Milford             MA    01603
 120     1    Best Western - Old Hickory Inn 1849 Hwy. 45 Bypass                   Jackson             TN    38035
 121     1    Southwind Apartments           SEC of 48th & Giles Road              Bellevue            NE    68005
 122     1    Queen Anne Hotel               1590 Sutter St.                       San Francisco       CA    94109
 123     1    College Plaza                  102 College Plaza                     Jacksonville        NC    28546
 124     1    Steward Towers                 200 Fort Meade Road                   Laurel              MD    20706
 125     1    Pine Tree Estates              Route 25                              Standish            ME    04084
 126     1    Value City - Alliance          1425 E. State Street                  Alliance            OH    44601
 127     1    Lakeview Apartments            3161 Willow Creek Rd.                 Prescott            AZ    86301
 128     1    Broadway Shopping Center       Broadway & 47th St.                   Wichita             KS    67216
 129     1    Westpointe Plaza Shopping Ctr. 1450 W. Patrick Street                Frederick           MD    21702
 130     1    Pointe O' Woods Apts           4065 Pointe O' Woods Dr               Grand Rapids        MI    49508
 131     1    Comfort Inn - Olive Branch     Hwy. 78 & Hwy. 302                    Olive Branch        MS    38654
 132     1    Days Inn - Monterey            1288 Munras Avenue                    Monterey            CA    93940
 133     1    Bridgeport Suite Apartments    330 West 3rd Street                   Bridgeport          PA    19405
 134     1    Lazy Land Mobile Home Park     4111 S.W. 25th St.                    Fort Lauderdale     FL    33317
 135     1    Knights Inn - Atlanta          5230 South Cobb Drive                 Smyrna              GA    30080
 136     1    Best Western - Needles         2371 West Broadway                    Needles             CA    92363
 137     1    Northland Square Apartment     4565 Northland Square                 Columbus            OH    43231
 138     1    Knights Inn - Bridgeville      111 Hickory Grade Road                Bridgeville         PA    15017
 139     1    Benstein Business Center       1006 Benstein Rd                      Walled Lake         MI    48390
 140     1    Carlton Place                  6464 E WT Harris Bl                   Charlotte           NC    28205
 141     1    Walgreens                      11th Ave. & 31st Street               Rock Island         IL    61201
 142     1    Emerson Mill Apartments        100 Main Street                       Pembroke            NH    03275
 143     1    Mission Terrace Office Park    1313 S.E. Military Drive              San Antonio         TX    78213
 144     1    Forest Park                    27901 Norris Road                     Bozeman             MT    59715
 145     1    Value City - 3140 Westerville  3140 Westerville Rd.                  Westerville         OH    43224
 146     1    Holland Mobile Home Park       1308 S.W. 21 Lane                     Fort Lauderdale     FL    33312
 147     1    Sherwood Commons               48 Sunny Valley Rd.                   New Milford         CT    06776
 148     1    Mission Pointe                 3051 Jet Wing Dr.                     Colorado Springs    CO    80903
 149     1    Oakland Corners                4109-4123 E Lancaster Av              Fort Worth          TX    76103
 150     1    Crescent Manor Apartments      1744 Crescent Lake                    Waterford Township  MI    48054
 151     1    University Village Apts. II    1310,1228,1218 CA & 2918 Redwood      Kalamazoo           MI    49006
 152     1    Seminole MHP                   5015 Seminole Blvd                    St. Petersburg      FL    33708
 153     1    Kingsbrooke Townhomes          3250 Kingsbrooke                      Jackson             MI    49202
 154     1    Los Arcos                      7440 E. 22nd Street                   Tucson              AZ    85710
 155     1    Wagon Wheel MHP                1119 North 46th St.                   Phoenix             AZ    85008

                                                                                                      CUT-OFF DATE
                                                                                      CUT-OFF DATE      PRINCIPAL
                           YEAR BUILT/                      UNIT    ORIGINAL LOAN       PRINCIPAL        BALANCE            1995
       PROPERTY TYPE        RENOVATED         UNITS         TYPE       BALANCE           BALANCE          /UNIT           REVENUE
       -------------        ---------         -----         ----       -------           -------          -----           -------
Retail-Anchored             1956/1997          545,843       sf       $ 47,964,592    $ 47,964,592   $       88       $   4,907,681
Retail-Anchored          1955/1965/1996        339,564       sf         27,436,000      27,436,000           81           3,804,146
Retail-Anchored               1959             480,156       sf         25,344,000      25,344,000           53           3,597,244
Retail-Anchored               1958             255,448       sf         12,000,000      12,000,000           47             920,235
Retail-Anchored             1960/1980          134,425       sf         10,990,000      10,990,000           82           1,668,528
Retail-Anchored             1957/1980          352,516       sf         10,620,408      10,620,408           30           1,746,189
Retail-Anchored               1959              87,750       sf          7,085,000       7,085,000           81             981,625
Retail-Anchored               1959              70,040       sf          2,800,000       2,800,000           40             422,267
Retail-Anchored               1958              54,941       sf         2,760,000        2,760,000           50             452,900
                                           -----------               -------------    ------------   ----------       -------------
                                             2,320,683                 147,000,000     147,000,000           63          18,500,815
Office                        1992             781,627       sf        110,000,000     110,000,000          141

Multifamily                 1965/1996              922     units        17,537,174      17,537,174       19,021           4,037,289
Multifamily                 1968/1996              319     units         9,340,708       9,340,708       29,281           1,761,730
Multifamily                 1973/1996              584     units         8,616,429       8,616,429       14,754           1,896,498
Multifamily                 1966/1996              263     units         7,433,658       7,433,658       28,265           1,423,318
Multifamily                 1966/1996              246     units         6,026,435       6,026,435       24,498           1,167,874
Multifamily                 1969/1996              263     units         5,041,635       5,041,635       19,170           1,132,803
Multifamily                 1972/1996              163     units         4,527,397       4,527,397       27,775             869,429
Multifamily                 1960/1995              150     units         4,452,318       4,452,318       29,682             917,180
Multifamily                 1970/1996              216     units         3,837,570       3,837,570       17,767             791,870
Multifamily                 1971/1995              144     units         3,381,872       3,381,872       23,485             898,929
Multifamily                 1963/1996              142     units         3,272,274       3,272,274       23,044             720,597
Multifamily                 1972/1994              114     units         2,573,876       2,573,876       22,578             535,468
Multifamily                 1966/1986               96     units         2,540,763       2,540,763       26,466             477,777
Multifamily                 1965/1996              135     units         2,393,288       2,393,288       17,728             568,115
Multifamily                 1968/1996              116     units         2,134,058       2,134,058       18,397             527,380
Multifamily                 1969/1994               96     units         1,696,073       1,696,073       17,667             413,115
Multifamily                 1969/1996               60     units         1,238,055       1,238,055       20,634             273,338
                                           -----------               -------------    ------------   ----------       -------------
                                                 4,029                  86,043,583      86,043,583       21,356          18,412,710
Hotel-Full Service            1976               1,068     rooms        75,000,000      74,745,084       69,986          47,925,134
Retail-Anchored             1969/1995          663,286       sf         61,500,000      61,410,564           93          10,716,596
Office                        1989             613,764       sf         57,205,555      57,170,900           93          11,884,609
Office                      1973/1987          351,765       sf         50,775,000      50,775,000          144           9,174,843
Hospital                    1916/1983              241      beds        50,000,000      49,931,286      207,184          47,155,345
Hotel-Full Service            1995                 341     rooms        50,000,000      49,857,134      146,209
Office                   1969/1983/1983        532,000       sf         47,800,000      47,662,932           90
Office-Air Rights             1990             314,375       sf         45,000,000      45,000,000          143          17,407,347

Office                        1989             155,700       sf         15,304,000      15,304,000           98           2,762,475
Office                        1971              60,994       sf          7,947,000       7,947,000          130           1,067,153
Industrial                    1973             151,874       sf          6,302,000       6,302,000           41             940,169
Industrial                  1958/1996           77,262       sf          5,042,000       5,042,000           65           1,403,721
Industrial                    1955             151,700       sf          3,972,000       3,972,000           26             620,930
Industrial                  1958/1993          105,367       sf          2,608,000       2,608,000           25             861,607
Office                        1983              54,140       sf          1,364,000       1,364,000           25             775,632
Industrial                  1958/1981           18,936       sf            994,000         994,000           52             139,605
Industrial                    1971              20,449       sf            890,000         890,000           44             113,901
Office                      1974/1994            6,792       sf            577,000         577,000           85              78,108
                                           -----------               -------------    ------------   ----------       -------------
                                               803,214                  45,000,000      45,000,000           56           8,763,301

Hotel-Full Service            1985                 222     rooms         8,642,700       8,642,700       38,931           5,798,683
Hotel-Full Service          1926/1986              160     rooms         8,090,500       8,090,500       50,566           6,994,370
Hotel-Full Service            1988                 127     rooms         5,511,000       5,511,000       43,394           2,145,918
Hotel-Full Service          1984/1994              127     rooms         3,958,700       3,958,700       24,138           1,776,477
Hotel-Full Service            1970                 127     rooms         3,579,300       3,579,300       21,305           4,032,774
Hotel-Ext. Stay             1977/1997              127     rooms         3,378,700       3,378,700       48,267           1,892,249
Hotel-Full Service       1737/1972/1984            127     rooms         2,422,600       2,422,600       18,927           6,443,463
Hotel-Ltd. Service            1988                 127     rooms         1,446,500       1,446,500       10,636           1,428,781
Hotel-Full Service            1982                 127     rooms         1,116,800       1,116,800        5,698           2,319,940
Hotel-Full Service            1987                 127     rooms         1,103,200       1,103,200       15,322           1,085,510
                                           -----------               -------------    ------------   ----------       -------------
                                                 1,398                  39,250,000      39,250,000       28,076          33,918,165
Retail-Anchored             1972/1986              127       sf         36,500,000      36,500,000          100           9,912,821

Retail-Anchored             1968/1990          274,475       sf         17,999,355      17,999,355           66           6,415,445
Retail-Anchored             1968/1980          300,287       sf         17,999,354      17,999,354           60           5,506,107
                                           -----------               -------------    ------------   ----------       -------------
                                               574,762                  35,998,709      35,998,709           63          11,921,552

Multifamily                 1974/1994              314     units        11,100,000      11,071,884       35,261           2,273,187
Multifamily                 1986/1988              360     units         9,500,000       9,475,937       26,322           1,876,265
Multifamily                 1972/1994              200     units         7,200,000       7,181,763       35,909           1,367,922
Multifamily                 1976/1994              256     units         4,200,000       4,189,362       16,365           1,172,748
Multifamily                   1981                 240     units         4,000,000       3,989,868       16,624           1,111,966
                                           -----------               -------------    ------------   ----------       -------------
                                                 1,370                  36,000,000      35,908,813       26,211           7,802,088

Multifamily                   1984                 252     units         8,900,000       8,900,000       35,317           1,636,594
Multifamily                   1984                 232     units         8,200,000       8,200,000       35,345           1,521,135
Multifamily                   1984                 220     units         7,400,000       7,400,000       33,636           1,244,861
                                           -----------               -------------    ------------   ----------       -------------
                                                   704                  24,500,000      24,500,000       34,801           4,402,590
Multifamily              1975/1978/1997            804     units        23,900,000      23,832,128       29,642           4,402,667
Multifamily                 1972/1996              452     units        19,800,000      19,770,886       43,741           2,856,795
Multifamily              1964/1966/1994            591     units        18,584,000      18,560,433       31,405           4,636,029
Office                      1900/1996           91,500       sf         18,000,000      18,000,000          197                   -

Multifamily                 1973/1994              255     units         9,800,000       9,788,709       38,387           1,550,173
Multifamily                 1968/1995              280     units         8,200,000       8,190,552       29,252           1,805,506
                                           -----------               -------------    ------------   ----------       -------------
                                                   535                  18,000,000      17,979,261       33,606           3,355,679
Hotel-Full Service          1986/1986              250     rooms        16,500,000      16,473,961       65,896          11,134,653
Retail-Anchored               1981              87,742       sf         16,300,000      16,300,000          186           2,970,614
Industrial-Warehouse        1993/1996          410,307       sf         16,321,328      16,291,287           40

Office-Medical Off.         1979/1994           17,247       sf          2,959,350       2,952,791          171
Office-Medical Off.           1994              12,560       sf          2,895,349       2,888,931          230
Office-Medical Off.           1994              12,560       sf          2,633,250       2,627,413          209
Office-Medical Off.           1994              12,564       sf          2,617,975       2,612,172          208
Office-Medical Off.           1994              12,560       sf          2,538,783       2,533,156          202
Office-Medical Off.           1994              12,564       sf          2,355,293       2,350,073          187
                                           -----------               -------------    ------------   ----------
                                                80,055                  16,000,000      15,964,536          199                   -
Office                      1929/1995          961,486       sf         14,573,490      14,573,490           15           3,435,462
Office                      1900/1997          227,873       sf         14,400,000      14,400,000           63           1,333,817
Office-Medical Off.         1972/1993          112,788       sf         13,458,000      13,435,307          119           3,278,967
Hotel-Full Service          1900/1988               86     rooms        13,129,129      13,116,324      152,515           4,563,359
Office                      1972/1993          162,553       sf         12,600,000      12,551,790           77           3,501,273
Retail-Anchored             1975/1995          102,788       sf         12,000,000      11,909,596          116             150,940

Hotel-Full Service          1975/1992              148     rooms         4,272,411       4,272,411       28,868           3,868,043
Hotel-Full Service          1973/1996              120     rooms         3,445,566       3,445,566       28,713           2,921,644
Hotel-Full Service          1980/1996              166     rooms         2,139,330       2,139,330       12,888           3,763,880
Hotel-Full Service          1964/1994               76     rooms         1,792,913       1,792,913       23,591           2,261,750
                                           -----------               -------------    ------------   ----------       -------------
                                                   510                  11,650,220      11,650,220       22,844          12,815,317
Hotel-Full Service          1958/1996               63     rooms        11,500,000      11,456,607      181,851
Office                        1997              73,240       sf         11,438,497      11,437,915          156
Retail-Anchored             1967/1990          115,908       sf         11,275,000      11,241,394           97           2,142,335
Retail-Anchored               1993             167,318       sf         11,157,866       11,126,629          67
Retail-Anchored               1980             203,913       sf         10,880,000      10,880,000           53           2,197,829
Retail-Anchored             1970/1991          107,485       sf         10,250,000      10,243,108           95           1,304,630
Multifamily                 1970/1996              255     units        10,075,000      10,052,010       39,420           1,944,741
Office                        1989             134,540       sf          9,975,000       9,968,239           74           2,099,251
Retail-Anchored               1994             110,731       sf          9,644,813       9,630,924           87
Retail-Anchored               1994             109,800       sf          9,445,932       9,410,131           86
Hotel-Full Service          1989/1996              200     rooms         9,350,000       9,350,000       46,750           5,764,742
Multifamily                   1985                 288     units         8,800,000       8,800,000       30,556           1,738,220
Multifamily                 1980/1996              424     units         8,750,000       8,736,155       20,604           2,275,766
Retail-Anchored               1994             109,800       sf          8,670,705       8,638,513           79
Industrial-Warehouse          1996             150,938       sf          8,561,111       8,545,353           57
Multifamily                 1985/1996              296     units         8,447,000       8,447,000       28,537           1,743,583
Retail-Anchored               1994             109,800       sf          8,424,500       8,393,222           76
Office                      1966/1997          283,444       sf          8,407,000       8,334,034           29           2,680,409
Office                      1911/1987           98,879       sf          7,800,000       7,800,000           79           1,987,035
Retail-Anchored               1995             109,800       sf          7,681,999       7,654,927           70
Office                        1987             107,997       sf          7,600,000       7,600,000           70           1,463,908
Multifamily                   1984                 304     units         7,182,000       7,176,723       23,608           1,872,433
Multifamily                   1986                 224     units         7,151,444       7,151,444       31,926           1,377,581
Retail-Anchored             1959/1991          474,059       sf          7,149,852       7,142,017           15           2,064,752
Retail-Anchored             1974/1992          282,211       sf          6,547,000       6,533,067           23           1,340,863
Industrial-Warehouse        1962/1969          777,940       sf          6,500,000       6,500,000            8           1,082,068
Retail-Anchored             1984/1997           88,894       sf          6,500,000       6,487,667           73           1,069,503
Office                      1972/1996          135,282       sf          6,500,000       6,484,453           48           1,310,309
Multifamily                   1986                 206     units         6,225,000       6,225,000       30,218           1,203,547

Retail-Anchored               1979              92,240       sf          3,191,400       3,181,672           34             720,506
Retail-Anchored               1979              64,397       sf          2,808,600       2,800,039           43             621,010
                                           -----------               -------------    ------------   ----------       -------------
                                               156,637                   6,000,000       5,981,710           38           1,341,516
Retail-Anchored             1987/1993          180,194       sf          5,939,000       5,935,244           33             943,599
Retail-Anchored               1997              38,986       sf          5,628,514       5,594,550          144
Multifamily                   1972                 196     units         5,500,000       5,500,000       28,061           1,122,226
Retail-Anchored               1992             106,492       sf          5,470,928       5,460,858           51
Multifamily                   1981                 166     units         5,300,000       5,300,000       31,928           1,062,275
Office                        1988              72,824       sf          5,200,000       5,175,655           71           1,455,710
Retail-Anchored               1997              32,390       sf          4,949,211       4,919,346          152
Mobile Home Park              1973                 305      pads         4,820,000       4,794,458       15,720             822,297
Office                      1920/1990          103,500       sf          4,725,000       4,686,855           45             956,262
Retail-Anchored               1987              75,888       sf          4,600,000       4,591,568           61             826,351
Office                        1982              93,321       sf          4,500,000       4,500,000           48
Multifamily                   1970                 221     units         4,350,000       4,350,000       19,683           1,231,524
Retail-Anchored               1995              35,577       sf          4,350,000       4,347,376          122
Mobile Home Park            1973/1996              302      pads         4,250,000       4,243,035       14,050             940,594
Retail-Anchored               1986             109,815       sf          4,240,000       4,240,000           39             672,651
Retail-Anchored               1997              27,362       sf          4,269,908       4,244,142          155
Retail-Anchored               1997              39,089       sf          4,269,908       4,244,142          109

Nursing                       1969                  93      beds         1,929,000       1,865,173       20,056           2,594,008
Nursing                       1964                  54      beds         1,450,000       1,402,023       25,963           2,077,274
Nursing                     1915/1986               85      beds         1,000,000         966,912       11,375           2,238,307
                                           -----------               -------------    ------------   ----------       -------------
                                                   232                   4,379,000       4,234,108       18,250           6,909,589
Multifamily                 1973/1990              138     units         4,200,000       4,192,186       30,378             966,116
Office                        1980              67,181       sf          4,200,000       4,190,306           62             508,561
Multifamily                 1986/1988              140     units         4,122,500       4,122,500       29,446             796,349
Retail-Anchored               1985             115,886       sf          4,080,905       4,080,905           35             685,767
Retail-Anchored               1991              79,902       sf          4,062,585       4,055,107           51
Retail-Unanchored             1986              67,075       sf          4,050,000       4,039,769           60             725,171
Retail-Anchored             1982/1996           57,937       sf          4,000,000       3,997,114           69             792,871
Retail-Anchored               1973             115,680       sf          3,975,000       3,968,090           34             597,180
Multifamily                 1973/1994              174     units         3,950,000       3,947,184       22,685             972,104
Retail-Anchored               1988              87,103       sf          3,900,000       3,892,701           45             556,957
Retail-Anchored               1978             225,036       sf          3,865,000       3,865,000           17             796,250
Office                        1989              49,258       sf          3,823,000       3,818,853           78             968,905
Retail-Anchored               1963             108,883       sf          3,753,044       3,746,136           34
Mobile Home Park              1973                 316      pads         3,750,000       3,743,854       11,848             831,033
Nursing                       1963                 124      beds         3,573,000       3,495,179       28,187           3,577,188
Office                      1985/1993           86,574       sf          3,504,000       3,494,752           40             885,122

Retail-Unanchored           1920/1995           37,315       sf          1,847,000       1,835,502           49             363,655
Retail-Unanchored           1925/1995           28,207       sf          1,663,000       1,652,647           59              91,859
                                           -----------               -------------    ------------   ----------       -------------
                                                65,522                   3,510,000       3,488,149           53             455,514
Congregate Care             1972/1995               85     units         3,500,000       3,477,631       40,913             332,264
Office                        1971             100,750       sf          3,500,000       3,469,446           34           1,175,456
Industrial                  1982/1992          100,000       sf          3,480,000       3,452,583           35             189,000
Retail-Anchored               1987             112,796       sf          3,450,000       3,446,540           31             637,895
Industrial-Warehouse        1989/1996          161,563       sf          3,400,000       3,390,950           21             671,478
Office                      1981/1996           35,187       sf          3,259,000       3,249,307           92             625,119

Mobile Home Park              1973                 106      pads         1,532,260       1,532,260       14,455             274,640
Mobile Home Park              1975                 126      pads           905,360         905,360        7,185             135,086
Mobile Home Park              1965                  61      pads           471,960         471,960        7,737              90,023
Mobile Home Park              1974                  40      pads           330,420         330,420        8,261             102,350
                                           -----------               -------------    ------------   ----------       -------------
                                                   333                   3,240,000       3,240,000        9,730             602,099
Retail-Unanchored             1988              47,341       sf          3,230,000       3,226,987           68             571,888
Retail-Anchored             1980/1995          124,704       sf          3,150,000       3,150,000           25             438,869
Office                      1921/1984           28,453       sf          3,130,000       3,119,555          110             722,816
Office                      1980/1987           49,277       sf          3,100,000       3,073,251           62             481,410
Multifamily                 1962/1996              150     units         3,000,000       2,992,157       19,948             882,687
Mobile Home Park            1983/1988              166      pads         2,980,000       2,978,037       17,940             442,127
Mobile Home Park            1979/1990              169     units         2,900,000       2,898,089       17,148             483,881
Retail-Anchored             1964/1990           52,747       sf          2,830,000       2,825,257           54             622,417
Multifamily                 1968/1995              283     units         2,800,000       2,797,127        9,884           1,827,061
Mobile Home Park            1972/1997              228      pads         2,750,000       2,745,493       12,042             677,892
Retail-Anchored               1960              65,982       sf          2,711,267       2,706,277           41
Multifamily                 1978/1995              198     units         2,700,000       2,700,000       13,636             817,677
Retail-Anchored               1986              86,479       sf          2,600,000       2,592,472           30             441,614
Retail-Anchored             1970/1994          151,634       sf          2,600,000       2,591,331           17             757,260
Hotel-Full Service          1976/1994              142     rooms         2,555,000       2,541,934       17,901           1,982,642
Multifamily                   1992                  96     units         2,500,000       2,500,000       26,042             489,972
Hotel-Full Service       1890/1980/1996             49     rooms         2,450,000       2,448,157       49,962           1,228,834
Retail-Anchored             1983/1994           66,462       sf          2,439,083       2,439,083           37             385,291
Multifamily                 1964/1994              154     units         2,450,000       2,432,733       15,797             919,804
Mobile Home Park            1969/1992              178      pads         2,400,000       2,392,170       13,439             420,334
Retail-Anchored               1970              61,350       sf          2,393,835       2,389,429           39
Multifamily                   1988                  72     units         2,200,000       2,198,403       30,533             402,486
Retail-Anchored             1965/1994          103,501       sf          2,200,000       2,196,838           21             491,287
Retail-Unanchored             1987              30,462       sf          2,175,000       2,175,000           71             436,164
Multifamily                 1966/1993              121     units         2,115,000       2,110,307       17,441             631,575
Hotel-Ltd. Service            1994                  63     rooms         2,000,000       2,000,000       31,746             939,240
Hotel-Ltd. Service          1956/1996               35     rooms         1,900,000       1,898,570       54,245             694,252
Multifamily                 1974/1995              137     units         1,850,000       1,846,652       13,479
Mobile Home Park              1962                 115      pads         1,840,000       1,837,667       15,980             411,038
Hotel-Ltd. Service          1984/1996               96     rooms         1,800,000       1,797,291       18,722           1,007,217
Hotel-Full Service            1992                  63     rooms         1,800,000       1,787,262       28,369             702,771
Multifamily                 1973/1989              101     units         1,663,000       1,652,937       16,366             455,895
Hotel-Ltd. Service          1984/1995              104     rooms         1,610,000       1,599,680       15,382           1,142,042
Industrial                    1988              48,000       sf          1,600,000       1,598,387           33             236,738
Multifamily                   1987                  53     units         1,600,000       1,598,377       30,158             328,587
Retail-Anchored               1996              13,905       sf          1,550,000       1,550,000          111
Multifamily                 1880/1986               71     units         1,481,000       1,479,009       20,831             352,192
Office                        1985              34,509       sf          1,476,000       1,474,170           43             281,282
Mobile Home Park              1970                 134     units         1,280,000       1,278,145        9,538             281,716
Industrial-Warehouse          1967              46,000       sf          1,187,129       1,184,944           26
Mobile Home Park              1966                  80      pads         1,140,000       1,138,881       14,236             276,078
Multifamily                 1967/1994               36     units         1,120,000       1,118,776       31,077             210,231
Retail-Unanchored             1985              28,584       sf          1,115,000       1,113,120           39
Retail-Anchored             1979/1996           55,638       sf          1,110,000       1,107,144           20             334,906
Multifamily                   1967                  48     units         1,014,000       1,008,760       21,016             293,065
Multifamily                 1965/1996               59     units           929,000         925,919       15,694             312,532
Mobile Home Park              1950                  75      pads           900,000         897,335       11,964             212,817
Multifamily                   1971                  40     units           896,000         893,607       22,340             242,917
Multifamily                 1975/1996               48     units           780,000         778,008       16,208             351,572
Mobile Home Park            1963/1997               87      pads           756,000         754,779        8,676             138,679

      1996             1997                              UNDERWRITTEN
    REVENUE          REVENUE         1997 PERIOD            REVENUE           1995 NOI           1996 NOI           1997 NOI
    -------          -------         -----------            -------           --------           --------           --------
$   5,926,651    $   6,303,655       TTM 7/31/97         $   7,599,583      $   3,557,797      $   4,454,847      $   4,993,147
    4,112,135        4,326,157       TTM 7/31/97             4,409,233          2,921,023          3,181,237          3,390,161
    3,829,319        3,862,998       TTM 7/31/97             3,835,282          2,956,472          3,146,087          3,202,634
    1,627,602        1,895,269       TTM 7/31/97             1,876,296            632,759          1,206,784          1,441,960
    1,699,964        1,777,310       TTM 7/31/97             1,708,958          1,273,647          1,320,381          1,393,487
    1,727,676        1,731,826       TTM 7/31/97             1,850,471          1,217,365          1,208,541          1,249,158
    1,032,999          998,904       TTM 7/31/97             1,052,830            775,911            797,673            781,577
      446,361          427,423       TTM 7/31/97               437,786            300,489            319,889            308,249
      477,907          471,499       TTM 7/31/97               456,076            299,686            309,052            319,559
-------------    -------------                           -------------      -------------      -------------      -------------
   20,880,614       21,795,041                              23,226,515         13,935,149         15,944,491         17,079,932
                                                            20,286,680

    4,119,557        4,195,001       TTM 6/30/97             4,195,001          2,156,708          2,035,050          2,135,959
    1,740,613        1,849,422       TTM 6/30/97             1,852,715            999,056          1,018,851          1,125,486
    2,186,193        2,235,911       TTM 6/30/97             2,375,448            520,156            810,803            815,128
    1,492,949        1,512,185       TTM 6/30/97             1,582,721            852,538            870,301            904,218
    1,241,295        1,245,854       TTM 6/30/97             1,298,526            661,877            723,727            742,172
    1,153,272        1,183,425       TTM 6/30/97             1,246,723            591,910            575,649            596,613
      862,878          899,329       TTM 6/30/97               923,745            540,376            490,663            542,090
      915,005          907,591       TTM 6/30/97               934,926            544,354            521,543            515,890
      842,950          923,430       TTM 6/30/97               928,389            362,524            389,690            459,437
      943,798          971,677       TTM 6/30/97               983,922            430,882            427,384            436,303
      732,768          745,468       TTM 6/30/97               745,468            388,804            392,670            394,327
      557,587          561,071       TTM 6/30/97               574,757            285,827            304,354            316,733
      488,823          505,899       TTM 6/30/97               532,996            285,958            287,035            303,638
      556,499          586,630       TTM 6/30/97               601,498            320,421            268,341            296,697
      530,998          543,714       TTM 6/30/97               552,144            268,141            258,795            263,726
      414,095          402,314       TTM 6/30/97               419,220            227,220            214,498            190,524
      272,578          274,810       TTM 6/30/97               293,279            155,137            154,174            156,300
-------------    -------------                           -------------      -------------      -------------      -------------
   19,051,858       19,543,731                              20,041,478          9,591,889          9,743,528         10,195,241
   57,853,289       59,077,423       TTM 5/31/97            53,597,166         13,221,951         18,684,537         19,629,690
   11,839,089       11,892,438       TTM 7/31/97            12,042,865          6,865,381          7,533,411          7,844,078
   11,930,963       11,932,458       TTM 6/30/97            11,876,162          8,087,829          8,003,811          8,044,159
    9,496,255        9,572,328       TTM 6/30/97             9,205,377          6,402,193          6,802,332          6,890,101
   68,393,789       73,015,923       TTM 7/31/97            73,015,923          9,674,231         16,346,633         17,156,324
   29,778,000       33,232,998       TTM 6/30/97            32,142,416                            14,473,800         17,048,273
                                                             8,579,293
   17,500,669       17,648,400       TTM 6/30/97            16,209,401          8,639,122          9,098,114          9,486,139

    2,307,474        2,307,474       TTM 6/30/97             2,134,413          2,762,475          2,274,800          2,285,101
    1,068,194        1,085,743       TTM 6/30/97             1,182,134          1,039,596          1,041,680          1,056,934
      941,225          944,786       TTM 6/30/97               899,528            904,007            896,616            902,042
      736,564          687,631       TTM 6/30/97               736,306            884,441            643,833            657,849
      620,930          620,930      TTM 12/31/96               589,883            587,646            606,318            606,318
      813,569          883,547       TTM 6/30/97               870,663            446,580            325,086            400,198
      709,829          824,971       TTM 6/30/97               632,494            408,774            308,689            420,820
      143,483          155,116       TTM 6/30/97               154,729            131,714            134,330            143,183
      113,901          132,169       TTM 4/30/97               130,705            113,901            113,901            132,169
       78,108           78,108       TTM 4/30/97                81,674             77,208             78,108             77,313
-------------    -------------                           -------------      -------------      -------------      -------------
    7,533,277        7,720,475                               7,412,529          7,356,342          6,423,361          6,681,927

    6,256,731        6,363,899       TTM 6/30/97             6,020,812          1,414,430          1,612,904          1,633,640
    6,785,948        6,886,448       TTM 6/30/97             6,632,303          1,629,670          1,538,985          1,763,486
    2,485,708        2,668,029       TTM 6/30/97             2,461,925            666,767            957,002          1,116,187
    1,991,048        1,979,340       TTM 6/30/97             1,895,899            577,280            735,010            744,714
    3,638,406        3,245,217       TTM 6/30/97             3,638,406          1,013,427            633,058            331,232
    2,055,271        1,989,104       TTM 6/30/97             1,829,438            567,477            673,924            595,780
    6,294,610        6,467,241       TTM 6/30/97             6,215,113            980,171            898,422          1,073,095
    1,331,845        1,320,217       TTM 6/30/97             1,320,217            370,846            365,769            346,659
    2,233,510        2,361,506       TTM 6/30/97             2,266,794            544,437            346,427            351,629
    1,240,538        1,278,957       TTM 6/30/97             1,244,058            233,788            293,597            291,433
-------------    -------------                           -------------      -------------      -------------      -------------
   34,313,615       34,559,958                              33,524,965          7,998,293          8,055,098          8,247,855
    9,185,877        9,045,888       TTM 7/31/97             8,685,342          6,840,963          5,906,432          5,944,038

    5,539,133        5,289,210       TTM 5/31/97             5,164,243          3,551,898          2,752,671          2,572,328
    5,111,228        5,071,902       TTM 5/31/97             4,949,140          2,740,035          2,568,972          2,482,285
-------------    -------------                           -------------      -------------      -------------      -------------
   10,650,361       10,361,112                              10,113,383          6,291,933          5,321,643          5,054,613

    2,235,710        2,264,771       TTM 6/30/97             2,285,573          1,471,353          1,420,877          1,422,959
    2,003,497        2,042,426       TTM 6/30/97             2,104,351            873,746          1,132,446          1,130,599
    1,378,578        1,382,065      TTM 6//30/97             1,395,394            869,757            919,287            921,165
    1,163,685        1,166,722       TTM 6/30/97             1,190,568            546,956            575,568            590,510
    1,131,778        1,128,135       TTM 6/30/97             1,128,135            549,382            577,383            581,994
-------------    -------------                           -------------      -------------      -------------      -------------
    7,913,248        7,984,119                               8,104,021          4,311,194          4,625,561          4,647,227

    1,667,139        1,717,892       TTM 8/31/97             1,785,511          1,126,705          1,011,266          1,031,311
    1,543,040        1,605,791       TTM 6/30/97             1,626,339          1,023,262            938,027            981,349
    1,283,323        1,318,689       TTM 8/31/97             1,321,223            848,253            785,286            808,658
-------------    -------------                           -------------      -------------      -------------      -------------
    4,493,502        4,642,372                               4,733,073          2,998,220          2,734,579          2,821,318
    4,530,521        4,595,181       TTM 6/30/97             4,734,278          2,849,627          2,912,379          2,937,576
    4,216,774        4,291,848       TTM 6/30/97             4,327,414          1,362,139          2,204,799          2,324,513
    4,752,291        4,947,689       TTM 6/30/97             5,099,830          2,258,342          2,287,798          2,563,599
            -                -                               2,711,641                  -                  -                  -

    1,909,767        2,016,161       TTM 6/30/97             1,959,231            647,163            978,029            987,305
    1,793,780        1,838,043       TTM 6/30/97             1,866,931            941,622            941,805            932,498
-------------    -------------                           -------------      -------------      -------------      -------------
    3,703,547        3,854,204                               3,826,162          1,588,785          1,919,834          1,919,803
   11,543,421       11,671,197       TTM 4/30/97            11,459,532          2,973,418          3,264,725          3,299,628
    3,279,068        3,259,355       TTM 6/30/97             3,402,622          2,064,322          2,330,347          2,276,715
                                                             1,569,908

                                                               467,085
                                                               456,983
                                                               415,616
                                                               413,015
                                                               400,705
                                                               371,744
                                                         -------------
            -                -                               2,525,148                  -                  -                  -
    3,602,161        3,917,717       TTM 6/30/97             4,106,090          1,938,297          2,011,158          2,302,510
    2,144,812        2,958,989       TTM 6/30/97             2,914,443            859,322          1,534,586          2,266,987
    3,278,984        3,351,313       TTM 6/30/97             3,052,885          2,353,341          2,289,340          2,373,568
    5,237,940        5,605,054       TTM 6/30/97             5,148,572          1,917,887          2,255,697          2,569,420
    3,769,129        3,707,111       TTM 6/30/97             3,420,703          2,154,907          2,262,547          2,292,167
    1,486,384        1,985,331       TTM 6/30/97             1,995,737             92,285          1,357,331          1,753,624

    3,961,208        4,014,686       TTM 6/30/97             3,883,321            986,895          1,072,094          1,137,956
    2,979,488        2,955,921       TTM 6/30/97             2,864,491            641,575            796,869            843,201
    3,745,119        3,853,812       TTM 6/30/97             3,703,583            639,499            685,024            846,522
    2,129,520        2,167,816       TTM 6/30/97             2,163,944            399,864            374,609            452,675
-------------    -------------                           -------------      -------------      -------------      -------------
   12,815,335       12,992,235                              12,615,339          2,667,833          2,928,596          3,280,354
                     4,215,679       TTM 7/31/97             4,002,258                                                2,108,310

    2,312,771        2,153,775       TTM 6/30/97             2,177,250          1,742,126          1,921,139          1,736,002

    2,218,940        2,235,971       TTM 7/31/97             2,278,813          1,432,297          1,418,122          1,349,866
    1,271,180        1,571,108       TTM 7/31/97             1,679,281          1,059,987          1,028,096          1,338,374
    1,971,828        1,966,098       TTM 6/30/97             1,960,764          1,190,735          1,219,936          1,245,847
    2,192,870        2,462,274     Imp TTM 7/31/97           2,393,675          1,187,876          1,294,904          1,564,308
                             -
                             -
    5,966,964        6,050,298       TTM 7/31/97             5,902,249          1,567,615          1,636,635          1,869,157
    1,834,803        1,822,141       TTM 6/30/97             1,832,656            976,538          1,014,872            947,131
    2,214,476        2,185,459       TTM 5/31/97             2,185,459          1,159,997          1,125,944          1,114,640
                             -

    1,793,073        1,886,416       TTM 7/31/97             1,861,828          1,160,823          1,064,401          1,222,041
                             -
    2,663,715        3,017,012       TTM 7/31/97             3,107,965          1,021,702            994,672          1,395,161
    2,098,600        2,054,005       TTM 6/30/97             2,188,356            925,825          1,033,600            989,602
                             -
    1,593,883        1,792,315       TTM 7/31/97             1,678,284            929,797          1,036,258          1,224,276
    1,820,507        1,788,317       TTM 7/31/97             1,800,714            971,830            932,476            875,434
    1,402,293        1,393,016       TTM 5/31/97             1,443,676            796,877            807,219            784,876
    2,077,703        2,036,785       TTM 6/30/97             1,978,504          1,392,898          1,421,628          1,509,589
    1,683,677        1,682,196       TTM 6/30/97             1,695,612            712,318            958,227            936,983
    1,827,688        2,030,192       TTM 7/31/97             1,824,679            557,000          1,135,340          1,364,692
    1,120,985        1,146,172       TTM 7/31/97             1,123,465            825,926            892,051            925,724
    1,697,578        1,679,145       TTM 5/31/97             1,763,249            800,437          1,156,292          1,154,589
    1,224,193        1,195,717       TTM 5/31/97             1,220,810            731,934            744,969            711,226

      717,086          651,760     Imp TTM 6/30/97             760,179            490,668            475,248            414,510
      685,575          635,643     Imp TTM 6/30/97             612,847            415,911            352,629            303,269
-------------    -------------                           -------------      -------------      -------------      -------------
    1,402,661        1,287,403                               1,373,026            906,579            827,877            717,779
      964,698          917,292       TTM 6/30/97               930,813            803,877            816,725            764,316

    1,185,267        1,220,178       TTM 6/30/97             1,227,468            701,998            737,147            775,397

    1,094,592        1,098,328       TTM 7/31/97             1,098,328            574,883            606,020            609,836
    1,486,010        1,593,553       TTM 6/30/97             1,492,288          1,005,887          1,088,375          1,159,347

      852,889          898,356       TTM 6/30/97               929,810            520,448            546,285            573,573
    1,016,664        1,243,140      Ann. 7/31/97             1,255,135            698,941            622,138            789,661
      839,647          812,640       TTM 5/30/97               837,768            656,793            667,731            652,568
    1,290,256        1,235,819       TTM 7/31/97             1,348,463                               739,932            648,593
    1,226,393        1,259,143       TTM 7/31/97             1,291,605            564,531            525,383            549,369
                       671,943       TTM 7/31/97               675,486                                                  542,051
      982,791          991,495       TTM 6/30/97               987,477            688,338            726,839            742,455
      679,048          687,051       TTM 6/30/97               675,769            544,193            534,889            553,513



    2,943,103        3,301,201       TTM 6/30/97             3,301,201            542,389            431,957            441,314
    2,337,398        2,277,788       TTM 6/30/97             2,277,788            363,240            455,570            400,211
    2,215,312        2,228,513       TTM 6/30/97             2,198,429            546,956            524,312            522,518
-------------    -------------                           -------------      -------------      -------------      -------------
    7,495,813        7,807,502                               7,777,418          1,452,585          1,411,839          1,364,043
      968,914        1,017,779       TTM 5/31/97             1,022,034            526,375            508,895            563,123
      754,299          810,896       TTM 7/31/97               821,659            401,604            636,239            690,625
      845,939          858,429       TTM 7/20/97               859,921            538,575            537,222            525,531
      677,854          676,133       TTM 6/30/97               654,791            559,975            546,883            540,430

      766,964          829,716       TTM 6/30/97               776,143            555,626            570,205            592,788
      793,486          845,488       TTM 7/31/97               724,512            577,263            566,202            609,547
      589,832          619,972      TTM 6/17/1997              589,794            531,163            537,300            564,775
    1,029,691        1,066,729       TTM 7/31/97             1,163,155            435,477            423,806            458,693
      649,944          691,651       TTM 6/30/97               698,282            433,033            510,010            575,956
      830,265          842,254       TTM 7/31/97               827,210            673,649            698,759            730,580
      964,228          971,412       TTM 5/31/97               945,713            640,610            646,316            632,227

      839,176          845,359       TTM 6/30/97               900,510            443,135            434,528            456,414
    3,938,357        3,835,897       TTM 6/30/97             3,835,897            814,157            991,847            881,507
      949,256        1,023,531       TTM 6/30/97               994,320            527,828            593,257            664,268

      460,444          552,860       TTM 7/31/97               543,483            224,599            317,897            374,279
      211,174          304,449       TTM 7/31/97               390,056             44,831            157,272            225,253
-------------    -------------                           -------------      -------------      -------------      -------------
      671,618          857,309                                 933,539            269,430            475,169            599,532
      902,979        1,175,950       TTM 6/30/97             1,168,472              8,739            413,204            616,226
    1,173,361        1,304,374       TTM 6/30/97             1,370,087            468,042            405,503            506,613
      333,614          680,642       Ann 7/31/97               668,836            287,351            414,530            596,725
      669,820          698,760       TTM 6/30/97               688,587            441,813            470,758            499,456
      734,927          731,249       TTM 6/30/97               755,225            441,987            475,432            484,725
      649,615          692,827       TTM 6/30/97               725,649            518,688            439,869            529,683

      291,228          291,480       TTM 7/31/97               283,741            196,685            205,255            199,575
      132,027          154,477       TTM 7/31/97               187,200             98,537             87,831            121,603
       98,680          103,918       TTM 7/31/97                97,662             55,779             63,251             71,337
      107,605          110,509       TTM 7/31/97                68,058             74,135             85,527             87,386
-------------    -------------                           -------------      -------------      -------------      -------------
      629,540          660,384                                 636,661            425,136            441,864            479,901
      655,471          662,859       TTM 7/31/97               689,467            416,328            489,661            489,842
      661,312          669,390       TTM 5/31/97               648,550            304,081            477,644            494,336
      751,176          799,061       TTM 6/30/97               788,673            389,549            411,553            448,050
                       811,138     Imp TTM 6/30/97             864,220            221,689                               484,931
      868,757          884,656       TTM 6/30/97               899,208            492,738            447,347            461,476
      454,212          461,330       TTM 6/30/97               461,330            322,028            333,968            338,043
      518,688          526,192       TTM 6/30/97               515,766            331,701            338,588            341,276
      618,176          644,131       TTM 5/31/97               633,453            445,962            443,178            469,672
    1,850,611        1,843,408       TTM 5/24/97             1,841,696            378,417            457,315            435,439
      696,250          706,863       TTM 6/30/97               709,733            507,550            523,552            529,208

      858,375          868,704       TTM 7/31/97               882,985            290,582            336,127            331,414
      441,614          441,614      TTM 12/31/96               441,614            424,687            424,299            424,299
      736,975          732,473     Imp TTM 6/30/97             736,960            444,649            375,491            365,045
    1,922,761        1,952,524       TTM 3/31/97             1,923,263            725,536            677,347            712,155
      494,080          490,757       TTM 5/31/97               501,035            352,090            355,408            350,473
    1,416,502        1,609,074       TTM 6/30/97             1,416,448            371,492            631,660            795,880
      397,507          408,954       TTM 6/30/97               402,950            306,408            320,560            324,401
      988,712          998,190       TTM 6/30/97               987,201            396,222            431,730            417,909
      445,571          441,649     Imp TTM 6/30/97             440,389            300,170            316,598            304,583

      422,176          423,468     Imp TTM 7/31/97             437,170            267,238            268,555            280,885
      462,597          462,743     Imp TTM 6/30/97             463,347            384,338            361,460            358,448
      482,354          459,922       TTM 5/31/97               458,726            314,561            372,626            340,743
      624,862          648,959       TTM 6/30/97               702,467            291,845            281,160            282,249
    1,029,198        1,097,422       TTM 4/30/97               955,522            369,778            399,663            458,684
      819,757          818,449       TTM 6/30/97               798,054            431,463            476,509            475,763
      517,261          581,275       TTM 6/30/97               594,038                               259,644            327,384
      420,101          411,617       TTM 6/30/97               423,550            254,839            241,645            241,107
    1,136,493        1,043,066       TTM 6/30/97               850,895            545,919            643,711            556,155
      714,100          742,379       TTM 6/30/97               716,056            321,043            268,062            331,261
      453,208          464,669       TTM 6/30/97               500,875            222,659            213,484            239,068
    1,192,959        1,201,461       TTM 6/30/97             1,131,921            408,085            400,520            458,528
      333,615          342,039       TTM 7/31/97               349,728            161,986            232,970            218,343
      342,210          345,761       TTM 7/31/97               342,697            205,383            215,477            214,758
                                                               241,000
      376,756          383,734       TTM 6/30/97               383,734            172,717            184,087            205,599
      310,771          346,520       TTM 6/30/97               376,552            204,379            235,788            272,212
      293,087          297,732       TTM 7/31/97               298,864            162,100            189,373            195,122

      275,558          270,858       TTM 6/30/97               271,833            171,220            163,838            169,040
      250,160          253,953       TTM 7/31/97               255,057            101,412            141,841            168,066
      244,058          263,325       6/30/97 Ann               255,177                               193,680            203,970
      342,095          347,215       TTM 5/31/97               329,549            205,218            220,533            217,515
      287,865          302,288       TTM 6/30/97               293,215            160,687            152,796            190,887
      320,608          335,200       TTM 6/30/97               335,200            133,551            133,560            149,202
      211,980          215,010       TTM 6/30/97               217,881            129,689            126,329            131,396
      241,130          255,130       TTM 6/30/97               248,945            124,420            118,320            129,921
      353,770          345,569       TTM 6/30/97               355,400            125,763            126,183            127,996
      158,569          163,476       TTM 7/31/97               184,077             93,346             78,987             87,834

                                              NET CASH
 UNDERWRITTEN                         NOI       FLOW
      NOI        NET CASH FLOW       DSCR       DSCR       LOCK BOX            VALUE          LTV
      ---        -------------       ----       ----       --------            -----          ---
$  6,110,945     $  5,875,191        1.62       1.52                     $    62,300,000      60%
   3,468,312        3,219,842        1.62       1.52                          36,100,000      60%
   3,197,782        3,062,911        1.62       1.52                          35,200,000      60%
   1,417,446        1,348,257        1.62       1.52                          16,000,000      60%
   1,325,509        1,225,758        1.62       1.52                          15,600,000      60%
   1,365,339        1,128,418        1.62       1.52                          17,700,000      60%
     825,302          780,879        1.62       1.52                          10,900,000      60%
     311,886          289,988        1.62       1.52                           4,000,000      60%
     304,738          277,940        1.62       1.52                           4,600,000      60%
------------     ------------        ----       ----                     ---------------      ---
  18,327,259       17,209,184        1.62       1.52          HARD           202,400,000      60%
  13,761,709       13,715,839        1.29       1.28          Hard           140,000,000      79%

   2,174,422        1,943,922        1.42       1.29                          21,200,000      77%
   1,118,289        1,038,539        1.42       1.29                          11,000,000      77%
     966,504          820,504        1.42       1.29                          13,740,000      77%
     957,455          891,705        1.42       1.29                           9,500,000      77%
     780,070          718,570        1.42       1.29                           7,700,000      77%
     685,360          619,610        1.42       1.29                           6,725,000      77%
     566,032          525,282        1.42       1.29                           5,800,000      77%
     547,951          510,451        1.42       1.29                           5,850,000      77%
     484,139          430,139        1.42       1.29                           4,880,000      77%
     436,687          400,687        1.42       1.29                           4,875,000      77%
     398,218          362,718        1.42       1.29                           4,235,000      77%
     326,941          298,441        1.42       1.29                           3,350,000      77%
     331,646          307,646        1.42       1.29                           3,250,000      77%
     313,309          279,559        1.42       1.29                           3,130,000      77%
     273,644          244,644        1.42       1.29                           2,700,000      77%
     208,528          184,528        1.42       1.29                           2,270,000      77%
     175,602          160,602        1.42       1.29                           1,700,000      77%
------------     ------------        ----       ----                     ---------------      ---
  10,744,797        9,737,547        1.42       1.29          SOFT           111,905,000      77%
  14,602,176       11,922,318        2.00       1.64          Hard           138,800,000      54%
   7,896,064        7,277,416        1.42       1.31          Hard            93,000,000      66%
   7,834,624        6,922,347        1.48       1.31          Hard            84,500,000      68%
   6,383,986        5,815,112        1.38       1.26          Hard            70,000,000      73%
  13,755,423       11,971,423        2.43       2.12          Hard            68,000,000      73%
  15,218,377       13,611,256        2.05       1.83          Hard           120,000,000      58%
   5,385,000        5,385,000        1.00       1.00          Hard            76,700,000      55%
   7,597,608        6,387,633        2.07       1.74          Hard            97,000,000      46%

   2,070,381        1,865,455        1.53       1.36                          22,000,000      68%
   1,117,861        1,015,913        1.53       1.36                          10,000,000      68%
     830,756          768,378        1.53       1.36                           8,100,000      68%
     684,437          614,907        1.53       1.36                           6,650,000      68%
     559,490          484,554        1.53       1.36                           6,750,000      68%
     386,246          314,234        1.53       1.36                           5,750,000      68%
     228,079          164,419        1.53       1.36                           3,000,000      68%
     138,154          121,289        1.53       1.36                           1,375,000      68%
     126,784          108,549        1.53       1.36                           1,500,000      68%
     78,429            70,354        1.53       1.36                             750,000      68%
------------     ------------        ----       ----                     ---------------      ---
   6,220,617        5,528,052        1.53       1.36          HARD            65,875,000      68%

   1,427,100        1,126,059        1.90       1.50                          10,800,000      73%
   1,534,502        1,202,887        1.90       1.50                          10,200,000      73%
     929,272          806,176        1.90       1.50                           7,100,000      73%
     687,685          592,890        1.90       1.50                           5,000,000      73%
     731,902          549,982        1.90       1.50                           4,500,000      73%
     505,731          414,259        1.90       1.50                           4,400,000      73%
     846,945          536,189        1.90       1.50                           3,800,000      73%
     166,109          232,120        1.90       1.50                           2,650,000      73%
     265,557          152,217        1.90       1.50                           2,900,000      73%
     270,201          207,998        1.90       1.50                           2,200,000      73%
------------     ------------        ----       ----                     ---------------      ---
   7,365,004        5,820,777        1.90       1.50          HARD            53,550,000      73%
   5,174,315        4,719,940        1.45       1.32          Hard            47,000,000      78%

   2,369,612        1,992,321        1.40       1.20                          20,000,000      85%
   2,294,117        1,993,584        1.40       1.20                          22,200,000      85%
------------     ------------        ----       ----                     ---------------      ---
   4,663,729        3,985,905        1.40       1.20          HARD            42,200,000      85%

   1,420,516        1,335,108        1.45       1.35                          15,500,000      72%
   1,170,789        1,074,669        1.45       1.35                          12,150,000      72%
     923,337          873,337        1.45       1.35                           9,850,000      72%
     597,567          556,339        1.45       1.35                           6,400,000      72%
    591,902          531,902         1.45       1.35                          5,900,000       72%
------------     ------------        ----       ----                     ---------------      ---
   4,704,111        4,371,355        1.45       1.35          SOFT            49,800,000      72%

   1,091,550        1,027,216        1.34       1.25                          10,990,000      81%
     977,169          913,444        1.34       1.25                          10,110,000      81%
     795,218          738,218        1.34       1.25                           9,100,000      81%
------------     ------------        ----       ----                     ---------------      ---
   2,863,937        2,678,878        1.34       1.25          SOFT            30,200,000      81%
   3,084,736        2,883,736        1.38       1.29                          30,300,000      79%
   2,405,167        2,292,167        1.35       1.29          Soft            26,000,000      76%
   2,675,784        2,528,034        1.53       1.45          Soft            24,100,000      77%
   2,622,241        2,412,049        1.49       1.37          Hard            28,000,000      64%

   1,066,251        1,002,501        1.30       1.21                          13,200,000      74%
     971,306          901,306        1.30       1.21                          11,100,000      74%
------------     ------------        ----       ----                     ---------------      ---
   2,037,557        1,903,807        1.30       1.21          SOFT            24,300,000      74%
   2,932,907        2,359,930        1.78       1.43          Hard            24,250,000      68%
   2,352,378        2,126,022        1.71       1.54          Hard            25,000,000      65%
   1,569,908        1,569,908        1.00       1.00          Hard            16,800,000      97%

     453,073          424,293        1.32       1.23                           4,100,000      72%
     443,274          417,592        1.32       1.23                           4,000,000      72%
     403,147          378,741        1.32       1.23                           3,600,000      72%
     400,624          376,189        1.32       1.23                           3,600,000      72%
     388,684          365,128        1.32       1.23                           3,500,000      72%
     360,592          337,815        1.32       1.23                           3,250,000      72%
------------     ------------        ----       ----                     ---------------      ---
   2,449,394        2,299,758        1.32       1.23          HARD            22,050,000      72%
   2,487,397        2,149,695        1.69       1.46          Hard            28,500,000      51%
   2,077,678        1,620,207        1.62       1.27          Hard            22,200,000      65%
   2,045,310        1,841,053        1.56       1.41           No             19,000,000      71%
   2,139,806        1,882,377        1.69       1.49          Hard            26,000,000      50%
   1,902,914        1,572,388        1.55       1.28           No             23,200,000      54%
   1,758,002        1,643,744        1.43       1.34           No             19,000,000      63%

     924,548          730,382        2.14       1.62                           7,600,000      53%
     712,158          568,933        2.14       1.62                           4,400,000      53%
     558,312          373,133        2.14       1.62                           6,200,000      53%
     414,680          306,483        2.14       1.62                           3,750,000      53%
------------     ------------        ----       ----                     ---------------      ---
   2,609,698        1,978,931        2.14       1.62          HARD            21,950,000      53%
   1,928,393        1,728,280        1.67       1.49          Hard            18,000,000      64%
     995,500          995,500        1.00       1.00          Hard            11,000,000     104%
   1,652,669        1,488,499        1.43       1.29           No             15,000,000      75%
                    1,092,675        1.00       1.00          Hard            11,600,000      96%
   1,388,821        1,277,422        1.44       1.33          Hard            14,000,000      78%
   1,394,907        1,303,116        1.55       1.45           No             14,300,000      72%
   1,201,022        1,137,272        1.28       1.21          Soft            12,600,000      80%
   1,429,311        1,157,375        1.64       1.32          Hard            13,500,000      74%
           -          959,577        1.00       1.00          Hard             9,800,000      98%
           -          975,133        1.00       1.00          Hard             9,800,000      90%
   1,685,095        1,389,983        1.73       1.43           No             15,900,000      59%
   1,018,825          935,185        1.30       1.19          Soft            11,200,000      79%
   1,115,674        1,009,674        1.45       1.31           No             11,600,000      75%
           -          889,380        1.00       1.00          Hard             9,000,000      96%
     823,472          823,472        1.00       1.00          Hard             8,800,000      97%
   1,139,557        1,065,557        1.48       1.38           No             10,400,000      81%
           -          864,126        1.00       1.00          Hard             8,750,000      96%
   1,426,989        1,236,905        1.73       1.50           No             12,557,000      66%
     994,261          936,169        1.38       1.30           No             11,290,000      69%
           -          782,874        1.00       1.00          Hard             7,900,000      97%
   1,104,473          942,926        1.67       1.43           No             10,250,000      74%
     917,497          828,124        1.52       1.37           No              8,700,000      82%
     870,285          814,285        1.38       1.29           No              9,250,000      77%
   1,357,567        1,121,998        2.01       1.66           No             11,100,000      64%
     951,492          841,560        1.43       1.26           No              8,400,000      78%
   1,091,082          890,872        1.72       1.40           No             11,300,000      58%
     884,530          814,182        1.47       1.36           No              9,400,000      69%
   1,121,858          953,644        1.77       1.50           No             10,000,000      65%
     735,104          678,483        1.34       1.23           No              8,300,000      75%

     504,795          442,766        1.64       1.46                           4,600,000      73%
     396,352          359,432        1.64       1.46                           3,600,000      73%
------------     ------------        ----       ----                     ---------------      ---
     901,147          802,198        1.64       1.46           NO              8,200,000      73%
     746,396          663,343        1.39       1.23           No              8,000,000      74%
                      587,540        1.00       1.00          Hard             5,800,000      96%
     776,275          726,209        1.67       1.56           No              8,000,000      69%
                      526,235        1.00       1.00          Hard             5,650,000      97%
     603,695          562,195        1.36       1.26           No              6,600,000      80%
     982,749          843,715        1.88       1.61           No              9,350,000      55%
                      516,630        1.00       1.00          Hard             5,100,000      96%
     586,222          570,972        1.28       1.25           No              6,500,000      74%
     810,043          714,838        1.76       1.55          Hard             7,400,000      63%
     659,682          603,041        1.53       1.40           No              6,230,000      74%
     762,209          630,710        1.76       1.46           No              6,775,000      66%
     590,637          535,387        1.58       1.44           No              5,800,000      75%
     537,549          492,644        1.34       1.23           No              6,000,000      72%
     669,726          654,626        1.81       1.77           No              7,500,000      57%
     534,525          496,219        1.44       1.33          Hard             7,100,000      60%
                      445,720        1.00       1.00          Hard             4,400,000      96%
                      445,720        1.00       1.00          Hard             4,400,000      96%

     440,089          412,189        2.24       2.13                           3,100,000      52%
     399,402          383,202        2.24       2.13                           2,100,000      52%
     493,784          468,284        2.24       2.13                           3,000,000      52%
------------     ------------        ----       ----                     ---------------      ---
   1,333,275        1,263,675        2.24       2.13           NO              8,200,000      52%
     580,423          544,820        1.48       1.39           No              6,000,000      70%
     652,960          561,415        1.57       1.35           No              5,700,000      74%
     500,572          452,272        1.39       1.26          Soft             5,350,000      77%
     519,941          461,206        1.45       1.29          Hard             5,300,000      77%
                      390,770        1.00       1.00          Hard             4,200,000      97%
     576,478          507,077        1.49       1.31           No              5,200,000      78%
     491,212          440,850        1.44       1.30           No              5,600,000      71%
     517,708          488,091        1.36       1.28           No              5,000,000      79%
     550,754          507,254        1.63       1.50           No              5,000,000      79%
     551,418          493,892        1.52       1.36           No              5,200,000      75%
     696,875          594,967        1.98       1.69           No              4,840,000      80%
     585,745          507,832        1.57       1.36           No              5,500,000      69%
                      360,996        1.00       1.00          Hard             3,860,000      97%
     489,741          478,681        1.50       1.47           No              5,100,000      73%
     881,507          844,307        2.06       1.97           No              5,300,000      66%
     619,233          490,565        1.73       1.37           No              5,250,000      67%

     341,991          290,418        1.74       1.49           No              3,100,000      60%
     298,183          257,995        1.74       1.49           No              2,700,000      60%
------------     ------------        ----       ----                     ---------------      ---
     640,174          548,413        1.74       1.49           NO              5,800,000      60%
     550,442          529,192        1.48       1.42           No              5,100,000      68%
     661,960          519,728        1.93       1.51           No              6,600,000      53%
     564,363          452,230        1.64       1.32           No              5,600,000      62%
     472,487          423,143        1.44       1.29           No              4,750,000      73%
     508,195          446,278        1.48       1.30           No              5,700,000      59%
     507,857          448,792        1.52       1.35           No              5,370,000      61%

     177,058          173,348        1.33       1.29                           1,825,000      87%
     140,804          136,405        1.33       1.29                           1,050,000      87%
      57,976           55,841        1.33       1.29                             500,000      87%
      45,176           43,456        1.33       1.29                             350,000      87%
------------     ------------        ----       ----                     ---------------      ---
     421,014          409,050        1.33       1.29           NO              3,725,000      87%
     507,650          453,387        1.60       1.43           No              5,000,000      65%
     461,676          395,147        1.59       1.36           No              4,280,000      74%
     448,991          395,834        1.47       1.29           No              4,500,000      69%
     555,654          469,365        1.82       1.54           No              4,500,000      68%
     475,399          433,822        1.68       1.53           No              4,025,000      74%
     337,240          336,178        1.27       1.27           No              4,070,000      73%
     328,706          320,256        1.28       1.24           No              3,900,000      74%
     451,789          422,072        1.64       1.53           No              5,250,000      54%
     429,372          358,622        1.63       1.37           No              4,800,000      58%
     497,078          483,966        2.08       2.02           No              5,500,000      50%
                      260,790        1.00       1.00          Hard             2,790,000      97%
     344,036          294,536        1.52       1.30           No              3,375,000      80%
     423,051          404,025        1.34       1.28           No              4,000,000      65%
     386,571          303,113        1.52       1.20          Hard             3,850,000      67%
     564,822          468,659        1.97       1.63          Hard             3,350,000      76%
     311,220          287,220        1.37       1.26           No              3,400,000      74%
     495,774          424,952        1.85       1.59           No              5,200,000      47%
     320,485          279,652        1.50       1.31          Hard             3,500,000      70%
     408,934          370,434        1.57       1.42           No              4,000,000      61%
     313,098          305,008        1.32       1.29           No              3,200,000      75%
                      230,257        1.00       1.00          Hard             2,460,000      97%
     286,067          268,067        1.53       1.44           No              3,010,000      73%
     338,226          299,435        1.66       1.47           No              3,000,000      73%
     336,873          307,938        1.57       1.44           No              3,200,000      68%
     331,766          301,516        1.67       1.52           No              2,720,000      78%
     348,369          300,593        1.75       1.51           No              3,200,000      63%
     377,161          337,258        1.82       1.63           No              4,200,000      45%
     320,573          286,323        1.84       1.64           No              3,400,000      54%
     229,537          223,787        1.33       1.29           No              2,300,000      80%
     344,407          301,862        1.78       1.56           No              2,600,000      69%
     328,890          293,087        1.56       1.39           No              2,700,000      66%
     257,917          232,667        1.61       1.46           No              2,225,000      74%
     345,648          289,052        1.93       1.61           No              2,500,000      64%
     241,943          209,232        1.60       1.38           No              2,400,000      67%
     203,998          188,699        1.35       1.25           No              2,000,000      80%
     234,975          232,889        1.53       1.52           No              2,700,000      57%
     190,848          183,996        1.35       1.30           No              1,850,000      80%
     270,058          223,535        1.87       1.54           No              2,150,000      69%
     192,327          185,627        1.46       1.41           No              1,800,000      71%
                      114,187        1.00       1.00          Hard             1,220,000      97%
     146,359          142,359        1.34       1.30           No              1,530,000      74%
     168,484          159,484        1.66       1.57           No              1,500,000      75%
     183,765          157,536        1.70       1.45           No              1,575,000      71%
     204,025          164,376        1.77       1.43           No              1,700,000      65%
     154,026          137,900        1.57       1.40           No              1,500,000      67%
     150,213          131,555        1.65       1.44           No              1,250,000      74%
     121,005          119,030        1.31       1.29           No              1,200,000      75%
     121,782          108,782        1.42       1.27           No              1,345,000      66%
     113,487          100,027        1.50       1.32           No              1,130,000      69%
     109,617          105,267        1.47       1.41           No              1,260,000      60%

                                                                                                           U/W           ACTUAL
      BALLOON/
    ANTICIPATED                                                   AUDIT/AGREED      AUDITS/AGREED        ONGOING         ONGOING
     REPAYMENT          1997       1997 OCCUPANCY       U/W      UPON PROCEDURES   UPON PROCEDURES       CAPITAL         CAPITAL
      DATE LTV        OCCUPANCY         PERIOD       OCCUPANCY       UPFRONT           FORWARD           RESERVE         RESERVE
      --------        ---------         ------       ---------       -------           -------           -------         -------
        48%              94%            9/1/97          94%                                             $    0.16        $   0.15
        48%              95%            9/1/97          95%                                                  0.16            0.15
        48%             100%            9/1/97          95%                                                  0.16            0.15
        48%              89%            9/1/97          89%                                                  0.16            0.15
        48%             100%            9/1/97          92%                                                  0.16            0.15
        48%              77%            9/1/97          77%                                                  0.16            0.15
        48%             100%            9/1/97          95%                                                  0.16            0.15
        48%             100%            9/1/97          95%                                                  0.16            0.15
        48%             100%            9/1/97          95%                                                  0.16            0.15
        ---
        48%                                                            YES               YES
        24%             100%           7/31/97         100%            Yes               No                  0.05            0.08

        69%              90%           7/31/97          90%                                                   250             200
        69%              99%           7/31/97          91%                                                   250             200
        69%              88%           7/31/97          80%                                                   250             200
        69%              99%           7/31/97          94%                                                   250             200
        69%              98%           7/31/97          92%                                                   250             200
        69%              99%           7/31/97          90%                                                   250             200
        69%              97%           7/31/97          94%                                                   250             200
        69%              95%           7/31/97          88%                                                   250             200
        69%              89%           7/31/97          86%                                                   250             200
        69%              98%           7/31/97          92%                                                   250             200
        69%              93%           7/31/97          93%                                                   250             200
        69%              96%           7/31/97          90%                                                   250             200
        69%              98%           7/31/97          93%                                                   250             200
        69%              99%           7/31/97          94%                                                   250             200
        69%              92%           7/31/97          87%                                                   250             200
        69%              93%           7/31/97          84%                                                   250             200
        69%              97%           7/31/97          92%                                                   250             200
        ---
        69%                                                            NO                YES
        37%              69%         TTM 5/31/97        67%            Yes               No                    5%              5%
        53%              86%            6/1/97          84%            No                Yes                 0.30            0.30
        61%              86%           7/31/97          86%            Yes               Yes                 0.20            0.15
        65%             100%           7/25/97          95%            No                No                  0.20            0.20
        36%              68%         TTM 7/31/97        68%            Yes               Yes                8,000           8,000
        3%               71%         TTM 6/30/97        70%            Yes               Yes                   5%              4%
        0%              100%           7/31/97         100%            No                No                     -               -
        46%             100%             6/97           95%            Yes               Yes                    -               -

        56%             100%            8/1/97          92%                                                  0.15            0.15
        56%             100%            8/1/97          97%                                                  0.15            0.15
        56%             100%            8/1/97          95%                                                  0.15            0.15
        56%             100%            8/1/97          95%                                                  0.30            0.15
        56%             100%            8/1/97          95%                                                  0.23            0.15
        56%              70%            8/1/97          70%                                                  0.24            0.15
        56%              67%            8/1/97          77%                                                  0.17            0.15
        56%             100%            8/1/97          93%                                                  0.25            0.15
        56%             100%            8/1/97          93%                                                  0.15            0.15
        56%             100%            8/1/97          93%                                                  0.25            0.15
        ---
        56%                                                            YES               YES

        58%              65%         TTM 6/30/97        69%                                                    5%              4%
        58%              75%         TTM 6/30/97        75%                                                    5%              4%
        58%              72%         TTM 6/30/97        68%                                                    5%              4%
        58%              69%         TTM 6/30/97        65%                                                    5%              4%
        58%              60%         TTM 6/30/97        69%                                                    5%              4%
        58%              83%         TTM 6/30/97        80%                                                    5%              4%
        58%              63%         TTM 6/30/97        63%                                                    5%              4%
        58%              42%         TTM 6/30/97        42%                                                    5%              4%
        58%              43%         TTM 6/30/97        43%                                                    5%              4%
        58%              58%         TTM 6/30/97        56%                                                    5%              4%
        ---
        58%                                                            YES               YES
        65%              94%            8/1/97          94%            No                Yes                 0.20            0.20

        77%              79%             8/97           78%                                                  0.48            0.48
        77%              74%             8/97           74%                                                  0.35            0.35
        ---
        77%                                                            NO                YES

        65%              95%           6/30/97          94%                                                   272             272
        65%              89%           3/31/97          87%                                                   267             267
        65%              95%           6/30/97          93%                                                   250             241
        65%              95%           6/30/97          92%                                                   250             232
        65%              89%           6/30/97          89%                                                   250             227
        ---
        65%                                                            YES               NO

        65%              95%           7/21/97          95%                                                   255             255
        65%              95%           7/21/97          95%                                                   275             275
        65%              99%           7/21/97          94%                                                   259             259
        ---
        65%                                                            YES               YES
        69%              98%           7/31/97          95%            Yes               Yes                  250             250
        68%              94%            5/1/97          92%            No                Yes                  250             250
        70%              97%           7/17/97          95%            No                No                   250             250
        59%             100%            8/1/97          96%            No                Yes                 0.15            0.15

        66%              88%           6/24/97          96%                                                   250             250
        66%              92%           6/24/97          92%                                                   250             250
        ---
        66%                                                            NO                YES
        54%              65%         TTM 4/30/97        64%            Yes               Yes                   5%              4%
        58%              92%            8/1/96          92%            No                No                  0.35            0.20
        0%              100%            9/3/97         100%            No                No                     -               -

        31%             100%           8/15/97          95%                                                  0.25               -
        31%             100%           8/15/97          95%                                                  0.26               -
        31%             100%           8/15/97          95%                                                  0.29               -
        31%             100%           8/15/97          95%                                                  0.30               -
        31%             100%           8/15/97          95%                                                  0.27               -
        31%             100%           8/15/97          95%                                                  0.30               -
        ---
        31%                                                            NO                NO
        46%              69%            7/1/97          69%            No                No                  0.15            0.15
        58%              93%           6/25/97          93%            No                No                  0.20            0.20
        59%              90%           5/30/97          90%            No                No                  0.20            0.20
        42%              88%         TTM 7/31/97        81%            Yes               Yes                   5%              4%
        48%              91%           1/28/97          90%            No                No                  0.20            0.20
        55%             100%           6/30/97          95%            No                No                  0.20            0.20

        46%              70%         TTM 6/30/97        69%                                                    5%              4%
        46%              66%         TTM 6/30/97        66%                                                    5%              4%
        46%              63%         TTM 6/30/97        62%                                                    5%              4%
        46%              63%         TTM 6/30/97        62%                                                    5%              4%
        ---
        46%                                                            YES               NO
        54%              84%         TTM 7/31/97        80%            Yes               No                    5%              4%
        0%              100%            5/1/97         100%            No                No                     -               -
        64%              92%           7/23/97          93%            No                No                  0.15            0.15
        0%                                                             No                No                     0               0
        69%              97%           8/18/97          95%            No                No                  0.20            0.20
        64%             100%            6/1/97          95%            No                No                  0.15            0.15
        73%              97%            6/1/97          95%            No                No                   250             250
        63%              98%            7/1/97          95%            No                Yes                 0.20            0.20
        0%                                                             No                No                     -               -
        0%                                                             No                No                     -               -
        26%              60%         TTM 7/31/97        63%            No                No                    5%              4%
        70%              94%           5/31/97          94%            No                Yes                  290             290
        67%              91%           5/20/97          92%            No                No                   250             250
        0%               0%                                            No                No                     -               -
        0%              100%            9/3/97         100%            No                No                     -               -
        73%              93%           7/22/97          93%            No                No                   250             250
        0%                                                             No                No                     -               -
        46%              87%            1/1/97          87%            No                No                  0.20            0.20
        56%             100%           7/17/97          95%            No                No                  0.15            0.15
        0%                                                             No                No                     -               -
        66%             100%            9/1/97          92%            No                No                  0.22            0.22
        73%              96%           7/21/97          90%            No                No                   294             294
        69%              91%           7/25/97          91%            Yes               No                   250             250
        50%              78%           6/10/97          78%            No                No                  0.15            0.15
        66%              92%           5/22/97          90%            No                No                  0.19            0.19
        39%              79%            7/1/97          79%            No                No                  0.12            0.12
        57%              98%            7/1/97          95%            No                No                  0.15            0.15
        55%              86%           6/25/97          85%            No                No                  0.20            0.20
        65%              95%           6/30/97          93%            No                No                   275             250

        66%              95%           6/30/97          94%                                                  0.15            0.15
        66%              97%           6/30/97          95%                                                  0.15            0.15
        ---
        66%                                                            NO                NO
        64%              95%           7/11/97          91%            No                No                  0.21            0.21
        0%              100%           4/30/97         100%            No                No                     -               -
        54%              97%           7/26/97          95%            No                No                   255             250
        0%              100%            9/3/97         100%            No                No                     -               -
        71%              95%           8/25/97          95%            No                No                   250             250
        47%              95%            6/1/97          95%            No                No                  0.25            0.18
        0%              100%           4/30/97         100%            No                No                     -               -
        66%              85%           6/30/97          85%            No                No                 50.00               -
        58%             100%            6/1/97          95%            No                No                     0               0
        61%              93%           7/01/97          91%            No                No                  0.28            0.28
        45%              87%            8/1/97          86%            No                No                     0               0
        59%              95%            7/2/97          95%            No                No                250.00          250.00
        59%              94%           8/27/97          94%            No                No                     0               0
        53%              98%            6/1/97          95%            No                No                 50.00           25.00
        48%              99%            9/4/97          97%            No                No                     0               0
        0%              100%           4/30/97         100%            No                No                     -               -
        0%              100%           4/30/97         100%            No                No                     -               -

        1%               91%         TTM 6/30/97        91%                                                   300             300
        1%               95%         TTM 6/30/97        95%                                                   300             300
        1%               96%         TTM 6/30/97        95%                                                   300             300
        --
        1%                                                             NO                NO
        57%             100%           5/31/97          95%            No                No                   258             258
        62%              98%            6/1/97          92%            No                No                  0.36            0.20
        68%              91%            8/1/97          91%            No                No                   346             250
        61%              96%           7/17/97          94%            No                No                  0.20            0.20
        0%              100%            9/3/97         100%            No                No                     -               -
        64%              93%           5/27/97          93%            No                No                  0.20            0.15
        63%              78%           7/28/97          78%            No                No                  0.24            0.24
        66%             100%           7/23/97          97%            No                No                  0.16            0.15
        70%              95%           6/20/97          92%            No                No                   250             250
        61%              96%            5/5/97          95%            No                No                  0.19            0.19
        65%              97%             7/97           94%            No                No                  0.15            0.15
        62%              99%           6/10/97          95%            No                No                  0.20            0.20
        0%              100%            9/3/97         100%            No                No                     -               -
        69%              94%            6/1/97          94%            No                No                 35.00               -
        2%               92%         TTM 6/30/97        92%            No                No                   300             300
        59%             100%           6/30/97          95%            No                No                  0.20            0.20

        43%              98%           7/15/97          95%            No                No                  0.18            0.18
        43%             100%           7/15/97          92%            No                No                  0.16            0.16
        ---
        43%                                                            NO                NO
        40%             100%           6/30/97          95%            No                No                250.00          250.00
        45%              88%            7/1/97          88%            No                No                  0.20            0.20
        52%             100%            7/1/97          95%            No                No                  0.31            0.31
        56%             100%            7/8/97          98%            No                No                  0.17            0.17
        55%             100%           7/23/97          94%            No                No                  0.15            0.15
        52%              92%           7/10/97          91%            No                No                  0.32            0.32

        72%              97%            7/1/97          95%                                                    35               -
        72%              76%            8/1/97          78%                                                    25               -
        72%              97%            8/1/97          95%                                                    35               -
        72%              95%           8/26/97          95%                                                    43               -
        ---
        72%                                                            NO                NO
        54%              94%            8/4/97          93%            No                No                  0.20            0.15
        60%              98%            5/1/97          95%            No                No                  0.15            0.15
        58%             100%            7/7/97          95%            No                No                  0.20            0.20
        58%             100%           6/30/97          95%            No                No                  0.20            0.20
        62%              98%           6/30/97          95%            No                No                   277             277
        59%             100%           7/24/97          95%            No                No                 50.00               -
        60%              99%           6/20/97          95%            No                No                    50               -
        45%              95%            6/1/97          95%            No                No                  0.15            0.15
        54%              92%           8/28/97          92%            No                No                   250             250
        47%              98%            6/1/97          95%            No                No                 57.51           25.00
        0%              100%            9/3/97         100%            No                No                     -               -
        70%              92%           7/30/97          88%            No                No                250.00          250.00
        2%              100%            1/1/97         100%            No                No                  0.22            0.22
        53%              97%           6/30/97          92%            No                No                  0.15            0.15
        57%              73%         TTM 3/31/97        72%            No                No                    5%              4%
        1%              100%            7/1/97          95%            No                No                250.00          200.00
        35%              81%         TTM 6/30/97        74%            No                No                    5%              4%
        56%             100%           7/18/97          97%            No                Yes                 0.23            0.23
        3%               93%           6/06/97          93%            No                No                   250             250
        63%              97%           6/30/97          95%            No                No                 50.00               -
        0%              100%            9/3/97         100%            No                No                     -               -
        65%             100%           8/18/97          95%            No                No                250.00          250.00
        63%              94%           4/16/97          93%            No                No                  0.15            0.20
        57%              88%            6/2/97          88%            No                No                  0.15            0.15
        71%              93%           6/30/97          93%            No                No                   250             150
        52%              82%         TTM 4/30/97        73%            No                No                  0.05            0.04
        33%              77%         TTM 6/30/97        75%            No                No                    5%              5%
        45%              93%            8/5/97          91%            No                No                250.00          225.00
        73%              96%           6/19/97          95%            No                No                    50               -
        31%              77%         TTM 6/30/97        65%            No                No                  0.05            0.04
        33%              61%         TTM 6/30/97        61%            No                No                    5%              5%
        62%              97%            6/1/97          95%            No                No                250.00          250.00
        48%              71%         TTM 6/30/97        67%            No                No                    5%              4%
        55%              92%            6/1/97          92%            No                No                  0.29            0.29
        53%              98%           7/25/97          92%            No                No                   289             289
        2%              100%           6/18/97         100%            No                No                  0.15            0.15
        70%              99%           7/29/97          95%            No                No                   250             250
        60%             100%           6/05/97          93%            No                No                  0.22            0.22
        61%              92%           7/31/97          92%            No                No                    50               -
        0%              100%            9/3/97         100%            No                No                     -               -
        51%              98%            8/1/97          95%            No                No                    50               -
        61%             100%            8/1/97          95%            No                No                250.00          250.00
        59%             100%            7/8/97          93%            No                No                  0.19            0.19
        49%             100%            6/1/97          95%            No                No                  0.15            0.15
        46%              94%           6/30/97          94%            No                No                   336             300
        62%              92%         TTM 6/30/97        92%            No                No                316.23          316.23
        53%              96%            6/1/97          95%            No                No                    25               -
        59%              95%           6/30/97          95%            No                No                325.00          325.00
        63%              95%           7/17/97          92%            No                No                   280             280
        42%              97%           7/15/97          95%            No                No                 50.00               -

                                          LEASE      % OF                             LEASE    % OF                   LEASE     % OF
   RESERVE                              EXPIRATION   TOTAL                         EXPIRATION  TOTAL              EXPIRATION  TOTAL
    UNITS              TENANT 1            DATE        SF         TENANT 2            DATE      SF   TENANT 3        DATE       SF
    -----              --------            ----        --         --------            ----      --   --------        ----       --
    $/psf     Shoppers Club                2016       13%    Home Depot               2026     23% Best Buy           2009      9%
    $/psf     Stein Mart                   2002       12%    Reading China            2004      8% Fresh Market       1998      5%
    $/psf     Sears                        2016       67%    Giant Food               2018     11% Rite Aid           1999      1%
    $/psf     Giant Food                   1998       22%    Caldor                   2017     44%
    $/psf     Safeway                      2000       30%    McCroy                   2000     13%
    $/psf     CVS Drug                     2002        4%    Nicks-Comm Pride         1999     11%
    $/psf     Giant Food                   1999       66%
    $/psf     Giant Food                   2019       83%
    $/psf     Giant Food                   1998       59%    Rite Aid                 2000     14%

    $/psf     Blue Cross/Blue Shield       2012       99%

   $/unit
   $/unit
   $/unit
   $/unit
   $/unit
   $/unit
   $/unit
   $/unit
   $/unit
   $/unit
   $/unit
   $/unit
   $/unit
   $/unit
   $/unit
   $/unit
   $/unit

  % revenue
    $/psf     JC Penney                    2011       27%
    $/psf     AmSouth Bank                 2004       33%
    $/psf     GSA                          1998       21%    John J. McMullen         1999     14%
    $/bed
  % revenue
    $/psf     Comsat                       2007      100%
    $/psf     Swiss Bank Corporation       2086      100%

    $/psf     Rickitt and Coleman          2003      100%
    $/psf     TCI                          2012      100%
    $/psf     Estee Lauder                 2003      100%
    $/psf     Paid Prescriptions(Merck)    2006      100%
    $/psf     Roadcon (Cyro)               2004      100%
    $/psf     MDA Services                 2000       40%    Symtron Systems          2001     30%
    $/psf     Auditrial                    2001        7%
    $/psf     New Jersey Bell              2001      100%
    $/psf     Stratton Travel              2001      100%
    $/psf     Greetree Learning            2004      100%


  % revenue
  % revenue
  % revenue
  % revenue
  % revenue
  % revenue
  % revenue
  % revenue
  % revenue
  % revenue

    $/psf     *Sears                                         *JC Penny                             *Hecht's

    $/psf     *JC Penney                      0              *Foleys                     0         Office Max         2000      8%
    $/psf     *JC Penney                      0              *Foleys                     0         Ross Dress 4       2003      9%
                                                                                                   Less

   $/unit
   $/unit
   $/unit
   $/unit
   $/unit


   $/unit
   $/unit
   $/unit

   $/unit
   $/unit
   $/unit
    $/psf     Hybridon                     2012      100%

   $/unit
   $/unit

  % revenue
    $/psf     Capriccio                    2000       11%
    $/psf     Value City                   2017      100%

    $/psf     Pinnacle Health Entp.        2014      100%
    $/psf     Pinnacle Health Entp.        2014      100%
    $/psf     Pinnacle Health Entp.        2014      100%
    $/psf     Pinnacle Health Entp.        2014      100%
    $/psf     Pinnacle Health Entp.        2014      100%
    $/psf     Pinnacle Health Entp.        2014      100%

    $/psf     Department of Labor          2000       16%    Dept. of Audit/          1998     12%
                                                             Control
    $/psf
    $/psf     Weisman/Mt. Sinai            1999        8%    Meridia Hilcrest         2007      7%
                                                             Hospt.
  % revenue
    $/psf
    $/psf     Staples                      2006       22%    Bed, Bath & Beyond       2006     41%

  % revenue
  % revenue
  % revenue
  % revenue

  % revenue
    $/psf     Cabelvision                  2017      100%
    $/psf     Staples                      2003       14%    Big 5 Sporting Goods     2013      9% Blockbuster        2008      7%
                                                                                                   Music
              Kmart                        2018      100%
    $/psf     Sears                        2004       32%    Bon Marche               2011     19%
    $/psf     TJ Maxx                      2000       29%    Bassett Direct Plus      2006     19% Good's             1999     15%
                                                                                                   Furniture
   $/unit
    $/psf     Midwest                      2003       20%    Wausau                   2001     19%
              Builder's Square             2019      100%
              Builder's Square             2019      100%
  % revenue
   $/unit
   $/unit
              Builder's Square             2019      100%
    $/psf     Value City                   2017      100%
   $/unit
      0       Builder's Square             2019      100%
    $/psf     AmSouth Bank                 2011       23%    Hand Arendall            2003     14%
    $/psf     ARIAD Pharmaceuticals        2002       82%
      0       Builder's Square             2020      100%
    $/psf     National Tech Team           2000       53%
   $/unit
   $/unit
    $/psf     Foodland                     2003       27%    Rose's                   2007     15% Heironimus         1999     13%
    $/psf     Hills Department Store       1998       34%    Insalaco Market          2015     26% CVS                1999      6%
    $/psf
    $/psf     Bi Lo                        2005       32%    Revco                    2000     10%
    $/psf
   $/unit

    $/psf     Kroger                       1999       48%    Hollywood Video          2007     11%
    $/psf     Kroger                       2000       53%    Pizza Hut                1999      4%

    $/psf     Wal-Mart                     2007       53%    Revco                    2002      5% Bi-Lo              2006     19%
    $/psf     Circuit City                 2019      100%
   $/unit
    $/psf     Value City                   2017      100%
   $/unit
    $/psf
    $/psf     Circuit City                 2019      100%
   $/unit
    $/psf
    $/psf     Food Lion                    2006       36%    Revco                    2001     11%
    $/psf     LA Board of Education        2005       36%
   $/unit
    $/psf     The Gap                      2004       15%
   $/unit
    $/psf     Food Lion                    2006       28%    Kerr Drugs               2006      9% Belks              2016     19%
    $/psf     Circuit City                 2019      100%
    $/psf     Circuit City                 2019      100%

    $/bed
    $/bed
    $/bed

   $/unit
    $/psf     State of California          2004       29%    Brooks Fiber             2007     23%
   $/unit
    $/psf     Food Lion                    2010       23%    Revco                    2000      7% Leggett's          2006     29%
    $/psf     Value City                   2017      100%
    $/psf
    $/psf     *Kash and Karry                                Madison Bank             2011     11%
    $/psf     Kmart                        2002       93%
   $/unit
    $/psf     Food Lion                    2016       41%    Revco                    2003     10%
    $/psf     Walmart                      2006       30%    Buds                     1999     16% Price Cutter       2006     23%
    $/psf     Jacor Broadcasting           2000       56%
    $/psf     Value City                   2017      100%
   $/unit
    $/bed
    $/psf

    $/psf
    $/psf

    $/bed
    $/psf     IRS                          2001       27%    Sears                    2002     12%
    $/psf
    $/psf     Wal Mart                     2007       73%
    $/psf
    $/psf

   $/unit
   $/unit
   $/unit
   $/unit

    $/psf     Kinkos                       2000       15%    Blockbuster Video        2000     13%
    $/psf     Kmart                        2003       64%    Weiners                  1999     20%
    $/psf
    $/psf
   $/unit
   $/unit
   $/unit
    $/psf     32nd St. Market              2001       57%
   $/unit
   $/unit
    $/psf     Value City                   2017      100%
   $/unit
    $/psf     K-Mart                       2012      100%
    $/psf     Bradlees                     2004       55%    Jo-Ann Fabrics           2003     17% Fashion Bug        2001      5%
  % revenue
   $/unit
  % revenue
    $/psf     Food Lion                    2007       46%    Revco                    1997     13%
   $/unit
   $/unit
    $/psf     Value City                   2017      100%
   $/unit
    $/psf     Checkers                     2007       58%    Big Lots                 2004     29%
    $/psf
   $/unit
  % revenue
  % revenue
   $/unit
   $/unit
  % revenue
  % revenue
   $/unit
  % revenue
    $/psf
   $/unit
    $/psf     Walgreens                    2057      100%
   $/unit
    $/psf
   $/unit
    $/psf     Value City                   2017      100%
   $/unit
   $/unit
    $/psf
    $/psf     Winn Dixie                   2000       59%    Eckerd Drugs             1999     16%
   $/unit
   $/unit
   $/unit
   $/unit
   $/unit
   $/unit

                                                                       ANNEX C

        GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

   Except in certain limited circumstances, the globally offered Asset Securitization Corporation, Commercial Mortgage Pass-Through Certificates, Series 1997-D5 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), CEDEL or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

   Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice (i.e., seven calendar days settlement).

   Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

   Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Offered Certificates will be effected on a delivery against payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

   Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

   All Global Securities will be held in book-entry form by DTC in the name of CEDE & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

   Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

   Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

   Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

   Trading between DTC Participants. Secondary market trading between DTC Participants will be settled in same-day funds.

   Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

   Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

   CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

   As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

   Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

   Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of 12 30-day months. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date (i.e., the trade fails) receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

   Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

   (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

   (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

   (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

   A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined herein), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain or intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

   Exceptions for non-U.S. Persons (Form W-8): Beneficial owners of Certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

   Exception for non-U.S. Persons with effectively connected income (Form
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

   Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are beneficial owners of a Certificate and reside in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the holder of a Certificate or his agent.

   Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

   U.S. Federal Income Tax Reporting Procedure. The holder of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

   The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if (A) for taxable years beginning after December 31, 1996 (or for taxable years ending after August 20, 1996, if the trustee has made an applicable election) a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more U.S. Persons have the authority to control all substantial decisions of such trust, or (B) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                     (THIS PAGE INTENTIONALLY LEFT BLANK.)

                                    ANNEX D
               WEIGHTED AVERAGE NET MORTGAGE PASS-THROUGH RATES

DISTRIBUTION DATE
(ASSUMING THAT THE 14TH DAY OF
EACH MONTH IS THE DISTRIBUTION
DATE)                        WAC
November 14, 1997  . =     8.33408
December 14, 1997  . =     8.33417
January 14, 1998  .. =     8.58109
February 14, 1998  . =     8.58121
March 14, 1998 ..... =     7.84063
April 14, 1998 ..... =     8.58763
May 14, 1998 ....... =     8.33456
June 14, 1998 ...... =     8.58786
July 14, 1998 ...... =     8.33473
August 14, 1998  ... =     8.58810
September 14, 1998   =     8.58823
October 14, 1998  .. =     8.33499
November 14, 1998  . =     8.58847
December 14, 1998  . =     8.33518
January 14, 1999  .. =     8.58242
February 14, 1999  . =     8.58255
March 14, 1999 ..... =     7.84103
April 14, 1999 ..... =     8.58909
May 14, 1999 ....... =     8.33563
June 14, 1999 ...... =     8.58935
July 14, 1999 ...... =     8.33582
August 14, 1999  ... =     8.58962
September 14, 1999   =     8.58976
October 14, 1999  .. =     8.33612
November 14, 1999  . =     8.59004
December 14, 1999  . =     8.33633
January 14, 2000  .. =     8.59034
February 14, 2000  . =     8.58410
March 14, 2000 ..... =     8.08906
April 14, 2000 ..... =     8.59077
May 14, 2000 ....... =     8.33686
June 14, 2000 ...... =     8.59107
July 14, 2000 ...... =     8.33707
August 14, 2000  ... =     8.59138
September 14, 2000   =     8.59154
October 14, 2000  .. =     8.33741
November 14, 2000  . =     8.59187
December 14, 2000  . =     8.33764
January 14, 2001  .. =     8.58571
February 14, 2001  . =     8.58588
March 14, 2001 ..... =     7.84192
April 14, 2001 ..... =     8.59267
May 14, 2001 ....... =     8.33822
June 14, 2001 ...... =     8.59302
July 14, 2001 ...... =     8.33847
August 14, 2001  ... =     8.59337
September 14, 2001 . =     8.59355
October 14, 2001 ... =     8.33885
November 14, 2001  . =     8.59392
December 14, 2001  . =     8.33912
January 14, 2002  .. =     8.58771
February 14, 2002  . =     8.58790
March 14, 2002 ..... =     7.84240
April 14, 2002 ..... =     8.59484
May 14, 2002 ....... =     8.33980
June 14, 2002 ...... =     8.59530
July 14, 2002 ...... =     8.34015
August 14, 2002  ... =     8.59576
September 14, 2002   =     8.59601
October 14, 2002  .. =     8.34068
November 14, 2002  . =     8.59649
December 14, 2002  . =     8.34105
January 14, 2003  .. =     8.59061
February 14, 2003  . =     8.59086
March 14, 2003 ..... =     7.84373
April 14, 2003 ..... =     8.59807
May 14, 2003 ....... =     8.34234
June 14, 2003 ...... =     8.59859
July 14, 2003 ...... =     8.34273
August 14, 2003  ... =     8.59912
September 14, 2003   =     8.59939
October 14, 2003  .. =     8.34333
November 14, 2003  . =     8.59995
December 14, 2003  . =     8.34375
January 14, 2004  .. =     8.60052
February 14, 2004  . =     8.59320
March 14, 2004 ..... =     8.09401
April 14, 2004 ..... =     8.60066
May 14, 2004 ....... =     8.34417
June 14, 2004 ...... =     8.60126
July 14, 2004 ...... =     8.34306
August 14, 2004  ... =     8.60349
September 14, 2004   =     8.60381
October 14, 2004  .. =     8.34706
November 14, 2004  . =     8.59868
December 14, 2004  . =     8.34215
January 14, 2005  .. =     8.59218
February 14, 2005  . =     8.59252
March 14, 2005 ..... =     7.84298
April 14, 2005 ..... =     8.60034
May 14, 2005 ....... =     8.34338
June 14, 2005 ...... =     8.60104

                                      D-1

DISTRIBUTION DATE
(ASSUMING THAT THE 14TH DAY OF
EACH MONTH IS THE DISTRIBUTION
DATE)                        WAC

July 14, 2005 ...... =     8.34389
August 14, 2005  ... =     8.60175
September 14, 2005   =     8.60211
October 14, 2005  .. =     8.34469
November 14, 2005  . =     8.60285
December 14, 2005  . =     8.34524
January 14, 2006  .. =     8.59627
February 14, 2006  . =     8.59665
March 14, 2006 ..... =     7.84422
April 14, 2006 ..... =     8.60477
May 14, 2006 ....... =     8.34665
June 14, 2006 ...... =     8.60557
July 14, 2006 ...... =     8.34723
August 14, 2006  ... =     8.60638
September 14, 2006   =     8.60681
October 14, 2006  .. =     8.34814
November 14, 2006  . =     8.60766
December 14, 2006  . =     8.34877
January 14, 2007  .. =     8.59959
February 14, 2007  . =     8.59877
March 14, 2007 ..... =     7.84131
April 14, 2007 ..... =     8.60724
May 14, 2007 ....... =     8.34094
June 14, 2007 ...... =     8.59374
July 14, 2007 ...... =     8.32424
August 14, 2007  ... =     8.57377
September 14, 2007   =     8.57355
October 14, 2007  .. =     8.31063
November 14, 2007  . =     8.61204
December 14, 2007  . =     8.37186
January 14, 2008  .. =     8.64039
February 14, 2008  . =     8.64829
March 14, 2008 ..... =     8.18090
April 14, 2008 ..... =     8.66325
May 14, 2008 ....... =     8.41508
June 14, 2008 ...... =     8.66374
July 14, 2008 ...... =     8.41549
August 14, 2008  ... =     8.65033
September 14, 2008   =     8.65058
October 14, 2008  .. =     8.39859
November 14, 2008  . =     8.65106
December 14, 2008  . =     8.39896
January 14, 2009  .. =     8.63627
February 14, 2009  . =     8.63866
March 14, 2009 ..... =     7.92823
April 14, 2009 ..... =     8.65465
May 14, 2009 ....... =     8.47671
June 14, 2009 ...... =     8.72923
July 14, 2009 ...... =     8.47779
August 14, 2009  ... =     8.73047
September 14, 2009   =     8.72236
October 14, 2009  .. =     8.47970
November 14, 2009  . =     8.71575
December 14, 2009  . =     8.46741
January 14, 2010  .. =     8.71318
February 14, 2010  . =     8.71401
March 14, 2010 ..... =     7.97001
April 14, 2010 ..... =     8.71564
May 14, 2010 ....... =     8.46805
June 14, 2010 ...... =     8.71736
July 14, 2010 ...... =     8.46961
August 14, 2010  ... =     8.71912
September 14, 2010   =     8.72004
October 14, 2010  .. =     8.47203
November 14, 2010  . =     8.72188
December 14, 2010  . =     8.47370
January 14, 2011  .. =     8.72379
February 14, 2011  . =     8.72477
March 14, 2011 ..... =     7.97739
April 14, 2011 ..... =     8.72673
May 14, 2011 ....... =     8.47809
June 14, 2011 ...... =     8.72875
July 14, 2011 ...... =     8.47989
August 14, 2011  ... =     8.73078
September 14, 2011   =     8.73183
October 14, 2011  .. =     8.48269
November 14, 2011  . =     8.73396
December 14, 2011  . =     8.48464
January 14, 2012  .. =     8.73338
February 14, 2012  . =     8.73453
March 14, 2012 ..... =     8.23011
April 14, 2012 ..... =     8.79374
May 14, 2012 ....... =     8.53589
June 14, 2012 ...... =     8.78482
July 14, 2012 ...... =     8.53647
August 14, 2012  ... =     8.82431
September 14, 2012   =     8.82421
October 14, 2012  .. =     8.48488
November 14, 2012  . =     8.52038
December 14, 2012  . =     8.36618
January 14, 2013  .. =     8.50903
February 14, 2013  . =     8.50186
March 14, 2013 ..... =     8.15587
April 14, 2013 ..... =     8.50359
May 14, 2013 ....... =     8.38900
June 14, 2013 ...... =     8.50547

                                      D-2

DISTRIBUTION DATE
(ASSUMING THAT THE 14TH DAY OF
EACH MONTH IS THE DISTRIBUTION
DATE)                        WAC
July 14, 2013 ...... =     8.39100
August 14, 2013  ... =     8.50746
September 14, 2013   =     8.50851
October 14, 2013  .. =     8.39424
November 14, 2013  . =     8.51068
December 14, 2013  . =     8.39656
January 14, 2014  .. =     8.51299
February 14, 2014  . =     8.51421
March 14, 2014 ..... =     8.17010
April 14, 2014 ..... =     8.51672
May 14, 2014 ....... =     8.40309
June 14, 2014 ...... =     8.51945
July 14, 2014 ...... =     8.40604
August 14, 2014  ... =     8.52238
September 14, 2014   =     8.52395
October 14, 2014  .. =     8.41091
November 14, 2014  . =     8.52724
December 14, 2014  . =     8.41450
January 14, 2015  .. =     8.53082
February 14, 2015  . =     8.53274
March 14, 2015 ..... =     8.19200
April 14, 2015 ..... =     8.53677
May 14, 2015 ....... =     8.42495
June 14, 2015 ...... =     8.54124
July 14, 2015 ...... =     8.42987
August 14, 2015  ... =     8.54617
September 14, 2015   =     8.54885
October 14, 2015  .. =     8.43828
November 14, 2015  . =     8.55463
December 14, 2015  . =     8.44469
January 14, 2016  .. =     8.56111
February 14, 2016  . =     8.56467
March 14, 2016 ..... =     8.34317
April 14, 2016 ..... =     8.57249
May 14, 2016 ....... =     8.46457
June 14, 2016 ...... =     8.58148
July 14, 2016 ...... =     8.47467
August 14, 2016  ... =     8.59191
September 14, 2016   =     8.59779
October 14, 2016  .. =     8.49317
November 14, 2016  . =     8.61118
December 14, 2016  . =     8.50851
January 14, 2017  .. =     8.62732
February 14, 2017  . =     8.63835
March 14, 2017 ..... =     8.32212
April 14, 2017 ..... =     8.65993
May 14, 2017 ....... =     8.56511
June 14, 2017 ...... =     8.68519
July 14, 2017 ...... =     8.59714
August 14, 2017  ... =     8.72237
September 14, 2017   =     8.69811
October 14, 2017  .. =     8.63103
November 14, 2017  . =     8.70210
December 14, 2017 .. =     8.63449
January 14, 2018 ... =     8.70410
February 14, 2018 .. =     8.70696
March 14, 2018...... =     8.50984
April 14, 2018...... =     8.70830
May 14, 2018........ =     8.64420
June 14, 2018....... =     8.70992
July 14, 2018....... =     8.64734
August 14, 2018..... =     8.71201
September 14, 2018 . =     8.71329
October 14, 2018 ... =     8.65403
November 14, 2018 .. =     8.71658
December 14, 2018 .. =     8.66081
January 14, 2019 ... =     8.72139
February 14, 2019 .. =     8.72474
March 14, 2019...... =     8.57786
April 14, 2019...... =     8.73513
May 14, 2019........ =     8.70389
June 14, 2019....... =     8.75729
July 14, 2019....... =     8.72355
August 14, 2019..... =     8.73591
September 14, 2019 . =     8.75766
October 14, 2019 ... =     8.75829
November 14, 2019 .. =     8.75370
December 14, 2019 .. =     8.75370
January 14, 2020 ... =     8.75370
February 14, 2020 .. =     8.75370
March 14, 2020...... =     8.75370
April 14, 2020...... =     0.00

PROSPECTUS DATED OCTOBER 24, 1997

                      MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)

                       ASSET SECURITIZATION CORPORATION

                                  DEPOSITOR

   The Certificates offered hereby and by Supplements to this Prospectus (the "Offered Certificates") will be offered from time to time in series. Each series of Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (with respect to any series, the "Trust Fund") consisting of a segregated pool of various types of multifamily or commercial mortgage loans and/or installment contracts for the sale of multifamily or commercial properties (the "Mortgage Loans"), mortgage-backed securities evidencing interests therein or secured thereby (the "MBS"), or a combination of Mortgage Loans and MBS (with respect to any series, collectively, "Mortgage Assets"). The Trust Fund for a series of Certificates may also include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or any combination thereof (with respect to any series, collectively, "Credit Support"), and currency or interest rate exchange agreements and other financial assets, or any combination thereof (with respect to any series, collectively, "Cash Flow Agreements"). See "Description of the Trust Funds", "Description of the Certificates" and "Description of Credit Support".

   Each series of Certificates will consist of one or more classes of Certificates that may (i) provide for the accrual of interest thereon based on fixed, variable or adjustable rates; (ii) be senior or subordinate to one or more other classes of Certificates in respect of certain distributions on the Certificates; (iii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions; (iv) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions; (v) provide for distributions of accrued interest thereon only following the occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series; or
(vi) provide for distributions of principal sequentially, or based on specified payment schedules, to the extent of available funds, in each case as described in the related Prospectus Supplement. Any such classes may include classes of Offered Certificates. See "Description of the Certificates".

   Principal and interest with respect to Certificates will be distributable monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of any series will be made only from the assets of the related Trust Fund.

   The Certificates of each series will not represent an obligation of or interest in the Depositor, any Master Servicer, any Special Servicer or any of their respective affiliates, except to the limited extent described herein and in the related Prospectus Supplement. Only those Certificates and assets in the related Trust Fund as are disclosed in the related Prospectus Supplement will be guaranteed or insured by any governmental agency or instrumentality or by any other person. The assets in each Trust Fund will be held in trust for the benefit of the holders of the related series of Certificates pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as more fully described herein.

   The yield on each class of Certificates of a series will be affected by, among other things, the rate of payment of principal (including voluntary and involuntary prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described under the caption "Yield Considerations" herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

   Prospective investors should review the information appearing under the caption "Special Considerations" herein and such information as may be set forth under the caption "Special Considerations" in the related Prospectus Supplement before purchasing any Offered Certificate.

   If so provided in the related Prospectus Supplement, one or more elections may be made to treat the related Trust Fund or a designated portion thereof as one or more "real estate mortgage investment conduits" for federal income tax purposes. See also "Federal Income Tax Consequences" herein.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

   Prior to issuance there will have been no market for the Certificates of any series and there can be no assurance that a secondary market for any Offered Certificates will develop or that, if it does develop, it will continue. This Prospectus may not be used to consummate sales of a series of Offered Certificates unless accompanied by a Prospectus Supplement.

   Offers of the Offered Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under "Method of Distribution" herein and in the related Prospectus Supplement. All Offered Certificates will be distributed by, or sold by underwriters managed by:

                    NOMURA SECURITIES INTERNATIONAL, INC.
               THE DATE OF THIS PROSPECTUS IS OCTOBER 24, 1997

   Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the Offered Certificates covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                            PROSPECTUS SUPPLEMENT

   As more particularly described herein, the Prospectus Supplement relating to the Offered Certificates of each series will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates, the payment provisions with respect to each such class and the Pass-Through Rate or method of determining the Pass-Through Rate with respect to each such class; (ii) the aggregate principal amount and distribution dates relating to such series and, if applicable, the initial and final scheduled distribution dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the assets included therein, including the Mortgage Assets and any Credit Support and Cash Flow Agreements (with respect to the Certificates of any series, the "Trust Assets"); (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) additional information with respect to the method of distribution of such Certificates; (vi) whether one or more REMIC elections will be made and designation of the regular interests and residual interests;
(vii) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (viii) information as to any Master Servicer, any Special Servicer (or provision for the appointment thereof) and the Trustee, as applicable; (ix) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and (x) whether such Certificates will be initially issued in definitive or book-entry form.

                            AVAILABLE INFORMATION

   The Depositor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (of which this Prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the Offered Certificates. This Prospectus and the Prospectus Supplement relating to each series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the rules and regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Chicago Regional Office, Northwestern Atrium Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661; and New York Regional Office, 75 Park Place, 14th Floor, New York, New York 10007. The Commission also maintains a site on the World Wide Web (the "Web") at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system.

   No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Offered Certificates or an offer of the Offered Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.

   A Master Servicer or the Trustee will be required to mail to holders of Offered Certificates of each series periodic unaudited reports concerning the related Trust Fund. Unless and until definitive Certificates are issued, such reports may be sent on behalf of the related Trust Fund to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Certificates, pursuant to the applicable Agreement. If so specified in the related Prospectus Supplement, such reports may be sent to beneficial owners identified to the Master Servicer or Trustee. Such reports may also be available to holders of interests in the Certificates (the "Certificateholders") upon request to their respective DTC participants. See "Description of the Certificates--Reports to Certificateholders" and "Description of the Agreements--Evidence as to Compliance". The Depositor will file or cause to be filed with the Commission such periodic reports with respect to each Trust Fund as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. Reports filed by the Depositor with the Commission pursuant to the Exchange Act will be filed by means of the EDGAR system and therefore should be available at the Commission's site on the Web.

              INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the Offered Certificates evidencing an interest therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more classes of Offered Certificates, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Offered Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed in writing to its principal executive office at 2 World Financial Center -- Building B, New York, New York 10281-1198, Attention: Secretary, or by telephone at (212) 667-9300. The Depositor has determined that its financial statements are not material to the offering of any Offered Certificates. See "Financial Information" herein.

                              TABLE OF CONTENTS

                                                                                        PAGE
                                                                                      --------
Prospectus Supplement ...............................................................     2
Available Information ...............................................................     2
Incorporation of Certain Information by Reference ...................................     3
Summary of Prospectus................................................................     8
Special Considerations...............................................................    13
Limited Liquidity....................................................................    13
Limited Assets.......................................................................    13
Average Life of Certificates; Prepayments; Yields....................................    13
Limited Nature of Ratings............................................................    14
Risks Associated with Certain Mortgage Loans and Mortgaged Properties ...............    14
Balloon Payments ....................................................................    15
Obligor Default......................................................................    15
Mortgagor Type.......................................................................    15
Credit Support Limitations...........................................................    15
Enforceability.......................................................................    16
Environmental Risks..................................................................    16
ERISA Considerations ................................................................    16
Certain Federal Tax Considerations Regarding Residual Certificates...................    17
Certain Federal Tax Considerations Regarding Original Issue Discount ................    17
Consent..............................................................................    17
Book-Entry Registration..............................................................    17
Description of the Trust Funds.......................................................    18
Mortgage Assets......................................................................    18
Mortgage Loans.......................................................................    18
Default and Loss Considerations with Respect to the Mortgage Loans ..................    18
Mortgage Loan Information in Prospectus Supplements..................................    20
Mortgage Underwriting Standards and Procedures.......................................    20
Payment Provisions of the Mortgage Loans.............................................    21
MBS..................................................................................    21
Collection Accounts..................................................................    22
Credit Support.......................................................................    22
Cash Flow Agreements.................................................................    22
Use of Proceeds......................................................................    22
Yield Considerations.................................................................    23
General..............................................................................    23
Pass-Through Rate....................................................................    23
Timing of Payment of Interest and Principal..........................................    23
Principal Prepayments................................................................    23
Prepayments--Maturity and Weighted Average Life .....................................    24
Other Factors Affecting Weighted Average Life........................................    25
Type of Mortgage Loan................................................................    25
Foreclosures and Payment Plans.......................................................    25
Due-on-Sale and Due-on-Encumbrance Clauses...........................................    25
The Depositor........................................................................    25
Description of the Certificates......................................................    26
General..............................................................................    26
Distributions........................................................................    27
Available Funds......................................................................    28

                                       4

                                                                                        PAGE
                                                                                      --------
Distributions of Interest on the Certificates........................................    28
Distributions of Principal of the Certificates.......................................    29
Distributions on the Certificates of Prepayment Premiums or in
 Respect of Equity Participations....................................................    29
Allocation of Losses and Shortfalls..................................................    29
Advances in Respect of Delinquencies.................................................    29
Reports to Certificateholders........................................................    30
Termination..........................................................................    32
Book-Entry Registration and Definitive Certificates..................................    32
Description of the Agreements........................................................    33
Assignment of Mortgage Assets; Repurchases...........................................    33
Representations and Warranties; Repurchases..........................................    34
Payments on Mortgage Assets; Deposits to Collection Account..........................    35
Collection and Other Servicing Procedures............................................    37
Special Servicers....................................................................    37
Sub-Servicers........................................................................    37
Realization Upon Defaulted Whole Loans...............................................    38
Hazard Insurance Policies ...........................................................    39
Due-on-Sale and Due-on-Encumbrance Provisions........................................    40
Retained Interest; Servicing Compensation and Payment of Expenses....................    41
Evidence as to Compliance............................................................    41
Certain Matters Regarding a Master Servicer, a Special Servicer and the Depositor ...    41
Event of Default ....................................................................    42
Rights Upon Event of Default ........................................................    42
Amendment ...........................................................................    43
Duties of the Trustee................................................................    43
The Trustee..........................................................................    43
Description of Credit Support........................................................    44
General..............................................................................    44
Subordinate Certificates.............................................................    44
Cross-Support Provisions.............................................................    44
Insurance or Guarantees with Respect to the Mortgage Assets..........................    44
Letter of Credit.....................................................................    45
Insurance Policies and Surety Bonds..................................................    45
Certificate Guarantee Insurance......................................................    45
Reserve Funds........................................................................    45
Certain Legal Aspects of Mortgage Loans..............................................    46
General..............................................................................    46
Types of Mortgage Instruments........................................................    46
Leases and Rents.....................................................................    46
Personalty...........................................................................    47
Installment Contracts................................................................    47
Junior Mortgages; Rights of Senior Mortgages or Beneficiaries........................    47
Subordinate Financing ...............................................................    49
Foreclosure..........................................................................    49
Judicial Foreclosure.................................................................    49
Non-Judicial Foreclosure/Power of Sale...............................................    49
Limitations on Lender's Rights.......................................................    50
Rights of Redemption.................................................................    51
Anti-Deficiency Legislation..........................................................    51

                                       5

                                                                                        PAGE
                                                                                      --------
Leasehold Risks......................................................................    52
Bankruptcy Laws......................................................................    52
Environmental Legislation............................................................    54
Due-on-Sale and Due-on-Encumbrance...................................................    55
Acceleration on Default..............................................................    55
Default Interest, Prepayment Charges and Prepayments.................................    55
Applicability of Usury Laws .........................................................    56
Alternative Mortgage Instruments.....................................................    56
Soldiers' and Sailors' Civil Relief Act of 1940......................................    57
Forfeitures in Drug and RICO Proceedings.............................................    57
Certain Laws and Regulations.........................................................    57
Type of Mortgaged Property...........................................................    57
Americans with Disabilities Act......................................................    58
Federal Income Tax Consequences......................................................    58
Federal Income Tax Consequences for REMIC Certificates...............................    58
General..............................................................................    58
Status of REMIC Certificates.........................................................    59
Qualification as a REMIC.............................................................    59
Taxation of Regular Certificates.....................................................    61
General..............................................................................    61
Original Issue Discount..............................................................    61
Acquisition Premium..................................................................    63
Variable Rate Regular Certificates...................................................    63
Deferred Interest....................................................................    64
Market Discount......................................................................    64
Premium .............................................................................    65
Election to Treat All Interest Under the Constant Yield Method.......................    65
Sale or Exchange of Regular Certificates.............................................    65
Treatment of Losses..................................................................    66
Taxation of Residual Certificates....................................................    66
Taxation of REMIC Income ............................................................    66
Basis and Losses.....................................................................    67
Treatment of Certain Items of REMIC Income and Expense...............................    68
Limitations on Offset or Exemption of REMIC Income...................................    69
Tax-Related Restrictions on Transfer of Residual Certificates .......................    69
Sale or Exchange of a Residual Certificate...........................................    71
Mark to Market Regulations...........................................................    72
Taxes That May Be Imposed on the REMIC Pool..........................................    72
Prohibited Transactions..............................................................    72
Contributions to the REMIC Pool After the Startup Day................................    72
Net Income from Foreclosure Property.................................................    72
Liquidation of the REMIC Pool........................................................    73
Administrative Matters...............................................................    73
Limitations on Deduction of Certain Expenses.........................................    73
Taxation of Certain Foreign Investors................................................    74
Regular Certificates.................................................................    74
Residual Certificates................................................................    74
Backup Withholding...................................................................    74
Reporting Requirements...............................................................    74

                                       6

                                                                                        PAGE
                                                                                      --------
Federal Income Tax Consequences for Certificates as to
  Which No REMIC Election Is Made ...................................................    75
Standard Certificates................................................................    75
General..............................................................................    75
Tax Status...........................................................................    76
Premium and Discount.................................................................    76
Recharacterization of Servicing Fees.................................................    77
Sale or Exchange of Standard Certificates ...........................................    77
Stripped Certificates................................................................    77
General..............................................................................    77
Status of Stripped Certificates......................................................    78
Taxation of Stripped Certificates....................................................    79
Reporting Requirements and Backup Withholding........................................    80
Taxation of Certain Foreign Investors................................................    80
ERISA Considerations.................................................................    81
General..............................................................................    81
Certain Requirements Under ERISA.....................................................    81
General..............................................................................    81
Parties in Interest/Disqualified Persons.............................................    81
Delegation of Fiduciary Duty.........................................................    81
Administrative Exemptions............................................................    82
Governmental Plans ..................................................................    82
Unrelated Business Taxable Income; Residual Certificates.............................    82
Legal Investment.....................................................................    82
Method of Distribution...............................................................    84
Legal Matters........................................................................    85
Financial Information................................................................    85
Rating ..............................................................................    85
Index of Principal Definitions ......................................................    86

                            SUMMARY OF PROSPECTUS

   The following summary of certain pertinent information is qualified in its entirety by reference to the more detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each series of Certificates contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of such series. An Index of Principal Definitions is included at the end of this Prospectus.

Title of Certificates .........  Mortgage Pass-Through Certificates, issuable in series (the "Certificates").

Depositor .....................  Asset Securitization Corporation, a
                                 wholly-owned subsidiary of Nomura Asset
                                 Capital Corporation. See "The Depositor".

Master Servicer ...............  The master servicer (the "Master Servicer"), if any, for each series of Certificates will be named in the related Prospectus Supplement. See "Description of the Agreements -- Collection and Other Servicing Procedures".

Special Servicer ..............  The special servicer (the "Special
                                 Servicer"), if any, for each series of
                                 Certificates will be named, or the
                                 circumstances in accordance with which a Special Servicer will be appointed will be described, in the related Prospectus Supplement. See "Description of the Agreements -- Special Servicer".

Trustee .......................  The trustee (the "Trustee") for each series of Certificates will be named in the related
                                 Prospectus Supplement. See "Description of the Agreements -- The Trustee".

The Trust Assets ..............  Each series of Certificates will represent in the aggregate the entire beneficial
                                 ownership interest in a Trust Fund
                                 consisting primarily of:

 (a) Mortgage Assets ..........  The Mortgage Assets with respect to each series of Certificates will consist of a pool of multifamily and/or commercial mortgage loans and/or installment contracts ("Installment Contracts") for the sale of commercial or multifamily properties (collectively, the "Mortgage Loans"), mortgage participations, mortgage pass-through certificates or other mortgage-backed securities evidencing interests in or secured by Mortgage Loans (collectively, the "MBS") or a combination of Mortgage Loans and MBS. Except to the extent described in the related Prospectus Supplement, the Mortgage Loans will not be guaranteed or insured by the Depositor or any of its affiliates or by any governmental agency or instrumentality or other person. As more specifically described herein, the Mortgage Loans will be secured by liens on, or security interest in, properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units (the "Multifamily Properties") or (ii) office buildings, shopping centers, hotels, motels, nursing homes, hospitals or other health-care related facilities, mobile home parts, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, mixed use or other types of commercial properties (the "Commercial Properties" and together with Multifamily Properties, the "Mortgaged Properties"). The Mortgaged Properties may be located in any one of the fifty states or the District of Columbia or such other locations as are disclosed in the related Prospectus Supplement. All Mortgage Loans will have individual principal balances at origination of not less than $25,000 and original terms to maturity of not more than 40 years. All Mortgage Loans will have been originated by persons other than the Depositor, and all Mortgage Assets will have been purchased, either directly or indirectly, by the Depositor on or before the date of initial issuance of the related series of

                                 Certificates. As described herein and in the Prospectus Supplement, each Mortgage Loan may (i) provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time at the mortgagor's election; (ii) provide for scheduled payments to maturity, payments that adjust from time to time in accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide negative amortization or accelerated amortization; (iii) be fully amortizing or require a balloon payment due on its stated maturity date; (iv) contain prohibitions on prepayment or require payment of a premium or a yield maintenance penalty in connection with a prepayment; and (v) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly, semi-annually or other interval. See "Description of the Trust Funds -- Mortgage Assets".

 (b) Collection Account .......  Each Trust Fund will include one or more accounts (collectively, the "Collection
                                 Account") established and maintained on
                                 behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund other than certain fees and expenses. A Collection Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be invested in certain short-term, investment grade obligations, as described in the related Prospectus Supplement. See "Description of the Agreements -- Payments on Mortgage Assets; Deposits to Collection Account".

 (c) Credit Support ...........  If so provided in the related Prospectus
                                 Supplement, partial or full protection
                                 against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates of the related series in the form of subordination of one or more other classes of Certificates of such series or by one or more other types of credit support, such as a letter of credit, an insurance policy on the Mortgage Loans, guarantee, certificate guarantee insurance policy, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any credit support that is included as part of the trust fund evidenced or secured by such MBS. See "Special Considerations -- Credit Support Limitations" and "Description of Credit Support".

 (d) Cash Flow Agreements .....  If so provided in the related Prospectus
                                 Supplement, the Trust Fund may include
                                 guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets on one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement. The Prospectus Supplement for any series of Certificates evidencing an interest in a trust fund that includes MBS will describe any cash flow agreements that are included as part of the trust fund evidenced or secured by such MBS. See "Description of the Trust Funds -- Cash Flow Agreements".

Description of Certificates ...  Each series of Certificates evidencing an interest in a Trust Fund consisting of
                                 Mortgage Loans will be issued pursuant to a Pooling and Servicing Agreement and each series of Certificates evidencing an interest in a Trust Fund the Mortgage Assets of which consisting of MBS will be issued pursuant to a Trust Agreement. Pooling and Servicing Agreements and Trust Agreements are sometimes referred to herein as "Agreements". Each series of Certificates (including any class or classes of Certificates of such series not offered hereby) will represent in the aggregate the entire beneficial ownership interest in the Trust Fund. Each class of Certificates (other than certain Stripped Interest Certificates, as defined below) will have a stated principal amount (a "Certificate Balance") and (other than certain Stripped Principal Certificates, as defined below), will accrue interest thereon based on a fixed, variable or adjustable interest rate (a "Pass-Through Rate"). The related Prospectus Supplement will specify the Certificate Balance and the Pass-Through Rate for each class of Certificates, as applicable, or in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Each series of Certificates will consist of one or more classes or subclasses of Certificates that may (i) be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate
                                 Certificates") to one or more other classes of Certificates in respect of certain distributions on the Certificates; (ii) be entitled to principal distributions, with disproportionately low, nominal or no interest distributions (collectively,
                                 "Stripped Principal Certificates"); (iii) be entitled to interest distributions, with disproportionately low, nominal or no principal distributions (collectively,
                                 "Stripped Interest Certificates"); (iv)
                                 provide for distributions of accrued
                                 interest thereon only following the
                                 occurrence of certain events, such as the retirement of one or more other classes of Certificates of such series (collectively, "Accrual Certificates"); and/or (v) provide for payments of principal sequentially, based on specified payment schedules or other methodologies, to the extent of available funds. Any such classes or subclasses may include classes or subclasses of Offered Certificates. The Certificates will not be guaranteed or insured by the Depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person, unless otherwise provided in the related Prospectus Supplement. See "Special Considerations -- Limited Assets" and "Description of the Certificates".

Distributions of Interest on
 Certificates .................  Interest on each class of Offered
                                 Certificates (other than certain classes of Stripped Interest Certificates and Stripped Principal Certificates) of each series will accrue at the applicable Pass-Through Rate on the outstanding Certificate Balance thereof and will be distributed to Certificateholders as provided in the related Prospectus Supplement (each of the specified dates on which distributions are to be made, a "Distribution Date"). Distributions with respect to interest on Stripped Interest Certificates may be made on each Distribution Date on the basis of a notional amount as described in the related Prospectus Supplement. Distributions of interest with respect to one or more classes of Certificates may be reduced to the extent of certain delinquencies and other contingencies described herein and in the related Prospectus Supplement. See "Special Considerations -- Average Life of Certificates; Prepayments; Yields", "Yield Considerations", and "Description of the Certificates --Distributions of Interest on the Certificates".

Distributions of Principal of
 Certificates .................  The initial aggregate Certificate Balance of the Certificates of each series (other than certain classes of Stripped Interest Certificates) will generally not exceed the outstanding principal balance of the Mortgage Assets as of the close of business on the day of the month specified in the related Trust Fund (the "Cut-off Date"), after application of scheduled payments due on or before such date, whether or not received. The Certificate Balance of a Certificate outstanding from time to time represents the maximum amount that the holder thereof is then entitled to receive in respect of principal from future cash flow on the assets in the related Trust Fund. Distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto until the Certificate Balance of such Certificates have been reduced to zero. Distributions of principal of any class of Certificates will be made on a pro rata basis among all of the Certificates of such class. Stripped Interest Certificates with no Certificate Balance will not receive distributions in respect of principal. See "Description of the Certificates -- Distributions of Principal of the Certificates".

Advances ......................  In connection with a series of Certificates evidencing an interest in a Trust Fund
                                 consisting of Mortgage Assets other than MBS, the Master Servicer may be obligated as part of its servicing responsibilities to make certain advances with respect to delinquent scheduled payments or the Mortgage Loans in such Trust Fund. Advances made by a Master Servicer are reimbursable generally from subsequent recoveries in respect of such Mortgage Loans, and in certain circumstances, from other assets available in the Trust Fund. The Master Servicer will be entitled to receive interest on its outstanding advances, payable from amounts in the related Trust Fund. The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust Fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS. See "Description of the Certificates -- Advances in Respect of Delinquencies".

Termination ...................  A series of Certificates may be subject to optional early termination through the
                                 repurchase of the Mortgage Assets in the related Trust Fund. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all of the Mortgage Assets of the Trust Fund under the circumstances and in the manner set forth therein. See "Description of the Certificates -- Termination".

Registration of Certificates ..  If so provided in the related Prospectus
                                 Supplement, one or more classes of the
                                 Offered Certificates will initially be
                                 represented by one or more Certificates
                                 registered in the name of Cede & Co., as the nominee of DTC. No person acquiring an interest in Offered Certificates so registered will be entitled to receive a definitive certificate representing such person's interest except in the event that definitive certificates are issued under the limited circumstances described herein. See "Special Considerations --Book-Entry Registration" and "Description of the Certificates -- Book-Entry Registration and Definitive Certificates".

Federal Income Tax
 Consequences .................  The federal income tax consequences to
                                 Certificateholders will vary depending on whether one or more elections are made to treat the Trust Fund or specified portions thereof as one or more "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code of 1986, as amended (the "Code"). The Prospectus Supplement for each series of Certificates will specify whether one or more such elections will be made. See "Federal Income Tax Consequences".

ERISA Considerations ..........  A fiduciary of an employee benefit plan or other retirement arrangement, including an individual retirement account, or a Keogh plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each a "Plan"), or a collective investment fund in which such Plans are invested, or an insurance company using assets of a separate account or general account which includes assets of Plans (or which is deemed pursuant to ERISA to include assets of Plans), or other persons acting on behalf of any such Plan or using the assets of any such Plan, which proposes to cause a Plan to acquire any of the Offered Certificates should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or Section 4975 of the Code. See "ERISA Considerations" herein and in the related Prospectus Supplement.

Legal Investment ..............  The related Prospectus Supplement will specify whether the Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Offered Certificates constitute legal investments for them. See "Legal Investment" herein and in the related Prospectus Supplement.

Rating ........................  At the date of issuance, as to each series, each class of Offered Certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating agencies (each, a "Rating Agency"). See "Rating" herein and in the related Prospectus Supplement.

                            SPECIAL CONSIDERATIONS

   INVESTORS SHOULD CONSIDER, IN CONNECTION WITH THE PURCHASE OF OFFERED CERTIFICATES, AMONG OTHER THINGS, THE FOLLOWING FACTORS AND CERTAIN OTHER FACTORS AS MAY BE SET FORTH IN "SPECIAL CONSIDERATIONS" IN THE RELATED PROSPECTUS SUPPLEMENT.

LIMITED LIQUIDITY

   There can be no assurance that a secondary market for the Certificates of any series will develop or, if it does develop, that it will provide holders with liquidity of investment or will continue while Certificates of such series remain outstanding. Any such secondary market may provide less liquidity to investors than any comparable market for securities evidencing interests in single-family mortgage loans. The market value of Certificates will fluctuate with changes in prevailing rates of interest. Consequently, sale of Certificates by a holder in any secondary market that may develop may be at a discount from 100% of their original principal balance or from their purchase price. Furthermore, secondary market purchasers may look only hereto, to the related Prospectus Supplement and to the reports to Certificateholders delivered pursuant to the Agreement as described herein under the heading "Description of the Certificates -- Reports to Certificateholders," " -- Book-Entry Registration and Definitive Certificates" and "Description of the Agreements -- Evidence as to Compliance" for information concerning the Certificates. Certificateholders will have no redemption rights. Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to Certificate Balances or, in the case of Stripped Interest Certificates, notional amounts specified in the related Prospectus Supplement. Nomura Securities International, Inc., through one or more of its affiliates, currently expects to make a secondary market in the Offered Certificates, but has no obligation to do so.

LIMITED ASSETS

   A series of Certificates will not have any claim against or security interest in the Trust Funds for any other series. If the related Trust Fund is insufficient to make payments on such Certificates, no other assets will be available for payment of the deficiency. Additionally, certain amounts remaining in certain funds or accounts, including the Collection Account and any accounts maintained as Credit Support, may be withdrawn under certain conditions, as described in the related Prospectus Supplement. In the event of such withdrawal, such amounts will not be available for future payment of principal of or interest on the Certificates. With respect to a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by one or more classes of the Subordinate Certificates, and, thereafter, by the remaining classes of Certificates in the priority and manner and subject to the limitations specified in the related Prospectus Supplement.

AVERAGE LIFE OF CERTIFICATES; PREPAYMENTS; YIELDS

   Prepayments on the Mortgage Assets in any Trust Fund (including principal prepayments on the Mortgage Loans resulting from both voluntary and involuntary liquidations) generally will result in a faster rate of principal payments on one or more classes of the related Certificates than if payments on such Mortgage Assets were made as scheduled. Thus, the prepayment experience on the Mortgage Assets may affect the average life of each class of related Certificates. The rate of principal payments on pools of mortgage loans varies between pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. There can be no assurance as to the rate of prepayment on the Mortgage Assets in any Trust Fund or that the rate of payments will conform to any model described herein or in any Prospectus Supplement. If prevailing interest rates fall significantly below the applicable mortgage rates, principal prepayments are likely to be higher than if prevailing rates remain at or above the rates borne by the Mortgage Loans underlying or comprising the Mortgage Assets in any Trust Fund. As a result, the actual maturity of any class of Certificates could occur significantly earlier than expected. A series of Certificates may include one or more classes of Certificates with priorities of payment and, as a result, yields on other classes of Certificates, including classes of Offered Certificates, of such series may be more sensitive to prepayments on Mortgage Assets. A series of Certificates may include one or more classes offered at a significant premium or discount. Yields on such classes of Certificates will be sensitive, and in some cases extremely sensitive, to voluntary and involuntary prepayments on Mortgage Assets and, where the amount of interest payable with respect to a class is disproportionately high, as compared to the amount of principal, as with certain classes of Stripped Interest Certificates, a holder might, in some prepayment scenarios, fail to recoup its original investment. A series of Certificates may include one or more classes of Certificates, including classes of Offered Certificates, that provide for distribution of principal thereof from amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates and, as a result, yields on such Certificates will be sensitive to (a) the provisions of such Accrual Certificates relating to the timing of distributions of interest thereon and (b) if such Accrual Certificates accrue interest at a variable or adjustable Pass-Through Rate, changes in such rate. See "Yield Considerations" herein and, if applicable, in the related Prospectus Supplement.

LIMITED NATURE OF RATINGS

   Any rating assigned by a Rating Agency to a class of Certificates will reflect such Rating Agency's assessment solely of the likelihood that holders of Certificates of such class will receive payments to which such Certificateholders are entitled under the related Agreement. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related Mortgage Assets will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the series of Certificates. Such rating will not address the possibility that prepayment at higher or lower rates than anticipated by an investor may cause such investor to experience a lower than anticipated yield or that an investor purchasing a Certificate at a significant premium might fail to recoup its initial investment under certain prepayment scenarios. Each Prospectus Supplement will identify any payment to which holders of Offered Certificates of the related series are entitled that is not covered by the applicable rating.

   The amount, type and nature of credit support, if any, established with respect to a series of Certificates will be determined on the basis of criteria established by each Rating Agency rating classes of such series. Such criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. Such analysis is often the basis upon which each Rating Agency determines the amount of credit support required with respect to each such class. There can be no assurance that the historical data supporting any such actuarial analysis will accurately reflect future experience nor any assurance that the data derived from a large pool of mortgage loans accurately predicts the delinquency, foreclosure or loss experience of any particular pool of Mortgage Assets. No assurance can be given that values of any Mortgaged Properties have remained or will remain at their levels on the respective dates of origination of the related Mortgage Loans. Moreover, there is no assurance that appreciation of real estate values generally will limit loss experiences on the Mortgaged Properties. If the commercial or multifamily residential real estate markets should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans underlying or comprising the Mortgage Assets in a particular Trust Fund and any secondary financing on the related Mortgaged Properties become equal to or greater than the value of the Mortgaged Properties, the rates of delinquencies, foreclosures and losses could be higher than those now generally experienced by institutional lenders. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the rates of delinquencies, foreclosures and losses with respect to any Trust Fund. To the extent that such losses are not covered by Credit Support, such losses will be borne, at least in part, by the holders of one or more classes of the Certificates of the related series. See "Description of Credit Support" and "Rating".

RISKS ASSOCIATED WITH CERTAIN MORTGAGE LOANS AND MORTGAGED PROPERTIES

   Mortgage loans made with respect to multifamily or commercial property may entail risks of delinquency and foreclosure, and risks of loss in the event thereof, that are greater than similar risks associated with single-family property. See "Description of the Trust Funds -- Mortgage Assets". The ability of a mortgagor to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than any independent income or assets of the mortgagor; thus, the value of an income-producing property is directly related to the net operating income derived from such property. In contrast, the ability of a mortgagor to repay a single-family loan typically is dependent primarily upon the mortgagor's household income, rather than the capacity of the property to produce income; thus, other than in geographical areas where employment is dependent upon a particular employer or an industry, the mortgagor's income tends not to reflect directly the value of such property. A decline in the net operating income of an income-producing property will likely affect both the performance of the related loan as well as the liquidation value of such property, whereas a decline in the income of a mortgagor on a single-family property will likely affect the performance of the related loan but may not affect the liquidation value of such property.

   The performance of a mortgage loan secured by an income-producing property leased by the mortgagor to tenants as well as the liquidation value of such property may be dependent upon the business operated by such tenants in connection with such property, the creditworthiness of such tenants or both; the risks associated with such loans may be offset by the number of tenants or, of applicable, a diversity of types of business operated by such tenants.

   It is anticipated that all or a substantial portion of the Mortgage Loans included in any Trust Fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable, as to which, in the event of mortgagor default, recourse may be had only against the specific multifamily or commercial property and such other assets, if any, as have been pledged to secure the Mortgage Loan. With respect to those Mortgage Loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that such recourse will ensure a recovery in respect of a defaulted Mortgage Loan greater than the liquidation value of the related Mortgaged Property.

   Further, the concentration of default, foreclosure and loss risks in individual mortgagors or Mortgage Loans in a particular Trust Fund or the related Mortgaged Properties will generally be greater than for pools of single-family loans both because the Mortgage Assets in a Trust Fund will generally consist of a smaller number of loans than would a single-family pool of comparable aggregate unpaid principal balance and because of the higher principal balance of individual Mortgage Loans.

BALLOON PAYMENTS

   Certain of the Mortgage Loans as of the Cut-off Date may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments (i.e., balloon payments) at their stated maturity. Mortgage Loans with balloon payments involve a greater degree of risk because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related Mortgaged Property. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the level of available mortgage rates at the time of sale or refinancing, the mortgagor's equity in the related Mortgaged Property, the financial condition and operating history of the mortgagor and the related Mortgaged Property, tax laws, rent control laws (with respect to certain Multifamily Properties and mobile home parks), reimbursement rates (with respect to certain hospitals, nursing homes and convalescent homes), renewability of operating licenses, prevailing general economic conditions and the availability of credit for commercial or multifamily, as the case may be, real properties generally.

OBLIGOR DEFAULT

   In order to maximize recoveries on defaulted Mortgage Loans, a Master Servicer typically will have considerable flexibility to extend and modify Mortgage Loans that are in default or as to which a payment default is reasonably foreseeable, including in particular with respect to balloon payments. In addition, a Master Servicer or a Special Servicer may receive a workout fee based on receipts from or proceeds of such Mortgage Loans. While a Master Servicer generally will be required to determine that any such extension or modification is likely to produce a greater recovery on a present value basis than liquidation, there can be no assurance that such flexibility with respect to extensions or modifications or payment of a workout fee will increase the present value of receipts from or proceeds of Mortgage Loans that are in default or as to which a default is reasonably foreseeable. The recent foreclosure and delinquency experience with respect to loans serviced by a Master Servicer or, if applicable, any Special Servicer or significant Sub-Servicer may be provided in the related Prospectus Supplement to the extent relevant.

MORTGAGOR TYPE

   Mortgage Loans made to partnerships, corporations or other entities may entail risks of loss from delinquency and foreclosure that are greater than those of Mortgage Loans made to individuals. The mortgagor's sophistication and form of organization may increase the likelihood of protracted litigation or bankruptcy in default situations.

CREDIT SUPPORT LIMITATIONS

   The Prospectus Supplement for a series of Certificates will describe any Credit Support in the related Trust Fund, which may include letters of credit, insurance policies, guarantees, reserve funds or other types of credit support, or combinations thereof. Use of Credit Support will be subject to the conditions and limitations described herein and in the related Prospectus Supplement. Moreover, such Credit Support may not cover all potential losses or risks; for example, Credit Support may or may not cover fraud or negligence by a mortgage loan originator or other parties.

   A series of Certificates may include one or more classes of Subordinate Certificates (which may include Offered Certificates). Although subordination is intended to reduce the risk to holders of Senior Certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances. Any limits with respect to the aggregate amount of claims under any related Credit Support may be exhausted before the principal of the lower priority classes of Certificates of a series has been repaid. As a result, the impact of significant losses and shortfalls on the Mortgage Assets may fall primarily upon those classes of Certificates having a lower priority of payment. Moreover, if a form of Credit Support covers more than one series of Certificates (each, a "Covered Trust"), holders of Certificates evidencing an interest in a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts. The amount of any applicable Credit Support supporting one or more classes of Offered Certificates, including the subordination of one or more classes of Certificates, will be determined on the basis of criteria established by each Rating Agency rating such classes of Certificates based on an assumed level of defaults, delinquencies, other losses or other factors. There can, however, be no assurance that the loss experience on the related Mortgage Assets will not exceed such assumed levels. See " --Limited Nature of Ratings", "Description of the Certificates" and "Description of Credit Support".

ENFORCEABILITY

   Mortgages may contain a due-on-sale clause, which permits the lender to accelerate the maturity of the Mortgage Loan if the mortgagor sells, transfers or conveys the related Mortgaged Property or its interest in the Mortgaged Property. Mortgages may also include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default of the mortgagor. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default. The equity courts of any state, however, may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable.

   If so specified in the related Prospectus Supplement, the Mortgage Loans will be secured by an assignment of leases and rents pursuant to which the mortgagor typically assigns its right, title and interest as landlord under the leases on the related Mortgaged Property and the income derived therefrom to the lender as further security for the related Mortgage Loan, while retaining a license to collect rents for so long as there is no default. In the event the mortgagor defaults, the license terminates and the lender is entitled to collect rents. Such assignments may not be perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the Mortgaged Property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the mortgagor, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans -- Leases and Rents".

ENVIRONMENTAL RISKS

   Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of cleanup. In several states, such a lien has priority over the lien of an existing mortgage against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), a lender may be liable, as an "owner" or "operator," for the costs of addressing releases or threatened releases of hazardous substances that require remedial action at a property, if agents or employees of the lender are considered to have "participated in the management" of the mortgagor, regardless of whether the environmental damage or threat was caused by a prior owner. Each Pooling and Servicing Agreement will provide that the Master Servicer, acting on behalf of the Trust Fund, may not acquire title to a Mortgaged Property securing a Mortgage Loan or take over its operation unless the Master Servicer has previously determined, based upon a report prepared by a person who regularly conducts environmental audits, that (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith would be in the best economic interest of the Trust Fund and (ii) there are no circumstances or conditions that have resulted in any contamination or, if circumstances or conditions have resulted in any contamination or if such circumstances or conditions require remedial action, taking such actions with respect to the affected Mortgaged Property would be in the best economic interest of the Trust Fund. See "Certain Legal Aspects of Mortgage Loans -- Environmental Legislation".

ERISA CONSIDERATIONS

   Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of the Offered Certificates of any series. See "ERISA Considerations".

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
CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

   Holders of Residual Certificates will be required to report on their federal income tax returns as ordinary income their pro rata share of the taxable income of the REMIC, regardless of the amount or timing of their receipt of cash payments, as described in "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates". Accordingly, under certain circumstances, holders of Residual Certificates may have taxable income and tax liabilities arising from such investment during a taxable year in excess of the cash received during such period. The requirement that holders of Residual Certificates report their pro rata share of the taxable income and net loss of the REMIC will continue until the Certificate Balances of all classes of Certificates of the related series have been reduced to zero, even though holders of Residual Certificates have received full payment of their stated interest and principal. A portion (or, in certain circumstances, all) of such Certificateholder's share of the REMIC taxable income may be treated as "excess inclusion" income to such holder which (i) generally, will not be subject to offset by losses from other activities,
(ii) for a tax-exempt holder, will be treated as unrelated business taxable income and (iii) for a foreign holder, will not qualify for exemption from withholding tax. Individual holders of Residual Certificates may be limited in their ability to deduct servicing fees and other expenses of the REMIC. In addition, Residual Certificates are subject to certain restrictions on transfer. Because of the special tax treatment of Residual Certificates, the taxable income arising in a given year on a Residual Certificate will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. Therefore, the after-tax yield on the Residual Certificate may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.

CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

   Accrual Certificates will be, and certain of the other Classes of Certificates of a series may be, issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to such income. See "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates".

CONSENT

   Under certain circumstances, the consent or approval of the holders of a specified percentage of the aggregate Certificate Balance of all outstanding Certificates of all series or a similar means of allocating decision-making under the Agreement ("Voting Rights") will be required to direct, and will be sufficient to bind all Certificateholders to, certain actions, including amending the related Agreement in certain circumstances. See "Description of the Agreements -- Events of Default", " -- Rights Upon Event of Default" and " -- Amendment".

BOOK-ENTRY REGISTRATION

   If so provided in the Prospectus Supplement, one or more classes of the Certificates will be initially represented by one or more certificates registered in the name of Cede, the nominee for DTC, and will not be registered in the names of the Certificateholders or their nominees. Because of this, unless and until Definitive Certificates are issued, Certificateholders will not be recognized by the Trustee as "Certificateholders" (as that term is to be used in the related Agreement). Hence, until such time, Certificateholders will be able to exercise the rights of Certificateholders only indirectly through DTC and its participating organizations. See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates".

                        DESCRIPTION OF THE TRUST FUNDS

MORTGAGE ASSETS

   The primary assets of each Trust Fund (the "Mortgage Assets") will include
(i) Multifamily and/or Commercial Loans and/or Installment Contracts (collectively, the "Mortgage Loans") or (ii) mortgage participations, pass-through certificates or other mortgage-backed securities evidencing interests in or secured by one or more Mortgage Loans ("MBS"). As used herein, "Mortgage Loans" refers to both whole Mortgage Loans and Mortgage Loans underlying MBS. Mortgage Loans that secure, or interests in which are evidenced by, MBS are herein sometimes referred to as Underlying Mortgage Loans. Mortgage Loans that are not Underlying Mortgage Loans are sometimes referred to as "Whole Loans". The Mortgage Assets will not be guaranteed or insured by the Depositor or any of its affiliates. The Prospectus Supplement will describe any guarantee or insurance relating to the Mortgage Assets by any governmental agency or instrumentality or by any other person. Each Mortgage Asset will be selected by the Depositor for inclusion in a Trust Fund from among those purchased, either directly or indirectly, from a prior holder thereof (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of such Mortgage Loan or the issuer of such MBS and may be an affiliate of the Depositor.

MORTGAGE LOANS

   The Mortgage Loans will be secured by liens on, or security interests in, Mortgaged Properties consisting of (i) residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings ("Multifamily Properties" and the related loans, "Multifamily Loans") or (ii) office buildings, retail stores, hotels or motels, nursing homes, hospitals or other health care-related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities or self-storage facilities, industrial plants, mixed use or other types of commercial properties ("Commercial Properties" and the related loans, "Commercial Loans") located in any one of the fifty states or the District of Columbia or such other locations as are disclosed in the related Prospectus Supplement. The Mortgage Loans will be secured by mortgages or deeds of trust or other similar security instruments creating a first or more junior lien on Mortgaged Properties. Multifamily Property may include mixed commercial and residential structures and may include apartment buildings owned by private cooperative housing corporations ("Cooperatives"). The Mortgaged Properties may include leasehold interest in properties, the title to which is held by third party lessors. The term of any such leasehold will exceed the term of the mortgage note by at least ten years. Each Mortgage Loan will have been originated by a person (the "Originator") other than the Depositor. The Mortgage Loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages or deeds of trust (the "Mortgages") creating a lien on the Mortgaged Properties. Mortgage Loans will generally also be secured by an assignment of leases and rents and/or operating or other cash flow guarantees relating to the Mortgage Loan.

DEFAULT AND LOSS CONSIDERATIONS WITH RESPECT TO THE MORTGAGE LOANS

   Mortgage Loans secured by commercial and multifamily properties are markedly different from owner-occupied single-family home mortgage loans. The repayment of loans secured by commercial or multifamily properties is typically dependent upon the successful operation of such property rather than upon the liquidation value of the real estate. The Mortgage Loans will be non-recourse loans, which means that, absent special facts, the mortgagee may look only to the Net Operating Income from the property for repayment of the mortgage debt, and not to any other of the mortgagor's assets, in the event of the mortgagor's default. Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important measure of the risk of default on such a loan. The "Debt Service Coverage Ratio" of a Mortgage Loan at any given time is the ratio of the Net Operating Income for a twelve-month period to the annualized scheduled payments on the Mortgage Loan. "Net Operating Income" is typically defined as total operating revenues (including primarily rental income and any expense reimbursement, ancillary income, late charges and deposit forfeitures) minus total operating expenses (including primarily expenses for advertising, general administration, management fees and disbursements, utilities, repairs and maintenance, insurance, real estate taxes and replacement reserves based solely on the mortgagor's estimates of the useful lives of various assets). Net Operating Income does not reflect capital expenditures or partnership expenses. The Net Operating Income of a Mortgaged Property will fluctuate over time and may be sufficient or insufficient to cover debt service on the related Mortgage Loan at any given time.

   As the primary component of Net Operating Income, rental income (and maintenance payments from tenant-stockholders of a Cooperative) is subject to the vagaries of the applicable real estate market and/or business climate. Properties typically leased, occupied or used on a short-term basis, such as health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties leased, occupied or used for longer periods, such as (typically) warehouses, retail stores, office buildings and industrial plants. Commercial Loans may be secured by owner-occupied Mortgaged Properties or Mortgaged Properties leased to a single tenant. Accordingly, a decline in the financial condition of the mortgagor or single tenant, as applicable, may have a disproportionately greater effect on the Net Operating Income from such Mortgaged Properties than would be the case with respect to Mortgaged Properties with multiple tenants.

   Changes in the expense components of Net Operating Income due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate and personal property tax rates and other operating expenses including energy costs; changes in governmental rules, regulations and fiscal policies, including environmental legislation; and acts of God may also affect the risk of default on the related Mortgage Loan. As may be further described in the related Prospectus Supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the mortgagor, is responsible for payment of certain of these expenses ("Net Leases"); however, because leases are subject to default risks as well when a tenant's income is insufficient to cover its rent and operating expenses, the existence of such "net of expense" provisions will only temper, not eliminate, the impact of expense increases on the performance of the related Mortgage Loan.

   While the duration of leases and the existence of any "net of expense" provisions are often viewed as the primary considerations in evaluating the credit risk of mortgage loans secured by certain income-producing properties, such risk may be affected equally or to a greater extent by changes in government regulation of the operator of the property. Examples of the latter include mortgage loans secured by health care-related facilities and hospitals, the income from which and the operating expenses of which are subject to state and/or federal regulations, such as Medicare and Medicaid, and multifamily properties and mobile home parks, which may be subject to state or local rent control regulation and, in certain cases, restrictions on changes in use of the property. Low-and moderate-income housing may be particularly subject to legal limitations and regulations but, because of such regulations, may also be less sensitive to fluctuations in market rents generally.

   The liquidation value of any Mortgaged Property may be adversely affected by risks generally incident to interests in real property, including declines in rental or occupancy rates. Lenders generally use the Loan-to-Value Ratio of a mortgage loan as a measure of risk of loss if a property must be liquidated upon a default by the mortgagor. The "Loan-to-Value Ratio" of a Mortgage Loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the Mortgage Loan to the Value of the related Mortgaged Property. The "Value" of a Mortgaged Property, other than with respect to Refinance Loans, is generally the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such loan and (b) the sales price for such property. Refinance Loans are loans made to refinance existing loans. The Value of the Mortgaged Property securing a Refinance Loan is the appraised value thereof determined in an appraisal obtained at the time of origination of the Refinance Loan. The Value of a Mortgaged Property as of the date of initial issuance of the related series of Certificates may be less than the value at origination and will fluctuate from time to time based upon changes in economic conditions and the real estate market.

   Appraised values of income-producing properties may be based on the market comparison method (recent resale value of comparable properties at the date of the appraisal), the cost replacement method (the cost of replacing the property at such date), the income capitalization method (a projection of value based upon the property's projected net cash flow), or upon a selection from or interpolation of the values derived from such methods. Each of these appraisal methods presents analytical challenges. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and create significantly different results, or where a high Loan-to-Value Ratio accompanies a high Debt Service Coverage Ratio (or vice versa), the analysis of default and loss risks is even more difficult.

   While the Depositor believes that the foregoing considerations are important factors that generally distinguish the Mortgage Loans from single-family mortgage loans and provide insight to the risks associated with income-producing real estate, there is no assurance that such factors will in fact have been considered by the Originators of the Mortgage Loans, or that, for a particular Mortgage Loan, they are complete or relevant. See "Special Considerations -- Risks Associated with Certain Mortgage Loans and Mortgaged Properties", " -- Balloon Payments", " -- Mortgagor Default" and " --Mortgagor Type".

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
MORTGAGE LOAN INFORMATION IN PROSPECTUS SUPPLEMENTS

   Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then applicable and specifically known to the Depositor, with respect to the Mortgage Loans constituting related Trust Assets, including (i) the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off Date, (ii) the type of property securing the Mortgage Loans (e.g., Multifamily Property or Commercial Property and the type of property in each such category), (iii) the original and remaining terms to maturity of the Mortgage Loans, and the seasoning of the Mortgage Loans, (iv) the earliest and latest origination date and maturity date and weighted average original and remaining terms to maturity of the Mortgage Loans, (v) the Loan-to-Value Ratios at origination of the Mortgage Loans, (vi) the Mortgage Rates or range of Mortgage Rates and the weighted average Mortgage Rate borne by the Mortgage Loans, (vii) the geographical distribution of the Mortgaged Properties on a state-by-state basis, (viii) information with respect to prepayment provisions, if any, of the Mortgage Loans, (ix) the weighted average Retained Interest, if any, (x) with respect to Mortgage Loans with adjustable Mortgage Rates ("ARM Loans"), the adjustment dates, the highest, lowest and weighted average margin, and the maximum Mortgage Rate variation at the time of any adjustment and over the life of the ARM Loan, (xi) the Debt Service Coverage Ratio either at origination or as of a more recent date (or both) and (xii) information regarding the payment characteristics of the Mortgage Loans, including without limitation balloon payment and other amortization provisions. The related Prospectus Supplement will also contain certain information available to the Depositor with respect to the provisions of leases and the nature of tenants of the Mortgaged Properties and other information referred to in a general manner under "Description of the Trust Funds -- Mortgage Assets -- Default and Loss Considerations with Respect to the Mortgage Loans" above. If specific information respecting the Mortgage Loans is not known to the Depositor at the time Certificates are initially offered, more general information of the nature described above will be provided in the Prospectus Supplement, and specific information will be set forth in a report which will be available to purchasers of the related Certificates at or before the initial issuance thereof and will be filed as part of a Current Report on Form 8-K with the Commission within fifteen days after such initial issuance.

MORTGAGE UNDERWRITING STANDARDS AND PROCEDURES

   The underwriting procedures and standards for Mortgage Loans included in a Mortgage Pool will be specified in the related Prospectus Supplement to the extent such procedures and standards are known or available. Such Mortgage Loans may be originated by an affiliate of the Depositor in contemplation of the transactions contemplated by this Prospectus and the related Prospectus Supplement or may be have been originated by third-parties and acquired by the Depositor directly or through its affiliates in negotiated transactions.

   Underwriting procedures are intended to evaluate, among other things, the income derived from the Mortgaged Property, the capabilities of the management of the project, including a review of management's past performance record, its management reporting and control procedures (to determine its ability to recognize and respond to problems) and its accounting procedures to determine cash management ability, the obligor's credit standing and repayment ability and the value and adequacy of the Mortgaged Property as collateral. Mortgage Loans insured by the Federal Housing Administration ("FHA"), a division of the United States Department of Housing and Urban Development ("HUD"), will have been originated by mortgage lenders which are approved by HUD as an FHA mortgagee in the orginated course of their real estate lending activities and will comply with the underwriting policies of FHA.

   The adequacy of a Mortgaged Property as security for repayment will generally have been determined by appraisal by appraisers selected in accordance with preestablished guidelines established by or acceptable to the loan originator for appraisers or other appropriate market studies. If so specified in the related Prospectus Supplement, the appraiser must have personally inspected the property and verified that it was in good condition and that construction, if new, has been completed. An appraisal can be based upon, among other things, a cash flow analysis and/or a market data analysis of recent sales of comparable properties or a replacement cost analysis based on the current cost of constructing or purchasing a similar property.

   No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. Further, there is no assurance that appreciation of real estate values generally will limit loss experiences on commercial properties or multifamily properties. If the commercial real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any additional financing on the Mortgaged Properties in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. Even where Credit Support covers all losses resulting from defaults and foreclosure, the effect of defaults and foreclosures may be to increase prepayment experience on the Mortgage Loans, thus shortening weighted average life and affecting yield to maturity.

PAYMENT PROVISIONS OF THE MORTGAGE LOANS

   The Mortgage Loans generally will (i) have individual principal balances at origination of not less than $25,000, (ii) have original terms to maturity of not more than 40 years and (iii) provide for payments of principal, interest or both, on due dates that occur monthly, quarterly or semi-annually or at such other interval as is specified in the related Prospectus Supplement. Mortgage Loan may: (i) provide for no accrual of interest or for accrual of interest thereon at an interest rate (a "Mortgage Rate") that is fixed over its term or that adjusts from time to time, or that may be converted from an adjustable to a fixed Mortgage Rate, or from a fixed to an adjustable Mortgage Rate, from time to time at the mortgagor's election; (ii) provide for scheduled payments to maturity or payments that adjust from time to time to accommodate changes in the Mortgage Rate or to reflect the occurrence of certain events, and may provide for negative amortization or accelerated amortization, (iii) be fully amortizing or require a balloon payment due on its stated maturity date; and (iv) contain prohibitions on prepayment (a "Lock-out Period" and the date of expiration thereof, a "Lock-out Date") or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with a prepayment, in each case as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of any Prepayment Premiums collected in respect of Mortgage Loans, the related Prospectus Supplement will specify the method or methods by which any such amounts will be allocated. A Mortgage Loan may also contain provisions entitling the mortgagee to a share of profits realized from the operation or disposition of the Mortgaged Property ("Equity Participations"), as described in the related Prospectus Supplement. In the event that holders of any class or classes of Offered Certificates will be entitled to all or a portion of an Equity Participation, the related Prospectus Supplement will specify the terms and provisions of the Equity Participation and the method or methods by which distributions in respect thereof will be allocated among such Certificates.

MBS

   Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). A seller (the "MBS Issuer") and/or servicer (the "MBS Servicer") of the underlying Mortgage Loans will have entered into the MBS Agreement with a trustee or a custodian under the MBS Agreement (the "MBS Trustee"), if any, or with the original purchaser of the interest in the underlying Mortgage Loans evidenced by the MBS.

   Distributions of principal and interest will be made on MBS on the dates specified in the related Prospectus Supplement. The MBS may be issued in one or more classes with characteristics similar to the classes of Certificates described in this Prospectus. Principal and interest distributions will be made on the MBS by the MBS Trustee or the MBS Servicer. The MBS Issuer or the MBS Servicer or another person specified in the related Prospectus Supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related Prospectus Supplement.

   Enhancement in the form of reserve funds, subordination of other credit support similar to that described for the Certificates under "Description of Credit Support" may be provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of certain characteristics of the Mortgage Loans evidenced or secured by such MBS and other factors and generally will have been established for the MBS on the basis of requirements of either any Rating Agency that may have assigned a rating to the MBS or the initial purchasers of the MBS. In addition, MBS may consist of classes of MBS which are subordinate to other classes of MBS of the same series.

   The Prospectus Supplement for a series of Certificates evidencing interests in Mortgage Assets that included MBS will specify, to the extent available, (i) the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the Trust Fund, (ii) the original and remaining term to stated maturity of the MBS, if applicable,
(iii) the pass-through or bond rate of the MBS or formula for determining such rates, (iv) the applicable payment provisions for the MBS, (v) the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, (vi) certain characteristics of the credit support, if any, such as subordination, reserve funds, insurance policies, letters of credit or guarantees relating to the related Underlying Mortgage Loans or directly to such MBS, (vii) the characteristics of any subordination to which such MBS may be subject; (viii) the terms on which the related Underlying Mortgage Loans for such MBS or the MBS may, or are required to, be purchased prior to their maturity, (ix) the terms on which Mortgage Loans may be substituted for those originally underlying the MBS, (x) the servicing fees payable under the MBS Agreement, (xi) to the extent available to the Depositor, the type of information in respect of the Underlying Mortgage Loans described under "Description of the Trust Funds -- Mortgage Assets -- Mortgage Loan Information in Prospectus Supplements" and (xii) the characteristics of any cash flow agreements that are included as part of the trust fund evidenced or secured by the MBS.

COLLECTION ACCOUNTS

   Each Trust Fund will include one or more accounts (collectively, the "Collection Account") established and maintained on behalf of the Certificateholders into which the person or persons designated in the related Prospectus Supplement will deposit all payments and collections received or advanced with respect to the Mortgage Assets and other assets in the Trust Fund. A Collection Account may be maintained as an interest bearing or a non-interest bearing account, and funds held therein may be invested in certain short-term, investment grade obligations.

CREDIT SUPPORT

   If so provided in the related Prospectus Supplement, partial or full protection against certain defaults and losses on the Mortgage Assets in the related Trust Fund may be provided to one or more classes of Certificates in the related series in the form of subordination of one or more other classes of Certificates in such series or by one or more other types of credit support, such as a letter of credit, insurance policy for the Mortgage Loans, certificate guarantee insurance, guarantee, reserve fund or another type of credit support, or a combination thereof (any such coverage with respect to the Certificates of any series, "Credit Support"). The amount and types of coverage, the identification of the entity providing the coverage (if applicable) and related information with respect to each type of Credit Support, if any, will be described in the Prospectus Supplement for a series of Certificates. See "Special Considerations -- Credit Support Limitations" and "Description of Credit Support".

CASH FLOW AGREEMENTS

   The Trust Fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The Trust Fund may also include certain other agreements, such as interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements or similar agreements provided to reduce the effects of interest rate or currency exchange rate fluctuations on the Mortgage Assets or one or more classes of Certificates. The principal terms of any such guaranteed investment contract or other agreement (any such agreement, a "Cash Flow Agreement"), including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the Prospectus Supplement for the related series. In addition, the related Prospectus Supplement will provide certain information with respect to the obligor under any such Cash Flow Agreement.

                               USE OF PROCEEDS

   The net proceeds to be received from the sale of the Certificates will be applied by the Depositor to the purchase of Trust Assets or will be used by the Depositor for general corporate purposes. The Depositor expects to sell the Certificates from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                             YIELD CONSIDERATIONS

GENERAL

   The yield on any Offered Certificate will depend on the price paid by the Certificateholder, the Pass-Through Rate of the Certificate, the receipt and timing of receipt of distributions on the Certificate and the weighted average life of the Mortgage Assets in the related Trust Fund. See "Special Considerations -- Average Life of Certificates; Prepayments; Yields".

PASS-THROUGH RATE

   Certificates of any class within a series may have fixed, variable or adjustable Pass-Through Rates, which may or may not be based upon the interest rates borne by the Mortgage Assets in the related Trust Fund. The Prospectus Supplement with respect to any series of Certificates will specify the Pass-Through Rate for each class of such Certificates or in the case of a variable or adjustable Pass-Through Rate, the method of determining the Pass-Through Rate; the effect, if any, of the prepayment of any Mortgage Asset on the Pass-Through Rate of one or more classes of Certificates; and whether the distributions of interest on the Certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

TIMING OF PAYMENT OF INTEREST AND PRINCIPAL

   Each payment of interest on the Certificates (or addition to the Certificate Balance of a class of Accrual Certificates) on a Distribution Date will include interest accrued during the Interest Accrual Period for such Distribution Date. If the Interest Accrual Period ends on a date other than a Distribution Date for the related series, the yield realized by the holders of such Certificates may be lower than the yield that would result in the Interest Accrual Period ended on such Distribution Date. In addition, interest accrued for an Interest Accrual Period for one or more classes of Certificates may be calculated on the assumption that distributions of principal (and additions to the Certificate Balance of Accrual Certificates) and allocations of losses on the Mortgage Assets may be made on the first day of the Interest Accrual Period for a Distribution Date and not on such Distribution Date. Such method would produce a lower effective yield than if interest were calculated on the basis of the actual principal amount outstanding during an Interest Accrual Period. The Interest Accrual Period for any class of Offered Certificates will be described in the related Prospectus Supplement.

PRINCIPAL PREPAYMENTS

   The yield to maturity on the Certificates will be affected by the rate of principal payments on the Mortgage Assets (including principal prepayments on Mortgage Loans resulting from both voluntary prepayments by the mortgagors and involuntary liquidations). The rate at which principal prepayments occur on the Mortgage Loans will be affected by a variety of factors, including, without limitation, the terms of the Mortgage Loans, the level of prevailing interest rates, the availability of mortgage credit and economic, demographic, geographic, tax, legal and other factors. In general, however, if prevailing interest rates fall significantly below the Mortgage Rates on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund, such Mortgage Loans are likely to be the subject of higher principal prepayments than if prevailing rates remain at or above the rates borne by such Mortgage Loans. In this regard, it should be noted that certain Mortgage Assets may consist of Mortgage Loans with different Mortgage Rates and the stated pass-through or pay-through interest rate of certain MBS may be a number of percentage points higher or lower than certain of the Underlying Mortgage Loans. The rate of principal payments on some or all of the classes of Certificates of a series will correspond to the rate of principal payments on the Mortgage Assets in the related Trust Fund and is likely to be affected by the existence of Lock-out Periods and Prepayment Premium provisions of the Mortgage Loans underlying or comprising such Mortgage Assets, and by the extent to which the servicer of any such Mortgage Loan is able to enforce such provisions. Mortgage Loans with a Lock-out Period or a Prepayment Premium provision, to the extent enforceable, generally would be expected to experience a lower rate of principal prepayments than otherwise identical Mortgage Loans without such provisions, with shorter Lock-out Periods or with lower Prepayment Premiums.

   If the purchaser of a Certificate offered at a discount calculates its anticipated yield to maturity based on an assumed rate of distributions of principal that is faster than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Certificate offered at a premium calculates its anticipated yield to maturity based on an assumed rate of distributions or principal that is slower than that actually experienced on the Mortgage Assets, the actual yield to maturity will be lower than that so calculated. In either case, the effect of voluntary and involuntary prepayments of the Mortgage Assets on the yield on one or more classes of the Certificates of such series in the related Trust Fund may be mitigated or exacerbated by any provisions for sequential or selective distribution of principal to such classes.

   The timing of changes in the rate of principal payments on the Mortgage Assets may significantly affect an investor's actual yield to maturity, even if the average rate of distributions of principal is consistent with an investor's expectation. In general, the earlier a principal payment is received on the Mortgage Assets and distributed on a Certificate, the greater the effect on such investor's yield to maturity. The effect of an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during a given period may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

PREPAYMENTS -- MATURITY AND WEIGHTED AVERAGE LIFE

   The rates at which principal payments are received on the Mortgage Assets included in or comprising a Trust Fund and the rate at which payments are made from any Credit Support or Cash Flow Agreement for the related series of certificates may affect the ultimate maturity and the weighted average life of each class of such series. Prepayments on the Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund will generally accelerate the rate at which principal is paid on some or all of the classes of the Certificates of the related series.

   Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of a class of Certificates of a series will be influenced by the rate at which principal on the Mortgage Loans comprising or underlying the Mortgage Assets is paid to such class, which may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default).

   In addition, the weighted average life of the Certificates may be affected by the varying maturities of the Mortgage Loans comprising or underlying the Mortgage Assets. If any Mortgage Loans comprising or underlying the Mortgage Assets in a particular Trust Fund have actual terms to maturity of less than those assumed in calculating final scheduled Distribution Dates for the classes of Certificates of the related series, one or more classes of such Certificates may be fully paid prior to their respective final scheduled Distribution Dates, even in the absence of prepayments. Accordingly, the prepayment experience of the Mortgage Assets will, to some extent, be a function of the mix of Mortgage Rates and maturities of the Mortgage Loans comprising or underlying such Mortgage Assets. See "Description of the Trust Funds".

   Prepayments on loans are also commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model, each as described below. CPR represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans for the life of such loans. SPA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of loans. A prepayment assumption of 100% SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

   Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of loans, including the Mortgage Loans underlying or comprising the Mortgage Assets. Moreover, CPR and SPA were developed based upon historical prepayment experience for single-family loans. Thus, it is likely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will not conform to any particular level of CPR or SPA.

   The Prospectus Supplement with respect to each series of Certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of Offered Certificates of such series and the percentage of the Initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Mortgage Loans comprising or underlying the related Mortgage Assets are made at rates corresponding to various prepayment rates. Such tables and assumptions are intended to illustrate the sensitivity of weighted average life of the Certificates to various prepayment rates and will not be intended to predict or to provide information that will enable investors to predict the actual weighted average life of the Certificates. It is unlikely that prepayment of any Mortgage Loans comprising or underlying the Mortgage Assets for any series will conform to any particular prepayment rate.

OTHER FACTORS AFFECTING WEIGHTED AVERAGE LIFE

 Type of Mortgage Loan

   A number of Mortgage Loans may have balloon payments due at maturity, and because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that a number of Mortgage Loans having balloon payments may default at maturity, or that the servicer may extend the maturity of such a Mortgage Loan in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the mortgagor or adverse conditions in the market where the property is located. In order to minimize losses on defaulted Mortgage Loans, the servicer may be given considerable flexibility to modify Mortgage Loans that are in default or as to which a default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a Mortgage Loan will tend to extend the weighted average life of the Certificates, thereby lengthening the period of time elapsed from the date of issuance of a Certificate until it is retired.

FORECLOSURES AND PAYMENT PLANS

   The number of foreclosures and the principal amount of the Mortgage Loans comprising or underlying the Mortgage Assets that are foreclosed in relation to the number of Mortgage Loans that are repaid in accordance with their terms will affect the weighted average life of the Mortgage Loans comprising or underlying the Mortgage Assets and that of the related series of Certificates. Servicing decisions made with respect to the Mortgage Loans, including the use of payment plans prior to a demand for acceleration and the restructuring of Mortgage Loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular Mortgage Loans and thus the weighted average life of the Certificates.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE CLAUSES

   Acceleration of mortgage payments as a result of certain transfers of or the creation of encumbrances upon underlying Mortgaged Property is another factor affecting prepayment rates. A number of the Mortgage Loans comprising or underlying the Mortgage Assets may include "due-on-sale" clauses or "due-on-encumbrance" clauses that allow the holder of the Mortgage Loans to demand payment in full of the remaining principal balance of the Mortgage Loans upon sale or certain other transfers of or the creation of encumbrances upon the related Mortgaged Property. With respect to any Whole Loans, the Master Servicer will, if required by the related Agreement, on behalf of the Trust Fund, employ its usual practices in determining whether to exercise any such right that the Trustee may have as mortgagee to accelerate payment of the Whole Loan. See "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance" and "Description of the Agreements -- Due-on-Sale and Due-on-Encumbrance Provisions".

                                THE DEPOSITOR

   Asset Securitization Corporation, the Depositor, is a Delaware corporation organized on June 23, 1992 for the purpose of acquiring Mortgage Assets and selling interests therein or bonds secured thereby. It is a wholly owned subsidiary of Nomura Asset Capital Corporation, which is in turn a wholly-owned subsidiary of Nomura Holding America Inc., a United States-based holding company, incorporated in Delaware, which is wholly owned by The Nomura Securities Co., Ltd., a Japanese corporation. The Nomura Securities Co., Ltd. is engaged in the domestic and international securities business. The Depositor maintains its principal office at Two World Financial Center -- Building B, 21st Floor, New York, New York 10281-1198. Its telephone number is (212) 667-9300.

   The Depositor does not have, nor is it expected in the future to have, any significant assets.

                       DESCRIPTION OF THE CERTIFICATES

GENERAL

   The Certificates of each series (including any class of Certificates not offered hereby) will represent the entire beneficial ownership interest in the Trust Fund created pursuant to the related Agreement. Each series of Certificates will consist of one or more classes or subclasses of Certificates that may be senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") Certificates. Each series may consist of one or more of the types of Certificates described below.

   Types of Certificates classified by interest payments can include:

 CATEGORY OF CLASS                                                             DEFINITION
 -----------------                                                             ----------
Ascending Rate ........................... Certificates that have predetermined Pass-Through Rates that change one or more times on dates determined before issuance.

Fixed Rate ............................... Certificates with Pass-Through Rates that are fixed throughout the life of such
                                           Certificates.

Floating Rate ............................ Certificates with Pass-Through Rates that are reset periodically based on an index and that vary directly with changes in the index.

Inverse Floating Rate .................... Certificates with Pass-Through Rates that are reset periodically based on an index and that vary inversely with changes in the index.

Stripped Interest ........................ Certificates that receive some or all of the interest payments made on the underlying
                                           Mortgage Loans or other Trust Fund assets and little or no principal. Stripped
                                           Interest Certificates have either a nominal or a notional principal amount. A nominal principal amount represents actual principal that will be paid on the class. It is referred to as nominal since it is extremely small compared to other classes of
                                           Certificates. A notional principal amount is the amount used as a reference to calculate the amount of interest due on a Stripped Interest Certificate that is not entitled to any principal.

Stripped Principal ....................... Certificates that do not receive any interest.

WAC (or Weighted Average Coupon)  ........ Certificates whose Pass-Through Rate represents a blended interest rate that may change from period to period.

Accrual .................................. Certificates that accrete all or a portion of their interest, which is added to the outstanding principal balance. This accretion may continue until the class of
                                           Certificates begins receiving principal payments, until some other event has occurred or until the class is retired.
Types of Certificates classified by
allocation of principal distributions
can include:

PAC (or Planned Amortization Class)  ..... Certificates that are designed to receive principal payments using a predetermined schedule derived by assuming two constant prepayment rates for the underlying Mortgage
                                           Loans. A PAC schedule will reflect a "structuring range" both above and below the
                                           Prepayment Assumption for the related series. The PAC Certificates in any series may include two or more "types". The PAC Certificates within any type have a single structuring range. The different types have different structuring ranges and/or different principal payment priorities.

                                      26

CATEGORY OF CLASS                                                              DEFINITION
-----------------------------------------  ----------------------------------------------------------------------------------
Scheduled ................................ Certificates that are designed to receive principal payments using a predetermined schedule, but that are not designated as PAC or TAC Certificates. Classes consisting of both PAC and TAC components are also designated as Scheduled Classes.

Sequential Pay ........................... Certificates that receive principal payments in a prescribed sequence, that do not have predetermined schedules and that under all circumstances receive payments of principal continuously from the first Distribution Date on which they receive principal until they are retired. Sequential Pay Certificates may receive principal payments concurrently with one or more other classes of Sequential Pay Certificates. A single class of Certificates that receives principal payments before or after all other classes in the same series may be identified as a Sequential Pay Certificate.

Sticky Jump/Non-Sticky Jump .............. Certificates whose principal payment priorities change temporarily or permanently upon the occurrence of one or more "trigger" events. A Sticky Jump Certificate "jumps" to its new priority on the first Distribution Date when the trigger condition is met and retains ("sticks" to) that priority until retired. If the principal payment change is not permanent, the Certificate is referred to as a Non-Sticky Jump.

Strip .................................... Certificates that receive a constant proportion, or "strip", of the principal payments on the underlying Mortgage Loans or other Trust Fund assets.

Support (or Companion) ................... Certificates that receive principal payments on any Payment Date only if scheduled payments have been made on specified PAC, TAC and/or Scheduled Classes.

TAC (or Targeted Amortization Class)  .... Certificates that are designed to receive principal payments using a predetermined schedule derived by assuming a single constant prepayment rate for the underlying
                                           Mortgage Loans. The TAC Certificates in any series may include two or more "types". The different types have different principal payment priorities and/or have schedules that are derived from different assumed prepayment rates.

Index Allocation Class ................... Certificates whose principal payment allocations are based on the value of an index.

   The Prospectus Supplement for any series including classes similar to any of those described above will contain a complete description of their characteristics and risk factors, including, as applicable, (i) mortgage principal prepayment effects on the weighted average lives of classes; (ii) the risk that Stripped Interest Certificates purchased at a premium may not return their purchase prices under rapid prepayment scenarios and (iii) the degree to which an investor's yield is sensitive to principal prepayment. Any class of Certificates may be divided into two or more subclasses of Certificates.

   Each class of Offered Certificates of a series will be issued in minimum denominations corresponding to Certificate Balances or, in case of Stripped Interest Certificates, notional amounts specified in the related Prospectus Supplement. The transfer of any Offered Certificates may be registered and such Certificates may be exchanged without the payment of any service charge payable in connection with such registration of transfer or exchange, but the Depositor or the Trustee or any agent thereof may require payment of a sum sufficient to cover any tax or other governmental charge. One or more classes of Certificates of a series may be issued in definitive form ("Definitive Certificates") or in book-entry form ("Book-Entry Certificates"), as provided in the related Prospectus Supplement. See "Special Considerations --Book-Entry Registration" and "Description of the Certificates -- Book-Entry Registration and Definitive Certificates". Definitive Certificates will be exchangeable for other Certificates of the same class and series of a like aggregate Certificate Balance or notional amount but of different authorized denominations. See "Special Considerations -- Limited Liquidity" and " -- Limited Assets".

DISTRIBUTIONS

   Distributions allocable to principal and interest on the Certificates of each series will be made by or on behalf of the Trustee on each Distribution Date as specified in the related Prospectus Supplement from the Available Funds for such

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
series on such Distribution Date. Distributions (other than the final distribution) will be made to the persons in whose names the Certificates are registered (the "Record Date"), and the amount of each distribution will be determined (the "Determination Date") as of the close of business on the date specified in the related Prospectus Supplement. All distributions with respect to each class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates in such class. Payments will be made either by wire transfer in immediately available funds to the account of a Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee or its designee no later than the date specified in the related Prospectus Supplement (and, if so provided in the related Prospectus Supplement, holds Certificates in the requisite amount specified therein), or by check mailed to the address of the person entitled thereto as it appears on the Certificate Register; provided, however, that the final distribution in retirement of the Certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or its agent specified in the notice to Certificateholders of such final distribution.

AVAILABLE FUNDS

   All distributions on the Certificates of each series on each Distribution Date will be made from the Available Funds described below, in accordance with the terms described in the related Prospectus Supplement. "Available Funds" for each Distribution Date will generally equal the sum of the following amounts:

     (i) the total amount of all cash on deposit in the related Collection Account as of the corresponding Determination Date, exclusive of:

        (a) all scheduled payments of principal and interest collected but due on a date subsequent to the related Collection Period (a "Collection Period" with respect to any Distribution Date will, unless otherwise specified in the applicable Prospectus Supplement, commence on the second day of the month in which the immediately preceding Distribution Date occurs, or the day after Cut-off Date in the case of the first Collection Period, and will end on the first day of the month of the related Distribution Date).

        (b) all prepayments, together with related payments of the interest thereon, Liquidation Proceeds, Insurance Proceeds, and other unscheduled recoveries received subsequent to the related Prepayment Period, as defined in the related Prospectus Supplement, and

        (c) all amounts in the Collection Account that are due or reimbursable to the Depositor, the Trustee, a Mortgage Asset Seller, a Sub-Servicer or the Master Servicer or that are payable in respect of certain expenses of the related Trust Fund;

     (ii) if the related Prospectus Supplement so provides, interest or investment income on amounts on deposit in the Collection Account, including any net amounts paid under any Cash Flow Agreements;

     (iii) all advances made by a Master Servicer with respect to such Distribution Date;

     (iv) if and to the extent the related Prospectus Supplement so provides, amounts paid by a Master Servicer with respect to interest shortfalls resulting from voluntary and involuntary prepayments during the related Prepayment Period; and

     (v) to the extent not on deposit in the related Collection Account as of the corresponding Determination Date, any amounts collected under, from or in respect of any Credit Support with respect to such Distribution Date.

   As described below, the entire Available Distribution Amount will be distributed among the related Certificates (including any Certificates not offered hereby) on each Distribution Date, and accordingly will be released from the Trust Fund and will not be available for any future distributions.

DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

   Each class of Certificates (other than classes of Stripped Principal Certificates that have no Pass-Through Rate) may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate. The related Prospectus Supplement will specify the Pass-Through Rate for each class or, in the case of a variable or adjustable Pass-Through Rate, the method for determining the Pass-Through Rate. Interest on the Certificates will typically be calculated on the basis of a 360-day year consisting of twelve 30-day months.

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
   Distributions of interest in respect of the Certificates of any class will be made on each Distribution Date (other than any class of Accrual Certificates, which will be entitled to distributions of accrued interest commencing only on the Distribution Date, or under the circumstances, specified in the related Prospectus Supplement, and any class of Stripped Principal Certificates that are not entitled to any distributions of interest) based on the Accrued Certificate Interest for such class and such Distribution Date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to such class on such Distribution Date. Prior to the time interest is distributable on any class of Accrual Certificates, Accrued Certificate Interest on such class will be added to the Certificate Balance thereof on each Distribution Date. With respect to each class of Certificates and each Distribution Date (other than certain classes of Stripped Interest Certificates), "Accrued Certificate Interest" will be equal to interest accrued during the related Interest Accrual Period on the outstanding Certificate Balance thereof immediately prior to the Distribution Date, at the applicable Pass-Through Rate, reduced to reflect prepayment interest shortfalls as described below (for this purpose, the term "prepayment" includes prepayments, in whole or in part, and liquidations due to default). Accrued Certificate Interest on Stripped Interest Certificates will be equal to interest accrued on the outstanding notional amount thereof immediately prior to each Distribution Date, at the applicable Pass-Through Rate, reduced as described below. The method of determining the notional amount for any class of Stripped Interest Certificates will be described in the related Prospectus Supplement. Reference to notional amount is solely for convenience in certain calculations and does not represent the right to receive any distributions of principal. The Accrued Certificate Interest on each class of Certificates may be reduced in the event of prepayment interest shortfalls, which are shortfalls in collections of interest for a full accrual period resulting from prepayments prior to the due date in such accrual period on the Mortgage Loans comprising or underlying the Mortgage Assets in the Trust Fund for the related series, with such shortfall allocated among all of the classes of Certificates of that series in the manner specified in the related Prospectus Supplement. See "Special Considerations -- Average Life of Certificates; Prepayments; Yields" and "Yield Considerations".

DISTRIBUTIONS OF PRINCIPAL OF THE CERTIFICATES

   The Certificates of each series, other than certain classes of Stripped Interest Certificates, will have a "Certificate Balance" which, at any time, will equal the then maximum amount that the holder will be entitled to receive in respect of principal out of the future cash flow on the Mortgage Assets and other assets included in the related Trust Fund. The outstanding Certificate Balance of a Certificate will be reduced to the extent of distributions of principal thereon from time to time, and by the amount of losses allocated to such Certificate incurred in respect of the related Mortgage Assets, may be increased in respect of deferred interest on the related Mortgage Loans to the extent provided in the related Prospectus Supplement and, in the case of Accrual Certificates prior to the Distribution Date on which distributions of interest are required to commence, will be increased by any Accrued Certificate Interest. The initial aggregate Certificate Balance of all classes of Certificates of a series will not be greater than the outstanding aggregate principal balance of the related Mortgage Assets as of the applicable Cut-off Date. The initial aggregate Certificate Balance of a series and each class thereof will be specified in the related Prospectus Supplement. Distributions of principal will be made on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in such Prospectus Supplement until the Certificate Balance of such class has been reduced to zero. Stripped Interest Certificates with no Certificate Balance are not entitled to any distributions of principal.

DISTRIBUTIONS ON THE CERTIFICATES OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

   Prepayment Premiums or payments in respect of Equity Participations that are collected on the Mortgage Assets in the related Trust Fund will be distributed on each Distribution Date to the class or classes of Certificates entitled thereto in accordance with the provisions described in the related Prospectus Supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

   With respect to a series of Certificates consisting of one or more classes of Subordinate Certificates, on any Distribution Date in respect of which losses or shortfalls in collections on the Mortgage Assets have been incurred, the amount of such losses or shortfalls will be borne first by a class of Subordinate Certificates in the priority and manner and subject to the limitations specified in the related Prospectus Supplement. See "Description of Credit Support" for a description of the types of protection that may be included in a Trust Fund against losses and shortfalls on Mortgage Assets comprising such Trust Fund.

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
ADVANCES IN RESPECT OF DELINQUENCIES

   With respect to any series of Certificates evidencing an interest in a Trust Fund consisting of Mortgage Assets other than MBS, the Master Servicer, if required by the related Agreement, will be required as part of its servicing responsibilities to advance on or before each Distribution Date its own funds or funds held in the Collection Account that are not included in the Available Funds for such Distribution Date, in an amount equal to the aggregate of payments of principal (other than any balloon payments) and interest (net of related servicing fees and Retained Interest) that were due on the Whole Loans in such Trust Fund during the related Collection Period and were delinquent on the related Determination Date, subject to the Master Servicer's good faith determination that such advances will be reimbursable from (a) Related Proceeds (as defined below) or (b) in the case of a series of Certificates that includes one or more classes of Subordinate Certificates and if so provided in the related Prospectus Supplement, the greater of (x) the outstanding Certificate Balance of such Subordinate Certificates and (y) Related Proceeds. See "Description of Credit Support".

   Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of Certificates entitled thereto, rather than to guarantee or insure against losses. Advances of the Master Servicer's funds will typically be reimbursable only out of related recoveries on the Mortgage Loans (including amounts received under any form of Credit Support) respecting which such advances were made (as to any Mortgage Loan, "Related Proceeds"); provided, however, that any such advance will be reimbursable from any amounts in the Collection Account to the extent that the Master Servicer shall determine that such advance (a "Nonrecoverable Advance") is not ultimately recoverable from Related Proceeds. If advances have been made by the Master Servicer from excess funds in the Collection Account, the Master Servicer is required to replace such funds in the Collection Account on any future Distribution Date to the extent that funds in the Collection Account on such Distribution Date are less than payments required to be made to Certificateholders on such date. The obligations of the Master Servicer to make advances may be secured by a cash advance reserve fund or a surety bond. Information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related Prospectus Supplement.

   The Master Servicer will be entitled to receive interest at the rate specified in the related Prospectus Supplement on its outstanding advances and will be entitled to pay itself such interest periodically from general collections on the Mortgage Loans prior to any payment to Certificateholders or as otherwise provided in the related Agreement and described in such Prospectus Supplement.

   The Prospectus Supplement for any series of Certificates evidencing an interest in a Trust fund that includes MBS will describe any corresponding advancing obligation of any person in connection with such MBS.

REPORTS TO CERTIFICATEHOLDERS

   With each distribution to holders of any class of Certificates of a series, a Master Servicer or the Trustee, as provided in the related Prospectus Supplement, will forward or cause to be forwarded to each such holder, to the Depositor and to such other parties as may be specified in the related Agreement, a statement setting forth, in each case to the extent applicable and available:

     (i) the amount of such distribution to holders of Certificates of such class applied to reduce the Certificate Balance thereof;

     (ii) the amount of such distribution to holders of Certificates of such class allocable to Accrued Certificate Interest;

     (iii) the amount of such distribution allocable to (a) Prepayment Premiums and (b) payments on account of Equity Participations;

     (iv) the amount of related servicing compensation received by a Master Servicer, any Special Servicer and any Sub-Servicer and such other customary information as any such Master Servicer or the Trustee deems necessary or desirable, or that a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns;

     (v) the aggregate amount of advances included in such distribution, and the aggregate amount of unreimbursed advances at the close of business on such Distribution Date;

     (vi) the aggregate principal balance of the Mortgage Assets at the close of business on such Distribution Date;

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
     (vii) the number and aggregate principal balance of Mortgage Loans in respect of which (a) one scheduled payment is delinquent, (b) two scheduled payments are delinquent, (c) three or more scheduled payments are delinquent and (d) foreclosure proceedings have been commenced;

     (viii) with respect to each Mortgage Loan that is delinquent two or more months, (a) the loan number thereof, (b) the unpaid balance thereof, (c) whether the delinquency is in respect of any balloon payment, (d) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof, (e) the aggregate amount of any interest accrued and payable on related servicing expenses and related advances assuming such Mortgage Loan is subsequently liquidated through foreclosure, (f) whether a notice of acceleration has been sent to the mortgagor and, if so, the date of such notice, (g) whether foreclosure proceedings have been commenced and, if so, the date so commenced and (h) if such Mortgage Loan is more than three months delinquent and foreclosure has not been commenced, the reason therefor;

     (ix) with respect to any Whole Loan liquidated during the related Collection Period or Prepayment Period, as applicable (other than by payment in full), (a) the loan number thereof, (b) the manner in which it was liquidated, (c) the aggregate amount of liquidation proceeds received,
    (d) the portion of such liquidation proceeds payable or reimbursable to the Master Servicer in respect of such Mortgage Loan and (e) the amount of any loss to Certificateholders;

     (x) with respect to each REO Property relating to a Whole Loan and included in the Trust Fund as of the end of the related Collection Period or Prepayment Period, as applicable, (a) the loan number of the related Mortgage Loan, (b) the date of acquisition, (c) the book value, (d) the principal balance of the related Mortgage Loan immediately following such Distribution Date (calculated as if such Mortgage Loan were still outstanding taking into account certain limited modifications to the terms thereof specified in the Agreement), (e) the aggregate amount of unreimbursed servicing expenses and unreimbursed advances in respect thereof and (f) if applicable, the aggregate amount of interest accrued and payable on related servicing expenses and related advances;

     (xi) with respect to any such REO Property sold during the related Due Period or Prepayment Period, as applicable, (a) the loan number of the related Mortgage Loan, (b) the aggregate amount of sale proceeds, (c) the portion of such sales proceeds payable or reimbursable to the Master Servicer or a Special Servicer in respect of such REO Property or the related Mortgage Loan and (d) the amount of any loss to Certificateholders in respect of the related Mortgage Loan;

     (xii) the aggregate Certificate Balance or notional amount, as the case may be, of each class of Certificates (including any class of Certificates not offered hereby) at the close of business on such Distribution Date, separately identifying any reduction in such Certificate Balance due to the allocation of any loss and increase in the Certificate Balance of a class of Accrual Certificates in the event that Accrued Certificate Interest has been added to such balance;

     (xiii) the aggregate amount of principal prepayments made during the related Prepayment Period;

     (xiv) the amount deposited in the reserve fund, if any, on such Distribution Date;

     (xv) the amount remaining in the reserve fund, if any, as of the close of business on such Distribution Date;

     (xvi) the aggregate unpaid Accrued Certificate Interest, if any, on each class of Certificates at the close of business on such Distribution Date;

     (xvii) in the case of Certificates with a variable Pass-Through Rate, the Pass-Through Rate applicable to such Distribution Date, as calculated in accordance with the method specified in the related Prospectus Supplement;

     (xviii) in the case of Certificates with an adjustable Pass-Through Rate, for statements to be distributed in any month in which an adjustment date occurs, the adjustable Pass-Through Rate applicable to the next succeeding Distribution Date as calculated in accordance with the method specified in the related Prospectus Supplement;

     (xix) as to any series which includes Credit Support, the amount of coverage of each instrument of Credit Support included therein as of the close of business on such Distribution Date; and

     (xx) the aggregate amount of payments by the mortgagors of (a) default interest, (b) late charges and (c) assumption and modification fees collected during the related Collection Period or Prepayment Period, as applicable.

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
    In the case of information furnished pursuant to subclauses (i)-(iv) above, the amounts shall be expressed as a dollar amount per minimum denomination of Certificates or for such other specified portion thereof. The Prospectus Supplement for each series of Offered Certificates will describe any additional information to be included in reports to the holders of such Certificates.

   Within a reasonable period of time after the end of each calendar year, the Master Servicer, if any, or the Trustee, as provided in the related Prospectus Supplement, shall furnish to each person who at any time during the calendar year was a holder of a Certificate a statement containing the information set forth in subclauses (i)-(iv) above, aggregated for such calendar year or the applicable portion thereof during which such person was a Certificateholder. Such obligation of the Master Servicer or the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer or the Trustee pursuant to any requirements of the Code as are from time to time in force. See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates".

TERMINATION

   The obligations created by the Agreement for each series of Certificates will terminate upon the payment to Certificateholders of that series of all amounts held in the Collection Account or by the Master Servicer, if any, or the Trustee and required to be paid to them pursuant to such Agreement following the earlier of (i) the final payment or other liquidation of the last Mortgage Asset subject thereto or the disposition of all property acquired upon foreclosure of any Mortgage Loan subject thereto and (ii) the purchase of all of the assets of the Trust Fund by the party entitled to effect such termination. In no event, however, will the trust created by the Agreement continue beyond the date specified in the related Agreement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at an office or agency appointed by the Trustee, which will be specified in the notice of termination.

   If so specified in the related Prospectus Supplement, a series of Certificates may be subject to optional early termination through the repurchase of the assets in the related Trust Fund by the party specified therein. If so provided in the related Prospectus Supplement, upon the reduction of the Certificate Balance of a specified class or classes of Certificates by a specified percentage or amount, the party specified therein will solicit bids for the purchase of all assets of the Trust Fund under the circumstances and in the manner set forth therein.

BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

   If so provided in the Prospectus Supplement for a series of Certificates, the Offered Certificates of one or more classes of such series will be issued as Book-Entry Certificates, and each such class will be represented by one or more single Certificates registered in the name of the depository, The Depository Trust Company ("DTC").

   DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include Nomura Securities International, Inc., securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

   Holders of Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, such Certificateholders will receive all distributions of principal of and interest on the Offered Certificates from the Trustee or the applicable paying agent through DTC and its Participants. Under a book-entry format, Certificateholders will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede & Co. ("Cede"), as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificateholders. The only "Certificateholder" (as such term is used in the Agreement) will be Cede, as nominee of DTC, and the Certificateholders will not be recognized by the Trustee as Certificateholders under the Agreement. Certificateholders will be permitted to exercise the rights of Certificateholders under the related Agreement only indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

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
   Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal and interest on the Certificates. Participants and Indirect Participants with which Certificateholders have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders.

   Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

   DTC has advised the Depositor that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more Participants to whose account with DTC the Certificates are credited.

   Unless otherwise specified in the applicable Prospectus Supplement, Certificates initially issued in book-entry form will be issued in fully registered, certificated form to Certificateholders or their nominees ("Definitive Certificates"), rather than to DTC or its nominee only if (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the Certificates and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC.

   Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Certificates for the Certificates. Under surrender by DTC of the certificate or certificates representing such Certificates and instructions for reregistration, the Trustee will issue such Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement. In the event that Definitive Certificates are issued or DTC ceases to be the clearing agency for the Certificates, the Agreement will provide that the applicable Certificateholders will be notified of such event.

                         DESCRIPTION OF THE AGREEMENTS

   The Certificates of each series evidencing interests in a Trust Fund consisting of Mortgage Loans will be issued pursuant to a Pooling and Servicing Agreement among the Depositor, a Master Servicer, any Special Servicer appointed as of the date of the Pooling and Servicing Agreement and the Trustee. The Certificates of each series evidencing interests in a Trust Fund consisting exclusively of MBS will be issued pursuant to a Trust Agreement between the Depositor and a Trustee. Any Master Servicer, any such Special Servicer and the Trustee with respect to any series of Certificates will be named in the related Prospectus Supplement. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of a Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a series of Certificates will describe any provision of the Agreement relating to such series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Trust Fund and the related Prospectus Supplement. As used herein with respect to any series, the term "Certificate" refers to all of the Certificates of that series, whether or not offered hereby and by the related Prospectus Supplement, unless the context otherwise requires. The Depositor will provide a copy of the Agreement (without exhibits) relating to any series of Certificates without charge upon written request of a holder of a Certificate of such series addressed to Asset Securitization Corporation, Two World Financial Center -- Building B, 21st Floor, New York, New York 10281-1198.
Attention: Secretary.

ASSIGNMENT OF MORTGAGE ASSETS; REPURCHASES

   At the time of issuance of any series of Certificates, the Depositor will cause the Mortgage Assets included in the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Mortgage Assets after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Mortgage Assets and the other assets comprising the Trust Fund for such series. Each Mortgage Asset will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include detailed information in respect of each Mortgage Loan included in the related Trust Fund such as

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the address of the related Mortgaged Property and type of such property, the
Mortgage Rate and, if applicable, the applicable index, margin, adjustment date and any rate cap information, the original and remaining term to maturity, the original and outstanding principal balance and balloon payment, if any, the Value, Loan-to-Value Ratio and Debt Service Coverage Ratio as of the date indicated and payment and prepayment provisions, if applicable and in respect of each MBS included in the related Trust Fund, including without limitation, the MBS Issuer, MBS Servicer and MBS Trustee, the pass-through or bond rate or formula for determining such rates, the issue date and original and remaining term to maturity, if applicable, the original and outstanding principal amount and payment provisions, if applicable.

   With respect to each Whole Loan, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) certain loan documents, including the Mortgage Note endorsed, without recourse, to the order of the Trustee, the Mortgage with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will deliver or cause to be delivered a copy of such Mortgage together with its certificate that the original of such Mortgage was delivered to such recording office) and an assignment of the Mortgage to the Trustee in recordable form. The Depositor will promptly cause the assignment of each related Whole Loan to be recorded in the appropriate public office for real property records, except in the State of California or in other states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the Whole Loan against the claim of any subsequent transferee or any successor to or creditor of the Depositor, the Master Servicer, the relevant Mortgage Asset Seller or any other prior holder of the Whole Loan.

   The Trustee (or the custodian) will review such Whole Loan documents within a specified period of days after receipt thereof, and the Trustee (or the custodian) will hold such documents in trust for the benefit of the Certificateholders. If any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) shall take such action as required in the Agreement, which may include immediately notifying the Master Servicer and the Depositor. If the Mortgage Asset Seller, upon notification, cannot cure the omission or defect within a specified number of days after receipt of such notice, the Mortgage Asset Seller will be obligated, within a specified number of days of receipt of such notice, to repurchase the related Whole Loan from the Trustee at the Purchase Price or, if the related Agreement provides, substitute for such Mortgage Loan. There can be no assurance that a Mortgage Asset Seller will fulfill this repurchase or substitution obligation. Although the Master Servicer is obligated to use its best efforts to enforce such obligation to the extent of its obligations with respect to a Warranting Party as described under "--Representations and Warranties; Repurchases", neither the Master Servicer nor the Depositor will be obligated to repurchase or substitute for such Mortgage Loan if the Mortgage Asset Seller defaults on its obligation. This repurchase or substitution obligation may constitute the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document.

   With respect to each MBS, the Depositor will deliver or cause to be delivered to the Trustee (or the custodian) the original certificate or other definitive evidence of the MBS, together with bond power or other instruments, certifications or documents required to transfer fully the MBS to the Trustee for the benefit of the Certificateholders in accordance with the related MBS Agreement. The Depositor will promptly cause the Trustee to be registered, with the applicable persons, as the holder of the MBS.

REPRESENTATIONS AND WARRANTIES; REPURCHASES

   The Depositor may make or assign certain representations and warranties pursuant to the related Agreement with respect to each Whole Loan constituting a Mortgage Asset in the related Trust Fund, as of a specified date (the person making such representations and warranties, the "Warranting Party") covering, by way of example, the following types of matters: (i) the accuracy of the information set forth for such Whole Loan on the schedule of Mortgage Assets appearing as an exhibit to the Agreement; (ii) the existence of title insurance insuring the lien priority of the Whole Loan; (iii) the authority of the Mortgage Asset Seller to sell the Whole Loan; (iv) the payment status of the Whole Loan and the status of payments of taxes, assessments and other charges affecting the related Mortgaged Property; (v) the existence of customary provisions in the related Mortgage Note and Mortgage to permit realization against the Mortgaged Property of the benefit of the security of the Mortgage; and (vi) the existence of hazard and extended perils insurance coverage on the Mortgaged Property.

   Any Warranting Party shall be a Mortgage Asset Seller or an affiliate thereof or such other person acceptable to the Depositor and shall be identified in the related Prospectus Supplement.

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   Representations and warranties made in respect of a Whole Loan may have been made as of a date prior to the applicable Cut-off Date. A substantial period of time may have elapsed between such date and the date of initial issuance of the related series of Certificates evidencing an interest in such Whole Loan. In the event of a breach of any such representation or warranty, the Warranting Party may be obligated pursuant to the related Agreement to cure such breach or repurchase or replace the affected Whole Loan as described below. Since the representations and warranties may not address events that may occur following the date as of which they were made, the Warranting Party will have a cure, repurchase or substitution obligation in connection with a breach of such a representation and warranty only if the relevant event that causes such breach occurs prior to such date. Such party would have no such obligations if the relevant event that causes such breach occurs after such date. However, the Depositor will not include any Whole Loan in the Trust Fund for any series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties made in respect of such Whole Loan will not be accurate and complete in all material respects as of the date of initial issuance of the related series of Certificates.

   Each Agreement will provide that the Master Servicer and/or Trustee will be required to notify promptly the relevant Warranting Party of any breach of any representation or warranty made by or on behalf of it in respect of a Whole Loan that materially and adversely affects the value of such Mortgage Loan or the interests therein of the Certificateholders. If such Warranting Party cannot cure such breach within a specified period following the date on which such party was notified of such breach, then such Warranting Party will be obligated to repurchase such Mortgage Loan from the Trustee within a specified period from the date on which the Warranting Party was notified of such breach, at the Purchase Price therefor. As to any Whole Loan, the "Purchase Price" will typically equal to the sum of the unpaid principal balance thereof plus unpaid accrued interest thereon at the Mortgage Rate from the date as to which interest was last paid to the end of the accrual period in which the relevant purchase is to occur. If so provided in the Prospectus Supplement for a series, a Warranting Party, rather than repurchase a Mortgage Loan as to which a breach has occurred, will have the option, within a specified period after initial issuance of such series of Certificates, to cause the removal of such Mortgage Loan from the Trust Fund and substitute in its place one or more other Whole Loans, in accordance with the standards described in the related Prospectus Supplement. The Master Servicer will be required under the applicable Agreement to use its best efforts to enforce such obligations of the Warranting Party for the benefit of the Trustee and the holders of the Certificates, following the practices it would employ in its good faith business judgment were it the owner of such Whole Loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Warranting Party.

   Neither the Depositor (except to the extent that it is the Warranting Party) nor the Master Servicer will be obligated to purchase or substitute for a Whole Loan if a Warranting Party defaults on its obligation to do so, and no assurance can be given that Warranting Parties will carry out such obligations with respect to Whole Loans.

   With respect to a Trust Fund that includes MBS, the related Prospectus Supplement will describe any representations or warranties made or assigned by the Depositor with respect to such MBS, the person making them and the remedies for breach thereof.

   A Master Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Agreement.

PAYMENTS ON MORTGAGE ASSETS; DEPOSITS TO COLLECTION ACCOUNT

   The Master Servicer, if any, and/or the Trustee will, as to each Trust Fund, establish and maintain or cause to be established and maintained one or more Collection Accounts for the collection of payments on the related Mortgage Assets, which must be either (i) maintained with a bank or trust company, and in a manner, satisfactory to the Rating Agency or Agencies rating any class of Certificates of such series or (ii) an account or accounts the deposits in which are insured by the Bank Insurance Fund ("BIF") or the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC") (to the limits established by the FDIC) and the uninsured deposits in which are otherwise secured such that the Certificateholders have a claim with respect to the funds in the Collection Account or a certified first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the institution with which the Collection Account is maintained. The collateral eligible to secure amounts in the Collection Account is limited to United States government securities and other investment grade investments specified in the Agreement ("Permitted Investments"). A Collection Account may be maintained as an interest bearing or a non-interest bearing account and the funds held therein may be invested pending each succeeding Distribution Date in Permitted Investments. Any interest or other income earned on funds in the Collection Account will

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generally be paid to a Master Servicer or its designee as additional servicing compensation. The Collection Account may be maintained with an institution that is an affiliate of the Master Servicer, if applicable, provided that such institution meets the standards set forth above. If permitted by the Rating Agency or Agencies and so specified in the related Prospectus Supplement, a Collection Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds respecting payments on mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others. A Master Servicer or the Trustee will deposit or cause to be deposited in the Collection Account for each Trust Fund on a daily basis, unless otherwise provided in the Agreement and described in the related Prospectus Supplement, the following payments and collections received, or advances made, by the Master Servicer or the Trustee or on its behalf subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date, and exclusive of any amounts representing a Retained Interest):

     (i) all payments on account of principal, including principal prepayments, and on account of modification or assumption fees, on the Mortgage Assets;

     (ii) all payments on account of interest on the Mortgage Assets, including any late charges or default interest collected, and to the extent that any class or classes of Certificates is entitled thereto, all payments on account of Prepayment Premiums or Equity Participations, in each case net of any portion thereof retained by a Master Servicer or a Sub-Servicer as its servicing compensation and net of any Retained Interest;

     (iii) all proceeds of the hazard insurance policies (to the extent such proceeds are not applied to the restoration of the property or released to the mortgagor in accordance with the normal servicing procedures of a Master Servicer or the related Sub-Servicer, subject to the terms and conditions of the related Mortgage and Mortgage Note) (collectively, "Insurance Proceeds") and all other amounts received and retained in connection with a taking of a Mortgaged Property by exercise of a power of eminent domain or condemnation or the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ("Liquidation Proceeds"), together with the net proceeds on a monthly basis with respect to any Mortgaged Properties acquired for the benefit of Certificateholders by foreclosure or by deed in lieu of foreclosure or otherwise ("REO Properties");

     (iv) any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of Certificates as described under "Description of Credit Support";

     (v) any advances made as described under "Description of the Certificates -- Advances in Respect of Delinquencies";

     (vi) any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds -- Cash Flow Agreements";

     (vii) all proceeds of any Mortgage Loan or property in respect thereof purchased by the Master Servicer, the Depositor, any Sub-Servicer or any Mortgage Asset Seller as described under "Description of the Agreements -- Assignment of Mortgage Assets; Repurchases"--and "--Representations and Warranties; Repurchases", exclusive of the Retained Interest, if any, in respect of such Mortgage Loan, and all proceeds of any Mortgage Asset purchased as described under "Description of the Certificates -- Termination";

     (viii) all payments required to be deposited in the Collection Account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies"; and

     (ix) any amount required to be deposited by a Master Servicer or the Trustee in connection with losses realized on investments for the benefit of the Master Servicer or the Trustee, as the case may be, of funds held in the Collection Account.

   The Agreement for a series of Certificates may provide that a special trust account (the "REO Account") will be established and maintained in order to be used in connection with REO Properties and, if specified in the related Prospectus Supplement, certain other Mortgaged Properties. To the extent set forth in the Agreement, certain withdrawals from the REO Account will be made to, among other things, (i) make remittances to the Collection Account as required by the Agreement, (ii) pay taxes, assessments, insurance premiums, other amounts necessary for the proper operation, management and maintenance of the REO Properties and such Mortgaged Properties and certain third-party expenses in accordance with the Agreement and (iii) provide for the reimbursement of certain expenses in respect of the REO Properties and such Mortgaged Properties.

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
   The amount at any time credited to the REO Account may be invested in Permitted Investments that mature, or are subject to withdrawal or redemption, on or before the business day on which such amounts are required to be remitted to the Master Servicer for deposit in the Collection Account. The income from the investment of funds in the REO Account in Permitted Investments shall be deposited in the REO Account for remittance to the Collection Account, and the risk of loss of funds in the REO Account resulting from such investments will be borne by the Trust Fund, unless otherwise specified in the applicable Prospectus Supplement.

COLLECTION AND OTHER SERVICING PROCEDURES

   The Master Servicer, directly or through Sub-Servicers, is required to make reasonable efforts to collect all scheduled payments under the Whole Loans and will follow or cause to be followed such collection procedures as it would follow with respect to mortgage loans that are comparable to the Whole Loans and held for its own account, provided such procedures are consistent with the Agreement and any related hazard insurance policy or instrument of Credit Support included in the related Trust Fund described herein or under "Description of Credit Support". Each Master Servicer will be required to perform the customary functions of a servicer of comparable loans, including collecting payments from mortgagors; maintaining hazard insurance policies as described herein and in any related Prospectus Supplement, and filing and settling claims thereunder; maintaining escrow or impoundment accounts of mortgagors for payment of taxes, insurance and other items required to be paid by any mortgagor pursuant to the Whole Loan; processing assumptions or substitutions, although the Master Servicer is generally required to exercise due-on-sale clauses to the extent such exercise is permitted by law and would not adversely affect insurance coverage; attempting to cure delinquencies; supervising foreclosures; inspecting and managing Mortgaged Properties under certain circumstances; and maintaining accounting records relating to the Whole Loans. The Master Servicer will be responsible for filing and settling claims in respect of particular Whole Loans under any applicable instrument of Credit Support. See "Description of Credit Support".

   Consistent with the general servicing standard set forth above, the Master Servicer may, in its discretion, waive any late payment charge in respect of a late Whole Loan payment and, only upon determining that the coverage under any related hazard insurance policy or instrument of Credit Support will not be affected, extend or cause to be extended the due dates for payments due on a Whole Loan for a period not greater than that specified in the applicable Agreement.

   The Master Servicer may agree to modify, waive or amend any term of any Whole Loan in a manner consistent with the general servicing standards set forth above so long as the modification, waiver or amendment will not (i) affect the amount or timing of any payments of principal or interest on the Whole Loan or (ii) in its judgment, materially impair the security for the Whole Loan or reduce the likelihood of timely payment of amounts due thereon. The Master Servicer also may agree to any modification, waiver or amendment that would so affect or impair the payments on, or the security for, a Whole Loan if (i) in its judgment, a material default on the Whole Loan has occurred or a payment default is imminent and (ii) in its judgment, such modification, waiver or amendment will minimize the loss that might otherwise be experienced with respect to the Whole Loan. The Master Servicer is required to notify the Trustee in the event of any modification, waiver or amendment of any Whole Loan.

SPECIAL SERVICERS

   To the extent so specified in the related Prospectus Supplement, a special servicer (the "Special Servicer") may be appointed to service Mortgage Loans that are in default or otherwise require special servicing. The related Prospectus Supplement will set forth certain information with respect to the Special Servicer and will describe the rights, obligations and compensation of a Special Servicer. A Master Servicer will only be responsible for the duties and obligations of a Special Servicer to the extent set forth in the Prospectus Supplement. A Special Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

SUB-SERVICERS

   A Master Servicer and/or any Special Servicer may each delegate their respective servicing obligations in respect of the Whole Loans to third-party servicers (each, a "Sub-Servicer"), but such Master Servicer and/or Special Servicer will remain obligated under the related Agreement. The sub-servicing agreement between a Master Servicer and/or Special Servicer and a Sub-Servicer (a "Sub-Servicing Agreement") must be consistent with the terms of the related Agreement. Although each Sub-Servicing Agreement will be a contract solely between the Master Servicer or Special Servicer, as applicable, and the Sub-Servicer, the related Agreement will provide that, if for any reason the Master Servicer or Special Servicer for such series of Certificates is no longer acting in such capacity, the Trustee or any successor Master Servicer or Special Servicer must recognize the Sub-Servicer's rights and obligations under such Sub-Servicing Agreement.

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
   The Master Servicer or Special Servicer, as applicable, will be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's or Special Servicer's compensation pursuant to the related Agreement is sufficient to pay such fees. However, a Sub-Servicer may be entitled to a Retained Interest in certain Whole Loans. Each Sub-Servicer will be reimbursed by the Master Servicer or Special Servicer, as applicable, for certain expenditures which it makes, generally to the same extent the Master Servicer or Special Servicer, as applicable, would be reimbursed under an Agreement. See "--Retained Interest, Servicing Compensation and Payment of Expenses".

   The Master Servicer or Special Servicer, as applicable, may require any Sub-Servicer to agree to indemnify the Master Servicer or Special Servicer for any liability or obligation sustained by the Master Servicer or Special Servicer in connection with any act or failure to act by the Sub-Servicer in its servicing capacity. An Agreement may require a Sub-Servicer to maintain a fidelity bond and an errors and omissions policy with respect to its officers, employees and other persons acting on its behalf or on behalf of the Master Servicer or Special Servicer.

REALIZATION UPON DEFAULTED WHOLE LOANS

   A mortgagor's failure to make required payments may reflect inadequate operating income or the diversion of that income from the service of payments due under the Mortgage Loan, and may call into question such mortgagor's ability to make timely payment of taxes and to pay for necessary maintenance of the related Mortgaged Property. The Master Servicer is required to monitor any Whole Loan which is in default, contact the mortgagor concerning the default, evaluate whether the causes of the default can be cured over a reasonable period without significant impairment of the value of the Mortgaged Property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the Mortgaged Property and take such other actions as it would normally take with respect to similar loans serviced for its own portfolio. A significant period of time may elapse before the Master Servicer is able to assess the success of such corrective action or the need for additional initiatives.

   The time within which the Master Servicer makes the initial determination of appropriate action, evaluates the success of corrective action, develops additional initiatives, institutes foreclosure proceedings and actually forecloses (or takes a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the Certificateholders, may vary considerably depending on the particular Whole Loan, the Mortgaged Property, the mortgagor, the presence of an acceptable party to assume the Mortgage Loan and the laws of the jurisdiction in which the Mortgaged Property is located. Under federal bankruptcy law, in certain cases the Master Servicer may not be permitted to accelerate a Whole Loan or to foreclose on a Mortgaged Property for a considerable period of time. See "Certain Legal Aspects of Mortgage Loans".

   If so specified in the Prospectus Supplement for a series of Certificates that includes one or more subordinate classes, any holder or holders of a class of Subordinate Certificates having the lowest priority of payment may purchase from the Trust Fund at the purchase price described in such Supplement any Whole Loan as to which the number of scheduled payments thereunder specified in such Supplement are delinquent.

   The Master Servicer, on behalf of the Trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in any mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to a Mortgaged Property securing a Whole Loan by operation of law or otherwise, if such action is consistent with the servicing standard described herein and a default on the related Mortgage Loan has occurred or, in the Master Servicer's judgment, is imminent. The Master Servicer may not, however, acquire title to any Mortgaged Property or take any action that would cause the Trust Fund to be an "owner" or an "operator" within the meaning of certain federal or state environmental laws, unless the Master Servicer has also previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Trust Fund), that:

     (i) The Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to cause the Mortgaged Property to comply therewith (the cost of which actions will be an expense of the Trust Fund); and

     (ii) There are no circumstances or conditions present at the Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or, if such substances, materials or wastes are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the Mortgaged Property (the cost of which actions will be an expense of the Trust Fund).

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
   If title to any Mortgaged Property is acquired by the Trust Fund, the Master Servicer, pursuant to the related Agreement and on behalf of the Trust Fund, will be required to sell the Mortgaged Property within two years of acquisition, unless the Trustee receives (i) an opinion of independent counsel to the effect that the holding of the property by the Trust Fund subsequent to two years after its acquisition will not result in the imposition of a tax on the Trust Fund or cause the Trust Fund to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding or (ii) an extension from the Internal Revenue Service. If the Trust Fund acquires title to any Mortgaged Property, the Master Servicer, on behalf of the Trust Fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the Master Servicer of any of its obligations with respect to the management and operation of such Mortgaged Property. Any such property acquired by the Trust Fund will be managed in a manner consistent with the management and operation by the Master Servicer of similar property owned by it.

   The limitations imposed by the Agreement and the REMIC provisions of the Code (if a REMIC election has been made with respect to the related Trust
Fund) on the operations and ownership of any Mortgaged Property acquired on behalf of the Trust Fund may result in the recovery of an amount less than the amount that would otherwise be recovered. See "Certain Legal Aspects of Mortgage Loans -- Foreclosure".

   If recovery on a defaulted Whole Loan under any related instrument of Credit Support is not available, the Master Servicer nevertheless will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Whole Loan. If the proceeds of any liquidation of the property securing the defaulted Whole Loan are less than the outstanding principal balance of the defaulted Whole Loan plus interest accrued thereon at the Mortgage Rate plus the aggregate amount of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement, the Trust Fund will realize a loss in the amount of such difference. The Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of the Liquidation Proceeds recovered on any defaulted Whole Loan, prior to the distribution of such Liquidation Proceeds to Certificateholders, amounts representing its normal servicing compensation on the Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan.

   If any property securing a defaulted Whole Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the related instrument of Credit Support, if any, the Master Servicer is not required to expend its own funds to restore the damaged property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Whole Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

   As servicer of the Whole Loans, a Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the obligor under each instrument of Credit Support, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Whole Loans.

   If a Master Servicer or its designee recovers payments under any instrument of Credit Support with respect to any defaulted Whole Loan, the Master Servicer will be entitled to withdraw or cause to be withdrawn from the Collection Account out of such proceeds, prior to distribution thereof to Certificateholders, amounts representing its normal servicing compensation on such Whole Loan, unreimbursed servicing expenses incurred with respect to the Whole Loan and any unreimbursed advances of delinquent payments made with respect to the Whole Loan. See "--Hazard Insurance Policies" and "Description of Credit Support".

HAZARD INSURANCE POLICIES

   Any Agreement for a Trust Fund that includes Whole Loans will require the Master Servicer to cause the mortgagor on each Whole Loan to maintain, to the extent required by such Whole Loan, a hazard insurance policy providing for coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the Mortgaged Property is located. Such coverage generally will be in an amount equal to the lesser of the principal balance owing on such Whole Loan and the amount necessary to fully compensate for any damage or loss to the improvements on the Mortgaged Property on a replacement cost basis, but in either case not less than the amount necessary to avoid the application of any co-insurance clause contained in the hazard insurance policy. The ability of the Master Servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured

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
under an hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished by mortgagors. All amounts collected by the Master Servicer under any such policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Master Servicer's normal servicing procedures, subject to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the Collection Account. The Agreement will provide that the Master Servicer may satisfy its obligation to cause each mortgagor to maintain such a hazard insurance policy by the Master Servicer's maintaining a blanket policy insuring against hazard losses on the Whole Loans. If such blanket policy contains a deductible clause, the Master Servicer will be required to deposit in the Collection Account all sums that would have been deposited therein but for such clause. The Master Servicer will also be required to maintain a fidelity bond and errors and omission policy with respect to its officers and employees that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions.

   In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the Whole Loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of uninsured risks. When a Mortgaged Property securing a Whole Loan is located at origination in a federally designated flood area, each Agreement requires the Master Servicer to use its best efforts to cause the mortgagor to acquire and maintain flood insurance in an amount equal in general to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are part of the Mortgaged Property or a replacement cost basis and (ii) the maximum amount of insurance available under the federal flood insurance program, whether or not the area is participating in the program.

   The hazard insurance policies covering the Mortgaged Properties securing the Whole Loans will typically contain a co-insurance clause that in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause generally provides that the insurer's liability in the event of partial loss does not exceed the lesser of (i) the replacement cost of the improvements less physical depreciation and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

   Under the terms of the Whole Loans, mortgagors will be required to present claims to insurers under hazard insurance policies maintained on the related Mortgaged Properties. The Master Servicer, on behalf of the Trustee and Certificateholders, is obligated to present or cause to be presented claims under any blanket insurance policy insuring against hazard losses on Mortgaged Properties securing the Whole Loans. However, the ability of the Master Servicer to present or cause to be presented such claims is dependent upon the extent to which information in this regard is furnished to the Master Servicer by mortgagors.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

   Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to any sale or other transfer of the related Mortgaged Property, or due-on-sale clauses entitling the mortgagee to accelerate payment of the Whole Loan upon any sale or other transfer of the related Mortgaged Property. Certain of the Whole Loans may contain clauses requiring the consent of the mortgagee to the creation of any other lien or encumbrance on the Mortgaged Property or due-on-encumbrance clauses entitling the mortgagee to accelerate payment of the Whole Loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. The Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Whole Loan or to withhold its consent to any transfer or further encumbrance in accordance with the general servicing standard described herein under "Description of the Agreements -- Collection and Other Servicing Procedures".

   Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See "Certain Legal Aspects of Mortgage Loans -- Due-on-Sale and Due-on-Encumbrance".

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
RETAINED INTEREST; SERVICING COMPENSATION AND PAYMENT OF EXPENSES

   The Prospectus Supplement for a series of Certificates will specify whether there will be any Retained Interest in the Mortgage Assets, and, if so, the owner thereof. If so, the Retained Interest will be established on a loan-by-loan basis and will be specified on an exhibit to the related Agreement. A "Retained Interest" in a Mortgage Asset represents a specified portion of the interest payable thereon. The Retained Interest will be deducted from mortgagor payments as received and will not be part of the related Trust Fund.

   A Master Servicer's primary servicing compensation with respect to a series of Certificates will come from the periodic payment to it of a portion of the interest payment on each Whole Loan. Since any Retained Interest and a Master Servicer's primary compensation are percentages of the principal balance of each Mortgage Asset, such amounts will decrease in accordance with the amortization schedule of the Mortgage Loans underlying or comprising such Mortgage Asset. The Prospectus Supplement with respect to a series of Certificates evidencing interests in a Trust Fund that includes Whole Loans may provide that, as additional compensation, the Master Servicer or the Sub-Servicers may retain all or a portion of assumption fees, modification fees, late payment charges or Prepayment Premiums collected from mortgagors and any interest or other income which may be earned on funds held in the Collection Account or any Sub-Servicing Account. Any Sub-Servicer will receive a portion of the Master Servicer's compensation as its sub-servicing compensation.

   In addition to amounts payable to any Sub-Servicer, a Master Servicer may, to the extent provided in the related Prospectus Supplement, pay from its servicing compensation certain expenses incurred in connection with its servicing of the Mortgage Loans, including, without limitation, payment of the fees and disbursements of the Trustee and independent accountants, payment of expenses incurred in connection with distributions and reports to Certificateholders, and payment of any other expenses described in the related Prospectus Supplement. Certain other expenses, including certain expenses relating to defaults and liquidations on the Mortgage Loans and, to the extent so provided in the related Prospectus Supplement, interest thereon at the rate specified therein, and the fees of any Special Servicer, may be borne by the Trust Fund.

EVIDENCE AS TO COMPLIANCE

   Each Agreement relating to Mortgage Assets which include Whole Loans will provide that on or before a specified date in each year, beginning with the first such date at least six months after the related Cut-off Date, a firm of independent public accountants will furnish a statement to the Trustee to the effect that, on the basis of the examination by such firm conducted substantially in compliance with either the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the Master Servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (including the related Agreement) was conducted in compliance with the terms of such agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or the Uniform Single Attestation Program for Mortgage Bankers, requires it to report. In rendering its statement such firm may rely, as to matters relating to the direct servicing of mortgage loans by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

   Each such Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by two officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement throughout the preceding year.

   Copies of the annual accountants' statement and the statement of officers of a Master Servicer will be obtainable by Certificateholders without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING A MASTER SERVICER, A SPECIAL SERVICER AND THE
DEPOSITOR

   The Master Servicer, if any, under each Agreement will be named in the related Prospectus Supplement. The entity serving as Master Servicer may be an affiliate of the Depositor and may have other normal business relationships with the Depositor or Depositor's affiliates.

   The Agreement will provide that the Master Servicer may resign from its obligations and duties thereunder only if such resignation, and the appointment of a successor, will not result in a downgrading of the rating of any class of

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Certificates or upon a determination that its duties under the Agreement are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

   Each Agreement will further provide that neither any Master Servicer, the Depositor nor any director, officer, employee, or agent of a Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the Agreement; provided, however, that neither a Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. Each Agreement will further provide that any Master Servicer, the Depositor and any director, officer, employee or agent of a Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (unless any such loss, liability or expense is otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, each Agreement will provide that neither any Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. Any such Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Certificateholders, and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor and to charge the Collection Accounts.

   Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under the related Agreement, provided that such person satisfies the criteria specified in the Agreement.

   If the Master Servicer retains a Special Servicer, the standard of care for, and any indemnification to be provided to, the Special Servicer will be set forth in the related Agreement.

EVENT OF DEFAULT

   Events of Default under the related Agreement for a Trust Fund that includes Whole Loans will be described in the applicable Prospectus Supplement and may consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders, or to remit to the Trustee for distribution to Certificateholders, any required payment that continues unremedied for five days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights, (ii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Agreement which continues unremedied for thirty days (fifteen days in the case of a failure to pay the premium for any insurance policy or instrument of Credit Support required to be maintained pursuant to the Agreement) after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the Voting Rights; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by or on behalf of the Master Servicer indicating its insolvency or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

   So long as an Event of Default under an Agreement remains unremedied, the Trustee may, and at the direction of holders of Certificates evidencing not less than the percentage specified in the related Prospectus Supplement of the Voting Rights the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Mortgage Loans (other than any Retained Interest of the Master Servicer), whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the

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Agreement (except that if the Trustee is prohibited by law from obligating itself to make advances regarding delinquent mortgage loans, then the Trustee will not be so obligated) and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may or, at the written request of the holders of Certificates entitled to at least the percentage specified in the related Prospectus Supplement of the Voting Rights, it shall appoint, or petition a court of competent jurisdiction for the appointment of, a loan servicing institution acceptable to each Rating Agency. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

   No Certificateholder will have the right under any Agreement to institute any proceeding with respect thereto unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Voting Rights have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for fifteen days has neglected or refused to institute any such proceeding. The Trustee, however, is under no obligation to exercise any of the trusts or powers vested in it by any Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of Certificates covered by such Agreement, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

AMENDMENT

   Each Agreement may be amended by the Depositor, the Master Servicer, the Special Servicer, if any, and the Trustee, without the consent of any of the holders of Certificates covered by the Agreement under the circumstances described in the related Prospectus Supplement. An Agreement may also be amended by the Depositor, the Master Servicer, if any, and the Trustee with the consent of the holders of Certificates evidencing not less than the percentage specified in the related Prospectus Supplement of the Voting Rights, for any purpose; subject to certain restrictions described in the Prospectus Supplement and set forth in the Agreement. However, with respect to any series of Certificates as to which one or more REMIC elections is to be made, the Trustee will not consent to any amendment of the Agreement unless it shall first have received an opinion of counsel to the effect that such amendment will not cause the Trust Fund (or designated portion thereof) to fail to qualify as a REMIC at any time that the related Certificates are outstanding.

DUTIES OF THE TRUSTEE

   The Trustee will make no representations as to the validity or sufficiency of any Agreement, the Certificates or any Mortgage Loan or related document and is not accountable for the use or application by or on behalf of any Master Servicer of any funds paid to the Master Servicer or its designee or any Special Servicer in respect of the Certificates or the Mortgage Loans, or deposited into or withdrawn from the Certificate Account or any other account by or on behalf of the Master Servicer or any Special Servicer. If no Event of Default has occurred and is continuing, the Trustee is required to perform only those duties specifically required under the related Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee is required to examine such documents and to determine whether they conform to the requirements of the Agreement.

THE TRUSTEE

   The Trustee under each Agreement will be named in the related Prospectus Supplement. The commercial bank, national banking association or trust company serving as Trustee may have typical banking relationships with the Depositor and its affiliates and with any Master Servicer and its affiliates.

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                         DESCRIPTION OF CREDIT SUPPORT

GENERAL

   For any series of Certificates, Credit Support may be provided with respect to one or more classes thereof or the related Mortgage Assets. Credit Support may be in the form of the subordination of one or more classes of Certificates, letters of credit, insurance policies on the Mortgage Loans, certificate guarantee insurance, guarantees, the establishment of one or more reserve funds or another method of Credit Support described in the related Prospectus Supplement, or any combination of the foregoing. If so provided in the related Prospectus Supplement, any form of Credit Support may be structured so as to be drawn upon by more than one series to the extent described therein.

   Credit Support will generally not provide protection against all risks of loss and will not guarantee repayment of the entire Certificate Balance of the Certificates and interest thereon. If losses or shortfalls occur that exceed the amount covered by Credit Support or that are not covered by Credit Support, Certificateholders will bear their allocable share of deficiencies. Moreover, holders of Certificates of a Covered Trust will be subject to the risk that such Credit Support will be exhausted by the claims of other Covered Trusts prior to such Covered Trust receiving any of its intended share of such coverage.

   If Credit Support is provided with respect to one or more classes of Certificates of a series, or the related Mortgage Assets, the related Prospectus Supplement will include a description of (a) the nature and amount of coverage under such Credit Support, (b) any conditions to payment thereunder not otherwise described herein, (c) the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and (d) the material provisions relating to such Credit Support. Additionally, the related Prospectus Supplement will set forth certain information with respect to the obligor under any instrument of Credit Support, including (i) a brief description of its principal business activities, (ii) its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business, (iii) if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and (iv) its total assets, and its stockholders' or policyholders' surplus, if applicable, as of the date specified in the Prospectus Supplement. See "Special Considerations -- Credit Support Limitations".

SUBORDINATE CERTIFICATES

   If so specified in the related Prospectus Supplement, one or more classes of Certificates of a series may be Subordinate Certificates. The rights of the holders of Subordinate Certificates to receive distributions of principal and interest from the Certificate Account on any Distribution Date will be subordinated to such rights of the holders of Senior Certificates to the extent specified in the related Prospectus Supplement. The subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The relative interests of the Senior Certificates and the Subordinate Certificates of a Series may be subject to adjustment from time to time on the basis of distributions received in respect thereof. The related Prospectus Supplement will set forth information concerning the amount of subordination of a class or classes of Subordinate Certificates in a series, the circumstances in which such subordination will be applicable and the manner, if any, in which the amount of subordination will be effected.

CROSS-SUPPORT PROVISIONS

   If the Mortgage Assets for a series are divided into separate groups, each supporting a separate class or classes of Certificates of a series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of Mortgage Assets prior to distributions on Subordinate Certificates evidencing interests in a different group of Mortgage Assets within the Trust Fund. The Prospectus Supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO THE MORTGAGE ASSETS

   If so provided in the Prospectus Supplement for a series of Certificates, the Mortgage Loans underlying or comprising the Mortgage Assets in the related Trust Fund will be covered for various default risks by insurance policies or guarantees, or the MBS comprising the Mortgage Assets in the related Trust Fund will be covered by the types of Credit Support described herein. A copy of any such material instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

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LETTER OF CREDIT

   If so provided in the Prospectus Supplement for a series of Certificates, the Mortgage Loans underlying or comprising the Mortgage Assets in the related Trust Fund will be covered by one or more letters of credit, issued by a bank or financial institution specified in such Prospectus Supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, equal to the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets on the related Cut-off Date or one or more classes of Certificates. If so specified in the related Prospectus Supplement, the letter of credit may permit draws in the event of only certain types of losses. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder. The obligations of the L/C Bank under the letter of credit for each series of Certificates will expire at the earlier of the date specified in the related Prospectus Supplement or the termination of the Trust Fund. A copy of any such letter of credit for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed within 15 days of issuance of the Certificates of the related series.

INSURANCE POLICIES AND SURETY BONDS

   If so provided in the Prospectus Supplement for a series of Certificates, the Mortgage Loans underlying or comprising the Mortgage Assets in the related Trust Fund will be covered by insurance policies and/or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of Certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. A copy of any such instrument for a series will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the related series.

CERTIFICATE GUARANTEE INSURANCE

   If so specified in the related Prospectus Supplement, certificate guarantee insurance, if any, with respect to a series of Certificates will be provided by one or more insurance companies. Such certificate guarantee insurance will guarantee, with respect to one or more classes of Certificates of the applicable series, timely distributions of interest and full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the certificate guarantee insurance will also guarantee against any payment made to a Certificateholder which is subsequently recovered as a "voidable preference" payment under the Bankruptcy Code. A copy of the certificate guarantee insurance for a series, if any, will be filed with the Commission as an exhibit to a Current Report on Form 8-K to be filed with the Commission within 15 days of issuance of the Certificates of the applicable series.

RESERVE FUNDS

   If so provided in the Prospectus Supplement for a series of Certificates, the Mortgage Loans underlying or comprising the Mortgage Assets in the related Trust Fund will be covered by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts so specified in such Prospectus Supplement. The reserve funds for a series may also be funded over time by depositing therein a specified amount of the distributions received on the related Mortgage Assets as specified in the related Prospectus Supplement.

   Amounts on deposit in any reserve fund for a series, together with the reinvestment income thereon, if any, will be applied for the purposes, in the manner, and to the extent specified in the related Prospectus Supplement. A reserve fund may be provided to increase the likelihood of timely distributions of principal of and interest on the Certificates. Reserve funds may be established to provide limited protection against only certain types of losses and shortfalls. Following each Distribution Date amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related Prospectus Supplement and will not be available for further application to the Certificates.

   Moneys deposited in any Reserve Funds will be invested in Permitted Investment. Any reinvestment income or other gain from such investments will be credited to the related Reserve Fund for such series, and any loss resulting from such investments will be charged to such Reserve Fund. However, such income may be payable to any related Master Servicer or another service provider as additional compensation. Whether a Reserve Fund, if any, for a series will be a part of the Trust Fund will be disclosed in the related Prospectus Supplement.

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   Additional information concerning any Reserve Fund will be set forth in the related Prospectus Supplement, including the initial balance of such Reserve Fund, the balance required to be maintained in the Reserve Fund, the manner in which such required balance will decrease over time, the manner of funding such Reserve Fund, the purposes for which funds in the Reserve Fund may be applied to make distributions to Certificateholders and use of investment earnings from the Reserve Fund, if any.

                   CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

   The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties that are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Mortgage Loans. See "Description of the Trust Funds -- Mortgage Assets".

GENERAL

   All of the Mortgage Loans are loans evidenced by a note or bond and secured by instruments granting a security interest in real property which may be mortgages, deeds of trust, or deeds to secure debt, depending upon the prevailing practice and law in the state in which the Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as "mortgages". Any of the foregoing types of mortgages will create a lien upon, or grant a title interest in, the subject property, the priority of which will depend on the terms of the particular security instrument, as well as separate, recorded, contractual arrangements with others holding interests in the mortgaged property, the knowledge of the parties to such instrument as well as the order of recordation of the instrument in the appropriate public recording office. However, recording does not generally establish priority over governmental claims for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

   A mortgage either creates a lien against or constitutes a conveyance of real property between two parties -a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a mortgagor), a trustee to whom the mortgaged property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. As used in this Prospectus, unless the context otherwise requires, "mortgagor" includes the trustor under a deed of trust and a grantor under a deed to secure debt. Under a deed of trust, the mortgagor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale as security for the indebtedness evidenced by the related note. A deed to secure debt typically has two parties. By executing a deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid, generally with a power of sale as security for the indebtedness evidenced by the related mortgage note. As used in this Prospectus, unless the context otherwise requires, the term "mortgagee" means the lender and, in the case of the deed of trust, the trustee thereunder in certain cases. In case the mortgagor under a mortgage is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the mortgagor. At origination of a mortgage loan involving a land trust, the mortgagor executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the mortgage, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Soldiers' and Sailor's Civil Relief Act of 1940) and, in some cases, in deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

   Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the mortgagor assigns its right, title and interest as landlord under each lease and the income derived therefrom to the lender, while the mortgagor retains a revocable license to collect the rents for so long as there is no unremedied default. If the mortgagor defaults and such default is not remedied by the mortgagor within the cure period, if any, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents. In most States, hotel and

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motel room rates are considered accounts receivable under the Uniform
Commercial Code ("UCC"); generally these rates are either assigned by the mortgagor, which remains entitled to collect such rates absent a default, or pledged by the mortgagor, as security for the loans. In general, the lender must file financing statements in order to perfect its security interest in the rates and must file continuation statements, generally every five years, to maintain perfection of such security interest. Even if the lender's security interest in room rates is perfected under the UCC, the lender will generally be required to commence a foreclosure or otherwise take possession of the property in order to collect the room rates after a default. Even after a foreclosure, the potential rent payments from the property may be less than the periodic payments that had been due under the mortgage. For instance, the net income that would otherwise be generated from the property may be less than the amount that would have been needed to service the mortgage debt if the leases on the property are at below-market rents, or as the result of excessive maintenance, repair or other obligations which a lender succeeds to as landlord.

PERSONALTY

   Certain types of Mortgaged Properties, such as hotels, motels and industrial plants, are likely to derive a significant part of their value from personal property which does not constitute "fixtures" under applicable state real property law, and hence, would not be subject to the lien of a mortgage. Such property is generally pledged or assigned as security to the lender under the UCC. In order to perfect its security interest therein, the lender generally must file UCC financing statements and, to maintain perfection of such security interest, file continuation statements generally every five years.

INSTALLMENT CONTRACTS

   The Mortgage Loans included in a Trust Fund may also consist of Installment Contracts. Under an Installment Contract the seller (hereinafter referred to in this Section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this Section as the "borrower") for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to the borrower. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

   The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

JUNIOR MORTGAGES; RIGHTS OF SENIOR MORTGAGES OR BENEFICIARIES

   Some of the Mortgage Loans included in the Mortgage Pool for a series will be secured by junior mortgages or deeds of trust which are subordinate to senior mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Certificateholders), as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage, are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation

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proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the Master Servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan. As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, adding the amounts expended to the balance due on the junior loan. Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

   The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgage or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust. Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or trust deed to the extent the junior mortgage or deed of trust so provides. The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness. In such states, the mortgagor or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired. Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

   The form of mortgage or deed of trust used by many institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a "credit limit" amount stated in the recorded mortgage.

   Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the mortgagor or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneificary on behalf of the trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

   The form of mortgage or deed of trust used by many institutional lenders typically requires the mortgagor or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property. Tenants will often refuse to execute lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant's possession of its premises in the event of a foreclosure. A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result

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that the value of the security for the junior mortgage or deed of trust is diminished. For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement. If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

SUBORDINATE FINANCING

   Where the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

FORECLOSURE

   Foreclosure is a legal procedure that allows the mortgagee to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the mortgagor defaults in payment or performance of its obligations under the note or mortgage and, by reason thereof, the indebtedness has been accelerated, the mortgagee has the right to institute foreclosure proceedings to sell the mortgaged property at public auction to satisfy the indebtedness.

   Foreclosure procedures with respect to the enforcement of a mortgage vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. There are other foreclosure procedures available in some states that are either infrequently used or available only in certain limited circumstances, such as strict foreclosure.

JUDICIAL FORECLOSURE

   A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclosure is contested, the legal proceedings can be costly and time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

NON-JUDICIAL FORECLOSURE/POWER OF SALE

   Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to the power of sale granted in the deed of trust. A power of sale is typically granted in a deed of trust. It may also be contained in any other type of mortgage instrument. A power of sale allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon any default by the mortgagor under the terms of the mortgage note or the mortgage instrument and after notice of sale is given in accordance with the terms of the mortgage instrument, as well as applicable state law. In some states, prior to such sale, the trustee under a deed of trust must record a notice of default and notice of sale and send a copy to the mortgagor and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The mortgagor or junior lienholder may then have the right, during a reinstatment period required in some states, to cure the default by paying the entire actual amount in arrears (without acceleration) plus the expenses incurred in enforcing the obligation. In other states, the mortgagor or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, the procedure for public sale, the

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parties entitled to notice, the method of giving notice and the applicable time periods are governed by state law and vary among the states. Foreclosure of a deed to secure debt is also generally accomplished by a non-judicial sale similar to that required by a deed of trust, except that the lender or its agent, rather than a trustee, is typically empowered to perform the sale in accordance with the terms of the deed to secure debt and applicable law.

LIMITATIONS ON LENDER'S RIGHTS

   United States courts have traditionally imposed general equitable principles to limit the remedies available to a mortgagee in connection with foreclosure. These equitable principles are generally designed to relieve the mortgagor from the legal effect of mortgage defaults, to the extent that such effect is perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative and expensive actions to determine the cause of the mortgagor's default and the likelihood that the mortgagor will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's and have required that lenders reinstate loans or recast payment schedules in order to accommodate mortgagors who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage is not monetary, e.g., the mortgagor failed to maintain the mortgaged property adequately or the mortgagor executed a junior mortgage on the mortgaged property. The exercise by the court of its equity powers will depend on the individual circumstances of each case presented to it. Finally, some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a mortgagor receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to afford constitutional protections to the mortgagor.

   A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes require several years to complete.

   Also, a third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of such property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal Bankruptcy Code, as amended from time to time (11 U.S.C.) and, therefore, could be rescinded in favor of the bankrupt's estate, if (i) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (ii) the price paid for the foreclosed property did not represent "fair consideration" ("reasonably equivalent value" under the Bankruptcy Code). Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make such repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run such operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's (including franchisors') perception of the quality of such operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a

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mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See " -- Environmental Legislation". Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

   A junior mortgagee may not foreclose on the property securing the junior mortgage unless it forecloses subject to senior mortgages and any other prior liens, in which case it may be obliged to make payments on the senior mortgages to avoid their foreclosure. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee may be required to pay the full amount of the senior mortgage to avoid its foreclosure. Accordingly, with respect to those Mortgage Loans which are junior mortgage loans, if the lender purchases the property the lender's title will be subject to all senior mortgages, prior liens and certain governmental liens.

   The proceeds received by the referee or trustee from the sale are generally applied first to the costs, fees and expenses of sale, to unpaid real estate taxes and assessments and then in satisfaction of the indebtedness secured by the mortgage under which the sale was conducted. Any proceeds remaining after satisfaction of senior mortgage debt are generally payable to the holders of junior mortgages and other liens and claims in order of their priority, whether or not the mortgagor is in default. Any additional proceeds are generally payable to the mortgagor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgage or a subsequent ancillary proceeding or may require the institution of separate legal proceedings by such holders.

   In connection with a series of Certificates for which an election is made to qualify the Trust Fund, or a portion thereof, as a REMIC, the REMIC Regulations and the Agreement may require the Master Servicer to hire an independent contractor to operate any foreclosed property relating to Whole Loans.

RIGHTS OF REDEMPTION

   The purposes of a foreclosure action are to enable the mortgagee to realize upon its security and to bar the mortgagor, and all persons who have an interest in the property which is subordinate to the mortgage being foreclosed, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property covered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having an interest which is subordinate to that of the foreclosing mortgagee have an equity of redemption and may redeem the property by paying the entire debt with interest. In addition, in some states, when a foreclosure action has been commenced, the redeeming party must pay certain costs of such action. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be cut off and terminated.

   The equity of redemption is generally a common-law (non-statutory) right which exists prior to completion of the foreclosure, is not waivable by the mortgagor, must be exercised prior to foreclosure sale and should be distinguished from the post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be authorized if the former mortgagor pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser from a foreclosure sale or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

   Under the REMIC Regulations currently in effect, property acquired by foreclosure generally must not be held for more than two years. With respect to a series of Certificates for which an election is made to qualify the Trust Fund or a part thereof as a REMIC, the Agreement will permit foreclosed property to be held for more than two years if the Trustee receives (i) an extension from the Internal Revenue Service or (ii) an opinion of counsel to the effect that holding such property for such period is permissible under the REMIC Regulations.

ANTI-DEFICIENCY LEGISLATION

   Some or all of the Mortgage Loans may be nonrecourse loans, as to which recourse may be had only against the specific property securing the related Mortgage Loan and a personal money judgment may not be obtained against the

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mortgagor. Even if a mortgage loan by its terms provides for recourse to the mortgagor, some states impose prohibitions or limitations on such recourse. For example, statutes in some states limit the right of the lender to obtain a deficiency judgment against the mortgagor following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former mortgagor equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Some states require the lender to exhaust the security afforded under a mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the mortgagor. In certain other states, the lender has the option of bringing a personal action against the mortgagor on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. In some cases, a lender will be precluded from exercising any additional rights under the note or mortgage if it has taken any prior enforcement action. Consequently, the practical effect of the election requirement, in those states permitting such election, is that lenders will usually proceed against the security first rather than bringing a personal action against the mortgagor. Finally, other statutory provisions limit any deficiency judgment against the former mortgagor following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a lender from obtaining a large deficiency judgment against the former mortgagor as a result of low or no bids at the judicial sale.

LEASEHOLD RISKS

   Mortgage Loans may be secured by a mortgage on a ground lease. Leasehold mortgages are subject to certain risks not associated with mortgage loans secured by the fee estate of the mortgagor. The most significant of these risks is that the ground lease creating the leasehold estate could terminate, leaving the leasehold mortgagee without its security. The ground lease may terminate if, among other reasons, the ground lessee breaches or defaults in its obligations under the ground lease or there is a bankruptcy of the ground lessee or the ground lessor. This risk may be minimized if the ground lease contains certain provisions protective of the mortgagee, but the ground leases that secure Mortgage Loans may not contain some of these protective provisions, and mortgages may not contain the other protections discussed in the next paragraph. Protective ground lease provisions include the right of the leasehold mortgagee to receive notices from the ground lessor of any defaults by the the mortgagor; the right to cure such defaults, with adequate cure periods; if a default is not susceptible of cure by the leasehold mortgagee, the right to acquire the leasehold estate through foreclosure or otherwise; the ability of the ground lease to be assigned to and by the leasehold mortgagee or purchaser at a foreclosure sale and for the concomitant release of the ground lessee's liabilities thereunder; and the right of the leasehold mortgagee to enter into a new ground lease with the ground lessor on the same terms and conditions as the old ground lease in the event of a termination thereof.

   In addition to the foregoing protections, a leasehold mortgagee may require that the ground lease or leasehold mortgage prohibit the ground lessee from treating the ground lease as terminated in the event of the ground lessor's bankruptcy and rejection of the ground lease by the trustee for the debtor-ground lessor. As further protection, a leasehold mortgage may provide for the assignment of the debtor-ground lessee's right to reject a lease pursuant to Section 365 of the Bankruptcy Reform Act of 1978, as amended (11 U.S.C.) (the "Bankruptcy Code"), although the enforceability of such clause has not been established. Without the protections described in the foregoing paragraph, a leasehold mortgagee may lose the collateral securing its leasehold mortgage. In addition, terms and conditions of a leasehold mortgage are subject to the terms and conditions of the ground lease. Although certain rights given to a ground lessee can be limited by the terms of a leasehold mortgage, the rights of a ground lessee or a leasehold mortgagee with respect to, among other things, insurance, casualty and condemnation will be governed by the provisions of the ground lease.

BANKRUPTCY LAWS

   The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien.

   Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified under certain circumstances. The

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outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Other modifications may include the modification or denial of enforceability of due-on-sale or due-on-encumbrance clauses, the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. This may be done even if the full amount due under the original loan is never repaid.

   The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a Mortgaged Property generated after the date the bankruptcy petition is filed will constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the Mortgaged Properties and the cash collateral is "adequately protected" as such term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

   To the extent that a mortgagor's ability to make payment on a mortgage loan is dependent on its receipt of payments of rent under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the Bankruptcy Code, the commencement of a bankruptcy proceeding in which the lessee is the debtor results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

   In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease.

   In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer of any payments made by the mortgagor under the related Mortgage Loan to the Trust Fund. Payments on long-term debt may be protected from recovery as preferences if they are payments in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

   A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a mortgagor with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

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   Pursuant to the federal doctrine of "substantive consolidation" or to the
(predominantly state law) doctrine of "piercing the corporate veil", a bankruptcy court, in the exercise of its equitable powers, also has the authority to order that the assets and liabilities of a related entity be consolidated with those of an entity that is the subject of a bankruptcy proceeding (a "debtor"). Thus, property ostensibly the property of a non-debtor may be determined to be the property of the debtor and, as a result, the automatic stay applicable to the debtor will extend to the property of the other entity and the rights of creditors of the other entity may be impaired in the fashion set forth above in the preceding paragraphs. Depending on facts and circumstances not necessarily in existence at the time a loan is originated or transferred to the Trust Fund, the application of any of these doctrines to one or more of the mortgagors in the context of the bankruptcy of one or more of their affiliates could result in material impairment of the rights of the Certificateholders. For each mortgagor that is described as a "special purpose entity", "single purpose entity" or "bankruptcy-remote entity" in the Prospectus Supplement, the activities that may be conducted by such mortgagor and its ability to incur debt are restricted by the applicable Mortgage or the organizational documents of such mortgagor in such manner as is intended to reduce the likelihood that a bankruptcy proceeding would be commenced by or against such mortgagor on the basis of activities unrelated to owning and operating the mortgaged property, and such mortgagor has been organized and is designed to operate in such a manner that its separate existence should be respected notwithstanding a bankruptcy proceeding in respect of one or more affiliated entities of such mortgagor. However, the Depositor makes no representation as to the likelihood of the institution of a bankruptcy proceeding by or in respect of any mortgagor or the likelihood that the separate existence of any mortgagor would be respected if there were to be a bankruptcy proceeding in respect of any affiliated entity of a mortgagor.

ENVIRONMENTAL LEGISLATION

   A lender may be subject to unforeseen environmental risks when taking a security interest in real or personal property.

   Under the laws of many states, contamination on a property may give rise to a lien on the property for cleanup costs. In several states, such a lien has priority over all existing liens (a "superlien") including those of existing mortgages; in those states, the lien of a mortgage contemplated by this transaction may lose its priority to such a superlien.

   CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property, regardless of whether they caused or contributed to the contamination. Many states have laws similar to CERCLA. CERCLA excludes from the definition of "owner or operator" any person "who, without participating in the management of . . . [the] facility, holds indicia of ownership primarily to protect his security interest" ("secured creditor exemption").

   Notwithstanding the secured creditor exemption, a lender may be held liable under CERCLA as an owner or operator, if such lender or its employees or agents participate in management of the property. Judicial decisions interpreting the secured creditor exemption had varied widely, and one decision, United States v. Fleet Factors Corp., 901 F.2d 1550 (11th Cir.
1990), cert. denied, 498 U.S. 1046 (1991), had indicated that a lender's mere power to affect and influence a borrower's operations might be sufficient to subject the lender to CERCLA liability. However, on September 30, 1996, the Asset Conservation, Lender Liability, and Deposit Insurance Protection Act of 1996 (the "Lender Liability Act") became law. The Lender Liability Act clarifies the secured creditor exemption to impose liability only on a secured lender who exercises control over operational aspects of the facility and thus is "participating in management". A number of environmentally related activities before the loan is made and during its pendency, as well as "workout" steps to protect a security interest, are identified as permissible to protect a security interest without triggering liability. The Lender Liability Act also identifies the circumstances in which foreclosure and post-foreclosure activities will not trigger CERCLA liability.

   The Lender Liability Act also amends the federal Solid Waste Disposal Act to limit the liability of lenders holding a security interest for costs of cleaning up contamination for underground storage tanks. However, the Lender Liability Act has no effect on other federal or state environmental laws similar to CERCLA that may impose liability on lenders and other persons, and not all of those laws provide for a secured creditor exemption. Liability under many of these laws may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of a property securing a loan.

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   If a lender is or becomes liable, it may bring an action for contribution against the owner or operator who created the environmental contamination, but that person or entity may be bankrupt or otherwise judgment proof. It is possible that cleanup costs could become a liability of the Trust Fund and occasion a loss to Certificateholders in certain circumstances described above if such remedial costs were incurred.

   Unless otherwise provided in the related Prospectus Supplement, the Warranting Party with respect to any Whole Loan included in a Trust Fund for a particular series of Certificates will represent that a "Phase I assessment" as described in and meeting the requirements of the then current version of Chapter 5 of the Federal National Mortgage Association Multifamily Guide has been received and reviewed. In addition, the Agreement may provide that the Master Servicer, acting on behalf of the Trustee, will not acquire title to a Mortgaged Property or take over its operation unless the Master Servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits, that (a) there are no circumstances or conditions present at the Mortgaged Property relating to substances for which some investigation or clean-up action could be required or that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property and (b) that the Mortgaged Property is in compliance with applicable environmental laws or that it would be in the best economic interest of the Trust Fund to take the actions necessary to comply with such laws. See "Description of the Agreements -- Realization Upon Defaulted Whole Loans".

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

   Certain of the Mortgage Loans may contain due-on-sale and due-on-encumbrance clauses. These clauses generally provide that the lender may accelerate the maturity of the loan if the mortgagor sells or otherwise transfers or encumbers the mortgaged property. Certain of these clauses may provide that, upon an attempted breach thereof by the mortgagor of an otherwise non-recourse loan, the mortgager becomes personally liable for the mortgage debt. The enforceability of due-on-sale clauses has been the subject of legislation or litigation in many states and, in some cases, the enforceability of these clauses was limited or denied. However, with respect to certain loans the Garn-St Germain Depository Institutions Act of 1982 preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms subject to certain limited exceptions. Unless otherwise provided in the related Prospectus Supplement, a Master Servicer, on behalf of the Trust Fund, will determine whether to exercise any right the Trustee may have as mortgagee to accelerate payment of any such Mortgage Loan or to withhold its consent to any transfer or further encumbrance in accordance with the general servicing standard described herein under "Description of the Agreements -- Collection and Other Servicing Procedures".

ACCELERATION ON DEFAULT

   Some of the Mortgage Loans included in a Trust Fund will include a "debt-acceleration" clause, which permits the lender to accelerate the full debt upon a monetary or nonmonetary default of the borrower. The courts of all states will enforce clauses providing for acceleration in the event of a material payment default after giving effect to any appropriate notices. The equity courts of any state, however, may refuse to foreclose a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the acceleration unconscionable. Furthermore, in some states, the borrower may avoid foreclosure and reinstate an accelerated loan by paying only the defaulted amounts and the costs and attorneys' fees incurred by the lender in collecting such defaulted payments.

   State courts also are known to apply various legal and equitable principles to avoid enforcement of the forfeiture provisions of Installment Contracts. For example, a lender's practice of accepting late payments from the borrower may be deemed a waiver of the forfeiture clause. State courts also may impose equitable grace periods for payment of arrearages or otherwise permit reinstatement of the contract following a default. Not infrequently, if a borrower under an Installment Contract has significant equity in the property, equitable principles will be applied to reform or reinstate the contract or to permit the borrower to share the proceeds upon a foreclosure sale of the property if the sale price exceeds the debt.

DEFAULT INTEREST, PREPAYMENT CHARGES AND PREPAYMENTS

   Forms of notes and mortgages used by lenders may contain provisions obligating the mortgagor to pay a late charge or additional interest if payments are not timely made, and in some circumstances may provide for prepayment fees or yield maintenance penalties if the obligation is paid prior to maturity or prohibit such prepayment for a specified period. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a mortgagor

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
for delinquent payments. Certain states also limit the amounts that a lender may collect from a mortgagor as an additional charge if the loan is prepaid. The enforceability under the laws of a number of states of provisions providing for prepayment fees or penalties upon, or prohibition of, an involuntary prepayment is unclear, and no assurance can be given that, at the time a Prepayment Premium is required to be made on a Mortgage Loan in connection with an involuntary prepayment, the obligation to make such payment, or the provisions of any such prohibition, will be enforceable under applicable state law. The absence of a restraint on prepayment, particularly with respect to Mortgage Loans having higher Mortgage Rates, may increase the likelihood of refinancing or other early retirements of the Mortgage Loans.

APPLICABILITY OF USURY LAWS

   State and federal usury laws limit the interest that lenders are entitled to receive on a mortgage loan. In determining whether a given transaction is usurious, courts may include charges in the form of "points" and "fees" as "interest", but may exclude payments in the form of "reimbursement of foreclosure expenses" or other charges found to be distinct from "interest". If, however, the amount charged for the use of the money loaned is found to exceed a statutorily established maximum rate, the form employed and the degree of overcharge are both immaterial. Statutes differ in their provision as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest above the applicable limit or imposes a specified penalty. Under this statutory scheme, the borrower may have the recorded mortgage or deed of trust cancelled upon paying its debt with lawful interest, or the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to have the recorded mortgage or deed of trust cancelled without any payment and prohibiting the lender from foreclosing. Under the Agreement, a representation and warranty will be made (or the benefit of such a representation and warranty assigned to the Trust Fund) to the effect that the Mortgage Loans included in a given Trust Fund complied at origination with applicable laws, including usury laws.

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ("Title V"), provides that state usury limitations shall not apply to certain types of residential (including multifamily but not other commercial) first mortgage loans originated by certain lenders after March 31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

   The Depositor has been advised by counsel that a court interpreting Title V would hold that first mortgage loans secured by primarily residential properties that are originated on or after January 1, 1980 are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of such mortgage loans, any such limitation under such state's usury law would not apply to such mortgage loans.

ALTERNATIVE MORTGAGE INSTRUMENTS

   Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions. Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act ("Title VIII"). Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the "NCUA") with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions. Certain states have taken such action.

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SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

   Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), a mortgagor who enters military service after the origination of such mortgagor's Mortgage Loan (including a mortgagor who was in reserve status and is called to active duty after origination of the Mortgage Loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service (including reservists who are called to active duty) after origination of the related Mortgage Loan, no information can be provided as to the number of loans that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the Mortgage Loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of Certificates and would not be covered by advances or any form of Credit Support (if any) provided in connection with such Certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected Mortgage Loan during the mortgagor's period of active duty status, and, under certain circumstances, during an additional three month period thereafter. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned thereby.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

   Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations ("RICO") statute can be seized by the government if the property was used in, or purchased with the proceeds of, such crimes. Under procedures contained in the Comprehensive Crime Control Act of 1984 (the "Crime Control Act"), the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

   A lender may avoid forfeiture of its interest in the property if it establishes that: (i) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (ii) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

CERTAIN LAWS AND REGULATIONS

   The Mortgaged Properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a Mortgaged Property which could, together with the possibility of limited alternative uses for a particular Mortgaged Property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related Mortgage Loan.

TYPE OF MORTGAGED PROPERTY

   The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of such properties.

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AMERICANS WITH DISABILITIES ACT

   Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

                       FEDERAL INCOME TAX CONSEQUENCES

   The following is a general discussion of the anticipated material U.S. federal income tax consequences of the purchase, ownership and disposition of Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury") on December 23, 1992. Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of Certificates.

   For purposes of this discussion, where the applicable Prospectus Supplement provides for a fixed retained yield with respect to the Mortgage Assets underlying a series of Certificates, references to the Mortgage will be deemed to refer to that portion of the Mortgage Assets held by the Trust Fund which does not include the Retained Interest. References to a "holder" or "Certificateholder" in this discussion generally mean the beneficial owner of a Certificate.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

 GENERAL

   With respect to a particular series of Certificates, an election may be made to treat the Trust Fund or one or more segregated pools of assets therein as one or more REMICs within the meaning of Code Section 860D. A Trust Fund or a portion thereof as to which a REMIC election will be made will be referred to as a "REMIC Pool". For purposes of this discussion, Certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more Classes of "Regular Certificates" and one Class of "Residual Certificates" in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft, counsel to the Depositor, has advised the Depositor that in the firm's opinion, assuming (i) the making of such an election, (ii) compliance with the Agreement and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC. In such case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The Prospectus Supplement for each series of Certificates will indicate whether one or more REMIC elections with respect to the related Trust Fund will be made, in which event references to "REMIC" or "REMIC Pool" herein shall be deemed to refer to each such REMIC Pool. If so specified in the applicable Prospectus Supplement, the portion of a Trust Fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made". For purposes of this discussion, unless otherwise specified, the term "Mortgage Loans" will be used to refer to Mortgage Loans, MBS and Installment Contracts.

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 STATUS OF REMIC CERTIFICATES

   REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi) but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A), and interest on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(A), payments of principal and interest on the Mortgage Loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. In addition, if the assets of the REMIC include Buy-Down Mortgage Loans, it is possible that the percentage of such assets constituting "loans . . . secured by an interest in real property" for purposes of Code Section 7701(a)(19)(C)(v) may be required to be reduced by the amount of the related Buy-Down Funds. Mortgage Loans wil not qualify for the foregoing treatments to the extent they have been defeased with Treasury obligations. Mortgage Loans will not qualify for the foregoing treatments to the extent they have been defeased with Treasury obligations. REMIC Certificates held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code
Section 582(c)(1). The Small Business Job Protection Act of 1996 (the "SBJPA of 1996") repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of "qualifying real property loans" in former Code Section 593(d) for taxable years beginning after December 31, 1995. The requirement in the SBJPA of 1996 that such institutions must "recapture" a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in "residential loans" under Code Section 7701(a)(19)(C)(v), but only if such loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the Mortgage Loans of any Series meeting this requirement, and no representation is made in this regard.

 QUALIFICATION AS A REMIC

   In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments". The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. See "Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates -- Disqualified Organizations".

   A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include whole mortgage loans, such as the Mortgage Loans, certificates of beneficial interest in a grantor trust that holds mortgage loans, such as the Mortgage Certificates, regular interests in another REMIC, such as Mortgage Certificates in a trust as to which a REMIC election has been made, loans secured by timeshare interests and loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general, (i) the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related Mortgage Loan or mortgage loan underlying the Mortgage Certificate either at origination or as of the Startup Day (an

                                      59
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original loan-to-value ratio of not more than 125% with respect to the real property security) or (ii) substantially all the proceeds of the Mortgage Loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the Mortgage Loan or underlying mortgage loan. If the Mortgage Loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in clause (i) of the preceding sentence as of the date of the last such modification). A qualified mortgage includes a qualified replacement mortgage, which is any property that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (i) in exchange for any qualified mortgage within a three-month period thereafter or (ii) in exchange for a "defective obligation" within a two-year period thereafter. A "defective obligation" includes (i) a mortgage in default or as to which default is reasonably foreseeable, (ii) a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,
(iii) a mortgage that was fraudulently procured by the mortgagor, and (iv) a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery). A Mortgage Loan that is "defective" as described in clause (iv) that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

   The REMIC Regulations provide that obligations secured by interests in manufactured housing which qualify as "single family residences" within the meaning of Code Section 25(e)(10) may be treated as "qualified mortgages" of a REMIC. Under Code Section 25(e)(10), the term 'single family residence" includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location. With respect to each series with respect to which Contracts are included in a REMIC Pool, the Depositor will represent and warrant that each of the manufactured homes securing the Contracts meets this definition of "single family residence".

   Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the Mortgage Loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage and generally not held beyond the close of the third calendar year following the year in which the Trust acquired such property, with extensions granted by the Internal Revenue Service (the "Service").

   In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (i) one or more classes of regular interests or (ii) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates with respect to that series will constitute a single class of residual interests on which distributions are made pro rata.

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   If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.

TAXATION OF REGULAR CERTIFICATES

 GENERAL

   In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto. Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

 ORIGINAL ISSUE DISCOUNT

   Accrual Certificates will be, and other Classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code
Section 1273(a). Holders of any Class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on Treasury regulations under Code Sections 1271-1275 (the "OID Regulations") and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the Service will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the Service to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

   Each Regular Certificate (except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates")) will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price". The issue price of a Class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that Class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a Class as to which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that Class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first Distribution Date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute "qualified stated interest". Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any Class of Regular Certificates will be

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treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable Prospectus Supplement, because the underlying Mortgage Loans provide for remedies in the event of default it is anticipated that the Trustee will treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the Depositor intends to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount (a so-called "super-premium" class) as having no qualified stated interest. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is shorter than the interval between subsequent Distribution Dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

   Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the Mortgage Loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "Election to Treat All Interest Under the Constant Yield Method".

   A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The Depositor will treat the monthly period ending on the day before each Distribution Date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related Distribution Date on the Regular Certificate. The Conference Committee Report to the 1986 Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of (i) the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over (ii) the adjusted issue price of the Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence is calculated based on
(i) the yield to maturity of the Regular Certificate at the issue date, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period and (iii) the Prepayment Assumption. For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

   Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the Mortgage Loans that exceed the Prepayment Assumption, and generally will decrease (but not

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
below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the Mortgage Loans with respect to a Series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain Classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

   In the case of a Random Lot Certificate, the Depositor intends to determine the yield to maturity of such Certificate based upon the anticipated payment characteristics of the Class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire Class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate (or portion of such unpaid principal balance), (a) the remaining unaccrued original issue discount allocable to such Certificate (or to such portion) will accrue at the time of such distribution, and (b) the accrual of original issue discount allocable to each remaining Certificate of such Class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on such Class and the adjusted issue price of such Class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The Depositor believes that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount determined based on the Prepayment Assumption for the Class as a whole. Investors are advised to consult their tax advisors as to this treatment.

 ACQUISITION PREMIUM

   A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading "Election to Treat All Interest Under the Constant Yield Method".

 VARIABLE RATE REGULAR CERTIFICATES

   Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally, (i) the issue price does not exceed the original principal balance by more than a specified amount and (ii) the interest compounds or is payable at least annually at current values of (a) one or more "qualified floating rates", (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate", or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate". A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where such rate is subject to a fixed multiple that is greater than
0.65 but not more than 1.35. Such rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate is any rate (other than a qualified floating rate) that is determined using a single fixed formula and that is based on objective financial or economic information, provided that such information is not (i) within the control of the issuer or a related party or (ii) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified inverse floating rate may nevertheless be an objective rate. A Class of Regular Certificates may be issued under this Prospectus that does not have a variable rate under the foregoing rules, for example, a Class that bears different rates at different times during the period it is outstanding such that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that such a Class may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest rate, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

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
   Under the REMIC Regulations, a Regular Certificate (i) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates, including a rate based on the average cost of funds of one or more financial institutions), or a positive or negative multiple of such a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the Mortgage Loans, including such a rate that is subject to one or more caps or floors, or (ii) bearing one or more such variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable Prospectus Supplement, the Depositor intends to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

   The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "Original Issue Discount" with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant Class. Unless otherwise specified in the applicable Prospectus Supplement, the Depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium Class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

   Although unclear under the OID Regulations, the Depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans or Mortgage Certificates having fixed or adjustable rates, as having qualified stated interest. In the case of adjustable rate Mortgage Loans, the applicable index used to compute interest on the Mortgage Loans in effect on the pricing date (or possibly the issue date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount or ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

 DEFERRED INTEREST

   Under the OID Regulations, all interest on a Regular Certificate as to which there may be Deferred Interest is includible in the stated redemption price at maturity thereof. Accordingly, any Deferred Interest that accrues with respect to a Class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made.

 MARKET DISCOUNT

   A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (i) is exceeded by the then-current principal amount of the Regular Certificate or (ii) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase. Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either (i) on the basis of a constant interest rate or
(ii) in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period. Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than

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
the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which such election may be deemed to be made.

   Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

 PREMIUM

   A Regular Certificate purchased at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a "capital asset" within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. The Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

 ELECTION TO TREAT ALL INTEREST UNDER THE CONSTANT YIELD METHOD

   A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election, (i) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (ii) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes such an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

 SALE OR EXCHANGE OF REGULAR CERTIFICATES

   If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller and by any amortized premium.

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   Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income (i) if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of such transaction, (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or (iii) to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate. In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate (28%) than ordinary income of such taxpayers (39.6%) for property held for more than one year but not more than 18 months, and a still lower maximum rate (20%) for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

 TREATMENT OF LOSSES

   Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the Mortgage Loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the Internal Revenue Service may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code
Section 166.

   To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at such time as the principal balance of any class or subclass of such Regular Certificates is reduced to reflect losses resulting from any liquidated Mortgage Loans. The Service, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect such losses only after all Mortgage Loans remaining in the Trust Fund have been liquidated or such class of Regular Certificates has been otherwise retired. The Service could also assert that losses on the Regular Certificates are deductible based on some other method that may defer such deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the Class. Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders the Service may take the position that losses attributable to accrued original issue discount may only be deducted as capital losses in the case of non-corporate holders who do not hold Regular Certificates in connection with a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

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
TAXATION OF RESIDUAL CERTIFICATES

 TAXATION OF REMIC INCOME

   Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that (i) the limitations on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. The REMIC Pool's gross income, includes interest, original issue discount income and market discount income, if any, on the Mortgage Loans, reduced by amortization of any premium on the Mortgage Loans, plus income from amortization of any issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the Mortgage Loans, other administrative expenses of the REMIC Pool and realized losses on the Mortgage Loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no Certificates of any class of the related series outstanding.

   The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the Mortgage Loans, on the one hand, and the timing of deductions for interest (including original issue discount) or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the Mortgage Loans is acquired by the REMIC Pool at a discount, and one or more of such Mortgage Loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (i) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (ii) the discount on the Mortgage Loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate Mortgage Loans, interest income with respect to any given Mortgage Loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "Limitations on Offset or Exemption of REMIC Income". The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return. In addition, a Residual Certificateholder's taxable income during certain periods may exceed the income reflected by such Residual Certificateholder for such periods in accordance with generally accepted accounting principles. Investors should consult their own accountants concerning the accounting treatment of their investment in Residual Certificates.

 BASIS AND LOSSES

   The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual

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Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

   A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. Such recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described above under "Taxation of REMIC Income", the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

   A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool's basis in its assets. The preamble to the REMIC Regulations states that the Service may provide future guidance on the proper tax treatment of payments made by a transferor of such a residual interest to induce the transferee to acquire the interest, and Residual Certificateholders should consult their own tax advisors in this regard.

   Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the Mortgage Loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See "Treatment of Certain Items of REMIC Income and Expense -- Market Discount" below regarding the basis of Mortgage Loans to the REMIC Pool and "Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

 TREATMENT OF CERTAIN ITEMS OF REMIC INCOME AND EXPENSE

   Although the Depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The Depositor makes no representation as to the specific method that it will use for reporting income with respect to the Mortgage Loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

   Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under "Taxation of Regular Certificates -- Original Issue Discount" and "--Variable Rate Regular Certificates", without regard to the de minimis rule described therein, and "--Premium.".

   Deferred Interest. Any Deferred Interest that accrues with respect to any adjustable rate Mortgage Loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the Deferred Interest that accrues with respect to Regular Certificates as described above under "Taxation of Regular Certificates -- Deferred Interest".

   Market Discount. The REMIC Pool will have market discount income in respect of Mortgage Loans if, in general, the basis of the REMIC Pool allocable to such Mortgage Loans is exceeded by their unpaid principal balances. The REMIC Pool's basis in such Mortgage Loans is generally the fair market value of the Mortgage Loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Closing Date, in the case of a retained Class). In respect of Mortgage Loans that have market discount to which Code Section 1276

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
applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described above under "Taxation of Regular Certificates -- Market Discount".

   Premium. Generally, if the basis of the REMIC Pool in the Mortgage Loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such Mortgage Loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool's basis in Mortgage Loans is the fair market value of the Mortgage Loans, based on the aggregate of the issue prices (or the fair market value of retained Classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under "Taxation of Regular Certificates -- Premium", a REMIC Pool that holds a Mortgage Loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or on Agency Securities, or Private Mortgage-Backed Securities that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the Mortgage Loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the Mortgage Loans are individuals, Code Section 171 will not be available for premium on Mortgage Loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such Mortgage Loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the Service may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

 LIMITATIONS ON OFFSET OR EXEMPTION OF REMIC INCOME

   A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the "excess inclusion", is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes.

   The portion of a Residual Certificateholder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certificateholder's return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder's excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under "Tax-Related Restrictions on Transfer of Residual Certificates -- Foreign Investors"), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See "Taxation of Certain Foreign Investors -- Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons. The SBJPA of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from Residual Certificates that have 'significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to Residual Certificates continuously held by thrift institutions since November 1, 1995.

   In addition, the SBJPA of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Holder. First, alternative minimum taxable income for a Residual Holder is

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
determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Holder's alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions. These rules are effective for taxable years beginning after December 31, 1986, unless a Residual Holder elects to have such rules apply only to taxable years beginning after August 20, 1996.

 TAX-RELATED RESTRICTIONS ON TRANSFER OF RESIDUAL CERTIFICATES

   Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of
(i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

   In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal corporate income tax rate. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder's taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

   For these purposes, (i) "Disqualified Organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section
521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511, and (ii) "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

   The Agreement with respect to a series of Certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (i) the proposed transferee provides to the transferor and the Trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof), and (ii) the transferor provides a statement in writing to the Depositor and the Trustee that it has no actual knowledge that such affidavit is false. Moreover, the Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Agreement required under the Code or applicable Treasury

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regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the Service and to the requesting party within 60 days of the request, and the Depositor or the Trustee may charge a fee for computing and providing such information.

   Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under "Foreign Investors") is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of the transfer, (i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under "Disqualified Organizations". The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Agreement with respect to each series of Certificates will require the transferee of a Residual Certificate to certify to the matters in the preceding sentence as part of the affidavit described above under the heading "Disqualified Organizations". The transferor must have no actual knowledge or reason to know that such statements are false.

   Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a "U.S. Person" (as defined below), unless such transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer,
(i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

   The Prospectus Supplement relating to a series of Certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which such a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust.

 SALE OR EXCHANGE OF A RESIDUAL CERTIFICATE

   Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Certificates -- Basis and Losses") of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that

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
Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder's Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder's Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

   Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code
Section 582(c).

   The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

 MARK TO MARKET REGULATIONS

   Prospective purchasers of the Residual Certificates should also be aware that on December 23, 1996, the Service released final regulations (the "Mark to Market Regulations") under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. For purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

 PROHIBITED TRANSACTIONS

   Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include (i) the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold, (iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation. Notwithstanding (i) and (iv), it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the Certificates is outstanding). The REMIC Regulations indicate that the modification of a Mortgage Loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the Mortgage Loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate Mortgage Loan.

 CONTRIBUTIONS TO THE REMIC POOL AFTER THE STARTUP DAY

   In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool (i) during the three months following the Startup Day, (ii) made to a qualified reserve fund by a Residual Certificateholder, (iii) in the nature of a guarantee,
(iv) made to facilitate a qualified liquidation or clean-up call and (v) as otherwise permitted in Treasury regulations yet to be issued.

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
 NET INCOME FROM FORECLOSURE PROPERTY

   The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property", determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the close of the third calendar year after the year in which the REMIC Pool acquired such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

   It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable Prospectus Supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a Mortgage Loan.

 LIQUIDATION OF THE REMIC POOL

   If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

 ADMINISTRATIVE MATTERS

   The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The Trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the Service of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person", as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed
(i) to the appointment of the tax matters person as provided in the preceding sentence and (ii) to the irrevocable designation of the Master Servicer as agent for performing the functions of the tax matters person.

 LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

   An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In addition, Code
Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $121,200 ($60,600 in the case of a married individual filing a separate return) for 1997 (subject to annual adjustments for inflation) or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the Servicer Fee and all administrative and other expenses relating to the REMIC Pool, any similar fees paid to the issuer or guarantor of the Agency Certificates or the Private Mortgage-Backed Securities or Contracts, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner

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that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single Class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable Prospectus Supplement, all such expenses will be allocable to the Residual Certificates.

TAXATION OF CERTAIN FOREIGN INVESTORS

 REGULAR CERTIFICATES

   Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person (i) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (ii) provides the Trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person and provided further, with respect to interest income from the Regular Certificate (including OID), that such interest is not "contingent". Interest on the Regular Certificates generally will not be considered contingent for this purpose, but the Internal Revenue Service may take the position that any Prepayment Penalties should be treated as such contingent interest. If the conditions described in the second preceding sentence are not met, a 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person. In the latter case, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

 RESIDUAL CERTIFICATES

   The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest", subject to the conditions described in "Regular Certificates" above, but only to the extent that (i) the Mortgage Loans (including mortgage loans underlying MBS) were issued after July 18, 1984 and (ii) the Trust Fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion". See "Taxation of Residual Certificates -- Limitations on Offset or Exemption of REMIC Income". If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "Tax-Related Restrictions on Transfer of Residual Certificates -- Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential". Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

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 BACKUP WITHHOLDING

   Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Regular Certificate, or such Certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the Service or allowed as a credit against the Regular Certificateholder's federal income tax liability.

 REPORTING REQUIREMENTS

   Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the Service and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in Service Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee.

   The Service's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

   Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the Service concerning Code Section 67 expenses (see "Limitations on Deduction of Certain Expenses" above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the Service concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described above under "Status of REMIC Certificates".

               FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES
                     AS TO WHICH NO REMIC ELECTION IS MADE

STANDARD CERTIFICATES

 GENERAL

   In the event that no election is made to treat a Trust Fund (or a segregated pool of assets therein) with respect to a series of Certificates that are not designated as "Stripped Certificates", as described below, as a REMIC (Certificates of such a series hereinafter referred to as "Standard Certificates"), the Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the Mortgage Loans underlying the Standard Certificates, the holder of each such Standard Certificate (a "Standard Certificateholder") in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the Trust Fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the Mortgage Loans, subject to the discussion below under "Recharacterization of Servicing Fees". Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans represented by its Standard Certificate, including interest at the coupon rate on such Mortgage Loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the Master Servicer, in accordance with such Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the Servicing Fee and all

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administrative and other expenses of the Trust Fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that Trust Fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for the Servicing Fee and all such administrative and other expenses of the Trust Fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over $121,200 ($60,600 in the case of a married individual filing a separate return) for 1997 (subject to annual adjustments for inflation), or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the Mortgage Loans underlying a series of Standard Certificates or where the Servicing Fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described below under "Stripped Certificates" and "Recharacterization of Servicing Fees", respectively.

 TAX STATUS

   Standard Certificates will have the following status for federal income tax purposes:

     1. A Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the Mortgage Loans represented by that Standard Certificate is of the type described in such section of the Code.

     2. A Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
    Section 856(c)(5)(A) to the extent that the assets of the related Trust Fund consist of qualified assets, and interest income on such assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

     3. A Standard Certificate owned by a REMIC will be considered to represent an "obligation . . . which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related Trust Fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

 PREMIUM AND DISCOUNT

   Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

   Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Premium".

   Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those Mortgage Loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the Mortgage Loans.

   Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of

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such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such Mortgage Loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such Mortgage Loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such Mortgage Loans (i.e., points) will be includible by such holder.

   Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the Mortgage Loans will be determined and will be reported as ordinary income generally in the manner described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Market Discount", except that the ratable accrual methods described therein will not apply. Rather, the holder will accrue market discount pro rata over the life of the Mortgage Loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable Prospectus Supplement, no prepayment assumption will be assumed for purposes of such accrual.

 RECHARACTERIZATION OF SERVICING FEES

   If the Servicing Fee paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to Certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the Mortgage Loans would be increased. Service guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the Mortgage Loans to be treated under the "stripped bond" rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

   Accordingly, if the Service's approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the Mortgage Loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such Mortgage Loans as "stripped coupons" and "stripped bonds". Subject to the de minimis rule discussed below under "--Stripped Certificates", each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the Mortgage Loans the ownership of which is attributed to the Master Servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

 SALE OR EXCHANGE OF STANDARD CERTIFICATES

   Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Mortgage Loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any Mortgage Loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (i) if a Standard Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have

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accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate (28%) than ordinary income of such taxpayers (39.6%) for the property held for more than one year but not more than 18 months, and a still lower maximum rate (20%) for property held for more than 18 months. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

STRIPPED CERTIFICATES

 GENERAL

   Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, Certificates that are subject to those rules will be referred to as "Stripped Certificates".

   The Certificates will be subject to those rules if (i) the Depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the Mortgage Loans, (ii) the Master Servicer is treated as having an ownership interest in the Mortgage Loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the Mortgage Loans (see "Standard Certificates -- Recharacterization of Servicing Fees" above) and
(iii) Certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the Mortgage Loans.

   In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each Mortgage Loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each Mortgage Loan, including the Stripped Certificate's allocable share of the servicing fees paid to the Master Servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under "Standard Certificates -- Recharacterization of Servicing Fees". Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under "Standard Certificates -- General", subject to the limitation described therein.

   Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a Mortgage Pool containing variable-rate Mortgage Loans, the Depositor has been advised by counsel that (i) the Trust Fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (ii) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under "Taxation of Stripped Certificates -- Possible Alternative Characterizations," the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The Agreement requires that the Trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

   Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis

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original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations. Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (i) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (ii) no more than 100 basis points in excess of reasonable servicing is stripped off the related Mortgage Loans. Any such market discount would be reportable as described under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates --Market Discount," without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

 STATUS OF STRIPPED CERTIFICATES

   No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the Mortgage Loans. Although the issue is not free from doubt, counsel has advised the Depositor that Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(A), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. The application of such Code provisions to Buy-Down Mortgage Loans is uncertain. See "Standard Certificates -- Tax Status" above.

 TAXATION OF STRIPPED CERTIFICATES

   Original Issue Discount. Except as described above under "General", each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Original Issue Discount" and "--Variable Rate Regular Certificates". However, with the apparent exception of a Stripped Certificate issued with de minimis original issue discount as described above under "General", the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

   If the Mortgage Loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each Mortgage Loan represented by such Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain (assuming no further prepayments) that the holder will not recover a portion of its adjusted basis in such Stripped Certificate to recognize an ordinary loss equal to such portion of unrecoverable basis.

   As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the Mortgage Loans are prepaid could lead to the interpretation that such interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

   Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in such Stripped Certificate, as described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Regular Certificates -- Sale or Exchange of Regular Certificates". To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates, such subsequent purchaser will be required for federal income tax purposes to accrue and report such excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

   Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

   Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of (i) one installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to principal on each Mortgage Loan and a second installment obligation consisting of such Stripped Certificate's pro rata share of the payments attributable to interest on each Mortgage Loan, (ii) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Mortgage Loan or (iii) a separate installment obligation for each Mortgage Loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each Mortgage Loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such Mortgage Loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

   Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

 REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

   The Trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the Trustee deems to be necessary or desirable to enable such Certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on Certificates held by persons other than Certificateholders exempted from the reporting requirements. The amounts required to be reported by the Trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a Certificateholder, other than an original Certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable Prospectus Supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The Trustee will also file such original issue discount information with the Service. If a Certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a Certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 31% backup withholding may be required in respect of any reportable payments, as described above under "Federal Income Tax Consequences for REMIC Certificates -- Backup Withholding".

 TAXATION OF CERTAIN FOREIGN INVESTORS

   To the extent that a Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on original issue discount recognized by the Standard Certificateholder or Stripped Certificateholders on the sale or exchange of such a Certificate also will be subject to federal income tax at the same rate.

   Treasury regulations provide that interest or original issue discount paid by the Trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in Mortgage Loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under "Federal Income Tax Consequences for REMIC Certificates -- Taxation of Certain Foreign Investors -- Regular Certificates".

                             ERISA CONSIDERATIONS

GENERAL

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts, Keogh plans, collective investment funds, insurance company separate accounts, and some insurance company general accounts in which such plans, accounts or arrangements are invested or other persons acting on behalf of any such plan, account or arrangement or using the assets of any such plan, account or arrangement, which are subject to ERISA and Section 4975 of the Code (all of which are hereinafter referred to for purposes of this discussion as "Plans") and on persons who are fiduciaries with respect to such Plans. The following is a general discussion of such requirements, and certain applicable exceptions to and administrative exemptions from such requirements.

   Before purchasing any Offered Certificates, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to such purchase under the requirements of ERISA, Section 4975 of the Code or other applicable similar law whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth therein would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable Prospectus Supplement relating to such Series of Certificates.

CERTAIN REQUIREMENTS UNDER ERISA

 GENERAL

   In accordance with ERISA's general fiduciary standards, before investing in a Certificate a Plan fiduciary should determine whether to do so is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. A Plan fiduciary should especially consider the ERISA requirement of investment prudence and the sensitivity of the return on the Certificates to the rate of principal repayments (including voluntary prepayments by the mortgagors and involuntary liquidations) on the Mortgage Loans, as discussed in "Yield Considerations" herein.

 PARTIES IN INTEREST/DISQUALIFIED PERSONS

   Other provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code, including, in both cases, Plan fiduciaries). The Depositor, Master Servicer or the Trustee or certain affiliates thereof, might be considered or might become "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition or holding of Certificates by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an administrative exemption described below or some other exemption is available. Special caution should be exercised before the assets of a Plan are used to purchase a Certificate if, with respect to such assets, the Depositor, the Master Servicer or the Trustee or an affiliate thereof, either: (a) has investment discretion with respect to the investment of such assets of such Plan; or (b) has authority or responsibility to give, or regularly gives investment advice with respect to such assets for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such assets and that such advice will be based on the particular investment needs of the Plan.

 DELEGATION OF FIDUCIARY DUTY

   Further, if the assets included in a Trust Fund were deemed to constitute Plan assets, it is possible that a Plan's investment in the Certificates might be deemed to constitute a delegation, under ERISA, of the duty to manage Plan assets by the fiduciary deciding to invest in the Certificates, and certain transactions involved in the operation of the Trust Fund might be deemed to constitute prohibited transactions under ERISA and the Code. Neither ERISA nor the Code define the term "plan assets."

   The U.S. Department of Labor (the "Department") has published final regulations (the "Regulations") concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity (such as a Trust Fund) for purposes of the reporting and disclosure and general fiduciary responsibility provisions of ERISA, as well as for the prohibited transaction provisions of ERISA and the Code, if the Plan acquires an "equity interest" (such as a Certificate) in such an entity.

   Certain exceptions are provided in the Regulations whereby an investing Plan's assets would be deemed merely to include its interest in the Certificates instead of being deemed to include an interest in the assets of a Trust Fund. However, the Depositor cannot predict in advance, nor can there be any continuing assurance, whether such exceptions may be met, because of the factual nature of certain of the rules set forth in the Regulations. For example, one of the exceptions in the Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of all classes of equity interests are held by "benefit plan investors," which are defined as Plans, IRAs, and employee benefit plans not subject to ERISA (for example, governmental plans). However, this exception is tested immediately after each acquisition of an equity interest in the entity whether upon initial issuance or in the secondary market.

ADMINISTRATIVE EXEMPTIONS

   Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which such underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If such an exemption might be applicable to a Series of Certificates, the related Prospectus Supplement will refer to such possibility, as well as provide a summary of the conditions to the applicability.

GOVERNMENTAL PLANS

   A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such a governmental plan may be subject to a federal, state, or local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975 ("Similar Law"). A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under Similar Law.

UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

   The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code
Section 501(a), including most varieties of plans subject to ERISA, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Federal Income Tax Consequences -- Federal Income Tax Consequences for REMIC Certificates -- Taxation of Residual Certificates -- Tax-Related Restrictions on Transfer of Residual Certificates -- Disqualified Organizations."

   Due to the complexity of the rules under ERISA and Code Section 4975 and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries consult with their counsel regarding the consequences under ERISA and Code
Section 4975 of their acquisition and ownership of Certificates.

   The sale of Certificates to an employee benefit plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.

                               LEGAL INVESTMENT

   The Prospectus Supplement for each Series of Certificates will specify which, if any, of the Classes of Certificates offered thereby will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). The appropriate characterization of those Certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such Certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

   Classes of Certificates that (i) are rated in one of the two highest rating categories by one or more Rating Agencies and (ii) are part of a Series evidencing interests in a Trust Fund consisting of loans originated by certain types of Originators as specified in SMMEA, will be "mortgage related securities" for purposes of SMMEA. As "mortgage related securities," such Classes will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, Certificates satisfying the rating and qualified Originator requirements for "mortgage related securities," but evidencing interests in a Trust Fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in such types of Certificates. Accordingly, the investors affected by any such state legislation, when and if enacted, will be authorized to invest in Certificates qualifying as "mortgage related securities" only to the extent provided in such legislation.

   SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in such securities, and national banks may purchase such securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5), certain "Type IV securities," defined in 12 C.F.R.
Section 1.2(l) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any Class of Certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. Federal credit unions should review National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, codified as 12 C.F.R. Section
Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain Series, Classes or subclasses of Certificates), except under limited circumstances. Effective January 1, 1998, the NCUA has amended its rules governing investments by federal credit unions at 12 C.F.R. Part 703; the revised rules will permit investments in "mortgage related securities" under certain limited circumstances, but will prohibit investments in stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the "investment pilot program" described in 12 C.F.R. Section 703.140.

   All depository institutions considering an investment in the Certificates should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992, as revised April 15, 1994 (the "Policy Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the OCC and the Office of Thrift

Supervision, and by the NCUA (with certain modifications), prohibits depository institutions from investing in certain "high-risk mortgage securities" (including securities such as certain Series, Classes or subclasses of the Certificates), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

   Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Certificates, as certain Series, Classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

   The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any Certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

   Except as to the status of certain Classes of Certificates as "mortgage related securities," no representation is made as to the proper characterization of the Certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Certificates) may adversely affect the liquidity of the Certificates.

   Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to such investor.

                            METHOD OF DISTRIBUTION

   The Certificates offered hereby and by the Prospectus Supplement will be offered in Series through one or more of the various methods described below. The Prospectus Supplement for each Series of Certificates will describe the method of offering being utilized for that Series, the public offering or purchase price of the Certificates and the net proceeds to the Depositor from such sale. If so specified in the Prospectus Supplement, one or more Classes of Certificates may be offered for sale only outside of the United States and only to non-U.S. persons and foreign branches of U.S. banks (or in such other manner and to such other persons as may be specified therein) and will not be offered hereby.

   The Certificates will be offered through the following methods from time to time and offerings may be made concurrently through more than one of these methods or an offering of a particular Series of Certificates may be made through any combination of these methods:

     1. Negotiated firm commitment underwriting and public reoffering by underwriters;

     2. Placements by the Depositor to institutional investors through affiliated or unaffiliated dealers or agents; and

     3. Direct placements by the Depositor to institutional investors.

   If underwriters are used in a sale of any Certificates, such Certificates will be acquired by the underwriters for their own account and may be resold. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Nomura Securities International, Inc. ("Nomura") acting as underwriter with other underwriters, if any, named therein. Asset Securitization Corporation, the Depositor, is a wholly-owned subsidiary of Nomura Asset Capital Corporation ("Nomura Capital"). Nomura and Nomura Capital are both wholly-owned subsidiaries of Nomura Holding America Inc. See "The Depositor" herein.

   In connection with the sale of the Certificates, underwriters, dealers or placement agents may receive compensation from the Depositor or from purchasers of the Certificates in the form of discounts, concessions or commissions. Underwriters, agents and dealers participating in the distributions of the Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from the Depositor and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "1933 Act").

   Any sales by the Depositor directly to investors, whether using an affiliated or other placement agent or otherwise, may be made from time to time in one or more transactions, including negotiated transactions, at a fixed offering price or at varying prices to be determined at the time of sale or the time of commitment therefor. The Prospectus Supplement with respect to any Series of Certificates offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and dealers or purchasers of the Certificates for such Series.

   The underwriting agreement pertaining to a sale of a series of Certificates will provide that the obligations of Nomura and any underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such Certificates if any are purchased, and that the Depositor will indemnify Nomura and any underwriters against certain civil liabilities, including liabilities under the 1933 Act, or will contribute to payments Nomura and any underwriters may be required to make in respect thereof.

   In the ordinary course of business, Nomura and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's mortgage loans pending the sale of such mortgage loans or interests therein, including the Certificates.

   Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

   If and to the extent required by applicable law or regulation, this Prospectus will be used by Nomura in connection with offers and sales related to market-making transactions in Certificates previously offered hereunder in transactions in which Nomura acts as principal. Nomura may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                                 LEGAL MATTERS

   The legality of the Certificates of each Series, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Cadwalader, Wickersham & Taft, New York, New York.

                             FINANCIAL INFORMATION

   A new Trust Fund will be formed with respect to each series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                    RATING

   It is a condition to the issuance of any class of Offered Certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest categories, by a Rating Agency.

   Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

   A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                        INDEX OF PRINCIPAL DEFINITIONS

                                         PAGE(S) ON WHICH
                                         TERMS IS DEFINED
TERM                                    IN THE PROSPECTUS
------------------------------------  ---------------------
1933 Act                                      85
1986 Act                                      61
Accrual Certificates                          10
Accrued Certificate Interest                  29
ADA                                           58
ARM Loans                                     20
Bankruptcy Code                               52
BIF                                           35
Book-Entry Certificates                       27
Cash Flow Agreement                        9, 22
Cede                                       2, 32
CERCLA                                        16
Certificate Balance                           10
Certificateholders                             2
Certificates                                   8
Code                                      12, 58
Collection Account                         9, 22
Collection Period                             28
Commercial Loans                              18
Commercial Properties                      8, 18
Commission                                     2
Cooperatives                                  18
Covered Trust                                 16
CPR                                           24
Credit Support                          1, 9, 22
Crime Control Act                             57
Cut-off Date                                  11
Debt Service Coverage Ratio                   18
Definitive Certificates                   27, 33
Department                                    82
Determination Date                            28
Disqualified Organization                 70, 83
Distribution Date                             10
DTC                                        2, 32
Equity Participations                         21
ERISA                                     12, 82
Exchange Act                                   3
FDIC                                          35
FHA                                           20
Foreign Investors                             71
HUD                                           20
Indirect Participants                         32
Installment Contracts                          8
Insurance Proceeds                            36
L/C Bank                                      45
Liquidation Proceeds                          36
Loan-to-Value Ratio                           19

                                      87

                                         PAGE(S) ON WHICH
                                         TERMS IS DEFINED
TERM                                    IN THE PROSPECTUS
------------------------------------  ---------------------
Lock-out Date                                 21
Lock-out Period                               21
Master Servicer                                8
MBS                                     1, 8, 18
MBS Agreement                                 21
MBS Issuer                                    21
MBS Servicer                                  21
MBS Trustee                                   21
Mortgage Asset Seller                         18
Mortgage Assets                            1, 18
Mortgage Loans                          1, 8, 18
Mortgage Rate                              9, 21
Mortgaged Properties                           8
Mortgages                                     18
Multifamily Loans                             18
Multifamily Properties                     8, 18
NCUA                                          56
Net Leases                                    19
Net Operating Income                          18
Nomura                                        85
Nomura Capital                                85
Nonrecoverable Advance                        30
Non-SMMEA Certificates                        83
Offered Certificates                           1
OID Regulations                               61
Originator                                    18
Participants                                  32
Pass-Through Entity                           70
Pass-Through Rate                             10
Permitted Investments                         35
Plans                                         82
Policy Statement                              84
Prepayment Assumption                         62
Prepayment Premium                            21
Random Lot Certificates                       61
Rating Agency                                 12
Record Date                                   28
Regular Certificateholder                     61
Regular Certificates                      58, 74
Regulations                                   82
Related Proceeds                              30
Relief Act                                    57
REMIC                                         12
REMIC Certificates                            58
REMIC Pool                                    58
REMIC Regulations                             58
REO Account                                   36
Residual Certificateholders                   67
Residual Certificates                         58

                                      88

                                         PAGE(S) ON WHICH
                                         TERMS IS DEFINED
TERM                                    IN THE PROSPECTUS
------------------------------------  ---------------------
RICO                                           57
SAIF                                           35
Senior Certificates                        10, 26
Service                                        60
Similar Law                                    83
SMMEA                                          83
SPA                                            24
Special Servicer                            8, 37
Standard Certificateholder                     75
Standard Certificates                          75
Stripped Certificateholder                     79
Stripped Certificates                      75, 78
Stripped Interest Certificates                 10
Stripped Principal Certificates                10
Subordinate Certificates                   10, 26
Sub-Servicer                                   37
Sub-Servicing Agreement                        37
Title V                                        56
Title VIII                                     56
Treasury                                       58
Trust Assets                                    2
Trust Fund                                      1
Trustee                                         8
UCC                                            47
U.S. Person                                    71
Value                                          19
Voting Rights                                  17
Warranting Party                               34

   NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES OFFERED HEREBY NOR AN OFFER OF SUCH SECURITIES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH AN OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS ARE REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.

                              TABLE OF CONTENTS
                            PROSPECTUS SUPPLEMENT

                                                   PAGE
                                                ---------
Executive Summary .............................     S-4
Summary of Prospectus Supplement ..............    S-15
Risk Factors and Other Special Considerations      S-34
Description of the Mortgage Pool ..............    S-55
Description of the Offered Certificates  ......    S-88
Prepayment and Yield Considerations ...........   S-109
The Pooling and Servicing Agreement ...........   S-119
Use of Proceeds ...............................   S-149
Certain Federal Income Tax Consequences  ......   S-150
ERISA Considerations ..........................   S-151
Legal Investment ..............................   S-154
Method of Distribution ........................   S-154
Legal Matters .................................   S-155
Rating ........................................   S-155
Characteristics of Mortgage Loans in Pool  ....     A-1
Characteristics or Mortgaged Properties in
 Pool..........................................     B-1
Global Clearance, Settlement and Tax
 Documentation Procedures .....................     C-1
Schedule of Weighted Average Net Mortgage
 Pass-Through Rates ...........................     D-1
                        PROSPECTUS
Prospectus Supplement .........................       2
Available Information .........................       2
Incorporation of Certain Information by
 Reference ....................................       3
Table of Cotents ..............................       4
Summary of Prospectus .........................       8
Special Considerations ........................      13
Description of the Trust Funds ................      18
Use of Proceeds ...............................      22
Yield Considerations ..........................      23
The Depositor .................................      25
Description of the Certificates ...............      26
Description of the Agreements .................      33
Description of Credit Support .................      44
Certain Legal Aspects of Mortgage Loans  ......      46
Federal Income Tax Consequences ...............      58
ERISA Considerations ..........................      81
Legal Investment ..............................      82
Method of Distribution ........................      84
Legal Matters .................................      85
Financial Information .........................      85
Rating ........................................      85
Index of Principal Definition .................      86

                                $1,610,665,222
                                (APPROXIMATE)

                             ASSET SECURITIZATION
                                 CORPORATION,
                                  DEPOSITOR

                             COMMERCIAL MORTGAGE
                          PASS-THROUGH CERTIFICATES,
                                SERIES 1997-D5


                            [NOMURA CAPITAL LOGO]

                            ---------------------
                            PROSPECTUS SUPPLEMENT
                            ---------------------

                              NOMURA SECURITIES
                             INTERNATIONAL, INC.





                               OCTOBER 24, 1997